   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997
--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Starwood Lodging Trust
                          Starwood Lodging Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            [STARWOOD LODGING LOGO]

                                                               November 12, 1997

Dear Fellow Shareholders:

     You are cordially invited to attend the annual meetings of shareholders of Starwood Lodging Trust (the "Trust") and the stockholders of Starwood Lodging Corporation (the "Corporation" and, together with the Trust, "Starwood Lodging") to be held on Friday, December 12, 1997 at 10:00 a.m. and 10:30 a.m. (local time), respectively, at The Westin Hotel (O'Hare), 6100 North River Road, Rosemont, Illinois (the "Annual Meetings").

     At the Annual Meetings, shareholders will be asked to approve, among other things, the acquisition by Starwood Lodging of Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide") and certain of its affiliates pursuant to a Transaction Agreement which is attached to the accompanying Joint Proxy Statement (the "Acquisition Proposal"). Pursuant to the Acquisition Proposal, among other things, Westin Worldwide will be merged with and into the Trust and in connection with the merger and the other transactions contemplated by the Transaction Agreement, the Trust and the Corporation will be authorized to issue (upon the exchange or conversion of preferred shares and limited partnership interests issued pursuant to the Transaction Agreement) Paired Shares representing, in the aggregate on a fully diluted basis (after giving effect to such issuances), approximately 16.6% of the issued and outstanding Paired Shares on November 3, 1997. Information regarding the Acquisition Proposal and other matters to be considered at the Annual Meetings is set forth in the accompanying Joint Proxy Statement.

     The Board of Trustees of the Trust and the Board of Directors of the Corporation have approved the Acquisition Proposal and recommend that shareholders of the Trust and stockholders of the Corporation vote FOR approval of the Acquisition Proposal. That recommendation is based on a number of factors described in the accompanying Joint Proxy Statement.

     As previously announced, Starwood Lodging and ITT Corporation ("ITT") have entered into an Agreement and Plan of Merger providing for Starwood Lodging to acquire ITT. The ITT acquisition is subject to approval of the shareholders of the Trust, the stockholders of the Corporation and the stockholders of ITT and certain other conditions. Certain information with respect to the ITT acquisition is set forth in the accompanying Joint Current Report on Form 8-K of Starwood Lodging.

     Shareholders of the Trust and stockholders of the Corporation are NOT being asked to vote on the ITT acquisition at the Annual Meetings. It is currently anticipated that special meetings of the shareholders of the Trust and the stockholders of the Corporation will be held in January of 1998 to approve the ITT acquisition. Consummation of the Westin acquisition is NOT contingent on, or subject to the consummation of, the ITT acquisition.

     It is important that your shares be represented and voted at the Annual Meetings. Whether or not you plan to attend, please take a moment to sign, date and promptly mail your proxy in the enclosed prepaid envelope. This will not limit your right to vote in person should you wish to attend the Annual Meetings.

     If you have any questions or need assistance in voting your shares, please call our proxy solicitor, D.F. King & Co., Inc., toll free at (800) 628-8509.

     On behalf of your Board of Trustees and your Board of Directors, thank you for your continued support and interest in Starwood Lodging.

                                         Sincerely,

                                         /s/ BARRY S. STERNLICHT
                                         Barry S. Sternlicht
                                         Chairman and Chief Executive
                                         Officer of the Trust and Chairman of
                                         the Board of Directors of the
                                         Corporation

                             [STARWOOD TRUST LOGO]
                            ------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Starwood Lodging Trust:

     Notice is hereby given that the 1997 Annual Meeting of Shareholders of Starwood Lodging Trust, a Maryland real estate investment trust (the "Trust"), will be held at The Westin Hotel (O'Hare), 6100 North River Road, Rosemont, Illinois, on December 12, 1997 at 10:00 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve the acquisition by the Trust, Starwood Lodging Corporation (the "Corporation") and certain of their affiliates of Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide") and certain of its affiliates pursuant to the Transaction Agreement (the "Transaction Agreement") attached as Exhibit A to the accompanying Joint Proxy Statement, pursuant to which proposal, among other things, (i) Westin Worldwide will be merged with and into the Trust, (ii) the Trust will be authorized to issue (upon the exchange or conversion of preferred shares to be issued by the Trust and limited partnership interests to be issued by SLT Realty Limited Partnership and SLC Operating Limited Partnership upon the terms and subject to the conditions of the Transaction Agreement) shares of beneficial interest of the Trust ("Trust Shares") representing, in the aggregate on a fully diluted basis (after giving effect to such issuances), approximately 16.6% of the issued and outstanding Trust Shares on November 3, 1997 and (iii) the Pairing Agreement between the Trust and the Corporation will be amended to permit the issuance of the preferred shares of the Trust pursuant to the Transaction Agreement.

          2. To consider and vote upon a proposed amendment to the Declaration of Trust of the Trust to change the name of the Trust to "Starwood Hotels & Resorts Trust" and to increase the number of authorized shares of beneficial interest of the Trust.

          3. To elect three Trustees to the Board of Trustees of the Trust.

          4. To consider and vote upon the approval of the amendment and restatement of the 1995 Long-Term Incentive Plan.

          5. To transact such other business as may properly come before the meeting.

     Only holders of record of Trust Shares at the close of business on November 3, 1997 are entitled to receive notice of, and to vote at, the 1997 Annual Meeting or any adjournment or postponement thereof.

     AT THE ANNUAL MEETING, SHAREHOLDERS WILL NOT BE VOTING ON THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER AMONG THE CORPORATION, THE TRUST, CHESS ACQUISITION CORP. AND ITT CORPORATION. CONSUMMATION OF THE MERGER OF WESTIN WORLDWIDE INTO THE TRUST AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE TRANSACTION AGREEMENT ARE NOT CONTINGENT ON, OR SUBJECT TO, THE CLOSING OF THE ITT MERGER.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, AND YOUR PROMPTNESS WILL ASSIST US IN AVOIDING ADDITIONAL SOLICITATION COSTS. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE SIGNED AND RETURNED.

                                     By Order of the Board of Trustees

                                     [Sherwin L. Samuels Signature]
                                     Sherwin L. Samuels
                                     Secretary

November 12, 1997
Phoenix, Arizona

                             [STARWOOD CORP. LOGO]
                           -------------------------

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Starwood Lodging Corporation:

     Notice is hereby given that the 1997 Annual Meeting of Stockholders of Starwood Lodging Corporation, a Maryland corporation (the "Corporation"), will be held at The Westin Hotel (O'Hare), 6100 North River Road, Rosemont, Illinois, on December 12, 1997 at 10:30 a.m., local time, for the following purposes:

          1. To consider and vote upon a proposal to approve the acquisition by the Corporation, Starwood Lodging Trust (the "Trust") and certain of their affiliates of Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide") and certain of its affiliates pursuant to the Transaction Agreement (the "Transaction Agreement") attached as Exhibit A to the accompanying Joint Proxy Statement, pursuant to which proposal, among other things, (i) the Corporation will be authorized to issue (upon the exchange or conversion of preferred shares to be issued by the Trust and limited partnership interests to be issued by SLT Realty Limited Partnership and SLC Operating Limited Partnership upon the terms and subject to the conditions of the Transaction Agreement) shares of common stock of the Corporation ("Corporation Shares") representing, in the aggregate on a fully diluted basis (after giving effect to such issuances), approximately 16.6% of the issued and outstanding Corporation Shares on November 3, 1997 and (ii) the Pairing Agreement between the Trust and the Corporation will be amended to permit the issuance of the preferred shares of the Trust pursuant to the Transaction Agreement.

          2. To consider and vote upon a proposed amendment to the Articles of Incorporation of the Corporation to change the name of the Corporation to "Starwood Hotels & Resorts Worldwide, Inc." and to increase the number of authorized shares of capital stock of the Corporation.

          3. To elect two directors to the Board of Directors of the Corporation.

          4. To consider and vote upon the approval of the amendment and restatement of the 1995 Long-Term Incentive Plan.

          5. To transact such other business as may properly come before the meeting.

     Only holders of record of Corporation Shares at the close of business on November 3, 1997 are entitled to receive notice of, and to vote at, the 1997 Annual Meeting or any adjournment or postponement thereof.

     AT THE ANNUAL MEETING, STOCKHOLDERS WILL NOT BE VOTING ON THE TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER AMONG THE CORPORATION, THE TRUST, CHESS ACQUISITION CORP. AND ITT CORPORATION. CONSUMMATION OF THE MERGER OF WESTIN WORLDWIDE INTO THE TRUST AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE TRANSACTION AGREEMENT ARE NOT CONTINGENT ON, OR SUBJECT TO, THE CLOSING OF THE ITT MERGER.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO READ THE ACCOMPANYING JOINT PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, AND YOUR PROMPTNESS WILL ASSIST US IN AVOIDING ADDITIONAL SOLICITATION COSTS. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE SIGNED AND RETURNED.
                                       By Order of the Board of Directors
                                       [Nir E. Margalit signature]
                                       Nir E. Margalit
                                       Secretary
November 12, 1997
Phoenix, Arizona

STARWOOD LODGING TRUST
2231 E. CAMELBACK ROAD
SUITE 410
PHOENIX, ARIZONA 85016
(602) 852-3900
STARWOOD LODGING CORPORATION
2231 E. CAMELBACK ROAD
SUITE 400
PHOENIX, ARIZONA 85016
(602) 852-3900

                            ------------------------

                             JOINT PROXY STATEMENT
                            ------------------------

                ANNUAL MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS
                        TO BE HELD ON DECEMBER 12, 1997

     This Joint Proxy Statement is being furnished to shareholders of Starwood Lodging Trust, a Maryland real estate investment trust (the "Trust"), and stockholders of Starwood Lodging Corporation, a Maryland corporation (the "Corporation" and, together with the Trust, "Starwood Lodging"), in connection with the solicitation of proxies by the Trust's Board of Trustees (the "Board of Trustees") and the Corporation's Board of Directors (the "Board of Directors" and, together with the Board of Trustees, the "Boards") for use at the Trust's 1997 Annual Meeting of Shareholders and at any and all adjournments or postponements thereof (the "Trust Meeting") and the Corporation's 1997 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the "Corporation Meeting" and, together with the Trust Meeting, the "Annual Meetings"), respectively, to be held on December 12, 1997, at the times and place and for the purposes specified in the accompanying Notices.

     The shares of Beneficial Interest, par value $.01 per share, of the Trust ("Trust Shares") and the shares of Common Stock, par value $.01 per share, of the Corporation ("Corporation Shares") are "paired" pursuant to a Pairing Agreement between the Trust and the Corporation (the "Pairing Agreement") and may be held and transferred only in combined units consisting of one Trust Share and one Corporation Share (a "Paired Share").

     At the Annual Meetings, shareholders of the Trust and stockholders of the Corporation will each be voting on, among other things, a proposal to approve the acquisition by the Trust, the Corporation and certain of their affiliates of Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide") and certain of its affiliates pursuant to the Transaction Agreement (the "Transaction Agreement") attached as Exhibit A to this Joint Proxy Statement. Pursuant to the Acquisition Proposal, among other things, (i) Westin Worldwide will be merged with and into the Trust, (ii) the Trust will be authorized to issue (upon the exchange or conversion of preferred shares to be issued by the Trust and limited partnership interests to be issued by SLT Realty Limited Partnership and SLC Operating Limited Partnership upon the terms and subject to the conditions of the Transaction Agreement) Trust Shares representing, in the aggregate on a fully diluted basis (after giving effect to such issuances), approximately 16.6% of the issued and outstanding Trust Shares on November 3, 1997, (iii) the Corporation will be authorized to issue (upon the exchange or conversion of such preferred shares and limited partnership interests) Corporation Shares representing, in the aggregate on a fully diluted basis (after giving effect to such issuances), approximately 16.6% of the issued and outstanding Corporation Shares on November 3, 1997 and (iv) the Pairing Agreement will be amended to permit the issuance of the preferred shares of the Trust pursuant to the Transaction Agreement.

     This Joint Proxy Statement and the related form of proxy are first being mailed to shareholders of the Trust and stockholders of the Corporation on or about November 12, 1997.

          THE DATE OF THIS JOINT PROXY STATEMENT IS NOVEMBER 12, 1997.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................    4
Recent Developments.........................................   13
Introduction and Voting Rights..............................   14
The Acquisition Proposal....................................   17
Certain Federal Income Tax Consequences.....................   67
Certain Information Concerning Westin.......................   80
Management's Discussion and Analysis of Results of
  Operations and Financial Condition
  of Westin.................................................  104
Amendments to Declaration of Trust of the Trust and Articles
  of Incorporation of the Corporation.......................  109
Election of Trustees of the Trust...........................  113
Election of Directors of the Corporation....................  117
Amendment and Restatement of the Long-Term Incentive
  Plans.....................................................  121
Security Ownership of Certain Beneficial Owners and
  Management................................................  127
Executive Compensation......................................  130
Option/SAR Grants in Last Fiscal Year.......................  133
Aggregated Option/SAR Exercises in 1996 and December 31,
  1996 Option Values........................................  135
Report on Executive Compensation............................  138
Compensation Committee Interlocks and Insider
  Participation.............................................  140
Shareholder Return Performance..............................  141
Price Ranges of Paired Shares; Distributions................  142
Certain Relationships and Related Transactions..............  143
Shareholder Proposals for Next Annual Meetings..............  144
Independent Public Accountants..............................  145
Incorporation of Certain Documents by Reference.............  145
Index to Financial Statements...............................  F-1
Exhibits:
  Exhibit A -- The Transaction Agreement
  Exhibit B -- Opinion of Morgan Stanley & Co. Incorporated
  Exhibit C -- Starwood Lodging Trust 1995 Long-Term
     Incentive Plan
  Exhibit D -- Starwood Lodging Corporation 1995 Long-Term
     Incentive Plan

     This Joint Proxy Statement contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements appear in a number of places in this Proxy Statement, including, without limitation, under "Summary," "The Transaction," "Certain Information Concerning Westin" and "Management's Discussion and Analysis of Results of Operations and Financial Condition of Westin." Such forward-looking statements include statements regarding the intent, belief or current expectations with respect to the matters discussed in this Proxy Statement. Shareholders are cautioned that any such forward-looking statements involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various uncertainties and other factors, including, without limitation, completion of the transactions described herein and future acquisitions, the availability of capital for acquisitions and for renovations, the ability to maintain existing management, franchise or representation agreements and to obtain new agreements on current terms, competition within the lodging industry, the cyclicality of the real estate business and the hotel business, real estate and economic conditions, the continuing ability of the Trust to qualify as a REIT and other risks described in this Joint Proxy Statement and in the annual, quarterly and current reports of Starwood Lodging incorporated by reference herein.

                                    SUMMARY

     Certain significant matters discussed or incorporated by reference in this Joint Proxy Statement are summarized below. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information appearing or incorporated by reference in this Joint Proxy Statement, including the Exhibits hereto. Shareholders of the Trust and stockholders of the Corporation are urged to review carefully the entire Joint Proxy Statement, including the Exhibits hereto.

                                ANNUAL MEETINGS

DATE, TIME AND PLACE             The Trust Meeting and the Corporation Meeting
                                 are to be held on December 12, 1997 at 10:00, a.m. and 10:30 a.m. (local time), respectively, at The Westin Hotel (O'Hare), 6100 North River
                                 Road, Rosemont, Illinois.

PURPOSES OF THE ANNUAL
MEETINGS The purposes of the Annual Meetings are to consider and vote upon:

                                 1. A proposal (the "Acquisition Proposal") to
                                    approve the acquisition by the Trust, the Corporation and certain of their affiliates of Westin Worldwide and certain of its affiliates pursuant to the Transaction Agreement attached as Exhibit A to this Joint Proxy Statement. Pursuant to the Acquisition Proposal, among other things,
                                    (i) Westin Worldwide will be merged with and into the Trust (the "Merger"), (ii) the Trust will be authorized to issue (upon the exchange or conversion of preferred shares to be issued by the Trust and limited partnership interests to be issued by SLT Realty Limited Partnership (the "Realty Partnership") and SLC Operating Limited Partnership (the "Operating Partnership") upon the terms and subject to the conditions of the Transaction Agreement) Trust Shares representing, in the aggregate on a fully diluted basis (after giving effect to such issuances), approximately 16.6% of the issued and outstanding Trust Shares on November 3, 1997, (iii) the Corporation will be authorized to issue (upon the exchange or conversion of such preferred shares and limited partnership interests) Corporation Shares representing, in the aggregate on a fully diluted basis (after giving effect to such issuances), approximately 16.6% of the issued and outstanding Corporation Shares on November 3, 1997 and (iv) the Pairing Agreement will be amended to permit the issuance of the preferred shares issued by the Trust pursuant to the Transaction Agreement.

                                 2. A proposed amendment (the "Trust Amendment")
                                    of the Declaration of Trust of the Trust to change the name of the Trust to "Starwood Hotels & Resorts Trust" and to increase the number of authorized shares of beneficial interest of the Trust and a proposed amendment (the "Corporation Amendment") to the Articles of Incorporation of the Corporation to change the name of the Corporation to "Starwood Hotels & Resorts Worldwide, Inc." and to increase the number of authorized shares of capital stock of the Corporation.

                                 3. The election of three Trustees to the Board
                                    of Trustees of the Trust and two directors to the Board of Directors of the Corporation.

                                 4. A proposed amendment and restatement (the
                                    "Trust LTIP Amendment and Restatement") of the 1995 Long-Term Incentive Plan of the Trust and a proposed amendment and restatement (the "Corporation LTIP Amendment and Restatement") of the 1995 Long-Term Incentive Plan of the Corporation.

                                 5. Such other business as may properly come
                                    before the Annual Meetings.

RECORD DATE                      Only holders of record of Trust Shares at the
                                 close of business on November 3, 1997 are entitled to notice of and to vote at the Trust
                                 Meeting and only holders of record of
                                 Corporation Shares at the close of business on November 3, 1997 are entitled to notice of and to vote at the Corporation Meeting.

                            THE ACQUISITION PROPOSAL

WESTIN As of November 1, 1997, Westin owns, manages, franchises or represents 108 first class hotel and resort properties worldwide. Westin's primary business strategy is to provide, for its own hotels and to the other owners of Westin's hotel and resort properties, focused, responsive, high quality marketing, reservations, management and, as appropriate, franchise services that are designed to increase the operating revenues and profitability of the properties and to increase hotel and resort customer satisfaction.

                                 Westin was rated the highest among 11 U.S.
                                 upscale hotel chains in the 1997 Frequent Flier Magazine/JD Power and Associates Domestic Hotel Guest Satisfaction Study, which surveyed over 6,000 business travelers in 1996 as to certain aspects of a guest's stay.

                                 Of the 108 Westin properties worldwide, 56 are owned or managed, 36 are franchised and 16 are represented. Of the owned or managed hotels, Westin is the 100% owner of, or has a controlling or significant interest in, 11 properties (six of which are fee simple real property ownership, two of which are the ownership of the hotel subject to a ground lease and three of which are leaseholds) and is a minority owner of five properties. In addition, Westin owns and operates the unbranded Cherry Creek Inn in Denver, Colorado, and owns a 25% interest in an office building in Seattle, Washington, which serves as the corporate headquarters of Westin.

                                 Westin Hotel Company, originally founded as Western Hotels in 1930, became Western International Hotels in 1963 and adopted the Westin name and logo in the late 1970's. It grew from its initial 17 hotels located in the Pacific Northwest to 82 properties when it was acquired by its current ownership in May 1995, and has since grown to its current 108 first class hotel and resort properties throughout the world through a combination of its own hotel development efforts and working with other hotel owners to enable Westin to serve as manager, franchisor or representative. Today,

                                 Westin's hotel and resort properties are located throughout the United States and in Argentina, Brazil, Canada, China, England, France, Germany, Guatemala, Indonesia, Japan, Korea, Malaysia, Mexico, the Netherlands, Panama, the Philippines, Portugal, Singapore, Switzerland and Thailand.

                                 Westin's principal executive offices are located at 2001 Sixth Avenue, Seattle, Washington 98121, and its telephone number is
                                 (206) 443-5000.

THE TRANSACTION AGREEMENT        On September 8, 1997, the Transaction Agreement
                                 was entered into among the Trust, the Realty
                                 Partnership, the Corporation and the Operating
                                 Partnership (the Trust, the Realty Partnership, the Corporation and the Operating Partnership are collectively referred to as the "Starwood
                                 Companies"), WHWE L.L.C. ("WHWE"), Woodstar
                                 Investor Partnership ("Woodstar"), Nomura Asset
                                 Capital Corporation ("Nomura"), Juergen Bartels
                                 ("Bartels" and, together with WHWE, Woodstar and Nomura, the "Members"), Westin Worldwide,
                                 W&S Lauderdale Corp. ("Lauderdale"), W&S
                                 Seattle Corp. ("Seattle"), Westin St. John
                                 Hotel Company, Inc. ("St. John"), W&S Denver
                                 Corp. ("Denver"), W&S Atlanta Corp. ("Atlanta" and, together with Westin Worldwide,
                                 Lauderdale, Seattle, St. John and Denver,
                                 "Westin") and W&S Hotel L.L.C. (the "LLC" and, together with Westin, the "Westin Companies").

                                 The Transaction Agreement provides that Westin Worldwide will be merged into the Trust. In connection with the Merger, all of the issued and outstanding shares of capital stock of Westin Worldwide (other than dissenting shares and shares held by Westin and its subsidiaries or shares held by the Starwood Companies and their subsidiaries) will be converted into an aggregate of 6,285,783 Class A Exchangeable Preferred Shares, par value $.01 per share (the "Class A EPS"), of the Trust and 5,294,783 Class B Exchangeable Preferred Shares, liquidation value $38.50 per share (the "Class B EPS" and, together with the Class A EPS, the "Exchangeable Preferred Shares"), of the Trust and cash in the amount of $177.9 million. The Transaction Agreement provides for an adjustment to the cash consideration paid in connection with the Merger under certain circumstances, including adjustments based on the aggregate indebtedness and working capital of Westin on the closing date and the capital expenditures made by Westin between the date the Transaction Agreement was signed and the closing date. Subject to certain limitations, the Transaction Agreement also permits Westin Worldwide to make a cash dividend to its stockholders in 1997, which dividend Westin Worldwide had determined that it expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement.

                                 The Transaction Agreement also contemplates that the stockholders of Lauderdale, Seattle and Denver will contribute all the outstanding shares of such companies to the Realty Partnership and the Realty Partnership will issue to such stockholders an aggregate of 597,844 units of the Realty Partnership. In addition, in connection with the foregoing share contributions, the Realty Partnership will assume, repay or refinance the indebtedness of Lauderdale, Seattle and Denver and assume up to $147.2 million of indebtedness expected to be incurred by the Members prior to such contributions. The Transaction Agreement also permits Lauderdale and Seattle to make cash dividends in an aggregate amount up to $6.0 million to their stockholders in 1997, which dividends Lauderdale and Seattle had determined that they expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement. The Transaction Agreement also permits Denver to make a cash dividend to its stockholders in 1997 in an amount equal to Denver's earnings and profits for 1997, which dividend Denver had determined that it expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement. In the event that Denver makes any such cash dividend, the cash portion of the consideration to be paid in connection with the Merger will be decreased by an amount equal to the amount of such dividend.

                                 The Transaction Agreement also contemplates that the stockholders of Atlanta and St. John will contribute all the outstanding shares of such companies to the Operating Partnership and the Operating Partnership will issue to such stockholders an aggregate of 393,156 units of the Operating Partnership. In addition, in connection with the foregoing share contributions, the Operating Partnership will assume, repay or refinance the indebtedness of Atlanta and St. John and assume up to $6.0 million of indebtedness expected to be incurred by the Members prior to such contributions. The Transaction Agreement also contemplates that prior to the closing date, the Realty Partnership will lend Atlanta approximately $34.2 million and permits Atlanta to pay a dividend of such amount to its stockholders, which dividend Atlanta had determined that it expected to make prior to the execution of the Transaction Agreement and irrespective of the closing under the Transaction Agreement.

RECOMMENDATION OF THE BOARD OF
TRUSTEES AND THE BOARD OF
DIRECTORS;
REASONS FOR THE TRANSACTION      THE BOARD OF TRUSTEES OF THE TRUST AND THE
                                 BOARD OF DIRECTORS OF THE CORPORATION HAVE
                                 APPROVED THE ACQUISITION PROPOSAL AND RECOMMEND
                                 THAT SHAREHOLDERS OF THE TRUST AND STOCKHOLDERS
                                 OF THE CORPORATION VOTE FOR APPROVAL OF THE
                                 ACQUISITION PROPOSAL. Such recommendation is based on a number of factors described herein.
                                 See "The Acquisition Proposal -- Recommendation of the Board of Trustees and the Board of Directors; Reasons for the Transaction."

OPINION OF FINANCIAL ADVISOR     Morgan Stanley & Co. Incorporated ("Morgan
                                 Stanley") has delivered its written opinion, a copy of which is attached hereto as Exhibit B, that, based on and subject to certain matters stated therein, the aggregate consideration to be paid by the Starwood Companies to acquire
                                 Westin pursuant to the Transaction Agreement is fair from a financial point of view to the Starwood Companies. See "The
                                 Acquisition -- Opinion of Financial Advisor."

INTERESTS OF CERTAIN PERSONS
IN THE
TRANSACTION                      Barry S. Sternlicht, the Chairman and Chief
                                 Executive Officer of the Trust and Chairman of the Board of Directors of the Corporation, controls and has been the President and Chief
                                 Executive Officer of Starwood Capital Group,
                                 L.L.C. ("Starwood Capital") since its
                                 formation. Starwood Capital and its affiliates and Mr. Sternlicht beneficially owned as of November 3, 1997 8.0% of the Paired Shares on a fully diluted basis and an affiliate of Starwood Capital holds an approximate 50% voting (an approximate 35.16% interest in profits) Class A membership interest in the LLC. Other Trustees of the Trust and a Director of the Corporation are also officers of and/or have ownership interests in Starwood Capital or its affiliates. In addition, Starwood Capital and its affiliates hold interests in entities that have entered into strategic relationships with Westin. See "The Acquisition
                                 Proposal -- Interests of Certain Persons in the
                                 Transaction."

DESCRIPTION OF PREFERRED STOCK   The Class A EPS, Class B EPS and partnership
                                 units to be issued in connection with the Merger and the contribution of Seattle, Lauderdale, Denver, St. John and Atlanta to the
                                 Realty Partnership and the Operating
                                 Partnership will be directly or indirectly exchangeable on a one-for-one basis (subject to certain adjustments) for Paired Shares. The partnership units will also be exchangeable for shares of Class B EPS on a one-for-one basis.

                                 In addition, shares of Class B EPS will have a liquidation preference of $38.50 and provide the holders with certain rights to require the Trust to redeem such shares at a price of $38.50 after the fifth anniversary of the date of issuance. See "The Acquisition
                                 Proposal -- Description of Preferred Shares and Units."

CONDITIONS                       The closing is subject to numerous conditions,
                                 including, among other things, that the
                                 Transaction Agreement shall have been duly approved by the shareholders of the Trust and the stockholders of the Corporation, any waiting period under the Hart-Scott-Rodino
                                 Antitrust Improvements Act of 1976, as amended
                                 (the "HSR Act"), shall have expired or been terminated, an opinion shall have been delivered by counsel to the Starwood Companies with respect to certain tax matters, there shall have been no change in the general economic, financial or market conditions in the United States that materially and adversely affects the ability of the Starwood Companies to obtain the financing necessary to consummate the transactions contemplated by the
                                 Transaction Agreement and the owners of hotels party to management, franchise or similar agreements with the Westin Companies from whom consents, approvals or authorizations are required to be obtained in connection with the consummation of the transactions contemplated by the Transaction Agreement shall not have delivered written notices of their intention to terminate agreements that would account for a threshold level of the projected revenues for 1998. See "The Acquisition
                                 Proposal -- Conditions."

TERMINATION                      The Transaction Agreement provides that it may
                                 be terminated and the Merger abandoned in certain events. If the Transaction Agreement is terminated under certain circumstances, the
                                 Starwood Companies will be required to pay the Westin Companies a termination fee of $5 million and all costs and expenses incurred by the Westin Companies and the Members in connection with the Transaction Agreement and the transactions contemplated thereby in an amount not to exceed
                                 $5 million. See "The Acquisition
                                 Proposal -- Termination."

VOTES REQUIRED FOR APPROVAL      Approval of the Acquisition Proposal requires
                                 the affirmative vote of the holders of a majority of the outstanding Trust Shares entitled to vote at the Trust Meeting and the affirmative vote of the holders of a majority of the outstanding Corporation Shares entitled to vote at the Corporation Meeting. See "The
                                 Acquisition Proposal -- Votes Required for
                                 Approval."

QUESTIONS OR ASSISTANCE          Shareholders and stockholders of Starwood
                                 Lodging who have questions or need assistance in voting their shares should call Starwood
                                 Lodging's proxy solicitor, D.F. King & Co.,
                                 Inc., toll free at (800) 628-8509.

                              RECENT DEVELOPMENTS

     On October 20, 1997, Starwood Lodging and ITT Corporation ("ITT") announced the signing of a definitive merger agreement providing for Starwood Lodging to acquire ITT. Pursuant to the merger agreement, each share of common stock of ITT will be converted into $15 in cash and $67 of newly issued Paired Shares, subject to certain collar provisions. The ITT transaction is subject to the approval of the shareholders of the Trust, the stockholders of the Corporation and the shareholders of ITT and other conditions. The transaction is expected to close in January 1998. See "Recent Developments" and Starwood Lodging's Joint Current Report on Form 8-K dated November 12, 1997, which accompanies this Joint Proxy Statement.

     At the time the merger agreement was signed, Hilton Hotels Corporation ("Hilton") had outstanding a hostile tender offer to acquire ITT. On November 3, 1997, Hilton amended its hostile tender offer to (i) change the per share consideration payable in the tender offer to $80 in cash for 55% of the outstanding common stock of ITT and (ii) change the per share consideration payable in its second step squeeze out merger to two shares of Hilton common stock and two shares of contingent value preferred stock of Hilton.

     On November 7, 1997, Starwood Lodging announced that it had proposed to amend the merger agreement. If accepted by ITT, the amendment would increase the consideration to be paid in the merger to $85 per share of common stock of ITT, with ITT shareholders able to elect to receive up to 30% (but not less than 18%) of the aggregate consideration (calculated at $85 per share) in cash, with the remainder to be paid in Paired Shares (subject to the collar provisions described herein). In addition, such consideration would be increased (in cash) by 7% per annum to the extent the merger occurs after February 1, 1998.

     Shareholders of the Trust and stockholders of the Corporation are NOT considering or voting on the ITT transaction at the Annual Meetings. It is currently anticipated that special meetings of the shareholders of the Trust and the stockholders of the Corporation will be held in January 1998 to consider the ITT transaction.

     Consummation of the Merger of Westin Worldwide into the Trust and the other transactions contemplated by the Transaction Agreement are NOT contingent on, or subject to, the closing of the ITT transaction.

     On October 14, 1997, Westin entered into an agreement to settle its existing litigation with Radisson Hotels International, Inc. and is pursuing insurance recoveries related thereto. See "The Acquisition Proposal -- The Transaction Agreement -- Indemnity Agreement" and "Certain Information Concerning Westin -- Legal Proceedings."

                         WESTIN SELECTED FINANCIAL DATA

     The following table sets forth selected historical financial information for the LLC for the period from May 12, 1995 through December 31, 1995, for the year ended December 31, 1996 and for the nine months ended September 30, 1997 and 1996, and for the predecessor business to Westin for each of the years ended December 31, 1992, 1993 and 1994 and for the period from January 1, 1995 through May 12, 1995. The following information should be read in conjunction with (i) the historical financial statements and the notes thereto for the LLC and its subsidiaries and the Predecessor Business and (ii) Management's Discussion and Analysis of Results of Operations and Financial Condition of Westin, which are included elsewhere in this Joint Proxy Statement. In the opinion of Westin's management financial data as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 include all adjustments necessary to present fairly the information set forth therein. All amounts are in thousands.

                                                                                               PREDECESSOR BUSINESS
                                                                                 ------------------------------------------------
                              NINE MONTHS                            MAY 12      JANUARY 1
                          ENDED SEPTEMBER 30,       YEAR ENDED      THROUGH       THROUGH          YEAR ENDED DECEMBER 31,
                       -------------------------   DECEMBER 31,   DECEMBER 31,    MAY 12,    ------------------------------------
                          1997          1996           1996           1995         1995        1994        1993          1992
                       -----------   -----------   ------------   ------------   ---------   --------   -----------   -----------
                       (UNAUDITED)   (UNAUDITED)                                                        (UNAUDITED)   (UNAUDITED)
Revenue..............   $235,513      $175,417       $238,065       $138,802      $74,150    $198,266    $193,551      $192,981
Net income (loss)....   $ 23,609(1)   $    160       $   (672)      $ (9,554)     $ 2,144    $  5,551(1)  $    763     $    385

                                                                                       PREDECESSOR BUSINESS
                                                                            ------------------------------------------
                                                                            DECEMBER 31,
                              SEPTEMBER 30,   ------------------------------------------------------------------------
                                  1997            1996           1995           1994           1993           1992
                              -------------   ------------   ------------   ------------   ------------   ------------
                               (UNAUDITED)                                  (UNAUDITED)    (UNAUDITED)    (UNAUDITED)
Total assets................    $1,081,734      $774,037       $773,220       $705,001       $724,260       $724,405
Total long-term debt,
  including capital
  leases....................    $  647,924      $432,132       $440,299       $155,378       $122,076       $136,519
Equity......................    $  148,334      $ 82,454       $ 81,179
Net assets..................                                                  $243,255       $290,953       $323,775

---------------
(1) Includes pre-tax nonrecurring other income, net, of $13,423 for the nine months ended September 30, 1997 and $17,023 for the year ended December 31, 1994.

                STARWOOD LODGING SUMMARY SELECTED FINANCIAL DATA

     The following table sets forth selected combined consolidated and separate consolidated historical and pro forma financial information for Starwood Lodging. The following information should be read in conjunction with (i) the historical financial statements and notes thereto for Starwood Lodging, (ii) Management's Discussion and Analysis of Combined Financial Condition and Results of Operations, which are included in Starwood Lodging's Joint Annual Report on Form 10-K for the year ended December 31, 1996 and Starwood Lodging's Joint Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997, and (iii) Starwood Lodging's Reports on Form 8-K dated February 10, 1997, February 14, 1997, March 20, 1997, March 21, 1997,
September 9, 1997, September 10, 1997, October 21, 1997 and November 12, 1997. The historical operating information of Starwood Lodging as of December 31, 1996, 1995, 1994, 1993 and 1992 and for the years ended December 31, 1996, 1995,
1994, 1993 and 1992 have been derived from financial statements that are not required to be included in this Joint Proxy Statement. In the opinion of management, the financial data as of September 30, 1997 and for the three months ended March 31, 1997 and 1996, the six months ended June 30, 1997 and 1996 and the nine months ended September 30, 1997 and 1996 include all adjustments necessary to present fairly the information set forth therein.

     The pro forma operations and other data for the nine months ended September 30, 1997 and for the year ended December 31, 1996 have been prepared as if the acquisition of Westin had been consummated on January 1, 1996. The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations of Starwood Lodging would have been as of and for the periods indicated, nor does it purport to represent Starwood Lodging's future financial position and results of operations.

                                 FOR THE NINE MONTHS
                                 ENDED SEPTEMBER 30,                         FOR THE YEAR ENDED DECEMBER 31,
                           -------------------------------   ----------------------------------------------------------------
                           PRO FORMA                         PRO FORMA
                             1997        1997     1996(5)      1996        1996       1995       1994       1993       1992
                           ---------   --------   --------   ---------   --------   --------   --------   --------   --------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA
Revenue:
  Trust..................  $245,166    $180,760   $ 62,798   $185,089    $115,059   $ 44,023   $ 21,671   $ 20,342   $ 26,784
  Corporation............   892,938     619,375    224,922    754,321     410,156    149,184    110,962    114,828    116,172
  Combined(1)............  $910,675    $632,788   $234,741   $776,045    $428,538   $161,716   $113,997   $117,155   $117,656
Net income (Loss):
  Trust(2)...............  $ 11,771    $ 31,104   $ 20,350   $ (9,990)   $ 33,589   $ 10,709   $ (3,465)  $ (3,889)  $ (9,818)
  Corporation(2).........    13,783      (6,279)      (563)    11,746      (6,638)    (1,739)    (1,198)    (3,143)    (9,925)
                           --------    --------   --------   --------    --------   --------   --------   --------   --------
  Combined...............  $ 25,554    $ 24,825   $ 19,787   $  1,756    $ 26,951   $  8,970   $ (4,663)  $ (7,032)  $(19,743)
Net Income (Loss) Per
  Share/Paired Share(3):
  Trust..................  $   0.17    $    .66   $    .78   $  (0.19)   $   1.12   $   0.92   $  (1.14)  $  (1.28)  $  (3.24)
  Corporation............      0.20       (0.13)     (0.02)      0.22       (0.22)     (0.15)     (0.39)     (1.04)     (3.27)
                           --------    --------   --------   --------    --------   --------   --------   --------   --------
  Combined...............  $   0.37    $    .53   $    .76   $   0.03    $   0.90   $   0.77   $  (1.53)  $  (2.32)  $  (6.51)

                                          AS OF SEPTEMBER 30,
                                  ------------------------------------                     AS OF DECEMBER 31,
                                  PRO FORMA                              ------------------------------------------------------
                                     1997         1997       1996(5)        1996        1995       1994       1993       1992
                                  ----------   ----------   ----------   ----------   --------   --------   --------   --------
                                                                                             (IN THOUSANDS)
BALANCE SHEET DATA
Total Assets:
  Trust.........................  $4,264,729   $2,491,206   $1,139,854   $1,233,366   $425,737   $162,245   $232,845   $245,540
  Corporation...................     877,007      371,746      173,504      185,192    120,721     48,626     49,993     53,611
  Combined(1)...................  $4,605,198   $2,595,598   $1,214,312   $1,312,740   $459,994   $183,955   $195,352   $210,945
Total Debt:
  Trust.........................  $2,143,560   $1,435,467   $  423,709   $  477,603   $119,200   $146,734   $156,526   $157,541
  Corporation...................    537,490       268,306      100,628      107,781     90,749     40,664    101,846    100,246
  Combined(1)...................  $2,144,512   $1,436,419   $  425,291   $  479,566   $123,485   $160,482   $170,886   $170,297
Shareholder's Equity (Deficit):
  Trust.........................  $1,553,763   $  760,354   $  565,762   $  569,300   $204,728   $ 10,450   $ 72,205   $ 76,371
  Corporation...................     82,172        31,684       30,024       23,361     10,740     (1,742)   (58,879)   (55,752)
                                  ----------   ----------   ----------   ----------   --------   --------   --------   --------
  Combined......................  $1,635,935   $  792,038   $  595,786   $  592,661   $215,468   $  8,708   $ 13,326   $ 20,351
Paired Shares outstanding at end
  of period(3)..................     56,426        45,726       39,954       40,078     20,697      3,033      3,033      3,033

                                                  AS OF AND FOR THE
                                                  NINE MONTHS ENDED
                                                    SEPTEMBER 30,            AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                                ---------------------   ----------------------------------------------------
                                                  1997       1996(5)      1996        1995        1994      1993      1992
                                                ---------   ---------   ---------   ---------   --------   -------   -------
                                                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CASH FLOW AND DIVIDEND DATA
Net cash provided by operating activities:
  Trust.......................................  $ 111,497   $  40,556   $  61,589   $  11,267   $  4,455   $ 3,136   $ 2,773
  Corporation.................................    (12,836)      7,753      12,578       5,144      4,438     2,396     1,917
  Combined....................................  $  98,661   $  48,309   $  74,167   $  16,411   $  8,893   $ 5,532   $ 4,690
Net cash provided by (used in) investing
  activities:
  Trust.......................................  $(932,387)  $(714,854)  $(726,427)  $(175,506)  $  8,239   $ 2,474   $  (161)
  Corporation.................................    (11,932)    (32,818)    (33,774)    (44,003)       215    (4,426)     (942)
  Combined(1).................................  $(918,709)  $(731,641)  $(746,800)  $(181,995)  $  4,489   $(3,645)  $(1,514)
Net cash provided by (used in) financing
  activities:
  Trust.......................................  $ 820,249   $ 686,440   $ 667,938   $ 164,694   $(13,357)  $(7,307)  $  (850)
  Corporation.................................     28,510      34,889      34,190      42,671     (4,577)   (1,138)     (816)
  Combined(1).................................  $ 823,149   $ 705,298   $ 688,727   $ 169,851   $(13,969)  $(6,752)  $(1,255)
Cash distributions to
  shareholders -- Trust(4)....................  $  65,767   $  30,206   $  46,218   $   9,265   $      0   $     0   $     0
Cash distributions per share -- Trust(3)(4)...  $    1.26   $    0.95   $    1.36   $    0.62   $      0   $     0   $     0

---------------
(1) The individual amounts with respect to the Trust and Corporation do not add to Combined amounts due to accounting elimination entries.

(2) For the Trust, includes gains (losses) on sales in the amount of $4,290,000, ($125,000), $432,000, ($53,000) and ($791,000) for the years ended December
    31, 1996, 1995, 1994, 1993 and 1992, respectively, and 283,000 and
    ($1,384,000) for the nine months ended September 30, 1997 and 1996, respectively, and provisions for investment losses of $759,000, $2,369,000 and $3,419,000 in the years ended December 31, 1994, 1993 and 1992, respectively. For the Corporation, includes gains (losses) on sales of $24,000, $74,000 and $4,000 for the years ended December 31, 1994, 1993 and
    1992, respectively, and ($504,000) for the nine months ended September 30, 1997.

(3) As adjusted for a one-for-six reverse stock split in June 1995 and a three-for-two stock split in January 1997.

(4) Presented only for the Trust, as the Corporation did not pay cash dividends for the periods presented.

(5) Reflects the Company's interest in the Boston Park Plaza on an equity basis.

                              RECENT DEVELOPMENTS

     On October 20, 1997, Starwood Lodging and ITT announced the signing of a definitive agreement providing for ITT to merge (the "ITT Merger") with a subsidiary of the Corporation. The terms of the ITT Merger are set forth in the Agreement and Plan of Merger (the "ITT Merger Agreement") dated as of October 19, 1997, among the Corporation, the Trust, Chess Acquisition Corp. and ITT. In the ITT Merger, each share of ITT's common stock, no par value ("ITT Common Stock"), together with each associated preferred stock purchase right, will be converted into the right to receive the Exchange Ratio (as defined below) of Paired Shares and $15.00 cash. The Exchange Ratio will be a number equal to the quotient of (x) $67.00 divided by (y) the Market Price (as defined below) of Paired Shares on the fifth New York Stock Exchange, Inc. ("NYSE") trading day prior to the date of the meeting of ITT stockholders held to vote on the ITT Merger Agreement; provided, however, that in no event shall the Exchange Ratio be (A) greater than an amount equal to $67.00 divided by $53.263 or (B) less than an amount equal to $67.00 divided by $61.263. For purposes of the ITT Merger Agreement, the "Market Price" of a Paired Share on any date means the average of the daily closing prices per Paired Share as reported on the NYSE Composite Transactions reporting system for the 20 consecutive NYSE trading days immediately preceding such date.

     At the time the ITT Merger Agreement was signed, Hilton had outstanding a hostile tender offer to purchase ITT Common Stock. On November 3, 1997, Hilton amended its hostile tender offer to (i) change the per share consideration payable in the tender offer to $80 in cash for 55% of the outstanding ITT Common Stock and (ii) change the per share consideration payable in its second step squeeze out merger to two shares of Hilton common stock and two shares of contingent value preferred stock of Hilton.

     On November 7, 1997, Starwood Lodging announced that it had proposed to amend the ITT Merger Agreement. If accepted by ITT, the amendment would increase the consideration to be paid in the ITT Merger to $85 per share of ITT Common Stock, with ITT shareholders able to elect to receive up to 30% (but not less than 18%) of the aggregate consideration (calculated at $85 per share) in cash, with the remainder to be paid in Paired Shares (subject to the collar provisions described above). In addition, such consideration would be increased (in cash) by 7% per annum to the extent the ITT Merger occurs after February 1, 1998.

     Shareholders of the Trust and stockholders of the Corporation are NOT considering or voting on the ITT Merger or the transactions contemplated by the ITT Merger Agreement at the Annual Meetings. It is currently anticipated that special meetings of the shareholders of the Trust and the stockholders of the Corporation will be held in January 1998 to consider the ITT Merger and related transactions.

     The ITT Merger is subject to the approval of the shareholders of the Corporation, the Trust and ITT and other conditions. Consummation of the Merger of Westin Worldwide into the Trust and the other transactions contemplated by the Transaction Agreement are NOT contingent on, or subject to, the closing of the ITT Merger.

     ITT consists of Sheraton, a premier hotel company which owns, manages or franchises 424 hotels in 62 countries; Caesars, a leading brand name in the gaming industry; and ITT World Directories. ITT also has ownership positions in ITT Educational Services (83.3%) and Madison Square Garden (10.2%). The combination of Starwood Lodging, Westin and ITT would create a global hotel company, with approximately 650 hotels in approximately 70 countries, with combined revenues of over $10 billion. If the Westin and ITT acquisitions are both completed, Starwood Lodging would own six international hospitality brands:
Westin, Sheraton, CIGA, Four Points, the Luxury Collection and Caesars.

     The foregoing summary is qualified in its entirety by reference to the text of the ITT Merger Agreement, a copy of which was filed as Exhibit 2.1 to Starwood Lodging's Joint Current Report on Form 8-K dated October 21, 1997. Certain other information with respect to the ITT transaction, including the "Unaudited Pro Forma Combined Financial Statements," are set forth in Starwood Lodging's Joint Current Report on Form 8-K dated November 12, 1997, which accompanies this Joint Proxy Statement.

     On October 14, 1997, Westin entered into an agreement to settle its existing litigation with Radisson Hotels International, Inc. and is pursuing insurance recoveries related thereto. See "The Acquisition Proposal -- The Transaction Agreement -- Indemnity Agreement" and "Certain Information Concerning Westin -- Legal Proceedings."

                         INTRODUCTION AND VOTING RIGHTS

DATE, PLACE AND TIME

     The Trust Meeting and the Corporation Meeting are to be held on December 12, 1997 at 10:00 a.m., and 10:30 a.m. (local time), respectively, at The Westin Hotel (O'Hare), 6100 North River Road, Rosemont, Illinois.

MATTERS TO BE CONSIDERED

     The Trust Meeting. At the Trust Meeting, the shareholders of the Trust will consider and vote upon (i) the Acquisition Proposal, (ii) the Trust Amendment,
(iii) the election of three Trustees to the Board of Trustees of the Trust, (iv) the Trust LTIP Amendment and Restatement and (v) such other business as may properly come before the Trust Meeting.

     The Board of Trustees is not aware of any matter that will be presented at the Trust Meeting other than as described above. If any other matter is presented at the Trust Meeting, the persons named as proxies on the enclosed proxy card will, in the absence of shareholder instructions to the contrary, vote the Trust Shares for which such persons have voting authority in accordance with their best judgment on such matter.

     The Corporation Meeting. At the Corporation Meeting, the stockholders of the Corporation will consider and vote upon (i) the Acquisition Proposal, (ii) the Corporation Amendment, (iii) the election of two directors to the Board of Directors of the Corporation, (iv) the Corporation LTIP Amendment and Restatement and (v) such other business as may properly come before the Corporation Meeting.

     The Board of Directors is not aware of any matter that will be presented at the Corporation Meeting other than as described above. If any other matter is presented at the Corporation Meeting, the persons named as proxies on the enclosed proxy card will, in the absence of stockholder instructions to the contrary, vote the Corporation Shares for which such persons have voting authority in accordance with their best judgment on such matter.

VOTING RIGHTS

     The Trust. The Board of Trustees has fixed the close of business on November 3, 1997 as the record date (the "Trust Record Date") for determining the shareholders entitled to notice of, and to vote at, the Trust Meeting. On the Trust Record Date there were outstanding and entitled to vote 51,324,540 Trust Shares held of record by approximately 1,800 persons. The Trust Shares are the only outstanding class of voting securities of the Trust and each shareholder of the Trust will be entitled to one vote for each Trust Share held of record by such shareholder on the Trust Record Date on each matter that may be properly submitted to a vote at the Trust Meeting. Shareholders of the Trust do not have the right to cumulate votes in the election of Trustees.

     A majority of the outstanding Trust Shares entitled to vote must be present, either in person or by duly executed proxy, at the Trust Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Trust Meeting.

     As of the Trust Record Date, Trustees and officers of the Trust as a group had the right to vote an aggregate of 171,822 Trust Shares, representing less than 1% of the Trust Shares outstanding on such date. All such Trustees and officers have indicated that they intend to vote all such shares held by them in favor of approval of the Acquisition Proposal, the Trust Amendment and the Trust LTIP Amendment and Restatement and in favor of the election of each of the nominees for Trustee named herein.

     The Corporation. The Board of Directors has fixed the close of business on November 3, 1997 as the record date (the "Corporation Record Date"; the Trust Record Date and the Corporation Record Date may be referred to herein as the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Corporation Meeting. On the Corporation Record Date there were outstanding and entitled to vote 51,324,540 Corporation Shares held of record by approximately 1,800 persons. The Corporation Shares are the only outstanding class of voting securities of the Corporation and each stockholder of the Corporation will be entitled to one vote for each Corporation Share held of record by such stockholder on the Corporation Record Date on each matter that may be properly submitted to a vote at the Corporation Meeting. Stockholders of the Corporation do not have the right to cumulate votes in the election of Directors.

     A majority of the outstanding Corporation Shares entitled to vote must be present, either in person or by duly executed proxy, at the Corporation Meeting in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the Corporation Meeting.

     As of the Corporation Record Date, Directors and officers of the Corporation as a group had the right to vote an aggregate of 262,378 Corporation Shares, representing less than 1% of the Corporation Shares outstanding on such date. All such Directors and officers have indicated that they intend to vote all such shares held by them in favor of approval of the Acquisition Proposal, the Corporation Amendment and the Corporation LTIP Amendment and Restatement and in favor of the election of each of the nominees for Director named herein.

PROXIES

     The Trust. Each Trust Share represented at the Trust Meeting by a duly executed proxy solicited by the Board of Trustees will, unless such proxy previously has been revoked, be voted at the Trust Meeting in accordance with the shareholder instructions specified thereon. If no instructions are specified, such Trust Shares will be voted FOR the approval of the Acquisition Proposal, the Trust Amendment and the Trust LTIP Amendment and Restatement and FOR the election of the nominees for Trustee named herein.

     If a quorum is not present at the time the Trust Meeting is convened, or if for any other reason the Board of Trustees believes that the Trust Meeting should be adjourned or postponed, the Trust Meeting may be adjourned or postponed with or without a vote of the shareholders. If the Board of Trustees proposes to adjourn or postpone the Trust Meeting by a vote of the shareholders, the persons named as proxies on the enclosed proxy card will vote all Trust Shares for which such persons have voting authority in favor of such adjournment or postponement.

     A shareholder of the Trust may revoke a proxy at any time prior to exercise of such proxy by (i) filing with the Secretary of the Trust an instrument of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same Trust Shares and delivering such proxy to the Secretary of the Trust or (iii) attending the Trust Meeting and voting in person, although attendance at the Trust Meeting will not in and of itself constitute a revocation of a proxy. Any instrument of revocation should be sent to Starwood Lodging Trust, 2231 E. Camelback Road, Suite 410, Phoenix, Arizona 85016, Attention: Ronald C. Brown.

     The Corporation. Each Corporation Share represented at the Corporation Meeting by a duly executed proxy solicited by the Board of Directors will, unless such proxy previously has been revoked, be voted at the Corporation Meeting in accordance with the stockholder instructions specified thereon. If no instructions are specified, such Corporation Shares will be voted FOR the approval of the Acquisition Proposal, the Corporation Amendment and the Corporation LTIP Amendment and Restatement and FOR the election of the nominees for Director named herein.

     If a quorum is not present at the time the Corporation Meeting is convened, or if for any other reason the Board of Directors believes that the Corporation Meeting should be adjourned or postponed, the Corporation Meeting may be adjourned or postponed with or without a vote of the stockholders. If the Board of Directors proposes to adjourn or postpone the Corporation Meeting by a vote of the stockholders, the persons named as proxies on the enclosed proxy card will vote all Corporation Shares for which those persons have voting authority in favor of such adjournment or postponement.

     A stockholder of the Corporation may revoke a proxy at any time prior to exercise of such proxy by (i) filing with the Secretary of the Corporation an instrument of revocation bearing a date later than the date of the proxy, (ii) duly executing a subsequent proxy relating to the same Corporation Shares and delivering such proxy to the Secretary of the Corporation or (iii) attending the Corporation Meeting and voting in person, although attendance at the Corporation Meeting will not in and of itself constitute a revocation of a proxy. Any instrument of revocation should be sent to: Starwood Lodging Corporation, 2231 E. Camelback Road, Suite 400, Phoenix, Arizona 85016, Attention: Nir E. Margalit.

SOLICITATION OF PROXIES

     The expenses of this solicitation of proxies by the Board of Trustees and the Board of Directors, including the costs of preparing and mailing this Joint Proxy Statement, will be borne by the Trust and the Corporation. In addition to solicitation by use of the mails, proxies may be solicited in person or by telephone, facsimile or other appropriate means of communication by Trustees, Directors, officers and employees of the Trust or the Corporation. Such individuals will receive no additional compensation for, but may be reimbursed for their out-of-pocket expenses incurred in connection with, such solicitation. The Trust and the Corporation have engaged the services of D.F. King & Co., Inc. to solicit proxies and to assist in the distribution of proxy materials for a fee of $15,000 plus reimbursement of reasonable out-of-pocket expenses. The Trust and the Corporation will reimburse persons holding Paired Shares in their names or the names of their nominees but not owning such shares beneficially (such as brokerage houses, banks and other fiduciaries) for out-of-pocket expenses incurred in forwarding soliciting materials to the beneficial owners of such shares. All of the foregoing fees and expenses will be paid or reimbursed in equal parts by the Trust and the Corporation.

                            THE ACQUISITION PROPOSAL

BACKGROUND OF THE TRANSACTION

     In early 1996, the Board of Trustees of the Trust and the Board of Directors of the Corporation considered the advisability of buying or developing a brand-name or "flag" for use by Starwood Lodging's hotels, including possible merger and acquisition transactions with hotel companies with recognized national names. During this time, management had very preliminary discussions with several such companies. In the summer of 1996, Starwood Lodging engaged in due diligence and submitted a bid, which was not successful, to acquire a hotel company with a brand name that was then for sale.

     Between January and September 1996, Starwood Lodging reflagged as a "Westin" hotel one newly acquired property by entering into a franchise agreement with Westin. In the summer of 1996, Starwood Lodging acquired a portfolio of eight hotels from Teachers Insurance & Annuity Association (the "Institutional Portfolio") and separately acquired a portfolio of nine hotels from Hotels of Distinction Venture (the "HOD Portfolio"). The Boards discussed in August and September 1996 the appropriate flags for the hotels in those portfolios. In September 1996, the Boards considered a proposal to reflag as Westin hotels three properties included in the Institutional Portfolio pursuant to a master franchise agreement with Westin (which was subsequently executed) that allowed for termination at Starwood Lodging's option upon relatively short notice.

     As a consequence of those discussions and because Starwood Lodging had grown to a sufficient size, at the September 25, 1996 meeting of the Boards, an outside director of the Corporation suggested pursuing a strategic transaction with Westin. A Starwood Capital affiliate was an owner of Westin, and Starwood Capital acting through such affiliate had the right, through May 1998, to approve any sale of Westin. Because of the ownership interest of Starwood Capital in Westin, each Board determined to appoint a special committee of outside members (the "Special Committees") to pursue a strategic transaction with Westin. Mr. Stephen Quazzo and Mr. Daniel Yih were elected as Chairmen of the Special Committee of the Trust and Special Committee of the Corporation, respectively. In October 1996, the Special Committees engaged Morgan Stanley as financial advisor for the Trust and the Corporation.

     In late September, Mr. Quazzo called a representative of Goldman, Sachs & Co. ("Goldman Sachs") and expressed Starwood Lodging's interest in acquiring Westin.

     In October 1996, Morgan Stanley commenced discussions with representatives of Goldman Sachs, who, because of Starwood Capital's interest in Starwood Lodging, were acting as representatives of the owners of Westin, concerning a possible strategic transaction between Starwood Lodging and Westin. On October 28, 1996, the Trust and the Corporation entered into a confidentiality agreement with the owners of Westin relating to certain confidential information concerning Westin.

     On November 15, 1996, Westin issued a press release indicating its intention to make a public offering of its equity securities.

     Informal discussions between Morgan Stanley and Goldman Sachs continued during November and early December. During the same period, Mr. Quazzo had several conversations with a Goldman Sachs representative, who encouraged him to continue the review of Westin by the Trust and the Corporation and to formulate a proposal to acquire Westin notwithstanding the announced intention to complete a public offering. During that period, Morgan Stanley reviewed the financial and other information concerning Westin that had been furnished to it. In addition, Sidley & Austin, counsel for the Trust and the Corporation, considered possible structures for the acquisition of Westin by Starwood Lodging.

     In mid-December, the Special Committees worked with Morgan Stanley to formulate an offer to acquire Westin, and on December 17, 1996, Morgan Stanley delivered to Goldman Sachs a letter from the Special Committees submitting an offer for Westin. The offer was not subject to a financing contingency but was subject to satisfactory completion by Starwood Lodging of a due diligence review of Westin, approval of the acquisition of Westin by the shareholders and Boards of the Trust and Corporation and completion of a definitive purchase agreement and other agreements. The offer requested a response by January 6, 1997.

     On December 19, 1996, representatives of Morgan Stanley and of Goldman Sachs met to discuss the December 17, 1996 offer by Starwood Lodging. Goldman Sachs indicated that the offer was not attractive enough either to be considered preemptive or to justify entering into exclusive negotiations with Starwood Lodging. Goldman Sachs also indicated that the owners of Westin intended to continue evaluating a variety of options including other private transactions, a public offering of Westin's equity securities and a hold strategy. Goldman Sachs also stated that other interested parties had received information concerning Westin, and Goldman Sachs expected to receive indications of interest from them. Goldman Sachs further informed Morgan Stanley that in light of the various options being considered, it was unlikely that the owners of Westin would deliver a formal response to the offer by January 6, 1997. Goldman Sachs also requested that Morgan Stanley provide further information concerning financing by Starwood Lodging of the proposed purchase price, the proposed corporate governance of the combined companies after closing of the acquisition, the Starwood Lodging shareholder approval process, the features of the exchangeable preferred stock that was included in the December 17 proposal by Starwood Lodging and additional pro forma financial information relating to the combined companies. Goldman Sachs also suggested that Sidley & Austin, counsel to Starwood Lodging, and Sullivan & Cromwell, counsel to the owners of Westin, discuss the legal issues associated with the proposed transaction structure.

     The Special Committees met by telephone on December 20, 1996, and authorized the delivery of the requested information to Goldman Sachs, after a confidentiality agreement was signed, and also authorized Sidley & Austin to commence conversations with Sullivan & Cromwell concerning the possible structure of a transaction.

     In early January, the LLC signed a confidentiality agreement with the Trust and the Corporation, and the Trust and the Corporation confirmed their earlier confidentiality agreement with the owners of Westin.

     Between mid-December, 1996 and mid-January, 1997, Mr. Quazzo had several telephone conversations with Goldman Sachs representatives, who discussed Westin's progress in its possible public offering process and who also encouraged Starwood Lodging's continued interest in an acquisition transaction.

     On January 20, 1997, Goldman Sachs sent a letter to selected persons considering an acquisition of Westin containing a request for a non-binding written indication of interest by February 10, 1997. The letter indicated that the owners of Westin were continuing to evaluate a potential initial public offering, as well as other possible options and transactions, and had retained Goldman Sachs to act as their financial advisor. While no decisions had been made regarding which option was to be pursued, Goldman Sachs indicated that an initial public offering of Westin's equity securities was a strong possibility.

     During January 1997, Starwood Lodging had preliminary conversations with another branded hotel company. Starwood Lodging determined not to submit a bid for the company based on its internal valuation of the company.

     The Special Committees met with Morgan Stanley on January 24, 1997. Morgan Stanley indicated that based on meetings with Goldman Sachs it would not be possible to enter into an exclusive negotiation to buy Westin, in that there were other potential bidders for Westin and that Goldman Sachs intended to maintain the time deadlines indicated in the January 20 letter.

     In January and early February, 1997, Starwood Lodging had discussions with another branded hotel company concerning its possible acquisition by Starwood Lodging. Starwood Lodging submitted a bid for the company, which was not successful.

     The Special Committees met by telephone in early February 1997 and authorized the submission of an indication of interest by a letter which was dated February 10, 1997. The proposal was not subject to a financing contingency, but was subject to satisfactory completion of due diligence, approval of the Starwood Lodging shareholders and Boards, approval of regulatory authorities and execution of definitive purchase agreement and other customary agreements.

     During February 1997, members of the Special Committees and Morgan Stanley representatives had meetings with members of management of Westin and a Goldman Sachs representative, in order to discuss the performance of Westin over the prior two years and Westin management's views about the Starwood Lodging portfolio. One meeting occurred on February 7, 1997 in Beaver Creek, Colorado and was attended by Messrs. Yih, Chapus, Jones and Henderson. Mr. Sternlicht was also present. Another meeting occurred on February 13, 1997 in New York and was attended by Messrs. Quazzo, Ford, Duncan and Henderson. Mr. Leven also attended a meeting on February 14, 1997 with Juergen Bartels in Atlanta.

     On February 20, 1997, the Special Committees met by telephone and were informed by Morgan Stanley that Goldman Sachs had responded that the offer in the letter of February 10 from Starwood Lodging was not acceptable and that there was an offer from another party. Goldman Sachs requested a higher offer from Starwood Lodging. The Special Committees determined to submit a higher bid but not as high as Goldman Sachs had requested.

     Morgan Stanley delivered to Goldman Sachs a letter from the Special Committees dated March 6, 1997, modifying the earlier letter of February 10, 1997, and offering a higher price. The offer was subject to successful completion of an offering of Paired Shares by Starwood Lodging and was otherwise subject to the same terms and conditions as the February 10 letter.

     On March 7, 1997, Mr. Quazzo met in Phoenix with Westin management and a Goldman Sachs representative to discuss the objectives of the owners of Westin and the structure of a possible transaction with Westin. Mr. Sternlicht and Mr. Grose were present at the meeting. During this period lawyers from Sidley & Austin and Sullivan & Cromwell and Mr. Grose participated in telephone conferences to discuss the structure of a possible transaction.

     On a telephone meeting of the Special Committees on March 13, 1997, Morgan Stanley reported that Goldman Sachs had requested a transaction structured in a way to result in greater cash proceeds to the owners of Westin and certain other changes in the structure of the transaction. The Special Committees believed it would be advantageous to consult with Mr. Sternlicht because of his special knowledge and experience relating to Westin. The consultation would not include any discussion of bidding strategy or related matters.

     On March 17, 1997, lawyers from Sidley & Austin participated in a telephone conference with lawyers from Sullivan & Cromwell, as well as representatives of Goldman Sachs, and Messrs. Sternlicht and Grose. The discussion concerned the feasibility of a transaction between Starwood Lodging and Westin, the allocation of the purchase price among cash and securities and the terms of the securities to be issued; representatives of Goldman Sachs informed Starwood Lodging that other bidders were continuing to consider an acquisition of Westin. Additional meetings with substantially the same participants (other than Mr. Sternlicht) and representatives of Morgan Stanley occurred over the next few days. Mr. Chapus attended one day of these meetings.

     At their telephone meeting on March 23, 1997, the Special Committees received a report from Sidley & Austin concerning the structure of Westin and possible structure of an acquisition of Westin by Starwood Lodging which allowed for increased cash proceeds to the owners of Westin. Mr. Grose joined the meeting for a discussion of the possible structure.

     Between March 25 and April 8, 1997, lawyers from Sidley & Austin and lawyers from Sullivan & Cromwell, as well as representatives of Morgan Stanley and Goldman Sachs, had several telephone conversations in order to refine the possible structure of a transaction, including relative allocations of cash and assumption of indebtedness, and to discuss the terms of the securities to be issued as well as the possibility of the various owners of Westin receiving different forms of consideration in such a transaction.

     On April 6, 1997, Bear Stearns & Co. ("Bear Stearns"), acting as financial advisor to Marswood Investors, L.P. ("Marswood"), the Starwood Capital affiliate which owns an equity interest in Westin approximately equivalent to that of certain affiliates of Goldman Sachs, advised Morgan Stanley that the form of consideration proposed to be allocated to Marswood during such discussions between Goldman Sachs and Morgan Stanley would not be agreeable to Marswood. At their telephone meeting on April 8, 1997, the Special Committees were informed by Morgan Stanley of the position of Bear Stearns. The Special Committees determined to reiterate their offer, without attempting to allocate the consideration amongst the owners of Westin.

     Morgan Stanley delivered a letter from the Special Committees addressed to Goldman Sachs dated April 10, 1997, which reiterated the offer in the March 6, 1997 letter and requested that the owners of Westin specify their own allocation of the consideration among themselves.

     In the latter part of April 1997, Goldman Sachs discussed with Morgan Stanley the possibility of Starwood Lodging's also acquiring from the owners of Westin interests in three hotels or the related ground leases recently acquired or about to be acquired by the owners of Westin, a hotel project in St. John, U.S. Virgin Islands, a hotel at Tabor Center, Denver and a hotel in Atlanta, at a premium to their cost for such properties. Morgan Stanley informed Goldman Sachs that the Special Committees believed that the previous proposal by Starwood Lodging included the acquisition of the St. John project. The Special Committees also did not agree to the payment of a premium to the cost of the properties.

     At their meeting of April 23, 1997, the Special Committees received reports from Messrs. Quazzo and Yih and from Morgan Stanley of their recent conversations with Goldman Sachs concerning Starwood Lodging's offer. The conversations had concerned the feasibility of financing the offer, the feasibility of the owners of Westin financing the securities included in the offer, and the possibility of separate acquisitions of the three additional hotel projects described above. The Special Committees also discussed Westin's existing litigation with Radisson Hotels International, Inc. (the "Litigation"), the management of the combined companies and possible synergies among the companies.

     On April 30, 1997, Mr. Quazzo and a Goldman Sachs representative had a telephone conversation concerning the advisability of a person-to-person meeting to resolve outstanding issues.

     On May 16, 1997, Messrs. Yih, Quazzo and Duncan, together with representatives of Morgan Stanley and lawyers from Sidley & Austin, met with representatives of Goldman Sachs, lawyers from Sullivan & Cromwell and representatives of Bear Stearns. At the meeting, Goldman Sachs delivered a proposed letter of intent which provided for the acquisition of Westin by the Starwood Companies and the parties discussed pricing as well as numerous other issues relating to the transaction and were unable to resolve these issues.

     In late May and early June, Messrs. Yih and Quazzo and Morgan Stanley representatives continued to discuss the unresolved issues with Goldman Sachs, including the valuation of Starwood Lodging securities proposed to be offered, and the indemnification with respect to the Litigation.

     In May and June, 1997, Starwood Lodging performed due diligence and submitted bids relating to the acquisition of two different hotel companies with nationally known brand names. Neither bid was successful.

     On June 10, 1997, Goldman Sachs delivered to the Special Committees a revised proposed letter of intent which provided for the acquisition of Westin by the Starwood Companies in exchange for an aggregate of 6,496,409 shares of Class A EPS, 4,934,673 shares of Class B EPS, 2,972,974 Realty Partnership units and cash in the amount of $172,150,000 and assumption of outstanding indebtedness of $1,020,100,000, including certain indebtedness of the Westin owners to be incurred prior to the closing of the acquisition. The proposed letter of intent also provided for a purchase price adjustment based on Westin's working capital at the closing and a $25 million termination fee in the event that Starwood Lodging failed to consummate the transaction other than because of default by Westin or restraint by a governmental entity.

     On June 11, 1997, Messrs. Quazzo and Yih discussed by telephone with Goldman Sachs certain of the issues raised by the June 10, 1997 letter which had been delivered by Goldman Sachs.

     The Special Committees responded by letter dated June 16, 1997, indicating that they would consider the price requested in the June 10, 1997 letter but only if certain issues were resolved. Goldman Sachs responded by letter dated June 19, 1997, in which it disagreed with a number of the positions outlined in the letter.

     In June 1997, the Boards discussed with Mr. Sternlicht preliminary contacts that had been made by other hotel companies with respect to a possible alliance or transaction with Starwood Lodging.

     In July 1997, the Special Committees retained the E&Y Kenneth Leventhal Real Estate Group of Ernst & Young LLP ("Ernst & Young") to assist in the due diligence process. Preliminary due diligence was conducted by executives of Starwood Lodging, representatives of Ernst & Young, as well as Coopers & Lybrand, L.L.P. ("Coopers & Lybrand"), Starwood Lodging's auditors, and Sidley & Austin.

     During June and July 1997, the parties had their lawyers and advisors continue to exchange drafts of letters of intent, and the parties continued to disagree on certain issues including the allocation of the consideration among cash, Class A EPS, Class B EPS and units of the Realty Partnership and Operating Partnership, as well as the terms of the Class B EPS.

     During late June and in July 1997, Messrs. Yih and Quazzo, and Morgan Stanley, had numerous conversations with Goldman Sachs. The principal issues on which the two sides disagreed were whether to negotiate directly a definitive agreement, the extent of the financing contingency to the obligation of Starwood Lodging to close the transaction, whether the partnership units to be issued in the transaction would be convertible into Class B EPS, the nature of any working capital adjustment, the extent of the indemnification protection for Starwood Lodging, and whether the purchase price included joint venture debt. On June 20, 1997, the Special Committees discussed the status of negotiations and decided to continue their pursuit of Westin based on the conclusions of that meeting. Messrs. Yih and Quazzo notified Goldman Sachs that it was acceptable that the limited partnership units to be issued would be exchangeable for Class B EPS.

     On July 22 and July 23, 1997, Mr. Yih, representatives of Morgan Stanley, acquisitions executives of Starwood Lodging (Steven R. Goldman of the Trust and Michael Mueller of the Corporation), and representatives of Ernst & Young met in Seattle with management of Westin and representatives of Goldman Sachs to discuss due diligence issues. On July 23 and July 24, 1997, Mr. Yih discussed certain of the due diligence findings with Mr. Sternlicht.

     On July 23, 1997, Starwood Lodging submitted a revised proposed letter of intent to Goldman Sachs which provided that in the event the parties were unable to agree on the terms of a definitive agreement by August 15, Starwood Lodging would have an option to acquire Westin on the terms set forth in such letter of intent. Goldman Sachs did not accept the proposal.

     On July 25, 1997, the Special Committees reviewed the due diligence efforts with acquisitions executives of Starwood Lodging, representatives of Ernst & Young, lawyers from Sidley & Austin, accountants from Coopers & Lybrand and Morgan Stanley. Members of management were present, as were Messrs. Sternlicht and Grose for part of the meeting during which management and Mr. Sternlicht separately expressed their views concerning the advisability of the transaction and whether an adjustment in the price was appropriate, in light of the due diligence findings and the increase in the market value of the Paired Shares.

     On July 28, 1997, Messrs. Yih and Quazzo informed the Goldman Sachs representatives that Starwood Lodging would negotiate other issues but that it would not meet the price Goldman Sachs had proposed by approximately $50 million. On July 29, 1997, Goldman Sachs informed Mr. Quazzo that all issues relating to the definitive agreement would need to be resolved before a final decision on price and other economic issues would be made.

     Commencing August 8, 1997, lawyers from Sullivan & Cromwell and lawyers from Sidley & Austin exchanged drafts and comments on a definitive agreement with respect to the transaction.

     On August 11, 1997, the Chairmen of the Special Committees, together with representatives of Morgan Stanley, lawyers from Sidley & Austin and lawyers from Fried, Frank, Harris, Shriver & Jacobson ("Fried Frank"), counsel for Morgan Stanley, had a telephone conference with Messrs. Sternlicht, Grose and Duncan, to discuss certain remaining issues. Mr. Sternlicht and the Special Committees concurred with respect to price reduction, to the Starwood Companies limiting the risk of early terminations of franchise and management contracts, to the management of Westin indemnifying, with certain of the proceeds they would receive in the transaction, the Starwood Companies for a breach of the representations and warranties in the definitive agreement that were being made by the owners of Westin based on such management's knowledge and to the Starwood Companies limiting the amount of indebtedness to be assumed by them without adjustment to the purchase price.

     On August 11, 1997, Morgan Stanley discussed with Goldman Sachs certain economic issues, including the allocation between the number of shares of Class A EPS, Class B EPS, and limited partnership units that were to be issued in connection with the transaction and the effect of early terminations of management and franchise contracts.

     On August 12 and August 14, 1997 Mr. Yih and representatives of Morgan Stanley and lawyers from Sidley & Austin and Fried Frank met in New York with representatives of Goldman Sachs and Bear Stearns and lawyers from Sullivan & Cromwell to discuss the early drafts of the Transaction Agreement.

     Over the next two weeks, representatives of Westin and Goldman Sachs and lawyers from Sullivan & Cromwell performed due diligence with respect to Starwood Lodging, including meetings with executives of the Trust and the Corporation in Phoenix on August 19, 1997.

     On August 18, 1997, the parties had a meeting to discuss the remaining issues, which was followed over the next several days by several conversations between Mr. Yih and a representative of Goldman Sachs relating to the major remaining issues, including purchase price, survival of representations and warranties, the extent of adjustments for working capital surplus or deficit and the limitations on the aggregate debt that would be assumed.

     On August 24, 1997, Messrs. Yih and Quazzo met by telephone with lawyers from Sidley & Austin and Fried Frank and representatives of Morgan Stanley to discuss possible price adjustments. Mr. Sternlicht was present during portions of the meeting.

     In the morning of August 25, 1997, Mr. Yih met with representatives of Morgan Stanley and lawyers from Sidley & Austin and Fried Frank in preparation for a meeting with Goldman Sachs and lawyers from Sullivan & Cromwell to occur that afternoon. Messrs. Sternlicht, Grose, Goldman and Mueller were also present. Mr. Sternlicht expressed his views concerning the Special Committees' positions with respect to the appropriate purchase price, the effect of early termination of management contracts, franchise contracts and leases, the amount of debt that would likely be assumed and capital expenditures likely to be incurred prior to closing. There ensued on the afternoon of August 25, 1997, a meeting of the above persons with representatives of Goldman Sachs and lawyers from Sullivan & Cromwell. In addition, counsel representing Marswood and a representative from Bear Stearns were present, as were certain executives of Westin. At the end of the meeting, the parties remained apart with respect to the purchase price by approximately $50 million. In addition, unresolved issues included the extent of the representations and warranties that would be made by Westin, the default provisions under the Class B EPS, whether or not there would be a non-competition provision so long as designees of Goldman Sachs were on the Boards of the Trust and Corporation, whether or not there would be an escrow to secure certain indemnifications, the amount of debt that would be assumed by the Starwood Companies without an adjustment in purchase price and the extent of the adjustment in purchase price based on the amount of working capital available at the closing.

     The Special Committees met by telephone on August 27, 1997. Messrs. Sternlicht, Grose and Duncan were present at the meeting, as were Messrs. Goldman, Mueller and Ronald Brown, chief financial officer of the Trust, as well as lawyers from Sidley & Austin and representatives of Morgan Stanley. The Committees heard the views of management of the Trust (including Mr. Sternlicht) and of Messrs. Grose and Duncan. The Special Committees determined to offer consideration for Westin of 6,285,783 shares of Class A EPS, 3,691,032 shares of Class B EPS (including, after five years, a requirement that Starwood Lodging Trust redeem the Class B EPS at the option of the holder, or that a third party financial institution execute a put agreement, at $38.50 per share of Class B
EPS), 2,594,751 limited partnership units of the Realty Partnership and the Operating Partnership, $170,400,000 in cash and the assumption of $1,069,000,000 of indebtedness. Based on the then-market price of Paired Shares of Starwood Lodging, the above offer was for an aggregate amount of $1,783,426,000 (which amount excludes Westin's joint venture debt) for Westin and the three additional properties acquired by Westin in 1997. The cash portion of the purchase price would be adjusted up or down depending upon appropriate working capital adjustments. The indebtedness to be assumed would include no more than $33.5 million of joint venture debt. The conditions to Starwood Lodgings' obligation to close the transaction would include obtaining required consents under certain management, franchise and other contracts, to the extent such contracts for which consents were not obtained accounted for a certain amount or more of budgeted revenue for 1998. That offer was communicated by Morgan Stanley on August 28, 1997.

     In telephone conversations over the Labor Day holiday weekend (August 30, 1997 through September 1, 1997), Messrs. Yih and Quazzo discussed with Mr. Sternlicht, and they and Mr. Sternlicht separately discussed with representatives of Goldman Sachs, the respective positions of the parties. Goldman Sachs suggested to Messrs. Yih, Quazzo and Sternlicht that rather than negotiate any further issues under the definitive agreement, the Starwood Companies should sign the latest version of the definitive agreement, making any pricing adjustments that they felt were necessary based on due diligence and any other items, and that Goldman Sachs would either accept or reject the agreement as so adjusted.

     Between September 2, 1997 and September 4, 1997, Messrs. Yih and Quazzo and Mr. Sternlicht, together with Morgan Stanley, continued to discuss with Goldman Sachs the positions of the parties.

     On September 4, 1997, the Board of Trustees and the Board of Directors met by telephone, together with Messrs. Mueller and Brown, representatives of Morgan Stanley and lawyers from Sidley & Austin. The remaining open issues were discussed, which included (i) purchase price, as to which the parties were approximately $75 million apart, (ii) whether the representations and warranties in the definitive agreement would be qualified by all the material listed on the data room index prepared by Westin, (iii) the impact of non-consents for management, franchise and other agreements, (iv) the willingness of Westin to permit an extension of the closing date beyond January 2, 1998 in the event the closing did not occur by that time and (v) the extent of the representations the owners of Westin were prepared to make upon exchange of Class A EPS or limited partnership units in respect of the ownership limits of the Trust. Mr. Sternlicht suggested that each of the Special Committees price the transaction based on all those issues and list which consents were required.

     During the week of September 1, 1997, lawyers from Sidley & Austin, representatives of Morgan Stanley, lawyers from Sullivan & Cromwell and representatives of Goldman Sachs continued to negotiate the terms of the definitive agreement.

     In the afternoon of September 7, 1997, the Special Committees met in person at the New York offices of Sidley & Austin to review the status of the negotiations and to determine their recommendation to the full Boards. They received due diligence reports from management, from representatives of Ernst & Young and from lawyers at Sidley & Austin. Representatives of Morgan Stanley made a presentation to the Special Committees and delivered Morgan Stanley's oral opinion (which it subsequently confirmed by delivery of a written opinion dated September 9, 1997) that, as of that date and based upon its review and analysis, and subject to the limitations set forth therein, the aggregate consideration to be paid by the Starwood Companies to acquire Westin pursuant to the Transaction Agreement was fair from a financial point of view to the Starwood Companies. The Special Committees adjourned their meeting until the next day.

     The Special Committees resumed their meeting on September 8, 1997 and determined to recommend to the full Boards the approval of the Transaction Agreement.

     From September 5 through September 9, 1997, Starwood Lodging and its financial and legal advisors, and Westin and Nomura and their respective financial and legal advisors completed the negotiation of the Transaction Agreement and related documents.

     On September 8, 1997, the Board of Trustees of the Trust and Board of Directors of the Corporation met to discuss the terms of the Transaction Agreement. By unanimous vote of all Trustees of the Trust, other than Messrs. Sternlicht, Grose and Stern who recused themselves, and by unanimous vote of all of the Directors of the Corporation, except for Messrs. Sternlicht and Eilian who recused themselves, the Board of Trustees and the Board of Directors determined that the transaction was fair to and in the best interests of the shareholders of the Trust and stockholders of the Corporation. The Boards authorized the execution of the Transaction Agreement, subject to satisfactory resolution of any remaining issues, and recommended that the shareholders of the Trust and stockholders of the Corporation approve and adopt the Transaction Agreement, including the merger of Westin Worldwide into the Trust. Following the approval, representatives of Starwood Lodging and Westin finalized the Transaction Agreement and it was signed on September 9, 1997.

     Starwood Lodging and the owners of Westin agreed to an aggregate consideration of $177.9 million cash, 6,285,783 shares of Class A EPS, 5,294,783 shares of Class B EPS, 991,000 limited partnership units of the Realty Partnership and the Operating Partnership and the assumption of $1.064 billion of indebtedness. Based on the market price of Starwood Lodging Paired Shares on September 8, 1997, the consideration equalled $1.830 billion, including $1.571 billion for Westin and an additional $258.6 million for the interests in three additional properties acquired by Westin in 1997, the Westin Tabor Center in Denver, the Westin Peachtree Plaza in Atlanta, and the Westin Resort St. John U.S. Virgin Islands.

     Starwood Lodging also entered into a letter agreement dated September 8, 1997 with Goldman Sachs in connection with the anticipated equity and debt offerings aggregating $1.2 billion expected to be made by Starwood Lodging in order to finance the acquisition of Westin. Starwood Lodging agreed that it would offer Goldman Sachs the right to act as sole lead book-running manager of the equity offering (entitled to no less than 42.5% (in the case of gross initial proceeds between $500 million and $600 million) or 40% (in the case of gross initial proceeds under $500 million or more than $600 million) of the gross economics paid to all of the managers), and co-lead manager of any portion of the debt offering that is secured (entitled to a 50% share of all traditional economics and allocations of the lead managers) and co-manager of any portion of the debt offering that is unsecured. Goldman Sachs is not obligated to accept the engagement. The underwriting agreement would contain customary terms and conditions, including, if Goldman Sachs acts as lead underwriter, its customary indemnification.

RECOMMENDATION OF THE BOARD OF TRUSTEES AND THE BOARD OF DIRECTORS; REASONS FOR THE TRANSACTION

     THE BOARD OF TRUSTEES OF THE TRUST AND THE BOARD OF DIRECTORS OF THE CORPORATION APPROVED THE ACQUISITION PROPOSAL AND RECOMMEND THAT SHAREHOLDERS OF THE TRUST AND STOCKHOLDERS OF THE CORPORATION VOTE FOR APPROVAL OF THE ACQUISITION PROPOSAL.

     The recommendations of the Board of Trustees and the Board of Directors are based on a number of factors, including the following:

     - The Boards' belief that the acquisition of Westin will enhance Starwood Lodging's competitive position by creating a fully integrated hotel owner and operator with a global, premier brand name.

     - The combined company, with its premier brand name and international scope, will be unique among real estate investment trusts and, coupled with its paired-share structure, will be unique among hotel companies.

     - Westin is one of the few premier brands that has a pure "upscale" image and a significant global presence.

     - The combined management team of Starwood Lodging and Westin will have significant industry expertise and enhanced management depth.

     - Westin provides Starwood Lodging with enhanced entry to global investment opportunities and provides Starwood Lodging with enhanced acquisition opportunities.

     - Westin provides Starwood Lodging with a new avenue of growth in franchising and managing hotels for third parties.

     - Westin's hotels offer Starwood Lodging increased diversification beyond its already strong presence in major United States hotel markets such as Atlanta, Chicago, Dallas, Los Angeles, New York, Seattle and San Francisco and will provide Starwood Lodging with immediate entry into the global hotel business through Westin's presence in 23 countries worldwide.

     - The ability to achieve franchise, management and operating synergies through the elimination of franchise fees and other costs and the opportunity to enhance revenues at Starwood Lodging's hotels which are converted to the Westin brand.

     - The transaction is expected to be accretive to Starwood Lodging's 1998 per share funds from operations.

     - The terms and conditions of the Transaction Agreement and the Merger and the course of negotiations thereof.

     - The written opinion of Morgan Stanley that, based on and subject to certain matters stated therein, the aggregate consideration to be paid by the Starwood Companies to acquire Westin pursuant to the Transaction Agreement is fair from a financial point of view to the Starwood Companies.

     The Boards did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Boards viewed their recommendations as being based on the totality of the information presented and considered by them.

OPINION OF FINANCIAL ADVISOR

     Morgan Stanley was retained by the Special Committees to act as financial advisor to the Trust and the Corporation in connection with the transactions contemplated by the Transaction Agreement (the "Transaction"). Morgan Stanley is an internationally recognized investment banking firm and was selected by the Special Committees based on Morgan Stanley's qualifications, experience, expertise and reputation. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes.

     In connection with Morgan Stanley's engagement, the Special Committees requested that Morgan Stanley evaluate the fairness, from a financial point of view to the Starwood Companies, of the aggregate consideration to be paid by the Starwood Companies to acquire Westin pursuant to the Transaction Agreement. On September 7, 1997, Morgan Stanley rendered to the Special Committees an oral opinion to the effect that, as of such date and based on and subject to certain matters stated therein, the aggregate consideration to be paid by the Starwood Companies to acquire Westin pursuant to the Transaction Agreement was fair to the Starwood Companies from a financial point of view. Morgan Stanley subsequently confirmed its opinion of September 7, 1997, by delivery of a written opinion dated September 9, 1997 (the "Morgan Stanley Opinion"). Although Morgan Stanley evaluated the fairness, from a financial point of view, of the aggregate consideration to be paid by the Starwood Companies to acquire Westin pursuant to the Transaction Agreement, the specific consideration payable in the Transaction and the terms of the Transaction Agreement were determined by the Special Committees and certain shareholders of Westin through arm's-length negotiation.

     THE FULL TEXT OF THE MORGAN STANLEY OPINION, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS EXHIBIT B. SHAREHOLDERS AND STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS DIRECTED TO EACH SPECIAL COMMITTEE AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW TO THE STARWOOD COMPANIES OF THE AGGREGATE CONSIDERATION TO BE PAID BY THE STARWOOD COMPANIES TO ACQUIRE WESTIN PURSUANT TO THE TRANSACTION AGREEMENT, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTION. THE MORGAN STANLEY OPINION DOES NOT CONSTITUTE AN OPINION OR A RECOMMENDATION AS TO HOW ANY

SHAREHOLDER OF THE STARWOOD COMPANIES SHOULD VOTE WITH RESPECT TO THE TRANSACTION. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Morgan Stanley: (i) reviewed certain financial statements and other financial and operating data concerning Westin prepared by management of Westin; (ii) reviewed certain financial projections prepared by the management of Westin; (iii) discussed the past and current operations and financial condition and the prospects of Westin with senior executives of Westin; (iv) reviewed certain publicly available financial statements and other information of the Starwood Companies; (v) analyzed certain internal financial statements and other financial operating data concerning the Starwood Companies prepared by the management of the Starwood Companies; (vi) reviewed certain financial projections of the Starwood Companies and Westin prepared by management of the Starwood Companies; (vii) discussed with management of the Starwood Companies their views of the strategic rationale for the Transaction and the cost savings, revenue enhancements and other synergies expected to result from the Transaction; (viii) reviewed and discussed with the management of the Starwood Companies their assessment of the impact of the Transaction on the management and franchise contracts of Westin; (ix) discussed the past and current operations and financial condition and the prospects of the Starwood Companies with senior executives of the Starwood Companies, and analyzed the pro forma projected impact of the Transaction on the Starwood Companies' financial condition and results of operations; (x) reviewed the reported prices and trading activity for the Paired Shares; (xi) compared the financial performance of Westin with that of certain comparable publicly traded companies and their securities; (xii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (xiii) participated in discussions and negotiations concerning the Transaction among representatives of Westin and the Starwood Companies and their financial and legal advisors;
(xiv) reviewed the Transaction Agreement, and certain related documents; and
(xv) reviewed such other information and performed such other analyses as Morgan Stanley deemed appropriate.

     In preparing the Morgan Stanley Opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley, for the purposes of its opinion. With respect to the financial projections, Morgan Stanley assumed that they were reasonably prepared on bases reflecting management's best currently available estimates and judgments of the future financial performance of Westin and the Starwood Companies, respectively. Morgan Stanley relied upon, without independent verification, the assumptions of the management of the Starwood Companies regarding the cost savings, revenue enhancements and other synergies expected to result from the Transaction. Morgan Stanley relied upon, without independent verification, the assessment by management of the Starwood Companies as to the impact of the Transaction on the management and franchise contracts of Westin. Morgan Stanley did not make, nor has it made, any independent valuation or appraisal of the assets or liabilities of Westin. Morgan Stanley has also assumed that the Transaction will be consummated in accordance with the terms set forth in the Transaction Agreement without material waiver or amendment, and the Federal income tax consequences of the Transaction to the Starwood Companies will be as contemplated by the Transaction Agreement. The Morgan Stanley Opinion is necessarily based on economic, market and other conditions and circumstances as they existed on the date of the Morgan Stanley Opinion, and the information made available to Morgan Stanley as of such date.

     The following is a brief summary of material analyses performed by Morgan Stanley, which Morgan Stanley presented and reviewed with the Special Committees on September 7, 1997, in connection with Morgan Stanley's opinion to the Special Committees on such date. In performing its analyses, Morgan Stanley utilized two sets of projections of the future financial performance of Westin; one provided by the management of Westin ("Case One"), the other provided by management of the Trust and Corporation ("Case Two").

  Selected Comparable Public Companies Analysis.

     As part of its analysis, Morgan Stanley compared selected historical and projected financial and operating data of Westin with the corresponding data and stock market performance data of certain publicly traded companies that Morgan Stanley considered comparable in certain respects to Westin. The comparable companies consisted of four hotel companies: Marriott International, Inc. ("Marriott"), Doubletree Corporation ("Doubletree"), Promus Hotel Corporation ("Promus"), and Four Seasons Hotels Inc. ("Four Seasons") (collectively, the "Peer Group").

     Morgan Stanley calculated multiples for each member of the Peer Group of
(i) the common stock trading price as of September 5, 1997 (the "Share Price"), to last twelve months ("LTM") earnings, to forecasted 1997 earnings, and to forecasted 1998 earnings (each a "P/E"); (ii) the Share Price to adjusted LTM earnings, to adjusted forecasted 1997 earnings, and to adjusted forecasted 1998 earnings (each an "Adjusted P/E"), where "adjusted" means depreciation has been added to, and maintenance capital expenditures have been deducted from, each of LTM earnings, forecasted 1997 earnings, and forecasted 1998 earnings; and (iii) the aggregate value (defined as market equity value plus book value of debt and preferred shares less cash and marketable securities) as of September 5, 1997, to LTM earnings before deductions for interest, tax, depreciation and amortization ("EBITDA"), to forecasted 1997 EBITDA, and to forecasted 1998 EBITDA (each an "Aggregate Value/EBITDA"). Morgan Stanley then calculated the mean and median multiples for the Peer Group, without giving effect in such calculation to the multiples calculated for Four Seasons. All earnings estimates and growth rates for the Peer Group were from the Institutional Brokers Estimate System as of September 3, 1997, except for the financial information relating to Four Seasons, which was provided by Morgan Stanley Research.

     For the Peer Group, Morgan Stanley noted that (i) P/E multiples ranged from
27.9 to 38.5 times LTM earnings, 26.3 to 31.3 times forecasted 1997 earnings, and 22.3 to 25.7 times forecasted 1998 earnings; (ii) Adjusted P/E multiples ranged from 19.0 to 34.2 times adjusted LTM earnings, 19.4 to 29.2 times forecasted 1997 adjusted earnings, and 17.3 to 26.3 times forecasted 1998 earnings; and (iii) Aggregate Value/EBITDA multiples ranged from 12.9 to 24.0 times LTM EBITDA, 11.4 to 21.1 times forecasted 1997 EBITDA, and 9.6 to 17.7 times forecasted 1998 EBITDA. Morgan Stanley also noted that, without giving effect to the multiples calculated for Four Seasons, (i) the mean and median P/E multiples were 32.0 times and 33.6 times LTM earnings, respectively, 29.5 times and 30.9 times forecasted 1997 earnings, respectively, and 24.1 times and 24.3 times forecasted 1998 earnings, respectively; (ii) the mean and median Adjusted P/E multiples were 24.6 times and 26.6 times adjusted LTM earnings, respectively, 22.7 times and 22.3 times forecasted 1997 adjusted earnings, respectively, and 20.1 times and 19.7 times forecasted 1998 adjusted earnings, respectively; and (iii) the mean and median Aggregate Value/EBITDA multiples were 13.7 times and 13.9 times LTM earnings, respectively, 13.2 times and 13.0 times forecasted 1997 EBITDA, respectively, and 11.3 times and 10.8 times forecasted 1998 EBITDA, respectively.

     Morgan Stanley derived a range of valuations for Westin from the Peer Group data set forth above. Applying the range of multiples derived from the Peer Group of 12 to 15 times forecasted 1997 EBITDA and 10.0 to 13.0 times forecasted 1998 EBITDA to the EBITDA projections for Westin set forth in Case One resulted in a low to high range of aggregate value for Westin of $1,761.6 million to $2,202.0 million based on forecasted 1997 EBITDA and $1,800.0 million to $2,340.0 million based on forecasted 1998 EBITDA, and a low to high range of equity value for Westin of $731.6 million to $1,172.0 million based on forecasted 1997 EBITDA and debt of $1,030.0 million and $770.0 million to $1,310.0 million based on forecasted 1998 EBITDA and debt of $1,030.0 million. Applying the range of multiples derived from the Peer Group of 12.0 to 15.0 times forecasted 1997 EBITDA and 10.0 to 13.0 times forecasted 1998 EBITDA to the EBITDA projections for Westin set forth in Case Two resulted in a low to high range of aggregate value for Westin of $1,623.4 million to $2,029.3 million based on forecasted 1997 EBITDA and $1,624.3 million to $2,111.6 million based on forecasted 1998 EBITDA, and a low to high range of equity value for Westin of $593.4 million to $999.3 million based on forecasted 1997 EBITDA and debt of $1,030.0 million and $594.3 million to $1,081.6 million based on forecasted 1998 EBITDA and debt of $1,030.0 million.

     Morgan Stanley also compared the Peer Group multiples to the Transaction multiples. For purposes of its analysis, Morgan Stanley made certain assumptions in order to value the securities issuable by the Starwood Companies in the Transaction. Morgan Stanley valued the Class A EPS, Class B EPS, the Realty Partnership units and the Operating Partnership units (the Realty Partnership units and Operating Partnership units are referred to collectively as the "Starwood Partnership Units"; the Class A EPS, Class B EPS and Starwood Partnership Units are referred to collectively as the "Securities") at the closing price per share of $48.0625 ("Par") on September 5, 1997 for the Paired Shares. By valuing these Securities at Par, Morgan Stanley (i) considered the characteristics of each class of Securities vis a vis the Paired Shares and (ii) balanced the premium the market would likely ascribe to the Securities carrying a liquidation preference of $38.50 per share or per unit, as the case may be, against the liquidity discount the market would likely ascribe to each of the Securities. Given these assumptions, Morgan Stanley calculated an aggregate consideration valuation of $1,812.0 million (the "Transaction Value"), which amount was comprised of $177.9 million in cash, $1,030.0 million of assumed debt, $302.1 million of Class A EPS, consisting of 6.286 million shares valued at Par, $254.5 million of Class B EPS, consisting of 5.295 million shares valued at Par, and $47.6 million of Starwood Partnership Units, consisting of .991 million units valued at Par. Morgan Stanley noted the Transaction Value in Case One was 12.3 times forecasted 1997 EBITDA and 10.1 times forecasted 1998 EBITDA and in Case Two was 13.4 times forecasted 1997 EBITDA and 11.2 times forecasted 1998 EBITDA.

     No company utilized in the comparable company analysis for purposes of comparison to Westin is identical to Westin. In selecting and evaluating the Peer Group, Morgan Stanley made certain judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Mathematical analysis (such as determining the average or median) of certain financial ratios of the Peer Group is not in itself a meaningful method of using comparable company data.

  Precedent Transaction Analysis.

     Using publicly available information, Morgan Stanley reviewed and analyzed certain recent precedent transactions in the hotel industry (the "Comparable Transactions"). The Comparable Transactions consist of the following publicly announced pending or completed business combination transactions: merger of Doubletree with Promus, Patriot American Hospitality, Inc.'s ("Patriot") acquisition of Wyndham Hotel Corporation ("Wyndham"), Marriott's acquisition of Renaissance Hotel Group N.V. ("Renaissance"), Doubletree's acquisition of Red Lion Hotels, Inc. ("Red Lion"), TRT Holdings Inc.'s acquisition of Omni Hotels, and Granada Group Plc's acquisition of Forte Plc.

     Morgan Stanley reviewed the aggregate value of each Comparable Transaction, and expressed the aggregate value of each Comparable Transaction as a multiple of the acquiree's (or in the case of the merger of Doubletree with Promus, each of the parties') historical forecasted EBITDA and one-year forward EBITDA. Morgan Stanley noted that the aggregate value for the Comparable Transactions expressed as a multiple of historical EBITDA ranged from a low of 11.3 times for Doubletree's acquisition of Red Lion to a high of 15.2 times for Marriott's acquisition of Renaissance. The aggregate value for the Comparable Transactions expressed as a multiple of forecasted forward EBITDA ranged from a low of 11.4 times for both Promus' implied valuation in its merger with Doubletree and Patriot's acquisition of Wyndham to a high of 13.2 times for Marriott's acquisition of Renaissance. Morgan Stanley also noted that the mean and median of the aggregate value of the Comparable Transactions was 13.5 times and 13.5 times historical EBITDA, respectively, and 12.3 times and 13.0 times forecasted forward EBITDA, respectively.

     Morgan Stanley derived a range of valuations for Westin from the Comparable Transactions data set forth above. Applying the range of multiples derived from the Peer Group of 12.0 to 15.0 times forecasted 1997 EBITDA and 11.0 to 13.0 times forecasted 1998 EBITDA to the EBITDA projections for Westin set forth in Case One resulted in a low to high range of aggregate value for Westin of $1,761.6 million to $2,202.0 million based on forecasted 1997 EBITDA and $1,980.0 million to $2,340.0 million based on forecasted 1998 EBITDA, and a low to high range of equity value for Westin of $731.6 million to $1,172.0 million based on forecasted 1997 EBITDA and debt of $1,030.0 million and $950.0 million to $1,310.0 million based on forecasted 1998 EBITDA and debt of $1,030.0 million. Applying the range of multiples derived from the Peer Group of 12.0 to
15.0 times 1997 forecasted EBITDA and 10.0 to 13.0 times forecasted 1998 EBITDA to the

EBITDA projections for Westin set forth in Case Two resulted in a low to high range of aggregate value for Westin of $1,623.4 million to $2,029.3 million based on forecasted 1997 EBITDA and $1,786.7 million to $2,111.6 million based on forecasted 1998 EBITDA, and a low to high range of equity value for Westin of $593.4 million to $999.3 million based on forecasted 1997 EBITDA and debt of $1,030.0 million and $756.7 million to $1,081.6 million based on forecasted 1998 EBITDA and debt of $1,030.0 million.

     Morgan Stanley also compared the Comparable Transaction multiples to the Transaction multiples, using for comparison purposes, the Transaction Value. Morgan Stanley noted the Transaction Value in Case One was 12.3 times historical EBITDA and 10.1 times forward EBITDA and in Case Two was 13.4 times historical EBITDA and 11.2 times forecasted forward EBITDA.

     No transaction considered for purposes of the precedent transaction analysis is identical to the Transaction. In evaluating the Comparable Transactions, Morgan Stanley made certain judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using Comparable Transaction data.

  Discounted Cash Flow Analysis.

     Morgan Stanley performed discounted cash flow analyses of Westin in order to estimate a range of present aggregate values of the unlevered free cash flows that may be generated by Westin, as well as the corresponding present equity values of Westin. The present values were calculated using two sets of data; the financial projections set forth in Case One and the financial projections set forth in Case Two.

     The discounted cash flow analyses were based on projected unlevered free cash flows, defined as net income plus depreciation and amortization plus after-tax interest expense less investments in working capital less capital expenditures, for Westin for the period 1998 to 2002, inclusive, using Case One and Case Two projections in turn. In conducting its analysis, Morgan Stanley made certain assumptions. Morgan Stanley calculated terminal values by applying a range of multiples to forecasted 2003 EBITDA at year-end 2002 ranging from 9.0 to 11.0 times, and the cash flow streams and terminal values were then discounted to the present using discount rates ranging from 12% to 14%, reflecting the estimated weighted average cost of capital for Westin.

     For Case One, the analysis showed aggregate values for Westin ranging from $1,789.2 million to $2,284.1 million and equity values ranging from $759.2 million to $1,254.1 million. For Case Two, the analysis showed aggregate values for Westin ranging from $1,729.3 million to $2,184.1 million and equity values ranging from $699.2 million to $1,154.1 million.

  Pro Forma Transaction Consequences.

     As part of its analysis, Morgan Stanley analyzed certain pro forma effects of the Transaction for the fiscal years ended 1997 and 1998. These analyses were based on the Starwood Companies' projections, certain synergies, and certain other adjustments Morgan Stanley deemed appropriate, and assumed the Transaction was treated as a "purchase" for accounting purposes.

     Morgan Stanley also compared the Starwood Companies' projected stand-alone funds from operation ("FFO") per share to the Starwood Companies' pro forma combined FFO per share resulting from the Transaction. Morgan Stanley observed that, after giving effect to expected synergies of $8.75 million for fiscal year 1997 and $17.5 million for fiscal year 1998, the Transaction would be accretive to FFO per share in the amount of $0.08 per share in 1997, a 2.8% increase over projected stand-alone FFO per share, and $0.19 per share in 1998, a 4.9 % increase over projected stand-alone FFO per share.

     In addition, Morgan Stanley compared the Starwood Companies' stand-alone debt to market capitalization on the date of the Morgan Stanley Opinion to the pro forma debt to estimated market capitalization at fiscal year end 1997 and calculated these amounts to be 34.2% and 37.6%, respectively. For purposes of this comparison, "pro forma debt" consisted of $103.9 million in securitized debt to be placed on the combined assets of the combined company, $163.2 million of existing debt for certain assets purchased prior to the

Transaction, a $375.1 million assumed debt in conjunction with a loan to be placed against certain Westin affiliates, $1,454.0 million of existing debt of the Starwood Companies not recapitalized and a $250.0 million senior loan to be placed on the combined company.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portions of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying the Morgan Stanley Opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Westin.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Starwood Companies and Westin. Where appropriate, Morgan Stanley discounted comparable industry and/or company data to reflect the combined company's current and projected operating performance in relation to that of the relevant industry or comparable company group. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of whether the aggregate consideration to be paid by the Starwood Companies to acquire Westin pursuant to the Transaction Agreement is fair from a financial point of view to the Trust and the Corporation, and were conducted in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals or to reflect the prices at which Westin might actually be sold.

     As described above (see "Background of the Transaction; Reasons for the Transaction"), the Morgan Stanley Opinion and the information provided by Morgan Stanley to each Special Committee was one of a number of factors taken into consideration by the Special Committees and Board of Directors and Board of Trustees in making their determination to recommend approval of the Transaction Agreement. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Special Committees or the Board of Directors and Board of Trustees with respect to the value of Westin or whether a different valuation could have been negotiated with Westin. The consideration paid to acquire Westin was determined through negotiations between the Special Committees and certain owners of Westin and was approved by the Board of Directors and Board of Trustees. Morgan Stanley provided advice to the Special Committees during the course of such negotiations; however, the decision to enter into the Transaction Agreement was solely that of the Board of Directors and Board of Trustees.

     Pursuant to a letter agreement dated October 16, 1996, the Trust and the Corporation have agreed to pay Morgan Stanley, upon the consummation of the Transaction, a transaction fee of 0.425% of the value of the aggregate consideration (which amount includes, without limitation, the value of the consideration paid by the Starwood Companies in whole or in part for the assets of Westin acquired by the Starwood Companies plus the value of any debt and capital lease obligations assumed, retired or defeased in connection with the Transaction). In the event the Transaction is not consummated, each of the Trust and the Corporation has agreed to reimburse Morgan Stanley for expenses incurred in connection with the Transaction up to a specified amount. In addition, each of the Trust and the Corporation agreed to reimburse and to indemnify Morgan Stanley for liabilities and expenses arising out of the engagement and the transactions in connection therewith, including liabilities under federal securities laws.

     In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities of the Trust and the Corporation for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short term position in such securities. Morgan Stanley has provided financial advisory and investment banking services to the Trust and the Corporation in the past, for which services Morgan Stanley has received customary fees.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     Interests of Mr. Sternlicht and Starwood Capital. Barry S. Sternlicht, the Chairman and Chief Executive Officer of the Trust and the Chairman of the Board of Directors of the Corporation, controls and has been the President and Chief Executive Officer of Starwood Capital since its formation. As of the Record Date, Starwood Capital and its affiliates and Mr. Sternlicht beneficially owned 8.0% of the Paired Shares on a fully diluted basis. See "Security Ownership of Certain Beneficial Owners and Management." Starwood Capital and certain of its affiliates are the general partners of Woodstar. Woodstar holds an approximate 50% voting (35.23% interest in profits) Class A membership interest in the LLC. See "Certain Information Concerning Westin -- Westin Stock." Prior to September 8, 1997, Mr. Sternlicht was a director of Westin.

     In addition, Madison F. Grose, a Trustee of the Trust, is Managing Director and General Counsel of, and holds an indirect ownership interest in, Starwood Capital and is an investor in Marswood. Jonathan D. Eilian, a Director of the Corporation, is Managing Director of, and holds an indirect ownership interest in, Starwood Capital and is an investor in Marswood. Daniel H. Stern, a Trustee of the Trust, is also an affiliate of a limited partner of Starwood Capital. Mr. Stern is also a director of Westin and is an affiliate of an investor in Marswood. Other limited partners of Marswood are also directors or affiliates of directors of Westin.

     In addition, Starwood Capital and its affiliates hold a 37% interest in a golf course management company which currently manages one golf course which is associated with a Westin hotel and a 20% interest in a Mexican company that operates timeshare resorts adjacent to three Westin hotels in Mexico which were acquired in 1997 by Starwood Lodging and are managed by Westin. See "Certain Information Concerning Westin -- Strategic Relationships." Individuals affiliated with Starwood Capital, including individuals who are Trustees of the Trust, Directors of the Corporation or directors of Westin, hold a 75% interest in a company that operates the Westin Innisbrook Resort and the Tamarron Hilton.

     Employment Agreements. The Trust has entered into employment agreements with Mr. Sternlicht, Gary Mendell, the President and a Trustee of the Trust, Steven Goldman, Senior Vice President and a Trustee of the Trust, and Ronald Brown, Senior Vice President and Chief Financial Officer of the Trust. The Corporation has entered into employment agreements with Eric Danziger, the President and Chief Executive Officer and a Director of the Corporation, and Theodore Darnall, Executive Vice President and Chief Operating Officer of the Corporation. All of such agreements are described under the section "Executive Compensation -- Employment and Compensation Agreements with Executive Officers." In general each of such agreements provides for certain severance benefits and immediate vesting of options and restricted stock awards if such agreement is terminated without cause by the Trust or the Corporation, as the case may be, or by the employee under certain circumstances, all as described in such section.

     Compensation of Special Committee Chairmen. Messrs. Yih and Quazzo each received $200,000 in cash and an award of 5,000 Paired Shares as compensation for acting as Chairmen of the Special Committees. Such fees are not conditioned upon consummation of the Transaction.

THE TRANSACTION AGREEMENT

     The following summary of certain provisions of the Transaction Agreement, a copy of which is attached as Exhibit A to this Joint Proxy Statement, is qualified in its entirety by reference to the text of the Transaction Agreement.

     THE SUBSIDIARY CONTRIBUTIONS

     Seattle. The Transaction Agreement provides that on the Closing Date (as defined below) the Members (or their permitted transferees) will contribute, or cause to be contributed, to the Realty Partnership all the then outstanding shares of capital stock of Seattle ("Seattle Shares"). Concurrently with such contribution, (i) the Realty Partnership will issue to the Members (or their permitted transferees) and any other holders of Seattle Shares, on a pro rata basis based on the number of Seattle Shares so contributed to the Realty Partnership, an aggregate of 359,948 Units of Realty Partnership having the terms described below under

"Description of Preferred Shares and Units -- Realty Partnership Units" ("Class A RP Units"), as such number of Class A RP Units shall be adjusted pursuant to the terms of the Transaction Agreement, (ii) the Realty Partnership will assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) prior to such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $104,800,000, and (iii) the Realty Partnership will assume, repay or refinance, or, in the case of nonrecourse indebtedness, acquire (directly or indirectly) the assets securing such indebtedness subject to such indebtedness (collectively, "Assume"), all indebtedness of Seattle and of each scheduled entity in which Seattle has an equity interest; provided, however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) above is less than $104,800,000, the Realty Partnership will pay to each of the Members (or their permitted transferees) and each other holder of Seattle Shares that contributes Seattle Shares to the Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion of the excess of $104,800,000 over the amount of such indebtedness so incurred and assumed.

     Lauderdale. The Transaction Agreement provides that on the Closing Date the Members (or their permitted transferees) will contribute, or cause to be contributed, to the Realty Partnership all the then outstanding shares of capital stock of Lauderdale ("Lauderdale Shares"). Concurrently with such contribution, (i) the Realty Partnership will issue to the Members (or their permitted transferees) and any other holders of Lauderdale Shares, on a pro rata basis based on the number of Lauderdale Shares so contributed to the Realty Partnership, an aggregate of 120,948 Class A RP Units, as such number of Class A RP Units shall be adjusted pursuant to the terms of the Transaction Agreement,
(ii) the Realty Partnership will assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) prior to such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $21,900,000 and (iii) the Realty Partnership will Assume all indebtedness of Lauderdale and of each scheduled entity in which Lauderdale has an equity interest; provided, however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) above is less than $21,900,000, the Realty Partnership will pay to each of the Members (or their permitted transferees) and each other holder of Lauderdale Shares that contributes Lauderdale Shares to the Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion of the excess of $21,900,000 over the amount of such indebtedness so incurred and assumed.

     Denver. The Transaction Agreement provides that on the Closing Date the Members (or their permitted transferees) will contribute, or cause to be contributed, to the Realty Partnership all the then outstanding shares of capital stock of Denver ("Denver Shares"). Concurrently with such contribution,
(i) the Realty Partnership will issue to the Members (or their permitted transferees) and any other holders of Denver Shares, on a pro rata basis based on the number of Denver Shares so contributed to the Realty Partnership, an aggregate of 116,948 Class A RP Units, as such number of Class A RP Units shall be adjusted pursuant to the terms of the Transaction Agreement, (ii) the Realty Partnership will assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) prior to such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $20,500,000, and (iii) the Realty Partnership and the Trust will Assume (or cause to be Assumed) all indebtedness of Denver and of each scheduled entity in which Denver has an equity interest; provided, however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) above is less than $20,500,000, the Realty Partnership will pay to each of the Members (or their permitted transferees) and each other holder of Denver Shares that contributes Denver Shares to the Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion of the excess of $20,500,000 over the amount of such indebtedness so incurred and assumed.

     Atlanta. The Transaction Agreement provides that on or prior to consummation of the transactions contemplated by the Transaction Agreement, the Realty Partnership will lend to Atlanta an aggregate amount of $34,200,000 and that Atlanta will pay a dividend to the LLC (or the Members, as the case may be), and the LLC may make a distribution to the Members, in an amount equal to the aggregate amount of such indebtedness. On the Closing Date the LLC (or its permitted transferees) shall contribute, or cause to be contributed, to the Operating Partnership all the then outstanding shares of capital stock of Atlanta ("Atlanta Shares"). Concurrently with such contribution, (i) the Operating Partnership will issue to the LLC (or its permitted transferees) and any other holders of Atlanta Shares, on a pro rata basis based on the number of Atlanta Shares so contributed to the Operating Partnership, an aggregate of 358,000 Units of the Operating Partnership having the terms described below under "Description of Preferred Shares and Units -- Operating Partnership Units" ("Class B OP Units"), as such number of the Class B OP Units shall be adjusted pursuant to the terms of the Transaction Agreement, and (ii) the Operating Partnership will Assume (or cause to be Assumed) all indebtedness of Atlanta and of each scheduled entity in which Atlanta has an equity interest; provided, however, that in the event the aggregate amount loaned by the Realty Partnership to Atlanta pursuant to this provision is less than $34,200,000, the Operating Partnership will pay to each of the Members (or their permitted transferees) and each other holder of Atlanta Shares that contributes Atlanta Shares to the Operating Partnership in consideration for such contribution, as applicable, an aggregate amount in cash equal to the pro rata portion of the excess of $34,200,000 over the amount of such indebtedness so incurred and assumed.

     St. John. The Transaction Agreement provides that on the Closing Date the Members (or their permitted transferees) will contribute, or cause to be contributed, to the Operating Partnership all the then outstanding shares of capital stock of St. John ("St. John Shares"). Concurrently with such contribution, (i) the Operating Partnership will issue to the Members (or their permitted transferees) and any other holders of St. John Shares, on a pro rata basis based on the number of St. John Shares so contributed to the Operating Partnership, an aggregate of 35,156 Class B OP Units, as such number of Class B OP Units shall be adjusted pursuant to the terms of the Transaction Agreement,
(ii) the Operating Partnership shall assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) prior to such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $6,000,000, and (iii) the Operating Partnership and the Trust shall Assume (or will cause to be Assumed) all indebtedness of St. John and of each scheduled entity in which St. John has an equity interest; provided, however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) above is less than $6,000,000, the Operating Partnership will pay to each of the Members (or their permitted transferees) and each other holder of St. John Shares that contributes St. John Shares to the Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion of the excess of $6,000,000 over the amount of such indebtedness so incurred and assumed. The contributions of shares of common stock of each of Seattle, Lauderdale, Denver, Atlanta and St. John described above are referred to herein as "Subsidiary Contributions."

     Redistributed Subsidiary Shares. At the election of the Westin Companies, the Members (other than Bartels and Nomura) may distribute not more than 15% of the outstanding shares of each of Seattle, Lauderdale, Atlanta, Denver and St. John (the "Redistributed Subsidiary Shares") to investors in the Members or their designees, and each such investor or designee will then exchange each such Seattle, Lauderdale, Atlanta, Denver or St. John Share, as the case may be, for a pro rata portion (based on the number of Seattle, Lauderdale, Atlanta, Denver or St. John Shares, as applicable, then outstanding) of (i) the aggregate number of shares of Class B EPS equal to the aggregate number of Class A RP Units or Class B OP Units, as applicable, for which such Shares would otherwise have been exchangeable and (ii) an aggregate amount of cash equal to the aggregate amount of cash (or assumed indebtedness) which such holder would otherwise have received in exchange for such Shares.

     THE MERGER

     Effect of Merger; Directors and Officers after Effective Time. The Transaction Agreement provides that at the Effective Time (as defined below), Westin Worldwide will be merged with and into the Trust (the "Surviving Trust") and the separate corporate existence of Westin Worldwide will thereupon cease. The Declaration of Trust of the Trust as in effect immediately prior to the Effective Time will be the Declaration of

Trust of the Trust after the Merger. The Regulations of the Trust in effect at the Effective Time will be the regulations of the Trust after the Merger. The trustees of the Trust at the Effective Time, together with Stuart M. Rothenberg, will, from and after the Effective Time, be the trustees of the Surviving Trust until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Declaration of Trust and the Trustees' Regulations. The officers of the Trust at the Effective Time will, from and after the Effective Time, be the officers of the Trust until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Declaration of Trust and the Trustees' Regulations. The directors of the Corporation at the Effective Time, together with Juergen Bartels and Barry
S. Volpert, will, from and after the Effective Time, be the directors of the Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Corporation (it being understood that Barry S. Sternlicht will be Chairman of the Board of Directors of the Corporation). The officers of the Corporation at the Effective Time will, from and after the Effective Time, be the officers of the Corporation; provided, however, that Juergen Bartels will be the Chief Executive Officer of the Corporation, and the President of the Corporation, the Chief Operating Officer of the Corporation and the Chief Financial Officer of the Corporation will be appointed immediately after the Effective Time by the Board of Directors of the Corporation as constituted from and after the Closing Date, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws of the Corporation.

     Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Westin Worldwide, subject to certain adjustments in the event there are any dissenting stockholders, each share of Common Stock, par value $0.01 per share, of Westin Worldwide (collectively, the "Worldwide Shares") issued and outstanding immediately prior to the Effective Time shall (other than shares held by Westin or its subsidiaries or the Starwood Companies or their subsidiaries) be converted into, and become exchangeable for, a pro rata portion (based upon the aggregate number of Worldwide Shares issued and outstanding immediately prior to the Effective Time) of 6,285,783 Class A EPS, having the terms described below under "Description of Preferred Shares and Units -- Class A EPS" and 5,294,783 Class B EPS, having the terms described below under "Description of Preferred Shares and Units -- Class B EPS" and, subject to the adjustments described below, cash in an amount equal to $177,926,000 reduced by the aggregate amount of cash dividends paid by Denver, which cash dividends are expected to equal Denver's accumulated but undistributed earnings and profits (collectively, the "Merger Consideration"). In addition, in connection with the Merger, the Trust will Assume (or cause to be Assumed) all indebtedness of Westin Worldwide and of each entity in which Westin Worldwide has an equity interest (collectively, "Worldwide Debt") outstanding immediately prior to the Effective Time.

     Adjustment Relating to Entity Level Debt. In the event the principal amount of outstanding indebtedness of Westin Worldwide, Lauderdale, Seattle, Denver, Atlanta and St. John and their respective subsidiaries (excluding any intercompany indebtedness for borrowed money) immediately prior to the Effective Date is less than $887,207,000, the aggregate amount of the cash portion of the Merger Consideration will be increased by an amount equal to the excess of $887,207,000 over the sum of the principal amount of indebtedness of Westin Worldwide, Lauderdale, Seattle, Denver, Atlanta and St. John and their respective subsidiaries Assumed pursuant to the Subsidiary Contributions and the Merger, and each outstanding share of Westin Worldwide that is converted into a portion of the Merger Consideration in the Merger will be converted into its pro rata portion of such increased Merger Consideration.

     Adjustment Relating to Gross Debt. In the event that the sum of (i) the principal of and all accrued and unpaid interest on the outstanding indebtedness of the Members (or their permitted transferees) that is Assumed by the Realty Partnership or the Operating Partnership pursuant to the Subsidiary Contributions, (ii) the principal amount of indebtedness of Westin Worldwide, Lauderdale, Seattle, Denver, Atlanta and St. John and their respective subsidiaries (including the allocable portion of the indebtedness of non-subsidiary joint ventures) that is Assumed by the Starwood Companies pursuant to the Subsidiary Contributions and the Merger (other than any indebtedness incurred to fund certain capital expenditures of

Westin in excess of budget or which were not budgeted or to fund acquisitions permitted to be made pursuant to the Transaction Agreement or any indebtedness incurred by any joint venture that is not controlled by Westin) and (iii) without duplication of any amount set forth in (i) or (ii) above, any cash paid in respect of Redistributed Subsidiary Shares exceeds $1,064,243,000, then the aggregate amount of the cash portion of the Merger Consideration will be decreased by an amount equal to such excess, and each outstanding share of Westin Worldwide that is converted into a portion of the Merger Consideration in the Merger will be converted into its pro rata portion of such decreased Merger Consideration.

     Adjustment Relating to Budgeted Capital Expenditures and Investments. In the event the aggregate amount of capital expenditures or investments made in respect of certain of the hotels or other assets relating to the Westin Companies and/or their respective subsidiaries during the period beginning on January 1, 1997 and ending on December 31, 1997 ("Actual Scheduled Expenditures") is less than the amount budgeted for capital expenditures or investments for such hotels or other assets ("Budgeted Scheduled Expenditures"), the cash portion of the Merger Consideration will be decreased by an aggregate amount of cash equal to the sum of all such deficits.

     In the event the amount of Actual Scheduled Expenditures exceeds the amount of Budgeted Scheduled Expenditures, or in the event that capital expenditures or investments are made in respect of any hotel or other asset relating to any of the Westin Companies and/or their respective subsidiaries that is not included in Westin's budget ("Actual Unscheduled Expenditures"), then, except as provided below, the cash portion of the Merger Consideration shall be increased by an aggregate amount of cash equal to the sum of all such excess amounts and amounts of Actual Unscheduled Expenditures less all such excesses and amounts financed directly or indirectly with indebtedness Assumed (or caused to be Assumed) by any Starwood Company pursuant to the Transaction Agreement. The Westin Companies have agreed that prior to making any Actual Scheduled Expenditure that exceeds the amount of the related Budgeted Scheduled Expenditure or any Actual Unscheduled Expenditure, the Westin Companies will provide the Starwood Companies with written notice of any such proposed expenditure (the "Proposed Expenditure"). Notwithstanding anything contained in the Transaction Agreement to the contrary, the Westin Companies shall not make any Proposed Expenditure unless the Starwood Companies approve such Proposed Expenditure in writing, except as provided below. In the event the Starwood Companies do not so approve such Proposed Expenditure, representatives of the Starwood Companies and representatives of the Westin Companies will attempt to resolve the matter. If such attempt does not result in the resolution of such matter, either (i) the Westin Companies shall not make such Proposed Expenditure for so long as the Transaction Agreement is in effect or (ii) the Westin Companies may make such Proposed Expenditure but the cash portion of the Merger Consideration shall not be increased in respect of such Proposed Expenditure. The Starwood Companies are deemed, pursuant to the Transaction Agreement, to have approved certain Proposed Expenditures, including (i) up to $13,200,000 during calendar year 1997 in connection with assets held by St. John, (ii) up to $8,890,000 with respect to expenditures made after June 30, 1997 in connection with a hotel property located in San Antonio, Texas, (iii) up to $240,000 with respect to expenditures made after June 30, 1997 in connection with a hotel property located in Savannah, Georgia and (iv) certain other expenditures expected to be made by the Westin Companies pursuant to the terms of any scheduled agreement to which any of the Westin Companies was a party on the date of the Transaction Agreement.

     Adjustment Relating to Acquisitions by Westin. The Westin Companies have agreed that, for so long as the Transaction Agreement is in effect, they will not acquire any assets (other than assets acquired in the ordinary course of business consistent with past practice or acquisitions of assets constituting capital expenditures subject to the limitations described above) or securities of any other person for an aggregate purchase price in excess of $1,000,000 without the prior written consent of the Starwood Companies; provided, however, that in the event that the Starwood Companies object to the making of an acquisition by the Westin Companies that can, at the time of any objection thereto by the Starwood Companies, be acquired by the Westin Companies pursuant to the terms of an agreement relating to such acquisition, subject to the terms and conditions specified in such agreement, none of the Starwood Companies or any of their affiliates may, without the prior written consent of the Members, pursue or make such acquisition for the account of any of the Starwood Companies or any of their affiliates for a period of one year after the date, if any, of the termination of the Transaction Agreement. In the event that any of the Westin Companies makes an acquisition in accordance with the foregoing provisions, the cash portion of the Merger Consideration will be increased by an aggregate amount equal to the purchase price (other than any portion thereof that is financed by indebtedness that is assumed by the Starwood Companies) and transaction costs paid in connection with such acquisition.

     Working Capital Adjustments. The Transaction Agreement provides for an adjustment of the cash portion of the Merger Consideration based on the working capital balances (calculated in accordance with the Transaction Agreement) of each of Westin Worldwide, Lauderdale, Seattle, Denver, Atlanta and St. John on the Closing Date. The cash portion of the Merger will be increased by the amount of positive working capital, if any, or decreased by the amount of negative working capital, if any, on the Closing Date. Following the Closing Date, the working capital adjustment will be subject to a "true-up" mechanism involving
(i) the delivery of final Closing Date working capital balance sheets by the Starwood Companies' independent accountants, (ii) the review by the LLC of the Closing Date working capital balance sheets, (iii) a period during which the Starwood Companies and the LLC will attempt to reconcile any disputed items on the Closing Date working capital balance sheets, (iv) if necessary, a resolution by a third party independent accounting firm of any unresolved disputed items on the Closing Date working capital balance sheet and (v) the payment of any amount determined to be owing following completion of such "true-up" procedures.

     CLOSING AND EFFECTIVE TIME

     Subject to the satisfaction or waiver of the conditions to the Transaction Agreement, the closing of the Merger and of each of the Subsidiary Contributions (the "Closing") shall take place on January 2, 1998 or, if on such date all the conditions set forth in the Transaction Agreement have not been satisfied or waived, then on such later date (but not later than January 31, 1998) as all the conditions set forth in the Transaction Agreement have been satisfied or waived, or if the Starwood Companies reasonably request additional time in order to complete any financings necessary to consummate the transactions contemplated by the Transaction Agreement, and the lead underwriters of such financing (acting reasonably) agree to such request, then promptly after the consummation of any such financings (but not later than January 31, 1998), or at such time and/or on such other date as the LLC and the Trust may agree in writing. The date on which the Closing occurs is herein called the "Closing Date".

     As soon as practicable following the Closing, Westin Worldwide and the Trust will cause Articles of Merger (the "Maryland Articles of Merger") to be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation (the "Maryland Assessments Department") and a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. The Merger will become effective on the date and at the time when the last of the following actions shall have been completed: (i) the time the Maryland Assessments Department accepts the Maryland Articles of Merger for record and
(ii) the Delaware Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware (the "Effective Time").

     REPRESENTATIONS AND WARRANTIES

     In the Transaction Agreement, the LLC and the Members made representations and warranties to the Starwood Companies, including, but not limited to, representations and warranties as to organization and qualification, capital structure, authority, required consents and approvals, the financial statements of the LLC, absence of certain changes, litigation, employee benefits, compliance with laws, environmental matters, taxes, labor matters, insurance, owned and leased properties, material contracts, intellectual property rights and joint venture affiliates.

     Certain of the representations and warranties of the Westin Companies are qualified by matters disclosed in a disclosure letter delivered by Westin as well as certain information contained in a list of documents set forth in the disclosure letter. The Westin Companies may revise the disclosure letter at any time prior to ten business days prior to the Closing Date, provided, however that under certain circumstances the Starwood Companies shall have the right to elect to terminate the Transaction Agreement if the revised information would cause a representation and warranty of the Westin Companies to be no longer true and correct in all material respects.

     The Starwood Companies made representations and warranties to the Westin Companies, including, but not limited to, representations and warranties as to organization and qualification, capital structure, authority and fairness opinion, required consents and approvals, filings made by Starwood Lodging under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including financial statements included in documents filed by the Trust and the Corporation under those acts), litigation, takeover statutes, tax matters, "REIT" status and "partnership" status.

     COVENANTS

     Covenants Relating to Interim Operations of Westin Companies and their Subsidiaries. Each of the Westin Companies has, in the Transaction Agreement, covenanted and agreed that during the period from the date of the Transaction Agreement to the Effective Time (except as otherwise approved by the Trust and except as otherwise contemplated by the Transaction Agreement):

          (a) the business of it and its subsidiaries shall be conducted in the ordinary and usual course consistent with past practice and, to the extent consistent therewith, it and its subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

          (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its subsidiaries except that (A) the Westin Companies may issue shares to members of management of the Westin Companies so long as such issuance does not (without giving effect to any issuance described in clause (B) below) result in any of Westin Worldwide, Lauderdale, Seattle, Denver, Atlanta or St. John having more than 1,000,000 shares of its common stock on a fully diluted basis outstanding on the Closing Date and (B) the Westin Companies may issue shares pursuant to options outstanding under the Executive Securities Purchase and Employment Agreements between one or more of the Westin Companies or their subsidiaries and each of Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney and Jack van Hartesvelt; (ii) amend its certificate of incorporation, partnership agreement, limited liability company agreement or by-laws, as the case may be; (iii) split, combine or reclassify its outstanding shares of capital stock or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iv) declare, set aside or pay any cash dividend or other distribution payable in cash, stock or property in respect of any capital stock, or otherwise make any payments to any Member or any of its stockholders (other than pursuant to an agreement existing on September 8, 1997), other than dividends from its direct or indirect wholly-owned subsidiaries and other than (A) in the case of Westin Worldwide, cash dividends not in excess of $160,000,000 and an in-kind dividend consisting of the capital stock of Pegasus Systems, Inc. owned as of the date of the Transaction Agreement by the Westin Companies, (B) in the case of Lauderdale and Seattle, cash dividends not in excess of $6,000,000 in the aggregate, (C) in the case of Denver, cash dividends not in excess of an amount equal to accumulated and undistributed earnings and profits of Denver and (D) in the case of Atlanta, cash dividends not in excess of $34,200,000; or (v) repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock (except in the case of Westin Worldwide for the repurchase or redemption of shares of its stock held by Nomura);

          (c) neither it nor any of its subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares of, its capital stock or any class of any bonds, debentures, notes or other obligations the holders of which have the right to vote with the stockholders, members or partners, as the case may be, of any of Westin Worldwide, Lauderdale, Seattle, Denver, Atlanta or St. John or any of their subsidiaries on any matter or any other property or assets (other than, in the case of the Westin Companies, shares issuable pursuant to the Executive Securities Purchase and Employment Agreements between one or more of the Westin Companies or their subsidiaries and each of Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney and Jack van Hartesvelt); (ii) mortgage, pledge or encumber any other property or assets or guarantee, incur or modify any indebtedness or other liability (except that (A) Westin Worldwide may incur indebtedness that is, in the case of borrowed money, both prepayable and assumable by a third party, in either case at any time without penalty, and, in all cases, is at fair market terms (collectively, "Prepayable Debt"), in an amount not to exceed $160 million, (B) Lauderdale and Seattle may incur Prepayable Debt in an aggregate amount not to exceed $6 million, (C) Denver may incur Prepayable Debt in an aggregate amount not to exceed the amount of accumulated and undistributed earnings and profits of Denver, (D) the Westin Companies and their subsidiaries may incur Prepayable Debt to fund capital expenditures and acquisitions permitted by the Transaction Agreement and indebtedness incurred by any joint venture that is not controlled by the Westin Companies, (E) Atlanta may incur Prepayable Debt in an aggregate amount not to exceed $34,200,000, (F) the Westin Companies may incur (1) Prepayable Debt in respect of capital expenditures relating to St. John and/or its subsidiaries in an amount not to exceed $9,500,000, (2) Prepayable Debt represented by notes payable in connection with the financing of insurance premiums in an amount not to exceed $3,000,000 (provided that at the Closing Date the aggregate principal amount of such notes payable does not exceed $2,261,000), (3) Prepayable Debt represented by capital leases for an aggregate amount not to exceed $3,875,000 and (4) subordinated Prepayable Debt that is required to be purchased by Nomura pursuant to the Participation Agreement dated as of May 12, 1995, among Nomura, the other Members, the LLC and the other parties thereto in an aggregate amount not to exceed $2,200,000 plus any subordinated Prepayable Debt required to be purchased by Nomura in connection with any capital expenditures or acquisitions approved under the Transaction Agreement, (G) the Westin Companies and their subsidiaries may enter into guarantees of performance under management, franchise, license or similar agreements to which any of the Westin Companies or any of their subsidiaries is a party, (H) the Westin Companies and their subsidiaries may make loans to, or investments in, owners of hotels in connection with the obtaining of management, franchise, license or similar contracts with such owners, provided that the amount of any such loan or investment shall not exceed $1,000,000 and that the aggregate amount of all such loans or investments shall not exceed $5,000,000 and (I) the Westin Companies may incur trade debt and similar indebtedness incurred in the ordinary course of business consistent with past practice; (iii) make or authorize or commit for any capital expenditures other than as permitted by the Transaction Agreement or, by any means, make any significant acquisition of, or investment in, assets or stock of any other person or entity other than as permitted by the Transaction Agreement; or (iv) sell, lease (as lessor), transfer or otherwise dispose of any assets, other than inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

          (d) except as set forth in Westin's disclosure letter to the Transaction Agreement, neither it nor any of its subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any material bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Westin Companies and their subsidiaries (the "Compensation and Benefit Plans"), or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);

          (e) neither it nor any of its subsidiaries shall settle or compromise any material claims or litigation (except as set forth in Westin's disclosure letter and except for litigation involving claims that are covered by insurance) or modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims;

          (f) neither it nor any of its subsidiaries shall make any tax election or permit any material insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

          (g) neither it nor any of its subsidiaries will make any change in accounting practices or policies applied in the preparation of their financial statements that would have an economic impact on any of the Westin Companies, except as required by generally accepted accounting principles;

          (h) neither it nor any of its subsidiaries will enter into any contract for the purchase of real property or for the sale of any owned property or exercise any option to purchase real property listed in Westin's disclosure letter or any option to extend a lease listed in Westin's disclosure letter;

          (i) except as set forth in Westin's disclosure letter, neither it nor any of its subsidiaries will, directly or indirectly, enter into any significant contract or agreement with any Member or any affiliate of any Member other than as expressly contemplated by the Transaction Agreement;

          (j) neither it nor any of its subsidiaries shall knowingly take any action or omit to take any action that would cause any of its representations and warranties in the Transaction Agreement to become untrue in any material respect;

          (k) neither it nor any of its subsidiaries shall sell, transfer, assign, lease, sublease, license or sublicense any intellectual property rights, except in the ordinary course of business consistent with past practice and except in connection with the operation of the Westin Companies' timeshare business; and

          (l) neither it nor any of its subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     Covenants Relating to Interim Operations of the Starwood Companies. Each of the Starwood Companies has covenanted and agreed as to itself and its subsidiaries that during the period from the date of the Transaction Agreement to the Effective Time, none of the Starwood Companies will declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of capital stock of any of the Starwood Companies other than dividends in an aggregate amount not to exceed the greater of (i) the current rate of the Trust's dividends and (ii) the Trust's "real estate investment trust taxable income" (as such term is defined for purposes of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code")) without regard to any net capital gains; provided that the foregoing shall not be deemed to prevent repurchases of stock by the Starwood Companies pursuant to stock "buyback" arrangements that have been publicly announced by the Starwood Companies prior to the date of the Transaction Agreement or increases in the dividend rate of the Starwood Companies in the ordinary course consistent with past practice.

     Tax Matters. The Transaction Agreement provides that none of the Westin Companies or the Starwood Companies shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. The Transaction Agreement also provides that each of the Starwood Companies will use its best efforts to maintain the Trust's status as a real estate investment trust for U.S. federal income tax purposes ("REIT"), from the date of the Transaction Agreement through December 31, 1998 and the status of each of the Realty Partnership and the Operating Partnership as a partnership for U.S. federal income tax purposes, from the date of the Transaction Agreement through the tenth anniversary of the Closing Date.

     Stock Options. Prior to the Effective Time, each of the Westin Companies has agreed to take such actions as may be necessary such that immediately prior to the Effective Time each outstanding option of the Westin Companies, whether or not then exercisable, shall be exercised for securities of the Westin Companies, it being understood that (i) 60% of such securities so issued in connection with such exercises of such options will be "vested" for purposes of the employment agreements pursuant to which such options were issued and (ii) 40% of such securities so issued in connection with such exercises of such options will be "unvested" for purposes of the employment agreements pursuant to which such options were issued and that any securities of the Starwood Companies issued in the transactions contemplated by the Transaction Agreement in respect of such "unvested" securities will be deemed to be "unvested" in a manner similar to that set forth in such employment agreements with the first 50% of such unvested securities to vest on May 12, 1998 and the remaining 50% of such unvested securities to vest on May 12, 1999.

     Employee Benefits. Each of the Trust and the Corporation has agreed that it shall maintain for a period of twelve months immediately following the Effective Time, employee benefit plans, programs, policies and arrangements for employees of the Westin Companies and their subsidiaries and employees of unaffiliated companies that have the benefits of plans administered by the Westin Companies ("Adopting Non-Affiliates") which in the aggregate are no less favorable than the employee benefit plans, programs, policies and arrangements of the Westin Companies and their subsidiaries in effect at the Effective Time, in which such employees are eligible to participate immediately preceding the Effective Time. The Trust and the Corporation have agreed to cause such employee benefit plans to take into account for purposes of eligibility and vesting thereunder service by employees of the Westin Companies and their subsidiaries and employees of Adopting Non-Affiliates as if such service were with the Trust or the Corporation. The Trust and the Corporation will honor all employee benefit obligations to current and former employees under the Compensation and Benefit Plans and all employee severance plans (or policies) in existence on the date of the Transaction Agreement and all employment or severance agreements entered into by the Westin Companies or adopted by the Board of Directors or Board of Managers, as applicable, of each Westin Company prior to the date of the Transaction Agreement. Nothing in the Transaction Agreement should be interpreted as limiting the power of the Trust or the Corporation to cause the amendment or termination of any Compensation and Benefit Plan, any other individual employee benefit plan, program, agreement or policy or as requiring the Trust or the Corporation or their subsidiaries to offer to continue (other than as required by its terms) any written employment contract, so long as in the aggregate the Trust and the Corporation comply with the foregoing.

     Fees and Expenses. Each of the parties to the Transaction Agreement has agreed to bear its own costs and expenses (including, without limitation, fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors), incurred by it or its affiliates in connection with the preparation, negotiation, execution, delivery and performance of the Transaction Agreement and each of the other documents and instruments executed in connection with or contemplated by the Transaction Agreement and the consummation of the transactions contemplated thereby (collectively, the "Acquisition Expenses"); provided, however, that the Acquisition Expenses of the Westin Companies (including, without limitation, the cost of all third party consents to be obtained by the Westin Companies and all taxes payable in connection with any transactions or restructurings contemplated by the Transaction Agreement to take place on or prior to the Closing Date, the fees and expenses of Arthur Andersen LLP incurred by Westin related to the preparation of this Joint Proxy Statement and the delivery of the "comfort letter" pursuant to the Transaction Agreement and the fees and expenses incurred in connection with earnings and profits, valuation and similar due diligence evaluations, investigations or studies) will be borne entirely by the Starwood Companies, and provided further that the Members shall bear the Acquisition Expenses attributable to the fees and expenses of the financial and legal advisors to the Members and the Westin Companies incurred in connection with the transactions contemplated by the Transaction Agreement.

     Management of the Corporation and the Trust. The Trust has agreed to include Stuart M. Rothenberg (and successors to such person as shall be designated by The Goldman Sachs Group, L.P. ("GS Group") or an affiliate thereof designated by GS Group) on each management slate of nominees to the Board of Trustees of the Trust. The Corporation has agreed to include Barry S. Volpert (and successors to such person as shall be designated by GS Group or its affiliate) and Juergen Bartels (to the extent he continues as Chief Executive Officer) on each management slate of nominees to the Board of Directors of the Corporation. The right to designate a director of the Corporation will expire if affiliates of Goldman Sachs sell (to unaffiliated persons) more than 50% of the securities of the Starwood Companies received by affiliates of Goldman Sachs in the transactions contemplated by the Transaction Agreement (or securities of the Starwood Companies that may be received upon exchange thereof), and the right to designate a trustee of the Trust will expire if affiliates of Goldman Sachs sell (to unaffiliated persons) more than 75% of the securities of the Starwood Companies received by affiliates of Goldman Sachs in the transactions contemplated by the Transaction Agreement (or securities of the Starwood Companies that may be received upon exchange thereof).

     The following table sets forth certain information about Messrs. Rothenberg, Volpert and Bartels:

                                                                          NO. OF PAIRED SHARES BENEFICIALLY OWNED
                                                                          ---------------------------------------
                                                                                  PERCENT                        PERCENT
                                    PRINCIPAL OCCUPATION AND       AS OF THE        OF          AFTER THE          OF
         NAME AND AGE                  OTHER DIRECTORSHIPS        RECORD DATE   OUTSTANDING   EFFECTIVE TIME   OUTSTANDING
         ------------               ------------------------      -----------   -----------   --------------   -----------
Juergen Bartels (57)...........  Chairman and Chief Executive          0            0%            812,057(1)       1.6%(2)
                                 Officer of Westin Hotel Company
                                 since 1995. Prior to joining
                                 Westin, Mr. Bartels was the
                                 President and Chief Executive
                                 Officer of Carlson Hospitality
                                 Group, Inc. ("Carlson"), which
                                 controls Radisson Hotels
                                 International, T.G.I. Friday's
                                 restaurants and Country Inns
                                 and Suites. Mr. Bartels joined
                                 Carlson in 1983 and during his
                                 12 years at Carlson he oversaw
                                 the growth of the Radisson
                                 Hotels chain, which developed
                                 from a 23-property hotel
                                 company to a worldwide firm
                                 with more than 300 hotels in 39
                                 countries. Prior to joining
                                 Carlson, Mr. Bartels was the
                                 President of Ramada's worldwide
                                 holding company and founder of
                                 Ramada Renaissance Hotels. Mr.
                                 Bartels has worked in the hotel
                                 industry for 40 years.

Stuart M. Rothenberg (34)......  Managing Director in the Real         0            0%          4,312,650(3)       7.8%(4)
                                 Estate Principal Investment
                                 Area of Goldman Sachs and the
                                 head of acquisitions for that
                                 company's Whitehall Real Estate
                                 Funds. Over the past 10 years
                                 he has held various management
                                 and other positions with
                                 Goldman Sachs. Mr. Rothenberg
                                 has been a director of Westin
                                 Hotel Company since 1995 and
                                 also is a director of The
                                 Archon Group, Gestion d'Actifs
                                 Haussmann and The Wellsford
                                 Whitehall, L.L.C.

Barry S. Volpert (37)..........  Managing Director in the              0            0%          4,312,650(3)       7.8%(4)
                                 Principal Investment Area of
                                 Goldman Sachs. Over the past 11
                                 years, he has held various
                                 other management positions with
                                 that company. Mr. Volpert is a
                                 director of Westin Hotel
                                 Company, Elifin S.A.
                                 (Luxembourg), Insilco Corp. and
                                 Rockefeller Center Properties,
                                 Inc.

(1) Reflects approximate number of Paired Shares into which Starwood Securities to be received by Mr. Bartels in the Transaction may be converted. Such number includes Starwood Securities to be received by Mr. Bartels in connection with options outstanding pursuant to his employment agreement with Westin, assuming a Paired Share price of $58.50 per share.

(2) Determined on the basis of the number of Paired Shares issued and outstanding on November 3, 1997, after giving effect to the exchange of the approximate number of Starwood Securities to be received by Mr. Bartels in the Transaction into Paired Shares and assuming the issuance of 10.7 million Paired Shares in an equity offering prior to consummation of the Transaction. See Note 3 to Starwood Lodging's Unaudited Combined Consolidated and Separate Consolidated Pro Forma Balance Sheets as of September 30, 1997.

(3) Reflects approximate number of Paired Shares into which Starwood Securities to be received by WHWE in the Transaction may be converted. Each of Mr. Rothenberg and Mr. Volpert may be deemed to be the beneficial owner of such shares by virtue of his employment by Goldman Sachs or one or more affiliates of Goldman Sachs. Each of Mr. Rothenberg and Mr. Volpert, however, disclaims any such beneficial ownership.

(4) Determined on the basis of the number of Paired Shares issued and outstanding on November 3, 1997, after giving effect to the exchange of the approximate number of Starwood Securities to be received by WHWE in the Transaction into Paired Shares and assuming the issuance of 10.7 million Paired Shares in an equity offering prior to consummation of the Transaction. See Note 3 to Starwood Lodging's Unaudited Combined Consolidated and Separate Consolidated Pro Forma Balance Sheets as of September 30, 1997.

     Reorganization of the Purchased Entities. The Transaction Agreement provides that immediately prior to the Closing Date, the LLC shall cause the Westin Companies, and shall use all reasonable efforts to cause its joint venture affiliates, to be reorganized such that, in the opinion of counsel to the Starwood Companies, the acquisition contemplated thereby will not adversely affect the ability of the Trust to qualify as a "real estate investment trust" as defined in Section 856 of the Code and/or for the purposes of minimizing the number of required consents or approvals in connection with the transactions contemplated hereby. Such reorganization shall include such mergers and sales of the subsidiaries of Westin or assets thereof as shall be necessary or appropriate to accomplish the foregoing.

     Closing After January 2, 1998. In the event the Starwood Companies advise the Westin Companies that the Closing Date is likely to be delayed beyond January 2, 1998, the Members and the Westin Companies have agreed to take whatever actions may be reasonably requested by the Starwood Companies to reorganize and restructure the businesses and assets of the Westin Companies so as to preserve, to the extent practicable, the tax benefits to the Starwood Companies that would have accrued had the Closing Date occurred on January 2, 1998, and to minimize, to the extent practicable, any tax detriment to the Starwood Companies that might occur due to the Closing Date occurring after January 2, 1998 (including by transferring assets among Westin and/or by leasing assets to one or more of the Starwood Companies); provided, however, that the Starwood Companies shall pay all expenses and costs (including any incremental taxes and legal and accounting fees and expenses) actually incurred by the LLC, the Members and Westin in connection with such reorganization and restructuring and, in the event the Transaction Agreement is terminated, in connection with the unwinding of such reorganization and restructuring.

     Solicitation of Employees. Each of the Members and the LLC has agreed that, during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, neither it, nor any of its affiliates (which such Member unilaterally controls), will, directly or indirectly, solicit employment, consulting or other services of any employees of the Starwood Companies, Westin or any of their subsidiaries or otherwise induce such employees to leave the employment of the Starwood Companies, Westin or any of their subsidiaries or breach his or her employment agreement, if any, with the Starwood Companies, Westin or any of their subsidiaries.

     Additional Agreements with Nomura. The Transaction Agreement provides that on or prior to March 28, 1998, Nomura will not securitize indebtedness held by it relating to Denver (with an aggregate principal amount of $45 million plus $8.5 million of preferred equity) or to St. John (currently with an aggregate principal amount of $20 million) and will allow the Starwood Companies to prepay all of such indebtedness (and preferred equity) plus all breakage costs relating to any related U.S. Treasury hedge positions (it being understood that Nomura will use its best efforts to minimize such costs, including, without limitation, "rolling" such hedge positions into the new loans referred to below), but otherwise without premium or penalty, on or prior to March 29, 1998. Concurrently therewith, the Trust will borrow from Nomura no less than $67.6 million principal amount of indebtedness secured by one or more first mortgages (the underlying property of which, in Nomura's reasonable judgment, is promptly capable of supporting an optimal securitization of such indebtedness with a structure and pursuant to documentation which is usual and customary for securitizations by Nomura and which satisfies rating agency standards) on comparable quality assets as Denver and St. John and on terms that will provide Nomura with comparable pricing, fees, debt service coverage, collateralization, amortization and other economic terms, in the aggregate, as Nomura would have received had the indebtedness of Denver and St. John been securitized by Nomura instead of being prepaid. In addition, on the Closing Date, the $15 million of credit enhancement in connection with Atlanta from the Members for capital improvements over three years will become credit enhancement (on the same terms and conditions) from the Corporation and the Operating Partnership and the Members will be released by Nomura and its affiliates from any obligation on such credit enhancement after such date.

     Additional Covenants. The Trust has agreed that, from and after the Closing Date, the Trust will unconditionally guarantee all indebtedness incurred by any Member in connection with the transactions contemplated by the Transaction Agreement pursuant to a guarantee reasonably acceptable to the Westin Companies and to the Members.

     The Starwood Companies will permit each of the Members (or their permitted transferees) to guarantee all indebtedness incurred by such Members (or their permitted transferees) in connection with the transactions contemplated by the Transaction Agreement that is assumed by the Realty Partnership or the Operating Partnership, as applicable, in connection with the Subsidiary Contributions (it being understood and agreed that such Members (and their permitted transferees) will not guarantee any such indebtedness originally incurred by Westin or any subsidiaries of Westin), and, in the event that the Trust is required to make any payment in respect of its guarantee of such indebtedness described above and the Members elect to guarantee indebtedness, the Members (or their permitted transferees) will pay to the Trust their proportionate share (based on the proportion that the amount of indebtedness incurred by such Members (or their permitted transferees) and assumed by the Realty Partnership or the Operating Partnership bears to the total amount of indebtedness incurred by all the Members (or their permitted transferees)) of the amount of any such payment made by the Trust in respect of such guarantee. The Members (or their permitted transferees) may at any time, at their option, terminate all or any portion of the guarantees of indebtedness described in the previous sentence; in the event the Members (or their permitted transferees) terminate such guarantee or any portion thereof, (i) the Trust may terminate its guarantee of the portion of such indebtedness as to which such Member or Members (or their transferees) terminated its or their guarantee, (ii) the portion of the indebtedness as to which the guarantee of the Members (or their permitted transferees) has been so terminated shall no longer be subject to the covenants described in the following two paragraphs, (iii) the amount of indebtedness of the Realty Partnership or the Operating Partnership required to be outstanding shall be decreased by the amount of indebtedness as to which such guarantee has been terminated and (iv) in the event that each of WHWE, Woodstar and Nomura (or their permitted transferees) terminates 80% (by dollar amount) or more of its respective guarantee, the obligations of the Trust, the Realty Partnership and the Operating Partnership with respect to such indebtedness shall terminate (other than the obligation of the Trust not to repay or refinance or permit to be repaid or refinanced for six and one-half months after the Closing Date, $160 million of the indebtedness of Westin Worldwide and $34,200,000 of indebtedness of Atlanta permitted to be incurred by Westin Worldwide and Atlanta, respectively, after the date of the Transaction Agreement and prior to the Closing Date) as of the date of such termination of such guarantees.

     The Trust has agreed that, in the event the Members exercise their option to guarantee indebtedness pursuant to the foregoing paragraph, during the period beginning on the Closing Date and ending on the date that is two years after the Closing Date, none of the Trust, the Realty Partnership, the Operating Partnership, Lauderdale, Seattle, Denver, Atlanta or St. John, or any of their respective subsidiaries, will repay or refinance any of the indebtedness assumed by the Realty Partnership or the Operating Partnership in connection with the Subsidiary Contributions. In the event that after such two-year period, any such indebtedness of the Realty Partnership is repaid or refinanced, the Realty Partnership will permit the Members to guarantee indebtedness of the Realty Partnership having the same principal amount as such indebtedness so repaid or refinanced by the Realty Partnership and, in the event that after such two-year period, any such indebtedness of the Operating Partnership is repaid or refinanced, the Operating Partnership will permit the Members to guarantee indebtedness of the Operating Partnership having the same principal amount as such indebtedness so repaid or refinanced by the Operating Partnership. The Trust has also agreed that for a period of six and one-half months after the Closing Date it will not repay or refinance, or permit to be repaid or refinanced, $160 million of the indebtedness of Westin Worldwide and $34,200,000 of indebtedness of Atlanta permitted to be incurred by Westin Worldwide and Atlanta, respectively, after the date of the Transaction Agreement and prior to the Closing Date.

     In the event the Members exercise their option to guarantee indebtedness described above, during the period beginning on the Closing Date and ending on the date that is ten years after the Closing Date, (i) the Realty Partnership and the Operating Partnership will maintain an aggregate amount of indebtedness equal to an amount that is no less than the amount of indebtedness assumed by the Realty Partnership or the Operating Partnership, as applicable, in connection with the Subsidiary Contributions (other than any such indebtedness originally incurred by Westin or any subsidiary of Westin), (ii) none of the Trust, the Realty Partnership, the Operating Partnership, Lauderdale, Seattle, Denver, Atlanta or St. John, or any of their respective Subsidiaries, will voluntarily sell, assign, pledge, dispose of or otherwise transfer any of the stock of Lauderdale, Seattle, Denver, Atlanta or St. John in the Subsidiary Contributions or any of the land and improvements of Westin (excluding time shares), except in a tax-deferred "like-kind" exchange pursuant to Section 1031 of the Code, and (iii) each of the Trust, the Operating Partnership and the Realty Partnership will comply with certain covenants relating to net worth, fixed charge coverage and maximum total indebtedness; provided, however, that the Starwood Companies shall not be required to comply with the covenants contained in this paragraph from and after the date, if any, on which the failure of the Starwood Companies to comply with such covenants would not adversely affect any of the Members or the tax position of any of the Members; and provided further, however, that the Members shall not unreasonably withhold or delay waivers of particular applications of the covenants set forth in this paragraph requested by the Starwood Companies from time to time so long as such waivers shall not adversely affect the tax position of any of the Members.

     CONDITIONS

     Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger and the other transactions contemplated by the Transaction Agreement is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:
(i) the Transaction Agreement shall have been duly approved by holders of the Trust Shares and the Corporation Shares constituting the number of the Trust Shares and the Corporation Shares required to approve the Transaction Agreement in accordance with applicable law and the Declaration of Trust and Articles of Incorporation, as applicable, and Trustees' Regulations and by-laws, as applicable, of the Trust and the Corporation, the laws of the State of Maryland and the rules of the NYSE (the "Requisite Vote"), and the Merger shall have been duly approved by the holders of the Trust Shares and the Corporation Shares constituting the Requisite Vote; (ii) the waiting period applicable to the consummation of the Merger and the other transactions contemplated by the Transaction Agreement under the HSR Act shall have expired or been terminated and all notices, reports and other filings required to be made prior to the Effective Time by the Westin Companies and the Starwood Companies or any of their respective subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Westin Companies or the Starwood Companies or any of their respective subsidiaries from, any governmental entity (collectively, "Governmental Consents") in connection with the execution and delivery of the Transaction Agreement and the consummation of the Merger and the other transactions contemplated thereby by the Westin Companies and the Starwood Companies shall have been made or obtained (as the case may be), except those that the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect on the Westin Companies or the Starwood Companies or to provide a reasonable basis to conclude that the parties thereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability; and
(iii) no court or governmental entity shall have enacted, issued, promulgated, enforced or entered any law that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by the Transaction Agreement (collectively, an "Order"), and no governmental entity shall have instituted any proceeding therefor.

     Conditions to Obligations of the Starwood Companies. The obligations of the Starwood Companies to effect the Merger and the other transactions contemplated by the Transaction Agreement are also subject to the satisfaction or waiver by the Starwood Companies at or prior to the Effective Time of certain conditions, including the following: (i) subject to certain limitations, the representations and warranties of the Westin Companies set forth in the Transaction Agreement shall be true and correct in all material respects as of the date of the Transaction Agreement and as of the Closing Date as though made on and as of the Closing Date; (ii) the Westin Companies shall have performed in all material respects all material obligations required to be performed by them under the Transaction Agreement at or prior to the Closing Date; (iii) (a) no later than the earliest to occur of (1) November 25, 1997, (2) the date of the occurrence of the cash dividend of not more than $160 million by Westin Worldwide permitted by the Transaction Agreement and (3) the date of the occurrence of the cash dividend of not more than $34.2 million by Atlanta contemplated by the Transaction Agreement, the Starwood Companies shall have received the opinion of Sidley & Austin with respect to certain tax matters; (b) the Starwood Companies shall have received the opinion of Sidley & Austin, dated the Closing Date, which opinion shall restate as of the Closing Date the foregoing opinion and (c) the Trust shall have received an opinion of Sullivan & Cromwell with respect to certain corporate matters; (iv) the Special Committees shall have received an opinion of Morgan Stanley to the effect that the Merger, the Subsidiary Contributions and the other transactions contemplated by the Transaction Agreement are fair, from a financial point of view, to the Trust and the Corporation; (v) there shall not have occurred, since the date of the Transaction Agreement, any material adverse change in the financial condition, properties, business or results of operations of the Westin Companies and their subsidiaries taken as a whole or any development or combination of developments, individually or in the aggregate, that has had or is reasonably likely to have a material adverse effect on the Westin Companies; (vi) there shall not have been any changes in the U.S. federal income tax laws that materially and adversely affect the ability of the Trust to consummate the Merger as a "tax-free reorganization" under the Code or the ability of the Trust to maintain its status as a REIT for purposes of the Code; (vii) there shall have been no change in the general economic, financial or market conditions in the United States that materially and adversely affects the ability of the Starwood Companies to obtain the financing necessary to consummate the transactions contemplated by the Transaction Agreement; (viii) the owners of hotels that are party to management, franchise or similar agreements with the Westin Companies and the unaffiliated third party investors in joint venture affiliates and ground lessors of hotels (or the properties on which such hotels are located) from whom consents, approvals or authorizations are required to be obtained in connection with the consummation of the transactions contemplated by the Transaction Agreement shall not have delivered written notices of their intention to terminate such agreements or ground leases ("Termination Notices"); provided that this condition shall be deemed to have been satisfied unless the projected 1998 management fee and/or franchise fee and/or other revenues from all such contracts in respect of which such notices have been received, equal or exceed, in the aggregate, $8,000,000; provided, further, that this condition shall be deemed to have been waived by the Starwood Companies if the Starwood Companies do not elect not to consummate the transactions contemplated by the Transaction Agreement as a result of the failure to satisfy this condition on or prior to November 25, 1997 (in the event the cash dividend by Westin Worldwide permitted by the Transaction Agreement shall not have occurred prior to November 25, 1997, the foregoing reference to November 25, 1997 shall be deemed to be a reference to the earlier to occur of (i) the occurrence of such dividend by Westin Worldwide or (ii) the date that is fourteen days before the Annual Meetings); provided, further, that applicable written consents or approvals shall be required from such owners, unaffiliated third party investors or ground lessors (collectively, the "Third Parties"), as applicable, with respect to certain specified assets, and the failure to obtain any such consent or approval from the applicable Third Party shall be deemed to be the delivery by such Third Party of a Termination Notice for purposes of the first proviso to this condition; (ix) WHWE, Woodstar, Nomura and Bartels shall have executed and delivered an indemnity agreement in the form agreed to by the parties, and there shall have been established, on or prior to the Closing Date, with respect to the matters described in the indemnity agreement, an escrow arrangement relating to the securities of the Starwood Companies received by the stockholders of Westin other than WHWE, Woodstar, Nomura and Bartels, in form and substance reasonably satisfactory to the Starwood Companies, providing for the same pro rata economic effect with respect to such stockholders as the indemnity agreement provides for WHWE, Woodstar, Nomura and Bartels; (x) Nomura and Property Acquisition Trust, as the case may be, shall have consented to the transactions contemplated by the Transaction Agreement under all debt agreements relating to indebtedness of the joint venture affiliates, Westin Companies and their respective subsidiaries and under any joint venture agreements, limited liability agreements or partnership agreements to which Nomura is a party; and
(xi) the Starwood Companies shall have received a "comfort letter" from Arthur Andersen LLP.

     Conditions to Obligation of the Westin Companies. The obligations of the Westin Companies to effect the Merger and the other transactions contemplated by the Transaction Agreement are also subject to the satisfaction or waiver by the Westin Companies at or prior to the Effective Time of certain conditions, including the following: (i) subject to certain limitations, the representations and warranties of the Starwood Companies set forth in the Transaction Agreement shall be true and correct in all material respects as of the date of the Transaction Agreement and as of the Closing Date as though made on and as of the Closing Date; (ii) the Starwood Companies shall have performed in all material respects all material obligations required to be performed by them under the Transaction Agreement at or prior to the Closing Date; (iii)(a) no later than the earliest to occur of (1) November 25, 1997, (2) the date of the occurrence of the cash dividend of not more than $160 million by Westin Worldwide permitted by the Transaction Agreement and (3) the date of the occurrence of the cash dividend of not more than $34.2 million by Atlanta contemplated by the Transaction Agreement, the Westin Companies shall have received an opinion of Sidley & Austin with respect to certain tax matters, (b) the Westin Companies shall have received the opinion of Sidley & Austin, dated the Closing Date, which opinion shall restate as of the Closing Date the foregoing tax opinion and
(c) the Westin Companies shall have received the opinion of Sidley & Austin, dated the Closing Date, and the opinion of Piper & Marbury LLP, dated the Closing Date, with respect to certain corporate matters; (iv) there shall not have occurred, since the date of the Transaction Agreement, any material adverse change in the financial condition, properties, business or results of operations of the Starwood Companies and their subsidiaries taken as a whole or any development or combination of developments, individually or in the aggregate, that has had or is reasonably likely to have a material adverse effect on the Starwood Companies; and (v) the Westin Companies shall have received a "comfort letter" from Coopers & Lybrand.

     TERMINATION

     Termination by Mutual Consent. The Transaction Agreement may be terminated and the Merger and the other transactions contemplated thereby may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Corporation and the shareholders of the Trust, by mutual written consent of the Westin Companies and the Starwood Companies by action of their respective Boards.

     Termination by Either the Starwood Companies or the Westin Companies. The Transaction Agreement may be terminated and the Merger and the other transactions contemplated thereby may be abandoned at any time prior to the Effective Time by action of the Board of Trustees, Board of Directors or Board of Managers of the Trust, the Corporation or the LLC, as the case may be, if (i) the Merger shall not have been consummated by January 31, 1998, whether such date is before or after the date of approval by the shareholders of the Trust and the stockholders of the Corporation (the "Termination Date"), (ii) the approval of the stockholders of the Corporation and the shareholders of the Trust as required by the Transaction Agreement shall not have been obtained at a meeting duly convened therefor or (iii) any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger or the other transactions contemplated thereby shall become final and non-appealable (whether before or after the approval by the shareholders of the Trust and the stockholders of the Corporation as required by the Transaction Agreement); provided, that the right to terminate the Transaction Agreement pursuant to clause (i) above shall not be available to any party that has breached (or whose affiliate has breached) in any material respect its obligations under the Transaction Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     Termination by the Westin Companies. The Transaction Agreement may be terminated and the Merger and the other transactions contemplated thereby may be abandoned at any time prior to the Effective Time by action of the Board of Managers of the LLC if (i) the Board of Trustees or the Board of Directors shall have withdrawn or adversely modified its approval or recommendation of the Transaction Agreement in a manner adverse to the Westin Companies, (ii) there has been a material breach by the Starwood Companies of any representation, warranty, covenant or agreement contained in the Transaction Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach or (iii) the Westin Companies exercise their right to terminate the Transaction Agreement based upon the updating of the Starwood Companies' disclosure letter.

     Termination by the Trust or the Corporation. The Transaction Agreement may be terminated and the Merger and the other transactions contemplated thereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors or the Board of Trustees if (i) there has been a material breach by the Westin Companies of any representation, warranty, covenant or agreement contained in the Transaction Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Starwood Companies to the party committing such breach or (ii) the Starwood Companies exercise their right to terminate the Transaction Agreement based upon the updating of Westin's disclosure letter.

     Effect of Termination and Abandonment.

     In the event of termination of the Transaction Agreement and the abandonment of the Merger and the other transactions contemplated thereby, the Transaction Agreement (except as otherwise provided therein) shall become void and of no effect with no liability on the part of any party thereto (or of any of its trustees, directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided therein, no such termination shall relieve any party thereto of any liability or damages resulting from any willful breach of the Transaction Agreement.

     In the event that (a) the Transaction Agreement is terminated by the Westin Companies as provided above under "-- Termination by the Westin Companies", (b) the condition relating to the Requisite Vote shall not have been satisfied and the Transaction Agreement shall have been terminated as provided under "-- Termination by Either the Starwood Companies or the Westin Companies", (c) the Starwood Companies shall have failed to satisfy any of the conditions set forth in clause (i), (ii), (iii)(a), (iii)(b) or (v) set forth above under "-- Conditions -- Conditions to Obligations of the Westin Companies" or the Registration Rights Agreement (as hereinafter defined) shall not have been executed or the Paired Shares to be issued upon exchange or conversion of Class A EPS issued or issuable pursuant to the Transaction Agreement shall not have been registered and authorized for listing on the NYSE subject only to official notice of issuance, on or prior to the Closing Date and the Westin Companies shall, by written notice delivered to the Trust, elect not to consummate the transactions contemplated thereby as a result of such failure or (d) the Starwood Companies otherwise fail to consummate the transactions contemplated by the Transaction Agreement, then the Starwood Companies shall promptly, but in no event later than five business days after the date of such event, pay the Westin Companies a termination fee of $5,000,000 and shall promptly, but in no event later than five business days after the date of such event, pay all the costs and expenses incurred by the Westin Companies and the Members in connection with the Transaction Agreement and the transactions contemplated by the Transaction Agreement in an amount not to exceed $5,000,000, in each case payable by wire transfer of same day funds; provided, however, that no such payment shall be required in the event that (i) the Westin Companies shall have failed to satisfy any condition specified above under "-- Conditions -- Conditions to Obligations of the Starwood Companies" that is required to be satisfied by the Westin Companies prior to the Closing Date, after the expiration of 30 days after receipt by the Westin Companies of written notice of such failure during which the Westin Companies shall have the opportunity to cure any such failure, provided, that such cure period shall not extend beyond January 2, 1998 unless the parties shall have agreed to extend the Closing Date to a date that is later than January 2, 1998, (ii) the Starwood Companies elect not to consummate the transactions as a result of the failure of the satisfaction of the condition specified in clauses (ii) or (iii) above under "-- Conditions -- Conditions to Each Party's Obligation to Effect the Merger" or clause (i), (ii), (iii)(c),
(v), (vi), (viii), (ix), (x) or (xi) above under "-- Conditions --

Conditions to Obligations of the Starwood Companies" or (iii) the Starwood Companies fail to deliver the opinions of Sidley & Austin required to be delivered by clause (iii)(a) or (iii)(b) under "-- Conditions -- Conditions to Obligations of the Westin Companies", and the sole cause of such failure is a change in the factual circumstances of the Westin Companies occurring after the date of the Transaction Agreement that causes one or more explicit assumptions contained in the tax opinion of Sidley & Austin to be untrue as of the Closing Date. The Starwood Companies' payment shall be the sole and exclusive remedy of the Westin Companies against the Starwood Companies and any of their subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the breach of any covenant or agreement giving rise to such payment.

     INDEMNITY AGREEMENT

     Concurrently with the execution of the Transaction Agreement and as a condition to the Starwood Companies agreeing to execute the Transaction Agreement, the Members, the Trust and the Corporation executed an Agreement, dated September 8, 1997 (the "Indemnity Agreement"), providing that, although the Starwood Companies acknowledged that the Members, the Westin Companies and the Starwood Companies deny any and all liability in connection with the Litigation, each of the Members will severally indemnify and hold harmless the Starwood Companies and certain affiliates, officers and directors of the Starwood Companies against such Members' pro rata portion of any third-party losses incurred by such persons in respect of the Litigation. The aggregate amount of such indemnification obligation is limited to the amount of securities required by the Transaction Agreement and the Indemnity Agreement to be retained by the Members. In addition to the restrictions on transfer imposed on the Members described under "-- Transfer Restrictions Contained in the Transaction Agreement," the Indemnity Agreement, imposes additional obligations on the Members to retain securities of the Starwood Companies to support the indemnification obligations; the amount of securities required to be retained depends on the timing and nature of any judgment in respect of the Litigation that is the subject of the Indemnity Agreement. The Indemnity Agreement provides that the Members will control all aspects of the defense of the Litigation and any related actions or proceedings, subject to certain limitations on the ability of the Members to settle the litigation without the consent of the Trust and the Corporation. On October 14, 1997, Westin entered into an agreement to settle the Litigation and is pursuing insurance recoveries related thereto. See "Certain Information Concerning Westin -- Legal Proceedings."

DESCRIPTION OF PREFERRED SHARES AND UNITS

     PREFERRED SHARES

     The statements under this caption relating to the Class A EPS and the Class B EPS are summaries of the proposed Articles Supplementary -- Class A Exchangeable Preferred Shares (the "Class A Articles Supplementary") and the proposed Articles Supplementary -- Class B Exchangeable Preferred Shares (the "Class B Articles Supplementary" and, together with the Class A Articles Supplementary, the "Articles Supplementary"), respectively, and of certain provisions of the Trust Declaration.

     The Articles Supplementary are proposed to be filed pursuant to Section 6.1 of the Trust Declaration, which grants to the Trustees the power to create one or more classes or series of Trust Preferred Shares having such voting rights, rights to dividends and distributions and rights in liquidation, such conversion, exchange and redemption rights, and such designations, preferences and participations and other limitations or restrictions as are not prohibited by the Trust Declaration. Assuming that the Trust Amendment is adopted as described under the caption "Amendments to Declaration of Trust of the Trust and Articles of Incorporation of the Corporation" below, the Trust will be authorized to issue 305 million shares of beneficial interest in the Trust, of which 30 million shares will be designated by the Class A Articles Supplementary as "Class A Exchangeable Preferred Shares" and 15 million will be designated by the Class B Articles Supplementary as "Class B Exchangeable Preferred Shares."

     When issued as contemplated in the Transaction Agreement, the Class A EPS and Class B EPS required to be issued thereunder will be validly issued, fully paid and nonassessable. The holders of Class A EPS and

Class B EPS will not have any preemptive rights with respect to the issuance of any shares of beneficial interest in the Trust or any securities convertible into, exchangeable for or carrying rights or options to purchase any such shares, but the holders of Class A EPS and Class B EPS will have the antidilution protection described below. There is no provision for any sinking fund with respect to any Class A EPS or Class B EPS. Neither the Class A EPS nor the Class B EPS will be paired with any securities issued by the Corporation for the purposes of the Pairing Agreement.

     The transfer agent, registrar and distribution disbursement agent for the Class A EPS and the Class B EPS will be ChaseMellon Shareholder Services L.L.C.

CLASS A EPS

     The Class A EPS will have a par value of $.01 per share and will have the following rights, designations, preferences, participations and other limitations and restrictions.

  Dividend Rights

     The holders of Class A EPS will be entitled (i) to receive as described below a preferred dividend (a "Class A Preferred Dividend") based on the payment of any dividend on the Corporation Shares (other than a dividend or distribution constituting a Class A Adjustment Event as described below) or any liquidating distribution in respect of the Corporation Shares and (ii) to participate on the basis described below in any dividend (other than a dividend or distribution constituting a Class A Adjustment Event) paid on the Trust Shares, when and if declared by the Trustees out of assets of the Trust available for payment (a "Class A Participation Dividend").

     Upon the payment of any dividend on the Corporation Shares (other than a dividend or distribution that constitutes a Class A Adjustment Event) or any liquidating distribution in respect of the Corporation Shares, a Class A Preferred Dividend in a corresponding amount will automatically accrue with respect to the Class A EPS. The amount of the Class A Preferred Dividend that will accrue with respect to each share of Class A EPS will be equal to the amount of the dividend paid on, or the liquidating distribution made in respect of, each Corporation Share multiplied by the number of Class A Underlying Corporation Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right described below. Each Class A Preferred Dividend will be cumulative from the date on which it accrues. No dividend may be declared or paid or set apart for payment on the Trust Shares or on any other class or series of shares of beneficial interest in the Trust ranking junior to the Class A EPS (including, without limitation, declaration or payment of any Class A Participation Dividend or any Class B Participation Dividend described below) unless all accrued Class A Preferred Dividends have been or are concurrently declared and paid or declared and a sum sufficient for the payment thereof has been set apart for payment. Each Class A Preferred Dividend will be payable to holders of record of Class A EPS on such record date as shall be fixed by the Trustees.

     No dividend (a "Common Dividend") may be declared on the Trust Shares unless the Trustees concurrently declare a Class A Participation Dividend entitling each share of Class A EPS to receive a dividend equal to the amount of the Common Dividend declared on each Trust Share multiplied by the number of Class A Underlying Trust Shares into which each share of Class A EPS is then convertible upon exercise of the Class A Exchange Right. Such Class A Participation Dividend shall be payable on the same date on which the corresponding Common Dividend is payable and shall be paid to holders of record of the Class A EPS on the same record date as is fixed by the Trustees for the payment of such Common Dividend.

  Liquidation Rights

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Class A EPS will be entitled (i) to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interests in the Trust, prior to any distribution or payment to holders of Trust Shares or any other class or series of shares of beneficial interest in the Trust ranking junior to the Class A EPS (including, without limitation, any payment in respect of the Class A Liquidation Participation Right or the Class B Liquidation Participation Right described below), a liquidating distribution in an amount equal to the Class A Liquidation Preference described below and (ii) to participate on the basis described below in any liquidating distribution to holders of Trust Shares (the "Class A Liquidation Participation Right"). For such purposes, the consolidation or merger of the Trust with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

     The "Class A Liquidation Preference" of a share of Class A EPS as of any date shall mean the sum of (x) the fair market value as of such date of the number of Class A Underlying Corporation Shares for which each Class A EPS is exchangeable as of such date upon exercise of the Class A Exchange Right plus
(y) the amount of any accrued but unpaid Class A Preferred Dividends in respect of each share of Class A EPS as of such date. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust available for liquidating distributions to holders of shares of beneficial interest in the Trust are insufficient to pay the Class A Liquidation Preference on all outstanding Class A EPS and the corresponding amounts payable on all other classes or series of shares of beneficial interest in the Trust ranking on a parity with the Class A EPS, then the holders of the Class A EPS and all other such classes and series of shares of beneficial interest in the Trust shall share ratably in any such distribution of assets in proportion to the liquidation preferences to which they would otherwise be respectively entitled. The Class A Liquidation Preference will rank junior to the liquidation preference of any future class or series of preferred shares of the Trust unless the articles supplementary creating any such future class or series of preferred shares of the Trust provide that the Class A Liquidation Preference shall rank senior to the liquidation preferences of any such future class or series of preferred shares of the Trust.

     In addition to being entitled to receive the Class A Liquidation Preference upon any liquidation, dissolution or winding up of the Trust, the holders of Class A EPS will be entitled to participate, pursuant to the Class A Liquidation Participation Right, ratably with the holders of Trust Shares in any liquidating distributions to such holders. For such purpose, each share of Class A EPS shall be deemed to represent a number of Trust Shares equal to the number of Class A Underlying Trust Shares for which each share of Class A EPS can then be exchanged upon exercise of the Class A Exchange Right.

  Exchange Rights

     The Class A EPS will be exchangeable at any time for Paired Shares to the extent described below at the option of the holders (the "Class A Exchange Right"). A holder of Class A EPS desiring to exchange shares of Class A EPS for Paired Shares shall surrender the certificate or certificates representing such shares to the transfer agent together with certain certifications relating to the number of Paired Shares owned by such exchanging holder and a duly completed and executed exchange notice (a "Class A Exchange Notice") in such form as the Trust shall prescribe. The Trust shall thereupon deliver to such holder either:
(i) the corresponding number of Paired Shares as described below (including procuring the issuance by the Corporation of the Corporation Shares component of such Paired Shares) or (ii) the Cash Equivalent (as defined below) of such number of Paired Shares or (iii) a combination of (i) and (ii). If the delivery to such holder of the full number of Paired Shares requested to be delivered pursuant to the Class A Exchange Notice (the "Requested Shares") would result in a violation of either the Ownership Limit (as hereinafter defined) or the REIT Requirements (as hereinafter defined), the Trust may either (x) deliver to such holder the maximum number of Paired Shares that may be delivered without causing such a violation (the "Delivered Shares", with the number of Requested Shares in excess of the Delivered Shares being referred to herein as the "Excess Shares"), together with either the Cash Equivalent of the Excess Shares (determined as of the date of delivery of the applicable Class A Exchange Notice) or an Exchange Promissory Note (as defined below) in a principal amount equal to such Cash Equivalent of the Excess Shares or (y) deliver to such holder the Cash Equivalent of the Requested Shares (determined as of the date of delivery of the applicable Class A Exchange Notice). In the event that the Trust elects to deliver the Delivered Shares together with an Exchange Promissory Note in a principal amount equal to the Cash Equivalent (as defined below) of the Excess Shares, the holder of the Class A EPS being exchanged will have the right to withdraw its Class A Exchange Notice as to the Excess Shares. Notwithstanding the foregoing, in the event that the delivery of the full number of Requested Shares pursuant to a Class A Exchange Notice would violate either the Ownership

Limit or the REIT Requirements because the exchanging Class A EPS holder, together with such holder's affiliates (but without giving effect to any applicable attribution rules under the Code), beneficially owns, at the time the Class A Exchange Notice is given, Paired Shares other than through the ownership of Transaction Securities (as defined below), the Trust will have the option (the "Registered Sale Option"), in lieu of delivering an Exchange Promissory
Note in a principal amount equal to the Cash Equivalent of the Excess Shares, to procure the filing of a registration statement under the Securities Act, and to publicly offer and sell pursuant to such registration statement a number of Paired Shares equal to the number of such Excess Shares, the net proceeds of which sale (after deducting any applicable underwriting discounts or commissions and the expenses of such offering) shall be paid to such holder. If the Trust elects the Registered Sale Option, the holder of the Class A EPS will have the right to withdraw the Class A Exchange Notice with respect to the Excess Shares.

     The following definitions apply for the purposes hereof:

     "Cash Equivalent" of Paired Shares as of a given date means the product of the number of such Paired Shares multiplied by the average closing price of the Paired Shares on the NYSE during the five trading days preceding such date. In the event the Paired Shares are not listed on the NYSE as of the time of the determination of the Cash Equivalent of the Paired Shares or any other valuation of the Paired Shares required to be made in connection with the terms of the Class A EPS, the Class B EPS, the Class A RP Units or the Class B OP Units, the Cash Equivalent or such other valuation shall be determined on the basis of the price of the Paired Shares on any exchange or other trading market on which the Paired Shares are then traded, listed or quoted. If the Paired Shares are not traded, listed or quoted on any exchange or trading market at such time, the Cash Equivalent or such other valuation of the Paired Shares shall be determined by a nationally recognized investment banking firm.

     "Exchange Promissory Note" means an unsecured promissory note of the Trust with a maturity date 90 days after the date of issuance of such note and bearing interest in a amount equal to the amount of any dividends paid during the period that such note remains outstanding on a number of Paired Shares equal to the Excess Shares, which interest shall be payable on the dates of payment of the corresponding dividends.

     "Transaction Securities" means, with respect to a holder of Class A EPS or an affiliate thereof, any Starwood Securities received by such holder or affiliate pursuant to the Transaction Agreement, together with any Class B EPS, Class A EPS or Paired Shares issued upon exchange or conversion of any such Transaction Securities.

     Each share of Class A EPS shall initially be exchangeable upon exercise of the Class A Exchange Right for one unit of Paired Shares, i.e., one Trust Share and one Corporation Share, which exchange ratio shall be subject to adjustment from time to time as described below (with the number of Paired Shares for which each share of Class A EPS is exchangeable at any given time being referred to as the "Class A Underlying Paired Shares" and with the Corporation Shares component of such Class A Underlying Paired Shares being referred to as the "Class A Underlying Corporation Shares" and the Trust Shares component of such Class A Underlying Paired Shares being referred to as the "Class A Underlying Trust Shares"). The exchange ratio of Class A EPS for the Class A Underlying Paired Shares shall be subject to adjustment upon the occurrence of the following events ("Class A Adjustment Events"):

          (i) the issuance of Corporation Shares as a dividend or distribution on Corporation Shares or the issuance of Trust Shares as a dividend or distribution on Trust Shares;

          (ii) the subdivision, combination or reclassification of the outstanding Corporation Shares or the outstanding Trust Shares; or

          (iii) the distribution to all holders of Corporation Shares of rights or warrants to subscribe for or purchase Corporation Shares or the distribution to all holders of Trust Shares of rights or warrants to subscribe for or purchase Trust Shares.

     Whenever the number of Class A Underlying Paired Shares deliverable upon exercise of the Class A Exchange Right is adjusted as herein provided, the Trust
(i) will promptly make available at the office of the transfer agent a statement describing in reasonable detail such adjustment and
(ii) will cause to be mailed by first class mail, postage prepaid, as soon as practicable, to each holder of record of Class A EPS, a notice stating that certain adjustments have been made and specifying the new exchange ratio of Class A EPS for Paired Shares that has resulted from such adjustments.

     In the event any capital reorganization or reclassification of the Trust Shares or the Corporation Shares, or consolidation or merger of the Trust or the Corporation with another corporation, trust or other entity, or the sale, transfer, or lease of all or substantially all of the assets of the Trust or the Corporation to another person, is effected in such a way that holders of Trust Shares or Corporation Shares will be entitled to receive stock, securities or other assets with respect to or in exchange for Trust Shares or Corporation Shares, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or lease, the Class A Exchange Right shall become exercisable, to the extent provided above, for the kind and amount of stock, securities or other assets which such holders would have owned or been entitled to receive immediately after the transaction if such holders had exchanged their Class A EPS for the Class A Underlying Paired Shares immediately prior to the effective date of such transaction.

     If there are any accrued but undeclared Class A Preferred Dividends on any Class A EPS being exchanged pursuant to any exercise of the Class A Exchange Right, the number of Paired Shares to be delivered pursuant to such exercise shall be increased by a number of Paired Shares equal to the amount of such accrued but undeclared Class A Preferred Dividends divided by the average closing price of the Paired Shares on the NYSE during the five trading days preceding the date of delivery of the applicable Class A Exchange Notice.

     No fractional Paired Shares will be issued upon exercise of the Class A Exchange Right and, if any such exercise results in such a fractional interest, an amount will be paid in cash equal to the Cash Equivalent of such fractional interest.

  Voting Rights

     Except as required by law, the holders of Class A EPS shall be entitled to vote on any matter on which the holders of Trust Shares are entitled to vote. Each share of Class A EPS held of record on the record date for the determination of holders of Trust Shares entitled to vote on such matter (or, if no record date is established, on the date such vote is taken) shall entitle the holder thereof to cast a number of votes equal to the number of Class A Underlying Trust Shares at such time.

CLASS B EPS

     The Class B EPS will have a par value of $.01 per share and a stated value of $38.50 per share, and will have the following rights, designations, preferences, participations and other limitations and restrictions.

  Dividend Rights

     The holders of Class B EPS will be entitled (i) to receive as described below a preferred dividend (a "Class B Preferred Dividend") based on the payment of any dividend on the Corporation Shares (other than a dividend or distribution constituting a Class A Adjustment Event as described below) or any liquidating distribution in respect of the Corporation Shares and (ii) to participate on the basis described above in any dividend (other than a dividend or distribution constituting a Class A Adjustment Event) paid on the Trust Shares, when and if declared by the Trustees out of assets of the Trust available for payment (a "Class B Participation Dividend").

     Upon the payment of any dividend on the Corporation Shares (other than a dividend or distribution that constitutes a Class A Adjustment Event) or any liquidating distribution in respect of the Corporation Shares, a Class B Preferred Dividend in a corresponding amount will automatically accrue with respect to the Class B EPS. The amount of the Class B Preferred Dividend that will accrue with respect to each share of Class B EPS will be equal to the amount of the dividend paid on, or any liquidating distribution made in respect of, each Corporation Share multiplied by the number of Class B Underlying Corporation Shares for which each share of Class B EPS is then indirectly exchangeable assuming both (x) the exercise of the Class B Exchange Right described below and (y) the concurrent exercise of the Class A Exchange Right in respect of the shares of Class A EPS issuable upon exercise of such Class B Exchange Right. Each Class B Preferred Dividend will be cumulative from the date on which it accrues. No dividend may be declared or paid or set apart for payment on the Trust Shares or on any other class or series of shares of beneficial interest in the Trust ranking junior to the Class B EPS (including, without limitation, declaration or payment of any Class B Participation Dividend, Class A Preferred Dividend or Class A Participation Dividend) unless all accrued Class B Preferred Dividends have been or are concurrently declared and paid or declared and a sum sufficient for the payment thereof set apart for payment. Each Class B Preferred Dividend will be payable to holders of record of Class B EPS on such record date as shall be fixed by the Trustees.

     No Common Dividend may be declared on the Trust Shares unless the Trustees concurrently declare a Class B Participation Dividend entitling each share of Class B EPS to receive a dividend equal to the amount of the Common Dividend declared on each Trust Share multiplied by the number of Class B Underlying Trust Shares for which each share of Class B EPS is then indirectly exchangeable assuming both (x) the exercise of the Class B Exchange Right described below and
(y) the concurrent exercise of the Class A Exchange Right in respect of the shares of Class A EPS issuable upon exercise of such Class B Exchange Right. Such Class B Participation Dividend shall be payable on the same date on which the corresponding Common Dividend is payable and shall be paid to holders of record of the Class B EPS on the same record date as is fixed by the Trustees for the payment of such Common Dividend.

  Liquidation Rights

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Trust, the holders of Class B EPS will be entitled (i) to receive out of the assets of the Trust legally available for liquidating distributions to holders of shares of beneficial interest in the Trust, prior to any distribution or payment to holders of Trust Shares or any other class or series of shares of beneficial interest in the Trust ranking junior to the Class B EPS (including, without limitation, any payment in respect of the Class B Liquidation Participation Right described below or the Class A Liquidation Preference or Class A Liquidation Participation Right), a liquidating distribution in an amount equal to the Class B Liquidation Preference described below and (ii) to participate on the basis described below in any liquidating distribution to holders of Trust Shares (the "Class B Liquidation Participation Right"). For such purposes, the consolidation or merger of the Trust with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Trust, shall not be deemed to constitute a liquidation, dissolution or winding up of the Trust.

     The "Class B Liquidation Preference" of a share of Class B EPS as of any date shall mean the sum of (x) $38.50 plus (y) the amount of any accrued but unpaid Class B Preferred Dividends in respect of each share of Class B EPS as of such date. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up of the Trust, the assets of the Trust available for liquidating distributions to holders of shares of beneficial interest in the Trust are insufficient to pay the Class B Liquidation Preference on all outstanding Class B EPS and the corresponding amounts payable on all other classes or series of shares of beneficial interest in the Trust ranking on a parity with the Class B EPS, then the holders of the Class B EPS and all other such classes and series of shares of beneficial interest in the Trust shall share ratably in any such distribution of assets in proportion to the liquidation preferences to which they would otherwise be respectively entitled. The Class B Liquidation Preference will rank on a parity with the liquidation preferences of any future class or series of preferred shares of the Trust unless the articles supplementary creating any such future class or series of Trust Preferred Shares provides that the Class B Liquidation Preference will rank senior to the liquidation preference of any such future class or series of Trust Preferred Shares, except for any portion of such Class B Liquidation Preference representing any accrued but unpaid Class B Preferred Dividends, which portion will rank junior to such liquidation preference.

     In addition to being entitled to receive the Class B Liquidation Preference upon any liquidation, dissolution or winding up of the Trust, the holders of Class B EPS will be entitled to participate, pursuant to the Class B Liquidation Participation Right, ratably with the holders of Trust Shares in any liquidating distributions to such holders. For such purpose, each share of Class B EPS shall be deemed to represent a number of Trust Shares equal to the number of Class B Underlying Trust Shares for which each share of Class B EPS is then indirectly exchangeable assuming both (x) the exercise of the Class B Exchange Right described below and (y) the concurrent exercise of the Class A Exchange Right in respect of the shares of Class A EPS issuable upon exercise of such Class B Exchange Right.

  Exchange and Redemption Rights

     Exchange and Redemption of Class B EPS at the Option of the Holders. Each share of Class B EPS will be exchangeable at any time from and after the first anniversary of the date of issuance of the Class B EPS through the date that is two business days after the Cross-Over Date (as defined below), at the option of the holder, for one share of Class A EPS, subject to adjustment in the event of a Class B Adjustment Event or as otherwise set forth below (the "Class B Exchange Right"). A holder of Class B EPS desiring to exchange shares of Class B EPS for shares of Class A EPS shall surrender the certificate or certificates representing such shares of Class B EPS to the transfer agent together with certain certifications relating to the number of Paired Shares owned by such exchanging holder and a duly completed and executed exchange notice (a "Class B Exchange Notice") in such form as the Trust shall prescribe. Such form of Class B Exchange Notice will also permit the holder of the Class B EPS being exchanged to concurrently elect to exercise the Class A Exchange Right with respect to the Class A EPS Shares that will be issued pursuant to such conversion.

     At any time and from time to time beginning on the Cross-Over Date, a holder of Class B EPS may require that the Trust either (x) redeem such shares of Class B EPS for a cash redemption price equal to the Class B EPS Liquidation Preference as of the date notice of such exchange is made or (y) convert each such share of Class B EPS into a number of shares of Class A EPS (the "Redemption Number of Shares") equal to the quotient obtained by dividing (i) the Class B Liquidation Preference as of the date notice of such exchange is made by (ii) the Underlying Paired Share Value (as defined below) of one share of Class A EPS (the "Class B Redemption Right"). Such right may be exercised by delivering to the Trust a written notice of such exercise (a "Class B Redemption Notice") specifying the number of shares of Class B EPS to which such Class B Redemption Notice relates and, if such Class B Redemption Notice is delivered prior to the first anniversary of the Cross-Over Date, whether such holder elects to receive the cash redemption price in respect of such shares of Class B EPS specified above or the Redemption Number of Shares in respect of such shares of Class B EPS specified above. If a holder of Class B EPS makes such election during the period beginning on the Cross-Over Date and ending on the date that is the first anniversary of the Cross-Over Date, the holder of such Class B EPS shall have the option to require the Trust to deliver the cash redemption price or the Redemption Number of Shares described in this paragraph. If a holder of Class B EPS makes such election at any time after the date that is the first anniversary of the Cross-Over Date, the Trust will have the option to deliver either such cash redemption price or the Redemption Number of Shares. In addition, at any time from and after the Cross-Over Date, the Trust will have the option to redeem the Class B EPS as described below under "-- Redemption of Class B EPS at the Option of the Trust."

     Redemption or Exchange at the Option of the Trust. At any time and from time to time after the Cross-Over Date, the Trust, at its option upon written notice (a "Trust Redemption Notice"), will have the right (the "Trust Redemption Right") to (i) redeem the Class B EPS, in whole or in part, for cash at a redemption price equal to the Class B Liquidation Preference as of the date of such Trust Redemption Notice or (ii) exchange the Class B EPS, in whole or in part, for a number of shares of Class A EPS equal to the Redemption Number of Shares for such number of shares of Class B EPS; provided, however, that in the event the Trust delivers a Trust Redemption Notice prior to the first anniversary of the Cross-Over Date, the Trust must redeem such shares of Class B EPS for the cash redemption price rather than exchanging such shares for shares of Class A EPS as described above.

     Exercise of the Redemption Exchange Rights. Holders of shares of Class B EPS to be redeemed or exchanged upon exercise of the Class B Exchange Right, the Class B Redemption Right or the Trust Redemption Right shall surrender such shares at the place designated in the applicable notice and shall thereupon be entitled to receive the redemption price in cash or the number of shares of Class A EPS to be received upon exchange or conversion of such shares of Class B EPS, as applicable. If fewer than all the outstanding shares of Class B EPS are to be redeemed pursuant to any exercise of the Trust Redemption Right, the number of shares to be redeemed will be determined by the Trust and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares), by lot or in another manner determined by the Trust. Upon the giving of any Trust Redemption Notice or Class B Redemption Notice, the holders of the Class B EPS to be redeemed will no longer be entitled to exercise the Class B Exchange Right. If a Trust Redemption Notice or Class B Redemption Notice has been given with respect to any shares of Class B EPS and the funds necessary for redemption have been paid or set aside by the Trustees in trust for the benefit of the holders of the shares called for redemption, then from and after the redemption date specified in the applicable Trust Redemption Notice or Class B Redemption Notice dividends will cease to accrue on such shares, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price or the number of shares of Class A EPS to be received upon conversion of such shares of Class B EPS, as applicable.

     The following definitions apply for the purposes hereof:

     "Cross-Over Date" means the fifth anniversary of the Effective Time of the Merger, subject to extension as described below under the caption "Special Default Rights".

     "Underlying Paired Share Value" as of a given date means the product of (A) the average closing price of the Paired Shares on the NYSE during the five trading days preceding such date multiplied by (B) the number of Paired Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right.

     On or prior to the Cross-Over Date, the conversion ratio of Class B EPS into the Class B Underlying Class A EPS Shares shall be subject to adjustment upon the occurrence of the following events ("Class B Adjustment Events") (with the number of Paired Shares for which each share of Class B EPS is indirectly exchangeable (assuming both (x) the exercise of the Class B Exchange Right and (y) the concurrent exercise of the Class A Exchange Right in respect of the shares of Class A EPS issuable upon exercise of such Class B Exchange Right) being sometimes referred to herein as the "Class B Underlying Paired Shares" and with the Corporation Shares component of such Class B Underlying Paired Shares being sometimes referred to herein as the "Class B Underlying Corporation Shares" and the Trust Shares component of such Class B Underlying Paired Shares being sometimes referred to herein as the "Class B Underlying Trust Shares"):

          (i) the issuance of shares of Class A EPS as a dividend or distribution on Class A EPS;

          (ii) the subdivision, combination or reclassification of the outstanding Class A EPS; or

          (iii) the distribution to all holders of Class A EPS of rights or warrants to subscribe for or purchase additional shares of Class A EPS.

     In addition, if there are any accrued but undeclared Class B Preferred Dividends in respect of the shares of Class B EPS subject to a Class B Exchange Notice, the number of shares of Class A EPS issuable pursuant to such exchange shall be increased by a number of shares equal to (i) the amount of such accrued but undeclared dividends divided by (ii) the product of (A) the average closing price of the Paired Shares on the NYSE during the five trading days preceding the date of delivery of such Class A Exchange Notice multiplied by (B) the number of Paired Shares for which each share of Class A EPS is then exchangeable upon exercise of the Class A Exchange Right.

     Whenever the number of shares of Class A EPS deliverable upon exercise of the Class B Exchange Right is adjusted as herein provided, the Trust (i) will promptly make available at the office of the transfer agent a statement describing in reasonable detail such adjustment and (ii) will cause to be mailed by first class mail, postage prepaid, as soon as practicable, to each holder of record of Class B EPS, a notice stating that certain adjustments have been made and specifying the new exchange ratio of Class B EPS into Class B Underlying Class A EPS Shares that has resulted from such adjustments.

     In the event of the occurrence, either before, on or after the Cross-Over Date, of any capital reorganization or reclassification of the Class A EPS, or consolidation or merger of the Trust with another corporation, trust or other entity, or the sale, transfer, or lease of all or substantially all of the assets of the Trust to another person, is effected in such a way that holders of Class A EPS will be entitled to receive stock, securities or other assets with respect to or in exchange for Class A EPS, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or lease, the Class B Exchange Right and the Trust Redemption Right shall be modified so that, upon exercise thereof, the Class B EPS will be exchanged for the kind and amount of stock, securities or other assets which the holders of such Class B EPS would have owned or been entitled to receive immediately after the transaction if such holders had exchanged their Class B EPS into the shares of Class A EPS immediately prior to the effective date of such transaction, subject to further adjustment upon the occurrence of the events described above.

     No fractional shares of Class A EPS will be issued upon exercise of the Class B Exchange Right, the Class B Redemption Right or the Trust Redemption Right and, if any such exercise results in such a fractional interest, an amount will be paid in cash equal to the product of (x) such fraction multiplied by (y) the number of Class A Underlying Paired Shares into which one share of Class A EPS would then be exchangeable upon exercise of the Class A Exchange Right (including any fractional Paired Shares) multiplied by (z) the average closing price of the Paired Shares on the NYSE during the five trading days preceding the date of the applicable Class B Exchange Notice, Class B Redemption Notice or Trust Redemption Notice.

  Special Default Rights

     In the event that the Trust defaults in its obligations with respect to any valid exercise of the Class B Exchange Right, the Class B Redemption Right or the Trust Redemption Right and such default is not cured within 30 days (an "Uncured Default"), then: (i) the holders of the Class B EPS will have the right to designate two additional Trustees for the Trust (such persons to be designated by the holders of a majority of the outstanding shares of Class B
EPS), (ii) the dividend rate on the Class B EPS will be increased as described below, (iii) the holders of Class B EPS will have registration rights similar to those set forth in the Registration Rights Agreement described below and (iv) the Cross-Over Date will be extended by a number of days equal to the number of days during which such Uncured Default remains uncured. Upon the occurrence and during the continuation of any Uncured Default, cumulative dividends ("Default Rate Dividends") shall accrue on the stated value of the Class B EPS at a rate per annum equal to LIBOR plus 4% and will be payable quarterly; provided that if at any time when there are accrued but unpaid Default Rate Dividends, a Class B Preferred Dividend or Class B Participation Dividend would have become payable pursuant to the normal dividend rights of the Class B EPS described above that would exceed the amount of such accrued but unpaid Default Rate Dividends, the holders of the Class B EPS shall be entitled to receive such Class B Preferred Dividend or Class B Participation Dividend in lieu of such Default Rate Dividends, and the accrued amount of such Default Rate Dividends shall be reset to zero.

  Put Agreement Alternative

     The Trust may elect, in its sole discretion, to furnish at the Effective Time of the Merger to each Person who is entitled to receive shares of Class B EPS pursuant to the Transaction Agreement, a duly executed put agreement containing economic terms no less favorable to the holders of Class B EPS than the Class B Redemption Right (except that such put rights shall expire two business days prior to the expiration date of the Class B Redemption Right). The put agreement shall provide such holders with put rights that are divisible and transferrable together with the Class B EPS. The counterparty to the put agreement shall be Morgan Stanley Dean Witter Discover & Co. Incorporated or Bear Stearns & Co., Inc. (or such other counterparty as shall be reasonably acceptable to the LLC), with the Trust bearing all costs of obtaining such put agreement. In the event that the Trust elects to deliver such a put agreement, the consequences of an Uncured Default described above under the caption "Special Default Rights" shall not apply.

  Voting Rights

     Except as required by law, the holders of Class B EPS shall be entitled to vote on any matter on which the holders of Trust Shares are entitled to vote. Each share of Class B EPS held of record on the record date for the determination of holders of Trust Shares entitled to vote on such matter (or, if no record date is established, on the date such vote is taken) shall entitle the holder thereof to cast a number of votes equal to the number of Class B Underlying Trust Shares at such time.

     UNITS

     The statements under this caption relating to the Class A RP Units and the Class B OP Units are summaries based on proposed amendments to the Partnership Agreement of each of the Realty Partnership and the Operating Partnership.

CLASS A RP UNITS

     The Class A RP Units will have the following rights, designations, preferences, participations and other limitations and restrictions.

  Distribution Rights

     The holders of Class A RP Units will be entitled (i) to receive as described below a special distribution (an "RP Unit Special Distribution") equal to any distribution (whether such distribution is a current distribution or a liquidating distribution) made or deemed to be made to holders of Units of the Operating Partnership (including the Corporation) that do not have any special distribution rights ("OP Ordinary Units") and (ii) to participate (an "RP Unit Participation Distribution") on the basis described below in any distribution (whether such distribution is a current distribution or a liquidating distribution) made to the holders Units of the Realty Partnership (including the Trust) that do not have any special dividend rights ("RP Ordinary Units").

     Upon the payment of any distribution in respect of the OP Ordinary Units, an RP Unit Special Distribution in a corresponding amount will automatically accrue with respect to the Class A RP Units. No distribution may be declared or paid or set apart for payment on the OP Ordinary Units or on any other class or series of partnership units ranking junior to the Class A RP Units (including, without limitation, declaration or payment of any RP Participating Distribution) unless all accrued RP Unit Special Distributions have been or are concurrently declared and paid or declared and a sum sufficient for the payment thereof has been set apart for payment. Each RP Unit Special Distribution will be payable to holders of record of Class A RP Units on such record date as shall be fixed by the general partner of the Realty Partnership.

     No distribution on the RP Ordinary Units may be declared unless the general partner of the Realty Partnership concurrently declares an RP Unit Participation Distribution entitling each Class A RP Unit to receive, on a pro rata basis, a distribution equal to the distribution declared on the RP Ordinary Units.

  Liquidation Rights

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Realty Partnership, the holders of Class A RP Units will be entitled (i) to receive out of the assets of the Realty Partnership legally available for liquidating distributions to holders of partnership units in the Realty Partnership, prior to any distribution or payment to holders of RP Ordinary Units or any other class or series of shares of beneficial interest in the Realty Partnership ranking junior to the Class A RP Units (including, without limitation, any payment in respect of the RP Unit Participating Distribution), a liquidating distribution in an amount equal to the RP Unit Liquidation Preference described below and (ii) to participate on the basis described below in any liquidating distribution to holders of RP Ordinary Units (the "RP Unit Liquidation Participation Right"). For such purposes, the consolidation or merger of the Realty Partnership with or into any other partnership, corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Realty Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Realty Partnership.

     The "RP Unit Liquidation Preference" of a Class A RP Unit as of any date shall mean the sum of (x) the fair market value (as determined in good faith by the general partner of the Realty Partnership) as of such date of one OP Ordinary Unit (or any such other number of OP Ordinary Units resulting from an equitable adjustment to give effect to an RP Adjustment Event or as otherwise described below) plus (y) the amount of any accrued but unpaid RP Unit Special Distributions in respect of such Class A RP Unit as of such date. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up of the Realty Partnership, the assets of the Realty Partnership available for liquidating distributions to holders of partnership units in the Realty Partnership are insufficient to pay the RP Unit Liquidation Preference on all outstanding Class A RP Units and the corresponding amounts payable on all other classes or series of shares of beneficial interest in the Realty Partnership ranking on a parity with the Class A RP Units, then the holders of the Class A RP Units and all other such classes and series of shares of beneficial interest in the Realty Partnership shall share ratably in any such distribution of assets in proportion to the liquidation preferences to which they would otherwise be respectively entitled.

     In addition to being entitled to receive the RP Unit Liquidation Preference, upon any liquidation, dissolution or winding up of the Realty Partnership, the holders of Class A RP Units will be entitled to participate, pursuant to the RP Unit Liquidation Participation Right, ratably with the holders of RP Ordinary Units in any liquidating distributions to such holders (after giving effect to any equitable adjustment to such number of Class A RP Units resulting from an RP Adjustment Event or as otherwise described below).

Exchange Rights

     Exchange of Class A RP Units for Class B EPS. Each Class A RP Unit will be exchangeable, at the option of the holder, at any time and from time to time from the date of issuance of the Class A RP Units through the Cross-Over Date for one share of Class B EPS or the cash equivalent thereof on the following terms. Upon the delivery by a holder of Class A RP Units of a notice to so exchange such Class A RP Units (an "RP Exchange Notice") and surrender of such Class A RP Units to the Trust, the Trust will then have the right to either (i) deliver a number of shares of Class B EPS equal to the number of Class A RP Units being exchanged (subject to adjustment in the event of an RP Adjustment Event or as otherwise described herein), (ii) deliver an amount of cash equal to the product of (A) the Class B Liquidation Preference multiplied by (B) the number of shares of Class B EPS for which such Class A RP Units may be exchanged (the "RP/Class B Cash Out Value"), (iii) cause the Realty Partnership to redeem such Class A RP Units for a cash amount equal to such RP/Class B Cash Out Value or (iv) a combination of the foregoing.

     Exchange of Class A RP Units for Paired Shares. Each Class A RP Unit will be exchangeable, at the option of the holder, at any time and from time to time from the date of issuance of such Class A RP Unit for Paired Shares (on a one-for-one basis, subject to adjustments in the event of the occurrence of an RP Adjustment Event or as otherwise described herein) or the cash equivalent thereof on the following terms. Upon the delivery by a holder of Class A RP Units of an RP Exchange Notice to so exchange such Class A RP Units and surrender of such Class A RP Units to the Trust, the Trust will then have the right to either (i) deliver the corresponding number of Paired Shares (including procuring the issuance by the Corporation of the Corporation Share component of such Paired Shares), (ii) deliver, in lieu of some or all of such Paired Shares, an equivalent amount of cash for such Paired Shares (based on the average closing price of the Paired Shares on the NYSE during the five trading days preceding the surrender of such Class A RP Units and the number of Paired Shares for which such Class A RP Units are exchangeable at such time (the "RP/ Paired Share Cash Out Value")) or (iii) a combination of the foregoing.

     Certain Limitations on the Delivery of Class B EPS or Paired Shares. If the delivery to a holder of Class A RP Units of the full number of shares of Class B EPS or Paired Shares requested to be delivered pursuant to an RP Exchange Notice (the "Requested Shares") would result in a violation of the Ownership Limit or the REIT Requirements, the Trust may (i) deliver the number of shares of Class B EPS or Paired Shares, as applicable, that may be issued without resulting in such a violation (the "Delivered Shares", with the number of Requested Shares in excess of the Delivered Shares being referred to herein as the "Excess Shares"), together with either (a) cash in an amount equal to the product of (A) the number of Excess Shares multiplied by (B) in the event the RP Exchange Notice requests the delivery of Class B EPS, the Class B EPS Liquidation Preference or, in the event the RP Exchange Notice requests the delivery of Paired Shares, the closing price of the Paired Shares on the NYSE during the five trading days preceding the surrender of such Class A RP Units, or (b) an Exchange Promissory Note in a principal amount equal to the amount specified in clause (i)(a) above or (ii) deliver to such holder the RP/Class B Cash Out Value of the requested Class B EPS or the RP/Paired Share Cash Out Value of the requested Paired Shares (determined, in each case, as of the date of delivery of the applicable RP Exchange Notice). In the event the Trust elects to deliver the Delivered Shares together with an Exchange Promissory Note in lieu of Excess Shares as described above, the Trust must deliver notice (a "Trust Election Notice") to the holder of the Class A RP Units being exchanged of the Trust's election to deliver such Exchange Promissory Note and the holder of the Class A RP Units being exchanged will have the right to withdraw its RP Exchange Notice as to the Excess Shares, which withdrawal must be made by written notice given to the Trust within ten business days after receipt of the Trust Election Notice. Notwithstanding the foregoing, in the event that the delivery of the full number of Requested Shares pursuant to an RP Exchange Notice would violate either the Ownership Limit or the REIT Rules because the exchanging holder of Class A RP Units, together with such holder's affiliates (but without giving effect to any applicable attribution rules under the Code), beneficially owns, at the time such RP Exchange Notice is given, Paired Shares other than through the ownership of securities of the Starwood Companies received in the transactions contemplated by the Transaction Agreement, the Trust may make the Registered Sale Option described under "-- Class A EPS" with respect to such Excess Shares; provided that if the Trust makes such an election, the Trust must deliver a Trust Election Notice to the holder of the Class A RP Units being exchanged of the Trust's election to exercise the Registered Sale Option and the holder of the Class A RP Units being exchanged will have the right to withdraw its RP Exchange Notice as to the Excess Shares, which withdrawal must be made by written notice given to the Trust within ten business days after receipt of the Trust Election Notice.

     Certain Adjustments. The ratio upon which Class A RP Units may be exchanged for shares of Class B EPS or Paired Shares, as applicable, will be subject to adjustment upon the occurrence of the following events ("RP Adjustment Events"):

     (i) the issuance of Corporation Shares as a dividend or distribution on the Corporation Shares or the issuance of Trust Shares as a dividend or distribution on Trust Shares;

     (ii) the subdivision, combination or reclassification of the outstanding Corporation shares, the outstanding Trust Shares, the outstanding Class A EPS or the outstanding Class B EPS; or

     (iii) the distribution to all holders of Corporation Shares of rights or warrants to subscribe for or purchase Corporation Shares or the distribution to all holders of Trust Shares of rights or warrants to subscribe for or purchase Trust Shares.

In addition, in the event that there are any accumulated but unpaid RP Special Distributions or any declared but unpaid RP Participation Distributions on the Class A RP Units being exchanged (or the cash equivalent thereof), the number of Class B EPS, Paired Shares or the cash equivalent thereof, as applicable, issuable in an exchange of Class A RP Units will be increased by a number of Class B EPS, Paired Shares or the cash equivalent thereof, as applicable, equal to the amount of such accumulated or declared but unpaid distributions divided by the product of (i) the average closing price of the Paired Shares on the NYSE during the five trading days preceding the surrender of the Class A RP Units being exchanged and (ii) the number of Paired Shares for which such Class A RP Units are then exchangeable or the number of Paired Shares for which a share of Class B EPS is then indirectly exchangeable, as applicable.

     Whenever the number of Paired Shares or shares of Class B EPS deliverable upon exercise of the exchange rights relating to the Class A RP Units described above is adjusted as herein provided, the Realty Partnership (i) will promptly make available at the office of the transfer agent or the Trust a statement describing in reasonable detail such adjustment and (ii) will cause to be mailed by first class mail, postage prepaid, as soon as practicable, to each holder of record of Class A RP Units, a notice stating that certain adjustments have been made and specifying the new exchange ratio of Paired Shares or Class B EPS, as applicable, for Class A RP Units.

     In the event, either before, on or after the Cross-Over Date, of any capital reorganization or other reclassification of the Paired Shares or the Class B EPS, or consolidation or merger of the Trust, the Corporation or the Realty Partnership with another partnership, trust or other entity, or the sale, transfer, or lease of all or substantially all of the assets of the Trust, the Corporation or the Realty Partnership to another person, is effected in such a way that the holders of Paired Shares or Class B EPS will be entitled ro receive stock, securities or other assets with respect to or in exchange for Paired Shares or Class B EPS, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or lease, the exchange rights relating to the Class A RP Units shall be modified so that, upon exercise thereof, the Class A RP Units will be exchanged for the kind and amount of stock, securities or other assets which the holders of such Class A RP Units would have owned or been entitled to receive immediately after the transaction if such holders had exchanged their Class A RP Units into Paired Shares or Class B EPS, as applicable, immediately prior to the effective date of such transaction, subject to further adjustment upon the occurrence of the events described herein.

     No fractional Paired Shares or fractional shares of Class B EPS will be issued upon exercise of the exchange rights relating to the Class A RP Units and, if any such exercise results in such a fractional interest, an amount will be paid in cash equal to the product of (x) such fraction multiplied by (y) the number of Paired Shares into which one Class A RP Unit would then be exchangeable or the number of Paired Shares for which a share of Class B EPS is then indirectly exchangeable, as applicable, upon exercise of such exchange right multiplied by (z) the average closing price of the Paired Shares on the New York Stock Exchange during the five trading days preceding the date of the applicable RP Exchange Notice.

  Voting Rights

     Except as required by law, the holders of Class A RP Units shall be entitled to vote on any matter on which the holders of Ordinary RP Units are entitled to vote. Each Class A RP Unit held of record on the record date for the determination of holders of Ordinary RP Units entitled to vote on such matter (or, if no record date is established, on the date such vote is taken) shall entitle the holder thereof to cast a number of votes equal to the number of Class A RP Units held by such holder at such time (as such number shall be equitably adjusted in the event of the occurrence of an RP Adjustment Event).

CLASS B OP UNITS

     The Class B OP Units will have the following rights, designations, preferences, participations and other limitations and restrictions.

  Distribution Rights

     The holders of Class B OP Units will be entitled (i) to receive as described below a special distribution (an "OP Unit Special Distribution") equal to any distribution (whether such distribution is a current distribution or a liquidating distribution) made or deemed to be made to holders of RP Ordinary Units and (ii) to participate (an "OP Unit Participation Distribution") on the basis described below in any distribution (whether such distribution is a current distribution or a liquidating distribution) made to the holders of OP Ordinary Units.

     Upon the payment of any distribution in respect of the RP Ordinary Units, an OP Unit Special Distribution in a corresponding amount will automatically accrue with respect to the Class B OP Units. No distribution may be declared or paid or set apart for payment on the RP Ordinary Units or on any other class or series of partnership units ranking junior to the Class B OP Units (including, without limitation, declaration or payment of any OP Participating Distribution) unless all accrued OP Unit Special Distributions have been or are concurrently declared and paid or declared and a sum sufficient for the payment thereof has been set apart for payment. Each OP Unit Special Distribution will be payable to holders of record of Class B OP Units on such record date as shall be fixed by the general partner of the Operating Partnership.

     No distribution on the OP Ordinary Units may be declared unless the general partner of the Operating Partnership concurrently declares an OP Unit Participation Distribution entitling each Class B OP Unit to receive, on a pro rata basis, a distribution equal to the distribution declared on the OP Ordinary Units. Such OP Unit Participation Distribution shall be payable on the same date on which the corresponding distribution on the OP Ordinary Units is payable and shall be paid to holders of record of the Class B OP Units on the same record date as is fixed by the general partner of the Operating Partnership for the payment of such distribution on the OP Ordinary Units.

  Liquidation Rights

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Operating Partnership, the holders of Class B OP Units will be entitled (i) to receive out of the assets of the Operating Partnership legally available for liquidating distributions to holders of beneficial interest in the Operating Partnership, prior to any distribution or payment to holders of OP Ordinary Units or any other class or series of shares of beneficial interest in the Operating Partnership ranking junior to the Class B OP Units (including, without limitation, any payment in respect of the OP Unit Participating Distribution), a liquidating distribution in an amount equal to the OP Unit Liquidation Preference described below and (ii) to participate on the basis described below in any liquidating distribution to holders of OP Ordinary Units (the "OP Unit Liquidation Participation Right"). For such purposes, the consolidation or merger of the Operating Partnership with or into any other partnership, corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Operating Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Operating Partnership.

     The "OP Unit Liquidation Preference" of a Class B OP Unit as of any date shall mean the sum of (x) the fair market value as of such date of one RP Ordinary Unit (or any such other number of RP Ordinary Units resulting from an equitable adjustment to give effect to an RP Adjustment Event or as otherwise described below) plus (y) the amount of any accrued but unpaid OP Unit Special Distributions in respect of such Class B OP Unit as of such date. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, the assets of the Operating Partnership available for liquidating distributions to holders of beneficial interest in the Operating Partnership are insufficient to pay the OP Unit Liquidation Preference on all outstanding Class B OP Units and the corresponding amounts payable on all other classes or series of shares of beneficial interest in the Operating Partnership ranking on a parity with the Class B OP Units, then the holders of the Class B OP Units and all other such classes and series of shares of beneficial interest in the Operating Partnership shall share ratably in any such distribution of assets in proportion to the liquidation preferences to which they would otherwise be respectively entitled.

     In addition to being entitled to receive the OP Unit Liquidation Preference, upon any liquidation, dissolution or winding up of the Operating Partnership, the holders of Class B OP Units will be entitled to participate, pursuant to the OP Unit Liquidation Participation Right, ratably with the holders of OP Ordinary Units in any liquidating distributions to such holders (after giving effect to any equitable adjustment to such numbers of Class B OP Units resulting from an OP Adjustment Event or as otherwise described below).

Exchange Rights

     Exchange of Class B OP Units for Class B EPS. Each Class B OP Unit will be exchangeable, at the option of the holder, at any time and from time to time from the date of issuance of the Class B OP Units through the Cross-Over Date for one share of Class B EPS or the cash equivalent thereof on the following terms. Upon the delivery by a holder of Class B OP Units of a notice to so exchange such Class B OP Units (an "OP Exchange Notice") and surrender of such Class B OP Units to the Corporation, the Corporation will then have the right to either (i) procure the delivery of a number of shares of Class B EPS equal to the number of Class B OP Units being exchanged (subject to adjustment in the event of an OP Adjustment Event or as otherwise described herein), (ii) deliver an amount of cash equal to the product of (A) the Class B Liquidation Preference multiplied by (B) the number of shares of Class B EPS for which such Class B OP Units may be exchanged (the "OP/Class B Cash Out Value"), (iii) cause the Operating Partnership to redeem such Class B OP Units for a cash amount equal to such OP/Class B Cash Out Value or (iv) a combination of the foregoing.

     Exchange of Class B OP Units for Paired Shares. Each Class B OP Unit will be exchangeable, at the option of the holder, at any time and from time to time from the date of issuance of such Class B OP Unit for Paired Shares (on a one-for-one basis, subject to adjustments in the event of the occurrence of an OP Adjustment Event or as otherwise described herein) or the cash equivalent thereof on the following terms. Upon the delivery by a holder of Class B OP Units of an OP Exchange Notice to so exchange such Class B OP Units and surrender of such Class B OP Units to the Corporation, the Corporation will then have the right to either (i) deliver the corresponding number of Paired Shares (including procuring the issuance by the Trust of the Trust Share component of such Paired Shares), (ii) deliver, in lieu of some or all of such Paired Shares, an equivalent amount of cash for such Paired Shares (based on the average closing price of the Paired Shares on the NYSE during the five trading days preceding the surrender of such Class B OP Units and the number of Paired Shares for which such Class B OP Units are exchangeable at such time (the "OP/ Paired Share Cash Out Value")) or (iii) a combination of the foregoing.

     Certain Limitations on the Delivery of Class B EPS or Paired Shares. If the delivery to a holder of Class B OP Units of the full number of shares of Class B EPS or Paired Shares requested to be delivered pursuant to an OP Exchange Notice (the "Requested Shares") would result in a violation of the Ownership Limit or the REIT Requirements, the Corporation may (i) deliver the number of shares of Class B EPS or Paired Shares, as applicable, that may be issued without resulting in such a violation (the "Delivered Shares", with the number of Requested Shares in excess of the Delivered Shares being referred to herein as the "Excess Shares"), together with either (a) cash in an amount equal to the product of (A) the number of Excess Shares multiplied by (B) in the event the OP Exchange Notice requests the delivery of Class B EPS, the Class B EPS Liquidation Preference or, in the event the OP Exchange Notice requests the delivery of Paired Shares, the closing price of the Paired Shares on the NYSE during the five trading days preceding the surrender of such Class B OP Units, or (b) an Exchange Promissory Note in a principal amount equal to the amount specified in clause (i)(a) above or (ii) deliver to such holder the OP/Class B Cash Out Value of the requested Class B EPS or the OP/Paired Share Cash Out Value of the requested Paired Shares (determined, in each case, as of the date of delivery of the applicable OP Exchange Notice). In the event the Corporation elects to deliver the Delivered Shares together with an Exchange Promissory Note in lieu of Excess Shares as described above, the Corporation must deliver notice (a "Corporation Election Notice") to the holder of the Class B OP Units being exchanged of its election to deliver such Exchange Promissory Note and the holder of the Class B OP Units being exchanged will have the right to withdraw its OP Exchange Notice as to the Excess Shares. Notwithstanding the foregoing, in the event that the delivery of the full number of Requested Shares pursuant to an OP Exchange Notice would violate either the Ownership Limit or the REIT Requirements because the exchanging holder of Class B OP Units, together with such holder's affiliates (but without giving effect to any applicable attribution rules under the Code), beneficially owns, at the time such OP Exchange Notice is given, Paired Shares other than through the ownership of securities of the Starwood Companies received in the transactions contemplated by the Transaction Agreement, the Corporation may make the Registered Sale Option described under "-- Class A EPS" with respect to such Excess Shares; provided that if the Corporation makes such an election, the Corporation must deliver to the holder of the Class B OP Units a Corporation Election Notice of its election to exercise the Registered Sale Option and the holder of the Class B OP Units being exchanged will have the right to withdraw its OP Exchange Notice as to the Excess Shares, which withdrawal must be made by written notice given to the Corporation within ten business days after receipt of the Corporation Election Notice.

     Certain Adjustments. The ratio upon which Class B OP Units may be exchanged for shares of Class B EPS or Paired Shares, as applicable, will be subject to adjustment upon the occurrence of the following events ("OP Adjustment Events"):

     (i) the issuance of Corporation Shares as a dividend or distribution on the Corporation Shares or the issuance of Trust Shares as a dividend or distribution on Trust Shares;

     (ii) the subdivision, combination or reclassification of the outstanding Corporation shares, the outstanding Trust Shares, the outstanding Class A EPS or the outstanding Class B EPS; or

     (iii) the distribution to all holders of Corporation Shares of rights or warrants to subscribe for or purchase Corporation Shares or the distribution to all holders of Trust Shares of rights or warrants to subscribe for or purchase Trust Shares.

In addition, in the event that there are any declared but unpaid OP Special Distributions or any declared but unpaid OP Participation Distributions on the Class B OP Units being exchanged (or the cash equivalent thereof), the number of Class B EPS, Paired Shares or the cash equivalent thereof, as applicable, issuable in an exchange of Class B OP Units will be increased by a number of Class B EPS, Paired Shares or the cash equivalent thereof, as applicable, equal to the amount of such declared but unpaid distributions divided by the product of (i) the average closing price of the Paired Shares on the NYSE during the five trading days preceding the surrender of the Class B OP Units being exchanged and (ii) the number of Paired Shares for which such Class B OP Units are then exchangeable or the number of Paired Shares for which a share of Class B EPS is then indirectly exchangeable, as applicable.

     Whenever the number of Paired Shares or shares of Class B EPS deliverable upon exercise of the exchange rights relating to the Class B OP Units described above is adjusted as herein provided, the Operating Partnership (i) will promptly make available at the office of the transfer agent or the Corporation a statement describing in reasonable detail such adjustment and (ii) will cause to be mailed by first class mail, postage prepaid, as soon as practicable, to each holder of record of Class B OP Units, a notice stating that certain adjustments have been made and specifying the new exchange ratio of Paired Shares or Class B EPS, as applicable, for Class B OP Units.

     In the event, either before, on or after the Cross-Over Date, of any capital reorganization or other reclassification of the Paired Shares or the Class B EPS, or consolidation or merger of the Trust, the Corporation or the Operating Partnership with another partnership, corporation or other entity, or the sale, transfer, or lease of all or substantially all of the assets of the Trust, the Corporation or the Operating Partnership to another person, is effected in such a way that the holders of Paired Shares or Class B EPS will be entitled to receive stock, securities or other assets with respect to or in exchange for Paired Shares or Class B EPS, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or lease, the exchange rights relating to the Class B OP Units shall be modified so that, upon exercise thereof, the Class B OP Units will be exchanged for the kind and amount of stock, securities or other assets which the holders of such Class B OP Units would have owned or been entitled to receive immediately after the transaction if such holders had exchanged their Class B OP Units into Paired Shares or Class B EPS, as applicable, immediately prior to the effective date of such transaction, subject to further adjustment upon the occurrence of the events described herein.

     No fractional Paired Shares or fractional shares of Class B EPS will be issued upon exercise of the exchange rights relating to the Class B OP Units and, if any such exercise results in such a fractional interest, an amount will be paid in cash equal to the product of (x) such fraction multiplied by (y) the number of Paired Shares into which one Class B OP Unit would then be exchangeable or the number of Paired Shares for which a share of Class B EPS is then indirectly exchangeable, as applicable, upon exercise of such exchange right multiplied by (z) the average closing price of the Paired Shares on the NYSE during the five trading days preceding the date of the applicable OP Exchange Notice.

  Voting Rights

     Except as required by law, the holders of Class B OP Units shall be entitled to vote on any matter on which the holders of Ordinary OP Units are entitled to vote. Each Class B OP Unit held of record on the record date for the determination of holders of Ordinary OP Units entitled to vote on such matter (or, if no record date is established, on the date such vote is taken) shall entitle the holder thereof to cast a number of votes equal to the number of Class B OP Units held by such holder at such time (as such number shall be equitably adjusted in the event of the occurrence of an OP Adjustment Event).

  Other Adjustments

     In the event that the Trust Shares and the Corporation Shares are no longer subject to the Pairing Agreement, the Trust Shares and the Corporation Shares no longer constitute Paired Shares, or the terms of the Pairing Agreement are modified or amended, then the terms of the Class A EPS, Class B EPS, Class A RP Units and Class B OP Units will be amended to provide the holder thereof with the same economic benefits as they had with respect to such shares or units before the occurrence of such event.

TRANSFER RESTRICTIONS CONTAINED IN THE TRANSACTION AGREEMENT

     The Transaction Agreement provides that for a period of one year after the Closing Date, the Members will not sell or otherwise transfer ("Transfer") any of the shares of Class A EPS, Class B EPS, Class A RP Units or Class B OP Units received in the transactions contemplated by the Transaction Agreement, or any Paired Shares received upon conversion or exchange of any thereof (collectively, "Starwood Securities"), to any person (other than, except in the case of Class A RP Units or Class B OP Units (which may not be Transferred without the consent of the Realty Partnership or the Operating Partnership, respectively), to one or more investors in such Member or one or more designees of such investors to whom Starwood Securities are transferred or issued as contemplated by the Transaction Agreement ("Permitted Designees") that agree in writing to comply with the foregoing restrictions on Transfer as though they were Members). The Transaction Agreement further provides that during each of the first four calendar quarters ending on or after the first anniversary of the Closing Date, no Member will Transfer more than 25% (as such percentage shall be determined on a cumulative basis, including any Starwood Securities that could have, but were not, Transferred in a previous fiscal quarter) of the Starwood Securities received by it in the transactions contemplated by the Transaction Agreement, or any Paired Shares received upon exchange of any Starwood Securities received in the transactions contemplated by the Transaction Agreement, to any person other than an investor in such Member or one or more Permitted Designees of such investors. In the event that a Member Transfers any of the Starwood Securities to investors in such Member or to one or more Permitted Designees, such Transfers will be conditioned on the receipt by such Member of a written agreement of such transferees to be bound by the transfer restrictions provided in the Transaction Agreement. Notwithstanding anything contained herein to the contrary, in the event of a change in control of Starwood Lodging, the restrictions on transfer of the Starwood Securities described above shall no longer apply.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement") to be entered into on the Closing Date among the Trust, the Corporation, the Members and certain other holders of the securities of the Starwood Companies to be issued in the transactions contemplated by the Transaction Agreement (the "Holders"), the Trust and the Corporation have granted to the Holders registration rights with respect to the Paired Shares that may be issued upon conversion or exchange of shares of Class A EPS, Class B EPS, Class A RP Units or Class B OP Units received in the transactions contemplated by the Transaction Agreement and, in the event of a default by the Trust of certain of its obligations under the Class B EPS, the shares of Class B EPS received in the Transaction (collectively, "Registrable Securities").

     Pursuant to the Registration Rights Agreement, any Holder of more than 10% of the securities of the Starwood Companies received in the transactions contemplated by the Transaction Agreement may require the Trust and the Corporation to file a shelf registration statement with respect to the Registrable Securities held by such Holder and by any other Holder that desires to have its Registrable Securities included in such registration statement; provided that each of the Members shall have the right to make only one election to require the Trust and the Corporation to file such a shelf registration statement. Under the terms of the Registration Rights Agreement, the Trust and the Corporation will be required, upon receipt of notice of such election, to promptly file such registration statement and use its reasonable efforts to have such registration statement declared effective in order to permit the sale of such Registrable Securities pursuant to such registration statement.

     The Holders also have rights, subject to certain limitations and exceptions, to require the Trust and the Corporation to include Registrable Securities in other registrations of equity securities by the Trust and the Corporation under the Securities Act.

     All costs and expenses (other than underwriters' discounts and commissions and the fees and expenses of counsel to the selling Holders) incurred in connection with the registration of Registrable Securities pursuant to the Registration Rights Agreement shall be paid by the Trust and the Corporation.

     Under the Registration Rights Agreement, the Trust and the Corporation shall be entitled to postpone for up to 90 calendar days (provided that if such a 90-day postponement has occurred previously in the prior 365 days, up to 45 days but no more) the filing, effectiveness, supplementing or amending of the shelf registration statement, the prospectus or any supplement to the prospectus relating thereto and may suspend any sales pursuant to the shelf registration statement, the prospectus and any supplements to the prospectus, if the Board of Trustees of the Trust and the Board of Directors of the Corporation determine in good faith and on the advice of counsel that the disclosure in such registration statement and the transfer of Registrable Securities contemplated thereby would materially adversely affect any material financing, acquisition, disposition, reorganization or other material transaction involving the Starwood Companies; provided that such postponement shall be terminated on the completion or public disclosure of such transaction. In addition, a registration or transfer of Registrable Securities may not be effected if as a result thereof the Trust would violate the REIT Requirements in any respect or if such registration or transfer would result in any person beneficially owning Paired Shares in excess of the Ownership Limit. Furthermore, in connection with an underwritten offering of Registrable Securities, if the underwriters' representative advises the selling Holders that, in its opinion, the amount of securities requested to be included in such offering exceeds the amount which can be sold in such offering within a price range acceptable to the selling Holder or Holders, securities shall be included in such offering, to the extent of the amount which can be sold within such price range, pro-rata based on the estimated gross proceeds from the sale thereof.

     The Holders have also agreed in the Registration Rights Agreement that, if so requested by the underwriters' representative in connection with an offering of securities covered by a registration statement filed by the Trust or the Corporation, they shall not effect any public sale or distribution of Paired Shares during the 90-day period (provided that if such a 90-day period has previously occurred in the prior 365 days, the 45 day period) beginning on the date such registration statement is declared effective by the Securities and Exchange Commission; provided that in no event shall the total number of "blackout" days resulting from the operation of the provisions of the Registration Rights Agreement described in this paragraph and in the previous paragraph exceed 180 days in any consecutive 365 day period.

     The Registration Rights Agreement provides that if any sale under the shelf registration statement involves an underwritten offering (whether on a "firm commitment", "best efforts" or "all reasonable efforts" basis or otherwise), the electing Holder or Holders shall select the underwriter or underwriters and manager or managers to administer such underwritten offering, which underwriter shall be subject to the reasonable approval of the Trust and the Corporation, it being understood and agreed that Goldman Sachs and its affiliates are deemed to be approved by the Trust and the Corporation to act as such underwriters. The Registration Rights Agreement also provides that each of the Trust and the Corporation will use their reasonable efforts to cause the sale of Registrable Securities to be effected in accordance with the descriptions of the distribution of such Registrable Securities described therein, including providing access to the Trust and the Corporation and their respective books and records, officers, accountants and counsel and to agree to indemnify the underwriters of such Registrable Securities for liabilities under the Securities Act.

AMENDMENT TO PAIRING AGREEMENT

     The Trust and the Corporation are parties to the Pairing Agreement, which provides, among other things, that the Trust may not issue or transfer shares of beneficial interest of the Trust unless effective provision is made for the issuance or transfer of the same number of shares of common stock of the Corporation and that shares of beneficial interest of the Trust may not be transferred on the books of the Trust unless the transferee acquires the same number of shares of common stock of the Corporation.

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

     As described under "The Acquisition Proposal -- Description of Preferred Shares and Units," the Class A EPS and the Class B EPS to be issued pursuant to the Transaction Agreement will be issued only by the Trust and not by the Corporation. Accordingly, in order to permit the issuance of such shares, the Board of Trustees and the Board of Directors have adopted an amendment to the Pairing Agreement (the "Pairing Agreement Amendment") and directed that such amendment be submitted to the shareholders of the Trust at the Trust Meeting and to the stockholders of the Corporation at the Corporation Meeting.

     The Pairing Agreement Amendment would add a new section to the Pairing Agreement which would permit the issuance by the Trust of the Class A EPS and the Class B EPS. If approved by the shareholders of the Trust and the stockholders of the Corporation, such new section would read in its entirety as follows:

          "13. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement shall prohibit (a) the issuance by the Trust of Class A Exchangeable Preferred Shares or Class B Exchangeable Preferred Shares pursuant to the Transaction Agreement (collectively, the "Trust Preferred Shares") or (b) any transfer of shares of Trust Preferred Shares, including without limitation any such transfer in which the transferee does not acquire shares of common stock of the Company and in which effective provision is not made for the issuance or transfer of shares of common stock of the Company, or (c) the issuance of certificates representing shares of Trust Preferred Shares, including without limitation any such issuance without the issuance of a certificate or certificates of common stock of the Company. As used herein, "Transaction Agreement" means the Transaction Agreement dated as of September 8, 1997 among WHWE L.L.C., Woodstar Investors Partnership, Nomura Asset Capital Corporation, Juergen Bartels, W&S Hotel L.L.C., Westin Hotels & Resorts Worldwide, Inc., W&S Lauderdale Corp., W&S Seattle Corp., Westin St. John Hotel Company, Inc., W&S Denver Corp., W&S Atlanta Corp., the Trust, the Company, SLT Realty Limited Partnership and SLC Operating Limited Partnership, as such Agreement may be amended from time to time."

     If approved, the Pairing Agreement Amendment is expected to be effected concurrently with the Closing under the Transaction Agreement. If the Closing under the Transaction Agreement does not occur, the Pairing Agreement Amendment will not be effected. Approval of the Pairing Agreement Amendment requires the affirmative vote of a majority of the outstanding Trust Shares and a majority of the outstanding Corporation Shares. Approval of the Acquisition Proposal will include approval of the Pairing Agreement Amendment.

ACCOUNTING TREATMENT

     The Transaction will be accounted for as a "purchase" for accounting and financial reporting purposes in accordance with APB No. 16. For purposes of preparing Starwood Lodging's consolidated financial statements, Starwood Lodging will establish a new accounting basis for Westin's assets and liabilities based upon the fair values thereof and Starwood Lodging's purchase price, including the direct costs of the acquisition. A final determination of required purchase accounting adjustments and of the fair value of the assets and liabilities of Westin has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial information appearing elsewhere in this Joint Proxy Statement are preliminary and are subject to adjustment. After the Merger, Starwood Lodging will undertake a study to determine the fair value of Westin's assets and liabilities and will make appropriate purchase accounting adjustments upon completion of such study. For financial reporting purposes, Starwood Lodging will consolidate the results of Westin's operations with those of Starwood Lodging's operations, beginning with the consummation of the Merger, but Starwood Lodging's financial statements for prior periods will not be restated as a result of the Merger.

DISSENTERS' RIGHTS OF APPRAISAL

     Holders of Trust Shares and Corporation Shares do not have any rights of appraisal or similar rights with respect to the Acquisition Proposal.

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

REGULATORY APPROVALS

     The HSR Act provides that certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC") and the applicable waiting period in connection with such information has expired or been earlier terminated. It is expected that the notification and report forms under the HSR Act will be filed by November 15, 1997 and the required waiting period with respect to such filings under the HSR Act will expire 30 calendar days after such filing, unless such waiting period is earlier terminated by the FTC and the DOJ or extended by a request from the FTC or the DOJ for additional information or documentary material prior to the expiration of the waiting period.

     Starwood Lodging and Westin know of no other U.S. federal or state regulatory requirements or approvals with which they must comply in order to consummate the Transaction, other than the filing of the Delaware Certificate of Merger or the Transaction Agreement with the Secretary of State of the State of Delaware, the filing of the Maryland Articles of Merger with the Maryland State Department of Assessments and Taxation and the filings required to be made with liquor licensing and similar authorities.

VOTES REQUIRED FOR APPROVAL

     Approval of the Acquisition Proposal requires the affirmative vote of the holders of a majority of the outstanding Trust Shares entitled to vote at the Trust Meeting and the affirmative vote of the holders of a majority of the outstanding Corporation Shares entitled to vote at the Corporation Meeting. Consequently, shares which are voted to abstain from voting on approval of the Acquisition Proposal and shares which are not voted with respect to such approval (including broker non-votes) will have the effect of a vote against such approval.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the Merger and the Subsidiary Contributions to Starwood Lodging and its shareholders. This summary is for informational purposes only and is not tax advice. Except as discussed below, no ruling or determination letters from the United States Internal Revenue Service ("IRS") have been or will be requested by Starwood Lodging on any tax issue connected with the Merger, the Subsidiary Contributions or this Joint Proxy Statement. This summary is based upon the Code, as currently in effect, applicable Treasury Regulations thereunder and judicial and administrative interpretations thereof, all of which are subject to change, including changes that may be retroactive. No assurance can be given that the IRS will not challenge the propriety of one or more of the tax positions described herein or that such a challenge would not be successful.

     This summary does not purport to deal with all aspects of taxation that may be relevant to Starwood Lodging or to particular shareholders of Starwood Lodging in light of their personal investment or tax circumstances. Except as specifically provided, the discussion below does not address foreign, state or local tax consequences, nor does it specifically address the tax consequences to taxpayers subject to special treatment under the federal income tax laws (including dealers in securities, foreign persons, life insurance companies, tax-exempt organizations, financial institutions and taxpayers subject to the alternative minimum tax). Also, except as specifically provided, the discussion below does not address the tax consequences to the holders of shares of any of the Westin Companies. The discussion below assumes that the shares of Starwood Lodging to be issued in connection with the Merger and the Subsidiary Contributions and the shares of Westin for which such shares of Starwood Lodging were exchanged are or will be held as capital assets within the meaning of
Section 1221 of the Code. No assurance can be given that legislative, judicial or administrative changes will not affect the accuracy of any statements in this Joint Proxy Statement with respect to transactions entered into or contemplated prior to the effective date of such changes.

     EACH SHAREHOLDER AND STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE MERGER AND THE SUBSIDIARY CONTRIBUTIONS, INCLUDING THE FEDERAL, STATE,

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

LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER AND THE SUBSIDIARY CONTRIBUTIONS AND OF POTENTIAL CHANGES IN THE APPLICABLE TAX LAWS.

TAX CONSEQUENCES OF THE MERGER

     Prior to the Closing Date, Sidley & Austin, counsel for Starwood Lodging, will deliver its opinion to the Trust and the Corporation substantially to the effect that, on the basis of facts, representations and assumptions, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Accordingly, except as discussed below under "-- Tax Consequences of the Restructuring Transactions," no gain or loss will be recognized by Westin Worldwide as a result of the Merger. A shareholder of Westin Worldwide will recognize gain, but not loss, on the exchange of shares of Westin Worldwide for the Merger Consideration in an amount equal to the lesser of (a) the amount of cash received or (b) the amount by which the sum of the cash received and the fair market value of the Exchangeable Preferred Shares as of the Closing Date exceeds such shareholder's adjusted tax basis in the Westin Worldwide stock exchanged therefor. Any such gain will be characterized as capital gain unless the cash received has the effect of the distribution of a dividend, in which case the gain would be treated as a dividend to the extent of the Westin Worldwide stockholder's ratable share of Westin Worldwide's undistributed earnings and profits. No gain or loss will be recognized by the Trust, the Corporation (which is not a party to the Merger) or the existing shareholders of the Trust and stockholders of the Corporation as a result of the Merger.

     Sidley & Austin's opinion will be based, in part, upon a representation of management of the Trust to the effect that, to the best knowledge of the Trust's management, there is no plan or intention on the part of the shareholders of Westin Worldwide to dispose of a number of Exchangeable Preferred Shares received in the Merger that would reduce the aggregate value of the Exchangeable Preferred Shares held by shareholders of Westin Worldwide to less than 50% of the value of the shares of Westin Worldwide held by such shareholders prior to the Closing Date and upon Sidley & Austin's assumption to the effect that such representation is correct as if made without such "best knowledge" qualification.

     Each of the Westin Companies is controlled by the same interests. As a result, the IRS could, pursuant to Section 482 of the Code, seek to reallocate the consideration given by the Starwood Companies for the stock of each of Westin Worldwide, Seattle, Lauderdale, Denver, Atlanta and St. John if it determines that such a reallocation is necessary to prevent evasion of taxes or to clearly reflect income. Starwood Lodging believes that the allocation of consideration given for each of Westin Worldwide, Seattle, Lauderdale, Denver, Atlanta and St. John has been negotiated and structured with the intention of achieving an arm's-length result. As a result, the potential application of
Section 482 of the Code to the allocation of the consideration given by the Starwood Companies for the stock of Westin should not have a material effect on the Starwood Companies.

TAX CONSEQUENCES OF THE SUBSIDIARY CONTRIBUTIONS

     On the Closing Date, the shareholders of Seattle, Lauderdale and Denver (the "Subsidiary REITs") will contribute their stock of those companies to the Realty Partnership in exchange for Class A RP Units and the shareholders of Atlanta and St. John will contribute their stock of those companies to the Operating Partnership in exchange for Class B OP Units. No gain or loss should be recognized by the Realty Partnership or the Operating Partnership as a result of such contributions and the Realty Partnership and the Operating Partnership should have a tax basis in the stock of the Subsidiary REITs, Atlanta and St. John equal to the tax basis the prior stockholders had in such stock increased by the amount, if any, of gain recognized by the stockholders of those companies as a result of the contribution.

     In lieu of contributing their stock of the Subsidiary REITs, Atlanta and St. John to the Realty Partnership and the Operating Partnership, certain shareholders may exchange their shares of such companies for Class B EPS and cash. In such case, the exchange should be treated, in the case of the Subsidiary REITs, as if the Trust had purchased a portion of such shares for an amount equal to the fair market value of the Class B EPS exchanged therefor and then contributed such shares to the Realty Partnership and the Realty Partnership had purchased the balance of such shares for cash and, in the case of Atlanta and St. John, as if

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

the Corporation had purchased a portion of such shares for an amount equal to the fair market value of the Class B EPS exchanged therefor and then contributed such shares to the Operating Partnership and the Operating Partnership had purchased the balance of such shares for cash. Any such exchanges should be treated as taxable exchanges to the holder and the Trust and the Realty Partnership, in the case of the Subsidiary REITs, and the Corporation and the Operating Partnership, in the case of Atlanta and St. John, should have a tax basis in such shares equal to the fair market value of the Class B EPS issued and the cash paid in exchange therefor.

     Except to the extent discussed below in "-- Tax Consequences of the Restructuring Transactions," no gain or loss should be recognized by the Subsidiary REITs, Atlanta or St. John as a result of the Subsidiary Contributions.

TAX CONSEQUENCES OF THE RESTRUCTURING TRANSACTIONS

     Prior to the Closing Date, Westin Worldwide and the Subsidiary REITs will sell certain assets to the Corporation and the Operating Partnership and will recognize gain or loss to the extent the sale price of each asset exceeds or is less than its adjusted tax basis. Although the sale prices of these assets are expected to be arm's-length prices, no assurances can be given that the IRS will not assert that one or more asset sales should have been made at a different price. Such an assertion, if successful, would have the result of changing the amount of gain recognized by the selling company and the tax basis of the purchasing company. Any additional tax incurred by Westin Worldwide and the Subsidiary REITs as a result of the restructuring transactions will be assumed by the Starwood Companies.

     Also as part of the completion of the transaction, Westin Worldwide and the Trust (after the Merger) will transfer certain of the assets of Westin Worldwide, including third party management, franchise and representation agreements and certain trademarks and other intangible property, to subsidiaries (the "Management Subsidiaries") of which the Trust will own all of the nonvoting preferred stock and common stock comprising less than 10% of the outstanding voting stock of each Management Subsidiary. The remainder of the voting stock of these Management Subsidiaries will be owned by the Corporation. Pursuant to
Section 351 of the Code, no gain or loss should be recognized by Westin Worldwide or the Trust as a result of these contributions.

FEDERAL INCOME TAXATION OF THE TRUST AND THE SUBSIDIARY REITS

BACKGROUND

     In 1980, prior to the establishment of the Corporation and the pairing of its shares with the shares of the Trust, the IRS issued a Private Letter Ruling (the "Ruling") to the Trust in which the IRS held that the pairing of the Trust Shares and the Corporation Shares and the operation of the Corporation would not preclude the Trust from qualifying as a REIT. Subsequent to the issuance of the Ruling, (i) the IRS announced that it would no longer issue rulings to the effect that a REIT whose shares are paired with those of a non-REIT will qualify as a REIT if the activities of the paired entities are integrated, and (ii) Congress, in 1984, enacted Section 269B of the Code, which treats a REIT and a non-REIT, the paired shares of which were not paired on or before June 30, 1983, as one entity for purposes of determining whether either company qualifies as a REIT. Section 269B of the Code has not applied to the Trust and the Corporation (since the Trust Shares and the Corporation Shares were paired prior to that date), and the Ruling's conclusions were not adversely affected thereby.

     In 1994, the Trust requested and received a determination letter from the IRS (the "IRS Letter"). The IRS Letter provided that the Trust's failure to send the shareholder demand letters required by the REIT Provisions (defined below) terminated its election to be taxed as a REIT beginning with the Trust's taxable year ended December 31, 1991 and permitted the Trust to re-elect to be taxed as a REIT commencing with its taxable year ended December 31, 1995. The IRS Letter also directed the Trust to file amended federal income tax returns for its taxable years ended December 31, 1991 and 1992 as a C corporation (and not as a REIT) and to file its federal income tax returns for its taxable years ended December 31, 1993 and 1994 as a C corporation. The Trust has filed such returns. Because the Trust had net losses for federal income tax

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

purposes and did not pay any dividends during its taxable years ended December 31, 1991, 1992, 1993 and 1994, the IRS Letter did not result in the Trust owing any federal income tax. The Trust has instituted REIT compliance controls that are intended to prevent the reoccurrence of any such failure to comply with the reporting and recordkeeping requirements for REITs. Such reporting and recordkeeping requirements will not apply to REITs for taxable years beginning after December 31, 1997.

GENERAL

     The Trust has elected to be taxed as a REIT under Sections 856 through 860 of the Code and applicable Treasury Regulations (the "REIT Requirements" or "REIT Provisions"), commencing with its taxable year ended December 31, 1995. The Subsidiary REITs intend to elect to be taxed as REITs under the REIT Provisions commencing with their taxable years ending December 31, 1998. The Trust believes that, commencing with its taxable year ended December 31, 1995, it was organized and has operated in such a manner so as to qualify for taxation as a REIT and the Trust intends to continue to operate in such a manner. The Trust also believes that, commencing with their taxable years ending December 31, 1998, the Subsidiary REITs will be organized and operated in such a manner so as to qualify for taxation as REITs and the Trust intends that the Subsidiary REITs continue to operate in such a manner. No assurance can be given that the Trust has qualified as a REIT or that the Subsidiary REITs will qualify as REITs or that the Trust or any of the Subsidiary REITs will continue to so qualify.

     The REIT Provisions are highly technical and complex. The following sets forth the material aspects of the REIT Provisions that govern the federal income tax treatment of a REIT. This summary is qualified in its entirety by the REIT Provisions and administrative and judicial interpretations thereof.

     Prior to the Closing Date, Sidley & Austin, counsel to Starwood Lodging, will render an opinion to the effect that, commencing with the Trust's taxable year ended December 31, 1995, the Trust was organized and has operated in conformity with the REIT Requirements, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the REIT Requirements for its subsequent taxable years. It must be emphasized that Sidley & Austin's opinion will be based on the IRS Letter and various assumptions and will be conditioned upon certain representations made by the Trust, the Corporation and the Subsidiary REITs as to factual matters. In particular, Sidley & Austin's opinion will be based upon factual representations of the Trust and the Subsidiary REITs concerning their business and properties. Moreover, such qualification and taxation as a REIT depends upon the Trust's and the Subsidiary REITs' ability to meet, through actual annual operating results, certain distribution levels, specified diversity of stock ownership, and various other qualification tests imposed under the REIT Provisions, as discussed below. The Trust's annual operating results will not be reviewed by Sidley & Austin. Accordingly, no assurance can be given that the actual results of the Trust's operation for any particular taxable year will satisfy such requirements. Further, the anticipated federal income tax treatment described in this Joint Proxy Statement may be changed, perhaps retroactively, by legislative, administrative, or judicial action at any time. For a discussion of the tax consequences of failure to qualify as a REIT, see "-- Failure to Qualify" below.

     As long as the Trust qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" (once at the corporate level and again at the shareholder level) that generally results from investment in a regular corporation.

     Even if the Trust qualifies for taxation as a REIT, however, it may be subject to federal income or excise tax as follows. First, the Trust will be taxed at regular corporate rates on any undistributed REIT taxable income (as discussed below), including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" (which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such property or a lease of such property) or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Trust has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for

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

sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Trust fails the 75% or 95% test, multiplied by a fraction intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Trust will be subject to a 4% excise tax on the excess of such required distributions over the amounts actually distributed. Seventh, pursuant to IRS Notice 88-19, if the Trust has a net unrealized built-in gain, with respect to any asset (a "Built-in Gain Asset") held by the Trust on January 1, 1995 or acquired by the Trust from a corporation that is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the Built-in Gain Asset in the hands of the Trust is determined by reference to the basis of the asset in the hands of the C corporation, and the Trust directly or indirectly recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on January 1, 1995 with respect to assets held by the Trust on such date or, with respect to other assets, the date on which such asset was acquired by the Trust, then, to the extent of the Built-in Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Trust's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The Subsidiary REITs would also be subject to federal income or excise tax in the circumstances described above for the Trust.

     The results described in the preceding paragraph with respect to the recognition of Built-in Gain assume that the Trust will make an election pursuant to IRS Notice 88-19 with respect to assets acquired by the Trust from a corporation that is or has been a C corporation and that the Subsidiary REITs will make such an election for their taxable years ending December 31, 1998. The Trust believes that it had Built-in Gain Assets as of January 1, 1995 and will acquire additional Built-in-Gain Assets as a result of the Merger and that the Subsidiary REITs will have Built-in Gain Assets as of January 1, 1998 and, thus, direct or indirect sales of certain assets by the Trust, the Realty Partnership or the Subsidiary REITs could result in a federal income tax liability to the Trust or the Subsidiary REITs.

REQUIREMENTS FOR QUALIFICATION

     To qualify as a REIT, the Trust and the Subsidiary REITs must elect to be so treated and must meet on a continuing basis certain requirements (as discussed below) relating to their organization, sources of income, nature of assets, and distribution of income to shareholders.

     The Code defines a REIT as a corporation, trust or association: (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for the REIT Provisions; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities); (vii) as of the close of the taxable year, has no earnings and profits accumulated in any non-REIT year; (viii) is not electing to be taxed as a REIT prior to the fifth taxable year which begins after the first taxable year for which its REIT status terminated or was revoked or the IRS has waived the applicability of such waiting period; (ix) that has the calendar year as its taxable year; and (x) that meets certain other tests, described below, regarding the nature of its income and assets. The REIT Provisions provide that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the REIT to be taxed as a REIT.

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

     The Trust believes that it satisfies conditions (i) through (x) (described above) and that the Subsidiary REITs will satisfy such conditions. The Trust believes that the dividends paid and to be paid by the Trust, Westin Worldwide and the Subsidiary REITs will enable the Trust and the Subsidiary REITs to satisfy condition (vii) above. In addition, the Declaration of Trust of the Trust and the Articles of Incorporation of the Corporation and the articles of incorporation of the Subsidiary REITs provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Trust and the Subsidiary REITs in continuing to satisfy the share ownership requirements described in conditions (v) and (vi) above. With respect to its taxable years ending before January 1, 1998, in order to maintain its election to be taxed as a REIT, the Trust must also maintain certain records and request certain information from its shareholders designed to disclose the actual ownership of its stock. The Trust believes that it has complied and will comply with these requirements.

     If a REIT owns a "Qualified REIT Subsidiary," the Code provides that the Qualified REIT Subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the Qualified REIT Subsidiary are treated as assets, liabilities and such items of the REIT itself. A Qualified REIT Subsidiary is a corporation all of the capital stock of which is owned by the REIT and, for taxable years beginning on or before August 5, 1997, has been owned by the REIT from the commencement of the corporation's existence. Westin Worldwide and the Subsidiary REITs currently have wholly-owned subsidiaries that will remain in existence after the Closing Date and, after such date, will be owned by the Trust (in the case of wholly-owned subsidiaries of Westin Worldwide) or by a Subsidiary REIT. Such subsidiaries will be treated as qualified REIT subsidiaries and thus all of the assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as assets and liabilities and items of income, deduction and credit of the Trust (in the case of former subsidiaries of Westin Worldwide) and of a Subsidiary REIT in the case of its subsidiaries. The Management Subsidiaries will not be treated as qualified REIT subsidiaries. Unless the context otherwise requires, all references to the Trust or to a Subsidiary REIT in the "Certain Federal Income Tax Consequences" section include such company's Qualified REIT Subsidiaries.

     In the case of a REIT that is a partner in a partnership, the REIT Provisions provide that the REIT is deemed to own its proportionate share of the assets of the partnership based on the REIT's capital interest in the partnership and is deemed to be entitled to the income of the partnership attributable to such proportionate share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and the asset tests, described below. Similar treatment applies with respect to lower-tier partnerships which the REIT indirectly owns through its interests in higher-tier partnerships. Thus, the Trust's proportionate share of the assets, liabilities and items of income of the Realty Partnership and the other partnerships and limited liability companies in which the Trust owns a direct or indirect interest (collectively, the "Realty Subsidiary Entities"), will be treated as assets, liabilities and items of income of the Trust for purposes of applying the gross income tests and the asset tests described below, provided that the Realty Partnership and the Realty Subsidiary Entities are treated as partnerships for federal income tax purposes. See "-- Federal Income Tax Aspects of the Partnerships and the Subsidiary Entities" below. If the gross income tests and the asset tests described below were applied to partnerships in a manner different from that described in this paragraph, then the Trust might not be able to satisfy one or more of the gross income tests or asset tests described below and, thus, could lose its REIT status.

     Paired Shares. Section 269B of the Code provides that if the shares of a REIT and a non-REIT are paired, the REIT and the non-REIT shall be treated as one entity for purposes of determining whether either company qualifies as a REIT. If Section 269B applied to the Trust and the Corporation, then the Trust would not be able to satisfy the gross income tests (described below) and thus would not be eligible to be taxed as a REIT. Section 269B does not apply, however, if the shares of a REIT and a non-REIT were paired on or before June 30, 1983 and the REIT was taxable as a REIT on or before June 30, 1983. As a result of this grandfathering rule, Section 269B has not applied to the Trust and the Corporation. This grandfathering rule does not, by its terms, require that the Trust be taxed as a REIT at all times after June 30, 1983. Prior to the Closing Date, Sidley & Austin will render an opinion to the effect that the IRS Letter and the termination of

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

the Trust's REIT election for the taxable years ended December 31, 1991 through 1994 did not result in Section 269B becoming applicable to the Trust. There are, however, no judicial or administrative authorities interpreting this grandfathering rule. Therefore, Sidley & Austin's opinion will be based solely on the literal language of the statutory grandfathering rule.

     Even though Section 269B of the Code does not apply to the Trust and the Corporation, the IRS could assert that the Trust and the Corporation should be treated as one entity under general tax principles. In general, such an assertion should only be upheld if the separate corporate identities are a sham or unreal. Not all of the trustees of the Trust are also directors of the Corporation and no individual serves as an officer of both the Trust and the Corporation. In addition, the Trust, the Corporation, the Realty Partnership, the Operating Partnership, each Realty Subsidiary Entity, each partnership or limited liability company owned in whole or in part by the Operating Partnership (collectively, the "Operating Subsidiary Entities"), each Subsidiary REIT, Atlanta, St. John and each Management Subsidiary have (or will have) separate creditors and are (or will be) subject to different state law licensing and regulatory requirements. The Trust and the Corporation have represented that they and the Realty Partnership, the Operating Partnership, the Realty Subsidiary Entities, the Operating Subsidiary Entities, the Subsidiary REITs, Atlanta, St. John and the Management Subsidiaries will each maintain separate books and records and all material transactions among them have been and will be negotiated and structured with the intention of achieving an arm's length result. Prior to the Closing Date, Sidley & Austin will render an opinion to the effect that, based on the foregoing, the separate corporate identities of the Trust and the Corporation will be respected.

     Due to the paired structure, the Trust, the Corporation, the Realty Partnership, the Operating Partnership, the Realty Subsidiary Entities, the Operating Subsidiary Entities, the Subsidiary REITs, Atlanta, St. John and the Management Subsidiaries are or will be controlled by the same interests. As a result, the IRS could, pursuant to Section 482 of the Code, seek to distribute, apportion or allocate gross income, deductions, credits or allowances between or among them if it determines that such distribution, apportionment or allocation is necessary in order to prevent evasion of taxes or to clearly reflect income. The Trust and the Corporation believe that all material transactions between them and among them and the Realty Partnership, the Operating Partnership, the Realty Subsidiary Entities, the Operating Subsidiary Entities, the Subsidiary REITs, Atlanta, St. John and the Management Subsidiaries have been and will be negotiated and structured with the intention of achieving an arm's-length result. As a result, the potential application of Section 482 of the Code should not have a material effect on the Trust or the Corporation.

     Income Tests. In order to maintain qualification as a REIT, the Trust and the Subsidiary REITs must annually satisfy certain gross income requirements (the "gross income tests"). First, at least 75% of the Trust's and the Subsidiary REITs' gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property," as described below, and in certain circumstances, interest) or from certain types of qualified temporary investments. Second, at least 95% of the Trust's and the Subsidiary REITs' gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the same items which qualify under the 75% income test and from dividends, interest, and gain from the sale or disposition of stock or securities that do not constitute dealer property or from any combination of the foregoing. Third, for taxable years beginning on or before August 5, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

     Rents received or deemed to be received by the Trust and the Subsidiary REITs will qualify as "rents from real property" for purposes of the gross income tests only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales (or items thereof). Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or a direct or indirect owner of 10% or more of the REIT directly or indirectly, owns

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

10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, a REIT may provide services to its tenants and the income will qualify as "rents from real property" only if the services are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code. Services that would give rise to unrelated business taxable income if provided by a tax-exempt organization ("Prohibited Services") must be provided by an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. Payments for services furnished (whether or not rendered by an independent contractor) that are not customarily provided to tenants in properties of a similar class in the geographic market in which the REIT's property is located will not qualify as "rents from real property." For taxable years beginning after August 5, 1997, the provision of Prohibited Services by a REIT in connection with a lease of real property will not cause the rent to fail to qualify as "rents from real property" unless the amount treated as received for the Prohibited Services exceeds one percent of all amounts received or accrued during the taxable year directly or indirectly by the REIT with respect to such property.

     Substantially all of the Trust's income will be derived from its partnership interest in the Realty Partnership and the Realty Subsidiary Entities and its ownership of the Subsidiary REITs. The Realty Partnership and the Realty Subsidiary Entities lease and the Subsidiary REITs will lease for a fixed period all of their fee and leasehold interests in their hotels and associated property to the Operating Partnership, to the Operating Subsidiary Entities or to unrelated persons (the "Leases"). The Leases are net leases which generally provide for payment of rent equal to the greater of a fixed rent or a percentage rent. The percentage rent is determined by calculating a fixed percentage of the gross room revenues and adding, for certain hotels, fixed percentages of other types of gross revenues in excess of certain levels.

     In order for the rents paid under the Leases to constitute "rents from real property," the Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Leases are true leases depends upon an analysis of all of the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the intent of the parties, the form of the agreement, the degree of control over the property that is retained by the property owner and the extent to which the property owner retains the risk of loss with respect to the property.

     Prior to the Closing Date, Sidley & Austin will render an opinion to the effect that the Leases will be treated as true leases for federal income tax purposes. This opinion will be based, in part, on the following facts: (i) the lessors and the lessees intend for their relationship to be that of lessor and lessee and each such relationship will be documented by a lease agreement; (ii) the lessees will have the right to exclusive possession and use and quiet enjoyment of the leased premises during the term of the Leases; (iii) the lessees will bear the cost of, and be responsible for, day-to-day maintenance and repair of the leased premises, other than the cost of certain capital expenditures, and will dictate how the leased premises are operated and maintained; (iv) the lessees will bear all of the costs and expenses of operating the leased premises during the term of the Leases; (v) the term of the Leases is less than the economic life of the leased premises and the lessees do not have purchase options with respect to the leased premises; (vi) the lessees are required to pay substantial fixed rent during the term of the Leases; and
(vii) each lessee stands to incur substantial losses or reap substantial profits depending on how successfully it operates the leased premises.

     Shareholders of the Trust should be aware, however, that there are not controlling authorities involving leases with terms substantially the same as the Leases. Therefore, the opinion of Sidley & Austin will be based upon an analysis of the facts and circumstances and upon rulings and judicial decisions involving situations that are analogous. If any significant Lease is recharacterized as a service contract or a partnership agreement, rather than as a true lease, the Trust would not be able to satisfy either the 75% or 95% gross income tests, or, in the case of the recharacterization of a Lease of a Subsidiary REIT, one or more of the asset tests, and, as a result, would lose its REIT status.

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

     In order for rent payments under the Leases to qualify as "rents from real property," the rent must not be based on the income or profits of any person. The percentage rent under the Leases will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Leases are entered into; (ii) are not renegotiated during the term of the Leases in a manner that has the effect of basing percentage rent on income or profits; and (iii) conform with normal business practice. More generally, percentage rent will not qualify as "rents from real property" if, considering the Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. The Trust and the Corporation believe that the Leases conform with normal business practice and the percentage rent will be treated as "rents from real property" under this requirement. The Trust has further represented that with respect to hotel properties that the Realty Partnership or the Subsidiary REITs may directly or indirectly acquire in the future the Realty Partnership and the Subsidiary REITs will not charge rent that is based in whole or in part on the net income or profits of any person (except by reason of being based on a fixed percentage of receipts or sales, as described above).

     Another requirement for rent payments under a Lease to constitute "rents from real property" is that the rent attributable to personal property under the Lease must not be greater than 15% of the rent received under the Lease. For this purpose, rent attributable to personal property is the amount that bears the same ratio to the total rent for the taxable year as the average of the adjusted basis of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted basis of both the real property and personal property leased under or in connection with, such lease. If the IRS were to successfully assert that with respect to one or more of the Leases rent attributable to personal property is greater than 15% of the total rent, then it is possible that the Trust would not be able to satisfy either the 75% or 95% gross income tests, or, in the case of the recharacterization of a Lease of a Subsidiary REIT, one or more of the asset tests, and, as a result, would lose its REIT status. With respect to both the Leases and future acquisitions, the Trust has represented that it will monitor the 15% test to ensure continued qualification as a REIT.

     A third requirement for qualification of rent under the Leases as "rents from real property" is that neither the Trust nor any Subsidiary REIT may own, directly or constructively, 10% or more of the Operating Partnership or any Operating Subsidiary Entity (or any other tenant under a Lease). If the Trust or any Subsidiary REIT were to own directly or indirectly, 10% or more of the Operating Partnership or any Operating Subsidiary Entity (or such tenant), the rent paid by the tenant with respect to the leased property would not qualify as income of the type that can be received by a REIT. In order to prevent such a situation, which would likely result in the disqualification of the Trust as a REIT, the Declaration of Trust of the Trust and the Articles of Incorporation of the Corporation contain restrictions on the amount of Trust Shares and Corporation Shares that any one person can own (the "Ownership Limit"). These restrictions generally provide that any attempt by any one person to actually or constructively acquire 8.0% or more of the outstanding Paired Common Shares will be ineffective. However, notwithstanding such restrictions, because the Code's constructive ownership rules for purposes of the 10% ownership limit are broad and it is not possible to continually monitor direct and indirect ownership of the stock of Starwood Lodging or partnership interests in the Realty Partnership and the Operating Partnership, it is possible that some person may at some time own sufficient Paired Shares, other securities of the Trust or the Corporation or partnership interests in the Realty Partnership or the Operating Partnership to cause the termination of the Trust's REIT status.

     Finally, rent under the Leases will not qualify as "rents from real property" if either the Trust, the Realty Partnership, any Realty Subsidiary Entity, any Subsidiary REIT or any Management Subsidiary renders or furnishes Prohibited Services to the occupants of the properties (subject to a de minimis rule for taxable years beginning after August 5, 1997). So long as the Leases are treated as true leases, none of the Trust, the Realty Partnership, any Realty Subsidiary Entity or any Subsidiary REIT should be treated as rendering or furnishing Prohibited Services to the occupants of the properties. The Trust has represented that none of the Management Subsidiaries will be providing Prohibited Services to any of the Corporation, the Operating Subsidiary Entities, Atlanta or St. John or will be managing or operating any assets owned directly or indirectly by the Trust, the Realty Partnership or any Subsidiary REIT. If the IRS were to successfully assert that one or more of the Management Subsidiaries were providing Prohibited Services to any of the

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

Corporation, the Operating Subsidiary Entities, Atlanta or St. John or was managing or operating any assets owned directly or indirectly by the Trust, the Realty Partnership or any Subsidiary REIT, then it is possible that the Trust would not be able to satisfy either the 75% or 95% gross income tests, or one or more of the asset tests, and, as a result, would lose its REIT status.

     Based on the foregoing, prior to the Closing Date, Sidley & Austin will render an opinion to the effect that the rent payable under the Leases will be treated as "rents from real property" for purposes of the 75% and 95% gross income tests. There can, however, be no assurance that the IRS will not successfully assert a contrary position or that there will not be a change in circumstances (such as the entering into of new leases) which would result in a portion of the rent received to fail to qualify as "rents from real property." In such case, it is possible that the Trust would not be able to satisfy either the 75% or 95% gross income test, or one or more of the asset tests, and, as a result, would lose its REIT status.

     For purposes of the gross income tests, the term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. The Realty Partnership and certain of the Realty Subsidiary Entities hold notes and may advance money from time to time to tenants for the purpose of financing tenant improvements, making real estate loans or holding or acquiring additional notes. None of the notes currently held by the Realty Partnership or the Realty Subsidiary Entities provide for the payment of any amount based on the income or profits of any person other than amounts based on a fixed percentage or percentages of receipts or sales. In addition, none of the Trust, the Realty Partnership, the Realty Subsidiary Entities or the Subsidiary REITs intends to charge interest that will depend in whole or in part on the income or profits of any person or to make loans (not secured in substantial part by real estate mortgages) in amounts that could jeopardize the Trust's compliance with the 75% and 5% asset tests, discussed below. To the extent the notes held by the Realty Partnership, the Realty Subsidiary Entities or the Subsidiary REITs are secured by real property, the interest received or accrued with respect to such notes should be treated as qualifying income for both the 75% and the 95% gross income tests. Certain of the notes held by the Realty Partnership are not secured by real property. Interest received or accrued with respect to such notes will be treated as qualifying income for the 95% gross income test but will not be treated as qualifying income for the 75% gross income test. However, the Trust believes that the amount of such interest will not cause the Trust to fail to satisfy the 75% gross income test.

     For taxable years beginning on or before August 5, 1997, any gross income derived from a prohibited transaction is taken into account in applying the 30% gross income test necessary to qualify as a REIT. In addition, the net income from that transaction is subject to a 100% tax. The Trust believes that no asset directly or indirectly owned by it or by a Subsidiary REIT is held for sale to customers and that the sale of any such property will not be in the ordinary course of business of the Trust, the Realty Partnership or any Realty Subsidiary Entity.

     If the Trust or a Subsidiary REIT fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. It is not possible to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. Even if these relief provisions apply, a tax would be imposed with respect to the excess net income. No similar mitigation provision applies if the Trust failed the 30% income test for a taxable year beginning prior to January 1, 1998. In such case, the Trust would cease to qualify as a REIT.

     Asset Tests. In order to maintain qualification as a REIT, the Trust and the Subsidiary REITs, at the close of each quarter of their taxable years, must also satisfy three tests relating to the nature of their assets. First, at least 75% of the value of the Trust's and each Subsidiary REIT's total assets must be represented by "real estate assets" (including stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Trust or a Subsidiary
REIT), cash, cash items, government securities and shares of REITs. Second, not more than 25% of the Trust's and each Subsidiary REIT's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the

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

Trust and each Subsidiary REIT may not exceed 5% of the value of the Trust's and the Subsidiary REIT's total assets, and the Trust and each Subsidiary REIT may not own more than 10% of any one issuer's outstanding voting securities.

     The Trust believes that commencing with its taxable year ended December 31, 1995 it has complied and, commencing with their taxable years ending December 31, 1998, the Subsidiary REITs will comply with the asset tests. Substantially all of the Trust's investments are in properties owned by the Realty Partnership and the Realty Subsidiary Entities, at least 75% of which represent qualifying real estate assets. A substantial portion of the indebtedness of the Operating Partnership to the Realty Partnership may not be qualifying assets under the 75% asset test. However, such portion does not exceed 5% of the value of the assets of the Realty Partnership and, thus, will not cause the Trust to fail the 5% asset test.

     After the Closing Date, the Trust (or the Realty Partnership) will own all of the nonvoting stock and less than 10% of the voting stock of each Management Subsidiary. Neither the Trust nor the Realty Partnership, however, will directly own more than 10% of the voting securities of any Management Subsidiary. The Trust will also acquire, as a result of the Merger, certain intangible assets of Westin Worldwide. The Trust believes that, as of the end of each calendar quarter commencing with the calendar quarter ending March 31, 1998, the value of the securities of each Management Subsidiary that it will hold directly and its pro rata share of the value of the securities of each Management Subsidiary that it will hold indirectly through the Realty Partnership will not exceed 5% of the value of the Trust's total assets and that not more than 25% of the value of the Trust's total assets will consist of assets other than "real estate assets," cash and cash items (including receivables), government securities and shares of REITs. The Trust's belief is based in part upon its analysis of the estimated values of the various securities and other assets owned by the Trust and the Realty Partnership (or to be owned by them as a result of the Merger and the Subsidiary Contributions). There can be no assurance, however, that the IRS will not successfully assert that certain securities held by the Trust or the Realty Partnership cause the Trust to fail either the 5% or 10% asset tests or that less than 75% of the value of the Trust's total assets consists of "real estate assets," cash and cash items (including receivables), government securities and shares of REITs.

     After meeting the asset tests at the close of any quarter, the Trust or a Subsidiary REIT will not lose its status as a REIT for failure to satisfy the asset tests at the end of a subsequent quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. The Trust and the Subsidiary REITs intend to maintain adequate records of the value of their respective assets to ensure compliance with the asset tests and to take such actions within 30 days after the close of any quarter as may be required to cure any non-compliance.

     Annual Distribution Requirements. The Trust and each Subsidiary REIT, in order to qualify as a REIT, are required to distribute dividends (other than capital gain dividends) to their shareholders in an amount at least equal to (i) the sum of (a) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and the Trust's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. In addition, if the Trust or a Subsidiary REIT directly or indirectly disposes of any Built-in Gain Asset during its Recognition Period, the Trust or the Subsidiary REIT will be required, pursuant to IRS regulations that have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust or the Subsidiary REIT timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Trust or a Subsidiary REIT does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Trust or a Subsidiary REIT should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Trust or the Subsidiary REIT will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed.

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

     The Trust and the Subsidiary REITs intend to make timely distributions sufficient to satisfy the annual distribution requirements and to the extent practical, avoid their payment of material amounts of federal income or excise tax. It is possible, however, that the Trust or a Subsidiary REIT, from time to time, may not have sufficient cash or other liquid assets to meet the distribution requirements described above. In order to meet the distribution requirements in such cases, the Trust, the Realty Partnership, a Realty Subsidiary Entity or a Subsidiary REIT may find it necessary to arrange for short-term or possible long-term borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, the Trust or a Subsidiary REIT may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Trust's or the Subsidiary REIT's deduction for dividends paid for the earlier year. Thus, the Trust or the Subsidiary REIT may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust or the Subsidiary REIT will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

FAILURE TO QUALIFY

     If the Trust or a Subsidiary REIT fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust or the Subsidiary REIT will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Trust or a Subsidiary REIT fails to qualify will not be deductible by the Trust nor will they be required to be made. As a result, the Trust's failure to qualify as a REIT could reduce the cash available for distribution by the Trust to its shareholders. In addition, if the Trust fails to qualify as a REIT, all distributions to shareholders will be taxable as ordinary income to the extent of the Trust's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, the Trust or the Subsidiary REIT will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust or the Subsidiary REIT would be entitled to such statutory relief.

FEDERAL INCOME TAXATION OF THE CORPORATION

     The Corporation is the common parent of an affiliated group of corporations filing a consolidated return (the "Corporation Group"). The Corporation Group will be subject to federal income tax on its taxable income.

FEDERAL INCOME TAX ASPECTS OF THE PARTNERSHIPS AND THE SUBSIDIARY ENTITIES

     The Realty Partnership, the Operating Partnership, the Realty Subsidiary Entities and the Operating Subsidiary Entities involve special tax considerations, including the possibility of a challenge by the IRS of the status of any of such partnerships or limited liability companies as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. If any of such partnerships or limited liability companies were to be treated as an association, it would be taxable as a corporation and, therefore, subject to an entity level tax on its income. Such an entity level tax is likely to substantially reduce the amount of cash available for distribution to holders of Paired Shares or Exchangeable Preferred Shares. See "-- Federal Income Taxation of the Corporation" above. In addition, if the Realty Partnership or any Realty Subsidiary Entity were to be taxable as a corporation, the Trust would not qualify as a REIT. Furthermore, any change in the status of a partnership or limited liability company for tax purposes might be treated as a taxable event in which case the Trust or the Corporation might incur a tax liability without any related cash distributions.

TAX ALLOCATIONS WITH RESPECT TO CONTRIBUTED PROPERTIES

     Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the

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unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Realty Partnership, the Operating Partnership and certain of the Realty Subsidiary Entities and the Operating Subsidiary Entities have been formed by way of contributions of Starwood Lodging's property and certain property held by other parties (including affiliates of Starwood Capital). Consequently, allocations with respect to such contributed property must be made in a manner consistent with Section 704(c) of the Code.

     The Treasury Regulations under Section 704(c) of the Code allow partnerships to use any reasonable method of accounting for Book-Tax Differences so that the contributing partner receives the tax benefits and burdens of any built-in gain or loss associated with the contributed property. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Realty Partnership or the Operating Partnership may cause the Trust or the Corporation, as the case may be, to be allocated lower depreciation and other deductions, and possibly an amount of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Trust or the Corporation to recognize taxable income in excess of cash proceeds, which, in the case of the Trust, might adversely affect the Trust's ability to comply with the REIT distribution requirements. See "-- Federal Income Taxation of the Trust Requirements For Qualification -- Annual Distribution Requirements" above. The foregoing principles also apply in determining the earnings and profits of the Trust and the Corporation for purposes of determining the portion of distributions taxable as dividend income. The application of these rules over time may result in a higher portion of distributions being taxed as dividends than would have occurred had the Trust and the Corporation contributed assets with an adjusted tax basis equal to their fair market values.

PARTNERSHIP ANTI-ABUSE RULE

     The IRS has published regulations that provide an anti-abuse rule (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions"). Under the Anti-Abuse Rule, if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner that is inconsistent with the intent of the Partnership Provisions, the IRS can recast the transaction for federal tax purposes to achieve tax results that are consistent with the intent of the Partnership Provisions. This analysis is to be made based on all facts and circumstances. The Anti-Abuse Rule states that the intent of the Partnership Provisions incorporates the following requirements: (i) the partnership must be bona fide and each partnership transaction or series of related transactions must be entered into for a substantial business purpose; (ii) the form of each partnership transaction must be respected under substance over form principles; and (iii) with certain exceptions, the tax consequences under the Partnership Provisions to each partner of partnership operations and the transactions between the partner and the partnership must accurately reflect the partner's economic agreement and clearly reflect the partner's income.

     Prior to the Closing Date, Sidley & Austin will render an opinion to the effect that Starwood Lodging's structure is not inconsistent with the intent of the Partnership Provisions and that, therefore, the IRS should not be able to invoke the Anti-Abuse Rule to recast the structure of Starwood Lodging for federal income tax purposes. This opinion will be based on examples contained in the Anti-Abuse Rule. However, no assurance can be given that the IRS or a court will concur with such opinion.

     The Anti-Abuse Rule also provides that, unless a provision of the Code or the Treasury Regulations prescribes the treatment of a partnership as an entity, in whole or in part, and that treatment and the ultimate tax results, taking into account all the relevant facts and circumstances, are clearly contemplated by that provision, the IRS can treat a partnership as an aggregate of its partners, in whole or in part, as appropriate to carry out the purpose of any provision of the Code or the Treasury Regulations. Treatment of either Partnership or any of the Subsidiary Entities, in whole or in part, as an aggregate rather than an entity is

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unlikely to materially change the federal tax consequences to any partner. In addition, the REIT Provisions generally treat a partnership as an aggregate rather than an entity for purposes of applying the income and asset tests. Therefore, the Anti-Abuse Rule should not have a material adverse effect on the federal income tax consequences to any partner or on the ability of the Trust to qualify as a REIT.

OTHER TAX CONSEQUENCES

     The Starwood Companies and the holders of Paired Shares may be subject to state or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Starwood Companies and the holders of Paired Shares may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, HOLDERS OF PAIRED SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON THE MERGER AND THE SUBSIDIARY CONTRIBUTIONS.

                     CERTAIN INFORMATION CONCERNING WESTIN

INTRODUCTION

     As of November 1, 1997, Westin owns, manages, franchises or represents 108 first class hotel and resort properties worldwide. Westin's primary business strategy is to provide, for its own hotels and to the other owners of Westin's hotel and resort properties, focused, responsive, high quality marketing, reservations, management, and, as appropriate, franchise services that are designed to increase the operating revenues and profitability of the properties and to increase hotel and resort customer satisfaction. Westin's expansion strategy is to increase the number of hotel and resort properties operating worldwide under the Westin name by (i) targeting strategic locations for acquisition of long term management contracts, (ii) franchising the Westin brand on a selective, strategic basis, (iii) increasing marketing and brand enhancement efforts and (iv) pursuing selective hotel and resort acquisitions, investments and branded strategic relationships.

     Westin Hotels & Resorts was rated the highest among 11 U.S. upscale hotel chains in the 1997 Frequent Flier Magazine/JD Power and Associates Domestic Hotel Guest Satisfaction Study. This consumer study surveyed over 6,000 business travelers in 1996. The study evaluated certain aspects of a guest's stay, including arrival, price, guest room, hotel services, amenities, food and beverage and departure process. Westin ranked highest in the comfort and amenities in guest room, the price and value perceived for the room and the variety and service in the food and beverage area. Westin was ranked second in the arrival and departure process. Hotel chains in the survey included: Crowne Plaza, Doubletree Hotels, Hilton Hotels and Resorts, Hyatt Hotels & Resorts, Marriott Hotels & Resorts, Omni Hotels, Radisson, Red Lion, Renaissance Hotels & Resorts, Sheraton Hotels & Resorts and Westin.

     Of the 108 Westin properties worldwide, 56 are managed, 36 are franchised, and 16 are represented. Of the managed hotels, Westin is the 100% owner of, or has a controlling or significant interest in, 11 properties (6 of which are fee simple real property ownership, 2 of which are the ownership of the hotel subject to a ground lease, and 3 of which are leaseholds) and is a minority owner of 5 properties. In addition, Westin owns and operates the unbranded Cherry Creek Inn in Denver, Colorado, which is used principally for flight crews of United Airlines, and owns a 25% interest in an office building in Seattle, Washington.

     Westin Hotel Company, originally founded as Western Hotels in 1930, became Western International Hotels in 1963 and adopted the Westin name and logo in the late 1970's. It grew from its initial 17 hotels located in the Pacific Northwest to 82 properties when it was acquired by its current ownership in May 1995, and has since grown to its current 108 first class hotel and resort properties throughout the world through a combination of its own hotel development efforts and working with other hotel owners to enable Westin to serve as manager, franchisor or representative. Today, Westin's hotel and resort properties are located throughout the United States and in Argentina, Brazil, Canada, China, England, France, Germany, Guatemala, Indonesia, Japan, Korea, Macau, Malaysia, Malta, Mexico, the Netherlands, Panama, the Philippines, Portugal, Singapore, Switzerland and Thailand.

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     Westin has implemented its business strategy over the last two years through several means, including: (i) increased spending on, and improved, marketing targeted to customers meeting Westin's consumer demographic profile,
(ii) improvements in the technology and systems supporting its sales and reservations services, (iii) implementation of greater financial controls in hotel expense management and enhanced yield management of hotel revenues, (iv) improved overall product quality, including significant renovations and (v) improved development efforts, including expansion of Westin's franchising program. Management believes that Westin's managed properties have achieved substantially increased operating results over the last two years as the result of its focus on hotel operations and its business strategy, combined with a general improvement in the economic conditions impacting the lodging industry throughout most of the world, and in the upscale hotel segment in particular. Because of its ownership position or the structure of incentive fees in its management agreements, Westin's results have been favorably impacted by increases in the profitability of managed properties. As its business strategy and marketing campaign become fully implemented, Westin management believes Westin will be increasingly well positioned to take advantage of expansion opportunities as they arise.

COMPANY

     Westin Hotel Company was founded as Western Hotels, Inc. in 1930. From 1970 until 1988, Westin was owned by the predecessor to UAL, Inc., the parent company of United Airlines, and from 1988 to May 1995 was owned by Aoki Corporation, a construction and development company based in Japan ("Aoki"). Westin was acquired by the LLC (a limited liability company whose members include affiliates of Whitehall Street Real Estate Limited Partnership V, GS Capital Partners, L.P. and Starwood Capital, Nomura and Juergen Bartels) on May 12, 1995. Prior to the Acquisition by the LLC, various assets of Westin (including hotels and joint venture interests in Canada and Asia, and interests in the Copley Place in Boston, Massachusetts, the Westin Hilton Head Resort in Hilton Head, South Carolina, the Westin La Paloma in Tucson, Arizona and the Walt Disney World Swan in Orlando, Florida) were transferred to other entities owned by Aoki and, thus, were not acquired by the LLC. In addition, Aoki (through an affiliated entity) retained the ownership of the intellectual property rights relating to Westin and the Westin name in Asia. Westin, however, manages or franchises a significant number of such retained assets and has acquired an exclusive license to use such intellectual property rights in Asia. See "-- The Asia Pacific Territory."

THE LODGING INDUSTRY

  Overview

     Lodging industry statistical data indicate the United States lodging industry's historical performance correlates closely with general economic activity. Room supply and demand historically have been highly sensitive to shifts in economic growth, which has resulted in cyclical changes in average daily room and occupancy rates. Due to a number of factors, the industry was largely over built in the mid and late 1980's. Approximately 500,000 rooms were added during a period when average annual room supply growth approximated 4% from 1987 to 1990, resulting in an oversupply of rooms. This oversupply and a general downturn in the economy in the late 1980's and early 1990's led to depressed industry performance and a lack of capital available to the industry.

     Westin believes as economic activity in the mid-1990's has increased, the lodging industry as a whole has shown improvement and that the upscale segment of the industry, in particular, is benefitting from a gradually improving supply and demand balance, evidenced by increased average daily room rates and occupancy percentages. Room supply growth in the lodging industry has slowed from the 4% annual growth experienced in the late 1980s as the industry absorbs the oversupply of rooms. According to industry reports, average annual room supply growth slowed to 1.4% in 1993, 1.5% in 1994, 1.6% in 1995 and 2.1% in 1996. Occupancy rates in the industry (measured by occupied rooms) showed increases of 3.1% in 1993, 4.0% in 1994, 2.9% in 1995 and 0.2% in 1996,
reflecting an improved supply and demand balance in the industry. Westin believes these factors were responsible for an increase in average daily room rates during the same periods of 2.8% in 1993, 4.8% in 1994, 4.9% in 1995 and 6.5% in 1996. Due to the cyclical nature of the lodging industry, there can be no assurance that such favorable trends and conditions will continue. An adverse change in general

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economic conditions in any of Westin's principal markets of operations could have a material adverse effect on Westin and/or its results of operations.

     According to industry statistics, the lodging industry is becoming increasingly chain-dominated, with about 66% of industry room supply affiliated with chains. Net migration to chains from independent hotels is currently about 25,000 to 30,000 rooms per year (about 1% of total rooms). Although the lodging industry is dominated by brand-name hotels, many hotel management companies do not operate their portfolio of hotels under any single hotel brand.

  Industry Segments

     Westin's hotels and resorts compete in the "first class" segment of the upscale group of properties in the lodging industry, which is characterized by full service hotels and resorts. Full service hotels typically include meeting and banquet facilities, restaurants, cocktail lounges, 24-hour room service, porters and other services. Westin's principal competition in this segment includes Hilton, Hyatt, Intercontinental, Marriott and Sheraton. Westin does not compete in the limited service hotels segment, which is composed of moderately priced hotels typically without services such as extensive meeting and banquet facilities. Westin has entered the all-suites hotels segment where hotels typically have the same services as limited service hotels, but provide the guest with a two room suite, including a bedroom and a living room. Most Westin hotels and resorts offer suites, and the average number of rooms at a Westin branded hotel is approximately 472.

  Hotel Management and Franchising.

     Hotel and resort properties in the United States are often owned by entities that neither manage the hotel nor provide a brand name. The hotel owner typically enters into a management contract with a hotel management company to operate the hotel. When the management company does not offer a brand affiliation, the owner must also pay a separate franchise fee to a branded hotel company to benefit from brand marketing, centralized reservations, and other centralized administrative functions particularly in the sales and marketing area. Management companies, like Westin, that offer both hotel management services and recognized brand affiliation, enable hotel owners to contract with a single entity for the full range of management and marketing services.

     Westin's management contracts typically provide for base fees tied to gross revenues and incentive fees tied to profits. Westin's experience has been that owners seek hotel managers that can provide attractively priced base, incentive, marketing and franchise fees combined with demonstrated sales and marketing expertise and operations-focused management designed to enhance profitability. Many new management contracts to which Westin is a party contain provisions allowing the hotel owner to terminate the agreement not only if the management company fails to meet established performance criteria, but also when the hotel is sold or otherwise transferred to a third party. Moreover, many hotel owners seek an equity or debt investment from their management company to help finance hotel renovations or conversion to the new brand, or, from the owner's perspective, to better align the interests of the owner and manager. Westin's ability or willingness to make such investments may determine, in part, whether Westin will be offered, or will accept, a particular management contract.

  Risks Associated with the Lodging Industry.

     The lodging industry may be adversely affected by, and Westin's business is subject to, certain operating risks common to the lodging industry, including: changes in general economic conditions; the level of demand for rooms and related services; cyclical excess supply from over-building; competition from other hotels, motels and recreational properties; the recurring need for renovations, refurbishment and improvements of hotel properties; restrictive changes in zoning and similar land use laws and regulations or in health, safety and environmental laws, rules and regulations; the inability to secure property and liability insurance to fully protect against all losses or to obtain such insurance at reasonable rates; changes in travel patterns; changes in local market conditions; changes in governmental regulations that influence or determine wages, prices or construction costs; changes in interest rates; the unavailability or high cost of financing for operating or capital

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needs; and changes in real estate tax rates and other operating expenses.
Moreover, Westin's business is subject to economic conditions in the local areas in which its hotels are located. Due in part to the strong correlation between the lodging industry's performance and economic conditions, the lodging industry is subject to cyclical changes in revenues. In addition, due to the level of fixed costs required to operate full-service hotels, certain significant expenditures necessary for the operation of hotels generally cannot be reduced in order to offset a reduction in revenue.

BUSINESS STRATEGY

     Westin's primary business strategy is to grow through selective investment in hotel properties and increase the value of the brand through additional management and franchise agreements. It will do so by providing, for its own hotels and to the other owners of Westin's hotel and resort properties, focused, responsive, high quality marketing, reservations, management and, as appropriate, franchise services that are designed to increase the operating revenues and profitability of the properties and to increase hotel and resort customer satisfaction.

     Improving Value for Hotel Owners. Westin's primary focus is to enhance revenue and improve the profitability of the hotels and resorts it owns or manages. Management believes that hotels managed by Westin have achieved substantial increases in profitability over the past two years. Westin manages its hotels with an emphasis on providing first class accommodations and services to its guests, while at the same time controlling operating costs and expense. Management works to enhance revenue through targeted marketing and sales efforts and to lower hotel operating costs by improving labor productivity at each hotel and by implementing systems and procedures to more efficiently operate the hotel. Westin believes that increased hotel profitability should lead to increased owner loyalty, which in turn should enhance Westin's reputation and lead to more management contract opportunities.

     Westin Brand Awareness and Enhancement. Westin management believes that focused, targeted marketing to demographically attractive customers should increase brand awareness and enhance the appeal of Westin's brand and franchise. Westin also believes that the increasing number of Westin properties and the expanding geographic scope of its brand name will help increase revenues of its managed and franchised properties. Westin intends to continue to provide consistently high quality accommodations and services to its hotel guests throughout its hotel system, which should help strengthen brand awareness and build brand loyalty.

     High Quality Management and Franchise Services under Westin Name. Westin management believes that it has improved its management services through enhancements to its management team, systems and procedures, technologies and marketing. Westin believes that the combination of its brand name and its ability to offer both hotel management and franchise services and technically advanced reservations and sales systems gives it an advantage over competitors without their own brand or with a brand associated with lower or inconsistent quality of hotels.

     Continual Expansion of the Westin Chain. Westin intends to expand its business primarily by adding new management and franchise contracts and, secondarily, by adding representation contracts. Consistent with Westin's customer-oriented approach, Westin is willing to structure key terms of its contracts in order to satisfy hotel owner objectives. Additionally, Westin is willing to make debt or equity investments on a selective basis in hotels in connection with securing management or franchise contracts.

EXPANSION

     Westin's expansion strategy is to rapidly increase the number of hotel and resort properties operating worldwide in affiliation with the Westin name by emphasizing management of premier hotel and resort properties and franchising of the Westin brand as Westin's primary growth vehicles. Growth in contracts is expected to result from, among other initiatives, increased marketing and brand enhancement efforts in selected growth areas worldwide, pursuing selective hotel and resort acquisitions and strategic partnerships

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with complementary companies. The following factors are expected to enhance
Westin's growth potential over the next several years:

     Growth Through Addition of Management Contracts. Westin believes that a significant source of its growth will be through the addition of new management contracts. Opportunities to obtain new management contracts arise as a result of a wide variety of factors, including hotel sales, foreclosures, financial restructuring and new construction. Opportunities also arise when a hotel owner decides to seek improved operating results or obtain a partner to reposition its hotel. Westin has a management team of individuals dedicated solely to identifying and pursuing such opportunities. Westin believes it has an advantage over management companies that offer unbranded services because hotel owners who contract with those competitors are often required to pay a third party franchise fee in addition to a management fee. Westin believes these aggregate fees are typically in excess of Westin's fees for its services. A majority of Westin's growth in 1997 has come from new management contracts.

     Growth Through Franchising. After a history of over 65 years in hotel ownership and management, Westin entered into its first franchising agreement in 1991, and now has 36 franchised hotels (including 7 hotels franchised by Starwood Lodging). Through the use of franchising, Westin believes it can more rapidly expand the number of hotels operating under the Westin name and thereby increase awareness of the brand far more successfully than exclusively through the addition of new management contracts. Substantially all of the growth in the number of Westin hotels and resorts during 1996 was as a result of franchising.

     Growth From Existing Management and Franchise Contracts. Westin benefits from revenue and profit increases at its managed hotels through greater base and incentive fees, and from revenue increases at franchised hotels through greater franchise fees. Westin believes that improvements in the economic conditions in the lodging industry, as measured by occupancy percentages and average daily room rates, will generate increased revenues to Westin pursuant to the existing portfolio of management and franchise agreements.

     Available Markets. While Westin is large enough to benefit from having an internationally recognized brand name, there are still a significant number of markets in which Westin does not yet have a property. These markets offer expansion potential that Westin has not yet penetrated, although no assurances can be given that such expansion will occur.

     Strategic Relationships. Westin pursues strategic relationships with complementary companies that provide services significant in the lodging industry. Since late 1995, Westin has entered into ventures with experienced partners to pursue opportunities in the development of timeshare resorts, and suburban hotels that are integrated with upscale health club facilities. Westin has also entered into an affiliation with an established golf course management company with the objectives of outsourcing the management of golf courses that are part of Westin resorts in the United States and securing an additional source of equity for selected resort acquisitions.

     Representation and Marketing Agreements. Westin represents 16 hotels and resort properties worldwide through representation or marketing agreements. Although properties represented by Westin do not use the Westin name or logo in the hotel name, they use Westin's reservations system and participate in selected marketing programs such as the Westin Premier(R) frequent guest program. Represented properties are also included in Westin's marketing and sales materials and Worldwide Directory. Although represented properties are not subject to Westin's strict quality standards, virtually all of the properties represented are first class or luxury hotels. The representation program is meant to attract high quality properties that otherwise would not be part of the Westin chain because of the pre-existing goodwill in the properties' names and the property owners' desires to remain independent. Represented properties pay Westin a fee based on a percentage of rooms revenue. Westin has received notice that, effective as of November 30, 1997, Westin will cease representation of seven (7) Caesar Park hotels and resorts, which representation resulted in revenues to Westin in 1996 of $282,000 and in the first nine months of 1997 of $212,000; Westin, however, is currently in negotiations to continue such representation agreements, although no assurance can be given that such representation agreements will be extended as a result of such negotiations.

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HOTEL MANAGEMENT, FRANCHISE AND REPRESENTATION OPERATIONS

  Hotel Management

     Westin is one of the leading brand hotel management companies in the United States, operating 56 hotels worldwide under management contracts as of November 1, 1997. All of the hotels and resorts managed by Westin are marketed under the Westin name, with the exception of the Walt Disney World Swan in Orlando and the Cherry Creek Inn in Denver. Westin believes that its success as a hotel management company is based on its ability to understand and respond to the particular needs and objectives of the owners of first-class hotel properties. Westin serves all of its managed hotels according to the terms of detailed management contracts.

     Under Westin's management contracts, Westin operates or supervises all aspects of the hotel's operations, including hiring and training hotel staff, sales and marketing, hotel accounting, purchasing and budgeting. In exchange for these services, Westin typically receives a base fee tied to revenues and an incentive fee tied to profits or cash flow. Management fees earned in respect of these services generally are derived from the managed hotels based on fixed percentages of the property's total revenues and performance-related incentive payments based on certain measures of hotel profit. Additional fees are also generated from the rendering of specific services such as preopening, consulting, purchasing and information management services. Westin's fixed management fees vary as a percentage of the annual gross revenues of the hotels before giving consideration to performance-related incentive payments. Base fees make up approximately 55% of Westin's total management fee revenue and incentive fees make up approximately 45% of Westin's total management fee revenue. Terms of the management agreements vary but Westin generally seeks a term of 20 years and the majority are for a term of 10 years or more. In addition, Westin may also earn income through debt and equity investments in the underlying hotel properties. Westin also provides certain centralized corporate services for which it is reimbursed. Centralized corporate services include centralized reservations, sales and marketing, public relations, management information systems, human resources management, quality control and specialized training. Westin also provides design and construction services for a fee. The hotel owner is generally responsible for all costs, expenses and liabilities incurred in connection with operating the hotel, including the expenses, salaries and benefits of all hotel employees. The hotel owner is also generally required to provide a certain percentage of hotel revenues for capital replacement.

     Management of Westin's hotels is coordinated from Westin's headquarters in Seattle, Washington, with regional offices in Berlin, Singapore and Mexico City. Westin's sales and marketing division has sales offices in 21 cities throughout the world, and central reservations offices in Omaha, Nebraska and Salt Lake City, Utah. In 1996, Westin established a new technology center in Salt Lake City, Utah, with centralized information services and technical support.

     Upon assumption of the management of a hotel, Westin concentrates on improving the operating performance of the hotel while minimizing the impact of the transition on employees, guests and the local marketplace. In addition, as a hotel transitions to Westin management, Westin often works with the hotel owner to develop and implement a renovation program to upgrade the hotel to Westin's standards while meeting the financial objectives of the owner. Management believes that the standards of Westin's facilities form an essential component of a hotel's financial success.

     Management contracts are acquired, terminated, renegotiated or converted to franchise agreements in the ordinary course of Westin's business. Many of the management agreements can be terminated if certain financial-related performance-based tests are not satisfied or if there is a change in ownership of the underlying hotels. Some of the management agreements may also be terminated by the owner of the hotel upon a change of ownership of Westin or a sale of the hotel by the owner. There can be no assurance that Westin will be able to replace terminated contracts or that the terms of renegotiated or converted contracts will be as favorable as the terms that existed before such renegotiation or conversion. The termination of a significant portion of Westin's management contracts or franchise agreements would have a material adverse effect on Westin's results of operations and financial condition.

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

  Franchise Operations

     Westin's franchised hotels are operated under the Westin brand name and include only hotels in the full service upscale segments of the hotel market. Westin, through an affiliate, as of November 1, 1997 franchises 36 hotels and resorts (20 in the United States and 16 outside of the United States) with a total of approximately 10,000 guest rooms pursuant to franchise agreements in which Westin licenses the use of the Westin name. Licensing and other fees generally are derived from franchises based on a fixed percentage of the hotel's rooms revenue. Additional fees are also generated from the rendering of marketing and reservations services. Westin's total franchise fee percentages range from 5% to 8% and average approximately 6% of the hotel's annual rooms revenue. Several franchise agreements stipulate fees based on gross operating revenue instead of rooms revenue. The franchise fees constituted approximately 3% of Westin's total operating revenues for 1996. Although duration of the franchise agreements vary, Westin typically agrees to a term of ten years.

     Westin's centralized corporate services for franchised hotels include centralized reservations, sales and marketing, public relations and national and international media advertising. A franchisee may also purchase hotel supplies, including brand-specific products, from certain Westin-approved vendors.

  Representation Operations

     As of November 1, 1997, Westin was a party to representation agreements for 16 hotels. Westin enters into representation agreements with third-party hotel owners pursuant to which Westin provides reservations and group sales services. The hotels subject to representation agreements are included in Westin's Worldwide Directory, but are not authorized to use the Westin name. Representation fees earned by Westin pursuant to such agreements are based on a combination of fees for reservations services and fees for marketing services. The representation fees constituted less than 1% of Westin's total operating revenues for 1996. Although duration of the representation agreements vary and such contracts are generally short-term, Westin typically agrees to a term of three years.

SALES

     Westin's sales division has 21 sales offices and employs over 60 professionals. Currently, Westin's sales offices are located in Atlanta, Chicago, Los Angeles, Omaha, New York, San Francisco, Seattle, Washington, D.C., St. Louis, Boston, Philadelphia, Ottawa, Toronto, Frankfurt, Hong Kong, London, Milan, Mexico City, Paris, Osaka and Tokyo. In addition, Westin has reservations offices in Omaha, Salt Lake City, Dublin, Tokyo, Sao Paolo, Hong Kong, Mexico City and Taipei. Management believes that the location of these offices will facilitate growth in revenues at Westin hotels worldwide.

     Westin's marketing objective is to build brand awareness and enhance brand integrity while developing strong consumer loyalties. Westin implements its marketing strategy through three departments: Marketing Services, Sales and Distribution. Substantially all of Westin's marketing, sales and distribution costs are funded by reimbursement payments from hotel owners to Westin or to WHR Advertising Association, a nonprofit corporation formed in 1996 as an advertising cooperative to coordinate all corporate advertising and promotional activities on behalf of the properties in the Westin system. The Association has eight board members, four of whom are owners (or representatives of owners) of Westin properties and four of whom are Westin employees.

     Previously through its sales and marketing services division and now through WHR Advertising Association, Westin advertises nationally and internationally on network television, in newspapers and in magazines. Westin also participates in various airline frequent flier programs as a means of influencing frequent business travelers, as follows:
                                    AIRLINE

                                    Air Canada
                                    Alaska Airlines
                                    American Airlines
                                    America West
                                    Asiana Airlines
                                    Delta Airlines
                                    Japan Airlines
                                    Northwest Airlines
                                    Qantas
                                    United Airlines
                                    US Air
                                    Virgin Atlantic

     Westin research indicates that frequent travelers usually belong to three or four different frequent flier programs. Through its airline partners, Westin is also reaching many of the frequent fliers in non-affiliated airlines such as British Airways and Continental. Participation in these frequent flier programs also gives Westin the opportunity to access and influence travelers who are motivated by award miles by participating in joint advertising promotions, including monthly newsletters and direct mail opportunities.

     Westin's marketing capabilities focus on creating strategies and tactics designed to increase owners' revenues and earnings. Westin offers a coordinated direct marketing approach to reach the frequent business traveler and the frequent leisure traveler based on regularly updated market research, which is designed to keep Westin's marketing programs efficient and effective. Westin management believes it has a good understanding of the upscale business and leisure travelers' needs and desires and emphasizes programs to meet them in the most efficient manner. For the business traveler, Westin does this by integrating its "Westin Premier(R)" frequent guest program with selected airline frequent flier programs.

     Westin believes that Westin Premier, the recognition program through which Westin rewards guests for their frequent stays, is a valuable tool used to reach frequent travelers to increase business for Westin properties. With over one million members and with promotional vehicles already in place, Westin Premier enables the hotels to market directly to Westin's frequent guests at little or no additional cost. Westin Premier promotions are disseminated in monthly statements, quarterly newsletters and consolidated direct mail campaigns. Through extensive research used to determine the volume of business generated compared to program costs, Westin estimates that over 25% of the revenues generated annually through this program is new business to Westin's properties. In addition, since 1991, Westin's "Golden Gavel" incentive program has targeted the small meeting planner, enabling meeting planners to earn Westin Premier points as well as receive in-hotel benefits.

     Because of significant recent changes in technology and systems, hotel distribution has become a more critical element of the hotel sales and marketing function. Westin has taken an aggressive approach in this area. In 1995, Westin launched "Westin Connections," a travel agent incentive program designed to make Westin the preferred choice when travel agents are booking 4-star resorts and hotels. Westin also became one of the first hotel companies able to accept reservations over the Internet. In 1997, Westin launched its new state-of-the-industry Central Reservations System ("CRS") system called "IMPACT." When fully developed, IMPACT will combine Westin's reservations system with a yield management system, centralize Westin's guest history database and interface with the Global Distribution Systems (GDS) that allow hotel inventories to be purchased by travel agencies and travel buyers around the world. IMPACT is linked to virtually all Westin properties, so that the inventory of all owned, managed, franchised or represented properties on the CRS link are instantly available worldwide. Westin maintains 15 toll-free reservations numbers in 15 countries, including the United States, Canada, Mexico and countries in Europe and Central America. IMPACT interfaces with all major airline GDS systems (Sabre, Apollo, Galileo, Worldspan,

System One, Amadeus and Gemini) through the THISCO UltraSwitch (The Hotel Industry Switch Company). Westin owns 316,548 shares (3.1%) in Pegasus Systems, Inc., the parent company of both THISCO and HCC (Hotel Clearing Corporation) which shares will be distributed to the Members prior to the Closing Date. IMPACT's real-time interfaces provide updates to WELCOM, Fidelio, and other front-office systems, assuring accuracy of information and enhancing guest satisfaction at time of check-in.

OTHER OPERATIONS

     Management believes that, as a leading hotel management company with 108 managed, franchised or represented hotels covering a number of geographic regions, Westin possesses the critical mass to support operating, marketing, and financial systems and enjoys a number of operating advantages over other hotel companies.

     Westin operates in a centralized environment with operating, financial, technical, and information systems support and expertise residing primarily in its corporate offices. It is expected that Westin will become even more centralized over time with respect to functions occurring at the hotels, because Westin intends to take advantage of current technology to streamline various processes and flatten and reduce the organizational structure.

     In the past, Westin has provided the general managers of the hotels with a high level of decision-making authority. Westin plans to continue to encourage the entrepreneurial spirit of its general managers while ensuring that corporate standards are followed and brand integrity is preserved through strong corporate guidance and centralization of key purchasing, advertising, system and design decisions.

     Project Management Services. Westin's Project Management group provides specialized consultation to owners and developers involved in the renovation, upgrading, expansion or construction of hotel properties. This group's recommendations are designed to ensure that the property's layout and design incorporate all the facilities required to meet the demands of the marketplace while maximizing operational efficiency. An assigned project management team that consists of a Project Manager, Project Administrator, Project Engineer and Space Planner work with a developer's or owner's consultants in the development of plans and specifications for a new hotel or a major renovation of an existing hotel.

     The services provided by Project Management include: space planning services, including area layout and space planning drawings for the back-of-the-house areas; renovation and capital replacement recommendations; design input to accommodate computer and telecommunications systems; assistance with consultant selection, contract strategy and negotiations; recommendations on equipment and materials specifications; and input on project scope requirements including budget and schedule preparation.

     Rooms Division Services. The Rooms Division provides technical and operational assistance to new or existing hotels. This assistance includes: specifying concept, design and staffing requirements for the front office, housekeeping, property maintenance, laundry, valet, telecommunications, garage and other guest services departments; establishing quality standards for products and services and evaluation of performance against these standards; training conferences and workshops for personnel at all levels; development of operating procedures, training manuals, reference guides and training programs; front office software applications and associated interfaces, including training staff in proper usage; selection of equipment and supplies such as linen, guest room amenities and uniforms; and supervision of operations through on-site visits.

     Food and Beverage Services. Westin's Food and Beverage Division provides consultation to owners, developers, and hotel management teams with respect to the operation of upscale food and beverage facilities. Consulting services include: providing training materials and seminars on how to improve the technical skills of personnel; establishing quality levels and management guidelines for new and existing food and beverage facilities in accordance with area market expectations; providing ongoing research and development of systems and equipment; providing promotional support with success oriented programs that include collateral materials and start-up support; and generating confidential business audits that analyze current financial performance against industry norms, provide a detailed review of existing procedures and programs, and set a plan for achieving goals in business growth and cost containment.

     Management Information Systems Services. Westin either uses for the benefit of its hotels or provides its hotels the right to utilize computer software applications and interfaces developed either by or for Westin for use in its hotel business. The actual cost of the software is handled through initial installation costs or licensing fees and ongoing monthly maintenance charges. With respect to computer hardware, Westin has established leasing programs with certain equipment vendors who can provide lease/purchase arrangements at a reasonable cost. Westin is currently involved in a major transformation of its reservations, property management and financial systems, all of which impact the hotels. Westin's strategy is to develop and deliver state-of-the-art information systems with full interface (as appropriate) to each hotel's property management system. See "-- Sales and Marketing."

     Engineering Services. Westin's Engineering Group provides specialized expertise in physical plant systems. These systems include mechanical, plumbing, electrical, fire/life safety, pools and water features.

     Human Resources Services. Westin's Human Resources division provides the following services: designing employee selection processes, including a specialized method of selecting service-oriented employees; designing competitive and flexible total compensation programs; designing effective organizational structures; and providing administrative services to support cost-effective benefits administration. Over the next several years, Westin's Human Resources Division will dedicate significant efforts towards the development and implementation of training programs for the hotels.

     Risk Management Services. Westin's Risk Management Services are designed to minimize the frequency, severity and costs associated with damage to property, loss of income, and liability to third parties, including guests and employees. The Risk Management group is responsible for managing the processing and adjustment of all insured claims involving hotels and resorts that participate in Westin's insurance program. Actual premiums for property and liability insurance coverage are the responsibility of the owner of each hotel and are paid by the hotel owners.

     Procurement Services. Although Westin does not act as a purchasing agent, Westin's Procurement Department assists the hotels with major purchases by leveraging Westin's volume buying and long-standing relationships with major suppliers to ensure the highest quality product and service for the lowest cost. Some of the goods and services Westin procures include: telecommunications services; food supplies; linens; china, glassware and silverware; paper goods; cleaning chemicals; beverages; beds, frames, mattresses and pillows; maintenance supplies; amenities; and credit card processing.

WESTIN'S HOTEL AND RESORT PROPERTIES

     The following table lists as of November 1, 1997 all of Westin's owned, managed, franchised, and represented hotel and resort properties, worldwide.

  United States Hotels and Resorts:

                                                                NO.
              NAME                         LOCATION           OF ROOMS         WESTIN RELATIONSHIP
              ----                         --------           --------         -------------------
The Westin Alyeska Prince
  Hotel..........................  Girdwood, Alaska               307    Franchise
The Westin La Paloma.............  Tucson, Arizona                487    Management
Century Plaza Hotel and Tower....  Los Angeles, California      1,072    Management
The Westin Bonaventure Hotel and
  Suites.........................  Los Angeles, California      1,354    Franchise
The Westin Los Angeles Airport...  Los Angeles, California        739    Franchise (owned by Starwood
                                                                         Lodging)
The Westin South Coast Plaza.....  Costa Mesa, California         396    Ownership: 100% leasehold;
                                                                         Management
The Westin Hotel, San Francisco
  Airport........................  Millbrae, California           388    Ownership: 100%; Management

                                                                NO.
              NAME                         LOCATION           OF ROOMS         WESTIN RELATIONSHIP
              ----                         --------           --------         -------------------
The Westin Mission Hills
  Resort.........................  Rancho Mirage, California      512    Management
                                   (Palm Springs area)
The Westin Horton Plaza, San
  Diego..........................  San Diego, California          450    Franchise (owned by Starwood
                                                                         Lodging)
The Westin St. Francis...........  San Francisco, California    1,192    Ownership: 8.3% (approx.-no
                                                                         right to earnings); Management
The Westin Hotel.................  Santa Clara, California        500    Management
The Westin Hotel Tabor Center....  Denver, Colorado               420    Ownership: 100%; Management
Cherry Creek Inn.................  Denver, Colorado               320    Ownership: 100%; Management
                                                                         (not under Westin name)
The Biltmore Hotel...............  Coral Gables, Florida          279    Franchise
The Westin Hotel, Fort
  Lauderdale.....................  Fort Lauderdale, Florida       293    Ownership: 100%; Management
The Westin Resort................  Key Largo, Florida             200    Franchise
The Westin Resort, Miami Beach...  Miami, Florida                 423    Franchise
Walt Disney World Swan...........  Orlando, Florida (Walt         758    Management (not under Westin
                                   Disney World)                         name)
The Westin Tampa Airport.........  Tampa, Florida                 260    Franchise (owned by Starwood
                                                                         Lodging)
The Westin Innisbrook Resort.....  Tarpon Springs, Florida      1,000    Management
The Westin Peachtree Plaza.......  Atlanta, Georgia             1,068    Ownership 100% (approx.)
                                                                         (Ground Lease) Management
The Westin Atlanta North at
  Perimeter......................  Atlanta, Georgia               370    Franchise (owned by Starwood
                                                                         Lodging)
The Westin Hotel, Atlanta
  Airport........................  Atlanta, Georgia               495    Franchise
Hapuna Beach Prince Hotel (Mauna
  Kea Resort)....................  Hawaii, Island of Hawaii       350    Franchise
Mauna Kea Beach Hotel (Mauna Kea
  Resort)........................  Hawaii, Island of Hawaii       310    Franchise
The Westin Maui (Kaanapali
  Beach).........................  Maui, Hawaii                   761    Management
Maui Prince Hotel (Makena
  Resort)........................  Maui, Hawaii                   310    Representation
Hawaii Prince Hotel (Waikiki)....  Oahu, Hawaii                   521    Representation
The Westin Michigan Avenue.......  Chicago, Illinois              739    Ownership: 8.3% (approx.-no
                                                                         right to earnings); Management
The Westin Hotel (O'Hare)........  Chicago, Illinois              525    Ownership: 48.6% (approx.);
                                                                         Management
The Westin River North,
  Chicago........................  Chicago, Illinois              422    Management
The Westin Hotel, Indianapolis...  Indianapolis, Indiana          573    Ownership: 100%; Management

                                                                NO.
              NAME                         LOCATION           OF ROOMS         WESTIN RELATIONSHIP
              ----                         --------           --------         -------------------
The Westin Canal Place...........  New Orleans, Louisiana         437    Management
The Westin Hotel, Copley Place...  Boston, Massachusetts          800    Management
The Westin Hotel, Waltham........  Boston, Massachusetts          346    Franchise (owned by Starwood
                                                                         Lodging)
The Westin Hotel Renaissance
  Center.........................  Detroit, Michigan            1,392    Management
The Westin Crown Center..........  Kansas City, Missouri          725    Management
The Westin Aquila Hotel..........  Omaha, Nebraska                145    Franchise
The New York Palace..............  New York, New York             985    Representation
The Westin Hotel.................  Charlotte, North Carolina      407    Management
The Westin Hotel.................  Cincinnati, Ohio               448    Ownership: 100% (ground lease);
                                                                         Management
The Westin Hotel.................  Columbus, Ohio                 196    Franchise
The Westin Suites, Philadelphia
  Airport........................  Philadelphia,                  251    Franchise (owned by Starwood
                                   Pennsylvania                          Lodging)
The Westin William Penn..........  Pittsburgh, Pennsylvania       595    Management
The Westin Hotel.................  Providence, Rhode Island       363    Franchise
The Westin Resort................  Hilton Head Island, South      412    Management
                                   Carolina
The Westin Hotel Galleria........  Dallas, Texas                  431    Ownership: 20%; Management
The Westin Galleria..............  Houston, Texas                 485    Ownership: 100% leasehold;
                                                                         Management
The Westin Oaks..................  Houston, Texas                 406    Ownership: 100% leasehold;
                                                                         Management
The Westin Hotel.................  Seattle, Washington            865    Ownership: 100%; Management
The Westin Washington D.C., City
  Center.........................  Washington, D.C.               400    Franchise
The Westin Hotel.................  Washington, D.C.               263    Franchise (owned by Starwood
                                                                         Lodging)
The Westin Rio Mar Beach Resort
  and Country Club...............  Puerto Rico                    600    Franchise
The Westin Carambola Beach
  Resort.........................  St. Croix, USVI                151    Franchise
                                                               ------
Total............................                              28,897
                                                               ======

  Worldwide Hotels and Resorts:

                                                                                        NO.           WESTIN
                    NAME                             LOCATION           COUNTRY       OF ROOMS     RELATIONSHIP
                    ----                             --------           -------       --------     ------------
Caesar Park, Buenos Aires....................    Buenos Aires         Argentina           173     Representation
Caesar Park Hotel............................    Fortaleza            Brazil              230     Representation
Caesar Park Hotel, Ipanema...................    Rio de Janeiro       Brazil              221     Representation
Caesar Park Hotel............................    Sao Paulo            Brazil              177     Representation
The Westin Hotel.............................    Calgary              Canada              525     Management
The Westin Hotel.............................    Edmonton             Canada              413     Management

                                                                                        NO.           WESTIN
                    NAME                             LOCATION           COUNTRY       OF ROOMS     RELATIONSHIP
                    ----                             --------           -------       --------     ------------
Le Westin Mont-Royal.........................    Montreal             Canada              300     Franchise
The Westin Nova Scotian......................    Halifax              Canada              300     Franchise
The Westin London............................    London, Ontario      Canada              322     Management:
                                                                                                  Minority
                                                                                                  Ownership
The Westin Hotel.............................    Ottawa               Canada              484     Management
The Westin Harbour Castle....................    Toronto              Canada              980     Management
The Westin Prince Hotel......................    Toronto              Canada              381     Franchise
The Westin Bayshore..........................    Vancouver            Canada              517     Management
The Westin Casaurina Resort..................    Grand Cayman         Caribbean           343     Franchise
The Westin Shanghai..........................    Shanghai             China               495     Franchise
47 Park Street...............................    London               England              52     Franchise
Le Parc......................................    Paris                France              120     Franchise
Marignan Elysees.............................    Paris                France               73     Franchise
Castille.....................................    Paris                France              107     Franchise
Baltimore....................................    Paris                France              105     Franchise
Hotel Astor..................................    Paris                France              135     Franchise
Le Hameau du Trianon, A Westin Hotel.........    Versailles           France              192     Management
The Westin Grand, Berlin.....................    Berlin               Germany             393     Management
The Westin Bellevue, Dresden.................    Dresden              Germany             339     Management
The Westin Resort, Guam......................    Guam                 Guam                420     Management
Camino Real Tikal............................    El Remate, Peten     Guatemala            72     Representation
Camino Real..................................    Guatemala City       Guatemala           400     Representation
The Westin Surabaya..........................    Surabaya             Indonesia           394     Management
The Westin Kyoto Takara-ga-ike Prince
  Hotel......................................    Kyoto                Japan               322     Representation
The West Osaka...............................    Osaka                Japan               256     Franchise
The Westin Tokyo.............................    Tokyo                Japan               444     Management
Hotel Grand Palace...........................    Tokyo                Japan               464     Representation
Palace Hotel.................................    Tokyo                Japan               391     Representation
The Westin Chosun Beach......................    Pusan                Korea               282     Management
The Westin Chosun............................    Seoul                Korea               479     Management
The Westin Resort............................    Coloane Ihla         Macau               200     Management
The Westin Dragonara.........................    St. Julians          Malta               311     Management
Las Brisas...................................    Acapulco             Mexico              300     Management
The Westin Regina Resort.....................    Cancun               Mexico              385     Management
                                                                                                  (owned by
                                                                                                  Starwood
                                                                                                  Lodging)
Caesar Park Cancun Beach & Golf Resort.......    Cancun               Mexico              426     Representation
The Westin Brisas Resort.....................    Ixtapa               Mexico              428     Management
The Westin Regina Resort.....................    Los Cabos            Mexico              305     Management
                                                                                                  (owned by
                                                                                                  Starwood
                                                                                                  Lodging)
The Westin Galeria Plaza.....................    Mexico City          Mexico              439     Management
The Westin Regina Resort.....................    Puerto Vallarta      Mexico              280     Management
                                                                                                  (owned by
                                                                                                  Starwood
                                                                                                  Lodging)
The Westin San Luis Potosi...................    San Luis Potosi      Mexico              127     Franchise
The Grand....................................    Amsterdam            Netherlands         182     Franchise
Caesar Park Hotel............................    Panama City          Panama              400     Representation
The Westin Philippine Plaza..................    Manila               Philippines         609     Management
Caesar Park Penha Longa Golf & Resort........    Sintra               Portugal            176     Representation
The Westin Plaza.............................    Singapore            Singapore           793     Management

                                                                                        NO.           WESTIN
                    NAME                             LOCATION           COUNTRY       OF ROOMS     RELATIONSHIP
                    ----                             --------           -------       --------     ------------
The Westin Stamford..........................    Singapore            Singapore         1,263     Management
The Hotel D'Angleterre.......................    Geneva               Switzerland          45     Franchise
Caesar Park Hotel............................    Kenting              Taiwan              235     Representation
The Westin Banyan Tree.......................    Bangkok              Thailand            216     Management
The Westin Chiangmai.........................    Chiangmai            Thailand            526     Management
                                                                                       ------
         Total...............................                                          18,947
                                                                                       ======

  Description of Owned Hotels in which Westin has a Controlling or Significant Interest.

     Westin owns or has controlling or significant interests in eleven hotel and resort properties operated as Westin properties and one hotel operated for flight crews of United Airlines, as described below. During 1996, such properties had an average occupancy of 75.2%, an average daily room rate of $104.43 and revenue per available room REVPAR of $78.51.

     The Westin Hotel, Cincinnati, Ohio. The Westin Hotel in Cincinnati, Ohio, is a 448-room full-service hotel with 31,000 square feet of meeting and banquet space, two restaurants and a bar. The hotel was built in 1982. Westin leases the entire site upon which the hotel is situated (approximately 1.25 acres) pursuant to a ground lease with the City of Cincinnati. The ground lease expires in 2045.

     The Westin Hotel, O'Hare International Airport. The Westin Hotel at O'Hare International Airport in Rosemont, Illinois, is a 525-room full-service hotel with 48,000 square feet of meeting and banquet space, two restaurants and a lounge. The hotel was built in 1983 and is situated on approximately 11.67 acres of land.

     The Westin Hotel, Seattle, Washington. The Westin Hotel in Seattle, Washington, is an 865-room full-service hotel with approximately 40,000 square feet of meeting and banquet space, three restaurants, one lounge and a lobby bar. The property also has a multi-story parking garage. The property is situated on approximately 1.65 acres of land. The South Tower of the hotel was built in 1969 and the North Tower was built in 1981. 90.6% of the property is owned and 9.4% of the property is leased pursuant to a ground lease which expires in 2024. The lease provides Westin the option to purchase the leased premises at any time for $200,000.

     The Westin Hotel, Fort Lauderdale, Florida. The Westin Hotel, in Fort Lauderdale, Florida, is a 293-room full-service hotel with 21,368 square feet of meeting and banquet space, two restaurants, a lounge and a health club. The hotel was built in 1987 and is situated on approximately 6.645 acres of land.

     The Westin Hotel, San Francisco Airport. The Westin Hotel at the San Francisco Airport in Millbrae, California, is a 388-room full-service hotel with approximately 18,000 square feet of meeting and banquet space, two restaurants, one lounge and a lobby bar. The hotel was built in 1987 and is situated on approximately 6.35 acres of land.

     The Westin South Coast Plaza. The Westin South Coast Plaza in Costa Mesa, California, close to the John Wayne Airport, is a 17-story 396-room full-service hotel with approximately 22,000 square feet of meeting and banquet space, a restaurant and a lounge. In addition, parking for the hotel is available in an adjacent parking structure which is shared with the neighboring office building. The hotel was built in 1975 and renovated in 1989/1990 and is situated on approximately 2.94 acres of land. The hotel is operated pursuant to a ground lease which expires in 2005, subject to two 10-year renewal options.

     The Westin Indianapolis. The Westin Indianapolis in Indianapolis, Indiana is a 573-room full-service hotel with approximately 39,000 square feet of meeting and banquet space, a restaurant and a lounge. The hotel was built in 1989 and is situated on approximately one acre of land. The hotel has been managed by Westin since its opening, and was acquired in 1997.

     The Westin Oaks and The Westin Galleria, Houston, Texas. The Westin Oaks and The Westin Galleria in Houston, Texas, are two full-service hotels containing a total of 891 rooms and a total of 73,214 square feet of meeting and banquet space, two restaurants and a lounge. Each hotel is operated pursuant to a ground lease that expires in 2007. The Westin Galleria was built in 1971 and The Westin Oaks was built in 1977. The Westin Galleria is situated on 1.55 acres of land and The Westin Oaks is situated on .44 acres of land.

     The Westin Peachtree Plaza, Atlanta, Georgia. The Westin Peachtree Plaza in Atlanta, Georgia, is a 1,068-room, full service hotel with 55,000 square feet of meeting and banquet space, three restaurants and four lounges. The hotel was built in 1976 and is North America's tallest hotel. Westin leases the entire site upon which the hotel is situated pursuant to a ground lease with the State of Georgia. The mortgage indebtedness encumbering the hotel and lessee's interest in the underlying ground lease were purchased by Westin in June 1997 giving effective control to Westin.

     The Westin Tabor Center, Denver, Colorado. The Westin Tabor Center in Denver, Colorado is a 420-room, full service hotel with 19,400 square feet of meeting space, a restaurant and lounge. The hotel was built in 1984 and is immediately adjacent to the prestigious Tabor Center retail development. The hotel is one unit in the Tabor Center condominium development and was purchased by Westin in June 1997.

     The Westin Resort, St. John, USVI. The Westin Resort on St. John, U.S. Virgin Islands, is a 285-room resort with 10,000 square feet of meeting space, three restaurants and two lounges. Currently closed, the resort is undergoing a complete renovation and is expected to reopen around November 15, 1997. Westin purchased the resort, which is situated on approximately 35 acres of land, in May 1997.

  Description of Owned Hotel not Operated as a Westin Hotel.

     Cherry Creek Inn, Denver, Colorado. The Cherry Creek Inn in Denver, Colorado, is a 320-room full-service hotel with 8,430 square feet of meeting and banquet space, a restaurant and lounge. This hotel is not operated as a Westin. It serves principally as a hotel and training center for flight crews of United Airlines. The hotel consists of a two-story building which was built in 1962 and renovated in 1981 and which is attached to an eight-story building built in 1981. The hotel is situated on approximately 7.3 acres of land.

  Recent Contract Additions

     The following table provides information as of November 1, 1997, with respect to hotel or resort properties (i) for which Westin has entered into letters of intent pending final documentation or (ii) for which documentation is complete, but the properties are not currently operational. Each listed property is expected to be operational as a Westin hotel or resort within the next one month to three years.

                                                  NO. OF ROOMS
              NAME                   LOCATION      (APPROX.)              ANTICIPATED WESTIN RELATIONSHIP
              ----                   --------     ------------            -------------------------------
The Westin Jakarta..............  Jakarta              456       Management; Not Yet Operational
The Westin Pecatu Bay Resort....  Bali                 400       Management; Not Yet Operational
The Westin Kuala Lampur.........  Kuala Lampur         500       Management; Not Yet Operational
The Westin Bandurg..............  Indonesia            310       Management; Pending Final Documentation; Not Yet
                                                                 Operational
The Westin La Cantera Resort....  San Antonio          507       Management; Minority Ownership; Pending Final
                                                                 Documentation; Not Yet Operational
The Westin Riverwalk............  San Antonio          453       Management; Pending Final Documentation; Not Yet
                                                                 Operational
The Westin Resort...............  St. John, USVI       285       Management; Ownership (100%); Not Yet Operational
The Westin Hotel................  Oklahoma City        300       Franchise; Not Yet Operational
The Westin Grand................  Vancouver            207       Franchise; Under Construction
The Westin Resort...............  Whistler, B.C.       400       Franchise; Under Construction
The Westin Hotel................  Rotterdam            290       Management; Minority Ownership; Not Yet
                                                                 Operational
The Westin Resort, Splendido....  Taal,                270       Management; Not Yet Operational; Pending Final
                                  Philippines            -       Documentation
                                                        50
                                                     Hotel
                                                    Villas
The Westin Cebu.................  Philippines          400       Management; Pending Final Documentation; Not Yet
                                                                 Operational

                                                  NO. OF ROOMS
              NAME                   LOCATION      (APPROX.)              ANTICIPATED WESTIN RELATIONSHIP
              ----                   --------     ------------            -------------------------------
The Westin Hotel................  Denver               500       Management; Pending Final Documentation; Not Yet
                                  International                  Operational
                                  Airport
The Westin Kierland Resort......  Scottsdale           750       Management; Minority Ownership; Pending Full
                                                                 Documentation; Not Yet Operational
The Westin North Dallas.........  Dallas               300       Management; Pending Final Documentation; Not Yet
                                                                 Operational
The Westin Park City............  Utah                 500       Management; Pending Final Documentation; Not Yet
                                                                 Operational
The Westin Portland.............  Downtown             200       Management; Minority Ownership; Pending Final
                                  Portland                       Documentation; Not Yet Operational
The Westin Savannah Harbor
  Resort........................  Georgia              401       Management; Minority Ownership; Not Yet
                                                                 Operational
The Westin Hotel, Sea-Tac
  Airport.......................  Seattle              378       Management; Pending Final Documentation; Not Yet
                                                                 Operational
The Westin Westminster..........  Colorado             350       Management; Pending Final Documentation; Not Yet
                                                                 Operational
The Westin Melboume.............  Australia            260       Management; Minority Ownership; Pending Final
                                                                 Documentation; Not Yet Operational
The Westin Sydney...............  Australia            415       Management; Not Yet Operational
The Westin Hanoi................  Hanoi, Vietnam       309       Management; Not Yet Operational
                                                     -----
Total...........................                     8,776
                                                     =====

  Risks Associated with Owning or Leasing Real Estate

     Real property investments made by Westin are subject to varying degrees of risk. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. If the properties of Westin do not generate revenue sufficient to meet operating expenses, including debt service and capital expenditures, the income of Westin and the Company's ability to make distributions to its shareholders will be adversely affected. Certain significant expenditures associated with an investment in real estate (such as mortgage payments, real estate taxes and capital management costs) generally are not reduced when circumstances cause a reduction in revenue from the investment. In addition, income from properties and real estate values are also affected by a variety of other factors, such as governmental regulations and applicable laws (including real estate, zoning and tax laws), interest rate levels and the availability of financing. Equity real estate investments, such as the investments held by Westin and any additional properties that may be acquired by Westin, are relatively illiquid. Such illiquidity limits the ability of Westin to vary its portfolio in response to changes in economic or other conditions; however, geographic diversification is an offset.

  Uninsured Loss

     All properties owned or operated by Westin carry commercial general liability and all-risk property insurance, with policy specifications and insured limits customarily carried for similar properties in their respective locales. There are, however, certain types of losses (such as from riots or wars or acts of God) that generally are not insured because they are either uninsurable or not insurable at a reasonable cost. Should an uninsured loss or a loss in excess of insured limits occur, Westin could lose capital obligated for any mortgage indebtedness or other financial obligations related to such properties or lose management, franchise or representation income. Any such loss would adversely affect Westin. Management believes that the properties currently held by Westin are adequately insured in accordance with industry standards.

     With respect to any properties in which Westin holds an interest through a mortgage position, the borrowers under such mortgage are obligated to Westin to maintain insurance on such properties and to arrange for Westin to be covered as an additional insured on such policies. The face amount and scope of such insurance coverage may be less comprehensive than Westin would carry if it held the fee interest in such property directly. Accordingly, in such circumstances, or if the borrowers under such mortgages fail to maintain required coverage, uninsured or underinsured losses may occur, which could have an adverse impact on Westin's cash flow or financial condition. In an effort to mitigate the potential exposure, through its general liability and property insurance coverages, Westin maintains additional insurance that provides coverage to Westin where such exposures are not adequately covered by borrowers' insurance.

  Risks Associated with Development and Expansion

     Westin engages in hotel development activities as part of its expansion efforts. To the extent that Westin engages in such development activities, it will be subject to the risks normally associated with such activities, including, but not limited to, risks relating to the availability and timely receipt of zoning and other regulatory approvals, the cost and timely completion of construction (including risks from causes beyond Westin's control, such as weather or labor conditions or material shortages) and the availability of both construction and permanent financing on favorable terms. These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have an adverse effect on the financial condition and results of operations of Westin and on the amount of funds available for distribution to shareholders.

STRATEGIC RELATIONSHIPS

     Westin has formed strategic relationships to pursue several significant industry opportunities, including an agreement with Troon Golf, Inc. to manage certain golf properties associated with Westin hotels and a letter of intent with Club Sport for the development of smaller suburban hotels integrated with upscale health club and sports facilities.

THE ASIA/PACIFIC TERRITORY

     Aoki Corporation and certain of its affiliates have retained ownership of the intellectual property of Westin within the Asia/Pacific territory, but have granted Westin, subject to the provisions of a Master Assignment and License Agreement (the "License"), an exclusive license to use and sublicense such intellectual property. In addition, pursuant to the License, Aoki assigned to Westin certain management contracts and other hotel-related contracts for Westin hotels in the Asia/Pacific territory. As a result of the license and assignments granted and made pursuant to the License, Westin will, subject to certain exceptions and to the provisions of the License, manage all Westin hotels located in the Asia/Pacific territory. In consideration of the foregoing arrangements, Westin is required to pay to Aoki 50% of the cash flow received from such hotels. The initial term of the License is 10 years (which began May 12, 1995), and the License may be renewed, at Westin's option, for three additional 10 year periods if at the end of each such 10 year period there are a specified number of hotels in the Asia/Pacific territory subject to qualifying management contracts with Westin. Commencing in May 1999, Westin has an option to acquire Aoki's right, title and interest in the Westin intellectual property in the Asia/Pacific Territory for $90,000,000, subject to certain adjustments. The purchase option requires a cash payment of $60,000,000 plus a $30,000,000 20-year promissory note. The exercise of this purchase option can be accelerated by Aoki if Westin acquires a controlling interest in, or a controlling interest in Westin is acquired by, a hotel management company in the Asia/Pacific territory. Westin and Aoki are currently negotiating, among other things, the purchase by Westin of the intellectual property of Westin in the Asia/Pacific territory. No assurance, however, can be given that such negotiations will result in the purchase by Westin of such intellectual property rights or with respect to the terms on which any such purchase may be made.

CAPITAL EXPENDITURES; DEFERRED MAINTENANCE

     To maintain consistent quality standards, Westin continuously maintains and periodically refurbishes its owned hotels. Westin expects to spend approximately 4% of each owned hotel's gross operating revenue on capital improvements at these hotels and to refurbish each hotel approximately every five to seven years.

     Although most of the owned hotels are in good condition, the Westin Hotel Oaks and Galleria in Houston, Texas and the Westin St. John are currently planning substantial renovations. The Westin Hotel,

Seattle recently completed a major capital program that included renovation of all rooms and selected meeting space and a comprehensive reworking of all of the hotel's restaurants.

     Westin's goal with respect to capital renovations at the managed hotels is to assure its guests a first-class physical facility and a first-class service experience. Although the management agreements between Westin and the hotel owners require the owners to reserve and spend funds annually for capital improvements (ranging from 2.0% to 4.0% of annual gross revenue), not all owners are equally willing or able, depending on cash flow, to undertake the full range of renovations and maintenance Westin would prefer. On an annual basis, Westin's management staff at each managed hotel prepares a preliminary capital plan for the hotel. Those plans are subject to the approval of the hotel owner. To the extent approved by the owner, the capital plan is then implemented typically by Westin. There are, however, a number of hotel owners who are actively involved in the creation and implementation of the capital plan.

ENVIRONMENTAL MATTERS

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may become liable for the costs of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The presence of hazardous or toxic substances, or the failure properly to remediate such substances when present, may adversely affect the owner's ability to sell or rent such real property or to borrow using such real property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic wastes may be liable for the costs of removal or remediation of such wastes at the treatment, storage or disposal facility, regardless of whether such facility is owned or operated by such person. Other federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials ("ACMs") in the event of damage or demolition, or certain renovations or remodeling. The laws also govern emissions of and exposure to asbestos fibers in the air. The operation and subsequent removal or upgrading of certain underground storage tanks ("USTs") also are regulated by federal, state and local laws. In connection with its ownership, operation and management of its properties, Westin could be held liable for the costs of remedial action with respect to such regulated substances or tanks or related claims.

     Limited quantities of ACMs are present in various building materials such as spray-on insulation, floor coverings, ceiling coverings, tiles, decorative treatments and piping located at certain hotels. The ACMs present at the hotel properties are generally in good condition, and possess low probabilities for disturbances. Westin has implemented or plans to implement operations and maintenance plans for hotel properties where ACMs exist, or are or reasonably suspected to exist, or where applicable law presumes ACMs to exist. Property, custodial and maintenance staff workers have been or are being trained to deal with the in-place management of ACMs. Westin intends to manage ACMs in place, until their proper removal or encapsulation in the ordinary course of maintenance or renovation.

     Westin is currently a defendant in two lawsuits including two individuals' alleged exposure to asbestos at The Westin St. Francis Hotel in San Francisco, California. The cases are currently in discovery. The hotel's insurers have assumed the defense under a reservation of rights. Any estimate of Westin's potential exposure from this litigation would be speculative.

     All of the hotel properties have electrical transformers and other electrical equipment located on-site. In some cases Westin owns the equipment. In other cases the equipment is owned by others, such as local electric companies. Some of the equipment is known to contain or not to contain fluid with polychlorinated biphenyls ("PCBs"). According to federal regulations, certain electrical equipment is presumed to contain PCBs and for regulatory purposes, such equipment must be considered to be PCB contaminated. Several hotel properties have equipment that contains or may contain PCBs.

     A number of Westin hotels and resorts contain USTs and equipment containing chlorofluorocarbons ("CFCs"). Strategies for replacing and/or upgrading the USTs to comply with upcoming (in late 1998) U.S. regulations at each affected hotel or resort have been or are being developed. A number of Westin hotels and resorts have low levels of subsurface contamination associated with historic hotel operations and in each situation the contamination has been or is being investigated and has been or will be remediated in due course. Equipment containing CFCs are now regulated to reduce emissions and encourage conversion to non-CFC refrigerants, and such equipment will be converted or replaced as required over time. Westin has been able to procure its hotels' and resorts' needs for CFCs through its established vendors.

     Westin, as well as other building owners and managers, has recently been advised that certain installed fire sprinklers may be defective or otherwise inoperative. Westin has initiated an investigation to assess the number of potentially affected hotels and resorts (currently estimated to be five in number, including the Westin-owned San Francisco Airport). Westin has also initiated efforts to replace the potentially defective or inoperable sprinklers and to seek compensation from the sprinkler manufacturer.

     Indoor air quality ("IAQ") is of increasing concern to hotel owner and managers, including Westin, particularly at properties with historic water leakage and/or inadequate ventilation. Where identified, Westin has taken or is taking steps to remediate such problems through abatement of affected building materials and repair or renovation of air handling systems.

     The foregoing environmental considerations were derived from a review of 1994 Phase I reports (selectively updated) for each owned and managed hotel, asbestos surveys (selectively updated), and other miscellaneous environmental documentation for several owned hotels, Phase I reports performed in the early 1990s and asbestos surveys (selectively updated) for some of Westin's managed hotels and questionnaires regarding environmental practices and potential liabilities provided by managers at the managed hotels. In countries other than the United States, questionnaires regarding environmental practices and potential liabilities were provided by hotel managers. Although Westin expects to incur ACM, UST, IAQ, PCB and CFC remediation and other environmental related costs during the ordinary course of operations, management anticipates that such costs will not have a material adverse effect on the operations or financial position of Westin.

COMPETITION

     The hotel industry is highly competitive and all properties of Westin compete with other hotel properties in their geographic markets. Some of Westin's competitors may have substantially greater marketing and financial resources than Westin. Westin's hotels are in competition for guests with a wide range of lodging facilities offering full service lodging options to the public. Competitive factors in the lodging industry include room rates, quality of accommodations, name recognition, service levels, convenience of location, quality of frequent guest program, frequent flier affiliations and quality and frequency of air service. There can be no assurance that new or existing competitors will not significantly expand or improve facilities in a market in which Westin's hotels compete, thereby adversely affecting Westin's hotel operations.

     The principal sources of Westin's revenues are revenues from hotels in which Westin has a debt or equity ownership position, and from management contracts, franchise agreements and representation agreements with third-party hotel owners. Westin competes with national and regional branch franchisors and management companies, some of which have greater name recognition and financial resources than Westin. Competition for management contracts and franchise agreements is intense among brand franchisors and management companies in the lodging industry. Some of the larger hotel chains with which Westin competes include Hilton, Hyatt, Intercontinental and Marriott. In addition, smaller hotel management companies compete against Westin. Westin believes that its ability to secure a management contract or franchise agreement is based principally upon both the perceived value and quality of Westin's brand name and services and the potential economic advantages to the hotel owner of retaining Westin's management services or brand name. Westin believes that the perceived value of the Westin brand name to a hotel property owner is in part a function of the success of the hotels currently under Westin's management or franchise. No assurance can be given that Westin will be successful in retaining current or competing for prospective management contracts or franchise agreements.

     Westin may compete for acquisition of management, franchise, and hotel ownership opportunities with entities that have substantially greater financial resources than Westin. These entities may generally be able to accept more risk than Westin can prudently manage. Competition may generally reduce the number of suitable opportunities offered to Westin and increase the bargaining power of hotel owners seeking to obtain management or franchise services or sell their properties. Further, management believes that it will face competition for all such opportunities from entities organized for purposes substantially similar to the objectives of Westin.

     Westin competes for the acquisition of hotels with entities that have substantially greater financial resources than Westin. Westin believes that, as a result of the downturn experienced by the lodging industry from the late 1980's through the early 1990's and the significant number of foreclosures and bankruptcies created thereby, the prices for many hotels have for several years been at historically low levels and often well below the cost to build new hotels. The recent economic recovery in the lodging industry and the resulting increase in funds available for hotel acquisitions may cause additional investors to enter the hotel acquisition market, which may in turn cause hotel acquisition costs to increase and the number of attractive hotel acquisition opportunities to decrease.

     Competition for guests in the lodging industry is intense. Competitive factors in the industry include room rates, quality of accommodations, name recognition, service levels, convenience of location, quality of frequent guest program, frequent flier affiliations and quality and frequency of air service. Westin's hotels are located in primary city and resort locations that generally contain numerous other competitors. There can be no assurance that demographic, geographic or other changes in markets will not adversely affect the convenience or desirability of the locales in which Westin's hotels are located. Further, there can be no assurance that new or existing competitors will not significantly lower rates or offer greater convenience, services or amenities or significantly expand or improve facilities in a market in which Westin's hotels compete, thereby adversely affecting Westin's operations.

QUARTERLY FLUCTUATIONS IN OPERATING RESULTS; SEASONALITY

     The lodging industry is seasonal in nature with the second and third quarters generally accounting for a greater proportion of annual revenues than the first and fourth quarters. Quarterly earnings may be adversely affected by events beyond Westin's control such as poor weather conditions, economic factors and other considerations affecting travel. In addition, the loss of one or several management contract or franchise agreements, the timing of achieving incremental revenues from new contracts or franchise agreements and the realization of a gain or loss upon the sale of hotels or resort properties in which Westin has an equity interest may also adversely impact earnings comparisons.

GOVERNMENT REGULATION

     The hotel industry is subject to numerous federal, state and local government regulations, including those relating to the preparation and sale of food and beverage (such as health and liquor license laws), building and zoning requirements and requirements under the Americans with Disabilities Act of 1990 (the "ADA"). Also, Westin and the hotel owners are subject to laws governing their relationship with employees, including minimum wage, overtime, working conditions and work permit requirements. Westin is also subject to federal regulations and certain state laws that govern the offer and sale of franchises. Many state franchise laws impose substantive requirements on franchise agreements, including limitations on noncompetition provisions and termination or nonrenewal of a franchise. Some states require that certain materials be approved before franchises may be offered or sold in that state. The failure to obtain or retain liquor licenses or approvals to sell franchises, or an increase in the minimum wage rate, employee benefit costs or other costs associated with employees, could adversely affect Westin. Both at the federal and state level, there are proposals under consideration to introduce a system of mandated health insurance.

COST OF ADA COMPLIANCE

     Under the ADA, "public accommodations" such as hotels are required to meet certain federal requirements related to access and use by persons with disabilities. Compliance with the ADA requirements could require both structural and non-structural changes to the properties of Westin and noncompliance could result in imposition of fines by the United States government or an award of damages to private litigants.

Because the requirements of the ADA are not precisely defined by statute or regulation, the extent of its application to and its impact on Westin is uncertain. Westin will continue to incur costs in its future ADA compliance efforts.

INTELLECTUAL PROPERTY

     The Westin name, trademark, and related logo trademark are material to Westin's business. Westin, as well as its franchisees, actively use these marks. All of the material marks are registered or applications for registration have been made with the United States Patent and Trademark Office. International registration or applications for registration have been made for the material trademarks in jurisdictions outside the U.S. as Westin has deemed necessary or advisable. Westin owns all such marks subject to the retained interest of Aoki, which owns such intellectual property in the Asia/Pacific territory. See "--The Asia/Pacific Territory."

FACILITIES AND PROPERTY

     The principal executive offices of Westin are located in Seattle in a building 25% owned and are occupied pursuant to a lease that expires in 2001. In addition to its executive offices, Westin leases office space in Salt Lake City, Omaha, and various other cities for sales offices. Westin believes that these leased offices are sufficient to meet its present needs and does not anticipate any difficulty in securing additional space, as needed, on terms acceptable to Westin. Certain of Westin's hotels are owned in whole or in part by corporations or partnerships in which Westin has an interest. Westin currently operates three hotel properties pursuant to leases. Additionally, ground leases affect title to the Cincinnati and Atlanta Peachtree hotels and a partial ground lease affects title to the Seattle hotel.

EMPLOYEES

     As of November 1, 1997, approximately 39,000 full time employees worldwide were affiliated with Westin. Of these full time employees, approximately 600 are employed at the corporate, reservations, and sales offices of Westin and approximately 2,250 employees are employed at hotel properties owned by the Westin Group. The wages and salaries, health insurance and other employee benefits of persons employed at Westin's hotels are paid out of the operations of the hotel property. Corporate personnel are paid directly by Westin. As of November 1, 1997, none of Westin's corporate level employees were covered by a collective bargaining agreement. Employees at 15 hotel properties owned or managed by Westin are subject to collective bargaining agreements.

LEGAL PROCEEDINGS

     Except as listed below, Westin is not a party to any litigation, other than routine litigation incidental to the business of Westin, that is material to the business of Westin, either individually or in the aggregate.

     RADISSON HOTELS INTERNATIONAL, INC. VS. WESTIN HOTEL COMPANY, JUERGEN BARTELS AND SCHOENECKERS, INC. DBA BUSINESS INCENTIVES. This lawsuit was filed on January 16, 1996 in the United States District Court for the District of Minnesota. The plaintiff alleges it suffered damage when the defendants infringed its patent for its "System for Awarding Credits to Persons who Book Travel-Related Reservations" and wrongfully appropriated plaintiff 's trade secrets and confidential business information. The plaintiff seeks injunctive relief, general and special damages, attorneys fees and costs. Westin filed a counterclaim to declare the plaintiff 's patent invalid. On October 14, 1997, Westin entered into an agreement to settle this matter and recorded an expense for the estimated settlement in its September 30, 1997 financial statements. Westin is pursuing insurance recoveries related to this matter.

     MARTIN LINSLEY AND DONALD C. SELMAN, TRUSTEES OF THE WESTIN SALARIED CANADIAN PENSION PLAN AND THE WESTIN HOURLY CANADIAN PENSION PLAN VS. CAESAR PARK HOTELS & RESORTS COMPANY LIMITED, EDMONTON, PLAZA HOTEL INC., WINNIPEG INN LTD., COPTHORNE HOLDINGS LTD., 375901 BRITISH COLUMBIA LTD., LEONARD WILLARD RYAN, DAVID C. DAVENPORT, ROBERT JOSEPH MCCAULEY, RAYMOND J. WHITTY, ROBERT CHARLES JENKS, PETER J.D. SMITH, MARTIN HARDER, JOHNSON & HIGGINS LTD., THE COLES GROUP OF CONSULTANTS LTD., ARNOLD M. ABRAMSON, WARREN H. DOWNS AND KEVIN HYLTON. This lawsuit was filed on December 21, 1995 in the Supreme

Court of British Columbia. Plaintiffs allege that Johnson & Higgins and The Coles Group negligently advised the trustees of the pension plans that a surplus of assets to pension liabilities existed in the pension trust funds and could be applied to reduce or eliminate the contribution obligations of the participating employers. Plaintiffs allege that the participating employers breached the trust agreement of the pension plans by taking contribution holidays and that the individual defendants, who were all trustees of the pension plans, breached their fiduciary duty by failing to attempt to recover the contributions owed by the participating employers and by failing to disclose to the beneficiaries of the pension plans the wrongful taking of the contribution holidays. The plaintiffs seek unspecified damages, plus interest.

     MARTIN LINSLEY AND DONALD C. SELMAN, TRUSTEES OF THE WESTIN SALARIED CANADIAN PENSION PLAN VS. CAESAR PARK HOTELS & RESORTS COMPANY LIMITED, EDMONTON PLAZA HOTEL INC., WINNIPEG INN LTD., WESTIN HOTEL COMPANY, LEONARD WILLARD RYAN, DAVID C. DAVENPORT, ROBERT JOSEPH MCCAULEY, RAYMOND J. WHITTY, JOHNSON & HIGGINS LTD., ARNOLD M. ABRAMSON, WARREN H. DOWNS, KEVIN HYLTON AND ROYAL TRUST CORPORATION OF CANADA. This lawsuit was filed on December 21, 1995 in the Supreme Court of British Columbia. Plaintiffs allege that trustees of the Westin Salaried Canada Pension Plan, breached the Trust Agreement on April 24, 1986 by authorizing a payment of $1.4 million of purported surplus funds out of the trust fund to the participating employers; Royal Trust breached the Custodial Agreement by paying $1.4 million to the participating employers; and the participating employers participated in the breach of trusts and/or breach of contract by receiving a portion of the $1.4 million. The plaintiffs seek repayment of $1.4 million, plus interest, and unspecified damages.

     EQUITY RESOURCES GROUP, INC. VS. WESTIN HOTELS LIMITED PARTNERSHIP AND WESTIN REALTY CORP., ITS GENERAL PARTNER. Plaintiff, a limited partner in Westin Hotels Limited Partnership, alleges that the partnership unlawfully refused to timely supply a list identifying other limited partners which caused the claimant to be damaged in an amount to be proved at arbitration.

WESTIN STOCK

     There is no established trading market for the securities of any of the Westin Companies.

     The LLC currently owns in excess of 99% of the outstanding equity securities of each of Westin Worldwide, Seattle, Lauderdale, Atlanta, St. John and Denver (the "Westin Subsidiaries"). The remainder of the equity securities of the Westin Subsidiaries are owned by two members of Westin management.

     Ownership and Description of Capital Stock

     The table below sets forth the number of shares of common stock of Westin Worldwide held by each person who as of the date of this Joint Proxy Statement owns beneficially more than, or has voting power with respect to more than, five percent (5%) of the outstanding shares of Westin Worldwide, and sets forth for each Voting Manager of the LLC and for all executive officers and directors of Westin as a group, the number of shares of Westin Worldwide owned beneficially, as of the date of this Joint Proxy Statement. All outstanding shares of Westin Worldwide are common stock. The persons listed below have a similar proportionate interest in the outstanding equity securities of the other Westin Subsidiaries, except that Messrs. Kleisner and Mahoney do not own any outstanding shares of Atlanta, St. John or Denver.

                                                               NUMBER OF SHARES
                                                                 BENEFICIALLY
                                                                   OWNED(1)           PERCENT
                                                              ------------------      -------
W&S Hotel L.L.C.............................................      982,811.9            99.48%
WHWE L.L.C., The Goldman Sachs Group, L.P., Barry S.
  Volpert, Douglas A. Kessler and Stuart M. Rothenberg......      982,811.9(1)(7)      99.48%(1)(7)
Woodstar Investor Partnership, Starwood Capital Group, L.P.,
  Jerome Silvey and Merrick R. Kleeman......................      982,811.9(2)(7)      99.48%(2)(7)
Juergen Bartels.............................................       26,437.6(3)          2.69(3)
Frederick J. Kleisner.......................................        3,981.8                *
Richard Mahoney.............................................        1,137.7                *
Daniel H. Stern.............................................              0                *
Nomura Asset Capital Corporation(5).........................             --               --
All directors and executive officers as a group (13
  persons)(4)...............................................      987,931.4              100%(4)

---------------
 *  Less than 1%.

(1) WHWE holds an approximate 50% voting (an approximate 35.16% interest in profits) Class A membership interest in the LLC. The majority of the interests in WHWE are held by investment funds under the indirect control of The Goldman Sachs Group, L.P. The Goldman Sachs Group, L.P. may be deemed to be the beneficial owner of the shares held by WHWE. Messrs. Volpert, Kessler and Rothenberg may be deemed to have beneficial ownership of the shares of Westin Worldwide and a similar proportionate number of shares of the other Westin Subsidiaries beneficially owned by WHWE L.L.C. or The Goldman Sachs Group, L.P. through partnership in or employment by Goldman Sachs or one or more of its affiliates; however, such beneficial ownership is hereby disclaimed.

(2) Woodstar holds an approximate 50% voting (an approximate 35.16% interest in profits) Class A membership interest in the LLC. Starwood Capital may be deemed to be the beneficial owner of the shares held by Woodstar Investor Partnership, a privately held real property investment partnership. Messrs. Silvey and Kleeman may be deemed to have beneficial ownership of the shares of Westin Worldwide and a similar proportionate number of shares of the other Westin Subsidiaries beneficially owned by Starwood Capital Group, L.P. through partnership in or employment by Starwood Capital Group, L.P. or one or more of its affiliates; however, such beneficial ownership is hereby disclaimed.

(3) Juergen Bartels holds a 2.69% Class A interest in the profits of the LLC and consequently may be deemed to have beneficial ownership of 26,437.6 shares of Westin Worldwide and a similar proportionate number of shares of the other Westin Subsidiaries; however, Mr. Bartels disclaims beneficial ownership of such shares.

(4) See Notes (1) and (2). Includes 982,811.9 shares of Westin Worldwide and a similar proportionate number of shares of the Westin Subsidiaries beneficially owned by WHWE L.L.C. or The Goldman Sachs Group, L.P., of which Messrs. Volpert, Kessler and Rothenberg may be deemed to have beneficial ownership through partnership in or employment by Goldman Sachs or one or more of its affiliates, and beneficially owned by Starwood Capital Group, L.P., of which Messrs. Silvey and Kleeman may be deemed to have beneficial ownership through partnership in or employment by Starwood Capital Group, L.P. or one or more of its affiliates, and 26,437.6 shares of which Mr. Bartels may be deemed to be the beneficial owner through his 2.69% Class A interest in the profits of the LLC. Beneficial ownership of all such shares is disclaimed by Messrs. Volpert, Kessler, Rothenberg, Silvey, Kleeman and Bartels.

(5) Shares attributed do not reflect ownership of non-voting Class B interests in the LLC held by Nomura. Nomura's interest is a non-voting (27.0% interest in profits) Class B membership interest in the LLC, with certain negative control or veto rights.

     Certain of the Westin Subsidiaries will, pursuant to employment agreements with Juergen Bartels, Frederick Kleisner, Richard Mahoney and Jack Van Hartesvelt, issue shares of common stock of such Westin

Subsidiaries prior to the consummation of the transactions contemplated by the Transaction Agreement. Prior to the execution of the Transaction Agreement, Westin Worldwide, Lauderdale and Seattle had commenced an offering to certain other officers of Westin that would have resulted (assuming such offering were fully subscribed) in such offerees owning approximately one percent (1%) of the outstanding common stock of Westin Worldwide, Lauderdale and Seattle. It is currently anticipated that shares of Westin Worldwide, Lauderdale and Seattle will not be issued to such officers, but that such officers will receive, in connection with the consummation of the transaction contemplated by the Transaction Agreement, substantially the same consideration that they would have received if such shares of Westin Worldwide, Lauderdale and Seattle had been purchased by such officers (after deducting the purchase price of such shares). The issuance of shares of the Westin Subsidiaries pursuant to such employment agreements, and the delivery of such consideration to such officers, will not result in the payment of any additional consideration by the Starwood Companies in connection with the transactions contemplated by the Transaction Agreement.

     In connection with the Merger, all of the outstanding shares of Westin Worldwide will be canceled and the Members will receive their proportionate share (which will approximate their profit interest in the LLC) of the Class A EPS and Class B EPS that will be issued in the Merger. In connection with the Subsidiary Contributions, the Members will receive their proportionate share (which will approximate their profit interest in the LLC) of the Class A RP Units and Class B OP Units that will be issued in connection with such Subsidiary Contributions.

     None of the Westin Subsidiaries has paid any cash dividends since May 12, 1995. The terms of Westin's credit facility, unless amended or repaid, may prevent the payment of certain cash dividends in the future, including the dividends discussed herein.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            RESULTS OF OPERATIONS AND FINANCIAL CONDITION OF WESTIN

OVERVIEW

     The following discussion and analysis addresses the LLC and subsidiaries and the Predecessor Business (collectively referred to as "Westin") consolidated and combined results of operations for the nine months ended September 30, 1997 and 1996, and the twelve months ended December 31, 1996, 1995 and 1994. The following should be read in conjunction with the LLC's consolidated financial statements and the Predecessor Business combined financial statements included elsewhere in this Joint Proxy Statement.

     The LLC recruited a new senior management team in 1995, which included the Chairman & Chief Executive Officer, President & Chief Operating Officer, and the Executive Vice President and Chief Financial Officer. A new business plan was implemented which focused on delivery of guest experiences within a high and narrow band of quality, improved and increased levels of marketing, growth through the addition of new hotels at significantly increased levels (compared to the previous five years), and improved financial performance at Westin's owned, managed, franchised and represented hotels.

     Westin's revenues are derived from the following sources:

     - Westin's hotel revenues from owned and leased hotels including room rentals, food and beverage services, telephone and other services (for example, meeting room rentals, tenant rentals, guest services and other amenities).

     - Westin generates fees from hotels operated under management agreements. These fees include base and incentive management fees. Base fees are typically based on a percentage of hotel gross operating revenues, and incentive fees are typically based on a percentage of hotel operating profits as defined in the management agreement.

     - Westin generates fees from the hotels it franchises or represents. These fees are typically based on a percentage of gross room revenue or on a room delivery production formula.

     Westin's total operating revenues grew from $198.3 million to $238.1 million from 1994 to 1996, representing a compound annual growth rate of 9.6%. This operating revenue growth is attributable to improved performance in owned and leased hotels, improved management fees and franchise fees in its existing hotels, and the addition of new hotels to the portfolio. During the period from 1994 through 1996, the Average Daily Room Rate ("ADR") for hotels already under management, including owned hotels, (the "Comparable Hotels") increased from $105.26 in 1994 to $123.08 in 1996 while occupancy was maintained at 72%. These improvements resulted in Room Revenue Per Available Room ("REVPAR") growth of 7.1% and 9.2% in 1995 and 1996, respectively. Management of Westin believes that future REVPAR improvements will continue to be driven by increased and improved marketing, a continued focus on managing market mix, the continuation of delivering a high level of quality services on a consistent basis, maintaining the quality of the hotels' physical plant and equipment, and revenue enhancements derived from expanding the brand to new markets.

     Improved operating results in the Comparable Hotels have yielded strong financial results. Improved controls and expense reductions in non-guest contact areas and improved revenues have resulted in gross operating profit (hotel operating income before deduction for rent, property taxes, insurance, depreciation and amortization) margins in Comparable Hotels of 28%, 30% and 33% in 1994, 1995 and 1996, respectively. Management of Westin has implemented aggressive incentive plans which align the interests of the department heads and general managers of managed hotels with the hotels' ownership and have implemented similar plans for the officers and directors of Westin.

     In 1996, the Company aggressively pursued a franchising strategy to grow the brand and gain development momentum. In 1996, 26 new hotels were added, of which 21 were franchises, 2 were representation agreements, and 3 were managed. Management believes the recent improvements in gross operating profit margins at Comparable Hotels will enable Westin to effectively compete for management contracts in 1997 and future years.

INTERIM RESULTS OF OPERATIONS

  Nine months ended September 30, 1997 compared to nine months ended September 30, 1996

     During the nine months ended September 30, 1997, the LLC acquired hotel properties in Atlanta, Denver and Indianapolis (the "1997 Hotel Acquisitions") that significantly impact the comparability between periods. The following table is provided to facilitate a comparison between periods:

                                             NINE MONTHS ENDED SEPTEMBER 30, 1997
                                           -----------------------------------------
                                                                         EXCLUDING
                                                          1997 HOTEL     1997 HOTEL    NINE MONTHS ENDED
                                           AS REPORTED   ACQUISITIONS   ACQUISITIONS   SEPTEMBER 30, 1996
                                           -----------   ------------   ------------   ------------------
                                                                    (THOUSANDS)
Operating revenues:
  Rooms..................................   $110,869       $26,044        $ 84,825          $ 76,922
  Food and beverage......................     51,566        12,594          38,972            37,119
  Hotel management services..............     51,974            --          51,974            43,005
  Other..................................     21,104         2,431          18,673            18,371
                                            --------       -------        --------          --------
     Total operating revenues............    235,513        41,069         194,444           175,417
                                            --------       -------        --------          --------
Operating expenses:
  Rooms..................................     23,391         6,041          17,350            17,212
  Food and beverage......................     36,798         8,709          28,089            26,486
  General, administrative and
     marketing...........................     40,050         5,633          34,417            39,882
  Other..................................     42,179         7,436          34,743            33,299
  Depreciation and amortization..........     36,402         4,274          32,128            31,673
                                            --------       -------        --------          --------
     Total operating expenses............    178,820        32,093         146,727           148,552
                                            --------       -------        --------          --------
     Operating income....................     56,693         8,976          47,717            26,865
                                            --------       -------        --------          --------
Other income (expense):
  Interest expense.......................    (34,536)       (6,476)        (28,060)          (31,723)
  Other, net.............................     17,747           185          17,562             4,089
                                            --------       -------        --------          --------
     Other income (expense)..............    (16,789)       (6,291)        (10,498)          (27,634)
                                            --------       -------        --------          --------
     Income (loss) before income taxes...     39,904         2,685          37,219              (769)
Income tax expense (benefit).............     16,295         1,071          15,224              (929)
                                            --------       -------        --------          --------
     Net income..........................   $ 23,609       $ 1,614        $ 21,995          $    160
                                            ========       =======        ========          ========

     Total operating revenues increased $60.1 million, of which $41.1 million results from the 1997 Hotel Acquisitions and $19.0 million, or 10.8%, results from improved results beyond the 1997 Hotel Acquisitions. Rooms revenue, excluding the 1997 Hotel Acquisitions, increased $7.9 million, or 10.3%, as a result of a REVPAR increase of 9.3% to $88.33 from the prior period. ADR increased 8.0% to $111.24 and occupancy increased .9 percentage point to 77.6%. Management attributes the increased rooms revenue, excluding the 1997 Hotel Acquisitions, to improvements in the economy and thus demand for hotel rooms and to increased advertising and other brand promotion activities. Food and beverage revenues, excluding the 1997 Hotel Acquisitions, increased 5.0%, due primarily to re-opening of remodeled food and beverage outlets. Hotel management services revenues increased $9.0 million, or 20.9%. The increase in hotel management services revenue resulted primarily from improved managed hotels operating performance, and thus higher base and incentive management fees, and from additional management and franchise agreements entered into since the acquisition of the Predecessor Business by the LLC in mid 1995.

     Total operating expenses increased $30.3 million, resulting from $32.1 million of operating expenses relating to the 1997 Hotel Acquisitions offset by a reduction of $1.8 million in Westin operating expenses excluding the 1997 Hotel Acquisitions. Rooms expense, excluding the 1997 Hotel Acquisitions was substantially unchanged. Food and beverage expense, excluding the 1997 Hotel Acquisitions, increased $1.6 million, or 6.1%, due to re-opening of remodeled food and beverage outlets. General, administrative and marketing expenses, excluding the 1997 Hotel Acquisitions, decreased $5.5 million, or 13.7%. The majority of the decrease resulted from increased recovery of expenses from managed hotels in 1997. Also, during 1996, approximately $1.4 million was incurred establishing a technology center in Salt Lake City, Utah. Other operating expenses, excluding depreciation and amortization and excluding the 1997 Hotel Acquisitions, increased $1.4 million, or 4.3%, due to increased percentage rent at the Westin Galleria, the Westin Oaks and the Westin South Coast Plaza.

     Other income and expense, which includes, among other items, interest, gains and losses on disposals, and share of earnings of partnerships, was a net expense of $16.8 million in the 1997 period versus $27.6 million in the 1996 period. During 1997, the LLC sold its interest in Biltmore Hotel Partners and realized a $21.0 million gain in connection with the sale. Also, during 1997, the LLC recorded a litigation settlement charge and a gain relating to a benefit plan curtailment. Interest expense increased $2.8 million, from $31.7 million to $34.5 million, due to $6.5 million relating to hotels acquired in 1997 offset by $3.7 million of interest expense reductions on the LLC's senior and subordinated credit facilities. The interest expense reductions relate to repayment during May 1997 of the LLC's Senior Secured Notes, which bore interest at LIBOR plus 3.25% plus required an interest rate management fee of .93%, with the proceeds of a Senior Credit Facility which bears interest at LIBOR plus 1.65%.

     The tax provision changed from a benefit of $.9 million, representing an effective rate of 120.8% in 1996 to an expense of $16.3 million, representing an effective rate of 40.8% in 1997. The 1996 effective rate was increased by foreign tax credits generated in the period May 12, 1995 to December 31, 1995 which could not be claimed by the Company. Also, the impact of nondeductible goodwill amortization on the effective tax rate is reduced when earnings before income taxes increase.

TWELVE MONTH RESULTS OF OPERATIONS

     As a result of the change in control of Westin on May 12, 1995 resulting from the acquisition of the Predecessor Business by the LLC, certain assets and liabilities were adjusted by the allocation of the purchase price to the acquired tangible and intangible assets and liabilities. Property and equipment, intangible and other assets, and long-term debt were most significantly impacted by these allocations, which impacts the comparability of depreciation, amortization and interest expense for the twelve months ended December 31, 1996, 1995 and 1994. For purposes of this discussion the comparison of 1995 to the twelve months ended December 31, 1996 and 1994 is based on combining the periods January 1, 1995 through May 12, 1995 (period prior to the acquisition) and May 12, 1995 through December 31, 1995, both as shown in the historical financial statements appearing elsewhere in this Joint Proxy Statement, to reflect on a pro forma basis a full twelve month period. The discussion of twelve-month operating results does not compare depreciation and amortization or interest expense since they are not comparable period to period. For a discussion of significant items impacting other income and expense and income taxes for the actual periods reported, refer to footnotes 7 and 13 of the historical financial statements included elsewhere in this Joint Proxy Statement.

     The following table summarizes those components of revenue and expense for the twelve months presented that were not materially impacted by purchase allocations to facilitate a comparison of results for 1996, 1995 and 1994.

                                                                    TWELVE MONTHS ENDED
                                                              -------------------------------
                                                                         PRO FORMA
                                                                1996       1995        1994
                                                                ----     ---------     ----
                                                                      (IN THOUSANDS)
Operating revenues:
  Rooms.....................................................  $102,091    $ 92,501   $ 87,387
  Foods and beverage........................................    52,036      51,612     51,257
  Hotel management services.................................    58,516      44,525     36,364
  Other.....................................................    25,422      24,314     23,258
                                                              --------    --------   --------
          Total operating revenues..........................   238,065     212,952    198,266
                                                              --------    --------   --------
Operating expenses:
  Rooms.....................................................    23,221      22,570     22,113
  Food and beverage.........................................    36,569      38,204     40,186
  General, administrative and marketing.....................    51,748      54,381     47,381
  Other.....................................................    44,683      41,557     42,145
                                                              --------    --------   --------
          Total operating expenses excluding depreciation
            and amortization................................   156,221     156,712    151,825
                                                              --------    --------   --------
Excess of total operating revenues over operating expenses
  excluding depreciation and amortization...................  $ 81,844    $ 56,240   $ 46,441
                                                              ========    ========   ========

  Actual year ended December 31, 1996 compared to twelve month pro forma 1995

     Total operating revenues increased $25.1 million, or 11.8%, from $213.0 million in 1995 to $238.1 million in 1996. Rooms revenue increased $9.6 million, or 10.4%, due to a 10.4% increase in ADR of owned hotels to $103.14. Food and beverage revenue was substantially unchanged between periods. Hotel management services revenues increased $14.0 million, or 31.4%, due to improved hotel operating results and correspondingly higher base and incentive management fees and from additional management and franchise agreements entered into since the acquisition of the Predecessor Business by the LLC in mid 1995.

     Operating expenses, excluding depreciation and amortization, decreased $.5 million, or .3% from 1995 to 1996. Rooms expense as a percent of rooms revenue decreased from 24.4% in 1995 to 22.7% in 1996 due to aggressive cost containment programs including increased emphasis on company-wide purchasing programs. Food and beverage expenses as a percent of food and beverage revenues decreased from 74.0% to 70.3%, or $1.6 million, due primarily to restaurant closures. General, administrative and marketing expenses decreased $2.6 million, or 4.8%. The 1995 amount included substantial costs related to the transition from the owner of the Predecessor Business to the LLC, including executive recruiting, compensation and relocation costs and costs relating to establishing a new technology center in Salt Lake City, Utah. Other operating expenses increased $3.1 million, or 7.5%, substantially all of which was due to percentage rent in connection with the leases of the Westin Galleria, the Westin Oaks and the Westin South Coast Plaza.

  Twelve month pro forma 1995 compared to actual year ended December 31, 1994

     Total operating revenues increased $14.7 million, or 7.4%, from $198.3 million in 1994 to $213.0 million in 1995. Rooms revenue increased $5.1 million, or 5.9%, due to a 5.6% increase in ADR of owned hotels to $93.40 and a slight increase in the occupancy rates. Food and beverage revenue was substantially unchanged between periods. Hotel management services revenue increased $8.2 million, or 22.4%, due primarily to additional base management fees resulting from managed hotel revenue growth and additional incentive management fees resulting from managed hotel operating profit improvements.

     Operating expenses, excluding depreciation and amortization increased $4.9 million, or 3.2%. Rooms expense, as a percent of rooms revenue, decreased from 25.3% in 1994 to 24.4% in 1995, with the majority of the decrease being attributable to the aggressive cost containment measures. Food and beverage expense decreased $2.0 million, or 4.9%, and decreased as a percentage of food and beverage revenues from 78.4% to 74.0%, as a result of restaurant closures. General and administrative expenses increased $7.0 million, or 14.8%. The most significant components of the increase related to the transition from the owner of the Predecessor Business to the LLC and included executive recruiting, compensation and relocation costs and costs relating to establishing a new technology center in Salt Lake City, Utah. Also, Westin began paying a license fee to the owner of the Predecessor Business relating to Asian operations in 1995, which expense was $1.6 million in 1995.

LIQUIDITY AND CAPITAL RESOURCES

     Westin's principal source of liquidity to fund operating expenses, interest expense, and recurring capital expenditures is cash provided by operating activities. Hotel acquisitions are primarily funded by mortgage loans and LLC member contributions.

     During 1996, Westin generated cash from operating activities of approximately $32.9 million. This amount, combined with cash on hand and a partnership distribution related to its investment in Biltmore Hotel Partners of $22.0 million, provided sufficient funds to meet capital expenditures of approximately $20.3 million, funding of notes receivable of $16.6 million, and expenditures of $5.4 million for technology and $4.9 million for new management agreements. Approximately $10.4 million of Senior Secured Notes were repaid in connection with the Biltmore Hotel Partners distribution.

     Net cash provided by operations was approximately $26.7 million for the nine months ended September 30, 1997. This cash from operations, combined with beginning cash of $10.6 million and borrowings of $2.5 million under a construction note payable, was used to fund capital expenditures of $23.0 million, loan commitments for managed and franchised hotels totaling $6.0 million, expenditures of $3.0 million related to software development and $6.9 million of costs to acquire new management contracts.

     In February 1997 the LLC sold its investment in Biltmore Hotel Partners, which owned the Arizona Biltmore, for $50.5 million. Net proceeds from this sale, after repayment of long-term debt, totaled $44.0 million and were used to partially fund the following hotel acquisitions:

- In March 1997, Westin acquired the 573 room Westin Hotel Indianapolis for $57.9 million. The acquisition was funded with cash of $10.3 million and hotel mortgage indebtedness of $47.6 million.

- In May 1997, Westin acquired a 285 room resort located on Great Cruz Bay in St. John, U.S. Virgin Islands for approximately $30.3 million. The acquisition was funded with cash of $10.3 million and hotel mortgage indebtedness of $20.0 million.

- In June 1997, Westin purchased mortgage notes secured by the 1,068 room Westin Peachtree Plaza in Atlanta, Georgia for approximately $113.6 million. The purchase was funded with $90.0 million of debt secured by the hotel and $23.6 million of cash primarily contributed by the LLC members, including issuance of Subordinated Notes to the Class B member.

- In June 1997, Westin acquired the 420 room Westin Hotel Tabor Center in Denver, Colorado for $77.2 million. The purchase was funded by hotel mortgage indebtedness of $53.2 million and $24.0 million of cash primarily contributed by the LLC members, including issuance of Subordinated Notes to the Class B member.

     The mortgage loans incurred in connection with the above hotel acquisitions require the hotels to fund reserves for taxes, insurance, debt service and capital asset replacement.

     In May 1997, Westin replaced its Senior Secured Notes with a Senior Credit Facility totaling $331.0 million. This facility reduced Westin's interest rate by 160 basis points and includes varying principal amortization levels through 2002. This facility contains a $50.0 million revolver which is fully utilized. Westin has also entered into an interest rate protection agreement for a notional amount of $112.0 million related to the Senior Credit Facility. This agreement, which terminates in June 2000, provides for interest rate protection in the event that floating interest rates exceed certain levels.

     Westin anticipates that capital expenditures will total approximately $25.2 million from October 1, 1997 through December 31, 1997. Additionally, Westin has committed to fund loans and investments for new hotel management and franchise agreements and other projects totaling approximately $9.5 million. Westin currently anticipates that approximately $7.3 million will be funded from hotel mortgage loans and capital leases, and that the remainder will be funded from cash provided by operations and from previously funded reserve accounts.

     Westin has guaranteed a loan of a joint venture investment of $2.8 million. Additionally, Westin has guaranteed operating cash flows to a partnership totaling $5.0 million. Westin has committed to fund certain defined performance shortfalls pursuant to a management contract up to an annual maximum commitment of $2.5 million, and such advances are to be repaid from hotel available cash flow.

     Westin intends to pursue a growth oriented strategy involving, among other things, the acquisition of additional management contracts and franchises which may, from time to time, require additional capital investments and/or ownership positions in the respective entities owning the related hotels. Additionally, Westin will, from time to time, evaluate and complete acquisitions of interest in additional hotel properties and other hotel management companies subject to the approval of Starwood Lodging for so long as the Transaction Agreement is in effect. Westin believes that the cash provided by operations will be sufficient to successfully accomplish this strategy for the immediate future. Significant acquisitions would be financed by LLC member capital contributions and additional hotel mortgage loans.

  Seasonality

     The lodging industry is affected by normally recurring seasonal patterns. At most of Westin's owned and managed hotels, demand is higher in the second and third quarters than during the remainder of the year. Management believes that cash provided by operations will be adequate to meet all seasonality requirements of the company in the reasonably foreseeable future.

  Inflation

     The effects of inflation have not had a material impact on Westin's revenues or net income in recent years.

                AMENDMENTS TO DECLARATION OF TRUST OF THE TRUST
                AND ARTICLES OF INCORPORATION OF THE CORPORATION

     The Board of Trustees of the Trust approved and declared advisable an amendment to the Amended and Restated Declaration of Trust of the Trust (the "Trust Amendment") and directed that the Trust Amendment be submitted to shareholders of the Trust at the Trust Meeting. As described below, the Trust Amendment would change the name of the Trust and increase the number of authorized shares of beneficial interest of the Trust.

     The Board of Directors of the Corporation approved and declared advisable an amendment to the Restated Articles of Incorporation of the Corporation (the "Corporation Amendment") and directed that the Corporation Amendment be submitted to stockholders of the Corporation at the Corporation Meeting. As described below, the Corporation Amendment would change the name of the Corporation and increase the number of authorized shares of capital stock of the Corporation.

AMENDMENTS TO CHANGE NAMES

     The Trust Amendment would change the name of the Trust to "Starwood Hotels & Resorts Trust." If approved by the shareholders of the Trust, Section 1.1 of the Declaration of Trust would be amended to read in its entirety as follows:

          "1.1 Name. The name of the Trust shall be "Starwood Hotels & Resorts Trust". As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, and sue or be sued in the name of Starwood Hotels & Resorts Trust, or in their names as Trustees of Starwood Hotels & Resorts Trust."

     The Board of Trustees of the Trust believes that the name change for the Trust will more accurately reflect the business of the Trust after the Closing under the Transaction Agreement.

     The Corporation Amendment would change the name of the Corporation to "Starwood Hotels & Resorts Worldwide, Inc." If approved by the stockholders of the Corporation, Article FIRST of the Articles of Incorporation would be amended to read in its entirety as follows:

            "FIRST: the name of the corporation ("Corporation") is :
                   Starwood Hotels & Resorts Worldwide, Inc."

     The Board of Directors of the Corporation believes that the name change for the Corporation will more accurately reflect the business of the Corporation after the Closing under the Transaction Agreement.

     If approved, the amendments to effect the name changes for the Trust and the Corporation are expected to be effected upon the Closing under the Transaction Agreement. If the Closing under the Transaction Agreement does not occur, the amendments will not be filed or effected.

AMENDMENTS TO INCREASE AUTHORIZED STOCK

     Current Provisions. The Declaration of Trust of the Trust currently authorizes the Trust to issue 135 million shares of beneficial interests in the Trust, including (i) 100 million Trust Shares, (ii) 20 million Excess Trust Shares and (iii) 5 million Excess Trust Preferred Shares. The Declaration of Trust also grants to the Trustees the power to create and authorize the issuance of shares of beneficial interest in one or more additional classes or series ("Trust Preferred Shares") having such voting rights, such rights to dividends and distributions and rights in liquidation, such conversion, exchange and redemption rights, and such designations, preferences and participations and other limitations or restrictions as are not prohibited by the Trust Declaration or applicable law and as are specified by the Trustees in their discretion.

     The Restated Articles of Incorporation of the Corporation currently provide for authorized capital stock of the Corporation of 135 million shares, consisting of (i) 100 million Corporation Shares, (ii) 20 million shares of Excess Common Stock, (iii) 5 million shares of Excess Preferred Stock and (iv) 10 million shares of Preferred Stock.

     At the Trust Record Date, 51,324,540 Trust Shares were issued and outstanding and 17,830,583 Trust Shares were reserved for issuance and no Trust Preferred Shares, Excess Trust Shares or Excess Trust Preferred Shares were issued and outstanding or reserved for issuance. At the Corporation Record Date, 51,324,540 Corporation Shares were issued and outstanding and 17,830,583 Corporation Shares were reserved for issuance and no shares of Excess Common Stock, Excess Preferred Stock or Preferred Stock of the Corporation were issued or outstanding or reserved for issuance.

     After the Closing under the Transaction Agreement (and giving effect to the Trust LTIP Amendment and Restatement and the Corporation LTIP Amendment and Restatement), (i) 85,201,689 Trust Shares will be issued and outstanding or reserved for issuance and 11,580,566 Trust Preferred Shares will be issued and outstanding and (ii) 85,201,689 Corporation Shares will be issued and outstanding or reserved for issuance. Accordingly, if such Closing occurs, the Trust will have an aggregate of only 14,798,311 Trust Shares available for issuance and the Corporation will have an aggregate of only 14,798,311 Corporation Shares available for issuance.

     Proposed Amendments. The Trust Amendment provides that the Trust may issue 305 million shares of beneficial interests in the Trust, including (i) 200 million Trust Shares, (ii) 40 million Excess Trust Shares and (iii) 10 million Excess Trust Preferred Shares. The Trustees would continue to have the power to create or authorize Trust Preferred Shares, as described above. If the shareholders of the Trust approve the Trust Amendment, Section 6.1 of the Declaration of Trust will be amended to read in its entirety as follows:

          "6.1. Shares. The units into which the beneficial interests in the Trust will be divided shall be designated as Shares consisting of (a) 200,000,000 Trust Shares with a par value of $0.01 per share and having equal dividend, distribution, liquidation and other rights but without preference, pre-emptive, appraisal, conversion or exchange rights of any kind, (b) 40,000,000 Excess Trust Shares with a par value of $0.01 per share and having the rights provided in Article VI hereof and (c) 10,000,000 Excess Preferred Shares with a par value of $0.01 per share and having the rights provided in Article VI hereof; provided, however, that the Trustees may, in their discretion, create and authorize the issuance of Shares of Beneficial Interest evidencing units of beneficial interest in the Trust of one or more additional classes, or one or more series within any such class, with or without par value, having such voting rights, such rights to dividends, distributions and in liquidation, such conversion, exchange and redemption rights, and such designations, preferences, participation, and other limitations or restrictions, as shall not be prohibited by this Declaration or the Real Estate Investment Trust provisions of the Internal Revenue Code or the laws of the State of Maryland and as shall be specified by the Trustees in their discretion in a resolution or resolutions duly adopted by the Trustees and recorded within the State of Maryland in such public offices as this Declaration and any amendments shall have been recorded in accordance with Section 9.8 of this Declaration. As used herein, the term "Shares" shall mean and include (i) the Trust Shares, Excess Trust Shares and Excess Preferred Shares, and (ii) from and after the issuance of Shares of any other and additional classes of Shares of Beneficial Interest so created and authorized by the Trustees, such Shares of Beneficial Interest. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable and title thereto and to the Shares represented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a share certificate of a Maryland corporation. There shall be no more than 305,000,000 Shares issued. The Shares may be issued for such consideration as the Trustees shall determine or by way of share dividend or share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Trust may be cancelled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of share dividend or share split."

     The Corporation Amendment provides that the authorized capital stock of the Corporation consists of 305 million shares, consisting of (i) 200 million Corporation Shares, (ii) 40 million shares of Excess Common Stock, (iii) 10 million shares of Excess Preferred Stock and (iv) 55 million shares of Preferred Stock. If the stockholders of the Corporation approve the Corporation Amendment, Article FIFTH of the Articles of Incorporation will be amended to read in its entirety as follows:

          "FIFTH: The total number of shares of capital stock which the Corporation has authority to issue is three hundred five million (305,000,000) shares, consisting of (a) two hundred million (200,000,000) shares of common stock with a par value of $0.01 per share, (b) fifty-five million (55,000,000) shares of preferred stock with a par value of $0.01 per share, (c) forty million (40,000,000) shares of excess common stock with a par value of $0.01 per share and (d) ten million (10,000,000) shares of excess preferred stock with a par value of $0.01 per share. The preferred stock may be issued in such series and with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and redemption provisions, if any, as may be fixed by the Board of Directors. The excess common stock and the excess preferred stock shall have the rights provided in the NINTH Article hereof. The aggregate par value of all shares of stock which the Corporation has authority to issue is three million fifty thousand Dollars ($3,050,000)."

     Purpose and Effect of Proposed Amendments. The purpose of the proposed increases in the number of authorized shares of the Trust and the Corporation is to ensure that additional Trust Shares and Corporation Shares will be available, if and when needed, for issuance from time to time for any proper purpose approved by the respective Boards, including issuances to raise capital or effect acquisitions, and for other corporate purposes. Although there are no present arrangements, agreements or understandings for the issuance of additional Trust Shares or Corporation Shares (other than the shares previously reserved for issuance as described above, other than as described under "The Acquisition Proposal," other than pursuant to the ITT Merger Agreement and other than in connection with acquisitions in the ordinary course of Starwood Lodging's business), the Board of Trustees of the Trust and the Board of Directors of the Corporation each believes that the unavailability of the additional authorized shares for issuance upon approval of the Board without the necessity for, or the delay inherent in, a meeting of the shareholders of the Trust and the stockholders of the Corporation will be beneficial to the Trust and its shareholders and the Corporation and its stockholders by providing the Trust and the Corporation with the flexibility required to promptly consider and respond to future business opportunities and needs as they arise. The Trust and the Corporation intend to seek shareholder approval to increase the number of authorized shares of the Trust and the Corporation in connection with the ITT Merger at special meetings of the shareholders of the Trust and the stockholders of the Corporation which are currently expected to be held in the first quarter of 1998. In addition, the increase in the authorized Trust Preferred Shares is necessary to enable the Trust to issue the Class A EPS and Class B EPS described under the "The Acquisition Proposal -- Description of Preferred Shares and Units".

     If the proposed amendments are approved by the shareholders of the Trust and the stockholders of the Corporation, the respective Boards do not presently intend to seek further shareholder or stockholder approval with respect to any particular issuance of shares, other than in connection with the ITT Merger, and otherwise unless required by applicable law, by regulatory authorities, or by the policies, rules and regulations of the NYSE or such other stock exchange on which the securities of the Trust or the Corporation may then be listed.

     Shareholders of the Trust and stockholders of the Corporation do not have any preemptive or similar rights to subscribe for or purchase any additional shares that may be issued in the future and, therefore, future issuances, depending upon the circumstances, may have a dilutive effect on the earnings per share, book value per share, voting power and other interests of the existing stockholders and shareholders.

     The proposed increase in the authorized number of shares could have an anti-takeover effect, although that is not its purpose. For example, if the Trust and the Corporation were the subject of a hostile takeover attempt, they could try to impede the takeover by issuing Trust Shares or Corporation Shares, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy could discourage unsolicited takeover attempts, thereby limiting the opportunity for the shareholders and stockholders to realize a higher price for their shares than might otherwise be available in the public markets. The Board of Trustees of the Trust and the Board of Directors of the Corporation are not aware of any attempt, or contemplated attempt, to acquire control of the Trust or the Corporation, and this proposal is not being presented for the purpose of creating an anti-takeover device.

VOTES REQUIRED FOR APPROVAL

     Approval of the Trust Amendment requires the affirmative vote of the holders of a majority of the outstanding Trust Shares entitled to vote at the Trust Meeting. Approval of the Corporation Amendment will require the affirmative vote of the holders of a majority of the outstanding Corporation Shares entitled to vote at the Corporation Meeting. Consequently, shares which are voted to abstain from voting on the approval of such Amendments and shares which are not voted with respect to such approval (including broker non-votes) will have the effect of a vote against such approval.

     THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT SHAREHOLDERS OF THE TRUST VOTE FOR APPROVAL OF THE TRUST AMENDMENT AND THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT STOCKHOLDERS OF THE CORPORATION VOTE FOR APPROVAL OF THE CORPORATION AMENDMENT.

                       ELECTION OF TRUSTEES OF THE TRUST

     The Board of Trustees is divided into three classes. The terms of three Trustees expire at the Trust Meeting, the terms of two Trustees expire at the 1998 Annual Meeting and the terms of three Trustees expire at the 1999 Annual Meeting. At the Trust Meeting, three Trustees will be elected to the Board of Trustees for a term expiring at the 2000 Annual Meeting.

                             NOMINEES FOR TRUSTEES

     The following sets forth information as to each of the Board's nominees for election as Trustee at the Trust Meeting. If, for any reason, any of the Board's nominees listed below should cease to be a candidate for election, it is intended that all properly signed proxies in the form enclosed will be voted for a substitute nominee designated by the Board of Trustees. Each of the nominees listed below has consented to serve as a Trustee, and the Board of Trustees has no reason to believe that any nominee will be unwilling or unable to serve, if elected.

           NAME AND AGE               PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE        TRUSTEE SINCE
           ------------               ---------------------------------------------        -------------
Bruce W. Duncan (46)..............    President and Chief Executive Officer of The          August 1995
                                      Cadillac Fairview Corporation Limited since
                                      December 1995. From October 1994 to December
                                      1995, President of Blakely Capital, Inc., a
                                      private firm focusing on investments in real
                                      estate and telecommunications. From 1992 to
                                      April 1994, Mr. Duncan was President and
                                      Co-Chief Executive Officer of JMB
                                      Institutional Realty Corporation and from 1984
                                      to 1991 Executive Vice President of JMB Realty
                                      Corporation. Mr. Duncan is a member of the
                                      Board of Directors of the Canadian Institute
                                      of Public Real Estate Companies and is a
                                      member of the Urban Land Institute.
Jean-Marc Chapus (38).............    Managing Director and Portfolio Manager of           November 1997
                                      Trust Company of the West and President of
                                      TCW/Crescent Mezzanine L.L.C., a private
                                      investment fund since March 1995. Director of
                                      the Corporation from August 1995 to November
                                      1997. Prior to that time, he was a Managing
                                      Director and Principal of Crescent Capital
                                      Corporation with primary responsibility for
                                      the firm's private lending and private
                                      placement activities. Mr. Chapus is a member
                                      of the Board of Directors of Home Asset
                                      Management Company and Firstamerica
                                      Automotive, Inc.

           NAME AND AGE               PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE        TRUSTEE SINCE
           ------------               ---------------------------------------------        -------------
Barry S. Sternlicht (36)..........    Chairman and Chief Executive Officer of the          December 1994
                                      Trust. He is founder and General Manager of
                                      Starwood Capital Group, L.L.C. (and co-founder
                                      of its predecessor entities in 1991) and has
                                      been the President and Chief Executive Officer
                                      of Starwood Capital Group, L.P. since its
                                      formation in 1991. Mr. Sternlicht is currently
                                      the Chairman of the Board of Directors of the
                                      Corporation, a Trustee of each of Equity
                                      Residential Properties Trust, a multi-family
                                      REIT, and Angeles Participating Mortgage
                                      Trust, a REIT, and a director of U.S.
                                      Franchise Systems. Mr. Sternlicht is on the
                                      Board of Governors of NAREIT and is a member
                                      of the Urban Land Institute and of the
                                      National Multi-Family Housing Council. Mr.
                                      Sternlicht is a member of the Board of
                                      Directors of the Council for Christian and
                                      Jewish Understanding, is a member of the Young
                                      Presidents Organization and is on the Board of
                                      Directors of Junior Achievement for Fairfield
                                      County, Connecticut.

     The Board of Trustees of the Trust recommends that shareholders of the Trust vote FOR the election of such nominees.

                         TRUSTEES CONTINUING IN OFFICE

     The following sets forth information as to each of the incumbent Trustees on the Board of Trustees with terms expiring at either the 1998 Annual Meeting or the 1999 Annual Meeting. Pursuant to the Transaction Agreement, after the Closing under the Transaction Agreement, the Board of Trustees will expand the size of the Board by one and will appoint Stuart M. Rothenberg to the class of Trustees whose terms expire at the 1998 Annual Meeting. See "The Acquisition Proposal -- The Transaction Agreement -- Covenants -- Name and Management of the Corporation and the Trust". If the Closing under the Transaction Agreement does not occur, the Board of Trustees will not so expand the Board and Mr. Rothenberg will not be placed on the Board of Trustees.

TRUSTEES WHOSE TERMS EXPIRE
AT THE 1998 ANNUAL MEETING

            NAME AND AGE               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE  TRUSTEE SINCE
            ------------               --------------------------------------------  -------------
Madison F. Grose (44)................  Managing Director and General Counsel of      December 1994
                                       Starwood Capital Group, L.L.C. (and its
                                       predecessor entities) since July 1992. From
                                       November 1983 through June 1992, he was a
                                       Partner in the law firm of Pircher, Nichols
                                       & Meeks. Mr. Grose is currently a Trustee of
                                       Angeles Participating Mortgage Trust.

            NAME AND AGE               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE  TRUSTEE SINCE
            ------------               --------------------------------------------  -------------
Gary M. Mendell (40).................  President of Starwood Lodging Trust since     February 1997
                                       February 1997. Prior to joining the Trust,
                                       Mr. Mendell co-founded HEI Hotels, L.L.C., a
                                       hotel investment and operating company based
                                       in Westport Connecticut, which specialized
                                       in the management and ownership of
                                       full-service hotels, and served as its
                                       Chairman, Chief Executive Officer and
                                       President from 1985 through February 1997.
                                       In 1991 Mr. Mendell co-founded HVS
                                       International, a full service hotel
                                       consulting practice based in London,
                                       England, and in 1995, he co-founded HEI
                                       Mid-East Hotels, a hotel investment and
                                       management company specializing in Middle
                                       Eastern hotel investment. Mr. Mendell is
                                       member of the Board of Directors of the
                                       Jewish Community Center in Bridgeport,
                                       Connecticut, the Cornell University Real
                                       Estate Council, the Cornell Society of
                                       Hotelmen, the New York Hospitality Council,
                                       HVS International and HEI Mid-East Hotels.
George J. Mitchell (64)..............  Special Counsel to the law firm of Verner,    November 1997
                                       Liipfert, Bernhard, McPherson and Hand since
                                       1995. Prior thereto, Senator Mitchell served
                                       as a United States Senator since 1980. While
                                       in the Senate, Senator Mitchell served on
                                       the Finance, Veterans Affairs and
                                       Environment and Public Works Committees, and
                                       was the Majority Leader from 1989 to 1995.
                                       Senator Mitchell serves as a director of The
                                       Walt Disney Company, Federal Express
                                       Corporation, Xerox Corporation and UNUM
                                       Insurance Corporation. In addition, Senator
                                       Mitchell serves as Chairman of the
                                       International Crisis Group, a non-profit
                                       organization dedicated to the prevention of
                                       crises in international affairs. From 1995
                                       to 1997, Senator Mitchell served as the
                                       Special Advisor to the President of the
                                       United States on economic initiatives in
                                       Ireland. At the request of the British and
                                       Irish Governments, he served as Chairman of
                                       the International Commission on Disarmament
                                       in Northern Ireland and he now serves as
                                       Chairman of the Peace Talks in Northern
                                       Ireland. Senator Mitchell serves as Chairman
                                       of the Ethics Committee of the U.S. Olympic
                                       Committee and as Chairman of the National
                                       Health Care Commission created by the Pew
                                       Charitable Foundation.

TRUSTEES WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

            NAME AND AGE               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE  TRUSTEE SINCE
            ------------               --------------------------------------------  -------------
Steven R. Goldman (36)...............  Senior Vice President of the Trust since      September 1996
                                       September 1996. Mr. Goldman served as Senior
                                       Vice President of the Corporation from March
                                       1995 to September 1996 and as a member of
                                       the Management Committee of SLC Operating
                                       Limited Partnership from December 1994 to
                                       September 1996. Mr. Goldman was a Vice
                                       President of Starwood Capital Group, L.P.
                                       (predecessor of Starwood Capital Group,
                                       L.L.C.), specializing in hotel acquisitions
                                       and hotel asset management, from August 1993
                                       to February 1995. From 1990 to 1993, he was
                                       Senior Development Manager of Disney
                                       Development Company, the real estate
                                       investment development and management
                                       division of The Walt Disney Company.
Stephen R. Quazzo (37)...............  Managing Director and co-founder of            August 1995
                                       Transwestern Investment Company, L.L.C., a
                                       real estate principal investment firm, since
                                       March 1996. Prior thereto, Mr. Quazzo was
                                       President of Equity Institutional Investors,
                                       Inc., a subsidiary of Equity Group
                                       Investments, Inc., a Chicago based holding
                                       company controlled by Samuel Zell. Mr.
                                       Quazzo is an advisory board member of City
                                       Year Chicago.
Roger S. Pratt (45)..................  Managing Director and Senior Portfolio        February 1997
                                       Manager of Prudential Real Estate Investors.
                                       Since January 1992, Mr. Pratt has been the
                                       portfolio manager for PRISA II, a real
                                       estate fund managed by Prudential Real
                                       Estate Investors for pension fund clients.
                                       Mr. Pratt has been with Prudential for
                                       fifteen years, serving in a variety of roles
                                       in development, asset management, hotel
                                       management and administration. Mr. Pratt is
                                       a member of the American Institute of
                                       Certified Planners and serves on the
                                       Multi-Family Council of the Urban Land
                                       Institute. He is also a trustee of the
                                       George Street Playhouse. Mr. Pratt is the
                                       designee of The Prudential Insurance Company
                                       of America ("Prudential") pursuant to a
                                       Contribution Agreement dated as of January
                                       15, 1997 which entitles Prudential to be
                                       represented on the Board of Trustees for so
                                       long as Prudential meets certain share
                                       ownership criteria.

VOTES REQUIRED

     Each shareholder of the Trust (or such shareholder's proxy) entitled to vote upon the election of Trustees shall be entitled to cast one vote for each Trust Share held of record on the Trust Record Date and Trustees shall be elected by a plurality of the votes cast. Consequently, votes that are withheld in the election of Trustees and broker non-votes will not affect the outcome of the election of Trustees of the Trust.

                    ELECTION OF DIRECTORS OF THE CORPORATION

     The Board of Directors is divided into three classes. The terms of two Directors expire at the Corporation Meeting, the terms of four Directors expire at the 1998 Annual Meeting and the terms of three Directors expire at the 1999 Annual Meeting. At the Corporation Meeting, two Directors will be elected to the Board of Directors for a term expiring at the 2000 Annual Meeting.

                             NOMINEES FOR DIRECTOR

     The following sets forth information as to each of the Board's nominees for election as Director at the Corporation Meeting. If, for any reason, any of the Board's nominees listed below should cease to be a candidate for election, it is intended that all properly signed proxies in the form enclosed will be voted for a substitute nominee designated by the Board of Directors. Each of the nominees listed below has consented to serve as a Director, and the Board of Directors has no reason to believe that any nominee will be unwilling or unable to serve, if elected.

            NAME AND AGE                 PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE      DIRECTOR SINCE
            ------------                 --------------------------------------------      --------------
Jonathan D. Eilian (29)..............    Managing Director of Starwood Capital Group,    August 1995
                                         L.L.C. (and a senior executive of its
                                         predecessor entities) since its formation in
                                         September 1991. Prior to being a founding
                                         member of Starwood Capital, Mr. Eilian
                                         served as an Associate for JMB Realty
                                         Corporation, a real estate investment firm,
                                         and for The Palmer Group, L.P., a private
                                         investment firm specializing in corporate
                                         acquisitions. Mr. Eilian is currently a
                                         Trustee of Angeles Participating Mortgage
                                         Trust.
Barry S. Sternlicht (36).............    Chairman and Chief Executive Officer of the     December 1994
                                         Trust. He is founder and General Manager of
                                         Starwood Capital Group, L.L.C. (and
                                         co-founder of its predecessor entities in
                                         1991), and has been the President and Chief
                                         Executive Officer of Starwood Capital Group,
                                         L.P. since its formation. Mr. Sternlicht is
                                         currently the Chairman of the Board of
                                         Directors of the Corporation, a Trustee of
                                         the Trust, a Trustee of each of Equity
                                         Residential Properties Trust, a multi-family
                                         REIT, and Angeles Participating Mortgage
                                         Trust, a REIT, and is a director of U.S.
                                         Franchise Systems. Mr. Sternlicht is on the
                                         Board of Governors of NAREIT and is a member
                                         of the Urban Land Institute and of the
                                         National Multi-Family Housing Council. Mr.
                                         Sternlicht is a member of the Board of
                                         Directors of the Council for Christian and
                                         Jewish Understanding, is a member of the
                                         Young Presidents Organization and is on the
                                         Board of Directors of Junior Achievement for
                                         Fairfield County, Connecticut.

     The Board of Directors of the Corporation recommends that stockholders of the Corporation vote FOR the election of such nominees.

                         DIRECTORS CONTINUING IN OFFICE

     The following sets forth information as to each of the incumbent Directors on the Board of Directors with terms expiring at either the 1998 Annual Meeting or the 1999 Annual Meeting. Pursuant to the Transaction Agreement, after the Closing under the Transaction Agreement the Board of Directors will expand the size of the Board by two and will appoint Barry S. Volpert to the class of Directors whose terms expire at the 1999 Annual Meeting and Juergen Bartels to the class of Directors whose terms expire at the 2000 Annual Meeting. See "The Acquisition Proposal -- The Transaction Agreement -- Covenants -- Name and Management of the Corporation and the Trust". If the Closing under the Transaction Agreement does not occur, the Board of Directors will not so expand the Board and such persons will not be placed on the Board of Directors.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING

            NAME AND AGE                 PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE      DIRECTOR SINCE
            ------------                 --------------------------------------------      --------------
Bruce M. Ford (58)...................    President of F.K.B. Management Corporation,     September 1983
                                         hotel and restaurant management companies,
                                         since 1988. Member of Gibson 25 Associates,
                                         LLC, a hotel developer, since March 1995.
                                         President of Ford Management Corporation, a
                                         hotel/motel management and development
                                         company since June 1988. President of FST
                                         and Associates from 1988 until August 1997.
                                         Prior to that time, Mr. Ford was Senior Vice
                                         President of Operations of Ramada Inns.
Graeme W. Henderson (63).............    Chairman of the Trust from July 1989 to         September 1986
                                         December 1994 and Trustee of the Trust from
                                         September 1986 to December 1994. He has been
                                         a private investor since January 1990. Prior
                                         to January 1990, Mr. Henderson was President
                                         of Henderson Consulting, Inc., a private
                                         financial consulting firm. Mr. Henderson has
                                         been President of Capstan, Inc. (formerly
                                         Seymour, Inc.), a manufacturer of machine
                                         tool controls, since 1982. Mr. Henderson is
                                         currently a director of Capital Southwest
                                         Corporation.
Earle F. Jones (71)..................    Mr. Jones was the Chairman of the Board of      September 1985
                                         Directors of the Corporation from February
                                         1989 to September 1997. He has been
                                         Co-Chairman since 1988 of MMI Hotel Group, a
                                         hotel company. From 1967 to 1968, Mr. Jones
                                         was President of the International
                                         Association of Holiday Inns and served two
                                         terms as a director. Mr. Jones is a Trustee
                                         and Chairman of Communications Improvement
                                         Trust, whose beneficiaries are public
                                         broadcasting and Tougaloo College Trust, a
                                         member of the Board of Trustees for each of
                                         Millsaps College and the Catholic Foundation
                                         and Co-Chairman of the Mississippi Olympic
                                         Committee. Mr. Jones is a general partner of
                                         Orlando Plaza Suite Hotel, Ltd-A, which
                                         filed a petition under Chapter 11 of the
                                         U.S. Bankruptcy Code in May 1996. An order
                                         confirming the debtor's plan of
                                         reorganization was issued by the court on
                                         January 27, 1997.

            NAME AND AGE                 PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE      DIRECTOR SINCE
            ------------                 --------------------------------------------      --------------
Daniel W. Yih (39)...................    A general partner of Chilmark Partners, L.P.        August 1995
                                         since June 1995. Mr. Yih served as interim
                                         Chief Financial Officer of Midway Airlines
                                         (from September 1995 to December 1995),
                                         President of Merco-Savory, Inc., a
                                         manufacturer of food preparation equipment
                                         (from March 1995 to June 1995) and as a
                                         senior executive of Welbilt Corporation
                                         (from September 1993 to March 1995).

DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING

            NAME AND AGE                 PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE      DIRECTOR SINCE
            ------------                 --------------------------------------------      --------------
Daniel H. Stern (36).................    President of Reservoir Capital Group,              November 1997
                                         L.L.C., a New York based investment
                                         management firm since July 1997. Trustee of
                                         the Trust from August 1995 to November 1997.
                                         From December 1992 to July 1997, President
                                         of Ziff Brothers Investments, L.L.C., a
                                         diversified investment management firm. Mr.
                                         Stern is a member of the Board of Directors
                                         of Westin Hotel Company.
Eric A. Danziger (43)................    President and Chief Executive Officer of the      September 1996
                                         Corporation since July 1996. Mr. Danziger
                                         has been in the hotel industry for over 26
                                         years. Prior to joining the Corporation, he
                                         served as the Executive Vice President of
                                         Wyndham Hotel Corporation and President of
                                         Wyndham Hotels and Resorts Division from
                                         August 1990 to June 1996.
Michael A. Leven (59)................    Chairman of the Board, President and Chief          August 1995
                                         Executive Officer of U.S. Franchise Systems,
                                         a hotel franchising and development company,
                                         since October 1995. From October 1990 to
                                         September 1995, Mr. Leven was President and
                                         Chief Operating Officer of Holiday Inn
                                         Worldwide. Mr. Leven is a director of U.S.
                                         Franchise Systems and Servico, Inc. Mr.
                                         Leven is also a member of the Board of
                                         Governors, the Chairman of the BioMedical
                                         Services Board and a member of the Executive
                                         Committee of the American Red Cross.

VOTES REQUIRED

     Each stockholder of the Corporation (or such stockholder's proxy) entitled to vote upon the election of Directors shall be entitled to cast one vote for each Corporation Share held of record on the Corporation Record Date and Directors shall be elected by a plurality of votes cast. Consequently, votes that are withheld in the election of Directors and broker non-votes will not affect the outcome of the election of Directors of the Corporation.

BOARD COMMITTEES

     The Board of Trustees and the Board of Directors has each established Executive, Audit, Compensation and Option Committees, the principal functions of which are described below.

     To the extent permitted by law, the Executive Committee of each Board is authorized to exercise the power of the Board with respect to the management of the business and affairs of the Trust and the Corporation, as the case may be, between meetings of the Board, except that the Executive Committee of the Corporation may not declare dividends or distributions on stock, issue stock, recommend to the stockholders any action which requires stockholder approval, adopt, amend or repeal the Corporation's By-laws, or approve any merger or share exchange which does not require shareholder approval. During 1996, the Executive Committee of the Trust met 6 times and the Executive Committee of the Corporation met 5 times. The Executive Committee of the Board of Trustees is currently comprised of Messrs. Sternlicht and Grose and the Executive Committee of the Board of Directors is currently comprised of Messrs. Sternlicht and Eilian.

     The Audit Committee of each Board has the following powers, duties and functions: (i) to select the firm of independent public accountants to audit the consolidated financial statements of the Trust and of the Corporation and its subsidiaries, subject to the approval of the applicable Board, (ii) to discuss with such independent accountants the scope and results of their audit, (iii) to discuss with such independent public accountants and with management, the financial accounting and reporting principles, policies and practices and the adequacy of the accounting, financial and operating controls and (iv) to report to the applicable Board with respect to the foregoing, at such times and in such manner as such Board shall determine. During 1996, the Audit Committee of the Trust and the Corporation met 6 times each. The Audit Committee of the Board of Trustees is currently comprised of Messrs. Pratt (Chairman), Stern and Quazzo and the Audit Committee of the Board of Directors is currently comprised of Messrs. Yih (Chairman), Leven and Jones.

     The Compensation Committee of each Board has the authority to make recommendations to the applicable Board with respect to the salaries and other compensation to be paid to the executive officers and administers the employee benefit plans other than the option plans. During 1996, the Compensation Committee of the Trust and the Corporation met once each. The Compensation Committees also met 5 times each in combination with the respective Option Committee. The Compensation Committee of the Board of Trustees is currently comprised of Messrs. Pratt (Chairman), Sternlicht and Grose and the Compensation Committee of the Board of Directors is currently comprised of Messrs. Jones (Chairman), Sternlicht and Chapus.

     The Option Committee of each Board administers the long-term incentive plans of the Trust or the Corporation, as the case may be. During 1996, the Option Committees of the Trust and the Corporation met 5 times each. The Option Committees also met 5 times each in combination with the respective Compensation Committee. The Option Committee of the Board of Trustees is currently comprised of Messrs. Quazzo (Chairman), Duncan and Stern and the Option Committee of the Management Committee is currently comprised of Messrs. Yih (Chairman), Chapus and Leven.

     In connection with the settlement in 1994 of certain shareholder litigation, the Board of Trustees and the Board of Directors established a joint transaction committee of independent Trustees and Directors to make recommendations to those Boards with respect to any transaction proposed by management having a fair market value of $20 million or more.

     During 1996, the Board of Trustees held 19 meetings and the Board of Directors held 17 meetings. No Trustee or Director attended fewer than 75 percent of the total meetings of the Board and all committees thereof on which such Trustee or Director served.

     On November 7, 1997, the Corporation announced that Senator Robert Dole had accepted an invitation to be the Chair of the Corporation's newly formed Public Policy Advisory Committee. Senator Dole is a former Majority Leader of the U.S. Senate. The other members of the Advisory Committee are James Miller, a former senior U.S. Treasury official in the Bush Administration, John Merigan, an attorney who will act as counsel to the Advisory Committee, and Jeffrey R. Rosenthal, the Chief Operating Officer of Starwood Capital.

COMPENSATION OF TRUSTEES AND DIRECTORS

     Each Trustee or Director who is not also an employee of the Trust or the Corporation, respectively, is entitled to annual trustee's fees of $25,000 per annum (the "Annual Fee") and is reimbursed for any out-of-pocket expenses incurred in attending meetings of the Board of Trustees or the Board of Directors. Commencing January 1, 1997, at least 50% of the Annual Fee will be payable in Paired Shares (or a greater percentage at the election of the Trustee or Director). On June 30, 1996, each non-employee Trustee and Director received a Paired Option to purchase 9,000 Paired Shares at an exercise price of $24.25 per Paired Share (the fair market value of a Paired Share on that date, after giving effect to the three-for-two stock split in January 1997). On June 30 of each year, commencing June 30, 1997, each non-employee Trustee or Director will also receive a Paired Option to purchase 4,500 Paired Shares at an exercise price per Paired Share equal to fair market value on the date of grant (which was $42.625 on June 30, 1997). The Chairman of each Board receives an additional fee of $2,500 per year. In addition, each non-employee Trustee or Director receives a fee of $750 for each meeting in which he participates (or, in the case of telephonic meetings, $500) and a fee of $500 for each committee meeting in which he participates ($1,000 per meeting for committee chairmen).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires Starwood Lodging's Trustees, Directors and executive officers, and persons who own more than ten percent of a registered class of Starwood Lodging's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Paired Shares and other equity securities of Starwood Lodging. Trustees, Directors, officers and greater than ten percent shareholders are required to furnish Starwood Lodging with copies of all Section 16(a) forms they file.

     To Starwood Lodging's knowledge, based solely on a review of the copies of such reports furnished to Starwood Lodging and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its Trustees, Directors, officers and greater than ten percent beneficial owners were complied with, except that one report that should have been filed on Form 4, covering one transaction involving the transfer of Paired Shares to a trust, was filed instead on a timely Form 5 by Mr. Duncan, a Trustee of the Trust.

           AMENDMENT AND RESTATEMENT OF THE LONG-TERM INCENTIVE PLANS

GENERAL

     The Board of Trustees is proposing for approval by shareholders of the Trust the amendment and restatement of the existing 1995 Long-Term Incentive Plan of the Trust (as so amended and restated, the "Trust LTIP") and the Board of Directors is proposing for approval by the stockholders of the Corporation the amendment and restatement of the existing 1995 Long Term Incentive Plan of the Corporation (as so amended and restated, the "Corporation LTIP"). The Trust LTIP and the Corporation LTIP (together, the "Incentive Plans") are separate plans under which separate grants of awards ("Awards") may be granted. Reference is made to Exhibits C and D to this Joint Proxy Statement for the complete text of each of the Incentive Plans, which are summarized below.

     The purposes of each Incentive Plan are (i) to align the interests of the shareholders of the Trust or the stockholders of the Corporation, as the case may be, and recipients of awards under such Incentive Plan by increasing the proprietary interest of such recipients in the growth and success of the Trust and the Corporation and (ii) to advance the interests of the Trust and the Corporation by attracting and retaining officers, key employees, consultants and advisers, as well as qualified persons for service as Trustees or Directors, as the case may be. Under each Incentive Plan, non-qualified stock options, "incentive stock options" (within the meaning of Section 422 of the Code), stock awards and performance awards may be granted.

     The primary objective of the Board of Trustees of the Trust and the Board of Directors of the Corporation with respect to executive compensation is to establish programs which attract and retain key managers and align the compensation received by executive officers and other employees with the overall business strategies, values, performance and financial condition of Starwood Lodging and to the achievement of individual performance goals. To this end, the Board of Trustees of the Trust and the Board of Directors of the Corporation have each endorsed an executive compensation philosophy which includes the following considerations:

     - A "pay-for-performance" orientation that differentiates compensation results based upon corporate and individual performance;

     - An emphasis on stock incentives which vest over time as a significant component of total compensation in order to more closely align the interests of Starwood Lodging executives and other employees with the long-term interests of the shareholders;

     - An emphasis on total compensation vs. cash compensation, which motivates and rewards Starwood Lodging executives and other employees with total compensation (including incentive programs) at or above competitive levels if performance is superior;

     - Recognition that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based upon stock and other performance incentives and less on salary and employee benefits;

     - An appropriate mix of short-term and long-term compensation which facilitates retention of talented executives who may have other opportunities and encourages stock ownership and capital accumulation by executives and other employees;

     - An appropriate distribution of Awards to senior executives and other members of Starwood Lodging's management team, and the expansion of the distribution of Awards to include property level executives and other personnel; and

     - The unique paired share structure of Starwood Lodging requires comparison to executive compensation levels at hotel operating companies as well as other hotel REITs.

     The Board of Trustees of the Trust and the Board of Directors of the Corporation also recognize that since the current Incentive Plans were adopted in 1996, Starwood Lodging's hotel portfolio has expanded from interests in 75 hotels with 19,400 rooms to 119 hotels with approximately 32,600 rooms and its employee base has grown from approximately 10,000 employees to approximately 15,000 employees and the Corporation has heavily recruited important new executives with significant industry experience. In addition, during the period since January 1995, when Barry S. Sternlicht became the Chief Executive Officer of the Trust, Starwood Lodging has been the highest performing REIT in terms of total shareholder return and has grown from a market equity capitalization of $36 million to approximately $3.7 billion (See "Shareholder Return Performance").

PROPOSED AMENDMENTS

     The Board of Trustees of the Trust and the Board of Directors of the Corporation each believe that the current Incentive Plans have enabled the Trust and the Corporation to provide compensation packages including long-term incentive awards to their respective officers, key employees, Trustees and Directors that have better served the goals of aligning the interests of such persons with those of the shareholders and advancing the interests of the Trust and the Corporation by attracting and retaining qualified persons to serve as officers, key employees, trustees and directors.

     As of November 3, 1997, an aggregate of 6,509,560 Paired Shares have been issued or granted under the Incentive Plans, and 51,491 Paired Shares are currently available for issuance under the Incentive Plans.

     The adoption of the Trust LTIP Amendment and Restatement and the Corporation LTIP Amendment and Restatement would initially increase to 9,850,000 the maximum number of Paired Shares available under the Incentive Plans. Such number of Paired Shares is equal to approximately
11 1/2% of the number of outstanding fully diluted Paired Shares (the "Fully Diluted Paired Shares") as of November 3, 1997, which consists of (i) the total number of outstanding Paired Shares, after giving effect to the exchange or conversion into Paired Shares of all securities which are convertible into or exchangeable for Paired Shares, (ii) the total number of Paired Shares issuable upon exchange or conversion of the Class A EPS, Class B EPS and Units of the Realty Partnership and the Operating Partnership issued pursuant to the Transaction Agreement and (iii) the issuance of Paired Shares underlying all Paired Options and Stock Awards which may be granted under the Incentive Plans. The Board of Trustees of the Trust and the Board of Directors of the Corporation believe that such an increase is necessary in order to continue to align the interests of the shareholders of the Trust and the stockholders of the Corporation with the recipients of Awards under the Incentive Plans, consistent with Starwood Lodging's compensation philosophy described above. In addition, it will also be necessary in connection with the acquisition of the Westin Companies to have the ability to grant Awards to officers and employees of the Westin Companies who will become officers, Directors, Trustees and key employees of the Trust and the Corporation.

     In addition, in connection with the proposed acquisition of ITT described herein, holders of options to purchase common stock of ITT will have the option to convert their ITT options into Paired Options. It will also be necessary in connection with the acquisition of ITT to have the ability to grant Awards to officers and employees of ITT who will become officers, Directors, Trustees and key employees of the Trust and the Corporation. Accordingly, the amendments to the Incentive Plans provide that if the ITT acquisition is consummated, the number of Paired Shares available under the Incentive Plans would be adjusted to a fixed number of Paired Shares to maintain the number of Paired Shares so available at 11 1/2% of the Fully Diluted Paired Shares after acquisition of ITT. If the acquisition of ITT does not occur, the number of Paired Shares available under the Incentive Plans would remain at 9,850,000.

DESCRIPTION OF THE PLANS

     Administration. Each Incentive Plan is administered by a committee of the applicable Board (the "Committee") consisting of two or more trustees or directors who are not eligible to receive discretionary awards under such Incentive Plan or any other plan of the Trust or the Corporation, as the case may be, or any of its affiliates, and, at the election of the applicable Board, are "outside directors" within the meaning of Section 162(m) of the Code. Each Incentive Plan may be amended by the applicable Board at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would, among other things, (i) change the persons eligible to participate in such Incentive Plan or (ii) change the maximum number of Paired Shares available under such Incentive Plan.

     Stock Options -- General. Pursuant to the Incentive Plans and the Pairing Agreement, each option to purchase Corporation Shares shall be paired with an option to purchase an equal number of Trust Shares (together, a "Paired Option"). Each Committee will determine the conditions to the exercisability of a Paired Option granted under the Incentive Plan which such Committee administers. Upon exercise of a Paired Option, including a Paired Option which is comprised in part of an "incentive stock option" within the meaning of
Section 422 of the Code (an "Incentive Paired Option"), the purchase price may be paid in cash or by delivery of previously owned Paired Shares. Certain terms of a Paired Option (including certain terms relating to the exercisability of a Paired Option described below) may be modified in the agreement entered into in connection with the grant of such Paired Option. Without the approval by the shareholders of the Trust and the stockholders of the Corporation, outstanding Paired Options may not be amended to reduce their exercise price.

     Paired Options. The number of Paired Shares subject to a Paired Option, the exercise price per Paired Share (which may not be less than the fair market value of a Paired Share on the date of grant) and the period for the exercise of a Paired Option will be determined by the applicable Committee; provided that no Incentive Paired Option will be exercisable more than ten years after its date of grant, except that if the recipient of the Incentive Paired Option owns greater than ten percent of the voting power of (i) all classes of shares of beneficial interest of the Trust (in the case of an Incentive Paired Option granted under the Trust

LTIP) or (ii) all classes of capital stock of the Corporation (in the case of an Incentive Paired Option granted under the Corporation LTIP), as the case may be (a "ten percent holder"), in which case the Incentive Paired Option will be exercisable for no more than five years after its date of grant; and provided further that the exercise price of an Incentive Paired Option will not be less than the fair market value of a Paired Share on the date of grant of such Paired Option, except that if the recipient of the Incentive Paired Option is a ten percent holder, the exercise price will be the price required by the Code, currently 110% of fair market value.

     In the event of the termination of employment or service of a holder by reason of death or disability, or involuntary termination by Starwood Lodging without cause, each Paired Option will become fully vested and will be exercisable for a period of one year after the date of such termination, but in no event after the expiration of such Paired Option. In the event of the termination of employment or service of a holder for cause, each Paired Option will terminate on the date of such termination. In the event of the termination of employment or service of a holder for any other reason, each Paired Option, to the extent exercisable on the termination date, may thereafter be exercised for a period of three months after the date of such termination, but in no event after the expiration of such Paired Option. If a holder of a Paired Option dies during the one-year period following termination of employment or service by reason of disability or involuntary termination by Starwood Lodging without cause, or during the three-month period following termination of employment or service for any reason other than termination by Starwood Lodging without cause, disability or for cause, each Paired Option may thereafter be exercised, to the extent exercisable on the date of the holder's death for a period of three months from the date of death (no less than one year after termination of employment or service if the holder's termination was by reason of disability or involuntary termination by Starwood Lodging without cause) but in no event after the expiration of such Paired Option.

     Restricted Stock Awards. Each Committee will determine the conditions, if any, to which a Restricted Stock Award shall be subject. The terms of each such award, including the performance measures (if any) and restriction period applicable to the award, will be set forth in the agreement relating to such award. Unless otherwise set forth in the agreement relating to a Restricted Stock Award, the holder of such award shall have all rights of a stockholder of the Corporation and shareholder of the Trust, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Paired Shares.

     Unless otherwise set forth in the agreement relating to a Restricted Stock Award, in the event of termination of employment or service by reason of death, disability or involuntary termination by Starwood Lodging without cause, the restriction period terminates and the performance measures, if any, are to be computed through the date of such termination. Unless otherwise set forth in the agreement relating to a Restricted Stock Award, in the event of termination of employment or service for any reason other than death, disability or involuntary termination without cause, the portion of such award that is subject to a restriction period on the date of such termination shall be forfeited.

     Performance Awards. Each Committee will determine the terms and conditions, if any, to which an award of a right, contingent upon the attainment of specified performance measures within a specified performance period, to receive a payment in cash (a "Performance Award") shall be subject. Performance Awards may be granted only in tandem with Paired Options concurrently or previously granted under the applicable Incentive Plan and will apply to all or such portion of the Paired Shares subject to such Paired Options as designated by the Committee. The performance period and performance measures applicable to any Performance Award will be designated by the applicable Committee, but in the absence of such designation, the performance period will be the five-year period commencing on August 12, 1996 and the performance measures will be a 15% per annum compounded increase in the fair market value of an investment in Paired Shares on August 12, 1996 at the then fair market value per Paired Share plus all dividends and distributions paid with respect to Paired Shares subsequent to such date and assuming reinvestment in additional Paired Shares of all such dividends and distributions (the "Base Performance Measure"). Performance Awards will vest upon satisfaction of the performance measures for the specified performance period and will be settled in cash to the extent that both the applicable Paired Option has been exercised and the performance period has expired. The cash amount will be the sum (without interest or compounding) of all dividends and distributions per Paired Share during the performance period and thereafter through the date of any subsequent exercise of the applicable Paired Options multiplied by the number of Paired Shares purchased upon exercise of the applicable Paired Options.

     In the event of termination of employment or service by reason of death, disability or involuntary termination by Starwood Lodging without cause, the performance period will be deemed to expire on the date of such termination and the performance measures will be computed for the performance period through such date and the Performance Award settled within ten days thereafter or, if later, when the applicable Paired Options are exercised. In the event of termination of employment or service for any reason other than death, disability or involuntary termination without cause, the Performance Award shall be cancelled.

     In the event of a change of control, Paired Options will immediately become fully exercisable for their remaining term and Restricted Stock Awards under the Incentive Plans will immediately vest in full. In addition, in the event of a change of control, the performance period for Performance Awards will expire and the performance measures will be computed through the date of such change of control and the applicable Performance Award will be settled on the date of such change in control or, if later, upon exercise of the applicable Paired Options.

     Trustee and Director Options and Paired Share Awards. On June 30 of each year, each non-employee Trustee and Director is automatically granted non-qualified Paired Options to purchase 4,500 Paired Shares (9,000 Paired Shares for a non-employee Trustee or Director only of a subsidiary of the Trust or Corporation) at an exercise price per Paired Share equal to the fair market value of a Paired Share on the date of grant. Such Paired Options are fully exercisable on the date of grant and expire ten years after the date of grant (notwithstanding termination of service as a Trustee or Director, as the case may be, for any reason prior to ten years after the date of grant). If a Trustee or Director dies while a Paired Option granted to such Trustee or Director is outstanding, such Paired Option may be exercised until and including the expiration date of the Paired Option.

     During each calendar year, each non-employee Trustee and Director (other than a Trustee or Director only of a subsidiary of the Trust or Corporation) on the last day of March, July, September and December will be awarded, on a current or deferred basis at the election of each Trustee and Director, a number of Paired Shares equal to one-quarter of $25,000 divided by the fair market value of a Paired Share on the immediately preceding December 31; provided that the number of Paired Shares issued in payment of such Annual Fee may be reduced, to the extent that such Trustee or Director indicates an advance election to receive cash (of no more than $12,500) in lieu of Paired Shares.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the U.S. federal income tax consequences of awards made under each Incentive Plan.

     Paired Options. A participant will not recognize any income upon the grant of a Paired Option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Starwood Lodging employees) upon exercise of a non-qualified Paired Option equal to the excess of the fair market value of the Paired Shares purchased over exercise price, and the Corporation or Trust, as the case may be, will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an Incentive Paired Option to the extent such option is an option to purchase shares of the participant's employer, and provided that the Incentive Paired Option is exercised either while the participant is an employee of the Corporation or Trust, as the case may be, or within 3 months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant's termination of employment. If shares acquired by such exercise of an Incentive Paired Option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Corporation or Trust, as the case may be, will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (ii) the exercise price, and the Corporation or Trust, as the case may be, will be entitled to a corresponding deduction.

     Restricted Stock Awards. A participant will not recognize taxable income at the time of the grant of a Restricted Stock Award, and the Corporation or Trust, as the case may be, will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time such Restricted Stock Award is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the Paired Shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by the Corporation or Trust, as the case may be, as compensation expense, except to the extent the limit of section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to Paired Shares subject to a Restricted Stock Award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding for Starwood Lodging employees), rather than dividend income, in an amount equal to the dividends paid and the Corporation or Trust, as the case may be, will be entitled to a corresponding deduction, except to the extent the limit of section 162(m) of the Code applies.

     Performance Awards. A participant will not recognize taxable income upon the grant of a Performance Award, and the Corporation or Trust, as the case may be, will not be entitled to a tax deduction at such time. Upon the settlement of a Performance Award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Starwood Lodging employees) in an amount equal to the cash paid to the participant, and the Corporation or Trust, as the case may be, will be entitled to a corresponding deduction, except to the extent the limit of section 162(m) of the Code applies.

VOTES REQUIRED

     Approval of the Trust LTIP Amendment and Restatement requires the affirmative vote of a majority of the Trust Shares cast at the Trust Meeting and approval of the Corporation LTIP Amendment and Restatement requires the affirmative vote of a majority of the Corporation Shares cast at the Corporation Meeting. An abstention with respect to either such Amendment will have the effect of a vote cast against such Amendment. Any votes that are not cast by a broker holding shares as a nominee because such broker lacks discretionary authority to vote such shares will not be counted as votes cast on the applicable Amendment.

     THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT SHAREHOLDERS OF THE TRUST VOTE FOR APPROVAL OF THE TRUST LTIP AMENDMENT AND RESTATEMENT AND THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT STOCKHOLDERS OF THE CORPORATION VOTE FOR APPROVAL OF THE CORPORATION LTIP AMENDMENT AND RESTATEMENT.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information as of November 3, 1997, regarding the beneficial ownership of Paired Shares by (i) each person known by the Trust and the Corporation to be the beneficial owner of more than five percent of the Paired Shares, (ii) each Director, nominee for Director and executive officer of the Corporation and (iii) each Trustee , nominee for Trustee and executive officer of the Trust. Each beneficial owner has sole voting and investment power with respect to all Paired Shares beneficially owned, except as otherwise set forth in the notes to the table.

                                                                              PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER                AMOUNT      OF CLASS(1)
            ------------------------------------                ------      -----------
FMR Corp....................................................   5,103,683(2)     9.9%(2)
Starwood Capital Group, L.L.C. and its affiliated entities
  and Barry S. Sternlicht...................................   4,463,003(3)     8.0%(3)
Prudential Real Estate Investors............................   4,463,003(4)     8.0%(4)
Ziff Investment Management, L.L.C., Ziff Investor
  Partnership L.P. II, their affiliated entities and Daniel
  H. Stern..................................................   2,307,829(5)     4.3%(5)
Ronald C. Brown.............................................      94,999(6)     (7)
Bruce W. Duncan.............................................      27,999(8)     (7)
Steven R. Goldman...........................................     129,615(9)     (7)
Madison F. Grose............................................     142,114(10)     (7)
Gary M. Mendell.............................................     635,612(11)     1.2%
Roger S. Pratt..............................................   4,463,003(12)     8.0%
Stephen R. Quazzo...........................................      29,457(13)     (7)
Jean-Marc Chapus............................................      24,510(14)     (7)
Eric A. Danziger............................................     162,722(15)     (7)
Theodore W. Darnall.........................................      70,283(16)     (7)
Jonathan D. Eilian..........................................      83,000(17)     (7)
Bruce M. Ford...............................................      24,332(18)     (7)
Graeme W. Henderson.........................................      24,987(19)     (7)
Earle F. Jones..............................................      32,008(20)     (7)
Michael A. Leven............................................      23,010(21)     (7)
Alan M. Schnaid.............................................       5,500(22)     (7)
Daniel W. Yih...............................................      30,611(23)     (7)
All Trustees, Directors and officers as a group.............  12,774,595(24)    21.4%

-------------------------
 (1) Based on the number of Paired Shares outstanding on November 3, 1997.

 (2) The business address for FMR Corp. is 82 Devonshire Street, Boston, MA 02109. Based on information contained in Schedule 13F-E dated February 11, 1997 and additional information provided to Starwood Lodging, FMR Corp. holds 5,103,683 Paired Shares on behalf of various distinct entities. Based on additional information provided to Starwood Lodging, no one of such entities, directly or by attribution, holds in excess of 8.0% of the outstanding Paired Shares.

 (3) The business address for Starwood Capital Group, L.L.C. and Mr. Sternlicht is Three Pickwick Plaza, Suite 250, Greenwich, CT 06830. Based on information in Amendment No. 2 to Schedule 13D dated December 31, 1996, filed by Starwood Capital Group, L.L.C., Barry S. Sternlicht, BSS Capital Partners, L.P., Sternlicht Holdings II, Inc., Harveywood Hotel Investors, L.P., Starwood Hotel Investors II-L.P., Starwood Opportunity Fund II, L.P. and Firebird Consolidated Partners, L.P. (collectively, the "Starwood Partners"), and additional information provided to Starwood Lodging, Mr. Sternlicht beneficially owns, directly or through entities controlled by him, 338,182 Paired Shares, some of which are subject to Restricted Stock Awards, and has either sole or shared power to vote and dispose of such Paired Shares. Mr. Sternlicht also beneficially owns 794,001 Paired Shares subject to presently exercisable options. Mr. Sternlicht holds, directly or through trusts created by him for the benefit of members of his family, units in the Realty Partnership and the Operating Partnership which are, subject to the 8.0% Paired Share ownership limit, exchangeable for an aggregate of 508,120 Paired Shares. Starwood Partners hold units in the Realty Partnership and the Operating Partnership which are, subject to the 8.0% Paired Share ownership limit, exchangeable for an aggregate of 3,102,492 Paired Shares. Such Amendment No. 2 to Schedule 13D reports that because of the 8.0% ownership limit, the Starwood Partners cannot beneficially own more than 8.0% of the outstanding Paired Shares. The amount beneficially owned and the percent of class calculated assumes that Starwood Capital Group, L.L.C., its affiliated entities and Barry Sternlicht exchange units for Paired Shares to the maximum extent permitted within the ownership limit provision; provided, however, that prior to receipt of any required Gaming Approval, Starwood Capital's ownership of Paired Shares may not exceed 4.9% of the outstanding Paired Shares.

 (4) The business address for Prudential Real Estate Investors is 8 Campus Drive, 4th Floor, Parsippany, NJ 07054. Based on information in Schedule 13D dated February 14, 1997, filed by Prudential Insurance Company of America ("Prudential"), and additional information provided to Starwood Lodging, Prudential has sole voting and dispositive power over 2,775,510 Paired Shares beneficially owned by Prudential on behalf of Prudential Property Investment Separate Account II ("PRISA II") and sole voting and dispositive power over 4,500 Paired Shares beneficially owned by Prudential on behalf of Prudential Diversified Investment Strategies. Prudential also has sole voting and dispositive power over units in the Realty Partnership and the Operating Partnership beneficially owned by Prudential on behalf of PRISA II which are, subject to the 8.0% Paired Share ownership limit, exchangeable for an aggregate of 1,754,037 Paired Shares.

 (5) The business address for Ziff Investment Management, L.L.C., Ziff Investors Partnership, L.P. II and Mr. Stern is 153 East 53rd Street, 43rd Floor, New York, NY 10022. Based on information in Schedule 13D dated January 10, 1997, filed by Ziff Investment Management, L.L.C. ("ZIM") and Ziff Investors Partnership, L.P. II ("ZIPII") and after giving effect to the three-for-two stock split in January 1997, 25,087 Paired Shares are held by SIV Holdings, L.L.C. ("SIV"), a Delaware limited liability company owned by ZIPII and ZIM. SIV has sole voting and dispositive power with respect to these Paired Shares. After giving effect to the three-for-two stock split in January 1997, ZIPII holds units in the Realty Partnership and the Operating Partnership which are exchangeable for an aggregate of 2,259,732 Paired Shares. Such Schedule 13D reports that DHS Holdings L.L.C. ("DHS"), investment general partner of ZIPII may be deemed to control ZIPII and that Daniel Stern, a Trustee of the Trust, is the majority owner of DHS. Mr. Stern beneficially owns 510 Paired Shares and 22,500 Paired Shares subject to presently exercisable options.

 (6) Includes 22,500 Paired Shares subject to a Restricted Stock Award and 64,846 Paired Shares subject to presently exercisable options.

 (7) Less than 1%.

 (8) Includes 22,500 Paired Shares subject to presently exercisable options.

 (9) Includes 37,500 Paired Shares subject to a Restricted Stock Award and 66,499 Paired Shares subject to presently exercisable options and units in the Realty Partnership and the Operating Partnership which are exchangeable for 22,616 Paired Shares.

(10) Includes 15,000 Paired Shares subject to a Restricted Stock Award, 80,000 Paired Shares subject to presently exercisable options and units in the Realty Partnership and the Operating Partnership which are exchangeable for 43,004 Paired Shares. Does not include units in the Realty Partnership and Operating Partnership exchangeable for 27,726 Paired Shares, which are owned by an irrevocable trust for the benefit of members of Mr. Grose's family.

(11) Includes 36,078 units in the Realty Partnership and the Operating Partnership held by Mr. Mendell directly and 505,778 units in the Realty Partnership and the Operating Partnership held by a trust of which Mr. Mendell is settlor and over which he exercises some investment control, and 93,756 units of SLC Operating Limited Partnership, all of which are exchangeable for Paired Shares.

(12) See Note (4) above. Includes 4,500 Paired Shares subject to presently exercisable options, 2,775,510 Paired Shares and units in the Realty Partnership and the Operating Partnership which are held by

     Prudential on behalf of PRISA II and which are, subject to the 8.0% Paired Shares ownership limit, exchangeable for 1,754,037 Paired Shares. By virtue of his investment control over PRISA II, Mr. Pratt has an indirect pecuniary interest in these units and Paired Shares. The amount beneficially owned and the percent of class calculated assumes Mr. Pratt exchanges units for Paired Shares to the maximum extent permitted within the ownership limit provision.

(13) Includes 22,500 Paired Shares subject to presently exercisable options, 5,510 Paired Shares held by a trust of which Mr. Quazzo is settlor and over which he exercises shared investment control and 397 Paired Shares owned by Mr. Quazzo's wife.

(14) Includes 22,500 Paired Shares subject to presently exercisable options.

(15) Includes 100,222 Paired Shares subject to a Restricted Stock Award and 62,500 Paired Shares subject to presently exercisable options.

(16) Includes 45,283 Paired Shares subject to a Restricted Stock Award and 24,999 Paired Shares subject to presently exercisable options.

(17) Includes 80,000 Paired Shares subject to presently exercisable options.

(18) Includes 22,500 Paired Shares subject to presently exercisable options and 85 Paired Shares owned by Mr. Ford's wife.

(19) Includes 22,500 Paired Shares subject to presently exercisable options.

(20) Includes 18,000 Paired Shares subject to presently exercisable options.

(21) Includes 22,500 Paired Shares subject to presently exercisable options.

(22) Includes 5,500 Paired Shares subject to presently exercisable options.

(23) Includes 22,500 Paired Shares subject to presently exercisable options and 5,000 Paired Shares held by a partnership of which Mr. Yih is a general partner.

(24) Includes 1,399,846 Paired Shares that may be acquired upon the exercise of presently exercisable options, and 5,223,121 Paired Shares issuable upon exchange of units of the Realty Partnership and the Operating Partnership, subject to the 8.0% Paired Share ownership limit (see Notes (3) and (12) above).

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The Trust. The following table provides certain summary information concerning the compensation paid for the fiscal years ended December 31, 1996, 1995 and 1994 to the Trust's Chief Executive Officer and each other executive officer of the Trust whose total compensation for 1996 exceeded $100,000 for services rendered in all capacities to the Trust.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                           ANNUAL                        ---------------------
                                      COMPENSATION($)      RESTRICTED
                                    --------------------      STOCK      SECURITIES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   AWARD(S)($)   OPTIONS/SARS(#)(1)(2)   COMPENSATION($)
---------------------------  ----   ---------   --------   -----------   ---------------------   ---------------
Barry S. Sternlicht........  1996    181,252    250,000      956,250(3)        1,554,000
  Chairman and Chief         1995     91,667    150,000                          625,500
  Executive Officer
Jeffrey C. Lapin(4)........  1996    281,250                                       7,500            $ 75,000(5)
  President and Chief        1995    199,167     75,000                          110,500
  Operating Officer          1994    190,000     75,000                            3,000(6)
Ronald C. Brown............  1996    175,000    100,000      540,000(7)           85,500             187,513(8)
  Senior Vice President and  1995     66,666     65,000                           82,499
  Chief Financial Officer
Steven R. Goldman(9).......  1996     43,750     75,000      900,000(10)          90,000              58,862(11)
  Senior Vice President

-------------------------
 (1) For information with respect to these options, see "Option/SAR Grants in Last Fiscal Year" below.

 (2) Adjusted for three-for-two stock split which occurred in January 1997.

 (3) At December 31, 1996, Mr. Sternlicht had restricted stock awards of 45,000 Paired Shares (after giving effect to the three-for-two stock split in January 1997) with a value of $1,653,750. Mr. Sternlicht's restricted stock awards were in the form of two warrants to purchase 22,500 Paired Shares each at an exercise price of $0.67 per Paired Share (after giving effect to the three-for-two stock split in January 1997). One warrant was exercisable immediately (the "1996 Warrant") and one became exercisable on January 1, 1997 (the "1997 Warrant"); both warrants have been exercised. All Paired Shares purchased upon exercise of such warrants vest ratably over the balance of the year in which the warrant first became exercisable, to the extent Mr. Sternlicht has not theretofore resigned or been discharged for "cause." All Paired Shares purchased upon exercise of the 1996 Warrant and the 1997 Warrant are non-transferable prior to February 21, 1998. Dividends will be paid with respect to such Paired Shares. Mr. Sternlicht also has an economic interest in the restricted stock award granted by the Trust to Starwood Capital. See "Compensation Committee Interlocks and Insider Participation."

 (4) Mr. Lapin resigned as an officer and as a Trustee of the Trust in June
     1996.

 (5) Amount shown reflects cash paid for severance.

 (6) Adjusted for one-for-six reverse stock split which occurred in June 1995.

 (7) At December 31, 1996, Mr. Brown had a restricted stock award of 22,500 Paired Shares (after giving effect to the three-for-two stock split in January 1997), with a value of $826,875. Such restricted stock award vested as to one-third of such amount on August 12, 1997, and will vest as to an additional one-third of such amount on August 12, 1998, and as to the remaining amount on August 12, 1999. Dividends will be paid with respect to the Paired Shares subject to such restricted stock award.

 (8) Amount shown reflects $163,963 for taxable relocation reimbursement and $23,550 for dividends on restricted Paired Shares which were not vested at December 31, 1996.

 (9) Mr. Goldman became an officer and a Trustee of the Trust in September 1996. Prior to September 1996, Mr. Goldman was an officer of the Corporation. During 1996, the Corporation paid Mr. Goldman $131,250 in salary, a bonus of $25,000 and $24,500 for dividends on restricted Paired Shares which were not vested at December 31, 1996.

(10) At December 31, 1996, Mr. Goldman had a restricted stock award of 37,500 Paired Shares (after giving effect to the three-for-two stock split in January 1997), with a value of $1,378,125. Such restricted stock award vested as to one-third of such amount on August 12, 1997, and will vest as to an additional one-third of such amount on August 12, 1998, and as to the remaining amount on August 12, 1999. Dividends will be paid with respect to the Paired Shares subject to such restricted stock award.

(11) Amount shown reflects $44,112 for taxable relocation reimbursement and $14,750 for dividends on restricted Paired Shares which were not vested at December 31, 1996.

     The Corporation. The following table provides certain summary information concerning the compensation paid for the fiscal years ended December 31, 1996, 1995 and 1994, to the Corporation's Chief Executive Officer and to each other executive officer of the Corporation whose total compensation for 1996 exceeded $100,000 for services rendered in all capacities to the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                   ------------
                                             ANNUAL COMPENSATION     RESTRICTED     SECURITIES
                                             --------------------      STOCK        UNDERLYING      ALL OTHER
                                              SALARY      BONUS       AWARD(S)     OPTIONS/SARS    COMPENSATION
   NAME AND PRINCIPAL POSITION       YEAR      ($)         ($)          ($)         (#)(1)(2)          ($)
   ---------------------------       ----     ------      -----      ----------    ------------    ------------
Eric A. Danziger(3)..............    1996     175,711     150,000    2,371,954(4)    300,000         306,212(5)
  President and
  Chief Executive Officer
Theodore W. Darnall(6)...........    1996     191,790     137,500    1,033,946(7)    150,000          89,154(8)
  Executive Vice President and
  Chief Operating Officer
Steven R. Goldman(9).............    1996     131,250      25,000                                     24,500(10)
  Senior Vice President              1995     114,583      75,000                     69,000          19,800(11)
Alan M. Schnaid(12)..............    1996      85,228      22,500                      9,750          69,918(13)
  Vice President and                 1995      55,000       8,500                      6,750
  Corporate Controller               1994      18,205       2,000

-------------------------
 (1) For information with respect to these options, see "Option/SAR Grants in Last Fiscal Year" below.

 (2) Adjusted for the three-for-two stock split which occurred in January 1997.

 (3) Mr. Danziger became an officer of the Corporation in July 1996.

 (4) At December 31, 1996, Mr. Danziger had a restricted stock award of 100,222 Paired Shares (after giving effect to the three-for-two stock split in January 1997), with a value of $3,683,158. Such restricted stock award vested as to one-third of such amount on July 8, 1997, and will vest as to an additional one-third of such amount on July 8, 1998, and as to the remaining amount on July 8, 1999. Dividends will be paid with respect to the Paired Shares subject to such restricted stock award.

 (5) Amount shown reflects $201,312 for taxable relocation reimbursement and $104,900 for dividends on restricted Paired Shares which were not vested at December 31, 1996.

 (6) Mr. Darnall became an officer of the Corporation in April 1996.

 (7) At December 31, 1996, Mr. Darnall had a restricted stock award of 45,283 Paired Shares (after giving effect to the three-for-two stock split in January 1997), with a value of $1,664,150. Such restricted stock award vested as to one-third of such amount on May 9, 1997, and will vest as to an additional one-third of such amount on May 9, 1998, and as to the remaining amount on May 9, 1999. Dividends will be paid with respect to the Paired Shares subject to such restricted stock award.

 (8) Amount shown reflects $41,758 for taxable relocation reimbursement and $47,396 for dividends on restricted Paired Shares which were not vested at December 31, 1996.

 (9) Mr. Goldman resigned as an officer and a Director of the Corporation in September 1996, at which time he became an officer of the Trust. During 1996, the Trust paid Mr. Goldman $43,750 in salary, a bonus of $75,000, $14,750 for dividends on restricted Paired Shares which were not vested at December 31, 1996, and $44,112 for taxable relocation reimbursement.

(10) Amount shown reflects $24,500 for dividends on restricted Paired Shares which were not vested at December 31, 1996.

(11) Amount shown reflects cash paid by the Corporation for housing allowance.

(12) Mr. Schnaid joined the Corporation in August 1994.

(13) Amount shown reflects $46,635 for relocation allowance and $23,303 for taxable relocation reimbursement.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

     The following table shows, as to each executive officer of the Trust and the Corporation named in the Summary Compensation Tables above, information concerning the options granted to that officer during the year ended December 31, 1996.

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                          NUMBER OF           % OF TOTAL                                      ANNUAL RATES OF STOCK
                         SECURITIES          OPTIONS/SARS                                      PRICE APPRECIATION
                         UNDERLYING           GRANTED TO       EXERCISE                          FOR OPTION TERM
                        OPTIONS/SARS       EMPLOYEES IN LAST     PRICE       EXPIRATION       ---------------------
         NAME           GRANTED(#)(1)         FISCAL YEAR      ($/SH)(2)        DATE           5%($)        10%($)
         ----           -------------      -----------------   ---------     ----------        -----        ------
Barry S. Sternlicht....    120,000(3)            4.25            22.00     April 30, 2006     1,522,843    3,786,484
                             9,000(4)            0.32            24.25     June 30, 2006        128,712      321,561
                           975,000(5)            34.5            23.92     August 12, 2006   13,965,995   35,008,635
                           450,000(6)            15.9            23.92     August 12, 2006    6,445,844   16,157,832
Ronald C. Brown........     48,000(3)            1.70            22.00     April 30, 2006       609,137    1,514,594
                            37,500(6)            1.33            23.92     August 12, 2006      537,154    1,346,486
Steven R. Goldman......     52,500(3)            1.86            22.00     April 30, 2006       666,244    1,656,587
                            37,500(6)            1.33            23.92     August 12, 2006      537,154    1,346,486
Eric A. Danziger.......    187,500(7)            6.64            24.50     June 27, 2006      2,706,211    6,759,347
                           112,500(6)            3.98            23.92     August 12, 2006    1,611,461    4,039,458
Theodore W. Darnall....     75,000(8)            2.66            22.08     April 26, 2006       953,972    2,371,272
                            75,000(6)            2.66            23.92     August 12, 2006    1,074,307    2,692,972
Alan M. Schnaid........      9,750(9)            0.35            22.00     April 30, 2006       123,731      307,652
Jeffrey C. Lapin.......      7,500(10)           0.27            25.58     June 14, 2006        112,504      280,719

-------------------------
 (1) Adjusted for the three-for-two stock split which occurred in January 1997.

 (2) The per Paired Share exercise prices are equal to the fair market value of a Paired Share on the date the option was granted as adjusted for a three-for-two stock split which occurred in January 1997.

 (3) Options became exercisable as to one-third of the amount granted on April 30, 1997, and will become exercisable as to an additional one-third of the amount granted on April 30, 1998 and as to the remaining amount granted on April 30, 1999. Performance Awards were also granted to Messrs. Brown and Goldman relating to the Paired Shares subject to these Paired Options. Such Performance Awards provide for cash payments equal to the dividends and distributions on such number of Paired Shares subject to the Paired Options during the period commencing August 12, 1996, and ending on the later of the exercise of the related Paired Option and August 12, 2001, conditioned upon the satisfaction of certain performance measures.

 (4) Options were immediately exercisable.

 (5) Options became exercisable as to one-third of the amount granted on August 12, 1997, and will become exercisable as to an additional one-third of the amount granted on August 12, 1998, and as to the remaining amount granted on August 12, 1999. Performance Awards were also granted relating to the Paired Shares subject to these Paired Options. Such Performance Awards provide for cash payments equal to the dividends and distributions on such number of Paired Shares subject to the Paired Options during the period commencing August 12, 1996, and ending on the later of the exercise of the related Paired Option and August 12, 2001, conditioned upon the satisfaction of certain performance measures.

 (6) Options will become exercisable over four years as follows: as to one-fourth of the amount on each of August 12, 1998, August 12, 1999, August 12, 2000 and August 12, 2001. Performance Awards were also granted relating to the Paired Shares subject to these Paired Options. Such Performance Awards provide for cash payments equal to the dividends and distributions on such number of Paired Shares subject to the Paired Options during the period commencing August 12, 1996, and ending on the later of the exercise of the related Paired Option and August 12, 2001, conditioned upon the satisfaction of certain performance measures.

 (7) Options became exercisable as to one-third of the amount granted on June 27, 1997, and will become exercisable as to an additional one-third of the amount granted on June 27, 1998, and as to the remaining amount granted on June 27, 1999. Performance Awards were also granted relating to the Paired Shares subject to these Paired Options. Such Performance Awards provide for cash payments equal to the dividends and distributions on such number of Paired Shares subject to the Paired Options during the period commencing August 12, 1996, and ending on the later of the exercise of the related Paired Option and August 12, 2001, conditioned upon the satisfaction of certain performance measures.

 (8) Options became exercisable as to one-third of the amount granted on April 26, 1997, and will become exercisable as to an additional one-third of the amount granted on April 26, 1998, and as to the remaining amount granted on April 26, 1999. Performance Awards were also granted relating to the Paired Shares subject to these Paired Options. Such Performance Awards provide for cash payments equal to the dividends and distributions on such number of Paired Shares subject to the Paired Options during the period commencing August 12, 1996, and ending on the later of the exercise of the related Paired Option and August 12, 2001, conditioned upon the satisfaction of certain performance measures.

 (9) Options became exercisable as to one-third of the amount granted on April 30, 1997, and will become exercisable as to an additional one-third of the amount granted on April 30, 1998, and as to the remaining amount granted on April 30, 1999.

(10) Two-thirds of the amount granted were exercisable upon granting and the remaining amount became exercisable on January 31, 1997.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996
                      AND DECEMBER 31, 1996 OPTION VALUES

     The following table provides information with respect to the options held as of December 31, 1996, by the executive officers of the Trust and the executive officers of the Corporation named in the Summary Compensation Tables above.

                                                                   NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                OPTIONS/SARS AT FISCAL               OPTIONS/SARS
                           SHARES ACQUIRED                           YEAR-END(#)               AT FISCAL YEAR-END($)(2)
                             ON EXERCISE         VALUE       ----------------------------    ----------------------------
          NAME                 (#)(1)         REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----             ---------------    -----------    -----------    -------------    -----------    -------------
Barry S. Sternlicht......                                      223,500        1,956,000       4,668,387      28,526,769
Jeffrey C. Lapin.........      31,707           610,003         35,960           46,833         689,826       1,053,198
Ronald C. Brown..........                                       27,499          140,500         559,075       2,292,853
Steven R. Goldman........                                       28,999          130,000         616,154       2,090,181
Eric A. Danziger.........                                            0          300,000               0       3,689,588
Theodore W. Darnall......                                            0          150,000               0       2,037,000
Alan M. Schnaid..........       2,250            33,188              0           14,250               0         237,767

-------------------------
(1) Adjusted for the three-for-two stock split which occurred in January 1997.

(2) Value is defined as the market price of the Paired Shares at December 31, 1996, less the exercise price of the option. The average of the high and low market prices of the Paired Shares at December 31, 1996, was $36.58 as adjusted for the three-for-two stock split which occurred in January 1997.

EMPLOYMENT AND COMPENSATION AGREEMENTS WITH EXECUTIVE OFFICERS

     Barry S. Sternlicht entered into an employment agreement with the Trust dated as of June 30, 1997, pursuant to which the Trust continues to employ him as Chairman and Chief Executive Officer of the Trust through August 31, 1999 at an annual salary for 1997 of $365,000 plus participation in any annual bonus program established by the Board of Trustees. Mr. Sternlicht's annual incentive compensation is to be no less than incentive compensation awarded to any other executive of the Trust or any executive of the Corporation, and Mr. Sternlicht is entitled to participate in the Trust LTIP and all other employee benefit plans, which are to be comparable to those of the Corporation, on a basis no less favorable than any other executive of the Trust or any executive of the Corporation. In the agreement, the Trust has recognized that Mr. Sternlicht continues to be involved in other business endeavors including with Starwood Capital Group, L.L.C. Mr. Sternlicht's employment is terminable by the Trust or Mr. Sternlicht with or without cause or good reason. Mr. Sternlicht may terminate for "good reason" if the Trust and Mr. Sternlicht fail by August 1, 1999 to agree to an extension of his employment by the Trust beyond August 31, 1999. Mr. Sternlicht may also terminate his employment for "good reason" if the Trust fails to elect and continue Mr. Sternlicht as Chairman or Chief Executive Officer of the Trust or to nominate him for re-election as a member of the Board of Trustees, or fails to assign him duties, authorities, responsibilities and reporting requirements consistent with his position or if the scope of his material duties or responsibilities as Chief Executive Officer of the Trust is reduced or expanded to a significant degree, or if there is a reduction in or delay in the payment of his compensation or benefits under the agreement or any award under the Trust's prior Share Option Plan or the current Trust LTIP or in the event the Trust requires that Mr. Sternlicht be based outside of Greenwich, Connecticut, or if the Trust fails to indemnify Mr. Sternlicht or to maintain directors and officers liability insurance for him. If Mr. Sternlicht's employment is terminated by the Trust other than for cause or is terminated by him for "good reason," Mr. Sternlicht is entitled to a severance package equal to two years' base salary, the immediate vesting of all options and other awards under the Trust's prior Share Option Plan and the current Trust LTIP and medical insurance benefits at the Trust's expense for twelve months.

     In connection with the acquisition of the HEI Portfolio and HEI, Gary M. Mendell entered into an employment agreement with the Trust dated as of January 15, 1997, but effective on the closing of the acquisition (February 14, 1997), pursuant to which Mr. Mendell was employed as President of the Trust at an annual salary of $365,000 plus participation in any annual bonus program established by the Board of Trustees. Mr. Mendell also received a Paired Option to purchase 300,000 Paired Shares, exercisable at $37.417 per Paired Share (after giving effect to the three-for-two stock split in January 1997) (the fair market value on the date of grant), which vests 20% each at the end of the second, third and fourth years and the balance at the end of the fifth year, together with a performance award relating to that option under which the performance period is the five-year period commencing December 5, 1996. Mr. Mendell is entitled to participate in all other employee benefit plans, which are to be comparable to those of the Corporation, on a basis no less favorable than that made available to the chief executive officer of the Corporation. Mr. Mendell's employment is terminable by the Trust or Mr. Mendell with or without cause or good reason. Mr. Mendell has the right to terminate his employment for "good reason," which includes the failure to elect and continue him as President of the Trust or to nominate him for re-election to the Board of Trustees, the failure to assign him duties, authorities, responsibilities and reporting requirements consistent with his position, or if the scope of his duties and responsibilities as President are in the aggregate materially reduced, a reduction or delay in payment of his total cash compensation and benefits or any other breach by the Trust of a material provision of the agreement or the option or performance award, or any requirement that Mr. Mendell be based outside of Westport, Connecticut. If Mr. Mendell is terminated without cause by the Trust or if he terminates his employment for good reason at any time, or without good reason during the six months commencing February 14, 1998, then he is entitled to a severance package equal to one year's base salary plus, if the termination occurs prior to February 14, 2000, an amount equal to the greater of 70% of his base salary for the first year of employment or his actual bonus for the year immediately preceding termination, the immediate vesting of the option and related performance award and medical insurance benefits at the Trust's expense for twelve months.

     Eric A. Danziger and the Corporation entered into an agreement dated as of June 27, 1996, pursuant to which Mr. Danziger was employed as President and Chief Executive Officer of the Corporation at an annual salary of $365,000 and was guaranteed a minimum bonus of $150,000 for 1996. Mr. Danziger also received a Paired Option to purchase 187,500 Paired Shares exercisable at $24.50 per Paired Share (after giving effect to the three-for-two stock split in January
1997) (the fair market value on the date of grant), which vests in three equal annual increments from the date of grant and a Restricted Stock Award of 100,222 Paired Shares (after giving effect to the three-for-two stock split in January
1997) which also vests in three equal annual increments. Mr. Danziger also received relocation expenses in connection with moving his residence from Dallas, Texas to Phoenix, Arizona, and in connection therewith also received a one-year non-interest bearing loan from the Corporation for $150,000 secured by a second mortgage on his new residence in Phoenix, Arizona. Mr. Danziger's employment is terminable by the Corporation or Mr. Danziger with or without cause. In the event his employment is terminated by the Corporation without cause or by Mr. Danziger in the event the Corporation assigns to him duties inappropriate for his position or reduces his responsibilities, then Mr. Danziger is entitled to a severance package of one year's base salary, the immediate vesting of all outstanding Paired Options and Paired Shares subject to Restricted Stock Awards and company-paid medical benefits for 12 months.

     Theodore W. Darnall and the Corporation entered into an employment agreement dated as of April 19, 1996, pursuant to which Mr. Darnall was employed as Executive Vice President and Chief Operating Officer of the Corporation at an annual salary of $275,000 and was guaranteed a minimum bonus of $137,500 for 1996. Mr. Darnall also received a Paired Option to purchase 75,000 Paired Shares exercisable at $22.08 per Paired Share (after giving effect to the three-for-two stock split in January 1997) (the fair market value on the date of grant), which vests in three equal annual increments from the date of grant and a Restricted Stock Award of 45,284 Paired Shares (after giving effect to the three-for-two stock split in January 1997) which also vests in three equal annual increments. Mr. Darnall also received relocation expenses in connection with moving his residence from Pittsburgh, Pennsylvania to Phoenix, Arizona, and in connection therewith received a non-interest bearing bridge loan of $250,000 (of which $100,000 has been repaid) secured by a second mortgage on his new residence in Phoenix, Arizona. The balance of the bridge loan will mature upon termination of his employment with the Corporation. Mr. Darnall's employment is terminable by the Corporation with or without cause. In the event his employment is terminated by the Corporation without cause or by Mr. Darnall due to breach by the Corporation, then Mr. Darnall is entitled to a severance package of one year's base salary, the immediate vesting of all outstanding Paired Options and Paired Shares subject to Restricted Stock Awards and company-paid medical benefits for 12 months.

     In addition, Steven R. Goldman and Ronald C. Brown each entered into employment agreements with the Trust each dated as of February 4, 1997, at an annual salary of $200,000 each. Each such agreement is terminable at will, and if terminated by the Trust without cause or by the executive for breach by the Trust, entitles the executive to a severance package of one year's base salary and the immediate vesting of all outstanding Paired Options and Paired Shares subject to Restricted Stock Awards and medical benefits at the Trust's expense for 12 months.

     The Trust had an employment agreement with Mr. Lapin which provided that he would receive an annual salary in 1996 of $225,000. Mr. Lapin's employment agreement was terminated in connection with the Separation Agreement referenced below. Under the terms of his employment agreement Mr. Lapin was entitled to an annual bonus of not less than $75,000 and was granted Paired Options to purchase 62,500 Paired Shares at an exercise price equal to $11.00 per Paired Share (after giving effect to the three-for-two stock split in January 1997) (the fair market value of a Paired Share on the date of grant) which would vest at a rate no longer than the most rapid rate of vesting of Paired Options granted to any other executive during the term of his employment agreement. Mr. Lapin also was eligible to participate in all employee benefit plans and fringe benefits, if any, the Trust made available to its other executive officers. Mr. Lapin could terminate his employment for "Good Reason" as defined in his employment agreement including an assignment of duties inconsistent with his position, a substantial alteration of his responsibilities, a breach of the agreement by the Trust, removal from office without cause (as defined), relocation of the Trust's principal executive offices, a change in the composition of 51% of the Trustees, a decision by the Board of Trustees that the Trust shall merge, sell or dispose of all or substantially all of its assets, dissolve or liquidate, or the failure of Mr. Lapin to be a member of the Board of Trustees other than for cause (as defined). If Mr. Lapin so terminated his employment, he was entitled to receive a lump sum payment equal to the base salary and bonuses that would have been payable had he continued to be employed for the remainder of the term of the employment agreement, and all fringe benefits to which he would have been entitled through the remainder of the term of the employment agreement (other than Paired Options or stock loans not granted prior to the date of termination).

     Pursuant to Mr. Lapin's employment agreement, the Trust loaned $250,000 to Mr. Lapin in 1995. The loan has a term of 10 years, bears interest at the lowest applicable rate prescribed by section 1274(d) of the Code and is unsecured. Mr. Lapin will have the right at any time to repay up to 50% of the loan (plus 50% of accrued interest and any collection costs) by delivering Paired Shares for credit at the rate of $7.67 per Paired Share (after giving effect to the three-for-two stock split in January 1997) (one-half of the price to the public per Paired Share in the June 1995 public offering of Paired Shares by the Trust and the Corporation).

     The Trust entered into a Separation Agreement dated as of June 18, 1996 (the "Separation Agreement") with Mr. Lapin in connection with his resignation as President and Chief Operating Officer of the Trust. The Trust agreed to conditionally forgive, after one year, $150,000 of the $250,000 loan from the Trust described above. The Trust also agreed to immediately vest, in part, the Paired Options held by Mr. Lapin and to grant him an additional Paired Option to purchase 7,500 Paired Shares exercisable at $25.25 (after giving effect to the three-for-two stock split in January 1997), which vested as to two-thirds of such amount on his termination date and as to the remaining amount on January 31, 1997, and upon exercise of the Paired Options, to pay to Mr. Lapin the difference between $11.00 (after giving effect to the three-for-two stock split in January 1997) and the lower of the exercise price and the then market value of a Paired Share. All Paired Options held by Mr. Lapin were amended to the extent required to permit them to be exercised for their full maximum term. Mr. Lapin agreed to render consulting services for 18 months for which he will be paid $235,000, and the Trust also agreed to pay Mr. Lapin a fee of up to $250,000 in connection with the sale within 18 months of the King 8 owned by the Trust in Las Vegas, Nevada. The Trust paid a fee of $250,000 to Mr. Lapin in connection with the sale of that property. Mr. Lapin agreed that for 3 years he would not participate or be involved with others in any tender or exchange offer, proxy contest or solicitation or purchase or be part of a group which purchases in excess of 4.9% of the outstanding Paired Shares.

                        REPORT ON EXECUTIVE COMPENSATION

     During 1996, the Board of Trustees of the Trust and the Management Committee and Board of Directors of the Corporation made decisions with respect to executive compensation for executive officers of the Trust and the Corporation, respectively, based on the recommendations of the respective Compensation Committees and have furnished the following report on executive compensation. Although the Board of Trustees of the Trust and the Management Committee and the Board of Directors of the Corporation make independent compensation decisions with respect to their respective executive officers, as described herein they follow similar compensation policies and typically measure the performance of their respective executive officers based in large part on the performance of Starwood Lodging as a whole.

     The primary objective of the Board of Trustees of the Trust and the Management Committee and Board of Directors of the Corporation with respect to executive compensation is to establish programs which attract and retain key managers and align the compensation received by executive officers with the overall business strategies, values, performance and financial condition of Starwood Lodging and to the achievement of individual performance goals. To this end, the Board of Directors of the Corporation and the Board of Trustees of the Trust have each endorsed an executive compensation philosophy which includes the following considerations:

     - A "pay-for-performance" orientation that differentiates compensation results based upon corporate and individual performance;

     - An emphasis on stock incentives as a significant component of total compensation in order to more closely align the interest of Starwood Lodging executives with the long-term interests of the shareholders;

     - An emphasis on total compensation vs. cash compensation, which motivates and rewards Starwood Lodging executives with total compensation (including incentive programs) at or above competitive levels if performance is superior;

     - Recognition that as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based upon stock and other performance incentives and less on salary and employee benefits; and

     - An appropriate mix of short-term and long-term compensation which facilitates retention of talented executives and encourages stock ownership and capital accumulation.

     The primary components of the program are: (a) base salaries, (b) annual cash incentive opportunities and (c) long-term incentive opportunities in the form of Paired Options.

     Individual compensation is subject to variation based on financial, strategic and individual performance. The Board of Trustees of the Trust and the Management Committee and Board of Directors of the Corporation consider the total compensation (earned or potentially earned) in establishing such element of compensation.

     The base salary levels of executive officers are determined periodically by evaluating the performance of the executive officers and their contributions to the Trust and the Corporation, their responsibilities, experience and potential; and compensation practices for comparable positions at other companies. The annual bonuses are determined in the discretion of the respective Boards of the Trust and the Corporation, based on individual financial performance and the recommendations of the respective Compensation Committees.

     During 1996, the long-term incentive compensation of executive officers consisted of grants of Paired Options to purchase Paired Shares, Performance Awards relating to Paired Options and Restricted Stock Awards. Such grants are designed to develop and encourage stock ownership by executive officers, to reward long-term business success and to develop a parallel interest between executive officers and holders of Paired Shares. Paired Option grants only have value if the market price of the Paired Shares exceeds the exercise price of the Paired Options or increases from the date of grant and, in general, vest and become exercisable over time, in order to encourage retention of the executive officer. Performance Awards only vest if specified performance measures are attained (unless otherwise specified, 15% per annum compounded increase in the fair market value of an investment in Paired Shares on August 12, 1996 at the then fair market value per Paired Share plus all dividends and distributions paid with respect to such Paired Shares subsequent to such date and assuming reinvestment in additional Paired Shares of all such dividends and distributions). A Performance Award may be settled in cash to the extent that both the applicable Paired Option has been exercised and the performance period has expired. Restricted Stock Awards typically vest over time. In determining the amounts and terms of grants of Paired Options, Restricted Stock Awards and Performance Awards to individual officers, the respective Boards of the Trust and Corporation take into account the responsibilities, performance and anticipated contributions of the officers, as well as the compensation practices for comparable positions at other companies.

BOARD OF DIRECTORS AND    BOARD OF TRUSTEES
 MANAGEMENT COMMITTEE       OF THE TRUST
(AS OF DECEMBER 1996)   (AS OF DECEMBER 1996)
----------------------  ---------------------
Eric A. Danziger        Bruce W. Duncan
Bruce M. Ford           Steven R. Goldman
Graeme W. Henderson     Madison F. Grose
Earle F. Jones          Stephen R. Quazzo
Jean-Marc Chapus        William E. Simms
Jonathan D. Eilian      Daniel H. Stern
Michael A. Leven        Barry S. Sternlicht
Barry S. Sternlicht
Daniel W. Yih

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     During 1996 and early 1997, the Compensation Committee of the Trust (the "Trust Compensation Committee") was comprised of Messrs. Sternlicht, Grose and Simms. Based on informal discussions, the Trust Compensation Committee made recommendations to the Trust's Board of Trustees regarding the compensation of the Trust's executive officers (other than with respect to Mr. Sternlicht, as to which Messrs. Sternlicht and Grose recused themselves). Based in part on the recommendations of the Trust Compensation Committee, the Board of Trustees of the Trust made decisions with respect to the compensation of the Trust's executive officers. Messrs. Sternlicht and Goldman, who are executive officers of the Trust and members of the Board of Trustees of the Trust, did not participate in the discussion or voting at the meetings related to their own compensation. Mr. Grose did not participate in the discussion or voting at the meeting relating to Mr. Sternlicht's compensation.

     During 1996 and early 1997, the Compensation Committee of the Board of Directors and Management Committee (the "Corporation Compensation Committee") was made up of Messrs. Sternlicht, Jones and Chapus. The Corporation Compensation Committee met informally during 1996 and early 1997 to discuss the compensation of the Corporation's executive officers. Based in part on the recommendations of the Corporation Compensation Committee, the Board of Directors and the Management Committee made decisions with respect to the compensation of the Corporation's executive officers. Mr. Danziger did not participate in the discussion or voting at the meeting relating to his own compensation.

     Mr. Sternlicht, Chairman and Chief Executive Officer of the Trust, serves as a director of U.S. Franchise Systems, Inc. Michael A. Leven, a director of the Corporation, serves as Chairman of the Board and Chief Executive Officer of U.S. Franchise Systems, Inc.

     In connection with the acquisition of the Institutional Portfolio in August 1996, the Trust granted Starwood Capital a Restricted Stock Award of 250,870 Paired Shares (after giving effect to the three-for-two stock split in January
1997).

                         SHAREHOLDER RETURN PERFORMANCE

     Set forth below is a line graph comparing the cumulative total shareholder return on the Paired Shares against the cumulative total return on the Standard and Poor's Corporation Composite -- 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Corporation Hotel/Motel Composite Index (the "S&P Hotel/Motel Index") for the five calendar years beginning January 1, 1992 and ending December 31, 1996 and the nine-month period beginning January 1, 1997 and ending September 30, 1997. The graph assumes that the value of the investments was 100 on December 31, 1991 and that all dividends and other distributions were reinvested.

                     [SHAREHOLDER SHARE PERFORMANCE GRAPH]

                        12/31/91    12/31/92    12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
                        --------    --------    --------   --------   --------   --------   --------
Starwood Lodging          100        114.29       300.0     328.57    585.55      1140.47    1815.58
S&P 500                   100        107.61       118.41    119.97    165.0        202.85     262.97
S&P Hotel-Motel           100        140.67       262.11    233.13    275.4        318.71     428.50

                  PRICE RANGES OF PAIRED SHARES; DISTRIBUTIONS

MARKET INFORMATION

     The Paired Shares are traded principally on the NYSE under the symbol "HOT". The following table sets forth, for the fiscal periods indicated, the high and low sales prices per Paired Share on the NYSE Composite Transactions Tape (as adjusted for the one-for-six reverse stock split in June 1995 and the three-for-two stock split in January 1997).

                                                                                                RETURN OF
                                                                            DISTRIBUTIONS      CAPITAL GAAP
                                                         HIGH      LOW          MADE             BASIS(A)
                                                         ----      ---      -------------      ------------
1997
First quarter.........................................  $45.88    $34.50        $0.39             $0.21
Second quarter........................................  $42.81    $34.25        $0.39             $0.01
Third Quarter.........................................  $58.13    $41.38        $0.48             $0.48
Fourth Quarter (through November 7, 1997).............  $61.50    $55.00          N/A               N/A
1996
First quarter.........................................  $23.25    $19.67        $0.31             $0.11
Second quarter........................................  $25.75    $21.17        $0.33                --
Third quarter.........................................  $27.92    $22.08        $0.33             $0.14
Fourth quarter........................................  $36.75    $27.42        $0.39(b)(c)       $0.22
1995
First quarter.........................................  $16.00    $10.50         None               N/A
Second quarter........................................  $16.50    $14.00         None               N/A
Third quarter.........................................  $19.42    $15.75        $0.31             $0.14
Fourth quarter........................................  $20.00    $17.92        $0.31(d)          $0.11

---------------
(a) Represents distributions per Paired Share in excess of net income per Paired Share on a GAAP basis, and is not the same as return of capital on a tax basis.

(b) The Trust declared a distribution for the fourth quarter of 1996 to shareholders of record on December 30, 1996. The distribution was paid in January 1997.

(c) During the fourth quarter of 1996 the Trust and the Corporation each declared a three-for-two stock split in the form of a 50% stock dividend payable to shareholders of record on December 30, 1996. The stock dividend was paid in January 1997.

(d) The Trust declared a distribution for the fourth quarter of 1995 to shareholders of record on December 29, 1995. The distribution was paid in January 1996.

     On September 8, 1997, the last trading day prior to the public announcement of the execution of the Transaction Agreement, the high and low sale prices per Paired Share on the NYSE Composite Transactions Tape were $49.44 and $49.44, respectively. On November 7, 1997, the high and low sales prices per Paired Share on the NYSE Composite Transactions Tape were $58.81 and $57.56, respectively.

DISTRIBUTIONS MADE/DECLARED

     During the fourth quarter of 1996 the Trust and the Corporation each declared a three-for-two stock split in the form of a 50% stock dividend payable to shareholders of record on December 30, 1996. The stock dividend was paid in January 1997. The Trust declared and paid dividends of $0.39 per share for each of the first and second quarters of 1997 and $0.31, $0.33, $0.33 and $0.39 per share (as adjusted for the three-for-two stock split in January 1997) for the first, second, third and fourth quarters of 1996, respectively. The Trust declared and paid a dividend of $0.31 per share (as adjusted for the three-for-two stock split in January 1997) for the third and fourth quarters of 1995. The fourth quarter dividend was paid in January 1996. No distributions were made by the Trust during 1994. The Corporation has not paid any cash dividends since its organization and does not anticipate that it will make any such distributions in the near future. Under the terms of its lines of credit, Starwood Lodging is generally permitted to distribute to its shareholders on an annual basis an amount equal to the greatest of (1) 95% of combined funds from operations for any four consecutive calendar quarters; (2) an amount sufficient to maintain the Trust's tax status as a real estate investment trust; and (3) the amount necessary for the Trust to avoid the payment of federal income or excise tax.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1995 REORGANIZATION

     Pursuant to a reorganization on January 31, 1995 (the "Reorganization") of the Trust and the Corporation with a predecessor of Starwood Capital and certain of its affiliates, such affiliates contributed certain assets to the Realty Partnership and the Operating Partnership effective as of January 1, 1995 in exchange for limited partnership interests. The Reorganization was approved by the shareholders of the Trust and the stockholders of the Corporation at meetings held on December 15, 1994. The limited partnership interests of the Realty Partnership and the Operating Partnership held by Starwood Capital are exchangeable on a one-for-one basis for Paired Shares. See "Security Ownership of Certain Beneficial Owners and Management."

     Barry S. Sternlicht, the founder, President and Chief Executive Officer and General Manager of Starwood Capital is also the Chairman and Chief Executive Officer of the Trust, a Trustee of the Trust and Chairman of the Board of Directors of the Corporation. In addition, Madison Grose, a Trustee of the Trust, is a Managing Director and the General Counsel of Starwood Capital and Jonathan Eilian, who is a Director of the Corporation, is a founding member and Managing Director of Starwood Capital Group, L.P.

CERTAIN ARRANGEMENTS WITH STARWOOD CAPITAL

     Starwood Capital and Starwood Lodging have agreed that, subject to approval by the independent Trustees or Directors, as appropriate, Starwood Capital will be reimbursed for out-of-pocket cost and expenses for any services provided to Starwood Lodging. Starwood Capital will also be reimbursed for its internal cost (including allocation of overhead) for services provided to Starwood Lodging, provided that, where such costs are currently expensed by Starwood Lodging, such reimbursement may not exceed $250,000 for the twelve months ending June 30, 1996. In connection with the acquisition of the Institutional Portfolio in August 1996, the Trust granted Starwood Capital a Restricted Stock Award of 250,870 Paired Shares (after giving effect to the three-for-two stock split in January 1997) (an approximate value of $6 million based on the Paired Share closing price on the date of award). During 1996, in addition to the Restricted Stock Award, Starwood Lodging reimbursed Starwood Capital for $414,000 of internal costs, of which $226,000 related to 1995. Effective August 12, 1996, Starwood Lodging's reimbursement arrangement with Starwood Capital was changed so as to eliminate reimbursements for internal costs of Starwood Capital for any services of senior management of Starwood Capital (subject to the same annual limitation of $250,000 as set forth above for services of employees of Starwood Capital other than such senior management) and after one year, for any services of any employee of Starwood Capital. In addition, Starwood Lodging engaged Starwood Capital to act as its financial advisor in connection with the ITT Merger. This engagement is not subject to the reimbursement arrangement described above.

     In connection with the Reorganization, Starwood Capital agreed (the "Starwood Capital Noncompete") that it would not compete within the United States directly or indirectly with the Realty Partnership or the Operating Partnership and would present to the Partnerships all acquisitions of (i) fee or ground interests or other equity interests in hotels in the United States and
(ii) debt interests in hotels in the United States where it is anticipated that the equity will be acquired by the debt holder within one year from the acquisition of such debt. During the term of the Starwood Noncompete, Starwood Capital is not to acquire any such interest. The term of the Starwood Noncompete is until the later of July 1998 or the time at which no officer, director, general partner or employee of Starwood Capital is on either the Board of Trustees of the Trust or the Board of Directors of the Corporation (subject to exception for certain reorganizations, mergers or other combination transactions with unaffiliated parties).

WESTIN AGREEMENT

     As described herein, Starwood Capital owns an interest in Westin. The Trust and the Corporation have entered into an agreement with Westin pursuant to which Westin has agreed that during the period in which an officer, director, general partner or employee of Starwood Capital is on either the Board of Trustees or the

Board of Directors, and Starwood Capital co-controls Westin, Westin will not acquire or seek to acquire United States hotel equity interests, other than certain specified acquisitions, including, without limitation, minority equity investments made in connection with Westin's acquisition of a management contract. The Trust and the Corporation have each waived the foregoing restriction to the extent applicable with respect to a hotel property in the U.S. Virgin Islands. The Trust and the Corporation have agreed that under certain circumstances if Westin is prohibited from consummating an opportunity which was not being independently pursued by the Trust and the Corporation prior to such prohibition, the Trust and the Corporation will not pursue such opportunity for 270 days after such prohibition. During 1996, Westin made an interest-free loan to the Company of $2.8 million to cover the costs associated with converting five hotels to Westins. If the Closing under the Transaction Agreement occurs, the agreements with Westin described in this paragraph will be terminated.

MANAGEMENT OBLIGATIONS OF WESTERN HOST

     In connection with the settlement of shareholder litigation, Messrs. Ronald
A. Young and John F. Rothman caused each of the Western Host Partnerships (other than Western Host Santa Maria Partners) to terminate management obligations with the Corporation's subsidiary, Western Host, Inc. ("Western Host"), with respect to that partnership's hotel, indemnified the Corporation and Western Host against all claims that might be made against Western Host in connection with its status as a general partner of Western Host Santa Maria Partners, Western Host Pasadena Partners and Western Host San Francisco Partners or in connection with any fact or circumstance occurring since January 1, 1993 with respect to any of the Western Host hotels, and delivered to the Corporation an irrevocable letter of credit in the amount of $800,000. Western Host agreed to accept the termination of its management obligations with respect to the Western Host hotels and has drawn on the letter of credit for the full $800,000. In addition, $120,000 of the management fees and all costs and amounts advanced to the partnerships which were payable to Western Host were paid in full settlement of such amounts due at December 31, 1993.

     Messrs. Young and Rothman also agreed to be responsible for a percentage of any retroactive adjustments in worker's compensation insurance premiums. Starwood Lodging paid $167,041 for retroactive worker's compensation insurance premiums and sought reimbursement from Messrs. Young and Rothman of their share of that amount (approximately an aggregate of $56,000). In October 1995, the Corporation commenced litigation against Messrs. Young and Rothman to collect such amounts (Starwood Lodging Corporation v. Ronald A. Young et al., San Diego Superior Court Case No. 693822). In April 1996, the Corporation settled such litigation and released Messrs. Young and Rothman and their respective affiliates with respect to premiums paid in 1995 in exchange for the payment of $40,655, including $5,000 in attorneys' fees.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETINGS

     Stockholder proposals to be considered for inclusion in the proxy soliciting material for the 1998 Annual Meeting of Shareholders of the Trust or the 1998 Annual Meeting of Stockholders of the Corporation must be received by the Corporation not later than August 14, 1998.

     Pursuant to Section 4A of Article I and Section 13 of Article III of the Trustees' Regulations and Section 7 of Article II and Section 1A of Article III of the Corporation's Bylaws, a shareholder of the Trust or a stockholder of the Corporation who intends at an annual meeting of shareholders or stockholders to nominate one or more individuals for election at such meeting as a Trustee or Director, or to present to a meeting of shareholders or stockholders one or more other items of business, must notify the Trust or the Corporation of the same not more than 75 days nor less than 50 days before the date of the meeting (or, if less than 60 days' advance notice or prior public disclosure of the meeting date is provided, within 10 days after such notice is mailed or such prior public disclosure of the meeting date is provided, whichever occurs first). A copy of the Trustees' Regulations or the Corporation's Bylaws, as the case may be, which documents set forth the information that must be included in any such notice, will be furnished without charge to any owner of Paired Shares upon written or oral request made to Shareholder Relations, Starwood Lodging Trust, 2231 E. Camelback Road, Suite 410, Phoenix, Arizona 85016, telephone number:
(602) 852-3900, or

Shareholder Relations, Starwood Lodging Corporation, 2231 E. Camelback Road, Suite 400, Phoenix, Arizona 85016, telephone number: (602) 852-3900.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     A member of Coopers & Lybrand, the independent public accountants for 1996 and 1997 for the Trust and the Corporation, is expected to be present at the Trust Meeting and the Corporation Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

     As of November 1, 1995, the Trust and the Corporation dismissed Deloitte & Touche, L.L.P. ("Deloitte & Touche") as the independent public accountants for the Trust and the Corporation, respectively, and retained Coopers & Lybrand as the new independent public accountants for the Trust and the Corporation, respectively. The Audit Committee of the Board of Directors and the Boards of the Trust and the Corporation participated in and approved the decision to change independent public accountants.

     The reports of Coopers & Lybrand on the financial statements for the years ended December 31, 1996 and 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and any subsequent interim period preceding the dismissal of Deloitte & Touche, there were no disagreements with Deloitte & Touche on any matter of accounting principle or principles, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Deloitte & Touche would have caused them to make reference thereto in their report. During such fiscal years and any subsequent interim period preceding the dismissal of Deloitte & Touche, there were no "reportable events" which would have required disclosure herein under applicable rules of the Securities and Exchange Commission (the "Commission").

                       INCORPORATION OF CERTAIN DOCUMENTS
                                  BY REFERENCE

     The following documents previously filed by the Trust and the Corporation with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          1. The Joint Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by the Form 10-K/A dated April 25, 1997.

          2. The Joint Quarterly Reports on Form 10-Q filed by the Trust and the Corporation for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 (as amended by the Form 10-Q/A dated November 10, 1997).

          3. The Joint Current Reports on Form 8-K dated February 10, 1997, February 14, 1997, March 20, 1997, March 21, 1997, September 9, 1997,
     September 10, 1997, October 21, 1997 (as amended by the Form 8-K/A dated October 29, 1997) and November 12, 1997.

     All documents filed by the Trust and the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Annual Meetings shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Joint Proxy statement is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

     THIS JOINT PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH

DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS JOINT PROXY STATEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO SHAREHOLDER RELATIONS, STARWOOD LODGING TRUST, 2231 E. CAMELBACK ROAD, SUITE 410, PHOENIX, ARIZONA 85016 (TELEPHONE NUMBER:
(602) 852-3900) OR SHAREHOLDER RELATIONS, STARWOOD LODGING CORPORATION, 2231 E. CAMELBACK ROAD, SUITE 400, PHOENIX, ARIZONA 85016 (TELEPHONE NUMBER: (602) 852-3900). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE DECEMBER 5, 1997.

     The name "Starwood Lodging Trust" is the designation of Starwood Lodging Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969, as amended and restated, and all persons dealing with Starwood Lodging Trust must look solely to Starwood Lodging Trust's property for the enforcement of any claims against Starwood Lodging Trust, as the Trustees, officers, agents and security holders of Starwood Lodging Trust assume no personal obligations of Starwood Loding Trust, and their respective properties shall not be subject to claims of any person relating to such obligation.

                                          By Order of the Board of Trustees
                                          STARWOOD LODGING TRUST
November 12, 1997
                                          Sherwin L. Samuels
                                          Secretary

                                          By Order of the Board of Directors
                                          STARWOOD LODGING CORPORATION
November 12, 1997
                                          Nir E. Margalit
                                          Secretary

     No person is authorized to give any information or to make any representations with respect to the matters described in this Joint Proxy Statement other than those contained herein. Any information or representations with respect to such matters not contained herein must not be relied upon as having been authorized by the Trust or the Corporation. This Joint Proxy Statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is unlawful to make such solicitation in such jurisdiction. The delivery of this Joint Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the affairs of the Trust or the Corporation since the date hereof or that the information in this Joint Proxy Statement is correct as of any time subsequent to the date hereof.

                         INDEX TO FINANCIAL STATEMENTS

                      STARWOOD LODGING TRUST AND STARWOOD
                  LODGING CORPORATION -- PRO FORMA (UNAUDITED)

Starwood Lodging Trust and Starwood Lodging Corporation
  Unaudited Combined Consolidated Pro Forma Balance Sheet as
  of September 30, 1997.....................................     F-3
Starwood Lodging Trust Unaudited Consolidated Pro Forma
  Balance Sheet as of September 30, 1997....................     F-4
Starwood Lodging Corporation Unaudited Consolidated Pro
  Forma Balance Sheet as of September 30, 1997..............     F-5
Notes to the Unaudited Combined Consolidated and Separate
  Consolidated Pro Forma Balance Sheets as of September 30,
  1997......................................................     F-6
Starwood Lodging Trust and Starwood Lodging Corporation
  Unaudited Combined Consolidated Pro Forma Statement of
  Operations for the nine months ended September 30, 1997...    F-10
Starwood Lodging Trust Unaudited Consolidated Pro Forma
  Statement of Operations for the nine months ended
  September 30, 1997........................................    F-11
Starwood Lodging Corporation Unaudited Consolidated Pro
  Forma Statement of Operations for the nine months ended
  September 30, 1997........................................    F-12
Starwood Lodging Trust and Starwood Lodging Corporation
  Unaudited Combined Consolidated Pro Forma Statement of
  Operations for the year ended December 31, 1996...........    F-13
Starwood Lodging Trust Unaudited Consolidated Pro Forma
  Statement of Operations for the year ended December 31,
  1996......................................................    F-14
Starwood Lodging Corporation Unaudited Consolidated Pro
  Forma Statement of Operations for the year ended December
  31, 1996..................................................    F-15
Notes to the Unaudited Combined Consolidated and Separate
  Consolidated Pro Forma Statements of Operations for the
  nine months ended September 30, 1997 and the year ended
  December 31, 1996.........................................    F-16

W&S HOTEL L.L.C. AND SUBSIDIARIES
Consolidated Balance Sheets.................................    F-22
Consolidated Statements of Operations.......................    F-23
Predecessor Business Combined Statements of Operations......    F-24
Consolidated Statements of Members' Equity..................    F-25
Predecessor Business Combined Statements of Changes in Net
  Assets....................................................    F-26
Consolidated Statements of Cash Flows.......................    F-27
Predecessor Business Combined Statements of Cash Flows......    F-28
Notes to Financial Statements...............................    F-29

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION
                      PRO FORMA COMBINED CONSOLIDATED AND
                      SEPARATE CONSOLIDATED BALANCE SHEETS

                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

     The following unaudited Pro Forma Combined Consolidated and Separate Consolidated Balance Sheets are presented as if the acquisition of W&S Hotel L.L.C. ("LLC") and its subsidiaries (together "Westin") consisting of Westin Hotels & Resorts Worldwide, Inc. ("Westin Worldwide"), W&S Lauderdale Corp. ("Lauderdale"), W&S Seattle Corp. ("Seattle"), Westin St. John Hotel Company, Inc. ("St. John"), W&S Denver Corp. ("Denver"), and W&S Atlanta Corp. ("Atlanta"), had occurred as of September 30, 1997.

     The unaudited Pro Forma Combined Consolidated and Separate Consolidated Balance Sheets should be read in conjunction with the Separate Consolidated and Combined Consolidated Historical Financial Statements of Starwood Lodging Trust (the "Trust") and Starwood Lodging Corporation (the "Corporation," and collectively with the Trust, the "Company") and the Notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the unaudited separate and combined financial statements and related notes of the Company included in its Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 incorporated by reference in this Proxy Statement. In management's opinion, all pro forma adjustments necessary to reflect the effects of the acquisition of Westin have been made.

     The unaudited Pro Forma Combined Consolidated and Separate Consolidated Balance Sheets are not necessarily indicative of what the actual financial position of the Company would have been as of September 30, 1997, nor do they purport to represent the future financial position of the Company.

            STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION

            UNAUDITED COMBINED CONSOLIDATED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                        HISTORICAL                                   PRO FORMA
                                                         STARWOOD                                     STARWOOD
                                                         LODGING       WESTIN       PRO FORMA         LODGING
                                                         COMBINED    ACQUISITION   ADJUSTMENTS        COMBINED
                                                        ----------   -----------   -----------       ---------
                                                           (A)           (B)
                        ASSETS
Hotel assets held for sale, net.......................  $   32,215   $              $                $   32,215
Hotel assets, net.....................................   2,323,657      874,618                       3,198,275
                                                        ----------   ----------     ---------        ----------
                                                         2,355,872      874,618                       3,230,490
Mortgage notes receivable, net........................      79,465                                       79,465
Investments...........................................       1,691       75,850                          77,541
                                                        ----------   ----------     ---------        ----------
    Total real estate investments.....................   2,437,028      950,468                       3,387,496
Cash and cash equivalents.............................      28,527      178,000                          28,527
                                                                       (178,000)
Accounts, interest and rent receivable................      71,709                                       71,709
Notes receivable, net.................................       2,701       14,076                          16,777
Inventories, prepaid expenses and other assets........      55,633      865,056       180,000(E)      1,100,689
                                                        ----------   ----------     ---------        ----------
                                                        $2,595,598   $1,829,600     $ 180,000        $4,605,198
                                                        ==========   ==========     =========        ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Collateralized notes payable and revolving lines of
  credit..............................................  $1,217,861   $1,030,093     $(500,000)(C)    $1,925,954
                                                                        178,000
Mortgage and other notes payable......................     218,558                                      218,558
Accounts payable and other liabilities................      79,768                    180,000(E)        259,768
Distributions payable.................................      28,447                                       28,447
                                                        ----------   ----------     ---------        ----------
                                                         1,544,634    1,208,093      (320,000)        2,432,727
                                                        ----------   ----------     ---------        ----------
Commitments and contingencies.........................
MINORITY INTEREST.....................................     258,926       48,993        24,768(C)        332,687
Class B Exchangeable preferred pro forma shares; $.01
  par value; authorized 10,000,000; outstanding
  5,294,783, at redemption value......................                  203,849                         203,849

SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
  $.01 par value; authorized 100,000,000 shares;
    outstanding 45,725,852, 56,425,852 pro forma......         457                        107(C)            564
  $.01 par value; authorized 10,000,000 Class A
    Exchangeable preferred pro forma shares;
    outstanding 6,285,783.............................                       63                              63
Corporation common stock,
  $.01 par value; authorized 100,000,000 shares;
    outstanding 45,725,852, 56,425,852 pro forma......         457                        107(C)            564
Additional paid-in capital............................   1,094,849      368,602       475,018(C)      1,938,469
Accumulated deficit...................................    (303,725)                                    (303,725)
                                                        ----------   ----------     ---------        ----------
                                                           792,038      368,665       475,232         1,635,935
                                                        ----------   ----------     ---------        ----------
                                                        $2,595,598   $1,829,600     $ 180,000        $4,605,198
                                                        ==========   ==========     =========        ==========

                             STARWOOD LODGING TRUST

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                                    HISTORICAL                                    PRO FORMA
                                                     STARWOOD        WESTIN       PRO FORMA        STARWOOD
                                                   LODGING TRUST   ACQUISITION   ADJUSTMENTS    LODGING TRUST
                                                   -------------   -----------   -----------    -------------
                                                        (A)            (B)
ASSETS
Hotel assets held for sale, net..................   $    9,925     $              $               $    9,925
Hotel assets, net................................    2,091,246        694,118                      2,785,364
                                                    ----------     ----------     ---------       ----------
                                                     2,101,171        694,118                      2,795,289
Mortgage notes receivable, net...................       79,465                                        79,465
Mortgage notes receivable Corporation............      209,642                                       209,642
Investments......................................        1,451         69,850                         71,301
                                                    ----------     ----------     ---------       ----------
  Total real estate investments..................    2,391,729        763,968                      3,155,697
Cash and cash equivalents........................        3,169        178,000        25,000(D)         3,169
                                                                     (178,000)      (25,000)(D)
Rent and interest receivable.....................       13,823                                        13,823
Notes receivable, net............................        2,080         14,076                         16,156
Notes receivable Corporation.....................       57,712        294,184       (25,000)(D)      326,896
Prepaid expenses and other assets................       22,693        726,295                        748,988
                                                    ----------     ----------     ---------       ----------
                                                    $2,491,206     $1,798,523     $ (25,000)      $4,264,729
                                                    ==========     ==========     =========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Collateralized notes payable and revolving lines
  of credit......................................   $1,217,861     $1,030,093     $(475,000)(C)   $1,925,954
                                                                      178,000       (25,000)(D)
Mortgage and other notes payable.................      217,606                                       217,606
Accounts payable and other liabilities...........       19,233                                        19,233
Distributions payable............................       28,348                                        28,348
                                                    ----------     ----------     ---------       ----------
                                                     1,483,048      1,208,093      (500,000)       2,191,141
                                                    ----------     ----------     ---------       ----------
Commitments and contingencies....................
MINORITY INTEREST................................      247,804         46,543        21,629(C)       315,976
Class B Exchangeable preferred pro forma shares;
  $.01 par value; authorized 10,000,000;
  outstanding 5,294,783, at redemption value.....                     203,849                        203,849

SHAREHOLDERS' EQUITY
Trust shares of beneficial interest,
  $.01 par value; authorized 100,000,000 shares;
    outstanding 45,725,852, 56,425,852 pro
    forma........................................          457                          107(C)           564
  $.01 par value; authorized 10,000,000 Class A
    Exchangeable preferred pro forma shares;
    outstanding 6,285,783........................                          63                             63
Additional paid-in capital.......................      979,885        339,975       453,264(C)     1,773,124
Accumulated deficit..............................     (219,988)                                     (219,988)
                                                    ----------     ----------     ---------       ----------
                                                       760,354        340,038       453,371        1,553,763
                                                    ----------     ----------     ---------       ----------
                                                    $2,491,206     $1,798,523     $ (25,000)      $4,264,729
                                                    ==========     ==========     =========       ==========

                          STARWOOD LODGING CORPORATION

                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                               HISTORICAL
                                                STARWOOD                                      PRO FORMA
                                                 LODGING       WESTIN       PRO FORMA      STARWOOD LODGING
                                               CORPORATION   ACQUISITION   ADJUSTMENTS       CORPORATION
                                               -----------   -----------   -----------     ----------------
                                                   (A)           (B)
                   ASSETS
Hotel assets held for sale, net..............   $ 22,290      $             $                  $ 22,290
Hotel assets, net............................    232,411       180,500                          412,911
                                                --------      --------      --------           --------
                                                 254,701       180,500                          435,201
Investments..................................        240         6,000                            6,240
                                                --------      --------      --------           --------
     Total real estate investments...........    254,941       186,500                          441,441
Cash and cash equivalents....................     25,358                      25,000 (C),(D       25,358
                                                                             (25,000)(D)
Accounts and interest receivable.............     57,886                                         57,886
Notes receivable, net........................        621                                            621
Inventories, prepaid expenses and other
  assets.....................................     32,940       138,761       180,000(E)         351,701
                                                --------      --------      --------           --------
                                                $371,746      $325,261      $180,000           $877,007
                                                ========      ========      ========           ========

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Mortgage and other notes payable.............   $    952      $             $                  $    952
Mortgage notes payable Trust.................    209,642                                        209,642
Notes payable Trust..........................     57,712       294,184       (25,000)(D)        326,896
Accounts payable and other liabilities.......     60,535                     180,000(E)         240,535
Distributions payable........................         99                                             99
                                                --------      --------      --------           --------
                                                 328,940       294,184       155,000            778,124
                                                --------      --------      --------           --------
Commitments and contingencies................
MINORITY INTEREST............................     11,122         2,450         3,139 (C),(D       16,711
SHAREHOLDERS' EQUITY
Corporation common stock,
  $.01 par value; authorized 100,000,000
     shares; outstanding 45,725,852,
     56,425,852 pro forma....................        457                         107 (C),(D          564
Additional paid-in capital...................    114,964        28,627        21,754 (C),(D      165,345
Accumulated deficit..........................    (83,737)                                       (83,737)
                                                --------      --------      --------           --------
                                                  31,684        28,627        21,861             82,172
                                                --------      --------      --------           --------
                                                $371,746      $325,261      $180,000           $877,007
                                                ========      ========      ========           ========

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                NOTES TO THE UNAUDITED COMBINED CONSOLIDATED AND
                 SEPARATE CONSOLIDATED PRO FORMA BALANCE SHEETS
                            AS OF SEPTEMBER 30, 1997

NOTE 1. BASIS OF PRESENTATION

     (A) The Trust and the Corporation have unilateral control of SLT Realty Limited Partnership ("Realty") and SLC Operating Limited Partnership ("Operating" and together with Realty the "Partnerships"), respectively, and, therefore, the historical financial statements of Realty and Operating are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Company" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including Realty and Operating, respectively.

NOTE 2. WESTIN ACQUISITION

     (B) On September 9, 1997, the Company announced the execution of a definitive agreement to acquire W&S Hotel L.L.C. (the "LLC" and, together with its subsidiaries, "Westin") and its subsidiaries for approximately $1.83 billion (using the closing price of $49.4375 per paired share on September 8, 1997). The subsidiaries of the LLC consist of: Westin Worldwide, Lauderdale, Seattle, St. John, Denver and Atlanta. As part of the acquisition, Westin Worldwide will be merged into the Trust, the stock of Seattle, Lauderdale and Denver (which own the Westin Hotel Seattle, the Westin Hotel Fort Lauderdale and the Westin Hotel Tabor Center, respectively) will be contributed to Realty and the stock of Atlanta and St. John (which own the Westin Peachtree Plaza and the Westin Resort, St. John, respectively) will be contributed to Operating. Also as part of the acquisition, certain assets of Westin Worldwide, including portions of its management and franchising operations, and of Seattle, Lauderdale and Denver are expected either to be transferred to the Corporation and Operating or transferred into subsidiaries in which the Trust will own nonvoting preferred stock and less than 10% of the voting stock and the Corporation will own more than 90% of the voting stock.

     The pro forma adjustments allocate Westin's assets between the Trust and the Corporation in accordance with the terms of the acquisition. As a result, all the properties owned by Westin (other than the Westin Peachtree Plaza and the Westin Resort, St. John) are combined with the Trust. The following is a list of the hotels that are wholly-owned by Westin:

                     NAME                             CITY                STATE           TOTAL ROOMS
                     ----                             ----                -----           -----------
Hotels owned as of December 31, 1996
The Westin Hotel Seattle......................    Seattle          Washington                  865
The Westin San Francisco Airport..............    San Francisco    California                  388
The Westin Hotel Cincinnati...................    Cincinnati       Ohio                        448
The Westin Galleria and Oaks..................    Houston          Texas                       891
The Westin South Coast Plaza..................    Orange County    California                  396
The Westin Hotel Fort Lauderdale..............    Ft.              Florida                     293
                                                  Lauderdale
The Cherry Creek Inn..........................    Denver           Colorado                    320
                                                                                             -----
     Sub-total................................                                               3,601
                                                                                             -----

                     NAME                             CITY           STATE/TERRITORY      TOTAL ROOMS
                     ----                             ----           ---------------      -----------
Hotels acquired since January 1, 1997
The Westin Hotel Indianapolis.................    Indianapolis     Indiana                     573
The Westin Hotel Tabor Center.................    Denver           Colorado                    420
The Westin Peachtree Plaza....................    Atlanta          Georgia                   1,068
The Westin Resort.............................    St. John         U.S. Virgin Islands         285
                                                                                             -----
     Sub-total................................                                               2,346
                                                                                             -----
     Total....................................                                               5,947
                                                                                             =====

     In addition, Westin has joint venture interests in the following properties:

          NAME/OWNERSHIP PERCENTAGE                   CITY           STATE/PROVINCE       TOTAL ROOMS
          -------------------------                   ----           --------------       -----------
The Westin Hotel O'Hare (49%).................    Chicago          Illinois                    525
The Westin Hotel Galleria (20%)...............    Dallas           Texas                       431
The Westin Office Building (25%)..............    Seattle          Washington                  N/A(1)
The Westin London (10%).......................    London           Ontario                     329

-------------------------
(1) contains approximately 350,000 square feet

     The acquisition price for Westin is expected to be allocated as follows (in thousands):

                                                           TRUST       CORPORATION     COMBINED
                                                         ----------    -----------    ----------
Wholly owned assets....................................  $  694,118     $180,500      $  874,618
Joint venture assets...................................      69,850        6,000          75,850
Notes receivable.......................................      14,076           --          14,076
Other assets(1)........................................     726,295      138,761         865,056
                                                         ----------     --------      ----------
     Total assets......................................  $1,504,339     $325,261      $1,829,600
                                                         ==========     ========      ==========

---------------
(1) Other assets includes the value of existing management contracts, certain intangible assets, and an amount allocated to a wholly owned captive insurance company.

     As partial consideration for the acquisition of Westin, the Company intends to issue 6,285,783 shares of newly created Class A Exchangeable Preferred Stock with an aggregate value of approximately $310.8 million (using the closing stock price of $49.4375 per paired share on September 8, 1997) and 5,294,783 shares of newly created Class B Exchangeable Preferred Stock with an aggregate value of approximately $261.8 million (using the closing stock price of $49.4375 per paired share on September 8, 1997). The Company also intends to issue 991,000 limited partnership units of the Partnerships with an aggregate value of approximately $49.0 million (using the closing stock price of $49.4375 per Paired Share on September 8, 1997), exchangeable on a one for one basis for Class B Exchangeable Preferred Stock or paired shares. The Corporation expects to borrow approximately $294.2 million from the Trust to partially finance the acquisition of assets allocable to the Corporation.

     Finally, the Company intends to assume approximately $1.030 billion of debt and pay cash in the amount of approximately $178.0 million to be drawn down under the Company's revolving line of credit. The Company expects to refinance some of Westin's debt to obtain credit terms similar to the Company's existing credit facilities.

NOTE 3. PRO FORMA ADJUSTMENTS

     (C) The Company expects to issue, in a take-down from a shelf registration statement to be filed with the Securities and Exchange Commission in connection with a public offering, approximately 10.7 million Paired Shares of the Company at an initial offering price of $49.4375 per paired share (using the closing price per Paired Share on September 8, 1997) (the "Offering"). Total combined net proceeds from the Offering of approximately $500 million will be used partially to fund the acquisition of Westin and to pay down existing indebtedness. Minority interest has been adjusted to reflect the 16.9% proforma minority interest subsequent to the Westin acquisition.

     (D) Reflects proceeds from the Offering to the Corporation which will be used to reduce intercompany indebtedness to the Trust and will be used by the Trust to pay down existing third-party indebtedness.

     (E) Reflects estimated deferred tax liability expected to be recorded as a result of the Westin acquisition.

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                      PRO FORMA COMBINED CONSOLIDATED AND
                 SEPARATE CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND THE
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

     The following Unaudited Combined Consolidated and Separate Consolidated Pro Forma Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 give effect to the pending acquisition of Westin as of January 1, 1996. The pro forma information is based upon historical information and does not purport to present what actual results would have been had such transaction, in fact, occurred at January 1, 1996, or to project results for any future period. Historical Starwood Lodging Trust and Starwood Lodging Corporation results are for the nine months ended September 30, 1997 and the year ended December 31, 1996. The historical Westin results are for the nine months ended September 30, 1997 and the year ended December 31, 1996.

     Historical Starwood Lodging Trust and Starwood Lodging Corporation results include the results of the properties acquired in 1996 (the Westin in Washington, D.C. -- acquired on January 4, a 58.2% interest in the Park Plaza in Boston, Massachusetts -- acquired on January 24, the Doubletree Guest Suites DFW Airport in Irving, Texas, the Doubletree Guest Suites in Ft. Lauderdale, Florida and the Westin Hotel in Tampa, Florida -- all three acquired on April 26, the Midland Hotel in Chicago, Illinois -- acquired on March 22, the Clarion Hotel -- San Francisco Airport in Milbrae, California -- acquired on April 25, the Westin at the Philadelphia International Airport in Philadelphia, Pennsylvania -- acquired on June 3, the Days Inn in Philadelphia, Pennsylvania -- acquired on July 1, a portfolio of 8 hotels owned by an institution consisting of the Ritz Carlton in Kansas City, Missouri, the Ritz Carlton in Philadelphia, Pennsylvania, the Westin Hotel in Waltham, Massachusetts, the Westin LAX in Los Angeles, California, the Westin Horton Plaza in San Diego, California, the Westin Hotel Concourse in Atlanta, Georgia, the Doubletree Grand at Mall of America in Bloomington, Minnesota and the Wyndham Hotel in Ft. Lauderdale, Florida -- all acquired on August 12, a portfolio of 9 hotels owned by Hotels of Distinction Ventures, Inc. consisting of the Hotel Park Tucson in Tucson, Arizona, the Embassy Suites in Palm Desert, California, the Marque in Atlanta, Georgia, the Arlington Park Hilton in Arlington Heights, Illinois, the Sheraton Needham in Needham, Massachusetts, the Sheraton Minneapolis Metrodome in Minneapolis, Minnesota, the Embassy Suites in St. Louis, Missouri, the Radisson Marque in Winston-Salem, North Carolina (this property was sold in April, 1997) and the Allentown Hilton in Allentown, Pennsylvania -- all acquired on August 16 except the Sheraton Minneapolis Metrodome which closed on September 5, the Marriott Forrestal Village in Princeton, New Jersey -- acquired on August 29, the Doral Court and Doral Tuscany both in New York, New York -- acquired on September 19, and a 93.5% interest in the Westwood Marquis Hotel & Gardens in Westwood, California -- acquired on December 31) and the properties acquired in 1997 (the Deerfield Beach Hilton in Deerfield Beach, Florida -- acquired on January 8, the Radisson Denver South in Denver, Colorado -- acquired on January 17, the Embassy Suites Hotel in Atlanta, Georgia, the BWI Airport Marriott in Baltimore, Maryland, the Charleston Hilton North in Charleston, South Carolina, the Crowne Plaza Edison in Edison, New Jersey, the Courtyard by Marriott Crystal City in Arlington, Virginia, the Novi Hilton in Novi, Michigan, the Omni Waterside Hotel in Norfolk, Virginia, the Park Ridge Hotel in King of Prussia, Pennsylvania, the Sheraton Hotel in Long Beach, California, and the Sonoma County Hilton in Santa Rosa, California -- all acquired on February 14, the Days Inn Lake Shore Drive in Chicago, Illinois -- acquired February 21, the Hermitage Suites Hotel in Nashville, Tennessee -- acquired on March 11, the Hotel De La Poste in New Orleans, Louisiana -- acquired on March 12, the San Diego Marriott Suites in San Diego, California -- acquired on April 3, the Tremont Hotel in Chicago, Illinois -- acquired on April 4, the Raphael Hotel in Chicago,
Illinois -- acquired May 7, the Stamford Sheraton in Stamford,
Connecticut -- acquired on June 9, the Radisson Plaza Hotel in Southfield, Michigan -- acquired on July 10, the Westin Regina Resort in Los Cabos, Mexico, the Westin Regina Resort in Cancun, Mexico, and the Westin Regina Resort in Puerto Vallarta, Mexico -- acquired on August 21, a portfolio of 15 hotels, owned by Flatley Co./Tara Hotels, located in the Northeastern United
States -- acquired on September 11, the Crowne Plaza in New Orleans,
Louisiana -- acquired on September 16, and One Washington Circle in Washington, D.C. -- acquired on September 30) from their respective dates of acquisition.

            STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION

       UNAUDITED COMBINED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                          HISTORICAL
                                           STARWOOD                                                  PRO FORMA
                                           LODGING         W & S HOTEL LLC     PRO FORMA          STARWOOD LODGING
                                           COMBINED        & SUBSIDIARIES     ADJUSTMENTS             COMBINED
                                          ----------       ---------------    -----------         ----------------
                                             (A)                 (B)
REVENUE
Hotel operations:
  Rooms..............................      $403,235           $110,869         $  24,222              $538,326
  Food & beverage....................       157,260             51,566            12,641               221,467
  Other..............................        43,119             12,916             2,683                58,718
                                           --------           --------         ---------              --------
      Total..........................       603,614            175,351            39,546(C)            818,511
Gaming...............................        11,392                                                     11,392
Interest from mortgage and other
  notes..............................        10,576              3,128                                  13,704
Rent from leased hotel properties and
  income from investments............           701              1,196                                   1,897
Management fees and other income.....         6,726             60,162            (1,496)(G)            65,392
Gain (loss) on sales of real estate
  investments and non-recurring
  items..............................          (221)            13,423           (13,423)(H)              (221)
                                           --------           --------         ---------              --------
                                            632,788            253,260            24,627               910,675
                                           --------           --------         ---------              --------
EXPENSES
Hotel operations:
  Rooms..............................        98,004             23,391             5,773               127,168
  Food & beverage....................       118,058             36,798             8,780               163,636
  Other..............................       200,856             68,939            13,124               282,919
                                           --------           --------         ---------              --------
                                            416,918            129,128            27,677(C)            573,723
                                                                                  (1,496)(G)            (1,496)
                                                                                  (1,832)(I)            (1,832)
                                           --------           --------         ---------              --------
      Total..........................       416,918            129,128            24,349               570,395
Gaming...............................        12,554                                                     12,554
Interest.............................        41,139                               67,049(J)             80,438
                                                                                 (27,750)(K)
Depreciation and amortization........       104,271                               65,240(L)            169,511
Administrative and general...........        19,002             13,290                                  32,292
                                           --------           --------         ---------              --------
                                            593,884            142,418           128,888               865,190
                                           --------           --------         ---------              --------
Income from operations before income
  taxes and minority interest........        38,904            110,842          (104,261)               45,485
Provision for income taxes...........                                             12,370(M)             12,370
                                           --------           --------         ---------              --------
Income from operations before
  minority interest..................        38,904           $110,842         $(116,631)               33,115
                                                              ========         =========
Minority interest (N)................        10,627                                                      7,561
                                           --------                                                   --------
Income from operations...............      $ 28,277                                                   $ 25,554
                                           ========                                                   ========
Income from operations per Paired
  Share (O)..........................      $   0.60                                                   $   0.37
                                           ========                                                   ========
Weighted average number of Paired
  Shares.............................        46,830                                                     69,111
                                           ========                                                   ========

                             STARWOOD LODGING TRUST

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                       HISTORICAL                                                 PRO FORMA
                                    STARWOOD LODGING    W & S HOTEL LLC     PRO FORMA          STARWOOD LODGING
                                         TRUST          & SUBSIDIARIES     ADJUSTMENTS              TRUST
                                    ----------------    ---------------    -----------         ----------------
                                          (A)                 (B)
REVENUE
Rents from Corporation..........        $157,571            $               $ 38,884(D)            $196,455
Interest from Corporation.......           9,776                              21,198(E)              30,974
Interest from mortgage and other
  notes.........................          10,576              3,128                                  13,704
Rent from leased hotel
  properties and income from
  investments...................             701              1,196                                   1,897
Other income....................           1,853                                                      1,853
Gain on sale of real estate
  investments and non-recurring
  items.........................             283             13,423          (13,423)(H)                283
                                        --------            -------         --------               --------
                                         180,760             17,747           46,659                245,166
                                        --------            -------         --------               --------
EXPENSES
Interest........................          41,012                              67,049(J)              80,311
                                                                             (27,750)(K)
Depreciation and amortization...          88,204                              55,059(L)             143,263
Administrative and general......           7,031                                                      7,031
                                        --------            -------         --------               --------
                                         136,247                              94,358                230,605
                                        --------            -------         --------               --------
Income from operations before
  minority interest.............          44,513            $17,747         $(47,699)                14,561
                                                            =======         ========
Minority interest (N)...........           9,957                                                      2,790
                                        --------                                                   --------
Income from operations..........        $ 34,556                                                   $ 11,771
                                        ========                                                   ========
Income from operations per share
  (O)...........................        $   0.73                                                   $   0.17
                                        ========                                                   ========
Weighted average number
  of shares.....................          46,830                                                     69,111
                                        ========                                                   ========

                          STARWOOD LODGING CORPORATION

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                                     HISTORICAL
                                      STARWOOD                                            PRO FORMA
                                       LODGING     W & S HOTEL LLC    PRO FORMA       STARWOOD LODGING
                                     CORPORATION   & SUBSIDIARIES    ADJUSTMENTS         CORPORATION
                                     -----------   ---------------   -----------      ----------------
                                         (A)             (B)
REVENUE
Hotel operations:
  Rooms............................   $403,235        $110,869        $ 24,222            $538,326
  Food & beverage..................    157,260          51,566          12,641             221,467
  Other............................     43,119          12,916           2,683              58,718
                                      --------        --------        --------            --------
     Total.........................    603,614         175,351          39,546(C)          818,511
Gaming.............................     11,392                                              11,392
Management fees and other income...      4,873          60,162          (1,496)(G)          63,539
Loss on sales of real estate
  investments......................       (504)                                               (504)
                                      --------        --------        --------            --------
                                       619,375         235,513          38,050             892,938
                                      --------        --------        --------            --------
EXPENSES
Hotel operations:
  Rooms............................     98,004          23,391           5,773             127,168
  Food & beverage..................    118,058          36,798           8,780             163,636
  Other............................    200,856          68,939          13,124             282,919
                                      --------        --------        --------            --------
                                       416,918         129,128          27,677(C)          573,723
                                                                        (1,496)(G)          (1,496)
                                                                        (1,832)(I)          (1,832)
                                      --------        --------        --------            --------
     Total.........................    416,918         129,128          24,349             570,395
Gaming.............................     12,554                                              12,554
Rent to Trust......................    157,571                          38,884(D)          196,455
Interest to Trust..................      9,776                          21,198(E)           30,974
Interest...........................        127                                                 127
Depreciation and amortization......     16,067                          10,181(L)           26,248
Administrative and general.........     11,971          13,290                              25,261
                                      --------        --------        --------            --------
                                       624,984         142,418          94,612             862,014
                                      --------        --------        --------            --------
Income (loss) before income taxes
  and minority interest............     (5,609)         93,095         (56,562)             30,924
Provision for income taxes.........                                     12,370(M)           12,370
                                      --------        --------        --------            --------
Income before minority interest....     (5,609)       $ 93,095        $(68,932)             18,554
                                                      ========        ========
Minority interest(N)...............        670                                               4,771
                                      --------                                            --------
Net income (loss)..................   $ (6,279)                                           $ 13,783
                                      ========                                            ========
Net income (loss) per share(O).....   $  (0.13)                                           $   0.20
                                      ========                                            ========
Weighted average number of
  shares...........................     46,830                                              69,111
                                      ========                                            ========

            STARWOOD LODGING TRUST AND STARWOOD LODGING CORPORATION

       UNAUDITED COMBINED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                               HISTORICAL       W & S HOTEL                           PRO FORMA
                                            STARWOOD LODGING        LLC          PRO FORMA         STARWOOD LODGING
                                                COMBINED       & SUBSIDIARIES   ADJUSTMENTS            COMBINED
                                            ----------------   --------------   -----------        ----------------
                                                  (A)               (B)
REVENUE
Hotel operations:
  Rooms...................................      $260,175          $102,091       $  65,559             $427,825
  Food & beverage.........................        94,816            52,036          33,551              180,403
  Other...................................        30,119            14,245           7,743               52,107
                                                --------          --------       ---------             --------
      Total...............................       385,110           168,372         106,853(C)           660,335
Gaming....................................        23,630                                                 23,630
Interest from mortgage and other notes....        11,262             1,712                               12,974
Rent from leased hotel properties and
  income from investments.................           822             5,036          (3,406)(F)            2,452
Management fees and other income..........         3,424            69,693            (753)(G)           72,364
Gain on sales of real estate
  investments.............................         4,290                                                  4,290
                                                --------          --------       ---------             --------
                                                 428,538           244,813         102,694              776,045
                                                --------          --------       ---------             --------
EXPENSES
Hotel operations:
  Rooms...................................        67,017            23,221          15,655              105,893
  Food & beverage.........................        72,696            36,569          23,503              132,768
  Other...................................       135,302            73,270          35,759              244,331
                                                --------          --------       ---------             --------
                                                 275,015           133,060          74,917(C)           482,992
                                                                                      (753)(G)             (753)
                                                                                      (997)(I)             (997)
                                                --------          --------       ---------             --------
      Total...............................       275,015           133,060          73,167              481,242
Gaming....................................        21,834                                                 21,834
Interest..................................        23,337                            89,397(J)            75,734
                                                                                   (37,000)(K)
Depreciation and amortization.............        55,745                            86,986(L)           142,731
Administrative and general................        16,495            23,990                               40,485
                                                --------          --------       ---------             --------
                                                 392,426           157,050         212,550              762,026
                                                --------          --------       ---------             --------
Income before income taxes and
  minority interest.......................        36,112            87,763        (109,856)              14,019
Provision for income taxes................                                           9,803(M)             9,803
                                                --------          --------       ---------             --------
Income before minority interest...........        36,112          $ 87,763       $(119,659)               4,216
                                                                  ========       =========
Minority interest (N).....................        10,238                                                  2,460
                                                --------                                               --------
Net income................................      $ 25,874                                               $  1,756
                                                ========                                               ========
Net income per Paired Share (O)...........      $   0.87                                               $   0.03
                                                ========                                               ========
Weighted average number of Paired
  Shares..................................        29,884                                                 52,165
                                                ========                                               ========

                             STARWOOD LODGING TRUST

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                        HISTORICAL                                             PRO FORMA
                                     STARWOOD LODGING   W & S HOTEL LLC    PRO FORMA           STARWOOD
                                          TRUST         & SUBSIDIARIES    ADJUSTMENTS        LODGING TRUST
                                     ----------------   ---------------   -----------        -------------
                                           (A)                (B)
REVENUE
Rents from Corporation.............      $ 87,593           $              $ 38,394(D)         $125,987
Interest from Corporation..........         9,084                            28,264(E)           37,348
Interest from mortgage and other
  notes............................        11,262            1,712                               12,974
Rent from leased hotel properties
  and income from investments......           822            5,036           (3,406)(F)           2,452
Other income.......................         2,008                                                 2,008
Gain on sale of real estate
  investments......................         4,290                                                 4,290
                                         --------           ------         --------            --------
                                          115,059            6,748           63,252             185,059
                                         --------           ------         --------            --------
EXPENSES
Interest...........................        23,088                            89,397(J)           75,485
                                                                            (37,000)(K)
Depreciation and amortization......        42,517                            73,411(L)          115,928
Administrative and general.........         4,134                                                 4,134
                                         --------           ------         --------            --------
                                           69,739                           125,808             195,547
                                         --------           ------         --------            --------
Income (loss) before minority
  interest.........................        45,320           $6,748         $(62,556)            (10,488)
                                                            ======         ========
Minority interest (N)..............        11,731                                                  (498)
                                         --------                                              --------
Net income (loss)..................      $ 33,589                                              $ (9,990)
                                         ========                                              ========
Net income (loss) per share (O)....      $   1.12                                              $  (0.19)
                                         ========                                              ========
Weighted average number of
  shares...........................        29,884                                                52,165
                                         ========                                              ========

                          STARWOOD LODGING CORPORATION

            UNAUDITED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                           HISTORICAL
                                            STARWOOD                                                PRO FORMA
                                             LODGING      W & S HOTEL LLC     PRO FORMA          STARWOOD LODGING
                                           CORPORATION    & SUBSIDIARIES     ADJUSTMENTS           CORPORATION
                                           -----------    ---------------    -----------         ----------------
                                               (A)              (B)
REVENUE
Hotel operations:
  Rooms..................................   $260,175         $102,091         $ 65,559               $427,825
  Food & beverage........................     94,816           52,036           33,551                180,403
  Other..................................     30,119           14,245            7,743                 52,107
                                            --------         --------         --------               --------
      Total..............................    385,110          168,372          106,853(C)             660,335
Gaming...................................     23,630                                                   23,630
Management fees and other income.........      1,416           69,693             (753)(G)             70,356
                                            --------         --------         --------               --------
                                             410,156          238,065          106,100                754,321
                                            --------         --------         --------               --------
EXPENSES
Hotel operations:
  Rooms..................................     67,017           23,221           15,655                105,893
  Food & beverage........................     72,696           36,569           23,503                132,768
  Other..................................    135,302           73,270           35,759                244,331
                                            --------         --------         --------               --------
                                             275,015          133,060           74,917(C)             482,992
                                                                                  (753)(G)               (753)
                                                                                  (997)(I)               (997)
                                            --------         --------         --------               --------
      Total..............................    275,015          133,060           73,167                481,242
Gaming...................................     21,834                                                   21,834
Rent to Trust............................     87,593                            38,394(D)             125,987
Interest to Trust........................      9,084                            28,264(E)              37,348
Interest.................................        249                                                      249
Depreciation and amortization............     13,228                            13,575(L)              26,803
Administrative and general...............     12,361           23,990                                  36,351
                                            --------         --------         --------               --------
                                             419,364          157,050          153,400                729,814
                                            --------         --------         --------               --------
Income (loss) before income taxes and
  minority interest......................     (9,208)          81,015          (47,300)                24,507
Provision for income taxes...............                                        9,803(M)               9,803
                                            --------         --------         --------               --------
Income before minority interest..........     (9,208)        $ 81,015         $(57,103)                14,704
                                                             ========         ========
Minority interest (N)....................     (1,493)                                                   2,958
                                            --------                                                 --------
Net income (loss)........................   $ (7,715)                                                $ 11,746
                                            ========                                                 ========
Net income (loss) per share (O)..........   $  (0.26)                                                $   0.22
                                            ========                                                 ========
Weighted average number of shares........     29,884                                                   52,165
                                            ========                                                 ========

                           STARWOOD LODGING TRUST AND
                          STARWOOD LODGING CORPORATION

                NOTES TO THE UNAUDITED COMBINED CONSOLIDATED AND
            SEPARATE CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND THE
                          YEAR ENDED DECEMBER 31, 1996

NOTE 1. BASIS OF PRESENTATION

     The Trust and the Corporation have unilateral control of SLT Realty Limited Partnership ("Realty") and SLC Operating Limited Partnership ("Operating" and, together with Realty, the "Partnerships"), respectively, and, therefore, the historical financial statements of Realty and Operating are consolidated with those of the Trust and the Corporation. Unless the context otherwise requires, all references herein to the "Company" refer to the Trust and the Corporation, and all references to the "Trust" and the "Corporation" include the Trust and the Corporation and those entities respectively owned or controlled by the Trust or the Corporation, including Realty and Operating.

NOTE 2. PRO FORMA ADJUSTMENTS

     (A) Reflects the Company's historical statements of operations. Results of operations for properties sold or pending sale are not considered material to the pro forma presentation. The historical statements of operations for the year ended December 31, 1996 exclude the impact of extraordinary items.

     (B) Reflects Westin's historical statements of operations excluding depreciation and amortization, interest expense and provision for income taxes which are reflected as pro forma adjustments. The following is a reconciliation of the historical results of Westin in the pro forma statements of operations to the unaudited statement of operations for the nine months ended September 30, 1997 and to the audited statement of operations for the year ended December 31, 1996:

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997:
Income before depreciation and amortization, interest and
  provision for income taxes per pro forma combined
  statement of operations...................................  $110,842
Depreciation and amortization...............................    36,402
Interest expense............................................    34,536
Provision for income taxes..................................    16,295
                                                              --------
Net income per unaudited statement of operations............  $ 23,609
                                                              ========
FOR THE YEAR ENDED DECEMBER 31, 1996:
Income before depreciation and amortization, interest and
  provision for income taxes per pro forma combined
  statement of operations...................................  $ 87,763
Depreciation and amortization...............................    42,566
Interest expense............................................    41,965
Provision for income taxes..................................     3,904
                                                              --------
Net loss per audited statement of operations................  $   (672)
                                                              ========

     Listed below are the effects each wholly-owned hotel had on the Combined Pro Forma Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 (in thousands):

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                     EXCESS OF
                                                                                     REVENUES
                        HOTEL                          REVENUES      EXPENSES      OVER EXPENSES
                        -----                          --------      --------      -------------
The Westin Hotel Seattle.............................  $ 35,816      $ 22,320         $13,496
The Westin Hotel San Francisco Airport...............    19,058        13,039           6,019
The Westin Hotel Cincinnati..........................    15,547        11,719           3,828
The Westin Hotel Galleria and Oaks...................    34,573        30,494           4,079
The Westin South Coast Plaza.........................    14,878        12,775           2,103
The Westin Hotel Fort Lauderdale.....................     8,377         6,862           1,515
The Cherry Creek Inn.................................     6,033         4,109           1,924
The Westin Hotel Indianapolis (acquired March 4,
  1997)..............................................    16,566        10,873           5,693
The Westin Hotel Tabor Center (acquired June 24,
  1997)..............................................     7,114         4,400           2,714
The Westin Peachtree Plaza (acquired June 4, 1997)...    17,389        12,537           4,852
The Westin Resort St. John (acquired May 15,
  1997)(1)...........................................
                                                       --------      --------         -------
     Total...........................................  $175,351      $129,128         $46,223
                                                       ========      ========         =======

---------------
(1) Hotel closed for renovation due to hurricane damage.

FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                      EXCESS OF
                                                                                      REVENUES
                                                                                        OVER
                          HOTEL                            REVENUES     EXPENSES      EXPENSES
                          -----                            --------     --------      ---------
The Westin Hotel Seattle.................................  $ 45,547     $ 32,013       $13,534
The Westin Hotel San Francisco Airport...................    21,905       16,463         5,442
The Westin Hotel Cincinnati..............................    20,672       16,014         4,658
The Westin Hotel Galleria and Oaks.......................    43,880       39,018         4,862
The Westin South Coast Plaza.............................    18,147       15,106         3,041
The Westin Hotel Fort Lauderdale.........................    11,500        9,665         1,835
The Cherry Creek Inn.....................................     6,721        4,781         1,940
                                                           --------     --------       -------
     Total...............................................  $168,372     $133,060       $35,312
                                                           ========     ========       =======

     Listed below are the effects each joint venture had on the Combined Pro Forma Statements of Operations for the nine months ended September 30, 1997 and the year ended December 31, 1996 (in thousands):

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                            WESTIN
                                            O'HARE    GALLERIA    SIXTH &      VINWEST HOTEL
                                             HOTEL     HOTEL      VIRGINIA         LONDON
                                            VENTURE   VENTURE    PROPERTIES   ONTARIO, INC.(1)    TOTAL
                                            -------   --------   ----------   ----------------    -----
Operating revenues........................  $23,400   $22,403      $7,443          $4,810        $58,056
Operating expenses........................   17,491    14,485       3,527           4,524         40,027
Depreciation and amortization.............    2,156     2,736       1,960             319          7,171
                                            -------   -------      ------         -------        -------
Operating income..........................    3,753     5,182       1,956             (33)        10,858
Interest expense..........................    1,714     4,336       1,738             318          8,106
Other expense (income)....................                (30)        (55)             23            (62)
                                            -------   -------      ------         -------        -------
  Net income (loss).......................    2,039       876         273            (374)         2,814
                                            -------   -------      ------         -------        -------
Westin ownership percentage...............       49%       20%         25%             10%
                                            -------   -------      ------         -------        -------
Westin Share..............................  $   990   $   175      $   68          $  (37)       $ 1,196
                                            =======   =======      ======         =======        =======

-------------------------
(1) Westin acquired an interest in this property in February, 1997.

FOR THE YEAR ENDED DECEMBER 31, 1996

                                                            WESTIN
                                                ARIZONA     O'HARE    GALLERIA    SIXTH &
                                               BILTMORE      HOTEL     HOTEL      VIRGINIA
                                              PARTNERS(1)   VENTURE   VENTURE    PROPERTIES    TOTAL
                                              -----------   -------   --------   ----------    -----
Operating revenues..........................    $55,653     $29,395    $30,586     $8,446     $124,080
Operating expenses..........................     39,847      22,268     20,124      4,067       86,306
Depreciation and amortization...............      5,298       2,029      3,344      2,114       12,785
                                                -------     -------    -------     ------     --------
Operating income............................     10,508       5,098      7,118      2,265       24,989
Interest expense............................      5,851       2,214      5,638      2,418       16,121
Other expense...............................                               150                     150
                                                -------     -------    -------     ------     --------
  Net income (loss).........................      4,657       2,884      1,330       (153)       8,718
                                                -------     -------    -------     ------     --------
Westin ownership percentage.................         50%         49%        20%        25%
                                                -------     -------    -------     ------     --------
                                                  2,328       1,402        266        (38)       3,958
Preferred return............................      1,078                                          1,078
                                                -------     -------    -------     ------     --------
Westin Share................................    $ 3,406     $ 1,402    $   266     $  (38)    $  5,036
                                                =======     =======    =======     ======     ========

-------------------------
(1) Ownership interest sold in February, 1997 (see footnotes F and H below).

     (C) Since January 1, 1997 Westin has acquired four hotel properties including the 573-room Westin Hotel Indianapolis in Indianapolis, Indiana acquired on March 4, 1997; the 285-room Westin Resort, St. John on the U.S. Virgin Islands acquired on May 15, 1997; the 1,068-room Westin Peachtree Plaza in Atlanta, Georgia acquired on June 4, 1997; and the 420-room Westin Hotel Tabor Center in Denver, Colorado acquired on June 24, 1997.

     Listed below are the pro forma adjustments necessary to show the effect on the results of operations of the acquired hotels as if they had been acquired at January 1, 1996:

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                                                                                       EXCESS OF
                                                                                       REVENUES
                                                                                         OVER
                           HOTEL                                 REVENUES   EXPENSES   EXPENSES
                           -----                                 --------   --------   ---------
The Westin Hotel Tabor Center...............................     $11,854    $ 8,531     $ 3,323
The Westin Hotel Indianapolis...............................       3,215      2,832         383
The Westin Peachtree Plaza..................................      24,477     16,314       8,163
The Westin Resort St. John(1)...............................
                                                                 -------    -------     -------
  Total.....................................................     $39,546    $27,677     $11,869
                                                                 =======    =======     =======

-------------------------
(1) Hotel closed for renovation due to hurricane damage.

FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                                    EXCESS OF
                                                                                    REVENUES
                                                                                      OVER
                           HOTEL                              REVENUES   EXPENSES   EXPENSES
                           -----                              --------   --------   ---------
The Westin Hotel Tabor Center...............................  $ 23,131   $16,456     $ 6,675
The Westin Hotel Indianapolis...............................    25,606    18,276       7,330
The Westin Peachtree Plaza..................................    58,116    40,185      17,931
The Westin Resort St. John(1)...............................
                                                              --------   -------     -------
  Total.....................................................  $106,853   $74,917     $31,936
                                                              ========   =======     =======

-------------------------
(1) Hotel closed for renovation due to hurricane damage.

     (D) The Trust intends to lease the hotels it will acquire to the Corporation under leases that provide for annual base or minimum rents plus contingent or percentage rents based on the gross revenue of the properties and are accounted for as operating leases.

     (E) Reflects interest expense on funds borrowed by the Corporation from the Trust to acquire certain assets in the Westin transaction including the Westin Peachtree Plaza in Atlanta, Georgia and the Westin Resort St. John on the U.S. Virgin Islands.

     (F) Reflects the elimination of joint venture income related to the sale, during February 1997, of Westin's 50% ownership investment in the Biltmore Hotel Partners.

     (G) Reflects the elimination of franchise fees paid by the Company to Westin on seven Westin hotels owned by the Company as of September 30, 1997 including the Westin Los Angeles Airport in Los Angeles, California; the Westin Horton Plaza in San Diego, California; the Westin Washington in Washington, DC; the Westin Tampa Airport in Tampa, Florida; the Westin Atlanta North in Atlanta, Georgia; the Westin Philadelphia Airport in Philadelphia, Pennsylvania and the Westin Waltham in Waltham, Massachusetts.

     (H) Reflects the elimination of non-recurring items including gains on disposal of investments in partnership and hotel companies, gains on curtailment of benefit plans, a litigation settlement charge and miscellaneous income and expense.

     (I) Reflects the elimination of franchise fees incurred by the Company on hotels the Company intends to convert to Westins. These franchise fees represent franchise fees incurred from the date the hotel was acquired until the end of each period presented and therefore may not represent a full period of franchise fees expense.

     (J) Reflects the addition of interest expense at the Company's current weighted average borrowing rate (7.4%) on the $1.030 billion of assumed debt and the $178.0 million cash drawn down to acquire Westin.

     (K) Reflects the reduction of interest expense due to the pay down of approximately $500.0 million of debt with the net proceeds of a public offering of approximately 10.7 million Paired Shares at $49.4375 per Paired Share (using the closing price per Paired Share on September 8, 1997).

     (L) Reflects depreciation and amortization expense on the Company's basis in the assets acquired in the Westin transaction.

     (M) Reflects the estimated income tax expense on the pro forma Corporation results using an effective income tax rate of 40%.

     (N) Reflects the minority interests of the partners in the income of the Partnerships.

     (O) Net income (loss) per Paired Share has been computed using the weighted average number of paired shares and equivalent paired shares outstanding and includes Class A and Class B Exchangeable Preferred Stock expected to be issued as partial consideration for the Westin acquisition (see footnote B to the Unaudited Combined Consolidated and Separate Consolidated Pro Forma Balance Sheets) and common stock expected to be issued pursuant to a public offering (see footnote K above). All Paired Share information has been adjusted to reflect a 3-for-2 stock split effective January 27, 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
W&S Hotel L.L.C.:

     We have audited the accompanying consolidated balance sheets of W&S Hotel L.L.C. (a Delaware limited liability company) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, members' equity and cash flows for the year ended December 31, 1996 and for the period from acquisition (May 12, 1995) through December 31, 1995. We have also audited the accompanying combined statements of operations, changes in net assets and cash flows of the predecessor business (as defined in Note 1) for the year ended December 31, 1994, and for the period from January 1, 1995 through May 12, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of W&S Hotel L.L.C. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their cash flows for the year ended December 31, 1996 and for the period from acquisition (May 12, 1995) through December 31, 1995, and the combined results of operations, changes in net assets and cash flows of the predecessor business for the year ended December 31, 1994, and for the period from January 1, 1995 through May 12, 1995, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Seattle, Washington,
  February 14, 1997

                               W & S HOTEL L.L.C.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (THOUSANDS)

                                                           SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                               1997            1996           1995
                                                           -------------   ------------   ------------
                                                            (UNAUDITED)
                         ASSETS
Current assets:
  Cash and cash equivalents, including $2,503 of
     restricted cash in 1997.............................    $   14,233      $ 10,642       $ 22,677
  Marketable securities available for sale...............         5,737            --             --
  Receivables:
     Guest and trade accounts, less allowance for
       doubtful accounts of $2,027, $1,937 and $1,481....        47,075        32,621         23,799
     Accounts due from affiliates........................         1,774         2,098            638
     Refundable taxes....................................         1,478         2,852            643
     Other...............................................        18,482        13,582         12,992
                                                             ----------      --------       --------
          Net receivables................................        68,809        51,153         38,072
Deferred income taxes....................................         1,731         1,731          5,889
Inventories..............................................         1,390         1,119            972
Prepaid expenses and other...............................         6,483         4,940          2,475
                                                             ----------      --------       --------
          Total current assets...........................        98,383        69,585         70,085
Noncurrent receivables...................................        18,964        12,139          1,734
Noncurrent receivables from affiliates...................        15,827        12,771          3,343
Investments in partnerships..............................        16,528        31,427         50,551
Property and equipment, net..............................       565,950       259,875        254,879
Intangible and other assets, net, including restricted
  deposits of $7,592, $4,264 and $350....................       366,082       388,240        392,628
                                                             ----------      --------       --------
                                                             $1,081,734      $774,037       $773,220
                                                             ==========      ========       ========
             LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Note payable...........................................    $    2,488      $  2,506       $  2,824
  Current maturities of long-term debt...................        16,715         1,863            377
  Trade accounts payable.................................        12,725        12,754          8,519
  Accrued expenses.......................................        76,168        62,673         57,702
  Payable to affiliates..................................         2,167         3,038          2,948
  Income taxes...........................................         2,075         1,204          1,198
  Other..................................................         3,587         1,437            979
                                                             ----------      --------       --------
          Total current liabilities......................       115,925        85,475         74,547
                                                             ----------      --------       --------
Long-term obligations:
  Long-term debt.........................................       647,924       432,132        440,299
  Other..................................................        50,099        47,725         48,635
                                                             ----------      --------       --------
          Total long-term obligations....................       698,023       479,857        488,934
                                                             ----------      --------       --------
Deferred income taxes....................................       119,452       126,251        128,560
                                                             ----------      --------       --------
Equity:
  Members' equity........................................       145,249        82,775         81,447
  Equity adjustment from foreign currency translation....          (389)         (321)          (268)
  Unrealized gain on marketable securities...............         3,474            --             --
                                                             ----------      --------       --------
          Total equity...................................       148,334        82,454         81,179
                                                             ----------      --------       --------
Commitments and contingencies............................
                                                             $1,081,734      $774,037       $773,220
                                                             ==========      ========       ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                               W & S HOTEL L.L.C.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (THOUSANDS)

                                                      NINE MONTHS ENDED                           MAY 12, 1995
                                                        SEPTEMBER 30,              YEAR ENDED       THROUGH
                                                ------------------------------    DECEMBER 31,    DECEMBER 31,
                                                    1997             1996             1996            1995
                                                -------------    -------------    ------------    ------------
                                                         (UNAUDITED)
Operating revenues:
  Rooms.....................................      $110,869         $ 76,922         $102,091        $ 60,352
  Food and beverage.........................        51,566           37,119           52,036          32,869
  Hotel management services.................        44,362           37,729           50,854          26,517
  Hotel management services from
     affiliates.............................         7,612            5,276            7,662           3,089
  Other departmental and operating
     revenues...............................        21,104           18,371           25,422          15,975
                                                  --------         --------         --------        --------
       Total operating revenues.............       235,513          175,417          238,065         138,802
                                                  --------         --------         --------        --------
Operating expenses:
  Rooms.....................................        23,391           17,212           23,221          14,169
  Food and beverage.........................        36,798           26,486           36,569          23,373
  General, administrative and marketing.....        40,050           39,882           51,748          35,748
  Property maintenance and energy...........        13,709           10,824           14,390           9,210
  Rent......................................         9,904            8,081           10,898           4,947
  Depreciation and amortization.............        36,402           31,673           42,566          25,548
  Local taxes and insurance.................         9,310            6,114            8,267           4,955
  Other.....................................         9,256            8,280           11,128           7,987
                                                  --------         --------         --------        --------
       Total operating expenses.............       178,820          148,552          198,787         125,937
                                                  --------         --------         --------        --------
       Operating income.....................        56,693           26,865           39,278          12,865
                                                  --------         --------         --------        --------
Other income (expense):
  Interest expense..........................       (34,536)         (31,723)         (41,965)        (28,391)
  Interest income...........................         3,128            1,151            1,712           1,348
  Share of earnings of partnerships.........         1,196            2,875            5,036              55
  Other, net................................        13,423               63             (829)          3,916
                                                  --------         --------         --------        --------
       Other income (expense)...............       (16,789)         (27,634)         (36,046)        (23,072)
                                                  --------         --------         --------        --------
  Income (loss) before income taxes.........        39,904             (769)           3,232         (10,207)
Income tax expense (benefit)................        16,295             (929)           3,904            (653)
                                                  --------         --------         --------        --------
       Net income (loss)....................      $ 23,609         $    160         $   (672)       $ (9,554)
                                                  ========         ========         ========        ========

        The accompanying notes are an integral part of these statements.

                              PREDECESSOR BUSINESS

                       COMBINED STATEMENTS OF OPERATIONS
                                  (THOUSANDS)

                                                              JANUARY 1, 1995
                                                                  THROUGH          YEAR ENDED
                                                               MAY 12, 1995     DECEMBER 31, 1994
                                                              ---------------   -----------------
Operating revenues:
  Rooms.....................................................      $32,149           $ 87,387
  Food and beverage.........................................       18,743             51,257
  Hotel management services.................................       13,444             32,306
  Hotel management services from affiliates.................        1,475              4,058
  Other departmental and operating revenues.................        8,339             23,258
                                                                  -------           --------
       Total operating revenues.............................       74,150            198,266
                                                                  -------           --------
Operating expenses:
  Rooms.....................................................        8,401             22,113
  Food and beverage.........................................       14,831             40,186
  General, administrative and marketing.....................       18,633             47,381
  Property maintenance and energy...........................        5,317             14,841
  Rent......................................................        2,596              7,117
  Depreciation and amortization.............................        9,448             27,168
  Local taxes and insurance.................................        3,376              7,777
  Other.....................................................        3,169             12,410
                                                                  -------           --------
       Total operating expenses.............................       65,771            178,993
                                                                  -------           --------
       Operating income.....................................        8,379             19,273
                                                                  -------           --------
Other income (expense):
  Interest expense..........................................       (7,103)           (14,954)
  Interest income...........................................          999              2,045
  Share of earnings (losses) of partnerships................        2,464             (1,893)
  Other, net................................................          937             17,023
                                                                  -------           --------
       Other income (expense)...............................       (2,703)             2,221
                                                                  -------           --------
       Income before income taxes...........................        5,676             21,494
Income tax expense..........................................        3,532             15,943
                                                                  -------           --------
       Net income...........................................      $ 2,144           $  5,551
                                                                  =======           ========

        The accompanying notes are an integral part of these statements.

                                W&S HOTEL L.L.C.
                                AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
          FOR THE PERIOD FROM MAY 12, 1995 THROUGH DECEMBER 31, 1995,
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                                  (THOUSANDS)

                                                      CLASS A MEMBERS   CLASS B MEMBER      TOTAL
                                                      ---------------   --------------      -----
Balance, May 12, 1995...............................     $      --         $      --      $      --
  Capital contributions.............................        95,640                 1         95,641
  Less notes receivable for equity contributions....        (4,640)               --         (4,640)
  Net loss..........................................        (9,553)               (1)        (9,554)
                                                         ---------         ---------      ---------
Balance, December 31, 1995..........................        81,447                --         81,447
  Collection of notes receivable for equity
     contributions..................................         2,000                --          2,000
  Net loss..........................................          (672)               --           (672)
                                                         ---------         ---------      ---------
Balance, December 31, 1996..........................        82,775                --         82,775
  Capital contributions.............................        38,865                --         38,865
  Net income........................................        23,609                --         23,609
                                                         ---------         ---------      ---------
Balance, September 30, 1997.........................     $ 145,249         $      --      $ 145,249
                                                         =========         =========      =========

        The accompanying notes are an integral part of these statements.

                              PREDECESSOR BUSINESS

                  COMBINED STATEMENTS OF CHANGES IN NET ASSETS
                    FOR THE YEAR ENDED DECEMBER 31, 1994 AND
            FOR THE PERIOD FROM JANUARY 1, 1995 THROUGH MAY 12, 1995
                                  (THOUSANDS)

Net assets, December 31, 1993...............................  $290,953
  Net income................................................     5,551
  Returns to owner of predecessor business..................   (66,532)
  Intercompany tax-sharing agreement recorded as contributed
     capital................................................    13,283
                                                              --------
Net assets, December 31, 1994...............................   243,255
  Capital contributions.....................................    19,946
  Net income................................................     2,144
  Returns to owner of predecessor business..................   (21,623)
  Intercompany tax-sharing agreement recorded as contributed
     capital................................................       660
                                                              --------
Net assets, May 12, 1995....................................  $244,382
                                                              ========

        The accompanying notes are an integral part of these statements.

                               W & S HOTEL L.L.C.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (THOUSANDS)

                                                           NINE MONTHS ENDED                           MAY 12, 1995
                                                     ------------------------------     YEAR ENDED       THROUGH
                                                     SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                         1997             1996             1996            1995
                                                     -------------    -------------    ------------    ------------
                                                              (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)..............................      $ 23,609         $    160         $   (672)       $ (9,554)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
      Depreciation and amortization..............        36,402           31,673           42,566          25,548
      Deferred income tax expense (benefit)......        (8,501)             173             (727)         (3,128)
      Gain on disposal...........................       (20,969)              --               --              --
      Gain on curtailment of benefit plans.......        (1,850)              --               --          (4,186)
      Share of (earnings) losses of partnerships,
         net of distributions received...........         1,494              355           (1,658)          3,314
      Deferred compensation......................            84              154              206           2,040
      Pension and other postretirement benefits
         greater than plan contributions.........           114              395               44             819
      Increase (decrease) in estimated insurance
         claims payable..........................        (3,019)          (4,117)          (2,576)            397
      Net change in noncurrent receivables for
         interest and management fees............        (4,567)          (2,235)          (3,402)           (656)
  Change in assets and liabilities, net of
    effects from the purchase of the predecessor
    business and hotels:
      Receivables, excluding current maturities
         of noncurrent receivables...............        (8,785)          (8,726)         (13,978)            (40)
      Trade accounts payable.....................        (2,258)           1,802            3,865           1,489
      Accrued expenses...........................         9,189            6,614           11,182          11,389
      Other net changes in operating assets and
         liabilities.............................         5,753           (9,533)          (1,935)            (94)
                                                       --------         --------         --------        --------
    Net cash provided by operating activities....        26,696           16,715           32,915          27,338
                                                       --------         --------         --------        --------
Cash flows from investing activities:
  Payments for purchase of the predecessor
    business, net of cash acquired of $402 in
    1995.........................................            --           (6,105)          (6,143)        (88,637)
  Payments for purchase of hotels, net of cash
    acquired of $4,811...........................       (68,189)              --               --              --
  Proceeds from sale of investment in
    partnership..................................        50,518               --               --              --
  Return of investment in partnership............            --           10,375           22,000              --
  Investments in partnerships....................       (11,424)            (324)              --              --
  Acquisition of property and equipment..........       (22,971)         (14,294)         (20,317)         (5,729)
  Acquisition of management contracts............        (6,929)          (1,233)          (4,878)            (43)
  Investment in software.........................        (3,037)          (2,234)          (5,370)         (4,442)
  Net (increase) decrease in noncurrent
    receivables and investments..................        (6,017)          (8,606)         (16,638)             23
  Additions to other assets......................        (3,304)             (44)          (3,711)           (539)
                                                       --------         --------         --------        --------
    Net cash used in investing activities........       (71,353)         (22,465)         (35,057)        (99,367)
                                                       --------         --------         --------        --------
Cash flows from financing activities:
  Capital contributions..........................        38,865            2,000            2,000          91,001
  Deposits received pursuant to private
    placement....................................         2,009               --               --              --
  Net decrease in notes payable..................           (17)             (86)            (318)           (738)
  Proceeds from long-term debt...................        17,397               --               --           4,669
  Repayment of long-term obligations.............       (10,006)         (11,044)         (11,575)           (226)
                                                       --------         --------         --------        --------
    Net cash provided by (used in) financing
      activities.................................        48,248           (9,130)          (9,893)         94,706
                                                       --------         --------         --------        --------
Net increase (decrease) in cash and cash
  equivalents....................................         3,591          (14,880)         (12,035)         22,677
Cash and cash equivalents, beginning of period...        10,642           22,677           22,677              --
                                                       --------         --------         --------        --------
  Cash and cash equivalents, end of period.......      $ 14,233         $  7,797         $ 10,642        $ 22,677
                                                       ========         ========         ========        ========

        The accompanying notes are an integral part of these statements.

                              PREDECESSOR BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS
                                  (THOUSANDS)

                                                              JANUARY 1, 1995
                                                                  THROUGH          YEAR ENDED
                                                               MAY 12, 1995     DECEMBER 31, 1994
                                                              ---------------   -----------------
Cash flows from operating activities:
  Net income................................................     $  2,144            $ 5,551
  Adjustments to reconcile net income to net cash provided
     by
     (used in) operating activities:
     Depreciation and amortization..........................        9,448             27,168
     Deferred income tax expense (benefit)..................        1,183             (1,463)
     Losses (gains) on investments and noncurrent
       receivables..........................................          101            (14,917)
     Benefit of intercompany tax-sharing agreement recorded
       as contributed capital...............................          660             13,283
     Share of (earnings) losses of partnerships, net of
       distributions received...............................       (2,464)             2,282
     Pension and other postretirement benefits greater than
       (less than) plan contributions.......................          (27)               936
     Increase (decrease) in estimated insurance claims
       payable..............................................         (410)             1,221
     Net change in noncurrent receivables for interest and
       management fees......................................           50               (899)
  Change in assets and liabilities:
     Receivables, excluding current maturities of noncurrent
       receivables..........................................       (6,784)             2,052
     Trade accounts payable.................................       (4,381)             2,010
     Accrued expenses.......................................        5,337              4,819
     Other net changes in operating assets and
       liabilities..........................................       (7,026)            (2,981)
                                                                 --------            -------
          Net cash provided by (used in) operating
            activities......................................       (2,169)            39,062
                                                                 --------            -------
Cash flows from investing activities:
  Acquisition of property and equipment.....................         (537)            (8,277)
  Investment in software....................................         (489)                --
  Net (increase) decrease in noncurrent receivables and
     investments............................................       (5,177)            16,145
                                                                 --------            -------
          Net cash provided by (used in) investing
            activities......................................       (6,203)             7,868
                                                                 --------            -------
Cash flows from financing activities:
  Capital contributions.....................................       19,946                 --
  Returns to owner of predecessor business..................      (21,623)           (66,532)
  Net increase (decrease) in notes payable..................       (2,336)             6,828
  Proceeds from long-term debt..............................           --              2,900
  Repayment of long-term obligations........................         (398)            (1,640)
                                                                 --------            -------
          Net cash used in financing activities.............       (4,411)           (58,444)
                                                                 --------            -------
Net decrease in cash and cash equivalents...................      (12,783)           (11,514)
Cash and cash equivalents, beginning of period..............       13,185             24,699
                                                                 --------            -------
Cash and cash equivalents, end of period....................     $    402            $13,185
                                                                 ========            =======

        The accompanying notes are an integral part of these statements.

                                W&S HOTEL L.L.C.
                                AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1. BASIS OF PRESENTATION

     W&S Hotel L.L.C. (the LLC) acquired the stock of Westin Hotel Company and certain additional subsidiaries and affiliates on May 12, 1995 (the acquisition). Prior to the acquisition, the LLC had no material operations. The consolidated financial statements of the LLC include the results of operations of the acquired enterprises since the acquisition. The combined financial statements of the predecessor business include the results of operations of the acquired enterprises prior to the purchase but exclude businesses and assets not acquired. The LLC and the predecessor business are collectively referred to in these notes as the Company.

     The accompanying interim consolidated financial statements of the LLC have been prepared by the LLC without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. All amounts and disclosures included in the notes for the nine months ended September 30, 1997 and 1996, and as of September 30, 1997 are unaudited. Management of the LLC believes the disclosures made are adequate to make the information presented not misleading. However, the interim consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto.

     In the opinion of management of the LLC, the accompanying interim unaudited consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the LLC as of September 30, 1997 and the results of operations and cash flows for the nine months ended September 30, 1997 and 1996. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

2. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. DESCRIPTION OF BUSINESS

     The Company operates in the lodging industry under the name of Westin Hotels & Resorts. It owns, manages, franchises and represents upscale hotels and resorts in locations worldwide. Substantially all owned hotels and partnerships are located in the United States. Operating revenues from hotel operations consist of rooms, food and beverage and other operating department revenues generated by owned hotels. Operating revenues from management services are primarily for management, franchise and related services provided to nonowned hotels.

     The Company also provides workers' compensation, property, general and automobile liability coverage to the owned and managed hotels through its wholly owned subsidiary, Westel Insurance Company.

     B. MEMBERS' EQUITY

     The LLC is a limited liability company formed on November 21, 1994, under the laws of Delaware. It shall continue until December 31, 2044, unless terminated sooner.

     There are Class A members and a Class B member in the LLC. The Class A members are Woodstar Investor Partnership, an affiliate of the Starwood Capital Group L.P.; WHWE L.L.C., an affiliate of Goldman, Sachs & Co.; and a senior executive of the Company. Nomura Asset Capital Corporation is the sole Class B member. Members' liability is limited to their respective capital contributions. Concurrence of the Class B member is required for certain decisions.

     Earnings and losses of the LLC after a preferred return are generally allocated to each member in accordance with their respective percentage interests, but losses are allocated first to members with positive equity balances. The percentage interests totaled 73% for Class A members and 27% for the Class B member. Generally, distributions of net proceeds from operations and excess refinancing proceeds are made to the

Class A members to the extent of interest on their unreturned capital contributions, and thereafter, to all members in proportion to their respective percentage interests.

     The original Class A members have committed to contribute capital up to $132,000,000 no later than May 12, 1998. As of December 31, 1996, these members had contributed cash of $93,000,000 and notes of $2,640,000. In lieu of receiving distributions, the Class A members have reduced their remaining capital commitment by approximately $18,000,000 through December 31, 1996. The remaining capital commitment and additional contributions were funded during the nine months ended September 30, 1997 in connection with hotel acquisitions. There are significant restrictions on the ability to transfer the Class A members' interests.

     C. CONSOLIDATION

     The consolidated and combined financial statements include the accounts of the Company and the acquired subsidiaries. The consolidated and combined statements of operations also include the Company's share of net income from partnerships. All significant intercompany transactions and accounts have been eliminated.

     D. ACCOUNTING ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     E. CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of cash and highly liquid debt instruments bearing floating interest rates and other short-term investments purchased with a maturity of three months or less.

     F. MARKETABLE SECURITIES

     The Company's marketable securities are all available for sale. The securities are reported at fair value. Unrealized holding gains and losses on securities available for sale are reported net of tax as a separate component of equity until realized.

     G. GUEST AND TRADE RECEIVABLES

     In the ordinary course of business, the Company extends credit to guests of owned hotels, primarily business travelers. In addition, the Company extends credit to managed and franchised hotels located principally in North America and Asia for the payment of management and marketing fees and for reimbursement of payroll and other expenses.

     H. INVENTORIES

     Inventories include food, beverage and supplies and are valued at the lower of cost (first-in, first-out) or replacement market.

     I. INVESTMENTS IN PARTNERSHIPS

     The Company's investments in partnerships that are not majority-owned or controlled are accounted for using the equity method.

     J. PROPERTY AND EQUIPMENT

     Depreciation and amortization of property and equipment are provided using the straight-line method over the assets' estimated useful lives as follows:

Buildings and leasehold
  improvements......................  Shorter of 5-45 years or remaining lease term
Furniture, fixtures and equipment...  2-12 years
Expendable supplies.................  2-4 years

     The Company uses an annual group method of depreciation. Under this method, individual assets are not specifically identified for purposes of determining retirements. Fully depreciated asset groups are written off the year after they are fully depreciated. Proceeds from miscellaneous sales of depreciable property and equipment are credited to accumulated depreciation.

     Expendable supplies include linens, china, silverware and glassware. They are depreciated to 50% of the cost of initial stock. Replacements are expensed when purchased.

     Maintenance and repairs, including the cost of minor replacements, are charged to property maintenance expense accounts. The cost of additions and betterments of property are capitalized to property and equipment accounts.

     Interest incurred during the construction or renovation of hotels and related facilities is capitalized and amortized over the estimated useful lives of the assets. No interest was capitalized in 1996, 1995 or 1994. In the nine months ended September 30, 1997, capitalized interest totaled $1,325,000.

     K. INTANGIBLE AND OTHER ASSETS

     Intangible and other assets include management contracts, goodwill, software and deferred loan costs. Management contracts represent the allocation of the Company's acquisition cost based on the estimated present value of income primarily from management agreements, less accumulated amortization. The direct costs incurred to obtain a management or franchise agreement are also capitalized. Goodwill represents the excess of the Company's acquisition cost over the net fair value of assets acquired and liabilities assumed, less accumulated amortization. Deferred loan costs and computer software are stated at cost, less accumulated amortization. Capitalized cost for computer software includes both external and internal labor costs directly attributable to the development of software.

     The costs incurred to acquire management contracts are amortized using the straight-line method over the lives of the contracts. Goodwill is amortized using the straight-line method. Deferred loan costs are amortized using the straight-line method, which approximates the effective interest method over the contractual terms of the related indebtedness. Software costs are amortized using the straight-line method over the estimated economic lives of the software, not to exceed seven years. Estimated useful lives are as follows:

                                               W&S HOTEL L.L.C.   PREDECESSOR BUSINESS
                                               ----------------   --------------------
Management contracts.........................     5-15 years            25 years
Goodwill.....................................       40 years            40 years
Deferred loan costs..........................      2-7 years                 N/A
Software.....................................      2-7 years             7 years

     The estimated lives of the management contracts include the weighted averages of the remaining contract periods as of the respective business acquisition dates. The predecessor owner acquisition occurred in 1988.

     Management periodically assesses the carrying value of intangible assets to determine whether any changes in estimated useful lives have occurred.

     L. LONG-LIVED ASSETS

     The recoverability of management contract costs, goodwill and hotel investments are periodically evaluated to determine whether such costs will be recovered from future operations. Evaluations of goodwill are based on estimated undiscounted cashflow. Management contracts and hotel investments are individually evaluated based on estimated undiscounted cashflow. If the estimated undiscounted amounts are insufficient to recover the recorded assets, then the estimated amounts are discounted to determine the revised carrying value and a write-down for the difference is recorded.

     M. PREOPENING EXPENSES

     The Company defers preopening costs until the hotel opening date and amortizes the total over one year.

     N. DERIVATIVE FINANCIAL INSTRUMENTS

     The company enters into interest-rate protection agreements to manage well-defined interest rate risk and does not use them for trading or speculative purposes. The Company's agreements are with major international financial institutions that are expected to fully perform under the terms of the agreements thereby reducing the credit risk from the transactions.

     Fees paid for interest-rate protection agreements are recorded ratably as interest expense over the terms of the agreements and the related impact on the Company's cash flows is included in cash flows from operating activities.

     Gains or losses on interest-rate protection agreements that the Company considers hedges, including hedges of anticipated refinancing transactions, are deferred. In order for gains or losses for anticipated refinancing transactions to be deferred the Company must determine, by reviewing its ability and intent to refinance, that it is probable that the anticipated refinancing will occur. If the Company concludes that an interest rate protection agreement no longer qualifies as a hedge, gains or losses would be recorded as other income (expense) at each reporting date based on the amount that would have been paid or received to settle the agreement on the reporting date.

     O. INCOME TAXES

     The members of the LLC are required to include their respective share of profits and losses in their separate income tax returns. Income taxes reflected in the financial statements relate to taxable corporations owned by the LLC included in the consolidated financial statements.

     The operations of the predecessor business have been included in the consolidated tax returns of the predecessor owner and its affiliates. Income taxes for the predecessor business have been computed assuming the Company was a stand-alone entity.

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and to operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on the deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     P. FOREIGN CURRENCY TRANSLATION

     The financial statements include foreign currency amounts attributed to foreign subsidiaries and branches that have been translated into U.S. dollars using year-end exchange rates for assets and liabilities and average annual rates for revenues and expenses. Translation gains or losses arising from fluctuations in the year-end exchange rates are recorded as equity adjustments from foreign currency translations. Foreign exchange gains or losses recorded in the statements of operations include actual foreign exchange transactions and the effect of exchange rate fluctuations on assets or liabilities that are denominated in currencies other than their own.

     Q. ADVERTISING COSTS

     The Company expenses the production costs of advertising the first time the advertising takes place.

     R. EQUITY-BASED COMPENSATION

     The Company accounts for its equity-based compensation following the fair value accounting provisions of Statement of Financial Accounting Standards
(SFAS) No. 123, Accounting for Stock-Based Compensation. The predecessor business did not have equity-based compensation arrangements.

     S. OTHER, NET

     Other, net reported on the statements of operations includes gains on disposal of investments in partnership and hotel companies, gains on curtailment of benefit plans, a litigation settlement charge and miscellaneous income and expense. For the nine months ended September 30, 1997 other, net includes a gain of $20,969,000 for the sale of a partnership interest and for the year ended December 31, 1994 other, net includes a gain of $16,404,000 for the sale of two investments in hotel companies.

     T. RECLASSIFICATION

     Certain reclassifications have been made to the Company's prior period financial statements to conform with the current presentation.

3. BUSINESS ACQUISITION

     On May 12, 1995, the LLC acquired all of the stock of Westin Hotel Company and certain additional investments, which are collectively referred to as the predecessor business. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the total cost has been allocated to the assets purchased and the liabilities assumed based upon the fair values at the date of acquisition. The purchase price in excess of the estimated fair value of the net assets acquired was $154,079,000 and has been recorded as goodwill. Valuation allowances for deferred tax assets resulting principally from net operating losses and foreign tax credit carryforwards were recorded as part of the acquisition. If those net operating losses or foreign tax credits are used, goodwill will be reduced accordingly. A summary of the acquisition of the predecessor business follows:

                                                              (THOUSANDS)
Purchase price of net assets acquired.......................   $ 537,700
Less purchase price adjustments.............................     (27,420)
Transaction costs...........................................      20,063
                                                               ---------
     Total cost.............................................     530,343
Less:
  Long-term debt............................................    (439,284)
  Unexpended proceeds from long-term debt...................       4,669
  Current liabilities assumed...............................        (445)
  Interest earned on earnest money deposit..................        (101)
  Cash acquired.............................................        (402)
                                                               ---------
Net cash paid for acquisition in 1995 and 1996..............   $  94,780
                                                               =========

4. CASH MANAGEMENT

     The Company invests cash in excess of operating needs in short-term investments in which its funds are available upon request. Under the program, participants' cash receipts are deposited in a centralized bank account. The full amount of the funds in the centralized account is available for use by the participants in their normal operations. Interest income or expense is allocated to participants that are not wholly owned based upon their net funds deposited or borrowed under the program. The interest rate is based upon the average yield of investments in the centralized account.

     At December 31, 1996 and 1995, the payable to affiliates includes $3,010,000 and $2,503,000, respectively, representing net cash transfers under the hotel cash management program.

5.  OTHER CURRENT RECEIVABLES

     A summary of other current receivables at December 31 follows:

                                                                1996       1995
                                                                ----       ----
                                                                  (THOUSANDS)
Reimbursable payroll costs.................................    $ 9,428    $ 5,483
Indemnified taxes recoverable from predecessor owner.......      1,324      5,566
Other......................................................      2,830      1,943
                                                               -------    -------
                                                               $13,582    $12,992
                                                               =======    =======

6.  NONCURRENT RECEIVABLES

     Noncurrent receivables are due primarily from hotels located in North America and the Pacific Rim, which have entered into management agreements with the Company. The following is a summary of noncurrent receivables as of December 31:

                                                                 1996       1995
                                                                 ----       ----
                                                                   (THOUSANDS)
Partially secured hotel loan (including accrued interest of
  $187), interest at 10%. Repayment is monthly from
  available cash flow, as defined. The loan is guaranteed by the hotel owner and real estate. The loan maturity
  coincides with the life of the management agreement, which has an initial five-year term through 2001, and three
  five-year renewal periods.................................    $ 9,910    $   --
Management fees, collection deferred pursuant to management
  agreement terms and conditions (including interest of $304 in 1996 and 1995), net of unamortized discounts of $574 in
  1996 and $652 in 1995, based on imputed interest rates of
  8.875% to 13.5%, and net of allowances for doubtful
  accounts of $425 in 1996 and $325 in 1995. Payments are
  due upon availability of funds............................        975       780
Other notes and noncurrent receivables (including interest
  of $341 in 1996 and $40 in 1995), net of unamortized
  discounts of $976 in 1996 and $143 in 1995. Interest rates are from zero to prime plus 2%, and maturities range from
  1997 to 2024..............................................      1,304     1,050
                                                                -------    ------
                                                                 12,189     1,830
Less current maturities (included in other current
  receivables)..............................................         50        96
                                                                -------    ------
                                                                $12,139    $1,734
                                                                =======    ======

     Noncurrent receivables from affiliates include amounts due primarily from partially owned hotels located in North America and an advertising association. The following is a summary of noncurrent receivables from affiliates as of December 31:

                                                               1996      1995
                                                               ----      ----
                                                                (THOUSANDS)
Management fees, collection deferred pursuant to management
  agreement terms and conditions, net of unamortized
  discounts of $3,297 in 1996 and $2,223 in 1995, based on
  imputed interest rates ranging from 8.875% to 13.5%.
  Payments are due upon availability of funds...............  $ 7,104   $3,343
Note receivable from WHR Advertising Association; interest
  rate at prime; final payment due in 1999..................    5,167       --
Other.......................................................      500       --
                                                              -------   ------
                                                              $12,771   $3,343
                                                              =======   ======

     During 1996 the Company loaned funds to WHR Advertising Association (the Association), a cooperative corporation which coordinates advertising and related promotional activities on behalf of hotels worldwide that are operated subject to either a management or a franchise agreement and whose owners are Association members. The Company's owned hotels are Association members, and represent 14% of the Association's voting interests. The Company does not have an equity interest in the Association and does not control the Association's board of directors. The loan will be repaid from contributions by members of the Association.

7. INVESTMENTS IN PARTNERSHIPS

     Unaudited summarized financial information of investments in partnerships accounted for by the equity method follows (amounts for partnerships investments include the effects of purchase allocation, dollars in thousands):

                                                  WESTIN
                                       BILTMORE   O'HARE    GALLERIA    SIXTH &
                                        HOTEL      HOTEL     HOTEL      VIRGINIA      LCWW
                                       PARTNERS   VENTURE   VENTURE    PROPERTIES   PARTNERS    TOTAL
                                       --------   -------   --------   ----------   --------    -----
As of December 31, 1996
  Assets
     Current assets..................  $  9,757   $ 6,698    $ 5,713    $ 1,178       $ --     $ 23,346
     Noncurrent assets...............   119,039    40,295     54,297     37,525        836      251,992
                                       --------   -------    -------    -------       ----     --------
                                       $128,796   $46,993    $60,010    $38,703       $836     $275,338
                                       ========   =======    =======    =======       ====     ========
  Liabilities and Equity
     Current liabilities.............  $ 14,127   $ 5,125    $ 5,755    $ 1,433       $ --     $ 26,440
     Long-term obligations...........    65,079    34,097     50,503     31,581         --      181,260
                                       --------   -------    -------    -------       ----     --------
                                         79,206    39,222     56,258     33,014         --      207,700
     Equity..........................    49,590     7,771      3,752      5,689        836       67,638
                                       --------   -------    -------    -------       ----     --------
                                       $128,796   $46,993    $60,010    $38,703       $836     $275,338
                                       ========   =======    =======    =======       ====     ========
     The Company's investment........  $ 24,795   $ 4,041    $   751    $ 1,422       $418     $ 31,427
                                       ========   =======    =======    =======       ====     ========
As of December 31, 1995
  Assets
     Current assets..................  $ 10,612   $ 4,918    $ 3,636    $   604       $ --     $ 19,770
     Noncurrent assets...............   120,140    40,859     54,487     38,309         --      253,795
                                       --------   -------    -------    -------       ----     --------
                                       $130,752   $45,777    $58,123    $38,913       $ --     $273,565
                                       ========   =======    =======    =======       ====     ========
  Liabilities and Equity
     Current liabilities.............  $ 11,945   $34,197    $ 4,145    $ 1,054       $ --     $ 51,341
     Long-term obligations...........    51,873     3,692     51,555     32,017         --      139,137
                                       --------   -------    -------    -------       ----     --------
                                         63,818    37,889     55,700     33,071         --      190,478
     Equity..........................    66,934     7,888      2,423      5,842         --       83,087
                                       --------   -------    -------    -------       ----     --------
                                       $130,752   $45,777    $58,123    $38,913       $ --     $273,565
                                       ========   =======    =======    =======       ====     ========
     The Company's investment........  $ 44,466   $ 4,139    $   485    $ 1,461       $ --     $ 50,551
                                       ========   =======    =======    =======       ====     ========
For the year ended December 31, 1996:
  Operating revenues.................  $ 55,653   $29,395    $30,586    $ 8,446       $ --     $124,080
  Operating expenses.................    39,847    22,268     20,124      4,067         --       86,306
  Depreciation and amortization......     5,298     2,029      3,344      2,114         --       12,785
                                       --------   -------    -------    -------       ----     --------
       Operating income..............    10,508     5,098      7,118      2,265         --       24,989
  Interest expense...................    (5,851)   (2,214)    (5,638)    (2,418)        --      (16,121)
  Other expense......................        --        --       (150)        --         --         (150)
                                       --------   -------    -------    -------       ----     --------
       Net income (loss).............  $  4,657   $ 2,884    $ 1,330    $  (153)      $ --     $  8,718
                                       ========   =======    =======    =======       ====     ========
  Company ownership percentage.......        50%       49%        20%        25%        --
                                       $  2,328   $ 1,402    $   266    $   (38)      $ --     $  3,958
       Preferred return..............     1,078        --         --         --         --        1,078
                                       --------   -------    -------    -------       ----     --------
       The Company's share...........  $  3,406   $ 1,402    $   266    $   (38)      $ --     $  5,036
                                       ========   =======    =======    =======       ====     ========

                                                        WESTIN
                                          BILTMORE      O'HARE       GALLERIA       SIXTH &
                                           HOTEL         HOTEL        HOTEL         VIRGINIA
                                          PARTNERS      VENTURE      VENTURE       PROPERTIES       TOTAL
                                          --------      -------      --------      ----------       -----
For the period from May 12, 1995 through
  December 31, 1995:
  Operating revenues....................  $ 19,554      $18,199       $17,879       $ 4,608        $ 60,240
  Operating expenses....................    17,348       13,386        12,771         2,013          45,518
  Depreciation and amortization.........     2,636        1,613         2,134         1,274           7,657
                                          --------      -------       -------       -------        --------
       Operating income (loss)..........      (430)       3,200         2,974         1,321           7,065
  Interest expense......................    (2,321)      (1,520)       (3,619)       (1,824)         (9,284)
  Other income (expense)................        --           92          (223)           --            (131)
                                          --------      -------       -------       -------        --------
       Net income (loss)................  $ (2,751)     $ 1,772       $  (868)      $  (503)       $ (2,350)
                                          ========      =======       =======       =======        ========
  Company ownership percentage..........        50%          49%           20%           25%
                                          $ (1,376)     $   862       $  (174)      $  (126)       $   (814)
       Preferred return.................       869           --            --            --             869
                                          --------      -------       -------       -------        --------
       The Company's share..............  $   (507)     $   862       $  (174)      $  (126)       $     55
                                          ========      =======       =======       =======        ========
For the period from January 1, 1995
  through May 12, 1995:
  Operating revenues....................  $ 22,286      $ 9,236       $10,182       $ 3,025        $ 44,729
  Operating expenses....................    13,365        7,969         7,759         1,520          30,613
  Depreciation and amortization.........     2,200          773           395           291           3,659
                                          --------      -------       -------       -------        --------
       Operating income.................     6,721          494         2,028         1,214          10,457
  Interest expense......................    (1,540)        (867)       (2,049)       (1,046)         (5,502)
  Other income (expense)................        --           44           (24)           --              20
                                          --------      -------       -------       -------        --------
       Net income (loss)................  $  5,181      $  (329)      $   (45)      $   168        $  4,975
                                          ========      =======       =======       =======        ========
       The Company's share..............  $  2,591      $  (160)      $    (9)      $    42        $  2,464
                                          ========      =======       =======       =======        ========
For the year ended December 31, 1994:
  Operating revenues....................  $ 39,606      $25,938       $27,304       $ 6,755        $ 99,603
  Operating expenses....................    30,196       21,016        20,236         2,866          74,314
  Depreciation and amortization.........     4,940        1,066         1,079           755           7,840
                                          --------      -------       -------       -------        --------
       Operating income.................     4,470        3,856         5,989         3,134          17,449
  Interest expense......................    (3,787)      (3,220)       (5,938)       (2,886)        (15,831)
  Other income (expense)................    (5,285)          65          (284)           --          (5,504)
                                          --------      -------       -------       -------        --------
       Net income (loss)................  $ (4,602)     $   701       $  (233)      $   248        $ (3,886)
                                          ========      =======       =======       =======        ========
       The Company's share..............  $ (2,248)     $   340       $   (47)      $    62        $ (1,893)
                                          ========      =======       =======       =======        ========

     The LLC had a 50% ownership interest in Biltmore Hotel Partners, which owned the Arizona Biltmore located in Phoenix, Arizona. Additionally, the LLC received a preferred return on invested capital of $22,000,000. This amount, which had previously been included in investments in partnerships, was repaid to the LLC during the year ended December 31, 1996. In February 1997, the LLC sold its interest in Biltmore Hotel Partners for $50,518,000. This transaction generated a pretax gain of approximately $20,969,000, and net proceeds after a required repayment of long-term debt were approximately $44,000,000. The net proceeds from this transaction have been utilized to fund a portion of the Company's hotel acquisitions.

     The Company has an approximate 49% ownership interest in the Westin O'Hare Hotel Venture located at the O'Hare Airport in Chicago, Illinois, a 20% ownership interest in the Galleria Hotel Venture located in Dallas, Texas, a 25% ownership interest in Sixth & Virginia Properties (The Westin Office Building) located in Seattle, Washington, and an approximate 23% interest in LCWW Partners (The Westin La Cantera currently under development in San Antonio, Texas). The Company has agreed to fund 50% of certain predevelopment costs of The Westin La Cantera.

     Additionally, a subsidiary of the Company is the general partner and has an effective ownership interest of approximately 8% in Westin Hotels Limited Partnership (WHLP), which owns The Westin Michigan Avenue in Chicago and The Westin St. Francis in San Francisco, but has reduced the investment basis and share of earnings to zero because of priorities associated with other investor returns. At December 31, 1996, WHLP had assets of $263,148,000 and equity of $68,381,000. At December 31, 1995, WHLP had assets of $246,698,000 and equity of $61,403,000. WHLP had revenues of $110,950,000, $51,791,000, $45,453,000 and
$99,388,000 and net income (loss) of $6,978,000, $4,244,000, ($2,531,000) and
$1,444,000 for the year ended December 31, 1996, the period from May 12, 1995 through December 31, 1995, the period from January 1, 1995 through May 12, 1995 and the year ended December 31, 1994, respectively.

     Investments include unamortized cost in excess of the Company's share of the net assets of partnerships of $22,818,000 at December 31, 1996 ($19,700,000 is attributable to the investment in Biltmore Hotel Partners) and $32,230,000 at December 31, 1995. This amount is being amortized into income over the lives of the underlying assets.

     Partnership distributions totaled $25,378,000 in 1996 (including $22,000,000 from the Biltmore Hotel Partners); $3,369,000 from May 12, 1995 through December 31, 1995; none from January 1, 1995 through May 12, 1995; and $389,000 in 1994.

     During 1994, two investments in hotel companies located in Singapore, which were less than 20% owned, were sold for gross proceeds of $28,363,000, resulting in a gain of $16,404,000, net of a sales commission of $3,091,000 paid to an associated company.

8. PROPERTY AND EQUIPMENT

     A summary of property and equipment follows:

                                              SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                  1997             1996            1995
                                              -------------    ------------    ------------
                                                               (THOUSANDS)
Buildings and leasehold improvements......      $452,262         $206,713        $201,385
Furniture, fixtures and equipment.........        88,569           45,938          27,199
Expendable supplies.......................         8,604            3,931           3,931
                                                --------         --------        --------
                                                 549,435          256,582         232,515
Less accumulated depreciation and
  amortization............................        50,119           30,014          11,081
                                                --------         --------        --------
                                                 499,316          226,568         221,434
Construction in progress..................         9,962            2,307           2,445
Land......................................        56,672           31,000      31,000....
                                                --------         --------        --------
     Net property and equipment...........      $565,950         $259,875        $254,879
                                                ========         ========        ========

     Depreciation expense totaled $18,850,000 in 1996; $11,074,000 from May 12, 1995 through December 31, 1995; $3,084,000 from January 1, 1995 through May 12, 1995; and $8,793,000 in 1994. Depreciation expense for the nine months ended September 30, 1997 and September 30, 1996 totaled $20,029,000 and $12,926,000, respectively.

9. HOTEL ACQUISITIONS

     On March 4, 1997 the Company acquired a 573 room hotel located in Indianapolis, Indiana for approximately $57,945,000. The acquisition was funded with existing cash of $10,345,000 and indebtedness of $47,600,000 secured by the hotel.

     On May 15, 1997 the Company acquired a 285 room resort located on Great Cruz Bay in St. John, U.S. Virgin Islands for approximately $30,254,000. The acquisition was funded with existing cash of $10,254,000 and indebtedness of $20,000,000 secured by the resort.

     On June 4, 1997 the Company purchased mortgage notes secured by a 1,068 room hotel in Atlanta, Georgia for approximately $113,600,000. The acquisition of the notes resulted in operating and ownership control of the hotel. The purchase was funded with $90,000,000 of debt secured by the hotel and $23,600,000 of cash primarily from LLC Class A member contributions and the issuance of Subordinated Notes.

     On June 24, 1997 the Company acquired a 420 room hotel in Denver, Colorado for approximately $77,190,000. The purchase was funded with $53,200,000 of debt secured by the hotel and $23,990,000 of cash primarily from Class A member contributions and the issuance of Subordinated Notes.

     The acquisitions have been accounted for under the purchase method of accounting. The purchase price allocations have been completed on a preliminary basis, subject to adjustment should new or additional facts become known.

     The following unaudited pro forma information presents a summary of consolidated results of operations of the Company and the hotels acquired in 1997 as if the acquisitions had occurred on January 1, 1996:

                                                   NINE MONTHS ENDED
                                             ------------------------------     YEAR ENDED
                                             SEPTEMBER 30,    SEPTEMBER 30,    DECEMBER 31,
                                                 1997             1996             1996
                                             -------------    -------------    ------------
                                                              (THOUSANDS)
Operating revenues.......................      $273,715         $254,851         $340,838
Net income...............................      $ 24,069         $  1,648         $    630

     These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional depreciation expense as a result of a step-up in the basis of fixed assets and increased interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on January 1, 1996, or of future results of operations of the consolidated entities.

10. INTANGIBLE AND OTHER ASSETS

     A summary of intangible and other assets at December 31 follows:

                                                              1996       1995
                                                              ----       ----
                                                                (THOUSANDS)
Management contracts, less accumulated amortization of
  $24,464 and $9,428......................................  $203,517   $213,513
Goodwill, less accumulated amortization of $6,210 and
  $2,410..................................................   147,869    148,392
Prepaid pension and postretirement benefits...............    18,483     17,620
Deferred loan costs, less accumulated amortization of
  $4,577 and $1,793.......................................     2,283      4,947
Software, less accumulated amortization of $468 and
  $843....................................................    11,086      7,100
Restricted deposits.......................................     4,264        350
Other, net................................................       738        706
                                                            --------   --------
                                                            $388,240   $392,628
                                                            ========   ========

     A summary of intangible asset amortization expenses follows:

                                                    MAY 12,      JANUARY 1,
                                                      1995          1995
                                                    THROUGH       THROUGH
                                                  DECEMBER 31,    MAY 12,
                                         1996         1995          1995       1994
                                         ----     ------------   ----------    ----
                                                         (THOUSANDS)
Management contracts..................  $15,036      $9,428        $3,807     $10,542
Goodwill..............................    3,800       2,410         2,189       6,161
Deferred loan costs...................    2,784       1,793            --          --
Software..............................    2,096         843           368       1,672

11. ACCRUED EXPENSES

     A summary of accrued expenses at December 31 follows:

                                                              1996      1995
                                                              ----      ----
                                                                (THOUSANDS)
Salaries, wages and benefits...............................  $27,012   $21,331
Self-insurance and current portion of estimated insurance
  claims payable...........................................   14,284    16,904
Estimated liability for frequent guest programs............    5,537     5,149
Accrued interest...........................................    5,087     5,102
Other......................................................   10,753     9,216
                                                             -------   -------
                                                             $62,673   $57,702
                                                             =======   =======

12. LONG-TERM DEBT

     A summary of long-term debt follows:

                                                          SEPTEMBER 30,   DECEMBER 31,   DECEMBER 31,
                                                              1997            1996           1995
                                                          -------------   ------------   ------------
                                                                          (THOUSANDS)
Senior Credit Facility, interest at LIBOR plus 1.65%,
  varying principal payments due through 2002...........    $331,000        $     --       $     --
Senior Secured Notes, average interest at LIBOR plus
  3.25%, due 1997.......................................          --         326,625        337,000
Subordinated Notes, interest at LIBOR plus 2.5%, due
  2002..................................................     113,856         102,284        102,284
Mortgages and other secured notes incurred in connection
  with hotel acquisitions, interest at 8.56% to 9.214%
  and LIBOR plus 2.75%, interest rate adjustments occur
  on specified dates for two notes and on optional
  repayment dates during 2009-2011 for all notes,
  varying principal payments due through maturity in
  2020 to 2023..........................................     183,932              --             --
Secondary secured obligations incurred in connection
  with hotel acquisitions, interest at LIBOR plus 2.5%
  and LIBOR plus 2.56% increasing to a maximum rate of
  defined US treasury security yields plus 6.06%,
  varying principal payments due through maturity in
  2002 to 2005..........................................      27,457              --             --
Other, including capital lease obligations of $7,830,
  $4,495 and $742.......................................       8,394           5,086          1,392
                                                            --------        --------       --------
                                                             664,639         433,995        440,676
Less current maturities.................................      16,715           1,863            377
                                                            --------        --------       --------
                                                            $647,924        $432,132       $440,299
                                                            ========        ========       ========

     Substantially all property and equipment is pledged as security under the long-term debt agreements.

     There are restrictive covenants under the Subordinated Notes and under the Senior Secured Notes which were repaid in 1997 as discussed below. These covenants include maintaining specified levels of debt service coverage and earnings before interest, taxes, depreciation and amortization and permit dividends or capital distributions to be made to or by the LLC only if the Company has complied with the terms of the long-term debt agreements.

     In May 1997, the Company elected not to exercise its option to extend the due date of the Senior Secured Notes and repaid the notes with the proceeds of a $331,000,000 Senior Credit Facility led by Goldman Sachs Credit Partners L.P. This facility is comprised of a revolving facility of $50,152,000, and a term facility of $280,848,000. The revolving facility matures in February 2002 and the term facility matures in May 2002 and contains similar security and restrictive covenants as the former Senior Secured Notes. The Senior Credit Facility also contains restrictive covenants that require minimum levels of net worth and certain leverage and interest coverage ratios.

     In July 1997 the Company entered into an interest-rate protection agreement which limits its exposure to interest rate increases for a notional amount of $112,500,000 related to the Senior Credit Facility. This agreement, which terminates in June 2000, provides for interest rate protection in the event that floating interest rates exceed certain levels. The Company's position in this agreement results in an immaterial deferred gain at September 30, 1997.

     The loans incurred in 1997 are secured by the acquired hotel property and equipment. The loan agreements typically require the hotel to fund reserves for taxes, insurance, and debt service (current restricted cash) and for capital replacement (noncurrent restricted assets). The acquired resort located in the U.S.

Virgin Islands has a total loan facility of $29,500,000. The resort has borrowed $22,590,000 through September 30, 1997 and will borrow the remaining $6,910,000 in connection with a renovation.

     Annual maturities of long-term debt outstanding at September 30, 1997 were as follows:

                                                              (THOUSANDS)
                                                              -----------
Three months ending December 31, 1997.......................   $  1,369
Year ending December 31:
     1998...................................................     22,386
     1999...................................................     38,687
     2000...................................................     59,976
     2001...................................................     89,108
     2002 and thereafter....................................    453,113

     During 1995, in connection with its borrowing under the Senior Secured Notes, the Company entered into an interest-rate protection agreement with the lender, which is the sole class B member of the LLC. On the basis of interest rates as of December 31, 1996, the settlement amount due to the lender would have been approximately $5,449,000 had the Company repaid the outstanding principal of the Senior Secured Notes on December 31, 1996.

     The Company accounted for the interest-rate protection agreement as a hedge against its anticipated future refinancing debt risk. Accordingly, the Company deferred recognition of changes in the estimated settlement amount of the agreement. In connection with the repayment of the Senior Secured Notes, the Company settled the interest rate protection agreement associated with the Senior Secured Notes for an insignificant amount.

     The interest rate protection agreement also required that the Company pay an interest-rate management fee equal to an annual rate of .93 percent of the Senior Secured Note amount. This fee, which was approximately $3,098,000 in 1996 and $2,002,000 from May 12, 1995 to December 31, 1995, is included in interest expense.

     The predecessor owner borrowed funds when it acquired the predecessor business. The related interest cost has not been included in the predecessor business financial statements as that debt has not been assumed by the LLC and there are no ongoing guarantees or pledges of the Company's assets relating to that debt.

13. INCOME TAXES

     Income tax expense (benefit) includes the following components:

                                                           MAY 12, 1995      JANUARY 1, 1995
                                                              THROUGH            THROUGH
                                                 1996    DECEMBER 31, 1995    MAY 12, 1995      1994
                                                 ----    -----------------   ---------------    ----
                                                                     (THOUSANDS)
Current:
  Federal.....................................  $1,847        $   897            $  785        $14,018
  State.......................................     423            110               516          1,936
  Foreign.....................................   2,361          1,468             1,048          1,452
                                                ------        -------            ------        -------
                                                 4,631          2,475             2,349         17,406
                                                ------        -------            ------        -------
Deferred:
  Federal.....................................    (625)        (3,720)            1,227            504
  State.......................................    (388)           592               (44)        (1,967)
  Foreign.....................................     286             --                --             --
                                                ------        -------            ------        -------
                                                  (727)        (3,128)            1,183         (1,463)
                                                ------        -------            ------        -------
Total income tax expense (benefit)............  $3,904        $  (653)           $3,532        $15,943
                                                ======        =======            ======        =======

     A reconciliation of the United States federal statutory rate to the Company's effective tax rate is as follows:

                                                             MAY 12, 1995         JANUARY 1, 1995
                                                                THROUGH               THROUGH
                                                1996       DECEMBER 31, 1995       MAY 12, 1995        1994
                                                ----       -----------------      ---------------      ----
                                                                        (THOUSANDS)
U.S. federal statutory rate...................   35.0%            35.0%                 35.0%          35.0%
Increase (decrease) in tax rate resulting
  from:
  U.S. state taxes............................    2.4             (3.9)                  6.5            1.8
  Foreign taxes...............................   38.7             (0.1)                   --            4.6
  Nondeductible expense including goodwill
     amortization.............................   46.4            (23.4)                 35.2           20.7
  Change in valuation allowances..............   (1.7)            (1.2)                (13.6)          10.5
  Other.......................................     --               --                  (0.9)           1.6
                                                -----           ------                 -----           ----
Effective tax rate............................  120.8%             6.4%                 62.2%          74.2%
                                                =====           ======                 =====           ====

     The Company had previously recorded an income tax benefit for foreign tax credits generated in the period from May 12, 1995 through December 31, 1995. The Company could not claim these credits in its 1995 federal income tax return and has recorded additional income tax expense of approximately $950,000 for this item in 1996.

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 follow:

                                                               1996        1995
                                                               ----        ----
                                                                 (THOUSANDS)
Deferred tax liabilities:
  Current assets.........................................    $     --    $    865
  Investments in partnerships............................      37,783      34,772
  Property and equipment.................................      19,391      24,489
  Intangible and other assets............................      95,025      96,223
                                                             --------    --------
       Total deferred tax liabilities....................     152,199     156,349
                                                             --------    --------
Deferred tax assets:
  Current assets.........................................         151          --
  Noncurrent receivables.................................       3,873       3,815
  Current liabilities....................................       5,223       9,904
  Long-term debt.........................................         411       1,955
  Other long-term obligations............................      11,848      11,718
  Federal, state and local net operating loss
     carryforwards.......................................       8,462       9,070
  Foreign tax credit carryforwards.......................      16,965      18,991
  Alternative minimum tax credit carryforwards...........       2,443       2,457
  General business credit carryforwards..................         855       1,189
                                                             --------    --------
       Total deferred tax assets.........................      50,231      59,099
       Valuation allowance...............................     (22,552)    (25,421)
                                                             --------    --------
       Net deferred tax asset............................      27,679      33,678
                                                             --------    --------
Net deferred tax liability...............................    $124,520    $122,671
                                                             ========    ========

     At December 31, 1996, the LLC's taxable subsidiaries had net operating losses available for carryforward to future years of $10,722,000 for federal income tax purposes that will expire in the years 2005 through 2010. The LLC's taxable subsidiaries also had net operating losses available for carryforward to future years relating to various city and state tax jurisdictions that aggregate $63,824,000 and expire in the years 1997 through 2011.

     The foreign tax credits available for carryforward to future years of $16,965,000 will expire in the years 1999 through 2001. Foreign tax credits totaling $2,886,000 expired during 1996, and $860,000 of 1996 foreign tax credits have been carried forward.

     The Company's alternative minimum tax credit carryforwards of $2,443,000 may be used indefinitely to reduce future regular federal income taxes to the extent regular federal income taxes exceed alternative minimum tax. The general business credits available for carryforward to future years of $855,000 will expire in the years 2002 through 2011.

     Substantially all of the Company's valuation allowance is for net operating loss and tax credit carryforwards generated through May 12, 1995. Future tax benefits from these net operating loss and tax credit carryforwards for which a valuation allowance has been provided will reduce goodwill. During 1996 goodwill was reduced by $472,000 for tax benefits from operating loss carryforwards.

     The Company's valuation allowance decreased by a net $2,869,000 during 1996. This decrease was principally due to the expiration of tax credits and net operating loss carryforwards for which a valuation allowance had previously been provided.

     The Company's valuation allowance increased by $125,000 from May 12, 1995 through December 31, 1995, decreased by $769,000 from January 1, 1995 through May 12, 1995 and increased by $2,253,000 during 1994. The changes in the valuation allowance were primarily due to the net generation or utilization of federal and state operating losses during the respective periods.

     The LLC is indemnified by the predecessor owner, subject to $2,000,000 to be paid by the LLC after an agreed amount of current taxes are paid, against taxes for periods prior to the acquisition. The LLC has recorded the $2,000,000 obligation in deferred income tax liabilities.

14.  OTHER LONG-TERM OBLIGATIONS

     A summary of other long-term obligations at December 31 follows:

                                                                 1996       1995
                                                                 ----       ----
                                                                   (THOUSANDS)
Estimated insurance claims payable..........................    $26,349    $28,925
Accrued pension and postretirement liability................     17,121     15,869
Other.......................................................      4,255      3,841
                                                                -------    -------
                                                                $47,725    $48,635
                                                                =======    =======

     During the period from May 12, 1995 through December 31, 1995, the Company awarded deferred compensation to executives of $2,040,000. The amounts are included in other long-term obligations.

15.  ESTIMATED INSURANCE CLAIMS PAYABLE

     Under a captive insurance program, the Company provides insurance coverage for workers' compensation, automobile and general liability claims arising at hotel properties owned or managed by the Company through policies written directly and through assumed reinsurance arrangements. Estimated insurance claims payable represent outstanding claims and those estimated to have been incurred but not reported based upon historical loss experience. Actual costs may vary from estimates based on trends of losses for filed claims and claims estimated to be incurred but not yet filed.

     A summary of estimated insurance claims payable follows:

                                                            SEPTEMBER 30,    DECEMBER 31,    DECEMBER 31,
                                                                1997             1996            1995
                                                            -------------    ------------    ------------
                                                                             (THOUSANDS)
Estimated insurance claims payable......................       $31,430         $34,449         $37,825
Less current portion (included in accrued expenses).....         8,100           8,100           8,900
                                                               -------         -------         -------
Noncurrent portion (included in other long-term
  obligations)..........................................       $23,330         $26,349         $28,925
                                                               =======         =======         =======

     At December 31, 1996, standby letters of credit amounting to $23,000,000 had been issued to provide collateral for the estimated claims. The letters of credit are guaranteed by the predecessor owner.

     Underwriting profit with respect to the captive insurance program amounted to $5,733,000 and $5,452,000 for the nine months ended September 30, 1997 and 1996, respectively, $7,335,000 in 1996; $4,330,000 from May 12, 1995 through
December 31, 1995; $2,381,000 from January 1, 1995 through May 12, 1995; and $3,607,000 in 1994. Amounts related to premium income are included in other departmental and operating revenues. Claims expenses are included in other operating expenses.

16.  PENSIONS

     The Company sponsors two domestic defined benefit plans and several defined contribution plans. The Company has determined that it will primarily use defined contribution plans to provide retirement benefits to employees.

     In December 1995, the Company amended its qualified noncontributory defined benefit plan for management employees (Management Retirement Plan) to curtail any further benefit accruals beyond December 31, 1995. All benefits earned under the plan were vested at December 31, 1995. The plan has not been terminated. The Company recognized a curtailment gain of $4,186,000 in accordance with SFAS No. 88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Terminated Benefits, in the May 12, 1995 through December 31, 1995 consolidated statement of operations.

     A noncontributory, nonqualified Supplemental Executive Retirement Plan provides benefits for certain executives. The plan is unfunded apart from general assets of the Company.

     The Company also sponsors a qualified investment and profit-sharing plan covering domestic employees that meet certain minimum service requirements. Participants are able to contribute a portion of their compensation to the plan. The Company matches participant contributions up to a certain portion of participant base pay. The Company also makes profit-sharing contributions to the plan based on a portion of participants' base pay. The amount of expense for investment matching and profit sharing totaled $1,300,000 in 1996; $1,157,000 from May 12, 1995 through December 31, 1995; $659,000 from January 1, 1995 through May 12, 1995; and $1,652,000 in 1994.

     The Company sponsors nonqualified deferred compensation plans for executives. The Company makes matching contributions based on participant contributions and percentages of compensation. One of the executive deferred compensation plans also provides a fixed rate of return to participants. The costs of the executive deferred compensation plans are not significant.

     A summary of the components of pension cost for the defined benefit plans follows:

                                                    MAY 12,      JANUARY 1,
                                                      1995          1995
                                                    THROUGH       THROUGH
                                                  DECEMBER 31,    MAY 12,
                                         1996         1995          1995       1994
                                         ----     ------------   ----------    ----
                                                         (THOUSANDS)
Service cost..........................  $   520     $   592       $   342     $ 1,160
Interest cost.........................    2,577       1,666         1,002       2,614
Actual loss (return) on plan assets...   (4,313)     (3,813)       (2,389)        476
Net amortization and deferral.........    1,757       2,197         1,427      (3,477)
                                        -------     -------       -------     -------
Net pension cost......................  $   541     $   642       $   382     $   773
                                        =======     =======       =======     =======

     The funded status and amounts reflected in the Company's consolidated balance sheet at December 31 follows:

                                                          1996                        1995
                                                -------------------------   -------------------------
                                                             SUPPLEMENTAL                SUPPLEMENTAL
                                                MANAGEMENT    EXECUTIVE     MANAGEMENT    EXECUTIVE
                                                RETIREMENT    RETIREMENT    RETIREMENT    RETIREMENT
                                                   PLAN          PLAN          PLAN          PLAN
                                                ----------   ------------   ----------   ------------
                                                                     (THOUSANDS)
Actuarial present value of benefit obligations
  Vested benefit obligation...................   $23,186       $  8,732      $22,388       $  7,808
                                                 =======       ========      =======       ========
  Accumulated benefit obligation..............   $23,186       $  8,732      $22,388       $  7,808
                                                 =======       ========      =======       ========
Plan assets at fair value.....................   $36,955       $     --      $33,795       $     --
Projected benefit obligation..................  23,186..         13,686       22,388         10,999
                                                 -------       --------      -------       --------
Projected benefit obligation less than (in
  excess of) plan assets......................    13,769        (13,686)      11,407        (10,999)
Unrecognized net loss (gain) from past
  experience which differed from assumptions
  and from effects of changes in
  assumptions.................................    (1,130)         2,843           --          1,362
                                                 -------       --------      -------       --------
Prepaid pension cost included in intangible
  and other assets (accrued pension liability
  included in other long-term obligations)....   $12,639       $(10,843)     $11,407       $ (9,637)
                                                 =======       ========      =======       ========

     Plan assets at December 31 were invested as follows:

                                                              1996         1995
                                                              ----         ----
Common stock................................................   66%          65%
Long-term bonds.............................................   34           34
Real estate.................................................   --            1

     The actuarial present value of the projected benefit obligation of the Supplemental Executive Retirement Plan was determined assuming an increase in future compensation levels of 6.0% and 6.5% at December 31, 1996 and 1995, respectively. Because benefits were frozen on December 31, 1995, no assumption for increases in future compensation levels was required in order to determine the present value of the projected benefit obligation of the Management Retirement Plan. An expected long-term rate of return on plan assets of 8.5% was used in each period. A discount rate of 7.5% was used during 1994 and was increased to 8.5% on December 31, 1994. It was subsequently reduced to 7.5% on December 31, 1995, and remains unchanged on December 31, 1996. The changes in the discount rate and future compensation levels have not had a significant impact on net pension costs.

     During 1997 the Company approved the termination of the management retirement plan. The Company plans to settle the accumulated obligations through nonparticipating insurance contracts. The Company anticipates that this settlement, which is subject to regulatory approval, will result in a pre-tax loss of approximately $4,000,000. This transaction is expected to be completed in 1998.

17. OTHER POSTRETIREMENT BENEFITS

     The Company sponsors two defined benefit postretirement plans that cover certain domestic salaried employees. One plan provides life insurance, and the other provides medical and dental benefits. The noncontributory life insurance plan is fully funded and the related assets are invested in short-term U.S. government securities. The postretirement health care plan is contributory, with retiree contributions adjusted annually, and contains other cost-sharing features such as deductibles and coinsurance. The Company funds the health plan on a pay-as-you-go basis.

     Net periodic postretirement benefit costs are as follows:

                                                           MAY 12, 1995      JANUARY 1, 1995
                                                              THROUGH            THROUGH
                                                 1996    DECEMBER 31, 1995    MAY 12, 1995      1994
                                                 ----    -----------------   ---------------    ----
                                                                      (THOUSANDS)
LIFE
Service costs of benefits earned...............  $ 203         $ 100              $  55        $   199
Interest cost on accumulated postretirement
  benefit obligation...........................    234           149                 89            251
Actual return on plan assets...................   (476)         (338)              (191)        (1,096)
Net amortization and deferral..................     (6)           20                (96)           364
                                                 -----       -------              -----        -------
Net periodic postretirement benefit cost
  (benefit)....................................  $ (45)        $ (69)             $(143)       $  (282)
                                                 =====       =======              =====        =======
MEDICAL AND DENTAL
Service costs of benefits earned...............  $ 306         $ 365              $ 202        $   629
Interest cost on accumulated postretirement
  benefit obligation...........................    222           277                166            489
Net amortization and deferral..................   (327)           --                 55            310
                                                 -----       -------              -----        -------
Net periodic postretirement benefit cost.......  $ 201         $ 642              $ 423        $ 1,428
                                                 =====       =======              =====        =======

     The plans' funded status at December 31 follows:

                                                                1996                   1995
                                                        --------------------   --------------------
                                                                   MEDICAL                MEDICAL
                                                         LIFE     AND DENTAL    LIFE     AND DENTAL
                                                         ----     ----------   -------   ----------
                                                                        (THOUSANDS)
Accumulated postretirement benefit obligation.........  $(3,410)   $(3,336)    $(3,938)   $(5,941)
Plan assets...........................................    9,348         --       9,431         --
Unrecognized net loss (gain)..........................      (94)    (2,942)        720       (291)
                                                        -------    -------     -------    -------
Prepaid (accrued) postretirement benefit cost included
  in intangible and other assets (accrued
  postretirement benefit cost included in other
  long-term obligations)..............................  $ 5,844    $(6,278)    $ 6,213    $(6,232)
                                                        =======    =======     =======    =======

     For measurement purposes, a 7.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 1996; the rate was assumed to decrease gradually to 5% by 2016 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996 by $709,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by $129,000.

     An expected long-term rate of return on plan assets of 5% was used in 1996. An expected long-term rate of return on plan assets of 5.7% was used in each of the other periods. A discount rate of 7.5% was used during 1994 and was increased to 8.5% on December 31, 1994. It was subsequently reduced to 7.5% on December 31, 1995, and remains unchanged on December 31, 1996. The changes in the discount rate have not had a significant impact on postretirement benefit costs.

     In August 1997, the Company terminated its postretirement life insurance plan. The insurance obligations were settled through the purchase of nonparticipating single premium insurance contracts, and the remaining plan assets totaling approximately $6,500,000 were transferred to a voluntary employee benefit association (VEBA) to fund future medical expenses. Additionally, the Company amended its postretirement medical plan to exclude a substantial portion of its employees. A limited number of qualified employees and retirees will continue to receive this benefit. The Company has recorded a curtailment gain of approximately $1,850,000 resulting from these benefit plan changes.

18. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of the Company's financial instruments approximate fair value as determined by the Company, using appropriate market information and valuation methodologies, as noted below. Considerable judgment is required to develop the estimates of fair value. Thus, the estimates provided below as of December 31 are not necessarily indicative of the amounts that could be realized in a current market exchange.

                                                                  CARRYING AMOUNT
                                                                   AND FAIR VALUE
                                                                --------------------
                                                                  1996        1995
                                                                  ----        ----
                                                                    (THOUSANDS)
Financial assets:
  Current
     Cash and cash equivalents..............................    $ 10,642    $ 22,677
     Guest and trade accounts receivable....................      32,621      23,799
     Accounts due from affiliates...........................       2,098         638
     Refundable taxes.......................................       2,852         643
     Other current receivables..............................      13,582      12,992
  Noncurrent
     Noncurrent receivables excluding current portion.......      12,139       1,734
     Noncurrent receivables from affiliates.................      12,771       3,343
     Restricted cash included in intangible and other
      assets................................................       4,264         350
Financial liabilities:
  Current
     Note payable...........................................       2,506       2,824
     Trade accounts payable.................................      12,754       8,519
     Accrued expenses.......................................      48,255      42,025
     Payable to affiliates..................................       3,038       2,948
     Income taxes...........................................       1,204       1,198
     Other current liabilities..............................       1,053         842
  Noncurrent
     Long-term debt including current portion...............     433,995     440,676
     Miscellaneous items included in other long-term
      obligations...........................................       2,362       2,086

     Current financial assets -- The carrying amounts of these items approximate fair value because of the short maturity of these instruments.

     Noncurrent financial assets -- The fair values have been estimated using the expected future cash flows, discounted at market interest rates.

     Current financial liabilities -- The carrying amounts of these items approximate fair value because of the short maturity of these instruments.

     Long-term debt -- The carrying amounts approximate fair value because interest rates on these instruments change with market interest rates.

     Other long-term obligations -- The fair values have been estimated using the expected future cash flows, discounted at market interest rates.

19. COMMITMENTS AND CONTINGENCIES

     As of September 30, 1997, the Company had capital commitments as follows:

Capital expenditures........................................  $ 2,900,000
Loans and investments for new hotel management and franchise
  agreements................................................    8,260,000
Other.......................................................    1,200,000
                                                              -----------
     Total commitments......................................  $12,360,000
                                                              ===========

     The Company has also guaranteed its proportionate share of a joint venture indebtedness totaling $2,800,000 and has provided operating cash flow guarantees to a partnership and a managed hotel totaling $7,500,000.

     In January 1996 the Company, its Chief Executive Officer and a consultant of the Company were named defendants in a lawsuit filed by Radisson Hotels International, Inc. (Radisson). Radisson asserted claims for a patent infringement, trade secret misappropriation, unfair competition and breach of contract. The Company indemnified its consultant from Radisson's patent infringement claim and filed a counterclaim to declare Radisson's patent invalid. On October 14, 1997 the Company entered into an agreement to settle this matter and recorded an expense for the estimated settlement in the September 30, 1997 financial statements. The Company is pursuing insurance recoveries related to this matter.

     The Company operates in Asia subject to an exclusive license granted by the predecessor owner to manage, franchise and invest in hotels in Asia under the Westin Hotels & Resorts name. The license has an initial term of ten years commencing from May 12, 1995, with additional renewal provisions of up to 30 years at the Company's option provided certain conditions are met. Commencing in May 1999, the Company has an option to acquire the rights, title and interest in this license agreement for $90,000,000 plus certain adjustments. The purchase option requires a cash payment of $60,000,000 plus a $30,000,000 20-year promissory note. The exercise of this purchase option can be accelerated by the predecessor owner if the Company acquires a controlling interest in a hotel management company in the Asia territory.

20. MANAGEMENT AND SERVICE AGREEMENTS

     The Company provides management and related services to owned and nonowned hotels under agreements with terms generally ranging from 2 to 30 years. Fees paid to the Company are based primarily upon percentages of the hotels' gross operating revenues or gross operating profits as defined in the agreements.

     The Company also maintains a corporate sales and marketing program. The hotels reimburse the Company pro rata for marketing services, including all costs in connection with hotel reservations. A financial summary of marketing activities follows:

                                             MAY 12, 1995      JANUARY 1, 1995
                                                THROUGH            THROUGH
                                  1996     DECEMBER 31, 1995    MAY 12, 1995      1994
                                  ----     -----------------   ---------------    ----
                                                       (THOUSANDS)
Total expenses.................  $35,550        $20,700            $11,572       $30,800
Hotel reimbursements...........   27,144         16,710              9,588        24,685
Hotel reimbursements from
  affiliates...................    3,741          2,137                972         3,365
                                 -------        -------            -------       -------
Net cost (included in general,
  administrative and marketing
  expenses)....................  $ 4,665        $ 1,853            $ 1,012       $ 2,750
                                 =======        =======            =======       =======

     The net cost reflects the Company's pro rata share of sales, marketing and hotel reservation costs.

     Additionally, under the agreements, the Company generally provides hotels with the services of certain full-time employees. The Company is reimbursed for these employees' salaries and related benefits.

     Management and representation fees to partnerships carried on the equity basis of accounting are at terms that are comparable to fees under similar agreements with unrelated third parties.

21. OPERATING LEASE OBLIGATIONS

     Operating lease agreements cover land, hotel buildings, office space, furniture and equipment at several locations. Lease terms generally provide that the Company is to pay minimum rentals, taxes, insurance, maintenance and utilities associated with the leased properties, as well as rentals based upon percentages of operating profits or revenues. Rent expense pursuant to percentages of operating profits totaled $4,253,000 and $2,421,000 for the nine months ended September 30, 1997 and 1996, respectively. Additionally, percentage rent expense totaled $3,633,000 for the year ended 1996 and was not material for 1995 or 1994.

     Future minimum lease payments are as follows:

                                                              (THOUSANDS)
Year ending December 31:
     1997...................................................    $ 7,604
     1998...................................................      7,195
     1999...................................................      6,499
     2000...................................................      6,328
     2001...................................................      5,746
     2002 and thereafter....................................     32,603
                                                                -------
Total minimum lease payments................................    $65,975
                                                                =======

     A portion of the minimum lease payments are recovered as part of the marketing services reimbursement.

22. EQUITY-BASED COMPENSATION

     During the period from May 12, 1995 to December 31, 1995, the LLC awarded equity-based compensation to certain key employees. The equity-based compensation arrangements consist of options granted to acquire up to 5% of the outstanding equity of the LLC or its subsidiaries. The options vest over a five-year period and may be exercised upon the earlier of five years or a change in control in or liquidation of the LLC. The option strike prices increase from initial strike prices based on the fair value of the LLC at the date of employment, at annual rates ranging from 15% to 25%, with a weighted average rate of increase of 18%. Additional options were granted during 1996 representing approximately .25% of the total outstanding equity of the LLC or its subsidiaries. These options may be exercised based on the estimated fair value of the LLC or its subsidiaries at the grant date, increasing annually by 10% with similar vesting provisions as the options granted in 1995. All options granted were outstanding at December 31, 1996. Twenty percent of the options granted prior to December 31, 1995 were vested at December 31, 1996. No options were exercisable and no options were exercised, forfeited or expired during the period from May 12, 1995 to December 31, 1996.

     The LLC estimates the fair value of its stock options following the provisions of SFAS 123, Accounting for Stock-Based Compensation. Under the provisions of SFAS 123, the fair value of the LLC's increasing strike price options is calculated based on the difference between a risk-free interest rate that corresponds to the option period and the rate of increase of the option strike price. Since the rates of increase exceed the risk-free interest rates of 5.4% at December 31, 1995 and 6.2% at December 31, 1996, the fair value of the options at the time of the award was zero. Accordingly, no compensation expense has been reflected in the accompanying financial statements. At December 31, 1996, the Company believes the market value of the LLC's equity subject to option exceeds the corresponding option exercise price.

     Pursuant to a private placement, the Company offered shares in certain affiliates of Westin Hotel Company to certain officers of the Company. The Company has received approximately $2,009,000 of refundable deposits for these shares, but the subscriptions for such shares have yet to be accepted by such affiliates of Westin Hotel Company. The offering may be cancelled or postponed by the Company at any time before completion; in the event the offering is cancelled or postponed, the purchase price deposits that have been received by such affiliates of Westin Hotel Company in respect of such offering would be refunded.

23. SUPPLEMENTAL CASH FLOW INFORMATION

     The following table summarizes noncash financing and investing activities and other cash flow information:

                                         NINE MONTHS                     MAY 12, 1995       JANUARY 1, 1995
                                            ENDED                           THROUGH             THROUGH
                                      SEPTEMBER 30, 1997     1996      DECEMBER 31, 1995     MAY 12, 1995       1994
                                      ------------------     ----      -----------------    ---------------     ----
                                                                        (THOUSANDS)
Noncash investing and financing
  activities:
  Members' equity issued to
    executives....................         $     --         $    --        $  4,640             $   --         $    --
  Less outstanding notes
    receivable from executives for
    members' equity...............               --              --          (4,640)                --              --
                                           ========         =======        ========             ======         =======
  Total noncash members equity
    issued........................         $     --         $    --        $     --             $   --         $    --
                                           ========         =======        ========             ======         =======
  Capital lease obligations
    incurred or assumed in
    connection with hotel
    acquisitions..................         $  4,710         $ 4,888        $    474             $   32         $   387
                                           ========         =======        ========             ======         =======
  Long-term debt issued in
    connection with acquisitions,
    net of unexpended proceeds....         $210,800         $    --        $434,615             $   --         $    --
                                           ========         =======        ========             ======         =======
  Senior Secured Notes paid with
    proceeds of Senior Credit
    Facility issued...............         $324,500         $    --        $     --             $   --         $    --
                                           ========         =======        ========             ======         =======
  Senior Credit Facility issued...         $331,000         $    --        $     --             $   --         $    --
                                           ========         =======        ========             ======         =======
  Deferred loan costs.............         $  6,500         $    --        $  6,740             $   --         $    --
                                           ========         =======        ========             ======         =======
Cash paid for:
  Interest........................         $ 36,656         $41,981        $ 23,401             $8,574         $14,100
                                           ========         =======        ========             ======         =======
  Taxes...........................         $ 22,552         $ 6,432        $  2,499             $1,670         $ 3,375
                                           ========         =======        ========             ======         =======

     Noncash financing and investing activities during the nine months ended September 30, 1996 were not material.

24. TRANSACTION AGREEMENT

     In September 1997, the boards of managers and directors of the members of the LLC entered into a transaction agreement to sell the stock of Westin Hotel Company and its affiliates that are currently owned by the LLC. This sale, which is scheduled to be completed in January 1998, includes substantially all assets, liabilities and operations that are presently owned by the LLC.

                                                               EXECUTION VERSION

                             TRANSACTION AGREEMENT

                                     AMONG

                                  WHWE L.L.C.,
                         WOODSTAR INVESTOR PARTNERSHIP,
                       NOMURA ASSET CAPITAL CORPORATION,
                                JUERGEN BARTELS,
                               W&S HOTEL L.L.C.,
                    WESTIN HOTELS & RESORTS WORLDWIDE, INC.,
                             W&S LAUDERDALE CORP.,
                               W&S SEATTLE CORP.,
                      WESTIN ST. JOHN HOTEL COMPANY, INC.,
                               W&S DENVER CORP.,
                               W&S ATLANTA CORP.,
                            STARWOOD LODGING TRUST,
                        SLT REALTY LIMITED PARTNERSHIP,
                          STARWOOD LODGING CORPORATION
                                      AND
                       SLC OPERATING LIMITED PARTNERSHIP
                         DATED AS OF SEPTEMBER 8, 1997

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
RECITALS....................................................    1
ARTICLE I
  The Subsidiary Contributions; The Merger; Closings;
     Effective Time;........................................    1
  1.1.  The Subsidiary Contributions........................    1
  1.2.  The Merger..........................................    5
  1.3.  Effect of the Merger on Capital Stock...............    5
  1.4.  Working Capital Adjustments.........................    7
  1.5.  Adjustments to Prevent Dilution.....................   10
  1.6.  Closing.............................................   10
  1.7.  Effective Time......................................   10
ARTICLE II
  Declaration of Trust and Trust Regulations of the
     Surviving Trust........................................   10
  2.1.  The Declaration of Trust............................   10
  2.2.  The Trust Regulations...............................   10
ARTICLE III
  Trustees, Directors and Officers of the Surviving Trust
     and Starwood Corp......................................   11
  3.1.  Trustees of Surviving Trust.........................   11
  3.2.  Officers of Surviving Trust.........................   11
  3.3.  Directors of Starwood Corp. ........................   11
  3.4.  Officers of Starwood Corp. .........................   11
ARTICLE IV
  Exchange of Certificates for Worldwide Shares; Dissenter's
  Rights; Units of Starwood Realty Partnership and Starwood
  Operating Partnership to be Issued in Connection with the
  Subsidiary Contributions..................................   11
  4.1.  Exchange of Certificates for Worldwide Shares.......   11
  4.2.  Dissenters' Rights..................................   13
  4.3.  Units of Starwood Realty Partnership and Starwood
        Operating Partnership to be Issued in Connection
        with the Subsidiary Contributions...................   13
ARTICLE V
  Representations and Warranties............................   15
  5.1. Representations and Warranties of the Westin
     Companies..............................................   15
  5.2.  Representations and Warranties of the Starwood
     Companies..............................................   30
ARTICLE VI
  Covenants.................................................   34
  6.1.  Interim Operations..................................   34
  6.2.  Maintenance, Promotions, etc. ......................   36
  6.3.  Information Supplied................................   36
  6.4.  Stockholders Meeting................................   36
  6.5.  Filings; Other Actions; Notification................   37
  6.6.  Tax Matters.........................................   38
  6.7.  Access..............................................   38
  6.8.  Affiliates..........................................   39
  6.9.  Registration and Stock Exchange Listing.............   39
  6.10. Publicity...........................................   39
  6.11. Options; Benefits...................................   40
  6.12. Fees and Expenses...................................   40
  6.13. Takeover Statute....................................   41
  6.14. Starwood Trust and Starwood Corp. Vote..............   41

                                                              PAGE
                                                              ----
  6.15. Name and Management of Starwood Corp. and Starwood
     Trust..................................................   41
  6.16. Additional Covenants................................   42
  6.17. Reorganization of the Purchased Entities............   44
  6.18. Closing After January 2, 1998.......................   44
  6.19. Commitments for Title Insurance.....................   44
  6.20. Liquor and Other Licenses...........................   45
  6.21. Solicitation of Employees...........................   45
  6.22. Confidentiality.....................................   45
  6.23. Capitalized Lease Obligations.......................   46
  6.24. Further Assurances..................................   46
  6.25. Transfer of Certain Rights of LLC...................   46
  6.26. Nomura Consents.....................................   46
  6.27. Escrow Arrangement..................................   47
  6.28. Additional Agreements with Nomura...................   47
ARTICLE VII
  Conditions................................................   47
  7.1.  Conditions to Each Party's Obligation to Effect the
     Merger.................................................   47
  7.2.  Conditions to Obligations of the Starwood
     Companies..............................................   48
  7.3.  Conditions to Obligation of the Westin Companies....   50
ARTICLE VIII
  Termination...............................................   51
  8.1.  Termination by Mutual Consent.......................   51
  8.2.  Termination by Either the Starwood Companies or
     Westin Companies.......................................   51
  8.3.  Termination by the Westin Companies.................   51
  8.4.  Termination by Starwood Trust or Starwood Corp. ....   52
  8.5.  Effect of Termination and Abandonment...............   52
ARTICLE IX
  Miscellaneous and General.................................   53
  9.1.  Survival and Indemnification........................   53
  9.2.  Modification or Amendment...........................   53
  9.3.  Waiver of Conditions................................   53
  9.4.  Counterparts........................................   53
  9.5.  Governing Law and Venue; Waiver of Jury Trial.......   53
  9.6.  Notices.............................................   54
  9.7.  Entire Agreement; No Other Representations..........   55
  9.8.  No Third Party Beneficiaries........................   55
  9.9.  Obligations of the Starwood Companies and of the
     Westin Companies.......................................   55
  9.10. Transfer Taxes......................................   55
  9.11. Severability........................................   56
  9.12. Interpretation; Certain Defined Terms...............   56
  9.13. Successors and Assigns..............................   56
  9.14. Disclosure Letter Updating..........................   56
  9.15. Index to Defined Terms..............................   57
  9.16. Starwood Trust......................................   60
  9.17. Nomura..............................................   60

                             TRANSACTION AGREEMENT

     TRANSACTION AGREEMENT (hereinafter called this "Agreement"), dated as of September 8, 1997, among WHWE L.L.C., a Delaware limited liability company ("WHWE"), Woodstar Investor Partnership, a Delaware general partnership ("Woodstar"), Nomura Asset Capital Corporation, a Delaware corporation ("Nomura"), Juergen Bartels ("Bartels", and together with WHWE, Woodstar and Nomura, the "Members"), W&S Hotel L.L.C., a Delaware limited liability company (the "LLC"), Westin Hotels & Resorts Worldwide, Inc., a Delaware corporation ("Worldwide"), W&S Lauderdale Corp., a Delaware corporation ("Lauderdale"), W&S Seattle Corp., a Delaware corporation ("Seattle"), Westin St. John Hotel Company, Inc., a United States Virgin Islands corporation ("St. John"), W&S Denver Corp., a Delaware corporation ("Denver"), W&S Atlanta Corp., a Delaware corporation ("Atlanta"), Starwood Lodging Trust, a Maryland real estate investment trust (referred to herein as "Starwood Trust" or the "Surviving Trust"), SLT Realty Limited Partnership, a Delaware limited partnership ("Starwood Realty Partnership"), Starwood Lodging Corporation, a Maryland corporation ("Starwood Corp.") and SLC Operating Limited Partnership, a Delaware limited partnership ("Starwood Operating Partnership" and together with Starwood Trust, Starwood Realty Partnership and Starwood Corp. the "Starwood Companies"). For purposes of this Agreement, the term "Westin Companies" shall mean the LLC, Worldwide, Lauderdale, Seattle, St. John, Denver and Atlanta, and the term "Westin Subsidiaries" shall mean Worldwide, Lauderdale, Seattle, St. John, Denver and Atlanta.

                                    RECITALS

     WHEREAS the respective boards of managers, boards of directors, board of trustees and general partners, as applicable, of the Members, the Westin Companies and the Starwood Companies deem it in the best interests of their respective limited liability companies, corporations, real estate investment trust and partnerships to engage in the transactions described in this Agreement, including the merger of Worldwide with and into Starwood Trust (the "Merger"), in the manner set forth in this Agreement;

     WHEREAS the respective boards of managers, boards of directors, board of trustees and general partners, as applicable, of each of the Members, the Westin Companies and the Starwood Companies have approved the transactions described herein and the Board of Directors of Worldwide and the Board of Trustees of Starwood Trust have approved the Merger, in each case, upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS the stockholders and members or managers, as applicable, of the Westin Companies have approved the transactions described herein and the stockholders of Worldwide have approved the Merger, in each case upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

     WHEREAS the Members, the Westin Companies and the Starwood Companies desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                   THE SUBSIDIARY CONTRIBUTIONS; THE MERGER;
                           CLOSINGS; EFFECTIVE TIME;

     1.1. THE SUBSIDIARY CONTRIBUTIONS.

     (a) It is understood and agreed that, prior to consummation of the transactions contemplated by this Agreement, the LLC may distribute the outstanding shares of capital stock of Seattle held directly or indirectly by the LLC to the Members but that such shares may not, without the prior written consent of the Starwood Companies, be further transferred by such Members to any other person or entity. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined herein) the Members (or their permitted transferees) shall contribute, or cause to be contributed, to Starwood Realty Partnership all the then outstanding shares of capital stock of Seattle ("Seattle Shares"). Concurrently with such contribution, (i) Starwood Realty Partnership shall issue to the Members (or their permitted transferees) and any other holders of Seattle Shares, on a pro rata basis based on the number of Seattle Shares so contributed to Starwood Realty Partnership, an aggregate of 359,948 Units of Starwood Realty Partnership having the terms set forth on Annex C hereto ("Starwood Realty Partnership Units"), as such number of Starwood Realty Partnership Units shall be adjusted pursuant to the terms of this Agreement, (ii) Starwood Realty Partnership shall assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) in connection with such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $104,800,000, (iii) Starwood Realty Partnership, the Starwood Companies and the Members (or their permitted transferees) will comply with the covenants set forth in Sections 6.16(a), (b), (c) and (d) and (iv) Starwood Realty Partnership will assume, repay or refinance (or will cause to be assumed, repaid or refinanced), or, in the case of nonrecourse indebtedness, acquire (directly or indirectly) the assets securing such indebtedness subject to such indebtedness (collectively, "Assume") all indebtedness of Seattle and of each entity set forth on Schedule 1.1(a) in which Seattle has a direct or indirect equity interest that is outstanding on the Closing Date; provided, however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) of this Section 1.1(a) is less than $104,800,000, Starwood Realty Partnership shall pay to each of the Members (or their permitted transferees) and each other holder of Seattle Shares that contributes Seattle Shares to Starwood Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion (determined on the basis of the number of shares of Seattle contributed by such Member (or such permitted transferees) and each such other holder to Starwood Realty Partnership) of the excess of $104,800,000 over the amount of such indebtedness so incurred and assumed.

     (b) It is understood and agreed that, prior to consummation of the transactions contemplated by this Agreement, the LLC may distribute the outstanding shares of capital stock of Lauderdale held directly or indirectly by the LLC to the Members but that such shares may not, without the prior written consent of the Starwood Companies, be further transferred by such Members to any other person or entity. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Members (or their permitted transferees) shall contribute, or cause to be contributed, to Starwood Realty Partnership all the then outstanding shares of capital stock of Lauderdale ("Lauderdale Shares"). Concurrently with such contribution, (i) Starwood Realty Partnership shall issue to the Members (or their permitted transferees) and any other holders of Lauderdale Shares, on a pro rata basis based on the number of Lauderdale Shares so contributed to Starwood Realty Partnership, an aggregate of 120,948 Units of Starwood Realty Partnership Units, as such number of Starwood Realty Partnership Units shall be adjusted pursuant to the terms of this Agreement, (ii) Starwood Realty Partnership shall assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) in connection with such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $21,900,000, (iii) Starwood Realty Partnership, the Starwood Companies and the Members (or their permitted transferees) will comply with the covenants set forth in Sections 6.16(a), (b), (c) and (d) and (iv) Starwood Realty Partnership will Assume all indebtedness of Lauderdale and of each entity set forth on Schedule 1.1(b) in which Lauderdale has a direct or indirect equity interest that is outstanding on the Closing Date; provided, however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) of this Section 1.1(b) is less than $21,900,000, Starwood Realty Partnership shall pay to each of the Members (or their permitted transferees) and each other holder of Lauderdale Shares that contributes Lauderdale Shares to Starwood Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion (determined on the basis of the number of shares of Lauderdale contributed by such Member (or such permitted transferees) and each such other holder to Starwood Realty Partnership) of the excess of $21,900,000 over the amount of such indebtedness so incurred and assumed.

     (c) It is understood and agreed that, prior to consummation of the transactions contemplated by this Agreement, the LLC may distribute the outstanding shares of capital stock of Denver held directly or indirectly by the LLC to the Members but that such shares may not, without the prior written consent of the Starwood Companies, be further transferred by such Members to any other person or entity. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Members (or their permitted transferees) shall contribute, or cause to be contributed, to Starwood Realty Partnership all the then outstanding shares of capital stock of Denver ("Denver Shares"). Concurrently with such contribution, (i) Starwood Realty Partnership shall issue to the Members (or their permitted transferees) and any other holders of Denver Shares, on a pro rata basis based on the number of Denver Shares so contributed to Starwood Realty Partnership, an aggregate of 116,948 Starwood Realty Partnership Units, as such number of Starwood Realty Partnership Units shall be adjusted pursuant to the terms of this Agreement, (ii) Starwood Realty Partnership shall assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) in connection with such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $20,500,000, (iii) Starwood Realty Partnership, the Starwood Companies and the Members (or their permitted transferees) will comply with the covenants set forth in Sections 6.16(a), (b),
(c) and (d) and (iv) Starwood Realty Partnership and Starwood Trust will Assume (or cause to be Assumed) all indebtedness of Denver and of each entity set forth on Schedule 1.1(c) in which Denver has a direct or indirect equity interest that is outstanding on the Closing Date; provided however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) of this Section 1.1(c) is less than $20,500,000, Starwood Realty Partnership shall pay to each of the Members (or their permitted transferees) and each other holder of Denver Shares that contributes Denver Shares to Starwood Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion (determined on the basis of the number of shares of Denver contributed by such Member (or such permitted transferees) and each such other holder to Starwood Realty Partnership) of the excess of $20,500,000 over the amount of such indebtedness so incurred and assumed.

     (d) It is understood and agreed that, prior to consummation of the transactions contemplated by this Agreement, (i) the LLC may distribute the outstanding shares of capital stock of Atlanta held directly or indirectly by the LLC to the Members but that such shares may not, without the prior written consent of the Starwood Companies, be further transferred by such Members to any other person or entity and (ii) Starwood Realty Partnership will lend to Atlanta an aggregate amount of $34,200,000 of indebtedness on terms reasonably acceptable to the LLC and that Atlanta will pay a dividend to the LLC (or the Members, as the case may be), and the LLC may make a distribution to the Members, in an amount equal to the aggregate amount of such indebtedness. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the LLC (or its permitted transferees) shall contribute, or cause to be contributed, to Starwood Operating Partnership all the then outstanding shares of capital stock of Atlanta ("Atlanta Shares"). Concurrently with such contribution, subject to the last sentence of this paragraph, (i) Starwood Operating Partnership shall issue to the LLC (or its permitted transferees) and any other holders of Atlanta Shares, on a pro rata basis based on the number of Atlanta Shares so contributed to Starwood Operating Partnership, an aggregate of 358,000 Units of Starwood Operating Partnership having the terms set forth on Annex C hereto ("Starwood Operating Partnership Units"), as such number of Starwood Operating Partnership Units shall be adjusted pursuant to the terms of this Agreement, and (ii) Starwood Operating Partnership will Assume (or cause to be Assumed) all indebtedness of Atlanta and of each entity set forth on Schedule 1.1(d) in which Atlanta has a direct or indirect equity interest that is outstanding on the Closing Date; provided however, that in the event the aggregate amount of indebtedness loaned by Starwood Realty Partnership to Atlanta pursuant to this Section 1.1(d) is less than $34,200,000, Starwood Operating Partnership shall pay to each of the Members (or their permitted transferees) and each other holder of Atlanta Shares that contributes Atlanta Shares to Starwood Operating Partnership in consideration for such contribution, as applicable, an aggregate amount in cash equal to the pro rata portion (determined on the basis of the number of shares of Atlanta contributed by such Member (or such permitted transferees) and each such other holder to Starwood Operating Partnership) of the excess of $34,200,000 over the amount of such indebtedness so incurred and assumed.

     (e) It is understood and agreed that, prior to consummation of the transactions contemplated by this Agreement, the LLC may distribute the outstanding shares of capital stock of St. John held directly or indirectly by the LLC to the Members but that such shares may not, without the prior written consent of the Starwood Companies, be further transferred by such Members to any other person or entity. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Members (or their permitted transferees) shall contribute, or cause to be contributed, to Starwood Operating Partnership all the then outstanding shares of capital stock of St. John ("St. John Shares"). Concurrently with such contribution, (i) Starwood Operating Partnership shall issue to the Members (or their permitted transferees) and any other holders of St. John Shares, on a pro rata basis based on the number of St. John Shares so contributed to Starwood Operating Partnership, an aggregate of 35,156 Starwood Operating Partnership Units, as such number of Starwood Operating Partnership Units shall be adjusted pursuant to the terms of this Agreement, (ii) Starwood Operating Partnership shall assume indebtedness of the Members (or their permitted transferees) incurred by the Members (or their permitted transferees) in connection with such contribution, provided that the aggregate amount of principal of and accrued interest on such indebtedness to be assumed shall not exceed an aggregate amount equal to $6,000,000, (iii) Starwood Operating Partnership, the Starwood Companies and the Members (or their permitted transferees) will comply with the covenants set forth in Sections 6.16(a), (b), (c) and (d), (iv) Starwood Operating Partnership and Starwood Trust shall Assume (or will cause to be Assumed) all indebtedness of St. John and of each entity set forth in Schedule 1.1(e) in which St. John has a direct or indirect equity interest that is outstanding on the Closing Date; provided however, that in the event the aggregate amount of indebtedness incurred by the Members (or their permitted transferees) and assumed pursuant to clause (ii) of this Section 1.1(c) is less than $6,000,000, Starwood Operating Partnership shall pay to each of the Members (or their permitted transferees) and each other holder of St. John Shares that contributes St. John Shares to Starwood Realty Partnership, in consideration for such contribution, an aggregate amount in cash equal to the pro rata portion (determined on the basis of the number of shares of St. John contributed by such Member (or such permitted transferees) and each such other holder to Starwood Operating Partnership) of the excess of $6,000,000 over the amount of such indebtedness so incurred and assumed.

     (f) Notwithstanding anything contained herein to the contrary, at the election of the Westin Companies, the Members (other than Bartels and Nomura) may distribute not more than 15% of the outstanding shares of each of Seattle, Lauderdale, Atlanta, Denver and St. John (the "Redistributed Subsidiary Shares") to investors in the Members or their designees, and each such investor or designee will then exchange each such Seattle Share for a pro rata portion (based on the number of Seattle Shares then outstanding) of (i) an aggregate number of 359,948 shares of Class B EPS and (ii) an aggregate amount of cash equal to $104,800,000, each such Lauderdale Share for a pro rata portion (based on the number of Lauderdale Shares then outstanding) of (i) an aggregate number of 120,948 shares of Class B EPS and (ii) an aggregate amount of cash equal to $21,900,000, each such Atlanta Share for a pro rata portion (based on the number of Atlanta Shares then outstanding) of (i) an aggregate number of 358,000 shares of Class B EPS and (ii) an aggregate amount of cash equal to $34,200,000, each such Denver Share for a pro rata portion (based on the number of Denver Shares then outstanding) of (i) an aggregate number of 116,948 shares of Class B EPS and (ii) an aggregate amount of cash equal to $20,500,000 and each such St. John Share for a pro rata portion (based on the number of St. John Shares then outstanding) of (i) an aggregate number of 35,156 shares of Class B EPS and (ii) an aggregate amount of cash equal to $6,000,000. The Redistributed Subsidiary Shares shall decrease, on a proportionate basis, the aggregate number of Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable, to be issued, and the aggregate amount of indebtedness of the Members to be assumed, in connection with the relevant contribution of the Westin Subsidiaries referred to in Section 1.1 (each a "Subsidiary Contribution") shall be reduced dollar for dollar by the amount of cash paid pursuant to this Section 1.1(f), such that (i) the aggregate number of Starwood Realty Partnership Units, Starwood Operating Partnership Units and Class B EPS to be issued pursuant to this Section 1.1 shall not exceed the aggregate number of Starwood Realty Partnership Units and Starwood Operating Partnership

Units that would have been issued under this Section 1.1 construed without regard to this Section 1.1(f) and (ii) the total indebtedness Assumed and cash paid pursuant to this Section 1.1 shall not exceed the total indebtedness that would have been Assumed under this Section 1.1 construed without regard to this
Section 1.1(f).

     1.2. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.7) Worldwide shall be merged with and into Starwood Trust and the separate corporate existence of Worldwide shall thereupon cease. Starwood Trust shall be the surviving real estate investment trust in the Merger (sometimes hereinafter referred to as the "Surviving Trust"), and the separate existence of Starwood Trust with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Article I and in Articles II and III. The Merger shall have the effects specified in the Maryland Corporations and Associations law, as amended (the "MCA"), and the Delaware General Corporation Law, as amended (the "DGCL").

     1.3. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of Worldwide:

     (a) Merger Consideration. Each share of Common Stock, par value $0.01 per share, of Worldwide (collectively, the "Worldwide Shares") issued and outstanding immediately prior to the Effective Time (other than Worldwide Shares owned by any Starwood Company or any direct or indirect subsidiary of any Starwood Company or Worldwide Shares that are owned by Worldwide or any direct or indirect subsidiary of Worldwide and in each case not held on behalf of third parties ("Affiliated Shares") or Worldwide Shares ("Dissenting Shares" and, together with the Affiliated Shares, the "Excluded Shares") that are owned by stockholders ("Dissenting Stockholders") exercising appraisal rights pursuant to
Section 262 of the DGCL) shall be converted into, and become exchangeable for, a pro rata portion (based upon the aggregate number of Worldwide Shares issued and outstanding immediately prior to the Effective Time) of (x) a number of shares of Class A Exchangeable Preferred Stock of Starwood Trust, par value $.01 per share, having the terms set forth on Annex A hereto ("Class A EPS") equal to the product of (A) the Nondissenting Portion times (B) 6,285,783, (y) a number of shares of Class B Exchangeable Preferred Stock of Starwood Trust, liquidation value $38.50 per share, having the terms set forth on Annex B hereto ("Class B EPS") equal to the product of (A) the Nondissenting Portion times (B) 5,294,783, and (z) subject to the following provisions of this Section 1.3(a), cash in an amount equal to the product of (A) the Nondissenting Portion times (B) 177,926,000 reduced by the aggregate amount of cash dividends paid by Denver pursuant to Section 6.1(b)(iv)(c) prior to the Effective Time (collectively, the "Merger Consideration"). The "Nondissenting Portion" shall be equal to one minus a fraction, the numerator of which is the number of Dissenting Shares and the denominator of which a number of Worldwide Shares (other than Affiliated Shares) issued and outstanding immediately prior to the Effective Time. In addition, in connection with the Merger, Starwood Trust will Assume (or cause to be Assumed) all indebtedness of Worldwide and of each entity set forth on Schedule 1.3(a) in which Worldwide has a direct or indirect equity interest (including joint venture indebtedness) (collectively "Worldwide Debt") outstanding immediately prior to the Effective Date. At the Effective Time, no Worldwide Share shall any longer be outstanding and all Worldwide Shares shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Worldwide Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.1(d) cash in lieu of fractional shares into which such Worldwide Shares have been converted pursuant to this Section 1.3(a) and any distribution or dividend pursuant to Section 4.1(b).

     (b) In the event the principal amount of outstanding indebtedness of the Westin Subsidiaries and their respective Subsidiaries (excluding any intercompany indebtedness for borrowed money) immediately prior to the Effective Date is less than the amount set forth in Schedule 1.3(b), the aggregate amount of the cash portion of the Merger Consideration shall be increased by an amount equal to the excess of the amount of such indebtedness set forth in Schedule 1.3(b) over the sum of (i) the principal amount of such indebtedness Assumed pursuant to Section 1.1 or Section 1.3 and (ii) the amount of any cash paid pursuant to Section 1.1(f), this Agreement, and each outstanding share of Worldwide that is converted into a portion of the Merger Consideration in the Merger shall be converted into its pro rata portion of such increased Merger Consideration.

     (c) In the event that (1) the sum of (i) the principal of and all accrued and unpaid interest on the outstanding indebtedness of the Members (or their permitted transferees) that is Assumed by the Starwood Realty Partnership or the Starwood Operating Partnership pursuant to Section 1.1, (ii) the principal amount of indebtedness of the Westin Subsidiaries and their respective Subsidiaries (including the allocable portion of the indebtedness of non-subsidiary joint ventures) that is Assumed by the Starwood Companies pursuant to Section 1.1 or Section 1.3 (other than any indebtedness incurred to fund (a) Actual Scheduled Expenditures in excess of Budgeted Scheduled Expenditures, (b) Actual Unscheduled Expenditures or (c) acquisitions that, in any such case, are permitted to be made as a result of the operation of this
Section 1.3 or any indebtedness incurred by any joint venture that is not controlled by the Westin Companies) and (iii) without duplication of any amounts described in clause (i) or (ii), any cash paid pursuant to Section 1.1(f) exceeds the amount set forth in Schedule 1.3(c), then the aggregate amount of the cash portion of the Merger Consideration shall be decreased by an amount equal to such excess, and each outstanding share of Worldwide that is converted into a portion of the Merger Consideration in the Merger shall be converted into its pro rata portion of such decreased Merger Consideration.

     (d) In the event the aggregate amount of capital expenditures or investments made in respect of the hotels or other assets relating to the Westin Companies and/or their respective Subsidiaries set forth on Schedule 1.3(d)-1 during the period beginning on January 1, 1997 and ending on December 31, 1997 ("Actual Scheduled Expenditures") (calculated in accordance with GAAP (as defined in Section 1.4(f)) applied on a basis consistent with the Westin Companies' past practice), is less than the aggregate amount of capital expenditures or investments for such hotels or other assets set forth on
Schedule 1.3(d)-1 ("Budgeted Scheduled Expenditures"), the cash portion of the Merger Consideration shall be decreased by an aggregate amount of cash equal to the sum of all such deficits. For purposes of this Section, the portion of Actual Capital Expenditures made during the period commencing on January 1, 1997 and ending on June 30, 1997 shall be deemed to be no greater than the amounts set forth on Schedule 1.3(d)-2.

     (e) In the event the amount of Actual Scheduled Expenditures exceeds the amount of Budgeted Scheduled Expenditures, or in the event that capital expenditures or investments are made in respect of any hotel or other asset relating to any of the Westin Companies and/or their respective Subsidiaries that is not set forth on Schedule 1.3(d)("Actual Unscheduled Expenditures"), then, subject to the fourth succeeding sentence, the cash portion of the Merger Consideration shall be increased by an aggregate amount of cash equal to the sum of all such excesses and amounts of Actual Unscheduled Expenditures less all such excesses and amounts financed directly or indirectly with indebtedness Assumed (or caused to be Assumed) by any Starwood Company pursuant to this Agreement. The Westin Companies hereby agree that at least ten business days prior to making any Actual Scheduled Expenditure that exceeds the amount of the related Budgeted Scheduled Expenditure or any Actual Unscheduled Expenditure, the Westin Companies will provide the Starwood Companies with written notice of any such proposed expenditure (the "Proposed Expenditure"). Notwithstanding anything contained herein to the contrary, the Westin Companies shall not make any Proposed Expenditure unless the Starwood Companies approve such Proposed Expenditure in writing, except as provided in the second succeeding sentence. In the event the Starwood Companies do not so approve such Proposed Expenditure within ten business days after receipt of such notice, representatives of the Starwood Companies and representatives of the Westin Companies will attempt to resolve the matter. If such attempt does not result in the resolution of such matter, either (i) the Westin Companies shall not make such Proposed Expenditure for so long as this Agreement is in effect or (ii) the Westin Companies may make such Proposed Expenditure but the cash portion of the Merger Consideration shall not be increased in respect of such excess. Notwithstanding anything contained herein to the contrary, (i) any refusal by the Starwood Companies to approve the making of a Proposed Expenditure must be made by the Starwood Companies in good faith, (ii) the Starwood Companies shall be deemed to approve the making of a Proposed Expenditure the amount of which the Starwood Companies agree is required to be made by the Westin Companies by the terms of any agreement to which any of the Westin Companies is a party on the date hereof and which agreement is set forth on Schedule 7.2(a) (it being understood and agreed that (a) the Starwood Companies shall not be deemed to have approved any such expenditure in excess of $1,000,000 if the Starwood Companies determine, in good faith and on a reasonable basis, that the agreement pursuant to which such expenditure is proposed to be made does not require the Westin Companies or any of their Subsidiaries to make such expenditure or that the failure to make such expenditure would not impose a penalty on any of the Westin Companies or their Subsidiaries) and (b) the Starwood Companies shall be deemed to have approved expenditures with respect to the properties located in San Antonio, Texas and Savannah, Georgia made after June 30, 1997 to the extent that the portion of such expenditures funded by equity contributions from the Westin Companies does not exceed $8,890,000 and $240,000 respectively, and to the extent that any other expenditures in respect of such properties are approved or deemed approved by operation of this Section 1.3(e), and any Proposed Expenditure made in connection with a hotel or other item relating to St. John and/or its Subsidiaries shall be deemed approved by the Starwood Companies except to the extent the aggregate amount of such Proposed Expenditures for the 1997 calendar year exceeds $13,200,000.

     (f) The Westin Companies agree that, for so long as this Agreement is in effect, they shall not acquire any assets (other than assets acquired in the ordinary course of business consistent with past practice or acquisitions of assets constituting capital expenditures subject to Section 1.3(d) or 1.3(e)) or securities of any other Person for an aggregate purchase price in excess of $1,000,000 without the prior written consent of the Starwood Companies; provided, however, that in the event that the Starwood Companies object to the making of an acquisition by the Westin Companies pursuant to this Section 1.3(f) that can, at the time of any objection thereto by the Starwood Companies, be acquired by the Westin Companies pursuant to the terms of an agreement relating to such acquisition, subject to the terms and conditions specified in such agreement, none of the Starwood Companies or any of their Affiliates may, without the prior written consent of the Members, pursue or make such acquisition for the account of any of the Starwood Companies or any of their affiliates for a period of one year after the date, if any, of the termination of this Agreement. In the event that any of the Westin Companies makes an acquisition in accordance with the provisions of this Section 1.3(f), the cash portion of the Merger Consideration shall be increased by an aggregate amount equal to the purchase price (other that any portion thereof that is financed by indebtedness that is assumed by the Starwood Companies) and transaction costs paid in connection with such acquisition.

     (g) At the election of the Westin Companies, the parties will amend this Agreement to provide that the stockholders of Worldwide and each of the other Westin Companies may elect to receive different forms of the consideration to be issued in connection with the Merger and the Subsidiary Contributions provided that the aggregate amount of each of the Class A EPS, the Class B EPS, Starwood Realty Partnership Units, Starwood Operating Partnership Units and cash to be issued in the Merger and each of the Subsidiary Contributions shall not be altered by such amendment, and each of the parties hereto agrees that in the event the Westin Companies exercise such option, they will promptly execute and deliver such amendment and such other documents as may be reasonably requested by the Westin Companies to effect such amendment; provided, however, that any amendment to this Agreement made pursuant to this Section 1.3(g) shall not adversely affect the ability of the Merger to constitute a "reorganization" within the meaning of the Code or adversely affect the REIT status of Starwood Trust.

     (h) Cancellation of Worldwide Shares. Each Excluded Share (that is not a Dissenting Share) issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     1.4. WORKING CAPITAL ADJUSTMENTS

     (a) At least two business days prior to the Closing Date, the Westin Companies shall prepare, based on the Westin Companies' books and records and other information then available, and deliver to the Starwood Companies a consolidated balance sheet (each an "Estimated Working Capital Balance Sheet") prepared in accordance with GAAP consistent with the Westin Companies' past practice (except as provided herein) and setting forth an estimate of the aggregate Working Capital as of the Closing Date (each, an "Estimated Working Capital") for each of (i) Worldwide and its Subsidiaries, (ii) Lauderdale and its Subsidiaries,

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

(iii) Seattle and its Subsidiaries, (iv) Denver and its Subsidiaries (v) Atlanta and its Subsidiaries and (vi) St. John and its Subsidiaries (each, a "Westin Group").

     If the Estimated Working Capital for Worldwide and its Subsidiaries exceeds zero, the cash portion of the Merger Consideration shall be increased by the amount of such excess. In the event the Estimated Working Capital for Worldwide and its Subsidiaries is less than zero, the cash portion of the Merger Consideration shall be decreased by the amount of such deficit.

     If the Estimated Working Capital for any Westin Group other than Worldwide and its Subsidiaries exceeds zero, the Starwood Companies shall deliver to the LLC or the stockholders of the Westin Subsidiary of such Westin Group, concurrently with the Subsidiary Contribution in respect of such Westin Group, an amount in cash equal to the amount of such excess. If the Estimated Working Capital for any Westin Group other than Worldwide and its Subsidiaries is less than zero, LLC or the stockholders of such Westin Group shall deliver to the applicable Starwood Company, concurrently with the Subsidiary Contribution in respect of such Westin Group, an amount in cash equal to the amount of such deficit.

     In the event the Estimated Working Capital for any Westin Group is zero, the cash portion of the Merger Consideration (in the case of Worldwide and its Subsidiaries) or the Subsidiary Contribution relating to such Westin Group (in the case of any Westin Group other than Worldwide and its Subsidiaries), as applicable, shall not be adjusted.

     (b) As promptly as practicable, but no later than 90 days after the Closing Date, the Starwood Companies shall cause their accountants, Coopers & Lybrand, to prepare and deliver to the LLC and its accountants, Arthur Andersen, a consolidated balance sheet of each of the Westin Groups (collectively, the "Closing Balance Sheets"), together with a report of Coopers & Lybrand thereon, for the purpose of establishing the Closing Working Capital for each Westin Group. The Closing Balance Sheets shall reflect the Current Assets and Current Liabilities of each Westin Group as of the close of business on the Closing Date and shall be prepared on a basis consistent with that required hereby to be used in the preparation of the relevant Estimated Working Capital Balance Sheet.

     (c) If the Closing Working Capital for any Westin Group exceeds the Estimated Working Capital for such Westin Group, Starwood Trust, Starwood Realty Partnership or Starwood Operating Partnership, as applicable, shall, subject to subsection (d) of this Section 1.4, deliver to the stockholders of such Westin Group an aggregate amount in cash equal to the amount of such excess. If the Closing Working Capital for any Westin Group is less than Estimated Working Capital for such Westin Group, each of the stockholders of such Westin Group shall, subject to subsection (d) of this Section 1.4, deliver to Starwood Trust, Starwood Realty Partnership or Starwood Operating Partnership, as applicable, such stockholder's pro rata portion an aggregate amount in cash equal to the amount of such deficit. In the event the Closing Working Capital for any Westin Group equals the Estimated Working Capital for such Westin Group, no adjustment shall be made pursuant to this clause (c).

     All amounts owed pursuant to this subsection (c) and subsection (d) of this
Section 1.4 shall include interest, from and including the Closing Date to but excluding the date of payment, at a rate per annum equal to the rate of interest announced by Citibank, N.A. from time to time as its Prime or Base Rate in New York City in effect from time to time.

     (d) If the LLC disagrees with any items on the Closing Balance Sheet for any Westin Group, the LLC shall notify the Starwood Companies in writing of such disagreement within 30 days after the Starwood Companies' receipt thereof, and such notice shall set forth the basis for such disagreement in reasonable detail. During such 30-day period, the Starwood Companies shall afford the LLC and its duly designated representatives access to all the Starwood Companies' books and records and cause the Starwood Companies' accountants to afford the LLC and its duly designated representatives access to all the work papers of the Starwood Companies' accountants during regular business hours as required by the LLC to review the Closing Balance Sheet for such Westin Group in each case solely for purposes of resolving such disagreement, and the LLC shall not, directly or indirectly, use or permit any of its Affiliates (as defined in Section 9.12(b)) to use such information for any other purpose or disclose or permit any of its Affiliates to disclose such information to any other Persons, except as required by law or court order. The LLC and the Starwood Companies shall thereafter negotiate in good faith to resolve any such disagreements; provided that the Starwood Companies shall promptly pay to the LLC, or the LLC shall promptly pay to the Starwood Companies, as the case may be, the amount, if any, determined pursuant to subsection (c) that is not subject to dispute. If the LLC and the Starwood Companies are unable to resolve any such disagreements within 30 days after the LLC's receipt of the Starwood Companies' notice described above, the LLC and the Starwood Companies shall select an Auditor to resolve the disagreements in accordance with subsection (e) of this Section 1.4.

     (e) The "Auditor" shall be a "big six" nationally recognized certified public accounting firm mutually selected by the respective accounting firms of the LLC and the Starwood Companies solely to resolve only those disputed items in accordance with the terms of this Agreement. The LLC and the Starwood Companies shall use their reasonable best efforts to cause the Auditor to resolve all disagreements on the disputed items as soon as practicable; provided that the Auditor shall be bound by the provisions of this Section 1.4 and shall not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. Each of the LLC and the Starwood Companies shall permit the Auditor to have full access to their books, records, key employees and independent accountants in order to resolve any such disagreements. The resolution of such disagreements by the Auditor shall be final and binding on the LLC and the Starwood Companies. The fees and expenses of the Auditor shall be paid by the party whose position is most at variance with the decision of the Auditor, as such person shall be determined by the Auditor.

     (f) For purposes of this Section 1.4, the terms set forth below shall have the following meanings:

     "Closing Working Capital" means the consolidated Working Capital of a Westin Group as reflected on the Closing Balance Sheet for such Westin Group.

     "Current Assets" means all current assets (taking into account appropriate reserves for uncollectible or doubtful accounts receivable consistent with Westin Companies' past practice) but excluding (a) cash proceeds of any asset sale or other disposition occurring after July 1, 1997 (other than sales or dispositions of inventory made in the ordinary course of the Westin Companies' business in a manner consistent with past practice), (b) any amounts receivable under intercompany loans, (c) in the case of Worldwide, not less than $791,000 of Westel's claims-related current assets and (d) cash distributed from the pension plans of the Westin Subsidiaries and their Subsidiaries since July 1, 1997, but only to the extent the amount of such cash so distributed exceeds $5,000,000, in each case determined in accordance with GAAP applied on a basis consistent with Westin Companies' past practice (except as provided herein).

     "Current Liabilities" means, without duplication of any item that results in a reduction in the cash portion of the Merger Consideration as a result of the operation of Section 1.3(c), all current liabilities including, in the case of Worldwide, Westel non-claims-related liabilities, but excluding (a) in the case of Worldwide, not more than $8,100,000 of Westel's claims-related current liabilities, (b) any tax liabilities of Worldwide or its Subsidiaries arising in connection with the sales of assets contemplated by Section 6.17 hereof and any tax described in Section 9.10, (c) any notes payable referred to in Section 6.1(c)(ii)(e)(2) in an amount not in excess of $2,261,000, (d) the current portion of any long-term indebtedness of any Westin Group, (e) any liabilities under any intercompany loans, (f) any short term portion of capitalized lease obligations incurred pursuant to Section 6.1(c)(ii)(e)(3), (g) any fees and expenses of the Westin Companies described in Section 6.12, in each case determined in accordance with GAAP applied on a basis consistent with Westin Companies' past practice (except as provided herein) and (h) any reserves for any liability that is the subject of the Other Agreement.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Westel" means Westel Insurance Co., a Vermont corporation.

     "Working Capital" means Current Assets minus Current Liabilities.

     1.5. ADJUSTMENTS TO PREVENT DILUTION.

     (a) Subject to the next succeeding sentence, in the event that after the date hereof Starwood Trust or Starwood Corp. changes the number of Starwood Paired Shares or securities convertible or exchangeable into or exercisable for Starwood Paired Shares, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted. Notwithstanding the foregoing, any arms-length transaction with an unaffiliated third party shall not require any adjustment.

     (b) Subject to the next succeeding sentence, in the event that after the date hereof Starwood Trust, Starwood Corp., Starwood Realty Partnership or Starwood Operating Partnership changes the number of Starwood Trust Shares, Starwood Corp. Shares, Starwood Realty Partnership Units or Starwood Operating Partnership Units or securities convertible or exchangeable into or exercisable for Starwood Trust Shares, Starwood Corp. Shares, Starwood Realty Partnership Units or Starwood Operating Partnership Units, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the number of Starwood Realty Partnership Units or Starwood Operating Partnership Units to be issued in connection with a Subsidiary Contribution shall be equitably adjusted. Notwithstanding the foregoing, any arms-length transaction with an unaffiliated third party shall not require any adjustment.

     1.6. CLOSING. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger and of each of the Subsidiary Contributions (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on January 2, 1998 or, if on such date all the conditions set forth in Article VII have not been satisfied or waived, then on such later date (but not later than January 31, 1998) as all the conditions set forth in Article VII have been satisfied or waived, or if the Starwood Companies reasonably request additional time in order to complete any financings necessary to consummate the transactions contemplated by this Agreement, and the lead underwriters of such financing (acting reasonably) agree to such request, then promptly after the consummation of any such financings (but not later than January 31, 1998), or at such other place and time and/or on such other date as the LLC and Starwood Trust may agree in writing. The date on which the Closing occurs is herein called the "Closing Date".

     1.7. EFFECTIVE TIME. As soon as practicable following the Closing, Worldwide and Starwood Trust will cause Articles of Merger (the "Maryland Articles of Merger") to be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation (the "Maryland Assessments Department") as provided in Section 8-501.1 of the MCA and a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 254 of the DGCL. The Merger shall become effective on the date and at the time when the last of the following actions shall have been completed: (i) the time the Maryland Assessments Department accepts the Maryland Articles of Merger for record and (ii) the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").

                                   ARTICLE II

                   DECLARATION OF TRUST AND TRUST REGULATIONS
                             OF THE SURVIVING TRUST

     2.1. THE DECLARATION OF TRUST. The declaration of trust of Starwood Trust as in effect immediately prior to the Effective Time shall be the declaration of trust of the Surviving Trust (the "Declaration of Trust"), until duly amended as provided therein or by applicable law.

     2.2. THE TRUST REGULATIONS. The regulations of Starwood Trust in effect at the Effective Time shall be the regulations of the Surviving Trust (the "Trust Regulations"), until thereafter amended as provided therein or by applicable law.

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

                                  ARTICLE III

                        TRUSTEES, DIRECTORS AND OFFICERS
                   OF THE SURVIVING TRUST AND STARWOOD CORP.

     3.1. TRUSTEES OF SURVIVING TRUST. The trustees of Starwood Trust at the Effective Time, together with Stuart M. Rothenberg, shall, from and after the Effective Time, be the trustees of the Surviving Trust until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Declaration of Trust and the Trust Regulations.

     3.2. OFFICERS OF SURVIVING TRUST. The officers of Starwood Trust at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Trust until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Declaration of Trust and the Trust Regulations.

     3.3. DIRECTORS OF STARWOOD CORP. The directors of Starwood Corp. at the Effective Time, together with Juergen Bartels and Barry S. Volpert, shall, from and after the Effective Time, be the directors of Starwood Corp. until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and By-laws of Starwood Corp. (it being understood that Barry S. Sternlicht shall be Chairman of the Starwood Corp.).

     3.4. OFFICERS OF STARWOOD CORP. The officers of Starwood Corp. at the Effective Time shall, from and after the Effective Time, be the officers of the Starwood Corp.; provided, however, that Juergen Bartels shall be the Chief Executive Officer of Starwood Corp., and the President of Starwood Corp., the Chief Operating Officer of Starwood Corp. and the Chief Financial Officer of Starwood Corp. shall be appointed immediately after the Effective Time by the Board of Directors of Starwood Corp. as constituted from and after the Closing Date in accordance with Section 3.3, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws of Starwood Corp.

                                   ARTICLE IV

  EXCHANGE OF CERTIFICATES FOR WORLDWIDE SHARES; DISSENTER'S RIGHTS; UNITS OF
                                    STARWOOD
       REALTY PARTNERSHIP AND STARWOOD OPERATING PARTNERSHIP TO BE ISSUED
                IN CONNECTION WITH THE SUBSIDIARY CONTRIBUTIONS

     4.1. EXCHANGE OF CERTIFICATES FOR WORLDWIDE SHARES.

     (a) The Exchange. (i) As of the Effective Time, Starwood Trust shall deliver to the holders of Worldwide Shares, certificates representing the shares of Class A EPS and Class B EPS and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Class A EPS and Class B EPS to be issued or paid pursuant to the last sentence of Section 4.1(b)(i), in exchange for Worldwide Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV.

     (ii) The holder of each Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Class A EPS and Class B EPS that such holder is then entitled to receive pursuant to this Agreement, (y) a check in the amount (after giving effect to any required tax withholdings) of (A) the cash amount payable in respect of such Worldwide Share pursuant to Section 4.1(a), plus (B) any cash in lieu of fractional shares plus (C) any unpaid non-stock dividends and any other dividends or other distributions that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Worldwide Shares that is not registered in the transfer records of Worldwide, a certificate representing the proper number of shares of Class A EPS and Class B EPS, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Worldwide Shares is presented to

Starwood Trust, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Class A EPS and Class B EPS is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Class A EPS and Class B EPS in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Starwood Trust that such tax has been paid or is not applicable.

     For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

     (b) Distributions with Respect to Unexchanged Worldwide Shares; Voting. (i) All shares of Class A EPS and Class B EPS to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Starwood Trust in respect of the Class A EPS and/or Class B EPS (or in respect of the paired shares of Starwood Trust and Starwood Corp. (the "Starwood Paired Shares"), the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Class A EPS and Class B EPS (or in respect of the Starwood Paired Shares) issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time theretofore payable with respect to such whole shares of Class A EPS and/or Class B EPS and not paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Class A EPS and/or Class B EPS (or in respect of the Starwood Paired Shares) with a record date at or after the Effective Time but with a payment date subsequent to surrender.

     (ii) Holders of unsurrendered Certificates shall be entitled to vote after the Effective Time at any meeting of Starwood Trust or Starwood Corp. stockholders the number of whole shares of Class A EPS and Class B EPS represented by such Certificates, regardless of whether such holders have exchanged their Certificates.

     (c) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of Worldwide of the Worldwide Shares that were outstanding immediately prior to the Effective Time.

     (d) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Class A EPS or Class B EPS will be issued and any holder of Worldwide Shares entitled to receive a fractional share of Class A EPS or Class B EPS but for this Section 4.1(d) shall be entitled to receive a cash payment in lieu thereof, which payment shall equal $38.50 times such holder's fractional interest in a share of Class A EPS or Class B EPS, as applicable.

     (e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Starwood Trust, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, Starwood Trust will issue in exchange for such lost, stolen or destroyed Certificate the shares of Class A EPS and Class B EPS and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.1(b) upon due surrender of and deliverable in respect of the Worldwide Shares represented by such Certificate pursuant to this Agreement.

     (f) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.8) of Worldwide shall not be exchanged until Starwood Trust has received a written agreement from such Person as provided in Section 6.8 hereof. Any such affiliate shall be entitled to registration rights as provided in
Section 6.9, provided that nothing in this Agreement or in the Affiliates Letter (as defined in Section 6.8) shall prevent the Members from distributing the shares of Class A EPS or Class B EPS received by the Members in the transactions contemplated by this Agreement, or the Starwood Paired Shares received upon conversion thereof, to investors in the Members or their designees.

     4.2. DISSENTERS' RIGHTS. No Dissenting Stockholder shall be entitled to shares of Class A EPS, Class B EPS or cash in lieu of fractional shares thereof or any dividends or other distributions pursuant to this Article IV unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Stockholder's right to dissent from the Merger under the DGCL, and any Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to Worldwide Shares owned by such Dissenting Stockholder. If any Person who otherwise would be deemed a Dissenting Stockholder shall have failed properly to perfect or shall have effectively withdrawn or lost the right to dissent with respect to any Worldwide Shares, such Worldwide Shares shall thereupon be treated as though such Worldwide Shares had been converted into shares of Class A EPS and Class B EPS pursuant to Section 1.3. Worldwide shall give Starwood Trust (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by the Company relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the DGCL. Worldwide shall not, except with the prior written consent of Starwood Trust, voluntarily make any payment with respect to any demands for appraisals of Dissenting Shares, offer to settle or settle any such demands or approve any withdrawal of any such demands. No party to this Agreement shall become a Dissenting Stockholder.

     4.3. UNITS OF STARWOOD REALTY PARTNERSHIP AND STARWOOD OPERATING PARTNERSHIP TO BE ISSUED IN CONNECTION WITH THE SUBSIDIARY CONTRIBUTIONS.

     (a) The Issuance. (i) On the Closing Date, Starwood Realty Partnership or Starwood Operating Partnership, as applicable, shall deliver to the holders of Lauderdale Shares, Seattle Shares, St. John Shares, Denver Shares and Atlanta Shares contributed to Starwood Realty Partnership or Starwood Operating Partnership, as the case may be, certificates representing the Starwood Realty Partnership Units or evidence of admission to the Starwood Operating Partnership Units in accordance with current practice, as the case may be, in respect of such Subsidiary Contribution.

     (ii) Each holder of Lauderdale Shares, Seattle Shares, St. John Shares, Denver Shares or Atlanta Shares that contributes such shares to Starwood Realty Partnership or Starwood Operating Partnership in a Subsidiary Contribution shall be entitled to receive, as consideration for the contribution of such shares in such Subsidiary Contribution, (x) a certificate representing (or, in the case of the Starwood Operating Partnership, evidence of) that number of whole Starwood Realty Partnership Units or Evidence of Starwood Operating Partnership Units, as applicable, that such holder is entitled to receive pursuant to Article I and this Article IV and (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash amount payable in respect of such shares pursuant to Article I plus (B) any cash in lieu of fractional units plus
(C) any other cash dividends or other cash distributions that such holder has the right to receive pursuant to the provisions of this Article IV. In the event of a transfer of ownership of such shares that is not registered in the transfer records of Lauderdale, Seattle, St. John, Denver or Atlanta, as the case may be, a certificate representing (or in the case of the Starwood Operating Partnership, evidence of) the proper number of Starwood Realty Partnership Units or evidence of Starwood Operating Partnership Units, as applicable, may be issued to such a transferee (if such transfer has been approved by the Starwood Realty Partnership or the Starwood Operating Partnership, as applicable) if the Certificate representing such shares is presented to Starwood Realty Partnership or Starwood Operating Partnership, as applicable, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for Starwood Realty Partnership Units or evidence of Starwood Operating Partnership Units is to be issued in a name other than that in which the shares contributed in such Subsidiary Contribution is registered, it shall be a condition of such issuance of Starwood Realty Partnership Units or Starwood Operating Partnership Units that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for Starwood Realty Partnership Units or evidence of Starwood Operating Partnership Units, contributed in a name other than that of the registered holder of the shares contributed in such Subsidiary Contribution, or shall establish to the satisfaction of Starwood Realty Partnership or Starwood Operating Partnership that such taxes have been paid or are not applicable.

     (b) Distributions with Respect to Unexchanged Subsidiary Shares;
Voting. (i) All Starwood Realty Partnership Units or Starwood Operating Partnership Units to be issued pursuant to each Subsidiary Contribution shall be deemed issued and outstanding as of the Closing Date and whenever a distribution is declared by Starwood Realty Partnership or Starwood Operating Partnership in respect of the Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable, the record date for which is at or after the Closing Date, that declaration shall include distributions in respect of all Starwood Realty Partnership Units or Starwood Operating Partnership Units issuable pursuant to this Agreement in connection with such Subsidiary Contribution. Subject to the effect of applicable laws, following the contribution of any such share in a Subsidiary Contribution, there shall be issued and/or paid to the holder of the certificates representing whole Starwood Realty Partnership Units or Starwood Operating Partnership Units issued in exchange for such contribution, without interest, (A) at the time of such surrender, the distributions with a record date at or after the Closing Date theretofore payable with respect to such whole Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable, and not paid and (B) at the appropriate payment date, the distributions payable with respect to such whole Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable, with a record date at or after the Closing Date but with a payment date subsequent to issuance of certificates representing such Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable.

     (ii) Holders of surrendered shares contributed in a Subsidiary Contribution shall be entitled to vote after the Closing Date at any meeting of Starwood Realty Partnership or Starwood Operating Partnership unitholders the number of whole Starwood Realty Partnership Units or Starwood Operating Partnership Units represented by such shares so contributed, regardless of whether such holders have received Starwood Realty Partnership Units or Starwood Operating Partnership Units in respect of the shares contributed by such holder.

     (c) Fractional Units. Notwithstanding any other provision of this Agreement, no fractional Starwood Realty Partnership Units or Starwood Operating Partnership Units will be issued and any holder of shares contributed in a Subsidiary Contribution entitled to receive a fractional unit of Starwood Realty Partnership Units or Starwood Operating Partnership Units but for this Section 4.3(c) shall be entitled to receive a cash payment in lieu thereof, which payment shall equal $38.50 times such holder's fractional interest in a Starwood Realty Partnership Unit or Starwood Operating Partnership Unit, as applicable.

     (d) Lost, Stolen or Destroyed Subsidiary Certificates. In the event any certificate representing a share of a Westin Subsidiary to be contributed in a Subsidiary Contribution shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Starwood Realty Partnership or Starwood Operating Partnership, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such certificate, Starwood Realty Partnership or Starwood Operating Partnership, as applicable, will issue in respect of such lost, stolen or destroyed certificate the Starwood Realty Partnership Units or Starwood Operating Partnership Units, as applicable, and any cash payable and any unpaid distributions in respect thereof pursuant to Section 4.3(b) upon due surrender of and deliverable in respect of the shares of such Westin Subsidiary represented by such certificate pursuant to this Agreement.

     (e) Affiliates. Notwithstanding anything herein to the contrary, shares contributed in a Subsidiary Contribution by any "affiliate" (as determined pursuant to Section 6.8) of Lauderdale, Seattle, St. John, Denver or Atlanta, as applicable, shall not be exchanged until Starwood Realty Partnership or Starwood Operating Partnership, as applicable, has received a written agreement from such Person as provided in Section 6.8 hereof. Any such affiliate shall be entitled to registration rights as provided in Section 6.9., provided, that nothing in this Agreement or in any Affiliates Letter shall prevent the Members from distributing the Class A EPS, Class B EPS, Starwood Realty Partnership Units or Starwood Operating Partnership Units received by the Members in the transactions contemplated by this Agreement, or the Starwood Paired Shares received upon conversion thereof, to investors in the Members or their designees.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1. REPRESENTATIONS AND WARRANTIES OF THE WESTIN COMPANIES. Each of the LLC and the Members hereby represents and warrants to the Starwood Companies that:

     (a) Organization, Good Standing and Qualification. Each of the Westin Companies, and each of their respective Subsidiaries is a limited liability company, corporation or partnership duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate, limited liability company or partnership power and authority to own and operate its properties and assets and to carry on its business as presently conducted; each is qualified to do business and is in good standing as a foreign corporation, limited liability company or partnership in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Westin Material Adverse Effect (as defined below). The Westin Companies have made available to the Starwood Companies complete and correct copies of the certificate of formation of the LLC and the certificates of incorporation and by-laws, each as amended to date, of each of the Westin Subsidiaries and each of their Subsidiaries. The certificate of formation of the LLC and certificates of incorporation and by-laws of the Westin Subsidiaries and their respective Subsidiaries so made available are in full force and effect.

     As used in this Agreement, the term (i) "Subsidiary" means, with respect to any Westin Company or any Starwood Company, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "Westin Material Adverse Effect" means a material adverse change in or effect on (or any development that would likely result in such change or effect on) the financial condition, properties, business, results of operations or prospects of the Westin Companies and their Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change in law, rule or regulation or GAAP or interpretations thereof that applies to both the Starwood Companies and the Westin Companies shall not be considered when determining if a Westin Material Adverse Effect has occurred.

     (b) Capital Structure. The authorized capital stock of Lauderdale, Seattle, St. John, Atlanta, Denver and Worldwide consists solely of 2,000,000, 2,000,000, 1000, 100, 100 and 2,000,000 shares of common stock, respectively, of which 987,931.4, 987,931.4, 10, 100, 100 and 987,931.4 shares of common stock were outstanding as of the date hereof. All the outstanding capital stock of Lauderdale, Seattle, St. John, Denver, Atlanta and Worldwide has been duly authorized and is validly issued, fully paid and nonassessable and, except as set forth in Section 5.1(b) of the disclosure letter delivered to the Starwood Companies by the Westin Companies and the Members on or prior to entering into this Agreement (the "Westin Disclosure Letter")(it being understood and agreed that the inclusion of an item on the Westin Disclosure Letter shall not constitute an admission by the Westin Companies that such item is required to be set forth therein in response to the representation and warranty that corresponds to such section of the Westin Disclosure Letter), owned beneficially by the LLC. Lauderdale, Seattle, St. John, Atlanta, Denver and Worldwide have no shares of capital stock reserved for issuance, except that, as of the date hereof, Juergen Bartels, Frederick J. Kleisner and Richard L. Mahoney hold options to purchase shares of Worldwide, Seattle and Lauderdale pursuant to their respective employment and related agreements, all of which shall either have been exercised or terminated immediately prior to the Effective Time. Except as set forth in Section 5.1(b) of the Westin Disclosure Letter, each of the outstanding shares of capital stock or other securities of each of the Subsidiaries of the Westin Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned directly or indirectly by Lauderdale, Seattle, St. John, Atlanta, Denver and Worldwide, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights (other than with respect to wholly-owned subsidiaries), options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase

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

rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Westin Subsidiaries or any of their respective Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Lauderdale, Seattle, St. John, Atlanta, Denver or Worldwide or any of their respective Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. None of the Westin Subsidiaries nor any of their Subsidiaries have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders, members or partners, as the case may be, of any of the Westin Subsidiaries or any of their Subsidiaries on any matter ("Westin Voting Debt"). At June 30, 1997, the aggregate principal amount of the Worldwide Debt (without inclusion of any indebtedness of Westin Hotels Limited Partnership, Westin Chicago Limited Partnership, Westin St. Francis Limited Partnership, or any of their respective general partners) was $547,621,753 plus CN$ 985,000.

     (c) Corporate Authority; Approval. (i) The Members and the Westin Companies have all requisite corporate, limited liability company or partnership power and authority and have taken all corporate, partnership or limited liability company action necessary in order to execute, deliver and perform their obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby. This Agreement is a valid and binding agreement of each of the Members and the Westin Companies enforceable against each of the Members and the Westin Companies in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (ii) The Board of Managers of the LLC and the Members have approved this Agreement and the other transactions contemplated hereby and the Board of Directors of Worldwide has unanimously approved the Merger.

     (iii) Pursuant to Section 228 of the DGCL, the stockholders of Worldwide have approved this Agreement and the Merger by written consent.

     (d) Governmental Filings; No Violations. (i) Except as set forth in Section 5.1(d) of the Westin Disclosure Letter, other than the filings and/or notices
(A) pursuant to Section 1.4, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (C) filings necessary to permit transfer or retention of liquor licenses, no notices, reports or other filings are required to be made by any of the Members or the Westin Companies with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by any of the Members or the Westin Companies from, any governmental or regulatory authority, agency, commission, court, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Members and the Westin Companies and the consummation by Worldwide of the Merger and by the Members and the Westin Companies of the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Westin Material Adverse Effect or prevent, materially delay or materially impair the ability of Worldwide to consummate the Merger or the Westin Companies to consummate the transactions contemplated by this Agreement.

     (ii) Except as set forth in Section 5.1(d) of the Westin Disclosure Letter, the execution, delivery and performance of this Agreement by the Members and the Westin Companies, the consummation by Worldwide of the Merger and the consummation by the Members and the Westin Companies of the other transactions contemplated hereby will not constitute or result in (A) a breach or violation of, or a default under, the respective certificates of formation, limited liability company agreement or partnership agreement of the Members or the LLC or the respective certificates of incorporation or by-laws of the Westin Subsidiaries or the comparable governing instruments of any of their Subsidiaries, (B) a breach or violation of, or a default or the loss of any material benefit under, or the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Westin Companies or any of their Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, license, arrangement or other obligation not otherwise terminable by the other party thereto on 30 days' or less notice ("Westin Contracts") binding upon the Westin Companies or any of their Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Westin Companies or any of their Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Westin Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, loss of benefits, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Westin Material Adverse Effect or prevent, materially delay or materially impair the ability of Worldwide to consummate the Merger or the Westin Companies to consummate the transactions contemplated by this Agreement.

     (e) Financial Statements. Section 5.1(e) of the Westin Disclosure Letter contains (i) the consolidated balance sheets of the LLC for the years ended December 31, 1996 and December 31, 1995 and the related consolidated statements of operations (the "Statements of Operations"), members' equity and cash flows for each of the year ended December 31, 1996 and the period from May 12, 1995 through December 31, 1995, and the combined statements of operations, changes in net assets and cash flows of the Predecessor Business for the period from January 1, 1995 through May 12, 1995, together with the appropriate notes to such financial statements, accompanied by the report thereon of Arthur Andersen LLP, independent public accountants (the "Audited Financial Statements"), and
(ii) the unaudited consolidated balance sheet of the LLC as of March 31, 1997 and June 30, 1997, and the related unaudited consolidated statements of income and cash flows for the three months and six months, respectively, then ended (the "Unaudited Financial Statements"). Except as disclosed in the notes thereto, the Audited Financial Statements and the Unaudited Financial Statements have been prepared in conformity with GAAP consistently applied and fairly present in all material respects the consolidated financial position of the LLC at the dates of such balance sheets and the results of their operations and cash flows for the respective periods indicate, except that the Unaudited Financial Statements are subject to notes and normal year-end adjustments except as may be noted therein. None of the financial statements referred to in Section 5.1(e) of the Westin Disclosure Letter for the period after December 31, 1996 contains any material items of special or nonrecurring income except as expressly specified therein or in Section 5.1(e) of the Westin Disclosure Letter. Except as set forth in Section 5.1(e) of the Westin Disclosure Letter or in the Unaudited Financial Statements, the Unaudited Financial statements include all adjustments except as may be noted therein, which consist only of normal recurring accruals, necessary for such fair presentation, other than normal year-end adjustments. Except as set forth in Section 5.1(e) of the Westin Disclosure Letter, all assets shown on the balance sheets of the LLC referred to in this Section 5.1(e) are owned by the Westin Subsidiaries and all revenues reflected on the Statements of Operations were generated by the Westin Subsidiaries.

     (f) Absence of Certain Changes. Except as disclosed in the financial statements provided to Starwood Trust or as set forth in Section 5.1(f) of the Westin Disclosure Letter, since December 31, 1996 (the "Audit Date") the Westin Companies and their Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practice and there has not been (i) any change in the financial condition, properties (other than hotel acquisitions previously disclosed to Starwood Trust or Starwood Corporation), business or results of operations of the Westin Companies and their Subsidiaries or any development or combination of developments that, individually or in the aggregate, has had or is reasonably likely to have a Westin Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Westin Companies or any of their Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of Lauderdale, Seattle, St. John, Atlanta, Denver or Worldwide, except for dividends or other distributions on its capital stock disclosed to Starwood Trust prior to the date hereof; (iv) any change by Lauderdale, Seattle, St. John, Atlanta, Denver or Worldwide in accounting principles, practices or methods or; (v) any other action, event or transaction that would have required the prior written consent of Starwood Trust under Section 6.1 hereof if this Agreement had been entered into on the Audit Date. Since the Audit Date, except as provided for herein or as disclosed in Section 5.1(f) of the Westin Disclosure Letter, there has not been any increase in the compensation payable or that could become payable by Lauderdale, Seattle, St. John, Atlanta, Denver or Worldwide or any of their

Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as defined in Section 5.1(h)) other than increases or amendments in the ordinary course.

     (g) Litigation and Liabilities. (i) Except as disclosed in Section 5.1(g)(i) of the Westin Disclosure Letter, there are no (a) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Westin Companies, threatened against the Westin Companies or any of their Affiliates, (b) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(j)) or (c) any other facts or circumstances that could result in any claims against, or obligations or liabilities of, the Westin Companies or any of their Affiliates, except for those (collectively, the "Immaterial Litigation"), in each case (a), (b) or (c), that are not, individually or in the aggregate, reasonably likely to have a Westin Material Adverse Effect or prevent or materially burden or materially impair the ability of Worldwide to consummate the Merger or the Westin Companies to consummate the transactions contemplated by this Agreement. The term 'knowledge' when used in this Agreement with respect to the Westin Companies shall mean, as of the date of this Agreement, the actual knowledge of Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney and Catherine L. Walker (with respect to matters under the supervision of the general counsel's office) after due inquiry and shall mean, as of the Closing Date, the actual knowledge of Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney, Jack van Hartesvelt, Ted Teng, Mark Pujolet, Hud Hinton, Kevin Hylton, Douglas Sutten, Susan Salazar, Scott Woroch and Catherine Walker (in each case with respect to matters under their respective supervision), after due inquiry.

     (ii) Except as disclosed in Section 5.1(g)(ii) of the Westin Disclosure Letter, all the actions, suits, claims, hearings, investigations or proceedings set forth in Section 5.1(g)(i) of the Westin Disclosure Letter (other than the Immaterial Litigation) are covered by one or more insurance policies listed on
Section 5.1(n) of the Westin Disclosure Letter.

     (h) Employee Benefits.

     (i) A copy of each material bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Westin Companies and their Subsidiaries (the"Compensation and Benefit Plans") and any trust arrangements or insurance contract forming a part of such Compensation and Benefit Plans has been "furnished" (it being understood that the term "furnished" shall be deemed to include, but not be limited to, the inclusion of a specified item in the data room established by the Westin Companies) to Starwood Trust prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Westin Disclosure Letter. The Westin Companies have furnished or made available to Starwood Trust (i) the most recent annual report prepared in connection with any Compensation and Benefit Plan (Form 5500 including, if applicable, Schedule B thereto) and (ii) the most recent actuarial valuation report received in connection with any Compensation and Benefit Plan. Section 5.1(h) of the Westin Disclosure Letter identifies each Compensation and Benefit Plan which is a multiemployer plan, within the meaning of section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Multiemployer Plan"). With respect to each Multiemployer Plan, the Westin Companies have delivered to Starwood Trust correct and complete copies of all correspondence and other information in the possession of the Westin Companies and their Subsidiaries relating to any anticipated increases in contribution rates with respect to such plan. The Westin Companies have delivered to Starwood Trust with respect to each of the Multiemployer Plans correct and complete copies of all correspondence and other information in the possession of the Westin Companies and their Subsidiaries relating to determinations made during the three year period ending on the date hereof of any withdrawal liability or hypothetical withdrawal liability under Section 4201 of ERISA of any ERISA Affiliate.

     (ii) All Compensation and Benefit Plans are in substantial compliance with their terms and all applicable law, including the Code and ERISA. Except as disclosed in Section 5.1(h) of the Westin Disclosure Letter, each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS") or such determination letter request has been or will be filed with the IRS prior to the end of the any applicable remedial/amendment period, and the Westin Companies are not aware of any event that would adversely affect such qualification. None of the Westin Companies nor any of their Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Westin Companies or any of their Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

     (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Westin Company or any Subsidiary or to the knowledge of the Westin Companies any ERISA Affiliate of the Westin Companies with respect to any ongoing, frozen or terminated single employer plan, within the meaning of Section 4001(a)(15) of ERISA (a "Single Employer Plan"). To the knowledge of the Westin Companies, no proceeding has been initiated to terminate any Multiemployer Plan. To the knowledge of the Westin Companies, no Multiemployer Plan is in reorganization as described in
Section 4241 of ERISA or insolvent as described in Section 4245 of ERISA. Except as disclosed in Section 5.1(h) of the Westin Disclosure Letter, none of the Westin Companies, their Subsidiaries or, to the knowledge of the Westin Companies, their ERISA Affiliates, have incurred or reasonably expect to incur any withdrawal liability with respect to any Multiemployer Plan under Subtitle E of ERISA. None of the Westin Companies, their Subsidiaries or, to the knowledge of the Westin Companies, their ERISA Affiliates has failed to make a required or disputed contribution to any Multiemployer Plan. None of the Westin Companies, their Subsidiaries or, to the knowledge of Westin Companies, ERISA Affiliates is bound by a contract or agreement or has any obligation or liability described in
Section 4204 of ERISA. No notice of a "reportable event", within the meaning of
Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or, to the knowledge of Westin Companies, by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet provided to Starwood Trust prior to the date hereof. Neither any Pension Plan nor any Single Employer Plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. None of the Westin Companies nor any of their Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any Single Employer Plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (v) Under each Pension Plan which is a Single Employer Plan and is covered by Title IV of ERISA, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

     (vi) None of the Westin Companies nor any of their Subsidiaries has any obligation for retiree health and life benefits under any Compensation and Benefit Plan, except as set forth in Section 5.1(h) of the Westin Disclosure Letter. Except as disclosed in Section 5.1(h)(vi) of the Westin Disclosure Letter, the Westin Companies or their Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

     (vii) Except as disclosed in Section 5.1(h)(vii) of the Westin Disclosure Letter, all Compensation and Benefit Plans covering current or former non-U.S. employees of the Westin Companies and their Subsidiaries comply in all material respects with applicable local law. The Westin Companies and their Subsidiaries have no material unfunded liabilities with respect to any Pension Plan that covers such non-U.S. employees, in excess of the amount reserved therefor.

     (viii) Except as disclosed in Section 5.1(h) of the Westin Disclosure Letter, there is no material pending or, to the Westin Companies' knowledge, threatened legal action or claim with respect to any of the Compensation and Benefit Plans.

     (ix) Except as set forth in Section 5.1(h) of the Westin Disclosure Letter, the consummation of the transaction contemplated by this Agreement will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable to or in respect of any employee of a Westin Company or a Subsidiary of the Westin Companies.

     (i) Compliance with Laws; Permits. Except as set forth in Section 5.1(i) of the Westin Disclosure Letter, the businesses of the Westin Companies and their Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Westin Material Adverse Effect or prevent or materially burden or materially impair the ability of Worldwide to consummate the Merger or the Westin Companies to consummate the transactions contemplated by this Agreement. Except as set forth in Section 5.1(i) of the Westin Disclosure Letter, no investigation or review by any Governmental Entity with respect to the Westin Companies or any of their Subsidiaries is pending or, to the knowledge of the Westin Companies, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Westin Material Adverse Effect or prevent or materially burden or materially impair the ability of the Westin Companies to consummate the transactions contemplated by this Agreement. Except as set forth in Section 5.1(i) of the Westin Disclosure Letter, no material change is required in the Westin Companies' or any of their Subsidiaries' processes, properties or procedures in connection with any such Laws, and, to the knowledge of the Westin Companies, none of the Westin Companies has received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Each of the Westin Companies and their Subsidiaries has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Westin Material Adverse Effect or prevent or materially burden or materially impair the ability of Worldwide to consummate the Merger or the Westin Companies to consummate the other transactions contemplated by this Agreement.

     (j) Environmental Matters. (i) Except as disclosed on Section 5.1(j) of the Westin Disclosure Letter, the Westin Companies and their Subsidiaries have at all times materially complied and are in material compliance with applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, common law, legally binding agency requirements, judgments and orders relating to the environment, the effect of Hazardous Substances on human health, or to emissions, discharges or releases of Hazardous Substances into the indoor or outdoor environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (as defined below) or the investigation, monitoring, clean-up or other remediation thereof ("Environmental Laws"). To the knowledge of the Westin Companies, except as disclosed on Section 5.1(j) of the Westin Disclosure Letter, there are no Hazardous Substances present in, on, under, or about any Real Property (as defined in Section 5.1(p)) except in compliance with Environmental Laws.

     (ii) Except as disclosed in Section 5.1(j) of the Westin Disclosure Letter, there are no losses or actual or, to the knowledge of the Westin Companies, potential claims or liabilities of or relating to any of the Westin Companies or their Subsidiaries which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to acts or omissions of the Westin Companies occurring or conditions or circumstances existing on or prior to the Closing Date with respect to the Westin Companies and their Subsidiaries that individually or in the aggregate have had or may reasonably be expected to have a Westin Material Adverse Effect.

     (iii) Except as disclosed in Section 5.1(j) of the Westin Disclosure Letter, there have not been any claims, notices of violation, allegations of non-compliance, and to the knowledge of the Westin Companies, threatened or anticipated suits, investigations, or information requests, including notices from citizens' groups, involving any of the Westin Companies or any of their Subsidiaries or any Real Property currently owned or operated by any of the Westin Companies or any of their Subsidiaries that individually or in the aggregate have had or may reasonably be expected to have a Westin Material Adverse Effect.

     (iv) There has been no material written environmental report, study, audit or review conducted by any of the Westin Companies or any of their Subsidiaries in relation to the current or prior business of any of the Westin Companies or any of their Subsidiaries or any Real Property or facility now or previously owned or leased by any of the Westin Companies or any of their Subsidiaries which has not been furnished to the Starwood Companies by the Westin Companies at least five days prior to the date hereof.

     (v) As used in this Agreement, the term (i) "Hazardous Substance" means any toxic, radioactive, reactive, corrosive or hazardous substance, any pollutant, contaminant, or any waste, including petroleum, its derivatives, by-products and other hydrocarbons, asbestos containing materials, radon gas and any other chemicals, materials or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any Environmental Law.

     (k) Tax Matters. As of the date hereof, none of the Westin Companies nor any of their Affiliates has taken or agreed to take any action, nor do the Westin Companies have any knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a "reorganization" within the meaning of
Section 368(a) of the Code.

     (l) Taxes. Except as set forth in Section 5.1(l) of the Westin Disclosure Letter, (i) each of the Westin Companies, each of their Subsidiaries and each Westin Affiliated Group has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate in all material respects and disclose all Taxes required to be paid by each of the Westin Companies, each of their Subsidiaries and each Westin Affiliated Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by any of the Westin Companies, any of their Subsidiaries or any Westin Affiliated Group have been timely paid; (iv) none of any of the Westin Companies, any of their Subsidiaries or any member of any Westin Affiliated Group has waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; (v) the Tax Returns referred to in clause (i), to the extent related to income Taxes, have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or, to the knowledge of the Westin Companies, proposed or threatened with respect to Taxes of any of the Westin Companies, any of their Subsidiaries or any Westin Affiliated Group; (vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (viii) all Tax Sharing Arrangements and Tax indemnity arrangements relating to any of the Westin Companies or any of their Subsidiaries (other than this Agreement) will terminate prior to the Closing Date and neither any of the Westin Companies nor any of their Subsidiaries will have any liability thereunder on or after the Closing Date; (ix) there are no liens for Taxes upon the assets of any of the Westin Companies or any of their Subsidiaries except liens relating to current Taxes not yet due; (x) all Taxes which any of the Westin Companies, any of their Subsidiaries or any Westin Affiliated Group are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Westin Companies;
(xi) none of any of the Westin Companies or any of their Subsidiaries has been a member of any Westin Affiliated Group other than one in which a Westin Company was the common parent; (xii) no intercompany obligation (as described in Treas. Reg. sec. 1.1502-13(g)) between or among any of the Westin Companies, any of their Subsidiaries or any member of any Westin Affiliated Group will remain outstanding after the Closing Date; (xiii) no income or gain of any of the Westin Companies or any of their Subsidiaries has been deferred pursuant to Treasury Regulation sec. 1.1502-13 or Temporary Treasury Regulation sec. 1.1502-13T and (xiv) no excess loss account (as described in Treasury Regulation sec. 1.1502-19), exists with respect to any of the Westin Companies or any of their Subsidiaries.

     No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. Except as set forth in Section 5.1(l) of the Westin Disclosure Letter or with respect to the employment and similar agreements to which Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney and Jack Van Hartesvelt are parties, no payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, will, as a direct or indirect result of the transactions contemplated by this Agreement, be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

     As used in this Agreement, (i) the term "Westin Affiliated Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Effective Time, includes or has included any of the Westin Companies or any of their Subsidiaries or any predecessor of or successor to any of the Westin Companies or any of their Subsidiaries (or another such predecessor or successor), or any other group of corporations which, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with any of the Westin Companies or any of their Subsidiaries or any predecessor of or successor to any of the Westin Companies or any of their Subsidiaries (or another such predecessor or successor); (ii) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") includes (A) all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) any liability for the payment of amounts with respect to payments of a type described in clause
(A) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of any of the Westin Companies or any of their Subsidiaries under any Tax Sharing Arrangement or Tax indemnity arrangement; (iii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes; and (iv) the term "Tax Sharing Arrangement" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes any member of a Westin Group.

     (m) Labor Matters. None of the Westin Companies or any of their Subsidiaries is, as of the date hereof, the subject of any material proceeding asserting that the Westin Companies or any of their Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Westin Companies, threatened, nor has there been for the past two years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Westin Companies or any of their Subsidiaries, except for any labor strike, dispute, walk-out, work stoppage, slow-down or lockout that, individually or in the aggregate, is not reasonably likely to have a Westin Material Adverse Effect. To the knowledge of the Westin Companies, there are no current organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit that could materially adversely affect any of the Westin Companies or any of their Subsidiaries. The Westin Companies have previously furnished to the Starwood Companies correct and complete copies of all labor and collective bargaining agreements to which the Westin Companies or any of their Subsidiaries is party or by which any of them are otherwise bound.

     (n) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Westin Companies and any of their Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Westin Companies and their Subsidiaries and their respective properties and assets, and are in character and amount consistent with past practices of the Westin Companies, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Westin Material Adverse Effect. The Westin Companies have furnished to the Starwood Companies a true, correct and complete list of, and true, correct and complete copies of, all material insurance policies and fidelity bonds or binders containing the terms thereof relating to the assets, business, operations, employees, officers or directors of the Westin Companies and their Subsidiaries (the "Policies"). With respect to each such policy, except as disclosed in Section 5.1(n) of the Westin Disclosure Letter, (i) there is no material claim pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters of the Policies or in respect of which such underwriters have reserved their rights; (ii) all premiums owed have been paid, and all premiums which will become due and payable prior to the Closing Date will be timely paid; (iii) none of the Westin Companies and their Subsidiaries has given or received any notice of cancellation, termination or nonrenewal of any such Policy; (iv) no material breaches or defaults exist under any of the Policies; and (v) none of the Policies will terminate or be adversely affected by the transactions contemplated by this Agreement.

     (o) Brokers and Finders. None of the Members and Westin Companies nor any of their officers, directors or employees has employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Members and the LLC have employed Goldman, Sachs & Co. as their financial advisor, and one of the Members has employed Bear Stearns & Co. as its financial advisor, fees of which shall be paid by the Members or the LLC or such Member, respectively.

     (p) Properties.

     (i) The Westin Companies, together with each and all of their respective Subsidiaries and affiliates, which own (wholly or in partnerships or joint ventures) any real property or have any interest in real property (including, without limitation, any leasehold interest), including without limitation, the Real Property, the Hotels, the Space Leases, any Tenant Leases (as defined below) (collectively, the "Real Property Entities" or singularly, a "Real Property Entity"), and, to the knowledge of the Westin Companies, Westin O'Hare Hotel Venture ("Westin O'Hare") have good and marketable title in fee simple to each of the owned properties identified in clause (i) of Section 5.1(p)(i) of the Westin Disclosure Letter opposite each such Real Property Entity (the "Owned Properties"), subject only to the Liens (as defined below) disclosed in clause
(i) of Section 5.1(p)(i) of the Westin Disclosure Letter and to the following (the "Permitted Liens"):

          (1) Liens that secure liabilities (including, but not limited to, Liens that secure mortgage debt and capitalized leases) reflected on the combined unconsolidated balance sheet of the Westin Subsidiaries on the Audit Date or disclosed in the notes thereto or incurred after the Audit Date;

          (2) Liens permitted under Section 6.1(c);

          (3) Liens for real estate taxes, assessments and similar charges that are not yet due and payable delinquent;

          (4) mechanic's, materialman's, carrier's, worker's, repairer's and other similar Liens that arise or are incurred in the ordinary course of business and are not yet delinquent or, if delinquent, are being contested in good faith and an adverse determination in such contest would not reasonably be foreseen to have a Westin Material Adverse Effect;

          (5) any and all leases, subleases, licenses, concessions and other occupancy agreements, and any amendments thereto, whether or not of record, for the use of occupancy of any portion of the Real Properties excluding, however, bookings (collectively, "Space Leases"). For purposes of this Agreement the term Space Lessee means any Person or entity entitled to occupancy of any portion of the Real Property under a Space Lease;

          (6) Liens set forth on or described in title policies, reports or commitments that have been furnished to Starwood Trust; and

          (7) Liens that would not adversely affect use of the owned properties by the Westin Companies in a manner consistent with the prior use thereof by the Westin Companies.

     (ii) One or more of the Real Property Entities has, with respect to each of the leased properties identified in clause (ii) of Section 5.1(p)(ii) of the Westin Disclosure Letter opposite each such Real Property Entity (the "Leased Properties"), real estate leases and/or subleases or ground leases and/or ground subleases described in clause (ii) of Section 5.1(p) of the Westin Disclosure Letter which are valid, binding, enforceable and in full force and effect and have not been modified orally or in writing except as disclosed thereon, and the Real Property Entities hold a valid and existing leasehold interest under each of such leases or subleases or ground leases and/or ground subleases (collectively, "Tenant Leases"). The Tenant Leases described in clause (ii) of
Section 5.1(p)(ii) of the Westin Disclosure Letter constitute all of the Tenant Leases under which the Real Property Entities hold leasehold or subleasehold interests in Hotels or any other interests in real estate that are material to the business of the Westin Companies, including the Real Property. Complete, true and accurate copies of each of the Tenant Leases have been furnished to the Starwood Companies. With respect to each Tenant Lease:

          (1) such Tenant Lease shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

          (2) the Real Property Entity which is party to such Tenant Lease is not, and to the knowledge of the Westin Companies, no other party to such lease or sublease is, in breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute such a breach or default or permit termination, modification or acceleration under such Tenant Lease; and

          (3) none of the Real Property Entities have assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Tenant Lease except as disclosed in clause (ii) of Section 5.1(p) of the Westin Disclosure Letter.

     (iii) Complete, true and accurate copies of rent rolls for Real Property Entities described in clauses (i) and (ii) of Section 5.1(p) of the Westin Disclosure Letter have been furnished to the Starwood Companies. With respect to each such Space Lease the following shall apply:

          (1) such Space Lease shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing; and

          (2) neither the Real Property Entity which is party to such Space Lease, nor, to the knowledge of the Westin Companies, any other party to such Space Lease is in breach or default under such Space Lease, except in the case of (1) and (2), for such failure to be in full force and effect or for such breaches that would not be material to the Westin Companies.

     (iv) The real properties described in clauses (i) and (ii) of Section 5.1(p) of the Westin Disclosure Letter (the "Real Property" or the "Real Properties") constitute all the owned real estate and leased Hotels of the Westin Companies and, in addition, all the other real estate leased, used or occupied by the Real Property Entities which is material to the operation of the Hotels identified opposite such Real Property Entities.

     (v) To the knowledge of the Westin Companies, there are no proceedings in eminent domain or other similar proceedings pending which affect any material portion of the Real Property as owned or leased by the Real Property Entities, nor is any such matter threatened. Except as disclosed in clauses (i) and (ii) of Section 5.1(p) of the Westin Disclosure Letter there exists no writ, injunction, decree, order or judgment outstanding relating to the ownership, lease, use, occupancy or operation by any Person of any Real Property of the Real Property Entities nor, to the knowledge of the Westin Companies, is any such matter threatened.

     (vi) To the knowledge of the Westin Companies, the current use of the Real Property does not violate in any material respect any instrument of record or agreement affecting such Real Property. To the knowledge of the Westin Companies, in respect of the Real Property there is no material violation of any covenant, condition, restriction, easement, agreement or order of any Governmental Entity having jurisdiction over any such Real Property that affects such Real Property or the use or occupancy thereof.

     (vii) In respect of the Real Property, certificates of occupancy and all permits, operating licenses, approvals and authorizations including, without limitation, all authorizations under Environmental Laws (collectively, the "Real Property Permits") of all Governmental Entities having jurisdiction over the Real Property or over the use of the Real Property, required to enable such Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued (except where the failure to obtain any of the foregoing would not prevent or disrupt any use material to the purposes for which such Real Property is now used or occupied), are in full force and effect, and, to the extent in the possession of the Real Property Entities, are located at the respective Real Property. In respect of the Real Property, the Real Property Entities have not received or been informed by a third party of the receipt by such Real Property Entity of any notice from any Governmental Entity having jurisdiction over the Real Property threatening any material enforcement action or investigation of a material monetary fine with respect to or a suspension, revocation, modification or cancellation of any Real Property Permit.

     (viii) In respect of Real Property, such Real Property is in compliance with all applicable building, zoning, subdivision and other land use and similar laws affecting such Real Property (collectively, the "Real Property Laws"), except to the extent any failure of such compliance would not impair in any material manner the current use and operation of such Real Property, and none of the Real Property Entities have received any notice of violation or claimed violation of any Real Property Law.

     (ix) As used in this Agreement, the term (1) "Consumables" means all food and beverages (alcoholic, to the extent transferable under applicable law, and non-alcoholic); engineering, maintenance and housekeeping supplies, including soap, cleaning materials and matches; stationery and printing; and other supplies of all kinds, in each case whether partially used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Hotels, which are on hand on the date hereof, subject to such depletion and restocking as shall occur and shall be made in the normal course of business but in accordance with present standards, excluding, however, Operating Equipment and all items of personal property owned by Space Lessees, guests, employees or Persons furnishing food or services to the Hotels; (2) "Documents" means reproducible copies of all plans, specifications, drawings, blueprints, surveys, environmental reports and other documents which the Purchased Entities, the Members or LLC have in their possession or which they can obtain through the exercise of reasonable best efforts, or have a right to, as the same relate to the Real Property, including, but not limited to, those relating to any prior or ongoing construction or rehabilitation of the Real Property; (3) "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, cars, trucks, machinery, apparatus, signage, appliances, draperies, carpeting and other articles of personal property now located on the Real Property and used or useable in connection with any part of each Hotel, subject to such depletions, resupplies, substitutions and replacements as shall occur and be made in the normal course of business but in accordance with present standards excluding, however: (v) Consumables; (w) Operating Equipment;
(x) property owned by Space Lessees, guests, employees or other Persons (other than the applicable Purchased Entity or any Affiliate thereof), furnishing goods or services to any of the Hotels; and (y) Improvements; (4) "Hotel" means each hotel described on Schedule 5.1(p)(ix)(4), such Hotels being all of the hotels owned or leased by the Westin Companies and their subsidiaries including, without limitation, all Property owned by the Westin Companies and/or its Subsidiaries and used in connection with the operation of such Hotels; (5) "Hotel Agreement" means a management agreement, franchise agreement, system license agreement, technical services agreement, marketing representation agreement, representation agreement, or other similar agreement under which the Westin Companies or any of their Subsidiaries provides management, operations, marketing, or related services to a hotel owned by a Person other than a Westin Affiliate; (6) "Hotel Names" mean all names or other identifications used in connection with the operation of any of the Hotels, (vii) "Improvements" mean for each parcel of Real Property, the buildings, structures (surface and sub-surface) and other improvements, including such fixtures as shall constitute real property, located thereon; (7) "Land" means each parcel of real estate on which the Hotels and the Seattle Office Building are located, together with all rights, title and interest, if any, of the applicable Purchased Entity in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining said Land, to the centerline thereof, and all right, title and interest of the applicable Purchased Entity in and to any award made or to be made in lieu thereof and in and to any unpaid award for the damage to said Land by reason of change of grade of any street; (8) "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, easement, right of way, servitude, covenant, restriction, condition, agreement, lease, sublease, tenancy, occupancy, claim, defect or other title exception of any kind whatsoever with respect to such property or asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset; (9) "Property" means (i) the Real Property; (ii) the Fixtures and Tangible Personal Property; (iii) the Operating Equipment; (iv) the Consumables;
(v) the right, title and interest of the Westin Subsidiaries and their Subsidiaries in, to and under the Space Leases; (vi) the bookings; (vii) the Hotel Names; and (viii) the Documents.

     (q) Material Contracts.

     (i) Except as disclosed in Section 5.1(q)(i) of the Westin Disclosure Letter, none of the Westin Companies or their Subsidiaries, or, to the knowledge of the Westin Companies, Westin O'Hare is a party to or bound by:

          (1) any Hotel Agreements;

          (2) any lease (whether of real or personal property and whether operating or capitalized) providing for annual rentals of $750,000 or more or aggregate payments of $3,000,000 or more;

          (3) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for aggregate payments by the Westin Companies and their Subsidiaries or Entities party thereto of $1,000,000 or more;

          (4) any partnership, joint venture or other similar agreement or arrangement;

          (5) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property, except any agreement which has a maximum outstanding principal amount not exceeding $750,000;

          (6) any material license or permit (other than certificates of occupancy, building permits, elevator permits, hotel operator licenses or liquor licenses and any similar licenses and permits relating to the ownership or operation of properties of the Westin Companies and their Subsidiaries);

          (7) any agreement that limits in any material respect the freedom of the Westin Subsidiaries in the use of any Intellectual Property Rights (as defined in Section 5.1(r)) or authorizing any other Person to use any Intellectual Property Rights in any jurisdiction;

          (8) any agreement with the Members or the LLC or any of their Affiliates (other than the Westin Subsidiaries and their Subsidiaries);

          (9) any advertising agency, sales promotion, market research, marketing, marketing consulting or advertising contract providing for annual payments of $750,000 or more;

          (10) any material agreement with any Governmental Entity (other than contracts relating to hotel rates);

          (11) any agreement that limits or purports to limit the ability of any of the Westin Companies or any of their Subsidiaries to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (12) any broker, distributor or manufacturer's contract providing earned payments in excess of $750,000;

          (13) any contract with independent contractors or consultants (or similar arrangements) providing for aggregate payments in excess of $750,000;

          (14) any agreement for the employment of any individual providing annual compensation in excess of $200,000;

          (15) any agreement or arrangement under which the Westin Companies or any of their Subsidiaries party thereto have advanced or loaned any amount to any of their directors, officers partners, co-venturers, members or employees (other than travel advances for expenses incurred in the ordinary course of business);

          (16) any guarantee of the obligations of any Person (other than guarantee of performance under Hotel Agreements), which guarantee is not limited in an aggregate amount equal to or less than $750,000; or

          (17) any other agreement, whether or not made in the ordinary course of business, which is, or the termination of which would be, material to the Westin Subsidiaries taken as a whole.

     (ii) Except as set forth in Section 5.1(q)(i)(11) of the Westin Disclosure Letter, each agreement, commitment, instrument, franchise, lease, sublease, license, authorization, arrangement or plan disclosed pursuant to this Section or required to be disclosed pursuant to this Section, including, without limitation the Hotel Agreements ("Contract") is a legal, valid and binding agreement of the applicable Westin Company or Subsidiary party thereto, enforceable against such Westin Company or Subsidiary in accordance with its terms (subject to the Bankruptcy or Equity Exception), and is in full force and effect. Except as set forth in Section 5.1(q)(ii) of the Westin Disclosure Letter, (1) none of the Westin Companies or their Subsidiaries, or, to the knowledge of the Westin Companies, Westin O'Hare is in, or alleged to be in, default or breach in any material respects under the terms of any Contract, (2) to the knowledge of the Westin Companies, no other party to any Contract is in default or breach in any material respects under the terms of any Contract, (3) no notices of termination have been delivered under or pursuant to any of the Contracts which have not been withdrawn, settled or resolved, and (4) to the knowledge of the Westin Companies, no events or circumstances exist which would or could give rise to a termination or cancellation of any of the Contracts (other than expiration of the term thereof).

     (iii) Upon consummation of the transactions contemplated by this Agreement, each Contract shall be in full force and effect without penalty or other adverse consequence (including, without limitation, any defaults or rights to terminate or cancel) and without amendment or modification except as disclosed in Section 5.1(q)(iii) of the Disclosure Letter.

     (iv) The Westin Companies have furnished to the Starwood Companies a true, correct and complete copy of each Contract, including all amendments, modifications, supplements, restatements, exhibits, schedules and attachments thereto.

     (r) Intellectual Property Rights.

     (i) Section 5.1(r) of the Westin Disclosure Letter contains a list of:

          (1) all material trademarks and service marks owed and used by any of the Westin Companies or their Subsidiaries (the "Trademarks"), specifying as to each Trademark, as applicable: (w) the Trademark; (x) the owner of such Trademark if other than WHC; (y) the goods and/or services relating to the Trademark and (z) if applicable, the jurisdictions by or in which such Trademark is registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers;

          (2) all registered and unregistered copyrights owned by, licensed to or used by any of the Westin Companies or and of their Subsidiaries that are material to the business, financial condition, operating results, assets, operations or business prospects of any of the Westin Companies or any of their Subsidiaries; and

          (3) all software, databases and compilations owned by, licensed to or used by any of the Westin Companies or any of their Subsidiaries that are material to the financial condition, operating results, assets, operations or business prospects of the Westin Companies and their Subsidiaries.

     (ii) Except as disclosed Section 5.1(r) of the Westin Disclosure Letter or (with respect to software license agreements) Section 5.1(q), the Westin Companies and their Subsidiaries collectively own and possess all right, title and interest in and to, or have a valid and enforceable license to use, the material Intellectual Property Rights, and none of the material Intellectual Property Rights is subject to any claim, judgment, injunction, order, decree, pledge, encumbrance or agreement restricting the use thereof by the Westin Companies and their Subsidiaries or restricting the licensing thereof by the Westin Companies and their Subsidiaries to any Person.

     (iii) Except as disclosed in Section 5.1(r) of the Westin Disclosure Letter, there are no existing or, to the knowledge of the Westin Companies, threatened claims or proceedings (i) alleging that the use by or possession of any of the Westin Companies or any of their Subsidiaries of any of the Intellectual Property Rights, infringes, misappropriates or violates any third Person's rights; or (ii) challenging the ownership, possession or use of any registration of any of the Intellectual Property Rights, and the Westin Companies are not aware of any grounds for such claims or proceedings.

     (iv) To the knowledge of the Westin Companies, the Trademarks are the only registered trademarks or service marks containing any reference to the name "Westin" and used in connection with hotel, timeshare or restaurant services.

     (v) To the knowledge of the Westin Companies, no Person is infringing, misappropriating or violating any of the Intellectual Property Rights, except where any such infringement misappropriation or violation would not have a Westin Material Adverse Effect.

     (vi) The Westin Companies and their Subsidiaries have taken all reasonable and necessary steps to maintain and protect the registered Intellectual Property Rights so as not to materially adversely affect the validity or enforceability of such Intellectual Property Rights, and will continue to maintain and protect such Intellectual Property Rights (including, but not limited to, paying required registration, maintenance and renewal fees) prior to the Closing so as not to materially adversely affect the validity or enforceability of such Intellectual Property Rights.

     (vii) As used in this Agreement, the term "Intellectual Property Rights" means all of the following owned by, issued to or licensed to any of the Westin Companies and any of the Westin Subsidiaries and used in their businesses, along with all income, royalties, damages and payments due and payable at the Closing or thereafter (including, but not limited to, damages and payments for past or future infringements, misappropriations or violations thereof), the right to sue and recover for past or future infringements, misappropriations or violations thereof and any and all corresponding rights that, now or hereafter, may be secured: United States, foreign and state trademarks, service marks, trade dress, logos, trade names and corporate names, together with all goodwill associated therewith (including, but not limited to, the use of the current corporate name and trade name(s) and all translations, adaptations, derivations and combinations of the foregoing) whether registered or unregistered; United States or foreign copyrights and copyrightable works whether registered or unregistered; United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions or improvements thereto; computer software (including, but not limited to, data, databases, compilations source code, object code and documentation whether in machine readable or human readable form); confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information; applications, registrations, and documentation; applications for renewals for any of the foregoing; other intellectual property rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium) in each case.

     (viii) To the extent any of the representations and warranties set forth in this Section 5.1(r) apply to the Asia Territory (as defined in the Stock Purchase Agreement), such representations are made to the knowledge of the Westin Companies.

     (s) Joint Venture Affiliates. (i) Section 5.1(s)(i) of the Westin Disclosure Letter sets forth: (1) the name of each Joint Venture Affiliate (as defined below); (2) the type and percentage ownership or investment interest of any of the Westin Companies therein; (3) Section 5.1(s) of the Westin Disclosure Letter hereto sets forth to the extent permitted without violating any obligation of confidentiality, (i) the name and, if available, address, telephone number and primary contact of each other equity owner or investor therein and the type and percentage ownership or other investment interest therein held by such Person; and (4) a brief description of the business of each such Joint Venture Affiliate. Except as set forth on Section 5.1(s)(i) of the Westin Disclosure Letter, none of the Westin Companies or their Subsidiaries is a party to any partnership, joint venture or other similar agreement (a "Joint Venture Agreement") relating to the formation, creation, operation, management or control of any Joint Venture Affiliate. Each of the applicable Real Property Entities indicated on Section 5.1(s)(i) of the Westin Disclosure Letter as owning an interest in one or more of the Joint Venture Affiliates owns such interest free and clear of any Liens, other than Liens arising as a result of the terms of the applicable Joint Venture Agreement and the Liens set forth on
Section 5.1(s)(i) of the Westin Disclosure Letter.

     (ii) Except as set forth in Section 5.1(s)(ii) of the Westin Disclosure Letter or as contained in the Joint Venture Agreements, to the knowledge of the Westin Companies, there are no outstanding; (1) equity ownership interests in the Joint Venture Affiliates; (2) interests convertible into or exchangeable or exercisable for equity ownership interests in the Joint Venture Affiliates; or
(3) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other rights to acquire from the Joint Venture Affiliates or other obligations of the Joint Venture Affiliates to issue equity ownership interests in the Joint Venture Affiliates.

     (iii) Except as set forth in Section 5.1(s)(iii) of the Westin Disclosure Letter or in the Joint Venture Agreements, there are no outstanding obligations of any of the Westin Companies or their Subsidiaries to repurchase, redeem or otherwise acquire any equity interest in the Joint Venture Affiliates. To the knowledge of the Westin Companies, except as set forth in the Joint Venture Agreements, there are no agreements, understandings or arrangements between members or parties of such entities with respect to management and control of the Joint Venture Affiliates (other than Hotel Agreements). Except as set forth in Section 5.1(s) of the Westin Disclosure Letter, none of the Joint Venture Affiliates controls directly or indirectly or has any direct or indirect equity participation in any entity which is not one of the Westin Companies or a Subsidiary of a Westin Company. Except as set forth in Section 5.1(s)(iii) of the Westin Disclosure Letter or with respect to wholly-owned Subsidiaries, there are no preemptive rights, rights of first refusal or similar rights with respect to any ownership interest in the Joint Venture Affiliates relating or applicable to the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 5.1(s)(iii) of the Westin Disclosure Letter or in
Section 5.1(h), no Person has any right to participate directly in the profits of a Joint Venture Affiliate whether by means of an appreciation right, incentive plan or profit participation or similar arrangement.

     True, correct and complete copies of all Joint Venture Agreements have been furnished to the Starwood Companies. To the knowledge of the Westin Companies, none of the Joint Venture Affiliates is in default under or in violation in any material respect of any provision of the Joint Venture Agreements or other constitutive documents.

     As used in this Agreement, the term "Joint Venture Affiliates" means all corporations, joint ventures, partnerships, limited liability companies and other legal entities (other than the Westin Subsidiaries and their Subsidiaries) in which any of the Westin Companies or any of their Subsidiaries holds a direct equity or profit, or a direct or indirect (but controlling) voting interest and which now or intend to own, lease, manage or operate one or more of the hotels or timeshares comprising the business of the Westin Companies and Sixth & Virginia Properties.

     (t) Starwood Securities.

     (i) The LLC and each Member severally represents and warrants that such party has received (i) the Starwood Reports, and (ii) such further information as such party desires concerning the Starwood Companies and their assets, business, financial condition and results of operations.

     (ii) The LLC and each Member severally represents, warrants and agrees that
(i) the Starwood Securities that are issuable to the LLC pursuant to this Agreement are not being registered under the United States Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption from registration thereunder applicable to the issuance of such Starwood Securities in transactions that do not involve any public offering, (ii) such party has such knowledge and experience in financial and business matters that such party is capable of evaluating the merits and risks of the proposed investment in Starwood Securities and the Starwood Pair Shares issuable upon conversion of the Starwood Securities, (iii) such party understands that, except as may otherwise be provided in the Registration Rights Agreement, such party's ability to dispose of such Starwood Securities in the public market for such stock or otherwise may be limited by the Securities Act, including Rule 144 promulgated thereunder, and, therefore, such party may have to bear the risk of such party's investment in such Starwood Securities for an indefinite period of time and (iv) except as otherwise disclosed in Section 5.1(t)(ii) of the Westin Disclosure Letter, such party is an accredited investor as defined in Rule 501 under the Securities Act.

     (iii) LLC and each Member severally represents, warrants and agrees that the receipt and ownership of the Starwood Securities by such Person (or their designee) will not violate or otherwise be in contravention of Section 6.12 of the Declaration of Trust, Article NINTH of the Articles of Incorporation, Sections 9.3 and 10.8 of the Amended and Restated Limited Partnership Agreement of Starwood Realty Partnership or Sections 9.3 and 10.8 of the Amended and Restated Limited Partnership Agreement of Starwood Operating Partnership.

     (u) Certain Business Relations. None of the Members or the LLC own any asset, tangible or intangible, that is used in the business of any of the Westin Subsidiaries.

     5.2. REPRESENTATIONS AND WARRANTIES OF THE STARWOOD COMPANIES. Each of the Starwood Companies hereby represents and warrants to the Westin Companies that:

     (a) Organization, Good Standing and Qualification. Each of the Starwood Companies and their respective Subsidiaries is a real estate investment trust, partnership or corporation, as the case may be, duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted; each is qualified to do business and is in good standing as a foreign corporation, partnership or real estate investment trust, as the case may be, in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Starwood Material Adverse Effect (as defined below). The Starwood Companies have made available to the Westin Companies complete and correct copies of the certificates of trust, formation or incorporation, as the case may be, and trust regulations, partnership agreements and by-laws, each as amended to the date hereof, of each of the Starwood Companies and their respective Subsidiaries. The certificates of trust, formation and incorporation, as the case may be, and trust regulations, partnership agreements and by-laws of each of the Starwood Companies and their respective Subsidiaries so delivered are in full force and effect; provided, however, the partnership agreements may be amended prior to the Closing Date as previously disclosed to the Westin Companies.

     As used in this Agreement, the term "Starwood Material Adverse Effect" means a material adverse change in or effect on (or any development that, insofar as can be reasonably foreseen, would result in such change or effect) the financial condition, properties, business, results of operations or prospects of the Starwood Companies and their respective Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change in law, rule or regulation or GAAP or interpretations thereof that applies to both the Starwood Companies and the Westin Companies shall not be considered when determining if a Starwood Material Adverse Effect has occurred.

     (b) Capital Structure. The authorized capital stock of Starwood Trust consists of 100,000,000 trust shares, par value $.01 per share ("Starwood Trust Shares"), of which, as of August 31, 1997, 45,682,970 shares were outstanding,
(ii) 20,000,000 excess trust shares, par value $.01 per share, of which no shares are issued and outstanding and (iii) 5,000,000 excess preferred shares, par value $.01 per share, of which no shares are issued and outstanding. The authorized capital stock of Starwood Corp. consists of 100,000,000 shares of common stock, par value $.01 per share (the "Starwood Corp. Shares"), of which, as of August 31, 1997, 45,682,970 shares were outstanding. As of August 31, 1997, 58,267,799 units of Starwood Realty Partnership ("SLT Units") and 58,522,140 units of Starwood Operating Partnership ("SLC Units") were outstanding.

As of August 31, 1997, Starwood Trust beneficially owned 45,682,970 SLT Units and Starwood Corp. and its Subsidiaries beneficially owned 45,682,970 SLC Units. All of the outstanding Starwood Trust Shares, Starwood Corp. Shares, SLT Units and SLC Units have been duly authorized and are validly issued, fully paid and nonassessable. None of the Starwood Companies has any shares or units reserved for issuance, except for Starwood Trust Shares and Starwood Corp. Shares reserved for issuance upon the exchange of the SLT Units and the SLC Units, respectively, and except that, as of August 31, 1997, there were 5,952,090 Starwood Corp. Shares and 5,952,090 Starwood Trust Shares reserved for issuance pursuant to the Incentive and Non-Qualified Shares Option Plan (1986) of the Trust, the Corporation Stock Non-Qualified Stock Option Plan (1986) of the Trust, the Stock Option Plan (1986) of the Corporation, the Trust Shares Option Plan (1986) of the Corporation; the 1995 Share Option Plan of the Trust, and the 1995 Share Option Plan of the Corporation. Each of the outstanding shares of capital stock of each of the Subsidiaries of the Starwood Companies is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly-owned subsidiary of the Starwood Companies free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock, partnership interests or other securities of any of the Starwood Companies or any of their Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any of the Starwood Companies or any of their Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. None of the Starwood Companies has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders or unitholders, as applicable, of Starwood Trust, Starwood Corp., Starwood Realty Partnership or Starwood Operating Partnership on any matter ("Starwood Voting Debt").

     (c) Corporate Authority and Fairness Opinion.

     (i) The Starwood Companies have all requisite corporate or similar power and authority and have taken all corporate or similar action necessary in order to execute, deliver and perform their obligations under this Agreement and to consummate, subject only to any stockholder approval required by the laws of the State of Maryland and the rules of the New York Stock Exchange (the "Starwood Trust Requisite Vote"), the Merger and the other transactions contemplated by this Agreement. This Agreement is a valid and binding agreement of each of the Starwood Companies, enforceable against each of the Starwood Companies in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (ii) The Special Committee of the Starwood Disinterested Trustees of the Board of Trustees of Starwood Trust and the Special Committee of the Starwood Disinterested Directors of the Board of Directors of Starwood Corp. have received the opinion of its financial advisors, Morgan Stanley & Co. Incorporated, to the effect that the consideration to be paid by the Starwood Trust in the Merger and by the other Starwood Companies in the other transactions contemplated hereby is fair to the stockholders of Starwood Trust and Starwood Corp., a copy of which opinion has been delivered to the LLC. It is agreed and understood that such opinion is for the benefit of the Special Committee of Starwood Disinterested Trustees of the Board of Trustees of Starwood Trust and the Special Committee of the Starwood Disinterested Directors of the Board of Directors of Starwood Corp. and may not be relied on by the Westin Companies. The Board of Trustees of Starwood Trust and the Board of Directors of Standard Corp. have unanimously approved this Agreement and the Merger and the other transactions contemplated hereby.

     (iii) Prior to the Effective Time, Starwood Trust will have taken all necessary action to issue the number of shares of Class A EPS and Class B EPS required to be issued pursuant to Article IV and each of Starwood Realty Partnership and Starwood Operating Partnership will have taken all necessary action to issue the Starwood Realty Partnership Units and Starwood Operating Partnership Units required to be issued pursuant to Article IV. The Class A EPS and Class B EPS, Starwood Realty Partnership Units and Starwood Operating Partnership Units, when issued, will be validly issued, fully paid and nonassessable, and no stockholder or unitholder, as applicable, of Starwood Trust, Starwood Corp., Starwood Realty Partnership or Starwood Operating Partnership will have any preemptive right of subscription or purchase in respect thereof.

     (d) Governmental Filings; No Violations.

     (i) Other than the filings and/or notices (A) pursuant to Section 1.4, (B) under the HSR Act, the Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) to comply with state securities or "blue sky" laws and (D) required to be made with the New York Stock Exchange (the "NYSE"), no notices, reports or other filings are required to be made by the Starwood Companies with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Starwood Companies from, any Governmental Entity, in connection with the execution and delivery of this Agreement by the Starwood Companies and the consummation by the Starwood Companies of the transactions contemplated hereby and by Starwood Trust of the Merger, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Starwood Material Adverse Effect or prevent, materially delay or materially impair the ability of the Starwood Companies to consummate the transactions contemplated by this Agreement.

     (ii) The execution, delivery and performance of this Agreement by the Starwood Companies does not, and the consummation by the Starwood Companies of the transactions contemplated hereby and by Starwood Trust of the Merger will not, constitute or result in (A) a breach or violation of, or a default under, the Declaration of Trust, certificate of formation, articles of incorporation, Trust Regulations, partnership or by-laws of the Starwood Companies or the comparable governing instruments of any of their Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Starwood Companies or any of their Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon the Starwood Companies or any of their Subsidiaries or any Law or governmental or nongovernmental permit or license to which the Starwood Companies or any of their Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Starwood Material Adverse Effect or prevent, materially delay or materially impair the ability of the Starwood Companies to consummate the transactions contemplated by this Agreement.

     (e) Starwood Trust and Starwood Corp. Reports; Financial
Statements. Starwood Trust and Starwood Corp. have made and will make all required filings with the SEC. Starwood Trust and Starwood Corp. have delivered to the Westin Companies each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the "Starwood Audit Date"), including (i) Starwood Trust's and Starwood Corp.'s Annual Reports on Form 10-K for the year ended December 31, 1996 and (ii) Starwood Trust's and Starwood Corp.'s Quarterly Reports on Form 10-Q for the periods ended March 31, 1997 and June 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Starwood Reports"). As of their respective dates, the Starwood Reports did not, and any Starwood Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Starwood Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Starwood Trust and Starwood Corp. and their Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Starwood Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Starwood Trust and Starwood Corp. and their Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

     (f) Litigation and Liabilities. Except as disclosed in the Starwood Reports filed prior to the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Starwood Trust and Starwood Corp., threatened against the Starwood Companies or any of their Affiliates that could result in any claims against, or obligations or liabilities of, the

Starwood Companies or any of the Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Starwood Material Adverse Effect or prevent or materially burden or materially impair the ability of the Starwood Companies to consummate the transactions contemplated by this Agreement.

     (g) Takeover Statutes. No Takeover Statute or any applicable anti-takeover provision in Starwood Trust's Declaration of Trust and Trust Regulations or Starwood Corp's. certificate of incorporation or By Laws is, or at the Effective Time will be, applicable to the Merger or the other transactions contemplated by this Agreement.

     (h) Tax Matters. As of the date hereof, none of the Starwood Companies or any of their Affiliates has taken or agreed to take any action, nor do Starwood Trust or Starwood Corp. have any knowledge of any fact or circumstance, that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or prevent Starwood Trust from qualifying as a "real estate investment trust" within the meaning of Section 856 of the Code.

     (i) Taxes. Except as set forth in the Starwood Reports filed prior to the date hereof, and except as set forth in Section 5.2(i) of the disclosure letter delivered to the Westin Companies and the Members by the Starwood Companies on or prior to entering into this Agreement, (the "Starwood Disclosure Letter") (i) each of the Starwood Companies, each of their Subsidiaries and each Starwood Affiliated Group has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by each of the Starwood Companies, each of their Subsidiaries and each Starwood Affiliated Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes (whether or not shown on any Tax Return) owed by any of the Starwood Companies, any of their Subsidiaries or any Starwood Affiliated Group have been timely paid; (iv) none of any of the Starwood Companies, any of their Subsidiaries or any member of any Starwood Affiliated Group has waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect; (v) the Tax Returns referred to in clause (i), to the extent related to income Taxes, have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of any of the Starwood Companies, any of their Subsidiaries or any Starwood Affiliated Group;
(vii) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full;
(viii) there are no liens for Taxes upon the assets of any of the Starwood Companies or any of their Subsidiaries except liens relating to current Taxes not yet due; (ix) all Taxes which any of the Starwood Companies, any of their Subsidiaries or any Starwood Affiliated Group are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Starwood Companies.

     As used in this Agreement, the term "Starwood Affiliated Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Effective Time, includes or has included any of the Starwood Companies or any of their Subsidiaries or any predecessor of or successor to any of the Starwood Companies or any of their Subsidiaries (or another such predecessor or successor), or any other group of corporations which, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with any of the Starwood Companies or any of their Subsidiaries or any predecessor of or successor to any of the Starwood Companies or any of their Subsidiaries (or another such predecessor or successor).

     (j) Brokers and Finders. None of the Starwood Companies and none of their officers, directors or employees has employed any broker, agent or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Starwood Trust has employed Morgan Stanley & Co. Incorporated as its financial advisor, the fees of which shall be paid by the Starwood Companies.

     (k) "REIT" Status. Starwood Trust is currently a "real estate investment trust" ("REIT") for federal income tax purposes. From and after January 1, 1995, neither the IRS nor any other taxing entity or authority has made any assertion that Starwood Trust does not qualify as a REIT for income tax purposes, nor has there been any challenge to the REIT status of Starwood Trust.

     (l) "Partnership" Status. Each of Starwood Realty Partnership and Starwood Operating Partnership is classified and taxable as a partnership for U.S. federal income tax purposes.

     (m) Starwood Report Disclosure. The Starwood Reports, taken as a whole, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                                   COVENANTS

     6.1. INTERIM OPERATIONS. (A) Each of the Westin Companies covenants and agrees, as to itself and its Subsidiaries, that after the date hereof and prior to the Effective Time (unless Starwood Trust shall otherwise approve in writing, which approval shall not be unreasonably withheld or delayed, and except as otherwise expressly contemplated by this Agreement):

     (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course consistent with past practice and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

     (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries except that (a) the Westin Companies may issue shares to members of management of the Westin Companies so long as such issuance does not (without giving effect to any issuance described in clause (b) below) result in any of the Westin Subsidiaries having more than 1,000,000 shares of its common stock on a fully diluted basis outstanding on the Closing Date and (b) the Westin Companies may issue shares pursuant to options outstanding under the Executive Securities Purchase and Employment Agreements between one or more of the Westin Companies or their Subsidiaries and each of Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney and Jack van Hartesvelt; (ii) amend its certificate of incorporation, partnership agreement, limited liability company agreement or by-laws, as the case may be, provided that this clause shall not apply to the LLC; (iii) split, combine or reclassify its outstanding shares of capital stock or issue, sell or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, provided that this clause shall not apply to the LLC; (iv) declare, set aside or pay any cash dividend or other distribution payable in cash, stock or property in respect of any capital stock, or otherwise make any payments to any Member or any of its stockholders (other than pursuant to an agreement existing on the date hereof and set forth on Schedule 7.2(a)), other than dividends from its direct or indirect wholly-owned Subsidiaries and other than (a) in the case of Worldwide, cash dividends not in excess of $160,000,000 and an in-kind dividend consisting of the capital stock of Pegasus Systems, Inc. owned as of the date hereof by the Westin Companies, (b) in the case of Lauderdale and Seattle, cash dividends not in excess of $6,000,000 in the aggregate, (c) in the case of Denver, cash dividends not in excess of an amount equal to accumulated and undistributed earnings and profits of Denver and (d) in the case of Atlanta, cash dividends not in excess of $34,200,000; or (v) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock (except in the case of Worldwide for the repurchase or redemption of shares of its stock held by Nomura), provided that this clause shall not apply to the LLC;

     (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or

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

rights of any kind to acquire any shares of, its capital stock or any class of any Westin Voting Debt or any other property or assets (other than, in the case of the Westin Companies, shares issuable pursuant to under the Executive Securities Purchase and Employment Agreements between one or more of the Westin Companies or their Subsidiaries and each of Juergen Bartels, Frederick J. Kleisner, Richard L. Mahoney and Jack van Hartesvelt), provided that this clause shall not apply to the LLC; (ii) mortgage, pledge or encumber any other property or assets (including capital stock of any of its Subsidiaries) or guarantee, incur or modify any indebtedness or other liability (except that (a) Worldwide may incur indebtedness that is, in the case of borrowed money, both prepayable and assumable by a third party, in either case at any time without penalty, and, in all cases, is at fair market terms and otherwise consistent with Schedule 6.1(c) (collectively, "Prepayable Debt"), in an amount not to exceed $160 million, (b) Lauderdale and Seattle may incur Prepayable Debt in an aggregate amount not to exceed $6 million, (c) Denver may incur Prepayable Debt in an aggregate amount not to exceed the amount of accumulated and undistributed earnings and profits of Denver, (d) the Westin Companies and their Subsidiaries may incur Prepayable Debt to fund capital expenditures as permitted by Section 1.3(e) and to fund acquisitions as permitted by Section 1.3(f) and indebtedness incurred by any joint venture that is not controlled by the Westin Companies,
(e) Atlanta may incur Prepayable Debt in an aggregate amount not to exceed $34,200,000, (f) the Westin Companies may incur (1) Prepayable Debt in respect of capital expenditures relating to St. John and/or its Subsidiaries in an amount not to exceed $9,500,000, (2) Prepayable Debt represented by notes payable in connection with the financing of insurance premiums in an amount not to exceed $3,000,000 (provided that at the Closing Date the aggregate principal amount of such notes payable does not exceed $2,261,000), (3) Prepayable Debt represented by capital leases for an aggregate amount not to exceed $3,875,000, and (4) subordinated Prepayable Debt that is required to be purchased by Nomura pursuant to the Participation Agreement dated as of May 12, 1995, among Nomura, the Members, the LLC and the other parties thereto in an aggregate amount not to exceed $2,200,000 plus any subordinated Prepayable Debt required to be purchased by Nomura in connection with any capital expenditures approved under Section 1.3(e) or any acquisitions approved under Section 1.3(f), (g) the Westin Companies and their Subsidiaries may enter into guarantees of performance under management, franchise, license or similar agreements to which any of the Westin Companies or any of their Subsidiaries is a party, (h) the Westin Companies and their Subsidiaries may make loans to, or investments in, owners of hotels in connection with the obtaining of management, franchise, license or similar contracts with such owners provided that the amount of any such loan or investment shall not exceed $1,000,000 and that the aggregate amount of all such loans or investments shall not exceed $5,000,000 and (h) the Westin Companies may incur trade debt and similar indebtedness incurred in the ordinary course of business consistent with past practice; (iii) make or authorize or commit for any capital expenditures other than as permitted by Section 1.3(e) or, by any means, make any significant acquisition of, or investment in, assets or stock of any other Person or entity other than as permitted by Section 1.3(f); or (iv) sell, lease (as lessor), transfer or otherwise dispose of any assets, other than inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

     (d) except as set forth in Section 6.1(d) of the Westin Disclosure Letter neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans, or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);

     (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation (except as set forth in Section 6.1(e) of the Westin Disclosure Letter and except for litigation involving claims that are covered by insurance) or modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

     (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any material insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

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

     (g) neither it nor any of its Subsidiaries will make any change in accounting practices or policies applied in the preparation of the financial statements referred to in Section 5.1(e) that would have an economic impact on any of the Westin Companies, except as required by GAAP;

     (h) neither it nor any of its Subsidiaries will enter into any contract for the purchase of real property or for the sale of any Owned Property or exercise any option to purchase real property listed in subsection (a) of Section 5(p) of the Westin Disclosure Letter or any option to extend a lease listed in subsection (b) of Section 5(p) of the Westin Disclosure Letter;

     (i) except as set forth in Section 6.1(i) of the Westin Disclosure Letter, neither it nor any of its Subsidiaries will, directly or indirectly, enter into any significant contract or agreement with any Member or any Affiliate of any Member (other than the Westin Subsidiaries and their respective subsidiaries) other than as expressly contemplated by this Agreement;

     (j) neither it nor any of its Subsidiaries shall knowingly take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect;

     (k) neither it nor any of its Subsidiaries shall sell, transfer, assign, lease, sublease, license or sublicense any Intellectual Property Rights, except in the ordinary course of business consistent with past practice and except in connection with the operation of the Westin Companies' timeshare business;

     (l) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     (B) Starwood Companies' Interim Operations. Each of the Starwood Companies covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time, none of the Starwood Companies will declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of capital stock of any of the Starwood Companies other than dividends in an aggregate amount not to exceed the greater of (i) the current rate of Starwood Trust's dividends and
(ii) Starwood Trust's "real estate investment trust taxable income" (as such term is defined for purposes of the Code) without regard to any net capital gains; provided that this Section 6.1(B) shall not be deemed to prevent repurchases of stock by the Starwood Companies pursuant to stock "buyback" arrangements that have been publicly announced by the Starwood Companies prior to the date hereof or increases in the dividend rate of the Starwood Companies in the ordinary course consistent with past practice.

     6.2. MAINTENANCE, PROMOTIONS, ETC. Except as set forth in Section 6.2 of the Westin Disclosure Letter, from the date hereof until the Closing Date, the LLC shall cause the Westin Subsidiaries and their Subsidiaries to (i) repair, keep, and maintain their properties and assets (including inventories, fixtures and tangible personal property, operating equipment) in accordance with past practice, (ii) maintain their current insurance coverage (including, without limitation, the Policies), (iii) continue to advertise and promote their properties in a manner consistent with past practice and (iv) make application for, and diligently pursue, the renewal of any permits and licenses expiring prior to the Closing Date.

     6.3. INFORMATION SUPPLIED. Each of the Westin Companies and the Starwood Companies agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement to be filed with the SEC by Starwood Trust and Starwood Corp. in connection with the Merger and related matters contemplated hereby (the "Proxy Statement"), and any amendment or supplement thereto, will, at the date of mailing to stockholders and at the times of the meetings of stockholders of Starwood Trust and Starwood Corp. to be held in connection with the Merger and related matters contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.4. STOCKHOLDERS MEETING. Each of Starwood Trust and Starwood Corp. will take, in accordance with its Declaration of Trust and Trust Regulations and Articles of Incorporation and By-laws, respectively, all action necessary to convene a meeting of holders of Starwood Trust Shares and Starwood Corp. Shares (the

"Stockholders Meeting") as promptly as practicable after the mailing of the Proxy Statement to consider and vote upon the approval of the Merger and related matters contemplated hereby. Subject to their respective fiduciary obligations under applicable law, Starwood Trust's Board of Trustees and Starwood Corp.'s Board of Directors shall recommend such approval and shall take all lawful action to solicit such approval and will not withdraw or amend such approval in a manner adverse to the Westin Companies (it being understood that it would be a breach of each board's fiduciary obligations not to withdraw such recommendation in the event such board have determined that the transactions contemplated by this Agreement were reasonably likely to cause a Starwood Material Adverse Effect not appropriately offset, in such boards' judgment, by the benefits to the Starwood Companies from such transactions).

     6.5. FILINGS; OTHER ACTIONS; NOTIFICATION. (a) Starwood Trust and Starwood Corp. shall promptly prepare and file with the SEC the Proxy Statement. Starwood Trust and Starwood Corp. shall use all reasonable efforts to have the Proxy Statement cleared by the SEC and thereafter mailed to the stockholders of Starwood Trust and Starwood Corp. Starwood Trust and Starwood Corp. shall also use all reasonable efforts to obtain prior to the mailing of the Proxy Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

     (b) Each of the Westin Companies and the Starwood Companies shall use all reasonable efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated (i) the date on which the Proxy Statement is mailed and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with proxy statements similar to the Proxy Statement.

     (c) The Westin Companies and the Starwood Companies shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, the Westin Companies and the Starwood Companies shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Starwood Companies or the Westin Companies, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Westin Companies and the Starwood Companies shall act reasonably and as promptly as practicable.

     (d) Each of the Westin Companies and the Starwood Companies shall, upon request by the other, furnish the other with all information (including financial information) concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of the Starwood Companies, the Westin Companies or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement or in connection with the issuance, sale or exchange of or tender for any securities of any of the Starwood Companies.

     (e) Each of the Westin Companies and the Starwood Companies shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by the Starwood Companies or the Westin Companies, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this

Agreement. The Westin Companies and the Starwood Companies each shall give prompt notice to the other of (i) any change that is reasonably likely to result in a Westin Material Adverse Effect or Starwood Material Adverse Effect, respectively, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Contract or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date or Effective Time and of which any of the Westin Companies has knowledge. Without limitation of the foregoing, the Starwood Companies shall give the LLC notice of any breach by the Westin Companies of any of the provisions of this Agreement, of the failure of the Westin Companies to satisfy any of the conditions to the obligation of the Starwood Companies to consummate the transactions contemplated by this Agreement, or of any change or development that is likely to result in any such breach by the Westin Companies or any such failure by the Westin Companies to satisfy any such condition promptly upon the Starwood Companies' learning of such breach, failure or development from a source other than the Westin Companies.

     (f) Without limiting the generality of the undertakings pursuant to this
Section 6.5, the Westin Companies and the Starwood Companies agree (i) to provide promptly to any and all federal, state, local or foreign court or Government Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the Merger and the transactions contemplated by this Agreement and (ii) take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Merger or the other transaction contemplated hereby in accordance with the terms of this Agreement, any and all reasonable steps, including the appeal thereof or the posting of a bond necessary to vacate, modify or suspend such injunction or order, so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement; provided, however, that the foregoing shall not require the Starwood Companies or the Westin Companies to make any divestiture or consent to any divestiture in order to fulfill any condition or obtain any consent, authorization or approval or to appeal an injunction or order, or to post a bond in respect of such appeal, that is not economically reasonable for the Starwood Companies.

     6.6. TAX MATTERS (a) None of the Westin Companies or the Starwood Companies shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     (b) Each of the Starwood Companies will use their best efforts to maintain REIT status, for U.S. federal income tax purposes, of Starwood Trust from the date hereof through December 31, 1998 and the partnership status, for U.S. federal income tax purposes, of each of Starwood Realty Partnership and Starwood Operating Partnership from the date hereof through the tenth anniversary of the Closing Date. None of the Starwood Companies will take any action that would adversely affect the ability of Starwood Trust to qualify as a REIT for U.S. federal income tax purposes from the date hereof through December 31, 1998 and for each of Starwood Realty Partnership and Starwood Operating Partnership to be classified and taxable as a partnership for U.S. federal income tax purposes from the date hereof through the tenth anniversary of the Closing Date.

     6.7. ACCESS. Upon reasonable notice, and except as may otherwise be required by applicable law, each of the Westin Companies and the Starwood Companies shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ("Representatives") access, during normal business hours throughout the period prior to the Closing Date, to its properties, books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any Westin Company or any Starwood Company, and provided, further, that the foregoing shall not require any Westin Company or Starwood Company to permit any inspection, or to disclose any information, that in the reasonable judgment of such Westin Company or Starwood Company, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if such Westin Company or Starwood Company, as the case may be, shall have used best efforts to obtain the consent of such third party to such inspection or disclosure. All requests for

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

information made pursuant to this Section shall be directed to an executive officer of the LLC or Starwood Trust, as the case may be, or such Person as may be designated by either of its officers, as the case may be. Prior to the Effective Date, the Westin Companies shall deliver to the Starwood Companies, not later than 45 days after the end of each monthly period and in the form customarily prepared by the Westin Companies, the unaudited combined consolidated internal financial statements of the Westin Subsidiaries, including an income statement, balance sheet and cash flow statement for the monthly period then ended and for the period from the beginning of the current fiscal year to the end of such monthly period. All such information shall be governed by the terms of the Confidentiality Agreement.

     For a period of six years after the Effective Date, the LLC and its representatives shall have reasonable access to all the books and records of the Westin Companies with respect to periods prior to the Closing Date to the extent that such access may reasonably be required by the LLC in connection with matters relating to or affected by the operations of any of the Westin Companies prior to the Closing Date. The Starwood Companies shall afford such access upon receipt of reasonable advance notice and during normal business hours. The LLC shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 6.7. If any of the Westin Companies shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the Westin Companies, prior to such disposition, shall give the LLC a reasonable opportunity, at the LLC's expense, to segregate and remove such books and records as the LLC may select.

     For a period of six years after the Closing Date, the Starwood Companies and their respective representatives shall have reasonable access to all the books and records relating to any of the Westin Companies or their assets or business which the LLC or any of the Members or their Affiliates may retain after the Effective Time. Such access shall be afforded by the LLC, the Members and their Affiliates upon receipt of reasonable advance notice and during normal business hours. The Starwood Companies shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 6.7. If any of the LLC or the Members or any of their Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, the LLC or such Members shall, prior to such disposition, give the Starwood Companies a reasonable opportunity, at the Starwood Companies' expense, to segregate and remove such books and records as the Starwood Companies may select.

     6.8. AFFILIATES. Prior to the Effective Time, each Westin Company shall deliver to Starwood Trust a list of names and addresses of those Persons who are, in the opinion of such Westin Company, as of the time of the Stockholders Meeting, "affiliates" of such Westin Company within the meaning of Rule 145 under the Securities Act. Each Westin Company shall provide to Starwood Trust such information and documents as Starwood Trust shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Starwood Trust or such Westin Company as a Person who may be deemed to be such an affiliate of such Westin Company; provided, however, that no such Person identified by Starwood Trust shall be added to the list of affiliates of such Westin Company if Starwood Trust shall receive from such Westin Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Starwood Trust to the effect that such Person is not such an affiliate. Each Westin Company shall exercise its best efforts to deliver or cause to be delivered to Starwood Trust, prior to the date of the Stockholders Meeting, from each affiliate of a Westin Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A (the "Affiliates Letter").

     6.9. REGISTRATION AND STOCK EXCHANGE LISTING. Starwood Trust and Starwood Corp. shall use all reasonable efforts to cause the Starwood Paired Shares into which the Class A EPS, Class B EPS, Starwood Realty Partnership Units and Starwood Operating Partnership Units issued in the Merger or the other transactions contemplated by this Agreement are exchangeable to be registered by filing a registration statement with the SEC and approved for listing on the NYSE subject to official notice of issuance, pursuant to the Registration Rights Agreement.

     6.10. PUBLICITY. The initial disclosure of the transactions contemplated hereby shall be a joint press release in the form of Annex D hereto. Except as otherwise required by applicable law or the rules or regulations of any securities exchange on which the securities of such party are listed or traded, no party or any

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

of its affiliates shall issue or cause the publication of any press release or other public announcement or disclosure with respect to the transactions contemplated by this Agreement without the consent of each other party, and in any event, each party agrees that it shall give each other party reasonable opportunity to review and comment upon any such release or announcement prior to publication of the same provided, however, the Starwood Companies and the Westin Companies shall be free to make comments to their stockholders, shareholders, employees, and owners of hotels with which such companies or their affiliates have management, franchise, license or similar agreements, and to financial analysts and the press which are substantially consistent with disclosures in all such permitted press releases or announcements.

     6.11. OPTIONS; BENEFITS.

     (a) Stock Options. Prior to the Effective Time, each of the Westin Companies shall take such actions as may be necessary such that immediately prior to the Effective Time each Westin Company Option, whether or not then exercisable, shall be exercised for securities of the Westin Companies, it being understood that (i) 60% of such securities so issued in connection with such exercises of Westin Company Options shall be "vested" for purposes of the employment agreements pursuant to which such Westin Company Options were issued and (ii) 40% of such securities so issued in connection with such exercises of Westin Company Options shall be "unvested" for purposes of the employment agreements pursuant to which such Westin Company Options were issued and that any Starwood Securities issued in the transactions contemplated by this Agreement in respect of such "unvested" securities will be deemed to be "unvested" in a manner similar to that set forth in such employment agreements with the first 50% of such unvested securities to vest on May 12, 1998 and the remaining 50% of such unvested securities to vest on May 12, 1999.

     (b) Employee Benefits. Each of Starwood Trust and Starwood Corp. agrees that each of Starwood Trust and Starwood Corp. shall maintain for a period of twelve months immediately following the Effective Time, employee benefit plans, programs, policies and arrangements for employees of the Westin Companies and their Subsidiaries and employees of unaffiliated companies that have the benefits of plans administered by the Westin Companies ("Adopting Non-Affiliates") Adopting Non-Affiliates which in the aggregate are no less favorable than the employee benefit plans, programs, policies and arrangements of the Westin Companies and their Subsidiaries in effect on the Effective Time, in which such employees are eligible to participate immediately preceding the Effective Time. Starwood Trust and Starwood Corp. will cause such employee benefit plans to take into account for purposes of eligibility and vesting thereunder service by employees of the Westin Companies and their Subsidiaries and employees of Adopting Non-Affiliates as if such service were with Starwood Trust or Starwood Corp. Starwood Trust and Starwood Corp. shall honor all employee benefit obligations to current and former employees (including employees of Adopting Non-Affiliates) under the Compensation and Benefit Plans and all employee severance plans (or policies) in existence on the date hereof and all employment or severance agreements entered into by the Westin Companies or adopted by the Board of Directors or Board of Managers, as applicable, of each Westin Company prior to the date hereof. Nothing in this Agreement shall be interpreted as limiting the power of Starwood Trust or Starwood Corp. to cause the amendment or termination of any Compensation and Benefit Plan, any other individual employee benefit plan, program, agreement or policy or as requiring Starwood Trust or Starwood Corp. or their Subsidiaries to offer to continue (other than as required by its terms) any written employment contract, so long as in the aggregate Starwood Trust and Starwood Corp. comply with this Section 6.11(b).

     6.12. FEES AND EXPENSES. Except as otherwise provided herein and in Section 9.10, each of the parties hereto shall bear its own costs and expenses (including, without limitation, fees and disbursements of its counsel, accountants and other financial, legal, accounting or other advisors), incurred by it or its Affiliates in connection with the preparation, negotiation, execution, delivery and performance of this Agreement and each of the other documents and instruments executed in connection with or contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby (collectively, the "Acquisition Expenses"); provided, however, that the Acquisition Expenses of the Westin Companies (including, without limitation, the cost of all third party consents to be obtained by the Westin Companies (it being understood and agreed that the Starwood Companies shall have the right to approve the incurrence of such expenses prior to such incurrence) and all taxes (including transfer, recording or similar fees and all income taxes payable by the Westin Companies and their Subsidiaries directly resulting from the reorganizations contemplated by

Section 6.17) payable in connection with any transactions or restructurings contemplated by this Agreement to take place on or prior to the Closing Date, the fees and expenses of Arthur Andersen & Co. incurred by the Westin Subsidiaries related to the preparation of the Proxy Statement and the delivery of the "comfort letter" described in Section 6.5(b) and the fees and expenses incurred in connection with earnings and profits, valuation and similar due diligence evaluations, investigations or studies) shall be borne entirely by the Starwood Companies, and provided further that the Members shall bear the Acquisition Expenses attributable to the fees and expenses of the financial and legal advisors to the Members and the Westin Companies incurred in connection with the transactions contemplated by this Agreement.

     6.13. TAKEOVER STATUTE. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Starwood Trust and Starwood Corp. and its Board of Trustees or Board of Directors, as the case may be, shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     6.14. STARWOOD TRUST AND STARWOOD CORP. VOTE. Starwood Trust and Starwood Corp. shall cause to be voted (or a consent to be given with respect to) any Starwood Trust Shares or Starwood Corp. Shares beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement and of the Merger at any meeting of stockholders of Starwood Trust or Starwood Corp. at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of Starwood Trust or Starwood Corp. by consent in lieu of a meeting).

     6.15. NAME AND MANAGEMENT OF STARWOOD CORP. AND STARWOOD TRUST. Immediately after the Effective Time, the certificate of incorporation and the by-laws of Starwood Corp. shall be amended to change the name of Starwood Corp. to "Westin Hotels & Resorts Worldwide, Inc." Starwood Trust shall include Stuart M. Rothenberg (and successors to such person as shall be designated by The Goldman Sachs Group, L.P. ("GS Group") or an affiliate thereof designated by GS Group ("Goldman Sachs")) on each management slate of nominees to the board of trustees of Starwood Trust. Starwood Corp. shall include Barry S. Volpert (and successors to such person as shall be designated by Goldman Sachs) and Juergen Bartels (to the extent he continues as Chief Executive Officer) on each management slate of nominees to the board of directors of Starwood Corp. Any person so designated by Goldman Sachs shall be subject to the approval of the Starwood Companies, which approval shall not be unreasonably withheld; in the event the Starwood Companies disapprove any such person, Goldman Sachs shall then have the right to designate another person for approval by the Starwood Companies. The right to designate a director of Starwood Corp. will expire if Affiliates of Goldman Sachs sell (to unaffiliated Persons) more than 50% of the Starwood Securities received by Affiliates of Goldman Sachs in the transactions contemplated by this Agreement (or Starwood Securities that may be received upon exchange thereof), and the right to designate a trustee of Starwood Trust will expire if Affiliates of Goldman Sachs sell (to unaffiliated Persons) more than 75% of the Starwood Securities received by Affiliates of Goldman Sachs in the transactions contemplated by this Agreement (or Starwood Securities that may be received upon exchange thereof). At any time after the Closing Date, if WHWE, Whitehall Street Limited Partnership V or Goldman Sachs Capital Partners, L.P. defaults in any payment obligation or materially breaches any of its other agreements, covenants or obligations under this Agreement or the Other Agreement (as defined in Section 7.2(k)), and such default or breach continues for 30 days after notice by the Starwood Companies to Goldman Sachs, then Goldman Sachs's right to designate individuals to management's slate of nominees under this Section 6.15 shall immediately terminate and Goldman Sachs shall cause its then existing designees to resign, in each case for so long as such default continues. In the event the B EPS is exchanged, directly or indirectly, into A EPS or Paired Shares, this paragraph shall apply with respect to the A EPS or Paired Shares received upon such exchange, with the A EPS or Paired Shares, as applicable, received upon exchange of the Purchaser Securities received in the transactions contemplated by this Agreement that is being deemed to be the last sold. The management of Starwood Trust and Starwood Corp. after the Effective Time will be determined in accordance with Article III of this Agreement.

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

     6.16. ADDITIONAL COVENANTS.

     (a) Starwood Trust hereby agrees that, from and after the Closing Date, Starwood Trust will unconditionally guarantee all indebtedness incurred by any Member in connection with the transactions contemplated hereby pursuant to a guarantee reasonably acceptable to the Westin Companies and to the Members.

     (b) The Starwood Companies will permit each of the Members (or their permitted transferees) to guarantee all indebtedness incurred by such Members (or their permitted transferees) in connection with the transactions contemplated by this Agreement that is assumed by Starwood Realty Partnership or Starwood Operating Partnership, as applicable, in connection with the Subsidiary Contributions (it being understood and agreed that such Members (and their permitted transferees) will not guarantee any such indebtedness originally incurred by the Westin Subsidiaries or any subsidiaries of the Westin Subsidiaries), and, in the event that Starwood Trust is required to make any payment in respect of its guarantee of such indebtedness described in clause (a) above and the Members elect to guarantee indebtedness pursuant to this clause
(b), the Members (or their permitted transferees) will pay to Starwood Trust their proportionate share (based on the proportion that the amount of indebtedness incurred by such Members (or their permitted transferees) and assumed by Starwood Realty Partnership or Starwood Operating Partnership bears to the total amount of indebtedness incurred by all the Members (or their permitted transferees)) of the amount of any such payment made by Starwood Trust in respect of such guarantee. The Members (or their permitted transferees) may at any time, at their option, terminate all or any portion of the guarantees of indebtedness described in the previous sentence; in the event the Members (or their permitted transferees) terminate such guarantee or any portion thereof,
(i) Starwood Trust may terminate its guarantee of the portion of such indebtedness as to which such Member or Members (or their transferees) terminated its or their guarantee, (ii) the portion of the indebtedness as to which the guarantee of the Members (or their permitted transferees) has been so terminated shall no longer be subject to Section 6.16(c), (iii) the amount of indebtedness of Starwood Realty Partnership or Starwood Operating Partnership required to be outstanding pursuant to Section 6.16(d)(i) shall be decreased by the amount of Indebtedness as to which such guarantee has been terminated and
(iv) in the event that each of WHWE, Woodstar and Nomura (or their permitted transferees) terminates 80% (by dollar amount) or more of its respective guarantee, the obligations of Starwood Trust, Starwood Realty Partnership and Starwood Operating Partnership set forth in this Section 6.16(b) and Sections 6.16(a), 6.16(c) (other than the last sentence thereof) and 6.16(d) shall terminate as of the date of such termination of such guarantees.

     (c) Starwood Trust agrees that, in the event the Members exercise their option to guarantee indebtedness pursuant to clause (b) of this Section 6.16, during the period beginning on the Closing Date and ending on the date that is two years after the Closing Date, none of Starwood Trust, Starwood Realty Partnership, Starwood Operating Partnership, the Westin Subsidiaries contributed to Starwood Realty Partnership or Starwood Operating Partnership, or any of their respective Subsidiaries, will repay or refinance any of the indebtedness assumed by Starwood Realty Partnership or Starwood Operating Partnership in connection with the Subsidiary Contributions. In the event that after such two-year period, any such indebtedness of the Starwood Realty Partnership is repaid or refinanced, the Starwood Realty Partnership will permit the Members to guarantee indebtedness of the Starwood Realty Partnership having the same principal amount as such indebtedness so repaid or refinanced by the Starwood Realty Partnership and, in the event that after such two-year period, any such indebtedness of the Starwood Operating Partnership is repaid or refinanced the Starwood Operating Partnership will permit the Members to guarantee indebtedness of the Starwood Operating Partnership having the same principal amount as such indebtedness so repaid or refinanced by the Starwood Operating Partnership. Starwood Trust agrees that for a period of six and one-half months after the Closing Date it will not repay or refinance, or permit to be repaid or refinanced, $160 million of the indebtedness of Worldwide and $34,200,000 of indebtedness of Atlanta permitted to be incurred by Worldwide and Atlanta, respectively, after the date hereof and prior to the Closing Date.

     (d) In the event the Members exercise their option to guarantee indebtedness pursuant to clause (b) of this Section 6.16, during the period beginning on the Closing Date and ending on the date that is ten years after the Closing Date, (i) Starwood Realty Partnership and Starwood Operating Partnership will maintain an

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

aggregate amount of indebtedness equal to an amount that is no less than the amount of indebtedness assumed by Starwood Realty Partnership or Starwood Operating Partnership, as applicable, in connection with the Subsidiary Contributions (other than any such indebtedness originally incurred by any of the Westin Subsidiaries or any subsidiary of the Westin Subsidiaries), (ii) none of Starwood Trust, Starwood Realty Partnership, Starwood Operating Partnership, the Westin Subsidiaries contributed to Starwood Realty Partnership or Starwood Operating Partnership, or any of their respective Subsidiaries, will voluntarily sell, assign, pledge, dispose of or otherwise transfer any of the stock of such Westin Subsidiaries contributed to Starwood Realty Partnership or Starwood Operating Partnership in the Subsidiary Contributions or any of the land and improvements of such Westin Subsidiaries (excluding time shares), except in a "like-kind" exchange exempt from taxation pursuant to Section 1031 of the Code, and (iii) each of Starwood Trust, Starwood Operating Partnership and Starwood Realty Partnership will comply with covenants substantially to the effect set forth in Schedule 6.16(d); provided, however, that the Starwood Companies shall not be required to comply with the covenants contained in this Section 6.16(d) from and after the date, if any, on which the failure of the Starwood Companies to comply with such covenants would not adversely affect any of the Members or the tax position of any of the Members; and provided further, however, that the Members shall not unreasonably withhold or delay waivers of particular applications of the covenants set forth in this Section 6.16(d) requested by the Starwood Companies from time to time so long as such waivers shall not adversely affect the tax position of any of the Members.

     (e) From and after the closing date, each of Starwood Trust, Starwood Corp., Starwood Realty Partnership and Starwood Operating Partnership shall, no later than February 28 of each year, deliver to the Members (or their designees) and each other holder of the stock of a Westin Subsidiary that contributed the stock of such Westin Subsidiary in a Subsidiary Contribution such accurate reports and other information as shall be reasonably requested by the Members (or their designees) for them to file their tax returns for the previous year.

     (f) For a period of one year after the Closing Date, the Members will not sell or otherwise transfer ("Transfer") any of the shares of Class A EPS, Class B EPS, Starwood Realty Partnership Units or Starwood Operating Partnership Units received in the transactions contemplated by this Agreement, or any Starwood Paired Shares received upon conversion or exchange of any thereof (collectively, "Starwood Securities"), to any Person; provided, however, that any of the Members may Transfer any of the Class A EPS or Class B EPS received in the transactions contemplated by this Agreement, or any Starwood Paired Shares received upon conversion or exchange of any thereof, to one or more investors in such Member or one or more designees of such investors to whom Starwood Securities are transferred or issued as contemplated by Section 1.3(g) ("Permitted Designees"), which investors or Permitted Designees have agreed in writing to comply with the restrictions on Transfer set forth in this paragraph
(f) as though they were Members. From and after the first anniversary of the Closing Date, none of the Members (or their permitted transferees) or any other holder of Starwood Realty Partnership Units or Starwood Operating Partnership Units shall Transfer any Starwood Realty Partnership Units or Starwood Operating Partnership Units received in the transactions contemplated by this Agreement to any Person without the prior written consent of the Starwood Realty Partnership or the Starwood Operating Partnership, as applicable; provided, however, that this sentence shall not prevent any exchange of any Starwood Realty Partnership Units or Starwood Operating Partnership Units received in the transactions contemplated by this Agreement for other Starwood Securities or the Transfer of any Starwood Securities received upon exchange of Starwood Realty Partnership Units or Starwood Operating Partnership Units received in the transactions contemplated by this Agreement. During each of the first four calendar quarters ending on or after the first anniversary of the Closing Date, no Member will Transfer more than 25% of the Starwood Securities received by it in the transactions contemplated by this Agreement, or any Paired Shares received upon exchange of any Starwood Securities received in the transactions contemplated by this Agreement, to any Person other than an investor in such Member or one or more Permitted Designees of such investors; provided, however, that in the event that less than 25% of such Starwood Securities received by any Member (or an investor in a Member or a Permitted Designee) are Transferred in any quarter to any Person other than to the investors in such Member or one or more Permitted Designees of such investors, the other Starwood Securities held by such Member, investor or Permitted Designee that could have been Transferred in such quarter may be Transferred by such Member (or such investor or Permitted Designee) in a

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

subsequent quarter and the Transfer of such Starwood Securities shall not reduce the amount of Starwood Securities that could otherwise be Transferred by such Member (or such investor or Permitted Designee) in such subsequent quarter; and provided further that this sentence shall not permit a Transfer of Starwood Realty Partnership Units or Starwood Operating Partnership Units that would be prohibited by the second sentence of this Section 6.16(f). In the event that a Member Transfers any of the Starwood Securities to investors in such Member or to one or more Permitted Designees, such Transfers will be conditioned on the receipt by such Member of a written agreement of such transferees to be bound by the provisions of this Section 6.16(f) and Section 6.16(g). Notwithstanding anything contained herein to the contrary, in the event of a Change in Control (as defined in the Starwood LTIP) the restrictions on transfer of the Starwood Securities provided in this paragraph (f)(other than in the second sentence hereof) shall no longer apply.

     (g) Each of the Members agrees that it will not Transfer any of the Starwood Securities in violation of the registration requirements of the Securities Act of 1933, as amended, or in such a manner as to cause Starwood Realty Partnership or Starwood Operating Partnership to be a "publicly traded partnership" for purposes of the Code.

     6.17. REORGANIZATION OF THE PURCHASED ENTITIES. Immediately prior to the Closing Date, the LLC shall cause the Westin Companies, and shall use all reasonable efforts to cause the Joint Venture Affiliates, to be reorganized such that, in the opinion of counsel to the Starwood Companies, the acquisition contemplated hereby will not adversely affect the ability of Starwood Trust to qualify as a "real estate investment trust" as defined in Section 856 of the Code and/or for the purposes of minimizing the number of required consents or approvals in connection with the transactions contemplated hereby. Such reorganization shall include such mergers and sales of the Subsidiaries of the Westin Subsidiaries or assets thereof as shall be necessary or appropriate to accomplish the foregoing. The preceding sentence notwithstanding, the purchaser of any assets or the stock of any Subsidiaries of the Westin Subsidiaries to be sold shall be either a Starwood Company or a subsidiary thereof or a Westin Subsidiary or a subsidiary thereof. If Worldwide is dissolved or merged into another corporation as a result of this reorganization, then references in this Agreement to Worldwide shall be deemed to be references to the successor-in-interest to Worldwide.

     6.18. CLOSING AFTER JANUARY 2, 1998. In the event the Starwood Companies advise the Westin Companies that the Closing is likely to be delayed beyond January 2, 1998, the LLC, the Members and the Westin Subsidiaries each agree to take whatever actions may be reasonably requested by the Starwood Companies to reorganize and restructure the businesses and assets of the Westin Companies so as to preserve, to the extent practicable, the tax benefits to the Starwood Companies that would have accrued had the Closing occurred on January 2, 1998, and to minimize, to the extent practicable, any tax detriment to the Starwood Companies that might occur due to the Closing occurring after January 2, 1998 (including by transferring assets among the Westin Subsidiaries and/or by leasing assets to one or more of the Starwood Companies); provided, however, that the Starwood Companies shall pay all expenses and costs (including any incremental Taxes and legal and accounting fees and expenses) actually incurred by the LLC, the Members and the Westin Subsidiaries in connection with such reorganization and restructuring and, in the event this Agreement is terminated in connection with the unwinding of such reorganization and restructuring.

     6.19. COMMITMENTS FOR TITLE INSURANCE. The Westin Companies shall deliver to the Starwood Companies not less than ten days prior to the Effective Date, with respect to each parcel of real property identified in clause (i) of Section 5.1(p) of the Westin Disclosure Letter and each parcel of Leased Property identified in clause (ii) of Section 5.1(p) of the Westin Disclosure Letter (with the exception of immaterial office leases comprising part of the Tenant Leases), (i) a survey, acceptable to the title company referred to in the last sentence of this Section 6.19, of a recent date with respect to each such parcel showing no encroachments or other survey defects with respect to the buildings, structures and other improvements located on such property; and (ii) a current commitment for the issuance of an owner's title insurance policy or leasehold owner's title insurance policy, as the case may be, all of which policies shall be 1990 form policies with an endorsement deleting the "creditor's rights" exception or exclusion, with extended coverage insuring over all general exceptions customarily contained in such policies, including without limitation general exceptions 1 (rights or claims of parties in possession), 2 (survey matters), 3 (easements), 4 (mechanic's liens) and 5 (taxes or special assessments not shown as existing liens), with a Form 3.1 Zoning endorsement (including

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

parking and loading docks), survey endorsements insuring that the real property described in the title insurance policy is the same real estate as shown on the survey and that the survey accurately depicts the location and dimensions of the real estate, access endorsement insuring that each street adjacent to the real property is a public street and that there is direct and unencumbered pedestrian and vehicular access to such street from the real property, contiguity endorsement (if the real property consists of more than one record parcel) insuring that all record parcels are contiguous to one another, location endorsement identifying the improvements located on the real property, owner's comprehensive endorsement insuring that there are no encroachments of improvements onto adjoining land and no violations of enforceable covenants, conditions or restrictions of record or building lines (and also insuring against any loss of the right to maintain the improvements located on the real property because of any such encroachments or current or future violations), and a non-imputation endorsement insuring against loss due to undisclosed knowledge of the Westin Companies imputed to the Starwood Companies. Each of such commitments shall be written by a nationally recognized title insurance company in amount, form and substance satisfactory to the Starwood Companies and shall provide that, upon the satisfaction of the conditions specified therein, the Starwood Companies will have good and marketable title thereto (including all appurtenant easements), free and clear of all Liens, except for Permitted Liens.

     6.20. LIQUOR AND OTHER LICENSES. The Westin Companies shall cooperate, and prior to the Closing Date shall cause the Westin Companies and their Subsidiaries, and shall use their reasonable best efforts to cause Westin O'Hare, to cooperate, with the Starwood Companies in any lawful manner reasonably requested by the Starwood Companies in connection with obtaining the regulatory approvals of the transactions contemplated by this Agreement as may be required by any public agencies administering laws regulating the sale of alcoholic beverages, including but not limited to, obtaining, by transfer or otherwise, such approvals for, and/or the issuance of all liquor, cabaret and other federal, state and local licenses necessary to maintain continuity of service of alcoholic beverages, as well as the continuity of the same forms of business operations conducted at, in or upon each property by the Westin Companies and their Subsidiaries, Westin O'Hare and all other Hotels which are subject to Hotel Agreements, immediately before the Closing Date. If any such regulatory approval or license issuance shall not be obtainable by the Starwood Companies prior to the Closing Date, the Members and the LLC shall, after the Closing Date, cooperate, and prior to the Closing Date, shall cause the Westin Companies and their Subsidiaries, and shall use their reasonable best efforts to cause Westin O'Hare, to cooperate, with the Starwood Companies, at the Starwood Companies' sole expense, in any lawful and reasonable measure to maintain continuity of the liquor service as well as the continuity of the same forms of business operations conducted at, in or upon each property by the Westin Companies and their Subsidiaries immediately before the Closing Date. Nothing herein shall require any holder of any liquor, cabaret or other federal, state or local license to permit any unlicensed Person to unlawfully exercise any privilege under such license or to have any unlawful interest in liquor inventory or in revenues from any business operated under such license. The duties to cooperate set forth herein above shall include, without limitation, the execution of documents and the renewal of any license or permit issued by any Governmental Entity.

     6.21. SOLICITATION OF EMPLOYEES. Each of the Members and the LLC agrees that, during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, neither it, nor any of its Affiliates (which such Member unilaterally controls), will, directly or indirectly, solicit employment, consulting or other services of any employees of the Starwood Entities, the Westin Subsidiaries or any of their subsidiaries or otherwise induce such employees to leave the employment of the Starwood Entities, the Westin Subsidiaries or any of their subsidiaries or breach his or her employment agreement, if any, with the Starwood Entities, the Westin Subsidiaries or any of their subsidiaries.

     6.22. CONFIDENTIALITY. (a) The Members and the LLC consent and agree not to, and not to permit their Affiliates to, disclose, communicate, use to the detriment of any of the Westin Subsidiaries or any of their subsidiaries or Joint Venture Affiliates, or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets of the Purchased Entities, including, without limitation, the terms, duration and expiration date of any Hotel Agreement. Nothing in this Section 6.22 shall restrict the Members and the LLC from disclosing any information that (i) becomes part of the public domain through no fault of the Members, the LLC or any of their Affiliates or
(ii) is required to be disclosed by law or court order.

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

     (b) Remedies. The Members and the LLC acknowledge and agree that damages would not adequately compensate the Starwood Companies if the Members, the LLC or any of their Affiliates were to breach any of their covenants contained in Sections 6.21 and 6.22. Consequently, the Members and LLC shall be entitled, in addition to any other remedies available at law or in equity, to specifically enforce the terms of Section 6.21 or 6.22 by means of injunction or other equitable relief.

     (c) Validity and Reformation. Should any term or provision of this Section
6.22 be held invalid, unenforceable or illegal by a final adjudication of any court having competent jurisdiction, or be or become invalidated by reason of any applicable law or statute existing now or in the future, (i) such term or provision shall be reformed to reflect the parties' intent and to be enforceable to the maximum extent permissible under applicable law and (ii) the validity or enforceability of the remainder of this Section 6.22 shall not be affected thereby and shall remain in full force and effect.

     6.23. CAPITALIZED LEASE OBLIGATIONS. None of the Westin Companies shall prior to the Effective Date terminate any capitalized lease obligation prior to its scheduled expiration date.

     6.24. FURTHER ASSURANCES. From time to time after the Effective Time, the officers and director of the Surviving Trust shall be authorized to execute and deliver, in the name and on behalf of the Westin Subsidiaries and their respective Subsidiaries or otherwise, such deeds and other instruments and to take or cause to be taken such further or other action as shall be necessary or desirable in order to vest or perfect in or to confirm, of record or otherwise, in the Surviving Trust title to, and possession of, all the property, rights, privileges, powers, immunities and franchises of the Westin Companies and otherwise carry out the purposes of this Agreement. With respect to any license, certificate, approval, authorization, agreement, contract, lease, easement and other commitment included in the Westin Companies' assets which requires the consent of any third Person to the Merger or any other transaction contemplated hereby, if any such consent has not been obtained prior to the Effective Time, thereafter the LLC and each of the Members shall cooperate with the Surviving Trust and Starwood Corp. at their request in endeavoring to obtain such consent promptly, and if any such consent is unobtainable, to use all reasonable efforts to secure to the Surviving Trust and Starwood Corp. the benefits thereof in some other manner; provided, however, that nothing herein shall relieve any of the LLC or the Members of their respective obligations under Section 6.5.

     6.25. TRANSFER OF CERTAIN RIGHTS OF LLC. At the Closing, the LLC shall transfer, assign and convey any and all rights and interests to which it is entitled to under the Amended and Restated Stock Purchase Agreement, dated as of May 12, 1995, among Westin Hotel Holding Corp., Westin Hotel L.L.C., Ceasar Park Hotel Investment, Inc. and Aoki Corporation, and any other agreements entered into in connection therewith (collectively, the "Aoki Agreement"), to the Starwood Companies; provided, however, that to the extent that any such transfer, assignment or conveyance would constitute a breach of the Aoki Agreement, this Agreement (and any related documents delivered at the Closing) shall not constitute an actual or attempted transfer, assignment or conveyance of the Aoki Agreement unless and until the consent or waiver of such breach is obtained from the parties to the Aoki Agreement other than the Westin Companies. To the extent that the consents and waivers referred to in the proviso to the immediately preceding sentence are not obtained prior to the Closing, (x) each Member and the LLC shall use all reasonable efforts to (A) provide or cause to be provided to the Starwood Companies the benefits of the Aoki Agreement, (B) cooperate in any arrangement, reasonable and lawful as to both the Members and the LLC and the Starwood Companies, designed to provide such benefits to the Starwood Companies and (C) enforce for the account of the Starwood Companies any rights of the Members and the LLC arising from the Aoki Agreement, including all rights to payments and to indemnification, in each case after consulting with and upon the advice and direction of the Starwood Companies. In connection with the foregoing, the Members and the LLC agree to make their personnel, and applicable books and records, reasonably available to the Starwood Companies (at no cost to the Starwood Companies) in order to effect all actions reasonably required to be taken under this Section 6.26. The Starwood Companies agree to reimburse the Members and the LLC for all reasonable out-of-pocket expenses incurred by them in connection with the foregoing.

     6.26. NOMURA CONSENTS. Nomura hereby agrees to provide the consents to the transactions contemplated by this Agreement described in Section 7.2(l).

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

     6.27. ESCROW ARRANGEMENT. The Members and the LLC shall use all reasonable efforts to establish, on or prior to the Closing Date, the escrow arrangement contemplated by Section 7.2(k).

     6.28. ADDITIONAL AGREEMENTS WITH NOMURA. On or prior to March 28, 1998, Nomura will not securitize indebtedness held by it relating to Denver (with an aggregate principal amount of $45 million plus $8.5 million of preferred equity) or to St. John (currently with an aggregate principal amount of $20 million) and will allow the Starwood Companies to prepay all of such indebtedness (and preferred equity) plus all breakage costs relating to any related U.S. Treasury hedge positions (it being understood that Nomura will use its best efforts to minimize such costs, including, but without limitation, "rolling" such hedge positions into the new loans referred to below), but otherwise without premium or penalty, on or prior to March 29, 1998. Concurrently therewith, Starwood Trust will borrow from Nomura no less than $67.6 million principal amount of indebtedness secured by one or more first mortgages (the underlying property of which, in Nomura's reasonable judgment, is promptly capable of supporting an optimal securitization of such indebtedness with a structure and pursuant to documentation which is usual and customary for securitizations by Nomura and which satisfy rating agency standards) on comparable quality assets as Denver and St. John and on terms that will provide Nomura with comparable pricing, fees, debt service coverage, collateralization, amortization and other economic terms, in the aggregate, as Nomura would have received had the indebtedness of Denver and St. John been securitized by Nomura instead of being prepaid.

     The contemplated loans on Atlanta aggregating up to $34.2 million will not be secured by any lien or encumbrance on the equity interests in Westin Portman Peachtree II L.L.C. On the Closing Date, the $15 million of related credit enhancement from the Members for capital improvements over three years will become credit enhancement (on the same terms and conditions) from Starwood Corporation and the Starwood Operating Partnership and the Members will be released by Nomura and its affiliates from any obligation on such credit enhancement after such date. Securitization of the indebtedness related to Atlanta may proceed as planned by Nomura.

                                  ARTICLE VII

                                   CONDITIONS

     7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger and the other transactions contemplated hereby is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

     (a) Stockholder Approval. This Agreement shall have been duly approved by holders of Starwood Trust Shares and Starwood Corp. Shares constituting the number of Starwood Trust Shares and Starwood Corp. Shares required to approve this Agreement in accordance with applicable law and the Declaration of Trust and Articles of Incorporation, as applicable, and Trust Regulations and by-laws, as applicable, of Starwood Trust and Starwood Corp., the laws of the State of Maryland and the rules of the NYSE (the "Requisite Vote"), and the Merger shall have been duly approved by the holders of Starwood Trust Shares and Starwood Corp. Shares constituting the Requisite Vote.

     (b) Regulatory Consents. The waiting period applicable to the consummation of the Merger and the other transactions contemplated hereby under the HSR Act shall have expired or been terminated and, other than the filings provided for in Section 1.7, all notices, reports and other filings required to be made prior to the Effective Time by the Westin Companies and the Starwood Companies or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Westin Companies or the Starwood Companies or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Westin Companies and the Starwood Companies shall have been made or obtained (as the case may be), except those the failure to make or to obtain are not, individually or in the aggregate, reasonably likely to have a Westin Material Adverse Effect or a Starwood Material Adverse Effect or to provide a reasonable basis to conclude that the parties hereto or any of their affiliates or respective directors, officers, agents, advisors or other representatives would be subject to the risk of criminal liability.

     (c) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated hereby (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding therefor.

     7.2. CONDITIONS TO OBLIGATIONS OF THE STARWOOD COMPANIES. The obligations of the Starwood Companies to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction or waiver by the Starwood Companies at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Westin Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date and except to the extent that the Westin Companies have furnished revised sections of the Westin Disclosure Letter (in which case such representations and warranties shall speak as of the date the last revisions to the Westin Disclosure Letter are furnished to the Starwood Companies)), and the Starwood Companies shall have received a certificate to such effect signed on behalf of the Westin Companies by the chief financial officer and secretary of Worldwide provided, however, that notwithstanding anything herein contained to the contrary, this Section 7.2(a) shall be deemed to have been satisfied even if (i) such representations or warranties were not true and correct on the date of this Agreement but are so true and correct on the Closing Date or (ii) any such representation or warranty (other than the representations and warranties contained in Section 5.1(a), 5.1(b), 5.1(c), 5.1(e), 5.1(o), 5.1(t) and 5.1(u)) is untrue as written but such representation or warranty would be true if any or all of the documents listed on Schedule 7.2(a) hereof and the contents thereof (other than any documents referenced in any such documents that are not themselves also listed on Schedule 7.2(a) hereof) were incorporated as exceptions to such representation and warranty.

     (b) Performance of Obligations of the Westin Companies. The Westin Companies shall have performed in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date and the Starwood Companies shall have received a certificate to such effect signed on behalf of the Westin Companies by the chief financial officer and secretary of Worldwide to such effect.

     (c) Legal Opinion. (i) No later than the earliest to occur of (a) November 25, 1997, (b) the date of the occurrence of the transaction contemplated in
Section 6.1(b)(iv)(a) hereof and (c) the date of the occurrence of the transaction contemplated in Section 6.1(b)(iv)(d), the Starwood Companies shall have received the opinion of Sidley & Austin, special counsel to the Starwood Companies, subject to assumptions reasonably acceptable to the Westin Companies, to the effect that (A) the Merger will constitute a "reorganization" with the meaning of Section 368(a) of the Code and (B) Starwood Trust will continue to qualify as a REIT for U.S. federal income tax purposes after consummation of the transactions contemplated by this Agreement.

     (ii) The Starwood Companies shall have received the opinion of Sidley & Austin, special counsel to the Starwood Companies, dated the Closing Date, in substantially the form attached hereto as Annex E-1, which opinion shall restate as of the Closing Date the opinion described in Section 7.2(c)(i).

     (iii) Starwood Trust shall have received an opinion of Sullivan & Cromwell, special counsel to the Westin Companies, dated the Closing Date, substantially in the form attached hereto as Annex E-3.

     (d) Accountants Letter. The Starwood Companies shall have received from Arthur Andersen LLP the "comfort letter" described in Section 6.5(b).

     (e) Fairness Opinion. The Special Committee of Disinterested Trustees of the Board of Trustees of Starwood Trust and the Special Committee of Disinterested Directors of the Board of Directors of Starwood Corp. shall have received an opinion of Morgan Stanley & Co. Incorporated, in a form satisfactory to each board, to the effect that the Merger, the Subsidiary Contributions and the other transaction contemplated by this Agreement are fair, from a financial point of view, to Starwood Trust and Starwood Corp.

     (f) Material Adverse Change. There shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, properties, business or results of operations of the Westin Companies and their Subsidiaries taken as a whole or any development or combination of developments individually or in the aggregate, that has had or is reasonably likely to have a Westin Material Adverse Effect.

     (g) Change in Tax Laws. There shall not have been any changes in the U.S. federal income tax laws that materially and adversely affects the ability of Starwood Trust to consummate the Merger as a "tax-free reorganization" under the Code or on the ability of Starwood Trust to maintain its status as a REIT for purposes of the Code.

     (h) Financing. There shall have been no change in the general economic, financial or market conditions in the United States that materially and adversely affects that ability of the Starwood Companies to obtain the financing necessary to consummate the transactions contemplated by this Agreement.

     (i) FIRPTA Certificate. LLC, each Member and any other person receiving Starwood Securities or other consideration pursuant to this Agreement shall have delivered to the Starwood Companies a certification of nonforeign status, in form and substance reasonably satisfactory to the Starwood Companies, in accordance with Treas. Reg. sec. 1.1445-2(b), and the Starwood Companies shall have no actual knowledge that such certification is false or receive a notice that the certification is false pursuant to Treas. Reg. sec. 1.1445-4.

     (j) Consents. The owners of hotels party to management, franchise or similar agreements with the Westin Companies and the unaffiliated third party investors in Joint Venture Affiliates and ground lessors of Hotels (or the properties on which such Hotels are located) from whom consents, approvals or authorizations are required to be obtained in connection with the consummation of the transactions contemplated by this Agreement shall not have delivered written notices of their intention to terminate such agreements or ground leases ("Termination Notices"); provided that this condition shall be deemed to have been satisfied unless the projected 1998 management fee and/or franchise fee and/or other revenues (other than marketing fees (including portions of management and franchise fees that are allocated to marketing fees) and reimbursed expenses and other revenue items that do not result in a profit for the Westin Companies) from all such contracts in respect of which such notices have been received, equal or exceed, in the aggregate, $8,000,000; provided, further, that this condition shall be deemed to have been waived by the Starwood Companies if the Starwood Companies do not elect not to consummate the transactions contemplated by this Agreement as a result of the failure to satisfy this condition on or prior to November 25, 1997; provided, however, that in the event the transaction described on Section 6.1(b)(iv)(a) shall not have occurred prior to November 25, 1997, the foregoing reference to November 25, 1997 shall be deemed to be a reference to the earlier to occur of (i) the occurrence of the transaction contemplated by Section 6.1(b)(iv)(a) or (ii) the date that is fourteen days before the Stockholders' Meeting referred to in
Section 6.4. For purposes of the foregoing sentence, 50% of the projected 1998 management fee and/or franchise fee and/or other revenues with respect to management, franchise or similar agreements that are subject to the provisions of the License and Master Assignment Agreement, dated as of May 12, 1995, among Westin International Asia Pacific Corporation, Aoki Corporation, Westin Hotel Company and the other parties thereto, shall be included in determining whether the $8,000,000 threshold in the previous sentence has been equaled or exceeded. Notwithstanding the foregoing, applicable written consents or approvals (as distinguished form Termination Notices), including such approvals as are required for modifications to Joint Venture Agreements and/or the execution of supplementary agreements reasonably required for the continued ownership of Joint Venture Affiliates in a manner consistent with the REIT or Paired Share qualification requirements applicable to the Starwood Companies, shall be required from such owners, unaffiliated third party investors or ground lessors (collectively, the "Third Parties"), as applicable, with respect to the assets identified on Schedule 7.2(j), and the failure to obtain any such consent or approval from the applicable Third Party shall be deemed to be the delivery by such Third Party of a Termination Notice for purposes of the first proviso to the first sentence of this Section 7.2(j).

     (k) Other Agreements. WHWE, Woodstar, Nomura and Bartels shall have executed and delivered an indemnity agreement in the form agreed to on the date hereof (the "Other Agreement"), and there shall have been established, on or prior to the Closing Date, with respect to the matters described in the Other Agreement, an escrow arrangement relating to the Starwood Securities received by the stockholders of the Westin Subsidiaries other than WHWE, Woodstar, Nomura and Bartels, in form and substance reasonably satisfactory to the Starwood Companies, providing for the same pro rata economic effect with respect to such stockholders as the Other Agreement provides for WHWE, Woodstar, Nomura and Bartels.

     (l) Nomura Consents. Nomura and Property Acquisition Trust, as the case may be, shall have consented to the transactions contemplated by this Agreement under all debt agreements relating to indebtedness of the Joint Venture Affiliates, Westin Companies and their respective Subsidiaries and under any joint venture agreements, limited liability agreements or partnership agreements to which Nomura is a party; provided, however, the foregoing shall not require Nomura to consent to the assumption by any of the Starwood Companies of the Subordinated Debt of Westin Hotel Company issued to Nomura pursuant to the Subordinated Note and Class B Purchase Agreement dated as of May 12, 1995 among Nomura and certain Westin Companies or the Participation Agreement dated as of May 12, 1995, among Nomura, the Members, the LLC and the other parties thereto and nothing herein shall be deemed to be such a consent.

     7.3. CONDITIONS TO OBLIGATION OF THE WESTIN COMPANIES. The obligations of the Westin Companies to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction or waiver by the Westin Companies at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Starwood Companies set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date and except to the extent that the Starwood Companies have furnished revised sections of the Starwood Disclosure Letter (in which case such representations and warranties shall speak as of the date the last revisions to the Starwood Disclosure Letter are delivered to the Westin Companies and the Members), and the Westin Companies shall have received a certificate to such effect signed on behalf of the Starwood Companies by the Chief Financial Officer and Secretary of Starwood Trust and of Starwood Corp. to such effect.

     (b) Performance of Obligations of the Starwood Companies. The Starwood Companies shall have performed in all material respects all material obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Westin Companies shall have received a certificate signed on behalf of Starwood Trust and Starwood Corp. by the Chief Financial Officer and Secretary of Starwood Trust and Starwood Corp., respectively, to such effect.

     (c) Legal Opinion. (i) No later than the earliest to occur of (a) November 25, 1997, (b) the date of the occurrence of the transaction contemplated by
Section 6.1(c)(iv)(a), and (c) the date of the occurrence of the transaction contemplated in Section 6.1(b)(iv)(d), the Westin Companies shall have received the opinion of Sidley & Austin, special counsel to the Starwood Companies, subject to assumptions reasonably acceptable to the Westin Companies, to the effect that (A) the Merger will constitute a "reorganization" with the meaning of Section 368(a) of the Code and (B) Starwood Trust will continue to qualify as a REIT for U.S. federal income tax purposes after consummation of the transactions contemplated by this Agreement.

     (ii) The Westin Companies shall have received the opinion of Sidley & Austin, special counsel to the Starwood Companies, dated the Closing Date, in substantially the form attached hereto as Annex E-1, which opinion shall restate as of the Closing Date the opinion described in Section 7.3(c)(i).

     (iii) The Westin Companies shall have received the opinion of Sidley & Austin, special counsel to the Starwood Companies, dated the Closing Date, in substantially the form attached hereto as Annex E-2-A, and the opinion of Piper & Marbury LLP, special counsel to the Starwood Companies, dated the Closing Date, in substantially the form attached hereto as Annex E-2-B.

     (d) Accountant Letters. The Westin Companies shall have received the "comfort letter" described in Section 6.5(b).

     (e) Registration Rights Agreement. Starwood Trust and Starwood Corp. shall have executed and delivered the Registration Rights Agreement substantially in the form of Annex F hereto.

     (f) Material Adverse Change. There shall not have occurred, since the date of this Agreement, any material adverse change in the financial condition, properties, business or results of operations of the Starwood Companies and their Subsidiaries taken as a whole or any development or combination of developments individually or in the aggregate, that has had or is reasonably likely to have a Starwood Material Adverse Effect.

     (g) Registration and Listing. Starwood Trust and Starwood Corp. will register and list on the NYSE the shares of Starwood Paired Shares issuable in exchange for Class A EPS and Class B EPS issued pursuant to the transactions contemplated by this Agreement pursuant to the Registration Rights Agreement and such Starwood Paired Shares shall have been authorized for listing on the NYSE upon official notice of issuance. In the event of a Change in Control of the Starwood Companies in which the stockholders of the Starwood Companies receive registered securities of another Person, it shall be a condition to the consummation of such Change in Control transaction that the Person that acquires the Starwood Companies in such Change in Control, or the surviving entity in such Change in Control transaction, shall establish an effective registration statement with respect to the securities of such Person received by the Members or their transferees in such a transaction that permits the sale of such securities by such Members or transferees in a registered public offering for so long as such a registration statement is required for the Members or their transferees to sell publicly such shares.

     (h) Subordinated Debt. The Subordinated Debt referred to in Section 7.2(l) shall have been repaid in full unless Nomura shall have otherwise agreed in writing.

                                  ARTICLE VIII

                                  TERMINATION

     8.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of Starwood Corp. and the shareholders of Starwood Trust referred to in Section 7.1(a), by mutual written consent of the Westin Companies and Starwood Companies by action of their respective Boards of Trustees or Directors.

     8.2. TERMINATION BY EITHER THE STARWOOD COMPANIES OR WESTIN COMPANIES. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Trustees, Boards of Directors or Boards of Managers of Starwood Corp., Starwood Trust or the LLC, as the case may be, if (i) the Merger shall not have been consummated by January 31, 1998, whether such date is before or after the date of approval by the stockholders of Starwood Trust and the unitholders of Starwood Corp. (the "Termination Date"), (ii) the approval of the stockholders of Starwood Corp., and the unitholders of Starwood Trust as required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger or the other transactions contemplated hereby shall become final and non-appealable (whether before or after the approval by the stockholders of Starwood Trust and Starwood Corp.); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached (or whose Affiliate has breached) in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     8.3. TERMINATION BY THE WESTIN COMPANIES. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of Starwood Corp. and the unitholders of Starwood Trust, as required by Section 7.1(a), by action of the Board of Managers of the LLC if (i) the Board of Trustees of Starwood Trust or the Board of Directors of Starwood Corp. shall have withdrawn or adversely modified its approval or recommendation of this Agreement in a manner adverse to the Westin Companies, (ii) there has

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

been a material breach by the Starwood Companies of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach or (iii) as contemplated by penultimate sentence of Section 9.14(b).

     8.4. TERMINATION BY STARWOOD TRUST OR STARWOOD CORP. This Agreement may be terminated and the Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Starwood Corp. or the shareholders of Starwood Trust as required by Section 7.1(a), by action of the Board of Directors of Starwood Corp. or the Board of Trustees of Starwood Trust if (i) there has been a material breach by the Westin Companies of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Starwood Companies to the party committing such breach (provided that if such 30-day period would but for this proviso extend past January 2, 1998, such period shall be deemed to end on January 2, 1998) or (ii) as contemplated by the penultimate sentence of Section 9.14(a), in the case of either (i) or (ii) above, by action to such effect of the Board of Directors of Starwood Corp. or the Board of Trustees of Starwood Trust.

     8.5. EFFECT OF TERMINATION AND ABANDONMENT.

     (a) In the event of termination of this Agreement and the abandonment of the Merger and the other transactions contemplated hereby pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its trustees, directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any wilful breach of this Agreement.

     (b) In the event that (a) this Agreement is terminated by the Westin Companies pursuant to Section 8.3, (b) the condition set forth in Section 7.1(a) shall not have been satisfied and this Agreement shall have been terminated pursuant to Section 8.2, (c) the Starwood Companies shall have failed to satisfy any of the conditions set forth in Section 7.3(a), (b), (c)(i), (c)(ii), (d),
(e) or (g) on or prior to the Closing Date and the Westin Companies shall, by written notice delivered to Starwood Trust, elect not to consummate the transactions contemplated hereby as a result of such failure or (d) the Starwood Companies otherwise fail to consummate the transactions contemplated by this Agreement, then the Starwood Companies shall promptly, but in no event later than five business days after the date of such event, pay the Westin Companies a termination fee of $5,000,000 and shall promptly, but in no event later than five business days after the date of such event, pay all the charges and expenses incurred by the Westin Companies and the Members in connection with this Agreement and the transactions contemplated by this Agreement in an amount not to exceed $5,000,000, in each case payable by wire transfer of same day funds; provided, however, that no such payment shall be required in the event that (i) the Westin Companies shall have failed, after the expiration of 30 days after receipt by the Westin Companies of written notice of such failure during which the Westin Companies shall have the opportunity to cure any such failure, provided, that such cure period shall not extend beyond January 2, 1998 unless the parties shall have agreed to extend the Closing Date to a date that is later than January 2, 1998 to satisfy any condition specified in Section 7.2 that is required to be satisfied by the Westin Companies prior to the Closing Date, (ii) the Starwood Companies elect not to consummate the transactions as a result of the failure of the satisfaction of the condition specified in Section 7.1(b) or
(c) or 7.2(a), (b), (c)(iii), (d), (f), (g), (i), (j), (k) or (l) or Section
9.14 or (iii) the Starwood Companies fail to deliver the opinions of Sidley & Austin required to be delivered by Section 7.3(c)(i) or (ii), and the sole cause of such failure is a change in the factual circumstances of the Westin Companies occurring after the date hereof that causes one or more explicit assumptions contained in the opinion attached hereto as Annex E-1 to be untrue as of the Closing Date. The Starwood Companies' payment shall be the sole and exclusive remedy of the Westin Companies against the Starwood Companies and any of their Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the breach of any covenant or agreement giving rise to such payment. The Starwood Companies acknowledge that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Westin Companies would not enter into this Agreement.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

     9.1. SURVIVAL AND INDEMNIFICATION. This Article IX and the agreements of the Westin Companies, the Members and the Starwood Companies contained in Sections 1.4 (Working Capital Adjustments), 6.6 (b) (Taxation), 6.9 (Registration and Stock Exchange Listing), 6.11 (Benefits), 6.12 (Expenses),
6.15 (Name and Management of Starwood Corp. and Starwood Trust.), 6.16 (Additional Covenants), 6.20 (Liquor and other Licenses), 6.21 (Solicitation of Employees), 6.28 (Additional Agreements with Nomura), 7.3(g) (Registration and Listing) and 9.10 (Transfer Taxes) and this Section 9.1 shall survive the consummation of the Merger. This Article IX, the agreements of the Westin Companies, the Members and the Starwood Companies contained in Section 6.12 (Expenses), Section 6.18 (Closing after January 2, 1998), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. MODIFICATION OR AMENDMENT. Subject to the provisions of applicable law, at any time prior to or after the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger and the other transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     9.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND

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

HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 9.5.

     9.6. NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:
if to the Starwood Companies

Starwood Lodging Trust
c/o Starwood Capital Group
3 Pickwick Plaza
Suite 2500
Greenwich, Connecticut 06830
Attention: Chairman
Fax: (203) 861-2101

(with a copy to Sherwin Samuels, Esq.,
Sidley & Austin,
555 West Fifth Street,
Los Angeles, California 90013
Fax: (213) 896-6600.)

if to the Westin Companies

WHWE L.L.C.
c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Stuart M. Rothenberg
        Barry S. Volpert
Fax: (212) 357-5505

and to:

Woodstar Investor Partnership
c/o Starwood Capital Group, L.P.
Three Pickwick Plaza, Suite 250
Greenwich, Connecticut 06830
Attention: Barry S. Sternlicht
Fax: (203) 861-2101

and to:

Juergen Bartels
Westin Hotel Company
The Westin Building
2001 Sixth Avenue
Seattle, Washington 98121
Fax: (206) 443-8932

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

and to:

Nomura Asset Capital Corporation
2 World Financial Center
Building B
New York, New York 10281
Attention: Daniel S. Abrams
Fax: (212) 667-1022

(with a copy to Joseph C. Shenker, Esq.,
Sullivan & Cromwell,
125 Broad Street, New York, NY 10004
Fax: (212) 558-3588

and with a copy to Gary Silverman, Esq.
Kirkland & Ellis
200 East Randolph Drive
Chicago, Illinois 60601
Fax: (312) 861-2200.)

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7. ENTIRE AGREEMENT; NO OTHER REPRESENTATIONS. Except as expressly agreed in a separate writing signed by the parties hereto on or after the date of this Agreement, this Agreement (including any exhibits hereto), the Westin Disclosure Letter, the Starwood Disclosure Letter, the Registration Rights Agreement, the Confidentiality Agreement, dated January 8, 1997, between Starwood Trust and W&S Hotel L.L.C. (the "Confidentiality Agreement") and the Other Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF THE STARWOOD COMPANIES NOR ANY OF THE WESTIN COMPANIES MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

     9.8. NO THIRD PARTY BENEFICIARIES. Except with respect to injunctive relief in respect of Section 6.11 (Benefits), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9. OBLIGATIONS OF THE STARWOOD COMPANIES AND OF THE WESTIN COMPANIES. Whenever this Agreement requires a Subsidiary of a Starwood Company to take any action, such requirement shall be deemed to include an undertaking on the part of such Starwood Company to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of a Westin Company to take any action, such requirement shall be deemed to include an undertaking on the part of such Westin Company and the Members to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Trust to cause such Subsidiary to take such action.

     9.10. TRANSFER TAXES. Any liability arising out of the transactions contemplated hereby in respect of any state or local real property, transfer, documentary transfer, recording or other transfer tax shall be borne by

Starwood Trust, Starwood Corp., Starwood Realty Partnership or Starwood Operating Partnership, as applicable, and expressly shall not be a liability of the stockholders of the Westin Companies.

     9.11. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.12. INTERPRETATION; CERTAIN DEFINED TERMS.

     (a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Annex, Schedule or Exhibit, such reference shall be to a Section of or Exhibit or Annex to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." For purposes of this Agreement, "indebtedness" includes indebtedness for borrowed money and capitalized lease obligations.

     (b) As used in this Agreement, the term (1) "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person, and (2) "Purchased Entities" means the Westin Subsidiaries and their Subsidiaries and all other entities of which any of Westin Subsidiaries or any of their Subsidiaries has a direct ownership interest, including the Joint Venture Affiliates.

     9.13. SUCCESSORS AND ASSIGNS. (a) The rights of each party under this Agreement shall not be assignable by such party prior to the Effective Time without the written consent of each of the other parties. Following the Effective Time, any party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of the Starwood Companies, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Except as provided in Section 6.11, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 9.13 any right, remedy or claim under or by reason of this Agreement.

     9.14. DISCLOSURE LETTER UPDATING. (a) The Westin Companies may revise the Westin Disclosure Letter to reflect any changes that occur after the date hereof or to reflect matters coming to the attention of the Westin Companies after the date hereof by delivering a revised Westin Disclosure Letter (or portion thereof) to the Starwood Companies at any time prior to ten business days prior to the Closing Date, marked to show changes from the most recent previously delivered Westin Disclosure Letter (or such portion thereof). The Starwood Companies shall have the right to review the revised Westin Disclosure Letter (or such portion thereof) for a period of ten business days after receipt thereof. If during such ten business-day period the Starwood Companies shall have made a reasonable determination that the revised information contained in the Westin Disclosure Letter (or such portion thereof), together, in the case of the first revision to the Westin Disclosure Letter, with any document referred to in the Westin Disclosure Letter as of the date hereof which is not listed in
Schedule 7.2(a) (without giving effect to any revision thereof occurring after the date hereof), would have on the Closing Date caused the condition set forth in Section 7.2(a) not to have been satisfied, the Starwood Companies shall have the right to deliver a notice to the Westin Companies during such period to the effect that the Starwood Companies are electing to terminate this Agreement pursuant to Section 8.4. If the Starwood Companies do not give such notice within such period, the Starwood Companies shall be deemed to have accepted such revisions and/or the inclusion of such additional documents as a revision to Schedule 7.2(a), and the Westin Disclosure Letter shall be deemed to be superseded by the revised Westin Disclosure Letter.

     (b) The Starwood Companies may revise the Starwood Disclosure Letter to reflect any changes that occur after the date hereof or to reflect matters coming to the attention of the Starwood Companies after the date hereof by delivering a revised Starwood Disclosure Letter (or portion thereof) to the Westin Companies and the Members at any time prior to ten business days prior to the Closing Date, marked to show changes from the most recent previously delivered Starwood Disclosure Letter (or such portion thereof). The Westin Companies shall have the right to review the revised Starwood Disclosure Letter (or such portion thereof) for a period of ten business days after receipt thereof. If during such ten business-day time period the Westin Companies and the Members shall have made a reasonable determination that the revised information contained in the Starwood Disclosure Letter (or such portion thereof) would have on the Closing Date caused the condition set forth in
Section 7.3(a) not to have been satisfied, the Westin Companies shall have the right to deliver a notice to the Starwood Companies during such period to the effect that the Westin Companies and the Members are electing to terminate this Agreement pursuant to Section 8.3. If the Westin Companies and the Members do not give such notice within such period, the Westin Companies shall be deemed to have accepted such revisions, and the Starwood Disclosure Letter shall be deemed to be superseded by the revised Starwood Disclosure Letter.

     9.15. INDEX TO DEFINED TERMS. The capitalized terms set forth below have been defined herein in the respective Sections or other parts hereof set forth below:

                        DEFINED TERM                                 SECTION OR OTHER PART
                        ------------                                 ---------------------
Acquisition Expenses........................................    Sec. 6.12
Actual Scheduled Expenditures...............................    Sec. 1.3(d)
Actual Unscheduled Expenditures.............................    Sec. 1.3(e)
Affiliate...................................................    Sec. 9.12(b)
Affiliates Letter...........................................    Sec. 6.8
Agreement...................................................    Caption
Assume......................................................    Sec. 1.1(c)
Atlanta.....................................................    Caption
Atlanta Shares..............................................    Sec. 1.1(c)
Audit Date..................................................    Sec. 5.1(f)
Auditor.....................................................    Sec. 1.4(e)
Bankruptcy and Equity Exception.............................    Sec. 5.1(c)
Bartels.....................................................    Caption
Budgeted Scheduled Expenditures.............................    Sec. 1.3(d)
Class A EPS.................................................    Sec. 1.3(a)(i)
Class B EPS.................................................    Sec. 1.3(a)(i)
Certificate.................................................    Sec. 1.3(a)(i)
Closing Balance Sheets......................................    Sec. 1.4(b)
Closing Working Capital.....................................    Sec. 1.4(f)
Code........................................................    4th Recital
Compensation and Benefit Plans..............................    Sec. 5.1(h)(i)
Confidentiality Agreement...................................    Sec. 9.7
Consumables.................................................    Sec. 5.1(p)(ix)
Contract....................................................    Sec. 5.1(q)(ii)
Current Assets..............................................    Sec. 1.4(f)
Current Liabilities.........................................    Sec. 1.4(f)
Declaration of Trust........................................    Sec. 2.1
Delaware Certificate of Merger..............................    Sec. 1.7
Denver......................................................    Caption
Denver Shares...............................................    Sec. 1.1(c)

                        DEFINED TERM                                 SECTION OR OTHER PART
                        ------------                                 ---------------------
DGCL........................................................    Sec. 1.2
Dissenting Shares...........................................    Sec. 1.3(a)(i)
Dissenting Stockholders.....................................    Sec. 1.3(a)(i)
Documents...................................................    Sec. 5.1(p)(ix)
Effective Time..............................................    Sec. 1.7
Environmental Laws..........................................    Sec. 5.1(j)(i)
Environmental Property Transfer Acts........................    Sec. 5.1(j)(vii)
ERISA.......................................................    Sec. 5.1(h)(i)
ERISA Affiliate.............................................    Sec. 5.1(h)(i)
Estimated Working Capital...................................    Sec. 1.4(a)
Estimated Working Capital Balance Sheet.....................    Sec. 1.4(a)
Exchange Act................................................    Sec. 5.2(d)(1)
Excluded Shares.............................................    Sec. 1.3(a)(i)
Fixtures and Tangible Personal Property.....................    Sec. 5.19(p)(ix)
GAAP........................................................    Sec. 1.4(f)
Government Antitrust Entity.................................    Sec. 6.5(f)
Governmental Entity.........................................    Sec. 5.1(d)(i)
Governmental Consents.......................................    Sec. 7.1(b)
Hazardous Substance.........................................    Sec. 5.1(j)(v)
Hotel.......................................................    Sec. 5.1(p)(ix)
Hotel Agreement.............................................    Sec. 5.1(p)(ix)
Hotel Names.................................................    Sec. 5.1(p)(ix)
HSR Act.....................................................    Sec. 5.1(d)(i)
Improvements................................................    Sec. 5.1(p)(ix)
Intellectual Property Rights................................    Sec. 5.1(r)(vii)
IRS.........................................................    Sec. 5.1(h)(ii)
Joint Venture Affiliates....................................    Sec. 5.1(s)
Joint Venture Agreement.....................................    Sec. 5.1(s)
Land........................................................    Sec. 5.1(p)(ix)
Lauderdale..................................................    Caption
Lauderdale Shares...........................................    Sec. 1.1(b)
Laws........................................................    Sec. 5.1(i)
Leased Properties...........................................    Sec. 5.1(p)(ii)
Lien........................................................    Sec. 5.1(p)(ix)
LLC.........................................................    Caption
Maryland Articles of Merger.................................    Sec. 1.7
Maryland Assessments Department.............................    Sec. 1.7
MCA.........................................................    Sec. 1.2
Members.....................................................    Caption
Merger......................................................    1st Recital
Merger Consideration........................................    Sec. 1.3(a)(i)
Multiemployer Plan..........................................    Sec. 5.1(h)(i)
Nomura......................................................    Caption
NYSE........................................................    Sec. 5.2(d)(i)
Order.......................................................    Sec. 7.1(c)
Owned Properties............................................    Sec. 5.1(p)(i)
Pension Plan................................................    Sec. 5.1(h)(ii)
Permitted Liens.............................................    Sec. 5.1(p)(i)
Prepayable Debt.............................................    Sec. 6.1(c)
Proposed Expenditure........................................    Sec. 1.3(e)
Proxy Statement.............................................    Sec. 6.3

                        DEFINED TERM                                 SECTION OR OTHER PART
                        ------------                                 ---------------------
Purchased Entities..........................................    Sec. 9.12(b)
Real Property, Real Properties..............................    Sec. 5.1(p)(iv)
Real Property Entity, Real Property Entities................    Sec. 5.1(p)(i)
Real Property Laws..........................................    Sec. 5.1(p)(viii)
Real Property Permits.......................................    Sec. 5.1(p)(vii)
Redistributed Subsidiary Shares.............................    Sec. 1.1(g)
REIT........................................................    Sec. 5.2(k)
Representatives.............................................    Sec. 6.7
Requisite Vote..............................................    Sec. 7.1(a)
St. John....................................................    Caption
St. John Shares.............................................    Sec. 1.1(d)
Seattle.....................................................    Caption
Seattle Shares..............................................    Sec. 1.1(a)
Securities Act..............................................    Sec. 5.1(t)(ii)
Significant Subsidiaries....................................    Sec. 5.2(a)
Single Employer Plan........................................    Sec. 5.1(h)(iii)
Space Leases................................................    Sec. 5.1(p)(i)(5)
Starwood Affiliated Group...................................    Sec. 5.2(i)
Starwood Audit Date.........................................    Sec. 5.2(e)
Starwood Companies..........................................    Caption
Starwood Corp...............................................    Caption
Starwood Corp. Shares.......................................    Sec. 5.2(b)
Starwood Disclosure Letter..................................    Sec. 5.2
Starwood Material Adverse Effect............................    Sec. 5.2(a)
Starwood Operating Partnership..............................    Caption
Starwood Operating Partnership Units........................    Sec. 1.1(d)
Starwood Realty Partnership.................................    Caption
Starwood Realty Partnership Units...........................    Sec. 1.1(a)
Starwood Reports............................................    Sec. 5.2(e)
Starwood Securities.........................................    Sec. 6.16(f)
Starwood Trust..............................................    Caption
Starwood Trust Requisite Vote...............................    Sec. 5.2(c)(i)
Starwood Trust Shares.......................................    Sec. 5.2(b)
Starwood Trust Stock Plan...................................    Sec. 5.2(b)
Starwood Voting Debt........................................    Sec. 5.2(b)
Stockholders Meeting........................................    Sec. 6.4
Subsidiary..................................................    Sec. 5.1(a)
Subsidiary Contribution.....................................    Sec. 1.1(e)
Surviving Trust.............................................    Caption
Tax, Taxes, Taxable.........................................    Sec. 5.1(l)
Tax Return..................................................    Sec. 5.1(l)
Tax Sharing Arrangement.....................................    Sec. 5.1(l)
Tenant Leases...............................................    Sec. 5.1(p)(ii)
Termination Date............................................    Sec. 8.2
Trademarks..................................................    Sec. 5.1(r)(i)(1)
Transfer....................................................    Sec. 6.16(f)
Westin Affiliated Group.....................................    Sec. 5.1(l)
Westin Companies............................................    Caption
Westin Contracts............................................    Sec. 5.1(d)(ii)
Westin Disclosure Letter....................................    Sec. 5.1
Westin Group................................................    Sec. 1.4(a)

                        DEFINED TERM                                 SECTION OR OTHER PART
                        ------------                                 ---------------------
Westin Material Adverse Effect..............................    Sec. 5.1(a)
Westin Subsidiaries.........................................    Caption
Westin Voting Debt..........................................    Sec. 5.1(b)
WHWE........................................................    Caption
Woodstar....................................................    Caption
Working Capital.............................................    Sec. 1.4(f)
Worldwide...................................................    Caption
Worldwide Debt..............................................    Sec. 1.3(a)
Worldwide Shares............................................    Sec. 1.3(a)

     9.16. STARWOOD TRUST. The name "Starwood Trust" is the designation of Starwood Trust and its Trustees (as Trustees but not personally) under a Declaration of Trust dated August 25, 1969 as amended and restated, and all Persons dealing with Starwood Trust must look solely to Starwood Trust's property for the enforcement of any claims against Starwood Trust, as the Trustees, officers, agents and security holders of Starwood Trust assume no personal obligations of Starwood Trust, and their respective properties shall not be subject to claims of any Person relating to such obligation.

     9.17. NOMURA. The parties hereto acknowledge that Nomura owns a nonvoting membership interest in the LLC and that such interest does not give Nomura the ability to control the ongoing operations and activities of the LLC. The parties agree that Nomura will not be personally liable for the actions of the LLC to the extent it does not have the ability to control the operations, activities or decisions of the LLC.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          W&S Hotel L.L.C.

                                          By: /s/ STUART M. ROTHENBERG

                                            ------------------------------------
                                            Name: Stuart M. Rothenberg
                                            Title: Vice President

                                          WHWE L.L.C.

                                          By: Whitehall Street Real Estate
                                            Limited Partnership V,
                                            Member and Manager

                                          By: WH Advisors, L.P. V,
                                            General Partner

                                          By: WH Advisors, Inc. V,
                                            General Partner

                                          By: /s/ STUART M. ROTHENBERG

                                            ------------------------------------
                                            Name: Stuart M. Rothenberg
                                            Title: Vice President

                                          By: GS Capital Partners, L.P.,
                                              Member and Manager

                                          By: GS Advisors, L.P.,
                                            General Partner

                                          By: GS Advisors, Inc.,
                                            General Partner

                                          By: /s/ RICHARD FRIEDMAN

                                            ------------------------------------
                                            Name: Richard Friedman
                                            Title: President

                                          Woodstar Investor Partnership

                                          By: Marswood Investors, L.P.
                                            General Partner

                                          By: Starwood Capital Group, L.P.
                                            General Partner

                                          By: BSS Capital Partners, L.P.
                                            General Partner

                                          By: Sternlicht Holdings II, Inc.
                                            General Partner

                                          By: /s/ BARRY STERNLICHT

                                            ------------------------------------
                                            Name: Barry Sternlicht
                                            Title: President

                                          Juergen Bartels

                                          /s/ JUERGEN BARTELS

                                          --------------------------------------

                                          Nomura Asset Capital Corporation

                                          By: /s/ DANIEL S. ABRAMS

                                            ------------------------------------
                                            Name: Daniel S. Abrams
                                            Title: Vice President

                                          W&S Lauderdale Corp.

                                          By: /s/ RICHARD MAHONEY

                                            ------------------------------------
                                            Name: Richard Mahoney
                                            Title: Vice Presidents and Treasurer

                                          W&S Seattle Corp.

                                          By: /s/ RICHARD MAHONEY

                                            ------------------------------------
                                            Name: Richard Mahoney
                                            Title: Vice President and Treasurer

                                          Westin St. John Hotel Company, Inc.

                                          By: /s/ RICHARD MAHONEY

                                            ------------------------------------
                                            Name: Richard Mahoney
                                            Title: Vice President and Treasurer

                                          W&S Denver Corp.

                                          By: /s/ RICHARD MAHONEY

                                            ------------------------------------
                                            Name: Richard Mahoney
                                            Title: Vice President and Treasurer

                                          W&S Atlanta Corp.

                                          By: /s/ RICHARD MAHONEY

                                            ------------------------------------
                                            Name: Richard Mahoney
                                            Title: Vice President and Treasurer

                                          Westin Hotels & Resorts Worldwide,
                                          Inc.

                                          By: /s/ RICHARD MAHONEY

                                            ------------------------------------
                                            Name: Richad Mahoney
                                            Title: Vice President and Treasurer

                                          Starwood Lodging Trust

                                          By: /s/ GARY MENDELL

                                            ------------------------------------
                                            Name: Gary Mendell
                                            Title: President

                                          Starwood Lodging Corporation

                                          By: /s/ ERIC DANZIGER

                                            ------------------------------------
                                            Name: Eric Danziger
                                            Title: President

                                          SLT Realty Limited Partnership

                                          By: Starwood Lodging Trust,
                                            General Partner

                                          By: /s/ GARY MENDELL

                                            ------------------------------------
                                            Name: Gary Mendell
                                            Title: President

                                          SLC Operating Limited Partnership

                                          By: Starwood Lodging Corporation,
                                            General Partner

                                          By: /s/ ERIC DANZIGER

                                            ------------------------------------
                                            Name: Eric Danziger
                                            Title: President

                                                                       EXHIBIT B

MORGAN STANLEY

                                                      MORGAN STANLEY & CO.
                                                      INCORPORATED
                                                      1585 BROADWAY
                                                      NEW YORK, NEW YORK 10036
                                                      (212) 761-4000
                                                      SEPTEMBER 9, 1997

The Special Committee of the Disinterested Trustees of the Board of Trustees STARWOOD LODGING TRUST 2231 East Camelback Road, Suite 410 Phoenix, AZ 85016

The Special Committee of the Disinterested Directors of the Board of Directors STARWOOD LODGING CORPORATION 2231 East Camelback Road, Suite 400 Phoenix, AZ 85016

Members of the Special Committees of the Boards:

     We understand that W&S Hotel LLC ("LLC"), Westin Worldwide Hotels and Resorts, Inc. ("Worldwide"), W&S Lauderdale Corp. ("Lauderdale"), W&S Seattle Corp. ("Seattle"), Westin St. John Hotel Company ("St. John"), W&S Denver Corp. ("Denver"), and W&S Atlanta Corp. ("Atlanta") (Worldwide, Lauderdale, Seattle, St. John, Denver and Atlanta are collectively referred to herein as "Westin" or the "Company"), on the one hand, and Starwood Lodging Trust, SLT Realty Limited Partnership, Starwood Lodging Corporation and SLC Operating Limited Partnership (collectively "Starwood"), on the other hand, and certain other parties propose to enter into a Transaction Agreement (dated September 8, 1997) (the "Transaction Agreement") which provides, among other things, for (i) certain reoganization and restructuring transactions within Westin, to be followed by
(ii) the contribution, in each case, by LLC (or its members) of all the issued and outstanding shares of capital stock of Seattle, Lauderdale and Denver to SLT Realty Limited Partnership in exchange for Starwood Realty Partnership Units (as defined in the Transaction Agreement) and the assumption by SLT Realty Limited Partnership of specified indebtedness, (iii) the contribution, in each case, by LLC (or its members) of all the issued and outstanding stock of Atlanta and St. John to SLC Operating Limited Partnership in exchange for Starwood Operating Partnership Units (as defined in the Transaction Agreement) and the assumption of SLC Operating Limited Partnership of specified indebtedness, and (iv) the merger of Worldwide with and into Starwood Lodging Trust. As a result of the series of transactions (the "Transaction") contemplated in the Transaction Agreement and subject to the adjustments provided for in the Transaction Agreement, Starwood will pay in the aggregate approximately $178 million in cash, 6,285,783 shares of Class A Exchangeable Preferred Stock of Starwood Lodging Trust ("A EPS") (as defined in the Transaction Agreement), 5,294,783 shares of Class B Exchangeable Preferred

                                                                  MORGAN STANLEY

Stock of Starwood Lodging Trust ("B EPS") (as defined in the Transaction Agreement), 597,844 Starwood Realty Partnership Units and 393,156 Starwood Operating Partnership Units, and Starwood will assume in the aggregate approximately $1,064 million in indebtedness. Following the Transaction, Westin will be wholly owned by Starwood. The terms and conditions of the Transaction are more fully set forth in the Transaction Agreement.

     You have asked for our opinion as to whether the aggregate consideration to be paid by Starwood to acquire Westin pursuant to the Transaction Agreement is fair from a financial point of view to Starwood.

     For purposes of the opinion set forth herein, we have

        (i) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

        (ii) reviewed certain financial projections prepared by the management of the Company;

        (iii) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

        (iv) reviewed certain publicly available financial statements and other information of Starwood;

        (v) analyzed certain internal financial statements and other financial operating data concerning Starwood prepared by Starwood management;

        (vi) reviewed certain financial projections of Starwood and the Company prepared by the management of Starwood;

        (vii) discussed with the management of Starwood their views of the strategic rationale for the Transaction and the cost savings and other synergies expected to result from the Transaction;

        (viii) reviewed and discussed with management of Starwood its assessment of the impact of the Transaction on the management and franchise contracts of the Company;

        (ix) discussed the past and current operations and financial condition and the prospects of Starwood with senior executives of Starwood, and analyzed the pro forma projected impact of the Transaction on Starwood's financial condition and results of operations;

        (x) reviewed the reported prices and trading activity for the "paired" common stock of Starwood Lodging Corporation and common stock of Starwood Lodging Trust;

        (xi) compared the financial performance of the Company with that of certain other comparable publicly-traded companies and their securities;

        (xii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

        (xiii) participated in discussions and negotiations concerning the Transaction among representatives of the Company and Starwood and their financial and legal advisors;

        (xiv) reviewed the Transaction Agreement, and certain related documents; and

        (xv) reviewed such other information and performed such other analyses as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting management's best currently available estimates and judgments of the future financial performance of the Company and Starwood,

                                                                  MORGAN STANLEY

respectively. We have relied upon, without independent verification, the assumptions of the management of Starwood regarding the cost savings and other synergies expected to result from the Transaction. We have relied upon, without independent verification, the assessment by management of Starwood as to the impact of the Transaction on the management and franchise contracts of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company. We have also assumed that the Transaction will be consummated in accordance with the terms set forth in the Transaction Agreement without material waiver or amendment, and that the Federal income tax consequences of the Transaction to Starwood will be as contemplated by the Transaction Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Special Committee of the Disinterested Trustees of the Board of Trustees of Starwood Lodging Trust and the Special Committee of the Disinterested Directors of the Board of Directors of Starwood Lodging Corporation in connection with the Transaction and will receive a fee for our services, which is contingent on consummation of the transaction. We understand and agree that the Board of Trustees of Starwood Lodging Trust and the Board of Directors of Starwood Lodging Corporation may rely on this opinion as if it were directly addressed to them.

     Based on and subject to the foregoing, we are of the opinion on the date hereof that the aggregate consideration to be paid by Starwood to acquire Westin pursuant to the Transaction Agreement is fair from a financial point of view to Starwood.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ DEVIN I. MURPHY
                                            ------------------------------------
                                            Devin I. Murphy
                                            Principal

                                                                       EXHIBIT C

                             STARWOOD LODGING TRUST
                         1995 LONG-TERM INCENTIVE PLAN
                 (AMENDED AND RESTATED AS OF NOVEMBER 12, 1997)

                                I. INTRODUCTION

     1.1 PURPOSES AND GENERAL. The purposes of the 1995 Long-Term Incentive Plan (the "Plan") of Starwood Lodging Trust (the "Trust"), as amended and restated as of November 12, 1997, are to align the interests of the Trust's shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Trust's growth and success and to advance the interests of the Trust by attracting and retaining officers, key employees, consultants and advisers, as well as qualified persons for service as trustees of the Trust ("Trustees"). For purposes of this Plan, references to employment by or service as an officer, employee, consultant, adviser or Trustee of the Trust shall also mean employment by or service as an officer, employee, consultant, adviser, trustee or director of a subsidiary of the Trust. In addition, references to Trustees include persons elected as Trustees who will begin to serve as Trustees at a future date.

     This Plan seeks to accomplish the foregoing purposes by providing a means whereby (i) options to purchase from the Trust shares of beneficial interest, par value $.01 per share, of the Trust ("Trust Shares") and options to purchase from the Trust shares of common stock, par value $.01 per share, of Starwood Lodging Corporation ("Corporation Shares") may be granted in accordance with
Section II to Eligible Persons and shall be granted, in accordance with Section V, to Trustees, (ii) awards of Trust Shares and Corporation Shares may be granted in accordance with Section III to Eligible Persons ("Restricted Stock Awards"), and shall be granted in accordance with Section V to Trustees (such awards to Trustees and the Restricted Stock Awards are herein referred to as "Stock Awards"), and (iii) Performance Awards may be granted in accordance with
Section IV to Eligible Persons. Pursuant to an Agreement dated June 25, 1980, as amended, between the Trust and Starwood Lodging Corporation (the "Corporation"), all outstanding Trust Shares and Corporation Shares are paired on a one-for-one basis and trade as units consisting of one Trust Share and one Corporation Share ("Paired Shares"). Accordingly, each option to purchase Trust Shares (a "Trust Share Option") shall be paired with an option to purchase an equal number of Corporation Shares (a "Corporation Share Option" and each such paired Trust Share Option and Corporation Share Option is herein referred to as a "Paired Option"); similarly, each award of Trust Shares shall be paired with an award of an equal number of Corporation Shares.

     Each Paired Option or Stock Award may be exercised, terminated, cancelled, forfeited, transferred or otherwise disposed of only in units consisting of Paired Shares. Accordingly, a Trust Share Option, or portion thereof, or an award of a Trust Share, or portion thereof, may be exercised, terminated, cancelled, forfeited, transferred or otherwise disposed of only in connection with, and to the same extent as, the exercise, termination, cancellation, forfeiture, transfer or other disposition of a Corporation Share Option or an award of Corporation Share, as the case may be. The Committee may designate that a Trust Share Option constituting part of a Paired Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (an "incentive share option"). No Corporation Share Option constituting part of a Paired Option hereunder may be an "incentive stock option" within the meaning of
Section 422 of the Code.

     1.2 CERTAIN DEFINITIONS. As used herein, the words set forth in the Glossary contained in Section 7.13 shall have the meanings therein indicated.

     1.3 ADMINISTRATION. This Plan shall be administered by the Committee. Any one or a combination of the following Awards may be made under this Plan to Eligible Persons: (i) Paired Options; (ii) Restricted Stock Awards; (iii) Performance Awards. The Committee may, subject to the terms of this Plan, select Eligible Persons for participation in the Plan and shall determine the form, amount and timing of each Award and, if applicable, the number of Paired Options, shares of Restricted Stock, Paired Shares or Performance Awards subject to such an Award, the exercise price or base price associated with the Award, including the portion that is attributable to the Trust Share or Trust Share Option and the Corporation Share or the Corporation Share Option, respectively, the time and conditions of exercise or settlement of the Award and all other terms and conditions of the Award, including without limitation the form of the Agreement relating to the Award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed by Section 162(m) of the Code and regulations promulgated thereunder in the case of an Award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding Paired Options shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, (iv) the Performance Measures applicable to any outstanding Paired Option or Restricted Stock Award and to any outstanding Performance Award shall be deemed to be satisfied in whole or in part.

     The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties. Each Award shall be evidenced by a written Agreement between the Trust and the holder setting forth the terms and conditions applicable to such Award.

     Subject to the express provisions of this Plan, the Committee shall have the authority:

          (1) to determine from among those persons eligible to receive an Award the particular Eligible Persons who will receive any Awards;

          (2) to grant Awards to Eligible Persons, determine the price at which Awards will be offered or awarded and the amount of Awards to any of such Persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

          (3) to approve the forms and terms of Agreements, which need not be identical either as to type of Award or among Eligible Persons;

          (4) to construe and interpret this Plan and any Agreements, further define the terms used in this Plan and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

          (5) to cancel, modify or waive the Trust's rights with respect to, any or all outstanding Awards;

          (6) to accelerate the exercisability or vesting or extend the term of any or all such outstanding Awards within the maximum term permitted under this Plan; and

          (7) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

     Any action taken by, or inaction of, the Trust, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Trust or any subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, each of the Board and the Committee may act in its absolute discretion in matters within its authority related to this Plan.

     In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and rely upon the advice of experts, including professional advisors to the Trust. No trustee, officer or agent of the Trust shall be liable for any such action or determination taken or made or omitted in good faith.

     The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Trust.

     The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or Chief Operating Officer or other executive officer of the Trust as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award hereunder to such employee would be outstanding, if the Committee intends that compensation payable pursuant to such an Award be qualified performance-based compensation, or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

     1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers, key employees, consultants, advisers and Trustees of the Trust and its subsidiaries as the Committee in its sole discretion may select from time to time ("Eligible Persons"), provided that only employees of the Trust (or a subsidiary of the Trust) will be Eligible Persons to whom may be granted a Paired Option which includes a Trust Share Option designated as an incentive share option. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Trustees shall also participate in this Plan in accordance with Section V.

     1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 7.7, the aggregate number of Paired Shares available from time to time for all Awards of Paired Options or Stock Awards under this Plan and the Corporation's 1995 Long-Term Incentive Plan (the "Corporation Plan") (with respect to Paired Options, including all Paired Options whether or not they include Trust Share Options that are designated as incentive share options) shall be equal to the Aggregate Limit (as defined below), reduced by the aggregate number of Paired Shares subject to outstanding Paired Options and outstanding Stock Awards under this Plan and the Corporation Plan. Subject to adjustment as provided in Section 7.7, the number of Paired Shares available for grants of Paired Options that include Trust Share Options that are designated as incentive share options shall be equal to the Aggregate Limit, reduced by the aggregate number of Paired Shares which become subject to (x) outstanding Paired Options under this Plan, including each Paired Option that does not include a Trust Share Option that is designated as an incentive share option and (y) outstanding options to purchase Paired Shares under the Corporation Plan. As used herein (i) "Aggregate Limit" means 9,850,000 ; provided that if the ITT Merger is consummated, the "Aggregate Limit" shall mean a fixed number of Paired Shares equal to eleven and one-half percent (11 1/2%) of the total number of outstanding Paired Shares immediately after consummation of the ITT Merger, after giving effect to the exchange or conversion into Paired Shares of all securities which are convertible into or exchangeable for Paired Shares (including, without limitation, preferred shares of the Trust and Units of SLT Realty Limited Partnership and SLC Operating Limited Partnership which are convertible into or exchangeable for Paired Shares) and the issuance of Paired Shares underlying all Paired Options and Restricted Stock Awards which may be granted under this Plan and the Corporation Plan and (ii) "ITT Merger" means the merger contemplated by the Agreement and Plan of Merger dated as of October 19, 1997 among ITT Corporation, the Corporation, the Trust and Chess Acquisition Corp., as such agreement may be amended from time to time.

     To the extent that Paired Shares subject to (i) an outstanding Paired Option, (ii) an outstanding option to purchase Paired Shares under the Corporation Plan or (iii) a Stock Award, are not issued or delivered or are cancelled or forfeited by reason of the expiration, termination, cancellation or forfeiture of any such Award or by reason of the delivery or withholding of Paired Shares to pay all or a portion of the exercise price of an Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Paired Shares shall again be available under this Plan.

     Paired Shares to be delivered under this Plan shall be made available (i)
(A) by the Trust from authorized and unissued Trust Shares issued by the Trust directly to the holder and (B) by the Trust from authorized and unissued Corporation Shares issued by the Corporation directly to the Trust for delivery to the holder, (ii) from authorized and issued Paired Shares acquired and held by the Trust or (iii) a combination thereof.

     The maximum number of Paired Shares with respect to which Paired Options or Stock Awards or a combination thereof may be granted during the calendar year beginning on January 1, 1996 to any person shall be 1,250,000 and during any calendar year beginning on or after January 1, 1997 shall be 900,000 (taking into account the three-for-two stock split to shareholders of record as of December 30, 1996, distributed as of January 27, 1997), in each case subject to adjustment as provided in Section 7.7.

                               II. PAIRED OPTIONS

     2.1 AWARDS OF PAIRED OPTIONS. The Committee may, in its discretion, grant Paired Options to such Eligible Persons as may be selected by the Committee. Each Trust Share Option, or portion thereof, that is not an incentive share option, shall be a non-qualified share option. Each Paired Option that includes a Trust Share Option that is designated as an incentive share option shall be granted within ten years of the original effective date of this Plan (June 29, 1995). To the extent that the aggregate fair market value (determined as of the date of grant) of Trust Shares with respect to which Trust Share Options designated as incentive share options are exercisable for the first time by a holder during any calendar year (under this Plan or any other plan of the Trust or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such Trust Share Options shall constitute non-qualified share options. The "fair market value" of a Trust Share shall be that portion of the Fair Market Value of a Paired Share which the Committee determines to be attributable to the Trust Share by applying in good faith a method of valuation permissible under Section 422 of the Code.

     2.2 TERMS OF PAIRED OPTIONS. Paired Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) Number of Paired Shares and Purchase Price. The number of Paired Shares subject to a Paired Option and the purchase price per Paired Share purchasable upon exercise of the Paired Option, including the portions of the purchase price of a Paired Share that are attributable to a Trust Share and a Corporation Share, respectively, shall be determined by the Committee; provided, however, that (i) the purchase price per Paired Share shall not be less than 100% of the Fair Market Value of a Paired Share on the date of grant of such Paired Option, (ii) the portion of the purchase price of a Paired Share which the Committee determines to be attributable to a Trust Share shall not be less than 100% of the fair market value of a Trust Share on the date of grant of such Paired Option, and (iii) the portion of the purchase price of a Paired Share which the Committee determines to be attributable to a Corporation Share (including the portion of the purchase price, if any, of any such option attributable to a Corporation Share) shall not be less than 100% of the fair market value of a Corporation Share on the date of grant of such Paired Option; provided further, that if a Trust Share Option designated as an incentive share option shall be granted to any person who, at the time such incentive share option is granted, owns shares of beneficial interest possessing more than ten percent (10%) of the total combined voting power of all classes of shares of beneficial interest of the Trust (or of any parent or subsidiary) (a "Ten Percent Holder"), the purchase price per Trust Share shall be the price (currently 110% of fair market value of a Trust Share) required by the Code in order to constitute an incentive share option. The fair market value of a Corporation Share shall be that portion of the Fair Market Value of a Paired Share which the Committee determines to be attributable to the Corporation Share.

          (b) Option Period and Exercisability. The period during which a Paired Option may be exercised shall be determined by the Committee; provided, however, that no Paired Option which includes a Trust Share Option designated as an incentive share option shall be exercised later than ten years after its date of grant; provided further, that if a Paired Option which includes a Trust Share Option designated as an incentive share option shall be granted to a Ten Percent Holder, such Paired Option shall not be exercised later than five years after its date of grant. The Committee shall determine whether a Paired Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Paired Option, or portion thereof, may be exercised only with respect to whole

     Paired Shares. Except to the extent otherwise specified in the Agreement relating to a Paired Option, in the event of a Change of Control, such Paired Option shall become immediately exercisable for the full amount of Paired Shares subject thereto and shall be exercisable until expiration of the term of such Paired Option.

          (c) Method of Exercise. A Paired Option may be exercised (i) by giving written notice to the Trust specifying the number of whole Paired Shares to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Trust's satisfaction) either (A) in cash, (B) by delivery of previously owned whole Paired Shares (which the holder has held for at least six months prior to the delivery of such Paired Shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Trust to whom the holder has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the Paired Option and (ii) by executing such documents as the Trust may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of the foregoing clauses (B) through (D). Any fraction of a Paired Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the holder. No certificate representing a Paired Share shall be delivered until the full purchase price therefor has been paid.

     2.3  (Omitted)

     2.4  TERMINATION OF EMPLOYMENT OR SERVICE.

          (a) Disability, Death and Involuntary Termination without
     Cause. Unless otherwise specified in the Agreement relating to a Paired Option, if the optionee's employment with the Trust or service as a consultant, adviser or Trustee terminates by reason of Disability, death, or involuntary termination by the Trust without Cause, each Paired Option held by such optionee shall be fully exercisable and may thereafter be exercised by such optionee (or such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such Paired Option) after the effective date of such optionee's termination of employment or service or date of death, as the case may be, and (ii) the expiration date of the term of such Paired Option.

          (b) Termination for Cause. Unless otherwise specified in the Agreement relating to a Paired Option, if the optionee's employment with the Trust or service as a consultant, adviser or Trustee terminates for Cause, each Paired Option held by such optionee, whether or not then exercisable, shall terminate automatically on the effective date of such optionee's termination of employment or service.

          (c) Other Termination. Unless otherwise specified in the Agreement relating to a Paired Option, if the optionee's employment with the Trust or service as a consultant, adviser or Trustee terminates for any reason other than Disability, death, involuntary termination by the Trust without Cause or Cause, each Paired Option held by such optionee shall be exercisable only to the extent that such Paired Option is exercisable on the effective date of such optionee's termination of employment or service and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such Paired Option) after the effective date of such optionee's termination of employment or service and (ii) the expiration date of the term of such Paired Option.

          (d) Death Following Termination of Employment or Service. Unless otherwise specified in the Agreement relating to a Paired Option, if an optionee dies during the one-year period following termination of employment or service by reason of Disability or involuntary termination by the Trust without Cause, or if an optionee dies during the three-month period following termination of employment or service for any reason other than involuntary termination by the Trust without Cause, Disability or Cause (or, in each case, such other period as the Committee may specify in the Agreement relating to a

     Paired Option), each Paired Option held by such optionee may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such Paired Option) after the date of death (but in the case of death following termination of employment or service by reason of Disability or involuntary termination by the Trust without Cause, no less than one year (or such other period as set forth in the Agreement relating to such paired Option) after the date of termination of employment or service), and (ii) the expiration date of the term of such Paired Option.

                          III. RESTRICTED STOCK AWARDS

     3.1 RESTRICTED STOCK AWARDS. The Committee may, in its discretion, grant Restricted Stock Awards to such Eligible Persons as may be selected by the Committee.

     3.2 TERMS OF RESTRICTED STOCK AWARDS. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee in its discretion shall deem advisable.

          (a) Number of Shares and Other Terms. The number of Paired Shares subject to a Restricted Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

          (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee in its discretion and subject to the provisions of this Plan, for the vesting of the Paired Shares subject to such Award either (i) in accordance with the attainment or satisfaction of specified Performance Measures during the specified Restriction Period or (ii) over a period of years of employment by, service to or compliance with agreements with the Trust during the specified Restriction Period (or both), and for the forfeiture of the Paired Shares subject to such Award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such Award does not remain in the employment of or service to the Trust or in compliance with such agreements with the Trust during the specified Restriction Period. Except to the extent otherwise specified in the Agreement relating to a Restricted Stock Award, all Paired Shares subject to such an Award shall immediately vest in full in the event of a Change of Control.

          (c) Share Certificates. During the Restriction Period, a certificate or certificates evidencing Paired Shares subject to a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 7.6, indicating that the ownership of the Paired Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Trust, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Trust, which would permit transfer to the Trust of all or a portion of the Trust Shares and to the Corporation all or a portion of the Corporation Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable Performance Measures), subject to the Trust's right to require payment of any taxes in accordance with Section 7.5, a certificate or certificates evidencing ownership of the requisite number of Paired Shares shall be delivered to the holder of such Award.

          (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such Award shall have all rights as a stockholder of the Trust and the Corporation, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Paired Shares.

     3.3  TERMINATION OF EMPLOYMENT OR SERVICE.

          (a) Disability, Death and Involuntary Termination Without
     Cause. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the holder's employment with the Trust or service as a consultant, adviser or Trustee terminates by reason of Disability, death or involuntary termination by the Trust without Cause, the Restriction Period shall terminate as of the effective date of such holder's termination of employment or service, and any applicable Performance Measures shall be computed through such date.

          (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the holder's employment with the Trust or service as a consultant, adviser or Trustee terminates for any reason other than Disability, death or involuntary termination without Cause, the portion of such Award which is subject to a Restriction Period on the effective date of such holder's termination of employment or service shall be forfeited by such holder and such portion shall be cancelled by the Trust.

                             IV. PERFORMANCE AWARDS

     4.1 PERFORMANCE AWARDS. The Committee may, in its discretion, grant Performance Awards to such Eligible Persons as may be selected by the Committee.

     4.2 TERMS OF PERFORMANCE AWARDS. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall in its discretion deem advisable.

          (a) Grant of Performance Awards. A Performance Award may be granted only in tandem with a Paired Option which is being or was granted under
     Section II and shall apply to all or such portion of the Paired Shares subject to such Paired Option as the Committee may designate. The Performance Period and Performance Measures of a Performance Award shall be as designated by the Committee.

          (b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee in its discretion and subject to the provisions of this Plan, for the vesting of such Award if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award if specified Performance Measures are not satisfied or met during the specified Performance Period. To the extent not otherwise provided in such Agreement, such vesting and forfeiture provisions shall be as provided in this Plan.

          (c) Settlement of Vested Performance Awards. Vested Performance Awards shall be settled in cash to the extent that both (i) the applicable Paired Option has been exercised (whether before or after expiration of the Performance Period) with respect to Paired Shares subject to the Performance Award and (ii) the Performance Period has expired. The amount shall be the sum (without interest or compounding) of all dividends and distributions per Paired Share (subject to adjustment as provided in Section 7.7) during the Performance Period and thereafter through any subsequent exercise of Paired Options, multiplied by the number of such Paired Shares purchased upon such exercise. Except to the extent otherwise provided in the Agreement relating to a Performance Award, in the event of a Change of Control the Performance Period shall expire and the Performance Measures shall be computed through such date and the applicable Performance Award shall forthwith be settled on the date of such Change of Control or if later upon exercise of the applicable Paired Option. Notwithstanding the foregoing, if the Committee in good faith determines that a payment in settlement of a Performance Award will or is likely to render the Trust insolvent, the Committee may elect to defer such payment for a reasonable period of time and to pay at a later date with interest at such reasonable rate as the Committee may determine.

     4.3  TERMINATION OF EMPLOYMENT OR SERVICE.

          (a) Disability, Death and Involuntary Termination Without
     Cause. Except to the extent otherwise set forth in the Agreement relating to a Performance Award, if the employment of the holder of a Performance Award or his or her service as a consultant, adviser or Trustee of the Trust is terminated by reason of Disability, death or involuntary termination by the Trust without Cause, the Performance Period with respect to such Performance Award shall terminate and the Performance Measures shall be computed through such date and the applicable Performance Award shall be settled as described in
     Section 4.2(c) as soon as practicable within 10 days thereafter, or if later, upon exercise of the applicable Paired Option.

          (b) Other Termination. Except to the extent otherwise set forth in the Agreement relating to a Performance Award, if the holder's employment with the Trust or service as a consultant, adviser or Trustee terminates for any reason other than Disability, death, or involuntary termination by the Trust without Cause, then the Performance Period for such Performance Award shall be deemed to end on the date of such termination, no Performance Measure shall be recognized or deemed attained, satisfied or met, and the holder's Performance Award shall be forfeited to and cancelled by the Trust.

                   V. CERTAIN PROVISIONS RELATING TO TRUSTEES

     5.1 ELIGIBILITY. Each Trustee who is not an employee of the Trust or the Corporation or a subsidiary of either ("Eligible Trustee") shall be granted Paired Options and Paired Shares in accordance with this Section V. All Trust Share Options and Corporation Share Options included in the Paired Options granted under this Section V shall constitute non-qualified share options.

     5.2 GRANTS OF PAIRED OPTIONS. Each Eligible Trustee shall be granted Paired Options as follows:

          (a) Time of Grant. On June 30 of each calendar year beginning in 1997 (or, if later than June 30, on the date on which a person is first elected as a Trustee), each Eligible Trustee on such date shall be granted a Paired Option to purchase 4,500 Paired Shares (9,000 Paired Shares if such person is a Trustee of a subsidiary only and does not receive grants of Paired Shares or any cash in lieu thereof under Section 5.3) which amount shall be pro-rated if such person is first elected to serve as a Trustee on a date other than June 30 of a calendar year, at a purchase price per Paired Share equal to 100% of the Fair Market Value of a Paired Share on the date of grant of such Paired Option; provided, however, that the portion of the purchase price of a Paired Share which is attributable to a Trust Share shall be 100% of the fair market value of a Trust Share on the date of grant of such Paired Option and the portion of the purchase price of a Paired Share which is attributable to a Corporation Share shall be 100% of the fair market value of a Corporation Share on the date of grant of such Paired Option.

          (b) Option Period and Exercisability. Each Paired Option granted under this Article V shall be fully exercisable on and after its date of grant, shall expire ten years after its date of grant (notwithstanding termination of service as a Trustee for any reason prior to such ten-year anniversary date) and may be exercised in whole or in part (only with respect to whole Paired Shares). Paired Options granted under this Article V shall be exercisable in accordance with Section 2.2(c).

          (c) Death. If a Trustee dies while a Paired Option is outstanding, such Paired Option may thereafter be exercised by such Trustee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the expiration date of the term of such Paired Option.

     5.3 GRANTS OF PAIRED SHARES. During each calendar year commencing with 1997, each person who is an Eligible Trustee (except for Trustees of subsidiaries) on the last day of March, July, September and December shall be awarded, on a current basis or at the prior election of the Eligible Trustee under Section 5.4 on a deferred basis, a number of Paired Shares (rounded to the nearest whole share) equal to one-quarter of $25,000 divided by the Fair Market Value of a Paired Share on the immediately preceding December 31; provided that the foregoing $25,000 shall be reduced, but not below $12,500, to the extent an Eligible Trustee elects (prior to such immediately preceding December 31, or with respect to any person who became an Eligible Trustee subsequent to such date, within 10 days of becoming an Eligible Trustee) to receive cash in lieu of Paired Shares under this Section 5.3 (a "Cash Election"). The Paired Shares awarded pursuant to this Section 5.3 shall not be Restricted Stock.

     5.4 DEFERRAL ELECTION. On or before December 31, 1996 and on or before each subsequent December 31 (or in the case of a person who first becomes an Eligible Trustee subsequent to December 31, within 10 days of becoming an Eligible Trustee), an Eligible Trustee may, by written notice to the Trust, elect to defer receipt (a "Deferral Election") of any or all of the Paired Shares provided in Section 5.3 (or cash to the extent of his or her Cash Election under Section 5.3) which would otherwise be thereafter payable to him or her in the manner prescribed by the Trust for such deferrals.

                                  VI. SPECIAL

     This Plan includes, or shall be deemed to include, without limitation, the following Awards of Paired Options, Performance Awards (all of which include Base Performance Measures) and Restricted Stock (unless otherwise indicated, all Awards are as of August 12, 1996 and all Paired Options are exercisable at $35.875, the Fair Market Value per Paired Share on that date):

        1. BARRY S. STERNLICHT

             (i) Award as of February 21, 1996 of 30,000 Paired Shares in the form of warrants vesting over a one year period;

             (ii) Paired Option to purchase 650,000 Paired Shares vesting over the three year period August 12, 1996 to August 12, 1999;

             (iii) Paired Option to purchase 300,000 Paired Shares vesting over the five year period August 12, 1996 to August 12, 2001;

             (iv) Performance Awards relating to all Paired Shares underlying the above Paired Options granted to Barry S. Sternlicht.

        2. STARWOOD CAPITAL GROUP L.L.C.

             Award of 167,247 Paired Shares to Starwood Capital Group L.L.C. vesting over the two year period August 12, 1996 to August 12, 1998.

        3. RONALD C. BROWN

             (i) Paired Option to purchase 25,000 Paired Shares vesting over the five year period August 12, 1996 to August 12, 2001.

             (ii) Performance Awards relating to all Paired Shares underlying the above Paired Option granted to Ronald C. Brown.

             (iii) Performance Awards relating to all Paired Shares underlying the Paired Option granted April 30, 1996 to purchase 32,000 Paired Shares exercisable at $33 per Paired Share vesting over the three year period April 30, 1996 to April 30, 1999.

             (iv) Award of 15,000 Paired Shares vesting over the three year period August 12, 1996 to August 12, 1999.

        4. STEVEN R. GOLDMAN

             (i) Paired Option to purchase 25,000 Paired Shares vesting over the five year period August 12, 1996 to August 12, 2001.

             (ii) Performance Awards relating to all Paired Shares underlying the above Paired Option granted to Steven R. Goldman.

             (iii) Performance Awards relating to all Paired Shares underlying the Paired Option granted April 30, 1996 to purchase 35,000 Paired Shares exercisable at $33 per Paired Share vesting over the three year period April 30, 1996 to April 30, 1999.

             (iv) Award of 25,000 Paired Shares vesting over the three year period August 12, 1996 to August 12, 1999.

                                  VII. GENERAL

     7.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan, as amended and restated as of November 12, 1997, shall be submitted to the shareholders of the Trust for approval within one year after the date of approval of such amendment and restatement by the Board and, if approved by a majority of all the votes cast at a meeting of shareholders at which a quorum is present, shall become effective as of November 12, 1997 and shall apply, without limitation, to all Awards then or theretofore made or granted under this Plan. This Plan shall terminate on June 29, 2005 (ten years after its original effective date) unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to termination.

     Awards may be granted hereunder at any time prior to the termination of this Plan, provided that no Award may be granted later than ten years after the original effective date of this Plan. In the event that this Plan, as amended and restated as of November 12, 1997, is not approved by the shareholders of the Trust within one year after the date of approval by the Board, the amendments made as of November 12, 1997 and any Awards granted pursuant to the Plan as so amended and restated shall be null and void; provided that such failure to obtain shareholder approval shall have no effect on the Plan, as amended and restated as of August 12, 1996, or any Paired Options awarded thereunder.

     7.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of shareholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act and Sections 422 and 856 of the Code; provided, however, that any amendment with respect to the persons eligible to participate in this Plan or the number of Paired Shares available for Awards under this Plan shall not be effective without shareholder approval of such amendment within 12 months before or after the date such amendment is approved by the Board. No amendment may impair the rights of a holder of an outstanding Award without the consent of such holder.

     Notwithstanding any other provision hereunder, without the approval by the shareholders of the Trust, outstanding Paired Options may not be amended to reduce their exercise price.

     7.3 AGREEMENT. No Paired Option may be exercised and no other Award shall be valid until confirmed in writing by the Trust, and, upon such confirmation, the Award shall be effective as of the effective date set forth in such writing.

     7.4 NON-TRANSFERABILITY. Unless otherwise specified in the Agreement relating to a Paired Option or a Performance Award, no Paired Option or Performance Award shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Trust. Except to the extent permitted by the foregoing sentence, each Paired Option or Performance Award may be exercised or settled during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no Paired Option or Performance Award shall be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of any Paired Option or Performance Award, such Paired Option or Performance Award and all rights thereunder shall, to the extent of any such attempt, immediately become null and void.

     Restricted Stock granted under this Plan shall be transferable, subject to the transferee's receiving such Restricted Stock subject to the same restrictions as those applicable to the transferor. Upon any such transfer, the transferee shall execute such appropriate documents that may be requested by the Trust to evidence the transferee's acceptance of the restrictions applicable to such Restricted Stock.

     7.5 TAX WITHHOLDING. The Trust shall have the right to require, prior to the delivery of any Paired Shares or the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. An Agreement may provide that the holder of an Award may satisfy any such obligation by any of the following means: (A) a cash payment to the Trust, (B) delivery to the Trust of previously owned whole Paired Shares (which such holder has held for at least six months prior to the delivery of such Paired Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the "Tax Date"), equal to the amount necessary to satisfy any such obligation, (C) in the case of the exercise of a Paired Option, a cash payment by a broker-dealer acceptable to the Trust to whom the holder has submitted an irrevocable notice of exercise or
(D) any combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the Award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of the foregoing clauses (B) through (D). An Agreement may provide for Paired Shares to be delivered having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a Paired Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

     7.6 RESTRICTIONS ON PAIRED SHARES. Each Award hereunder shall be subject to the requirement that if at any time the Trust determines that the listing, registration or qualification of the Paired Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Paired Shares thereunder, such Paired Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Trust. The Trust may require that certificates evidencing Paired Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Notwithstanding any other provision hereunder, no Award hereunder shall be exercisable or eligible for settlement if, as a result of either the ability to exercise or settle, or the exercise or settlement of such Award, the Trust would not satisfy the REIT Requirements in any respect. For purposes of the preceding sentence, "REIT Requirements" shall mean the requirements for the Trust to (i) qualify as a real estate investment trust under the Code and the rules and regulations promulgated thereunder, (ii) retain its status as grandfathered pursuant to Section 132(c)(3) of the Deficit Reduction Act of 1984 and (iii) retain the benefits of that certain private letter ruling issued by the Internal Revenue Service to the Trust dated as of January 4, 1980.

     7.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Paired Shares other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Paired Option, the purchase price per security, and the number of securities subject to each Paired Option and the number of Paired Shares to be granted to Trustees pursuant to
Article V, the number and class of securities subject to each outstanding Stock Award and the terms of each outstanding Performance Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Paired Options without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an Award under this Plan, the Trust shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value of a Paired Share on the vesting, exercise or settlement date over
(y) the exercise price or base price, if any, of such Award.

     With respect to any holder who is subject to Section 16 of the Exchange Act and notwithstanding the exercise periods set forth in paragraphs (a), (c) and
(d) of Section 2.4, paragraph (b) of Section 5.2 or as set forth pursuant to such paragraphs in any Agreement to which such holder is a party (or as may be set forth in any Agreement pursuant to paragraph (b) of Section 2.4), and notwithstanding the expiration date of the term of a Paired Option, in the event the Trust is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such holder receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Trust, then each Paired Option (or option in substitution thereof) held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of (x) the date set forth pursuant to the then applicable paragraph of Section
2.4 or 5.2, or the expiration date of the term of the Paired Option, as the case may be, (y) the date which is six months and ten business days after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such holder may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

     7.8 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any Award made hereunder shall confer upon any person any right to continued employment by, or service to, the Trust, any subsidiary or any affiliate of the Trust or affect in any manner the right of the Trust, any subsidiary or any affiliate of the Trust to terminate the employment of, or service by, any person at any time without liability hereunder. For purposes of Section 2.4, Section 3.3, Section 4.3 and
Section 5.2, employment with the Trust or service as a consultant, adviser or Trustee includes such employment or service with or for a subsidiary or affiliate of the Trust. It does not, however, include such employment or service with or for Starwood Capital Group, L.L.C. or its successors.

     7.9 RIGHTS AS SHAREHOLDER. No person shall have any rights as a shareholder of the Trust or Corporation with respect to any Trust Shares or Corporation Shares which are subject to an Award hereunder until such person becomes a shareholder of record with respect to such Trust Shares or Corporation Shares.

     7.10 DESIGNATION OF BENEFICIARY. If permitted by the Trust, an Eligible Person who is granted an Award hereunder may file with the Committee a written designation of one or more persons as such Eligible Person's beneficiary or beneficiaries (both primary and contingent) in the event of the person's death.

     Each beneficiary designation shall become effective only when filed in writing with the Committee during such Eligible Person's lifetime on a form prescribed by the Committee. Such person's spouse who is domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

     To the extent an outstanding Paired Option granted hereunder is exercisable or an outstanding Performance Award may be settled in accordance with the terms of this Plan and the Agreement relating to such Award, such beneficiary or beneficiaries shall be entitled to exercise such Paired Option or settle such Performance Award.

     If such an Eligible Person fails to designate a beneficiary, or if all designated beneficiaries predecease him, then each outstanding Award hereunder held by such Eligible Person to the extent vested, exercisable or eligible for settlement, may be exercised or settled by such Eligible Person's executor, administrator, legal representative or similar person.

     7.11 GOVERNING LAW. This Plan, each Award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

     7.12 TERMINATION OF PAIRING AGREEMENT. Notwithstanding anything in this Plan to the contrary, if at any time the Agreement dated June 25, 1980, as amended, by and between the Trust and the Corporation, pursuant to which Trust Shares and Corporation Shares are paired on a share-for-share basis, is terminated for any reason and as a result of such termination Trust Shares and Corporation Shares no longer are required to be transferred together, then concurrently with such termination (i) Paired Options will no longer be granted hereunder; (ii) Stock Awards and Performance Awards will no longer be made with respect to Paired Shares;

(iii) only Trust Share Options, Stock Awards and Performance Awards relating to the Trust Shares may thereafter be granted or made hereunder; (iv) each then outstanding Award shall constitute a wholly separate and independent Trust Share Award and Corporation Share Award and the Trust, in its discretion, may require that each Agreement evidencing such an Award be returned to the Trust for cancellation in exchange for separate agreements evidencing the Trust Share Award and Corporation Share Award subject to such Award; (v) Trust Share Awards and Corporation Share Awards shall no longer be required to be exercised, terminated, cancelled, forfeited, transferred or otherwise disposed of together; and (vi) the fair market value and the "closing price" of the Trust Shares and Corporation Shares as used herein shall thereafter be deemed to refer, respectively, to the fair market value and the closing price of a Trust Share and a Corporation Share.

     7.13 GLOSSARY. As used herein, the following words shall have the meanings indicated.

     "AGREEMENT" shall mean the written agreement evidencing an Award hereunder between the Trust and the recipient of such Award.

     "AWARD" shall include a grant of Paired Options, a Restricted Stock Award, an award of Paired Shares and an award of a Performance Award under this Plan.

     "BASE PERFORMANCE MEASURE" shall mean a 15% Shareholder Return over the Performance Period of five years commencing August 12, 1996.

     "BOARD" shall mean the Board of Trustees of the Trust.

     "CAUSE" shall mean embezzlement or misappropriation of the Trust's funds or other assets, other act deemed by the Committee in the good faith exercise of its sole discretion to be an act of dishonesty in respect to the Trust, significant activities materially harmful to the reputation of the Trust, willful and repeated refusal to perform or substantial disregard of the duties properly assigned to the holder by the Trust (other than as a result of Disability), material violation of any statutory or common law duty of loyalty to the Trust or a material breach by the holder of the holder's employment agreement with the Trust, if any (subject to any cure period therein provided).

     "CHANGE OF CONTROL" shall mean:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 51% or more of either (i) the then outstanding Paired Shares, including for this purpose Partnership Units of SLT Realty Limited Partnership and SLC Operating Limited Partnership exchangeable for Paired Shares (collectively, the "Outstanding Paired Shares") or (ii) the combined voting power of the then outstanding securities of the Trust entitled to vote generally in the election of trustees (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition by the Trust, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Trust or any corporation or trust controlled by the Trust or (C) any acquisition by any corporation or trust pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition.

          (2) individuals who, as of January 1, 1997 constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a trustee of the Trust subsequent to January 1, 1997 whose election or nomination for election by the Trust's shareholders was approved (other than in connection with a material transaction relating to the Trust or the Corporation or their assets or the Paired Shares or Partnership Units) by the vote of at least majority of the Trustees then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Trustee of the Trust as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consent by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3) consummation by the Trust of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Trust (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Paired Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the outstanding shares of beneficial interest or common stock, and the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of trustees or directors, as the case may be, of the trust or corporation resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Trust or all or substantially all of the Trust's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership immediately prior to such Corporate Transaction, of the Outstanding Paired Shares and the Outstanding Voting Securities as the case may be, (ii) no Person (other than: the Trust; any employee benefit plan (or related trust) sponsored or maintained by the Trust or any trust or corporation controlled by the Trust; the trust or corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 33 1/3% or more of the Outstanding Paired Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3% or more of, respectively, the outstanding shares of beneficial interest or common stock of the trust or corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such trust or corporation entitled to vote generally in the election of trustees or directors and
     (iii) individuals who were members of the incumbent Board will constitute at least a majority of the members of the board of trustees or directors of the trust or corporation resulting from such Corporate Transaction; or

          (4) approval by the shareholders of the Trust of a plan of complete liquidation or dissolution of the Trust.

     "COMMITTEE" shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) at the election of the Board, an "outside director" within the meaning of Section 162(m) of the Code.

     "DISABILITY" shall mean the inability of the holder of an Award substantially to perform such holder's duties and responsibilities for a continuous period of at least six months.

     "ELIGIBLE PERSONS" shall have the meaning set forth in Section 1.4.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall mean the closing transaction price of a Paired Share as reported in the New York Stock Exchange Composite Transactions on the first business day immediately preceding the date as of which such value is being determined, or, if there shall be no reported transaction on such day, on the next preceding business day for which a transaction was reported; provided that if the Fair Market Value of a Paired Share for any date cannot be determined as above provided, Fair Market Value of a Paired Share shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of a Paired Option, or (ii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt or retention, in the case of a Restricted Stock Award, of the Paired Shares subject to such Award, or, in the case of a Performance Award, of payment with respect to such Award. Such criteria and objectives may include, without limitation, one or more of the following: the attainment by a Paired Share of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Trust, revenues, market share, funds from operations, cash flow or cost reduction goals, or any combination of the foregoing. The Committee may, in its sole discretion, amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Trust or its financial statements or changes in law or accounting principles. If the Committee consists solely of "outside directors" (within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder) and the Committee desires that compensation payable pursuant to any award subject to Performance Measures shall be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time permitted pursuant to Treasury Regulations promulgated under Section 162(m) of the Code or otherwise permitted by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. Unless otherwise designated by the Committee, the Performance Measures shall be the Base Performance Measure.

     "PERFORMANCE PERIOD" shall mean any period designated by the Committee for which the Performance Measures shall be calculated. The Performance Period shall be the five year period commencing November 12, 1997 unless otherwise designated by the Committee.

     "PERFORMANCE AWARD" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive a payment in cash.

     "RESTRICTED STOCK" shall mean Paired Shares that are subject to a Restriction Period.

     "RESTRICTION PERIOD" shall mean any period designated by the Committee during which the Paired Shares subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise voluntarily encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

     "SHAREHOLDER RETURN" shall mean the per annum compounded rate of increase in the Fair Market Value of an investment in Paired Shares on the first day of the Performance Period (assuming purchase of Paired Shares at their Fair Market Value on such day) through the last day of the Performance Period, plus all dividends or distributions paid with respect to such Paired Shares during the Performance Period, and assuming reinvestment in Paired Shares of all such dividends and distributions, adjusted to give effect to Section 7.7 of this Plan.

                                                                       EXHIBIT D

                          STARWOOD LODGING CORPORATION
                         1995 LONG-TERM INCENTIVE PLAN
                 (AMENDED AND RESTATED AS OF NOVEMBER 12, 1997)

                                I. INTRODUCTION

     1.1 PURPOSES AND GENERAL. The purposes of the 1995 Long-Term Incentive Plan (the "Plan") of Starwood Lodging Corporation (the "Corporation"), as amended and restated as of November 12, 1997, are to align the interests of the Corporation's shareholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Corporation's growth and success and to advance the interests of the Corporation by attracting and retaining officers, key employees, consultants and advisers, as well as qualified persons for service as directors of the Corporation ("Directors"). For purposes of this Plan, references to employment by or service as an officer, employee, consultant, adviser or Director of the Corporation shall also mean employment by or service as an officer, employee, consultant, adviser or director of a subsidiary of the Corporation. In addition, references to Directors include persons elected as Directors who will begin to serve as Directors at a future date.

     This Plan seeks to accomplish the foregoing purposes by providing a means whereby (i) options to purchase from the Corporation shares of common stock, par value $.01 per share, of the Corporation ("Corporation Shares") and options to purchase from the Corporation shares of beneficial interest, par value $.01 per share, of Starwood Lodging Trust ("Trust Shares") may be granted in accordance with Section II to Eligible Persons and shall be granted, in accordance with
Section V, to Directors, (ii) awards of Corporation Shares and Trust Shares may be granted in accordance with Section III to Eligible Persons ("Restricted Stock Awards"), and shall be granted in accordance with Section V to Directors (such awards to Directors and the Restricted Stock Awards are herein referred to as "Stock Awards"), and (iii) Performance Awards may be granted in accordance with
Section IV to Eligible Persons. Pursuant to an Agreement dated June 25, 1980, as amended, between the Corporation and Starwood Lodging Trust (the "Trust"), all outstanding Corporation Shares and Trust Shares are paired on a one-for-one basis and trade as units consisting of one Corporation Share and one Trust Share ("Paired Shares"). Accordingly, each option to purchase Corporation Shares (a "Corporation Share Option") shall be paired with an option to purchase an equal number of Trust Shares (a "Trust Share Option" and each such paired Corporation Share Option and Trust Share Option is herein referred to as a "Paired Option"); similarly, each award of Corporation Shares shall be paired with an award of an equal number of Trust Shares.

     Each Paired Option or Stock Award may be exercised, terminated, cancelled, forfeited, transferred or otherwise disposed of only in units consisting of Paired Shares. Accordingly, a Corporation Share Option, or portion thereof, or an award of a Corporation Share, or portion thereof, may be exercised, terminated, cancelled, forfeited, transferred or otherwise disposed of only in connection with, and to the same extent as, the exercise, termination, cancellation, forfeiture, transfer or other disposition of a Trust Share Option or an award of a Trust Share, as the case may be. The Committee may designate that a Corporation Share Option constituting part of a Paired Option is intended to be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision (an "incentive share option"). No Trust Share Option constituting part of a Paired Option hereunder may be an "incentive stock option" within the meaning of Section 422 of the Code.

     1.2 CERTAIN DEFINITIONS. As used herein, the words set forth in the Glossary contained in Section 7.13 shall have the meanings therein indicated.

     1.3 ADMINISTRATION. This Plan shall be administered by the Committee. Any one or a combination of the following Awards may be made under this Plan to Eligible Persons: (i) Paired Options; (ii) Restricted Stock Awards; (iii) Performance Awards. The Committee may, subject to the terms of this Plan, select Eligible Persons for participation in the Plan and shall determine the form, amount and timing of each Award and, if applicable, the number of Paired Options, shares of Restricted Stock, Paired Shares or Performance

Awards subject to such an Award, the exercise price or base price associated with the Award, including the portion that is attributable to the Corporation Share or Corporation Share Option and the Trust Share or the Trust Share Option, respectively, the time and conditions of exercise or settlement of the Award and all other terms and conditions of the Award, including without limitation the form of the Agreement relating to the Award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed by Section 162(m) of the Code and regulations promulgated thereunder in the case of an Award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding Paired Options shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, (iv) the Performance Measures applicable to any outstanding Paired Option or Restricted Stock Award and to any outstanding Performance Award shall be deemed to be satisfied in whole or in part.

     The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an Award, conditions with respect to the Award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties. Each Award shall be evidenced by a written Agreement between the Corporation and the holder setting forth the terms and conditions applicable to such Award.

     Subject to the express provisions of this Plan, the Committee shall have the authority:

          (1) to determine from among those persons eligible to receive an Award the particular Eligible Persons who will receive any Awards;

          (2) to grant Awards to Eligible Persons, determine the price at which Awards will be offered or awarded and the amount of Awards to any of such Persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion (if any) of such Awards;

          (3) to approve the forms and terms of Agreements, which need not be identical either as to type of Award or among Eligible Persons;

          (4) to construe and interpret this Plan and any Agreements, further define the terms used in this Plan and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

          (5) to cancel, modify or waive the Corporation's rights with respect to, any or all outstanding Awards;

          (6) to accelerate the exercisability or vesting or extend the term of any or all such outstanding Awards within the maximum term permitted under this Plan; and

          (7) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

     Any action taken by, or inaction of, the Corporation, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, each of the Board and the Committee may act in its absolute discretion in matters within its authority related to this Plan.

     In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation shall be liable for any such action or determination taken or made or omitted in good faith.

     The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation.

     The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or Chief Operating Officer or other executive officer of the Corporation as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the grant of an Award to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an Award hereunder to such employee would be outstanding, if the Committee intends that compensation payable pursuant to such an Award be qualified performance-based compensation, or (ii) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

     1.4 ELIGIBILITY. Participants in this Plan shall consist of such officers, key employees, consultants, advisers and Directors of the Corporation and its subsidiaries as the Committee in its sole discretion may select from time to time ("Eligible Persons"), provided that only employees of the Corporation (or a subsidiary of the Corporation) will be Eligible Persons to whom may be granted a Paired Option which includes a Corporation Share Option designated as an incentive share option. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Directors shall also participate in this Plan in accordance with Section V.

     1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 7.7, the aggregate number of Paired Shares available from time to time for all Awards of Paired Options or Stock Awards under this Plan and the Trust's 1995 Long-Term Incentive Plan (the "Trust Plan") (with respect to Paired Options, including all Paired Options whether or not they include Corporation Share Options that are designated as incentive share options) shall be equal to the Aggregate Limit (as defined below), reduced by the aggregate number of Paired Shares subject to outstanding Paired Options and outstanding Stock Awards under this Plan and the Trust Plan. Subject to adjustment as provided in Section 7.7, the number of Paired Shares available for grants of Paired Options that include Corporation Share Options that are designated as incentive share options shall be equal to the Aggregate Limit, reduced by the aggregate number of Paired Shares which become subject to (x) outstanding Paired Options under this Plan, including each Paired Option that does not include a Corporation Share Option that is designated as an incentive share option and (y) outstanding options to purchase Paired Shares under the Trust Plan. As used herein (i) "Aggregate Limit" means 9,850,000; PROVIDED that if the ITT Merger is consummated, the "Aggregate Limit" shall mean a fixed number of Paired Shares equal to eleven and one-half percent (11 1/2%) of the total number of outstanding Paired Shares immediately after consummation of the ITT Merger, after giving effect to the exchange or conversion into Paired Shares of all securities which are convertible into or exchangeable for Paired Shares (including, without limitation, preferred shares of the Trust and Units of SLT Realty Limited Partnership and SLC Operating Limited Partnership which are convertible into or exchangeable for Paired Shares) and the issuance of Paired Shares underlying all Paired Options and Restricted Stock Awards which may be granted under this Plan and the Trust Plan and (ii) "ITT Merger" means the merger contemplated by the Agreement and Plan of Merger dated as of October 19, 1997 among ITT Corporation, the Corporation, the Trust and Chess Acquisition Corp., as such agreement may be amended from time to time.

     To the extent that Paired Shares subject to (i) an outstanding Paired Option, (ii) an outstanding option to purchase Paired Shares under the Trust Plan or (iii) a Stock Award, are not issued or delivered or are cancelled or forfeited by reason of the expiration, termination, cancellation or forfeiture of any such Award or by reason of the delivery or withholding of Paired Shares to pay all or a portion of the exercise price of an

Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Paired Shares shall again be available under this Plan.

     Paired Shares to be delivered under this Plan shall be made available (i)
(A) by the Corporation from authorized and unissued Corporation Shares issued by the Corporation directly to the holder and (B) by the Trust from authorized and unissued Trust Shares issued by the Trust directly to the Corporation for delivery to the holder, (ii) from authorized and issued Paired Shares acquired and held by the Corporation or (iii) a combination thereof.

     The maximum number of Paired Shares with respect to which Paired Options or Stock Awards or a combination thereof may be granted during the calendar year beginning on January 1, 1996 to any person shall be 1,250,000 and during any calendar year beginning on or after January 1, 1997 shall be 900,000 (taking into account the three-for-two stock split to shareholders of record as of December 30, 1996, distributed as of January 27, 1997), in each case subject to adjustment as provided in Section 7.7.

                               II. PAIRED OPTIONS

     2.1 AWARDS OF PAIRED OPTIONS. The Committee may, in its discretion, grant Paired Options to such Eligible Persons as may be selected by the Committee. Each Corporation Share Option, or portion thereof, that is not an incentive share option, shall be a non-qualified share option. Each Paired Option that includes a Corporation Share Option that is designated as an incentive share option shall be granted within ten years of the original effective date of this Plan (June 29, 1995). To the extent that the aggregate fair market value (determined as of the date of grant) of Corporation Shares with respect to which Corporation Share Options designated as incentive share options are exercisable for the first time by a holder during any calendar year (under this Plan or any other plan of the Corporation or any parent or subsidiary) exceeds the amount (currently $100,000) established by the Code, such Corporation Share Options shall constitute non-qualified share options. The "fair market value" of a Corporation Share shall be that portion of the Fair Market Value of a Paired Share which the Committee determines to be attributable to the Corporation Share by applying in good faith a method of valuation permissible under Section 422 of the Code.

     2.2 TERMS OF PAIRED OPTIONS. Paired Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) Number of Paired Shares and Purchase Price. The number of Paired Shares subject to a Paired Option and the purchase price per Paired Share purchasable upon exercise of the Paired Option, including the portions of the purchase price of a Paired Share that are attributable to a Corporation Share and a Trust Share, respectively, shall be determined by the Committee; provided, however, that (i) the purchase price per Paired Share shall not be less than 100% of the Fair Market Value of a Paired Share on the date of grant of such Paired Option, (ii) the portion of the purchase price of a Paired Share which the Committee determines to be attributable to a Corporation Share shall not be less than 100% of the fair market value of a Corporation Share on the date of grant of such Paired Option, and
     (iii) the portion of the purchase price of a Paired Share which the Committee determines to be attributable to a Trust Share (including the portion of the purchase price, if any, of any such option attributable to a Trust Share) shall not be less than 100% of the fair market value of a Trust Share on the date of grant of such Paired Option; provided further, that if a Corporation Share Option designated as an incentive share option shall be granted to any person who, at the time such incentive share option is granted, owns capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Corporation (or of any parent or subsidiary) (a "Ten Percent Holder"), the purchase price per Corporation Share shall be the price (currently 110% of fair market value of a Corporation Share) required by the Code in order to constitute an incentive share option. The fair market value of a Trust Share shall be that portion of the Fair Market Value of a Paired Share which the Committee determines to be attributable to the Trust Share.

          (b) Option Period and Exercisability. The period during which a Paired Option may be exercised shall be determined by the Committee; provided, however, that no Paired Option which includes a

     Corporation Share Option designated as an incentive share option shall be exercised later than ten years after its date of grant; provided further, that if a Paired Option which includes a Corporation Share Option designated as an incentive share option shall be granted to a Ten Percent Holder, such Paired Option shall not be exercised later than five years after its date of grant. The Committee shall determine whether a Paired Option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable Paired Option, or portion thereof, may be exercised only with respect to whole Paired Shares. Except to the extent otherwise specified in the Agreement relating to a Paired Option, in the event of a Change of Control, such Paired Option shall become immediately exercisable for the full amount of Paired Shares subject thereto and shall be exercisable until expiration of the term of such Paired Option.

          (c) Method of Exercise. A Paired Option may be exercised (i) by giving written notice to the Corporation specifying the number of whole Paired Shares to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Corporation's satisfaction) either
     (A) in cash, (B) by delivery of previously owned whole Paired Shares (which the holder has held for at least six months prior to the delivery of such Paired Shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Corporation to whom the holder has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the Paired Option and (ii) by executing such documents as the Corporation may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of the foregoing clauses (B) through (D). Any fraction of a Paired Share which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the holder. No certificate representing a Paired Share shall be delivered until the full purchase price therefor has been paid.

     2.3  (Omitted)

     2.4  TERMINATION OF EMPLOYMENT OR SERVICE.

          (a) Disability, Death and Involuntary Termination without
     Cause. Unless otherwise specified in the Agreement relating to a Paired Option, if the optionee's employment with the Corporation or service as a consultant, adviser or Director terminates by reason of Disability, death, or involuntary termination by the Corporation without Cause, each Paired Option held by such optionee shall be fully exercisable and may thereafter be exercised by such optionee (or such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such Paired Option) after the effective date of such optionee's termination of employment or service or date of death, as the case may be, and (ii) the expiration date of the term of such Paired Option.

          (b) Termination for Cause. Unless otherwise specified in the Agreement relating to a Paired Option, if the optionee's employment with the Corporation or service as a consultant, adviser or Director terminates for Cause, each Paired Option held by such optionee, whether or not then exercisable, shall terminate automatically on the effective date of such optionee's termination of employment or service.

          (c) Other Termination. Unless otherwise specified in the Agreement relating to a Paired Option, if the optionee's employment with the Corporation or service as a consultant, adviser or Director terminates for any reason other than Disability, death, involuntary termination by the Corporation without Cause or Cause, each Paired Option held by such optionee shall be exercisable only to the extent that such Paired Option is exercisable on the effective date of such optionee's termination of employment or service and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such Paired Option) after the effective date of such optionee's termination of employment or service and (ii) the expiration date of the term of such Paired Option.

          (d) Death Following Termination of Employment or Service. Unless otherwise specified in the Agreement relating to a Paired Option, if an optionee dies during the one-year period following termination of employment or service by reason of Disability or involuntary termination by the Corporation without Cause, or if an optionee dies during the three-month period following termination of employment or service for any reason other than involuntary termination by the Corporation without Cause, Disability or Cause (or, in each case, such other period as the Committee may specify in the Agreement relating to a Paired Option), each Paired Option held by such optionee may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of
     (i) the date which is three months (or such other period as set forth in the Agreement relating to such Paired Option) after the date of death (but in the case of death following termination of employment or service by reason of Disability or involuntary termination by the Corporation without Cause, no less than one year (or such other period as set forth in the Agreement relating to such paired Option) after the date of termination of employment or service), and (ii) the expiration date of the term of such Paired Option.

                          III. RESTRICTED STOCK AWARDS

     3.1 RESTRICTED STOCK AWARDS. The Committee may, in its discretion, grant Restricted Stock Awards to such Eligible Persons as may be selected by the Committee.

     3.2 TERMS OF RESTRICTED STOCK AWARDS. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee in its discretion shall deem advisable.

          (a) Number of Shares and Other Terms. The number of Paired Shares subject to a Restricted Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

          (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee in its discretion and subject to the provisions of this Plan, for the vesting of the Paired Shares subject to such Award either (i) in accordance with the attainment or satisfaction of specified Performance Measures during the specified Restriction Period or (ii) over a period of years of employment by, service to or compliance with agreements with the Corporation during the specified Restriction Period (or both), and for the forfeiture of the Paired Shares subject to such Award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such Award does not remain in the employment of or service to the Corporation or in compliance with such agreements with the Corporation during the specified Restriction Period. Except to the extent otherwise specified in the Agreement relating to a Restricted Stock Award, all Paired Shares subject to such an Award shall immediately vest in full in the event of a Change of Control.

          (c) Share Certificates. During the Restriction Period, a certificate or certificates evidencing Paired Shares subject to a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 7.6, indicating that the ownership of the Paired Shares represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Corporation, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Corporation, which would permit transfer to the Corporation of all or a portion of the Corporation Shares and to the Trust all or a portion of the Trust Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of any applicable Performance Measures), subject to the Corporation's right to require payment of any taxes in accordance with Section 7.5, a certificate or certificates evidencing ownership of the requisite number of Paired Shares shall be delivered to the holder of such Award.

          (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such Award shall have all rights as a stockholder of the Corporation and the Trust, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Paired Shares.

     3.3  TERMINATION OF EMPLOYMENT OR SERVICE.

          (a) Disability, Death and Involuntary Termination Without
     Cause. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the holder's employment with the Corporation or service as a consultant, adviser or Director terminates by reason of Disability, death or involuntary termination by the Corporation without Cause, the Restriction Period shall terminate as of the effective date of such holder's termination of employment or service, and any applicable Performance Measures shall be computed through such date.

          (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the holder's employment with the Corporation or service as a consultant, adviser or Director terminates for any reason other than Disability, death or involuntary termination without Cause, the portion of such Award which is subject to a Restriction Period on the effective date of such holder's termination of employment or service shall be forfeited by such holder and such portion shall be cancelled by the Corporation.

                             IV. PERFORMANCE AWARDS

     4.1 PERFORMANCE AWARDS. The Committee may, in its discretion, grant Performance Awards to such Eligible Persons as may be selected by the Committee.

     4.2 TERMS OF PERFORMANCE AWARDS. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall in its discretion deem advisable.

          (a) Grant of Performance Awards. A Performance Award may be granted only in tandem with a Paired Option which is being or was granted under
     Section II and shall apply to all or such portion of the Paired Shares subject to such Paired Option as the Committee may designate. The Performance Period and Performance Measures of a Performance Award shall be as designated by the Committee.

          (b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee in its discretion and subject to the provisions of this Plan, for the vesting of such Award if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award if specified Performance Measures are not satisfied or met during the specified Performance Period. To the extent not otherwise provided in such Agreement, such vesting and forfeiture provisions shall be as provided in this Plan.

          (c) Settlement of Vested Performance Awards. Vested Performance Awards shall be settled in cash to the extent that both (i) the applicable Paired Option has been exercised (whether before or after expiration of the Performance Period) with respect to Paired Shares subject to the Performance Award and (ii) the Performance Period has expired. The amount shall be the sum (without interest or compounding) of all dividends and distributions per Paired Share (subject to adjustment as provided in Section 7.7) during the Performance Period and thereafter through any subsequent exercise of Paired Options, multiplied by the number of such Paired Shares purchased upon such exercise. Except to the extent otherwise provided in the Agreement relating to a Performance Award, in the event of a Change of Control the Performance Period shall expire and the Performance Measures shall be computed through such date and the applicable Performance Award shall forthwith be settled on the date of such Change of Control or if later upon exercise of the applicable Paired Option. Notwithstanding the foregoing, if the Committee in good faith determines that a payment in settlement of a Performance Award will or is likely to render the Corporation insolvent, the Committee may elect to defer such payment for a

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

     reasonable period of time and to pay at a later date with interest at such reasonable rate as the Committee may determine.

     4.3  TERMINATION OF EMPLOYMENT OR SERVICE.

          (a) Disability, Death and Involuntary Termination Without
     Cause. Except to the extent otherwise set forth in the Agreement relating to a Performance Award, if the employment of the holder of a Performance Award or his or her service as a consultant, adviser or Director of the Corporation is terminated by reason of Disability, death or involuntary termination by the Corporation without Cause, the Performance Period with respect to such Performance Award shall terminate and the Performance Measures shall be computed through such date and the applicable Performance Award shall be settled as described in Section 4.2(c) as soon as practicable within 10 days thereafter, or if later, upon exercise of the applicable Paired Option.

          (b) Other Termination. Except to the extent otherwise set forth in the Agreement relating to a Performance Award, if the holder's employment with the Corporation or service as a consultant, adviser or Director terminates for any reason other than Disability, death, or involuntary termination by the Corporation without Cause, then the Performance Period for such Performance Award shall be deemed to end on the date of such termination, no Performance Measures shall be recognized or deemed attained, satisfied or met, and the holder's Performance Award shall be forfeited to and cancelled by the Corporation.

                  V. CERTAIN PROVISIONS RELATING TO DIRECTORS

     5.1 ELIGIBILITY. Each Director who is not an employee of the Corporation or the Trust or a subsidiary of either ("Eligible Director") shall be granted Paired Options and Paired Shares in accordance with this Section V. All Corporation Share Options and Trust Share Options included in the Paired Options granted under this Section V shall constitute non-qualified share options.

     5.2 GRANTS OF PAIRED OPTIONS. Each Eligible Director shall be granted Paired Options as follows:

          (a) Time of Grant. On June 30 of each calendar year beginning in 1997 (or, if later than June 30, on the date on which a person is first elected as a Director), each Eligible Director on such date shall be granted a Paired Option to purchase 4,500 Paired Shares (9,000 Paired Shares if such person is a Director of a subsidiary only and does not receive grants of Paired Shares or any cash in lieu thereof under Section 5.3) which amount shall be pro-rated if such person is first elected to serve as a Director on a date other than June 30 of a calendar year, at a purchase price per Paired Share equal to 100% of the Fair Market Value of a Paired Share on the date of grant of such Paired Option; provided, however, that the portion of the purchase price of a Paired Share which is attributable to a Corporation Share shall be 100% of the fair market value of a Corporation Share on the date of grant of such Paired Option and the portion of the purchase price of a Paired Share which is attributable to a Trust Share shall be 100% of the fair market value of a Trust Share on the date of grant of such Paired Option.

          (b) Option Period and Exercisability. Each Paired Option granted under this Article V shall be fully exercisable on and after its date of grant, shall expire ten years after its date of grant (notwithstanding termination of service as a Director for any reason prior to such ten-year anniversary date) and may be exercised in whole or in part (only with respect to whole Paired Shares). Paired Options granted under this Article V shall be exercisable in accordance with Section 2.2(c).

          (c) Death. If a Director dies while a Paired Option is outstanding, such Paired Option may thereafter be exercised by such Director's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the expiration date of the term of such Paired Option.

     5.3 GRANTS OF PAIRED SHARES. During each calendar year commencing with 1997, each person who is an Eligible Director (except for Directors of subsidiaries on the last day of March, July, September and December shall be awarded, on a current basis or at the prior election of the Eligible Director under

Section 5.4 on a deferred basis, a number of Paired Shares (rounded to the nearest whole share) equal to one-quarter of $25,000 divided by the Fair Market Value of a Paired Share on the immediately preceding December 31; provided that the foregoing $25,000 shall be reduced, but not below $12,500, to the extent an Eligible Director elects (prior to such immediately preceding December 31, or with respect to any person who became an Eligible Director subsequent to such date, within 10 days of becoming an Eligible Director) to receive cash in lieu of Paired Shares under this Section 5.3 (a "Cash Election"). The Paired Shares awarded pursuant to this Section 5.3 shall not be Restricted Stock.

     5.4 DEFERRAL ELECTION. On or before December 31, 1996 and on or before each subsequent December 31 (or in the case of a person who first becomes an Eligible Director subsequent to December 31, within 10 days of becoming an Eligible Director), an Eligible Director may, by written notice to the Corporation, elect to defer receipt (a "Deferral Election") of any or all of the Paired Shares provided in Section 5.3 (or cash to the extent of his or her Cash Election under Section 5.3) which would otherwise be thereafter payable to him or her in the manner prescribed by the Corporation for such deferrals.

                                  VI. SPECIAL

     This Plan includes, or shall be deemed to include, without limitation, the following Awards of Paired Options, Performance Awards (all of which include Base Performance Measures) and Restricted Stock (unless otherwise indicated, all Awards are as of August 12, 1996 and all Paired Options are exercisable at 35.875, the Fair Market Value per Paired Share on that date):

        1. ERIC A. DANZIGER

             (i) Paired Option to purchase 75,000 Paired Shares vesting over the five year period August 12, 1996 to August 12, 2001.

             (ii) Performance Awards relating to all Paired Shares underlying the above Paired Options granted to Eric A. Danziger.

             (iii) Performance Awards relating to all Paired Shares underlying the Paired Option granted to Eric A. Danziger to purchase 125,000 Paired Shares at an exercise price of $36 3/4 per Paired Share vesting over the three year period June 27, 1996 to June 27, 1999 granted June 27, 1996 in connection with Mr. Danziger's employment agreement dated June 27, 1996.

             (iv) Award of 66,815 Paired Shares on June 27, 1996 vesting over the three year period June 27, 1996 to June 27, 1999 in connection with Mr. Danziger's employment agreement dated June 27, 1996.

        2. THEODORE DARNALL

             (i) Paired Option to purchase 50,000 Paired Shares vesting over the five year period August 12, 1996 to August 12, 2000.

             (ii) Performance Awards relating to all Paired Shares underlying the above Paired Option granted to Theodore Darnall.

             (iii) Performance Awards relating to all Paired Shares underlying the Paired Option to purchase 50,000 Paired Shares at an exercise price of $33 1/8 per Paired Share vesting over the three year period April 26, 1996 to April 26, 1999 granted April 26, 1996 in connection with Mr. Darnall's employment agreement dated April 19, 1996.

             (iv) Award of 30,189 Paired Shares on April 26, 1996 vesting over the three year period April 26, 1996 to April 26, 1999 in connection with Mr. Darnall's employment agreement dated April 19, 1996.

        3. SUSAN R. BOLGER

             (i) Paired Option to purchase 30,000 paired shares at an exercise price of $39 3/4 per share vesting over the three year period September 9, 1996 to September 9, 1999 granted September 9, 1996 in connection with Ms. Bolger's employment agreement dated August 15, 1996.

             (ii) Award of 8,805 Paired Shares on September 9, 1996, vesting over the three year period September 9, 1996 to September 9, 1999 in connection with Ms. Bolger's employment agreement dated August 15, 1996.

                                  VII. GENERAL

     7.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan, as amended and restated as of November 12, 1997, shall be submitted to the stockholders of the Corporation for approval within one year after the date of approval of such amendment and restatement by the Board and, if approved by a majority of all the votes cast at a meeting of stockholders at which a quorum is present, shall become effective as of November 12, 1997 (and shall apply, without limitation, to all Awards then or theretofore made or granted under this Plan). This Plan shall terminate on June 29, 2005 (ten years after its original effective date) unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any Award granted prior to termination.

     Awards may be granted hereunder at any time prior to the termination of this Plan, provided that no Award may be granted later than ten years after the original effective date of this Plan. In the event that this Plan, as amended and restated as of November 12, 1997, is not approved by the stockholders of the Corporation within one year after the date of approval by the Board, the amendments made as of November 12, 1997 and any Awards granted pursuant to the Plan as so amended and restated shall be null and void; provided that such failure to obtain stockholder approval shall have no effect on the Plan, as amended and restated as of August 12, 1996, or any Paired Options awarded thereunder.

     7.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation including Rule 16b-3 under the Exchange Act and Sections 422 and 856 of the Code; provided, however, that any amendment with respect to the persons eligible to participate in this Plan or the number of Paired Shares available for Awards under this Plan shall not be effective without stockholder approval of such amendment within 12 months before or after the date such amendment is approved by the Board. No amendment may impair the rights of a holder of an outstanding Award without the consent of such holder.

     Notwithstanding any other provision hereunder, without the approval by the stockholders of the Corporation, outstanding Paired Options may not be amended to reduce their exercise price.

     7.3 AGREEMENT. No Paired Option may be exercised and no other Award shall be valid until confirmed in writing by the Corporation, and, upon such confirmation, the Award shall be effective as of the effective date set forth in such writing.

     7.4 NON-TRANSFERABILITY. Unless otherwise specified in the Agreement relating to a Paired Option or Performance Award, no Paired Option or Performance Award shall be transferable other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation. Except to the extent permitted by the foregoing sentence, each Paired Option or Performance Award may be exercised or settled during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no Paired Option or Performance Award shall be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of any Paired Option or Performance Award, such Paired Option or Performance Award and all rights thereunder shall, to the extent of any such attempt, immediately become null and void.

     Restricted Stock granted under this Plan shall be transferable, subject to the transferee's receiving such Restricted Stock subject to the same restrictions as those applicable to the transferor. Upon any such transfer, the transferee shall execute such appropriate documents that may be requested by the Corporation to evidence the transferee's acceptance of the restrictions applicable to such Restricted Stock.

     7.5 TAX WITHHOLDING. The Corporation shall have the right to require, prior to the delivery of any Paired Shares or the payment of any cash pursuant to an Award made hereunder, payment by the holder of such Award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such Award. An Agreement may provide that the holder of an Award may satisfy any such obligation by any of the following means: (A) a cash payment to the Corporation, (B) delivery to the Corporation of previously owned whole Paired Shares (which such holder has held for at least six months prior to the delivery of such Paired Shares or which such holder purchased on the open market and for which such holder has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with an Award (the "Tax Date"), equal to the amount necessary to satisfy any such obligation, (C) in the case of the exercise of a Paired Option, a cash payment by a broker-dealer acceptable to the Corporation to whom the holder has submitted an irrevocable notice of exercise or (D) any combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the Award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of the foregoing clauses (B) through (D). An Agreement may provide for Paired Shares to be delivered having a Fair Market Value in excess of the minimum amount required to be withheld, but not in excess of the amount determined by applying the holder's maximum marginal tax rate. Any fraction of a Paired Share which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

     7.6 RESTRICTIONS ON PAIRED SHARES. Each Award hereunder shall be subject to the requirement that if at any time the Corporation determines that the listing, registration or qualification of the Paired Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Paired Shares thereunder, such Paired Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Corporation. The Corporation may require that certificates evidencing Paired Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Notwithstanding any other provision hereunder, no Award hereunder shall be exercisable or eligible for settlement if, as a result of either the ability to exercise or settle, or the exercise or settlement of such Award, the Trust would not satisfy the REIT Requirements in any respect. For purposes of the preceding sentence, "REIT Requirements" shall mean the requirements for the Trust to (i) qualify as a real estate investment trust under the Code and the rules and regulations promulgated thereunder, (ii) retain its status as grandfathered pursuant to Section 132(c)(3) of the Deficit Reduction Act of 1984 and (iii) retain the benefits of that certain private letter ruling issued by the Internal Revenue Service to the Trust dated as of January 4, 1980.

     7.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Paired Shares other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding Paired Option, the purchase price per security, and the number of securities subject to each Paired Option and the number of Paired Shares to be granted to Directors pursuant to
Article V, the number and class of securities subject to each outstanding Stock Award and the terms of each outstanding Performance Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Paired Options without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (i) available under this Plan, such fractional security shall be disregarded, or (ii) subject to an Award under this Plan, the Corporation shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value of a Paired Share on the vesting, exercise or settlement date over (y) the exercise price or base price, if any, of such Award.

     With respect to any holder who is subject to Section 16 of the Exchange Act and notwithstanding the exercise periods set forth in paragraphs (a), (c) and
(d) of Section 2.4, paragraph (b) of Section 5.2 or as set forth pursuant to such paragraphs in any Agreement to which such holder is a party (or as may be set forth in any Agreement pursuant to paragraph (b) of Section 2.4), and notwithstanding the expiration date of the term of a Paired Option, in the event the Corporation is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such holder receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Corporation, then each Paired Option (or option in substitution thereof) held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of (x) the date set forth pursuant to the then applicable paragraph of Section 2.4 or 5.2, or the expiration date of the term of the Paired Option, as the case may be, (y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such holder may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

     7.8 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any Award made hereunder shall confer upon any person any right to continued employment by, or service to, the Corporation, any subsidiary or any affiliate of the Corporation or affect in any manner the right of the Corporation, any subsidiary or any affiliate of the Corporation to terminate the employment of, or service by, any person at any time without liability hereunder. For purposes of Section 2.4,
Section 3.3, Section 4.3 and Section 5.2, employment with the Corporation or service as a consultant, adviser or Director includes such employment or service with or for a subsidiary or affiliate of the Corporation. It does not, however, include such employment or service with or for Starwood Capital Group, L.L.C. or its successors.

     7.9 RIGHTS AS SHAREHOLDER. No person shall have any rights as a shareholder of the Corporation or Trust with respect to any Corporation Shares or Trust Shares which are subject to an Award hereunder until such person becomes a shareholder of record with respect to such Corporation Shares or Trust Shares.

     7.10 DESIGNATION OF BENEFICIARY. If permitted by the Corporation, an Eligible Person who is granted an Award hereunder may file with the Committee a written designation of one or more persons as such Eligible Person's beneficiary or beneficiaries (both primary and contingent) in the event of the person's death.

     Each beneficiary designation shall become effective only when filed in writing with the Committee during such Eligible Person's lifetime on a form prescribed by the Committee. Such person's spouse who is domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

     To the extent an outstanding Paired Option granted hereunder is exercisable or an outstanding Performance Award may be settled in accordance with the terms of this Plan and the Agreement relating to such Award, such beneficiary or beneficiaries shall be entitled to exercise such Paired Option or settle such Performance Award.

     If such an Eligible Person fails to designate a beneficiary, or if all designated beneficiaries predecease him, then each outstanding Award hereunder held by such Eligible Person to the extent vested, exercisable or eligible for settlement, may be exercised or settled by such Eligible Person's executor, administrator, legal representative or similar person.

     7.11 GOVERNING LAW. This Plan, each Award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

     7.12 TERMINATION OF PAIRING AGREEMENT. Notwithstanding anything in this Plan to the contrary, if at any time the Agreement dated June 25, 1980, as amended, by and between the Corporation and the Trust, pursuant to which Corporation Shares and Trust Shares are paired on a share-for-share basis, is terminated for any reason and as a result of such termination Corporation Shares and Trust Shares no longer are required to be transferred together, then concurrently with such termination (i) Paired Options will no longer be granted hereunder; (ii) Stock Awards and Performance Awards will no longer be made with respect to Paired Shares; (iii) only Corporation Share Options, Stock Awards and Performance Awards relating to the Corporation Shares may thereafter be granted or made hereunder; (iv) each then outstanding Award shall constitute a wholly separate and independent Corporation Share Award and Trust Share Award and the Corporation, in its discretion, may require that each Agreement evidencing such an Award be returned to the Corporation for cancellation in exchange for separate agreements evidencing the Corporation Share Award and Trust Share Award subject to such Award; (v) Corporation Share Awards and Trust Share Awards shall no longer be required to be exercised, terminated, cancelled, forfeited, transferred or otherwise disposed of together; and (vi) the fair market value and the "closing price" of the Corporation Shares and Trust Shares as used herein shall thereafter be deemed to refer, respectively, to the fair market value and the closing price of a Corporation Share and a Trust Share.

     7-13 GLOSSARY. As used herein, the following words shall have the meanings indicated.

     "AGREEMENT" shall mean the written agreement evidencing an Award hereunder between the Corporation and the recipient of such Award.

     "AWARD" shall include a grant of Paired Options, a Restricted Stock Award, an award of Paired Shares and an award of a Performance Award under this Plan.

     "BASE PERFORMANCE MEASURE" shall mean a 15% Shareholder Return over the Performance Period of five years commencing August 12, 1996.

     "BOARD" shall mean the Board of Directors of the Corporation.

     "CAUSE" shall mean embezzlement or misappropriation of the Corporation's funds or other assets, other act deemed by the Committee in the good faith exercise of its sole discretion to be an act of dishonesty in respect to the Corporation, significant activities materially harmful to the reputation of the Corporation, willful and repeated refusal to perform or substantial disregard of the duties properly assigned to the holder by the Corporation (other than as a result of Disability), material violation of any statutory or common law duty of loyalty to the Corporation or a material breach by the holder of the holder's employment agreement with the Corporation, if any (subject to any cure period therein provided).

     "CHANGE OF CONTROL" shall mean:

          (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d3 promulgated under the Exchange Act, of 51% or more of either (i) the then outstanding Paired Shares, including for this purpose Partnership Units of SLT Realty Limited Partnership and SLC Operating Limited Partnership exchangeable for Paired Shares (collectively, the "Outstanding Paired Shares") or (ii) the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition by the Corporation, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (C) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition.

          (2) individuals who, as of January 1, 1997 constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Corporation subsequent to January 1, 1997 whose election or nomination for election by the Corporation's stockholders was approved (other than in connection with a material transaction relating to the Trust or the Corporation or their assets or Paired Shares or Partnership Units) by the vote of at least majority of the Directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a Director of the Corporation as a result of an actual or threatened election contest, as such terms are used in Rule 14a11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consent by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3) consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Paired Shares and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 66 2/3% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership immediately prior to such Corporate Transaction, of the Outstanding Paired Shares and the Outstanding Voting Securities as the case may be, (ii) no Person (other than: the Corporation; any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporation Transaction, directly or indirectly, 33 1/3% or more of the Outstanding Paired Shares or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33 1/3% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (4) approval by the stockholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation.

     "COMMITTEE" shall mean the Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act, and (ii) at the election of the Board, an "outside director" within the meaning of Section 162(m) of the Code.

     "DISABILITY" shall mean the inability of the holder of an Award substantially to perform such holder's duties and responsibilities for a continuous period of at least six months.

     "ELIGIBLE PERSONS" shall have the meaning set forth in Section 1.4.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall mean the closing transaction price of a Paired Share as reported in the New York Stock Exchange Composite Transactions on the first business day immediately preceding the date as of which such value is being determined, or, if there shall be no reported transaction on such day, on the next preceding business day for which a transaction was reported; provided that if the Fair Market Value of a Paired Share for any date cannot be determined as above provided, Fair Market Value of a Paired Share shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of a Paired Option, or (ii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt or retention, in the case of a Restricted Stock Award, of the Paired Shares subject to such Award, or, in the case of a Performance Award, of payment with respect to such Award. Such criteria and objectives may include, without limitation, one or more of the following: the attainment by a Paired Share of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Corporation, revenues, market share, funds from operations, cash flow or cost reduction goals, or any combination of the foregoing. The Committee may, in its sole discretion, amend or adjust the Performance Measures or other terms and conditions of an outstanding Award in recognition of unusual or nonrecurring events affecting the Corporation or its financial statements or changes in law or accounting principles. If the Committee consists solely of "outside directors" (within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder) and the Committee desires that compensation payable pursuant to any award subject to Performance Measures shall be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time permitted pursuant to Treasury Regulations promulgated under Section 162(m) of the Code or otherwise permitted by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under
Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard. Unless otherwise designated by the Committee, the Performance Measures shall be the Base Performance Measure.

     "PERFORMANCE PERIOD" shall mean any period designated by the Committee for which the Performance Measures shall be calculated. The Performance Period shall be the five year period commencing November 12, 1997 unless otherwise designated by the Committee.

     "PERFORMANCE AWARD" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive a payment in cash.

     "RESTRICTED STOCK" shall mean Paired Shares that are subject to a Restriction Period.

     "RESTRICTION PERIOD" shall mean any period designated by the Committee during which the Paired Shares subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise voluntarily encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

     "SHAREHOLDER RETURN" shall mean the per annum compounded rate of increase in the Fair Market Value of a Paired Share on the first day of the Performance Period (assuming purchase of Paired Shares at their Fair Market Value on such day) to the last day of the Performance Period, plus all dividends or distributions paid with respect to such Paired Share during the Performance Period, and assuming reinvestment of all such dividends and distributions, adjusted to give effect to Section 7.7 of this Plan.

PROXY

                             STARWOOD LODGING TRUST
                          STARWOOD LODGING CORPORATION
           PROXY FOR ANNUAL MEETINGS OF SHAREHOLDERS AND STOCKHOLDERS
                          TO BE HELD DECEMBER 12, 1997

The undersigned shareholder of Starwood Lodging Trust (the "Trust") and stockholder of Starwood Lodging Corporation (the "Corporation") hereby acknowledges receipt of the Notice of 1997 Annual Meeting of Shareholders of the Trust and the Notice of 1997 Annual Meeting of Stockholders of the Corporation (the "Annual Meetings") and the accompanying Joint Proxy
Statement relating to the Annual Meetings, and hereby appoints, with full power of substitution in each, each of the following persons as attorneys and proxies of the undersigned: (a) with respect to the undersigned's shares of the Trust, Ronald C. Brown and Sherwin L. Samuels and (b) with respect to the undersigned's shares of the Corporation, Nir E. Margalit and Alan M. Schnaid.

Said proxies are hereby given authority, as appropriate, to represent and to vote all shares of beneficial interest of the Trust and all shares of common stock of the Corporation held of record by the undersigned and which the undersigned may be entitled to vote at the Annual Meetings to be held on December 12, 1997 at The Westin Hotel (O'Hare), 6100 North River Road, Rosemont, Illinois, at 10:00 a.m. and 10:30 a.m. (local time), respectively, and at any and all adjournments or postponements thereof, on behalf of the undersigned on the following matters and in the manner designated below:

              PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
          USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE

                   (Continued and To Be Signed on Other Side)

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

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

                                                                                                  FOR         AGAINST       ABSTAIN

1. Approval by shareholders of the Trust of the Acquisition Proposal                            [     ]       [     ]       [     ]
   (as defined in the Joint Proxy Statement).

                                                                                                  FOR         AGAINST       ABSTAIN

2. Approval by shareholders of the Trust of the amendments to the                               [     ]       [     ]       [     ]
   Declaration of Trust described in the Joint Proxy Statement.

                                                                                                FOR all of the nominees    WITHHOLD

3. To elect each of the following nominees as Trustees of the Trust:                            [     ]                     [     ]
   Bruce W. Duncan, Jean-Marc Chapus and Barry S. Sternlicht.
   Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided:

                                                                                                  FOR         AGAINST       ABSTAIN

4. Approval by shareholders of the Trust of an amendment and                                    [     ]       [     ]       [     ]
   restatement of the Long-Term Incentive Plan of the Trust described in the Joint Proxy Statement.

THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR PROPOSALS 5, 6, 7 AND 8.
                                                                                                  FOR         AGAINST       ABSTAIN

5. Approval by stockholders of the Corporation of the Acquisition Proposal (as                  [     ]       [     ]       [     ]
   defined in the Joint Proxy Statement).

                                                                                                  FOR         AGAINST       ABSTAIN

6. Approval by stockholders of the Corporation of the amendments to the Restated                [     ]       [     ]       [     ]
   Articles of Incorporation of the Corporation described in the Joint Proxy Statement.

                                                                                                FOR all of the nominees    WITHHOLD

7. To elect each of the following nominees as Directors of the Corporation:                     [     ]                     [     ]
   Jonathan D. Eilian and Barry S. Sternlicht.
   Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided:

                                                                                                  FOR         AGAINST       ABSTAIN

8. Approval by stockholders of the Corporation of an amendment and restatement                  [     ]       [     ]       [     ]
   of the Long-Term Incentive Plan of the Corporation described in the Joint
   Proxy Statement.



9. In their discretion, the proxies are authorized to vote on such other matters as may come before either of the Annual Meetings.


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION AND THE BOARD OF TRUSTEES OF THE TRUST AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE ACQUISITION PROPOSAL, FOR THE APPROVAL OF THE AMENDMENTS TO THE DECLARATION OF TRUST OF THE TRUST, FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE AS TRUSTEES OF THE TRUST, FOR THE APPROVAL OF THE AMENDMENT TO THE LONG-TERM INCENTIVE PLAN OF THE TRUST, FOR THE APPROVAL OF THE AMENDMENTS TO THE RESTATED ARTICLES OF INCORPORATION OF THE CORPORATION, FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE AS DIRECTORS OF THE CORPORATION AND FOR THE APPROVAL OF THE AMENDMENT TO THE LONG-TERM INCENTIVE PLAN OF THE CORPORATION.


Signature __________________________________________________________________

Signature if held jointly __________________________________________________

Dated: _________________, 1997

Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

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